UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

OLIN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies: Common stock of Olin Corporation, par value $1 per share

2)

Aggregate number of securities to which transaction applies:

87,482,759 (represents an estimate of the maximum number of shares of common stock of Olin Corporation issuable upon completion of the transactions contemplated by the Merger Agreement among the Dow Chemical Company, Blue Cube Spinco Inc., Olin Corporation and Blue Cube Acquisition Corp., dated as of March 26, 2015, as described in this proxy statement).

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$29.56 (calculated in accordance with Rule 457(c) and 457(f) under the Securities Act of 1933, as amended, based on the average of the high and low prices of shares of common stock of Olin Corporation as reported on the New York Stock Exchange on May 6, 2015).

	4)	Proposed maximum aggregate value of transaction: $2,585,990,356.04

Total fee paid: $300,492.08

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)

Amount Previously Paid:

The filing fee in the amount of $300,492.08 was paid in connection with Olin Corporation’s Registration Statement on Form S-4, which was filed on May 8, 2015 (Registration No. 333-203990), calculated as set forth therein.

	2)	Form, Schedule or Registration Statement No.: Registration No. 333-203990

	3)	Filing Party: Olin Corporation

	4)	Date Filed: May 8, 2015

EXPLANATORY NOTE

This proxy statement relates to the special meeting of shareholders of Olin Corporation (“Olin”) to approve the proposals described herein with respect to the merger (the “Merger”) of Blue Cube Acquisition Corp., a Delaware corporation (“Merger Sub”), which is a wholly-owned subsidiary of Olin, with and into Blue Cube Spinco Inc., a Delaware corporation (“Splitco”), which is a wholly-owned subsidiary of The Dow Chemical Company (“TDCC”), whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and as a wholly-owned subsidiary of Olin. Splitco has filed a registration statement on Form S-4 and Form S-1 (Reg. No. 333-[                    ]) to register the shares of its common stock, par value $0.001 per share, which will be distributed to TDCC’s shareholders pursuant to a spin-off or a split-off in connection with the Merger, which shares of Splitco common stock will be immediately converted into shares of Olin common stock in the Merger. In addition, Olin has filed a registration statement on Form S-4 (Reg. No. 333-203990) to register the shares of its common stock, par value $1 per share, that will be issued in the Merger.

Based on market conditions prior to the closing of the Merger, TDCC will determine whether the shares of Splitco common stock will be distributed to TDCC’s shareholders in a spin-off or a split-off. In a spin-off, all TDCC shareholders would receive a pro rata number of shares of Splitco common stock. In a split-off, TDCC would offer its shareholders the option to exchange their shares of TDCC common stock for shares of Splitco common stock in an exchange offer, which shares would immediately be converted into shares of Olin common stock in the Merger, resulting in a reduction in TDCC’s outstanding shares. If the exchange offer is undertaken and consummated but the exchange offer is not fully subscribed because less than all shares of Splitco common stock owned by TDCC are exchanged, the remaining shares of Splitco common stock owned by TDCC would be distributed on a pro rata basis to TDCC shareholders whose shares of TDCC common stock remain outstanding after consummation of the exchange offer. Splitco is filing its registration statement on Form S-4 and Form S-1 under the assumption that the shares of Splitco common stock will be distributed to TDCC shareholders pursuant to a split-off. This proxy statement and Olin’s registration statement on Form S-4 also assume that the shares of Splitco common stock will be distributed to TDCC shareholders pursuant to a split-off. Once a final decision is made regarding the manner of distribution of the shares, this proxy statement, Splitco’s registration statement on Form S-4 and Form S-1 and Olin’s registration statement on Form S-4 will be amended to reflect that decision, if necessary.

Preliminary Copy

[                    ], 2015

MERGER PROPOSED—YOUR VOTE IS IMPORTANT

Dear Olin Shareholder:

You are cordially invited to attend the special meeting of shareholders of Olin Corporation (“Olin”) at [                    ] local time, on [                    ], 2015, at [                    ]. A notice of the special meeting and the proxy statement follow.

As previously announced, on March 26, 2015, Olin entered into an Agreement and Plan of Merger with The Dow Chemical Company (“TDCC”), Blue Cube Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Olin, and Blue Cube Spinco Inc., a Delaware corporation (“Splitco”) and a wholly-owned subsidiary of TDCC, providing for the combination of Olin’s business with the U.S. chlor-alkali and vinyl, global epoxy and global chlorinated organic and global epoxy businesses of TDCC (the “Dow Chlorine Products Business”) through the merger (the “Merger”) of Merger Sub with and into Splitco, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and as a wholly-owned subsidiary of Olin.

In connection with the Merger, at the special meeting you will be asked to approve:

•	the issuance of shares of Olin common stock in the Merger (the “Share Issuance”);

•	an amendment to Olin’s Amended and Restated Articles of Incorporation (the “Olin Charter”) to increase the number of authorized shares of Olin common stock from 120,000,000 to 240,000,000 (the “Charter Amendment”); and

•	adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance or the Charter Amendment.

If the proposals to approve the Share Issuance and to approve the Charter Amendment are not approved, the Merger cannot be completed.

As more fully described in the accompanying proxy statement, in order to complete the Merger and the related transactions, TDCC will transfer the Dow Chlorine Products business to Splitco and TDCC will distribute Splitco’s stock to TDCC’s shareholders, at TDCC’s option, by way of a spin-off, a split-off or a combination thereof (the “Distribution”). Prior to the Distribution, TDCC will receive from Splitco distributions of cash and debt instruments of Splitco with an aggregate value of approximately $2,030 million. Immediately after the Distribution, the Merger will be completed, and each outstanding share of Splitco common stock will be converted automatically into the right to receive 0.80586207 shares of common stock of Olin, assuming that there is no Tag Event (as defined in this proxy statement), or 0.87482759 shares of common stock of Olin, if there is a Tag Event.

Immediately after the consummation of the Merger, approximately 50.5 percent of the outstanding shares of Olin common stock are expected to be held by pre-Merger holders of Splitco common stock and approximately 49.5 percent of the outstanding shares of Olin common stock are expected to be held by pre-Merger Olin shareholders, assuming there is no Tag Event. After the Merger, Olin common stock issued will continue to be listed on the New York Stock Exchange (“NYSE”) under Olin’s current symbol, “OLN.”

The board of directors of Olin (the “Olin Board”) recommends that shareholders vote “FOR” the proposal to approve the Share Issuance, “FOR” the proposal to approve the Charter Amendment and

“FOR” the proposal to approve adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance or the Charter Amendment.

Only those shareholders of record at the close of business on [                    ], 2015 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting.

Your vote is very important. Please vote by completing, signing and dating the enclosed proxy card for the special meeting and mailing the proxy card to us, whether or not you plan to attend the special meeting. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” each of the proposals presented at the special meeting. In addition, you may vote by proxy by calling the toll-free telephone number or by using the Internet as described in the instructions included with the enclosed proxy card. If you do not return your card, vote by telephone or by using the Internet, or if you do not specifically instruct your bank, broker or other nominee how to vote any shares held for you in “street name,” your shares will not be voted at the special meeting.

This document is a proxy statement of Olin for its use in soliciting proxies for the special meeting. This document answers questions about the Merger, the related transactions and the special meeting, and includes a summary description of the Merger and the related transactions. We urge you to review this entire document carefully. In particular, you should consider the matters discussed under “Risk Factors” beginning on page 27.

We thank you for your consideration and continued support.

Sincerely,

Joseph D. Rupp

Chairman and Chief Executive Officer

This document is dated [                    ], 2015 and is first being mailed to Olin’s shareholders on or about [                    ], 2015.

OLIN CORPORATION

Notice of Special Meeting of Shareholders

To all the Shareholders:

A special meeting of shareholders (the “special meeting”) of Olin Corporation (“Olin”) will be held at [                    ] local time on [                    ], 2015 at [                    ]. The special meeting will be held to consider and act upon the following:

1.	to approve the Share Issuance;

2.	to approve the Charter Amendment;

3.	to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance or the Charter Amendment; and

4.	to transact any other business that may properly come before the special meeting or any adjourned or postponed session of the special meeting.

The Olin Board has determined that the Transactions (as defined in this proxy statement), including the Merger, the Share Issuance and the Charter Amendment, are advisable and in the best interests of Olin and its shareholders, approved the Merger Agreement and the other transaction agreements relating to the Transactions, approved the Transactions, including the Merger, the Share Issuance and the Charter Amendment, and authorized and adopted the Charter Amendment. The Olin Board recommends that shareholders vote “FOR” the proposal to approve the Share Issuance, “FOR” the proposal to approve the Charter Amendment and “FOR” the proposal to approve adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance or the Charter Amendment. If the proposals to approve the Share Issuance and the Charter Amendment are not approved, the Merger cannot be completed.

All Olin shareholders are cordially invited to attend the special meeting, although only those shareholders of record at the close of business on [                    ], 2015 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR SHARES OF OLIN COMMON STOCK BY CALLING THE TOLL-FREE TELEPHONE NUMBER OR BY USING THE INTERNET AS DESCRIBED IN THE INSTRUCTIONS PRINTED ON YOUR PROXY CARD AT YOUR EARLIEST CONVENIENCE.

By Order of the Board of Directors:

George H. Pain

Secretary

Please vote your shares promptly. You can find instructions for voting on the enclosed proxy card.

[                    ], 2015

i

Page

PROPOSAL NO. 2—PROPOSAL TO APPROVE THE AMENDMENT OF OLIN’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OLIN COMMON STOCK	177

PROPOSAL NO. 3—PROPOSAL TO APPROVE THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE	179

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING	180

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	181

INDEX TO FINANCIAL PAGES	F-1

ANNEXES
The Merger Agreement	A-1
The Separation Agreement	B-1
Opinion of J.P. Morgan Securities LLC	C-1
The Employee Matters Agreement	D-1
The Tax Matters Agreement	E-1
Form of Articles of Amendment	G-1

REFERENCES TO ADDITIONAL INFORMATION

This document incorporates important business and financial information about Olin from documents filed with the Securities and Exchange Commission (“SEC”) that have not been included or delivered with this document. This information is available to Olin shareholders without charge by accessing the SEC’s website maintained at www.sec.gov, or upon written request to Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, Missouri 63105, Attention: Investor Relations. See “Where You Can Find More Information; Incorporation by Reference.”

All information contained or incorporated by reference in this document with respect to Olin and Merger Sub and their respective subsidiaries, as well as information on Olin after the consummation of the Transactions, has been provided by Olin. All other information contained or incorporated by reference in this document with respect to TDCC, Splitco or their respective subsidiaries or the Dow Chlorine Products Business and with respect to the terms and conditions of TDCC’s exchange offer has been provided by TDCC.

The information included in this document regarding TDCC’s exchange offer is being provided for informational purposes only and does not purport to be complete. For additional information on TDCC’s exchange offer and the terms and conditions of TDCC’s exchange offer, Olin’s shareholders are urged to read Splitco’s registration statement on Form S-4 and Form S-1 (Reg. No. 333-[                    ]), Olin’s registration statement on Form S-4 (Reg. No. 333-203990), when each is available, and all other documents Splitco or Olin file with the SEC relating to the Merger. This document constitutes only a proxy statement for Olin shareholders relating to the special meeting and is not an offer to sell or a solicitation of an offer to purchase shares of Olin common stock, TDCC common stock or Splitco common stock.

HELPFUL INFORMATION

In this document:

•	“Above Basis Amount” means $2,030 million less the Below Basis Amount, subject to a possible adjustment based on Splitco’s working capital in accordance with the terms of the Separation Agreement;

•	“ASC” means the Financial Accounting Standards Board Accounting Standards Codification;

•	“Backstop Commitment Letter” means the Commitment Letter dated March 26, 2015, among JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Wells Fargo Bank, N.A., Wells Fargo Securities, LLC and Olin;

•	“Below Basis Amount” means $875 million, subject to increase or decrease if elected by TDCC in accordance with the terms of the Separation Agreement, but not more than $1,050 million without the consent of Olin;

•	“Bridge Commitment Letter” means the bridge commitment letter dated March 26, 2015, among JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Wells Fargo Bank, N.A., Wells Fargo Securities, LLC and Olin;

•	“Charter Amendment” means the proposed amendment to the Olin Charter to increase the number of authorized shares of Olin common stock from 120,000,000 to 240,000,000;

•	“CEOP” means the Olin Contributing Employee Ownership Plan;

•	“CEOP Trustee” means the trustee of the CEOP, Voya National Trust;

•	“Code” means the Internal Revenue Code of 1986, as amended;

•	“Commitment Letters” means, collectively, the Backstop Commitment Letter and the Bridge Commitment Letter;

•	“Commitment Parties” means, collectively, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Wells Fargo Bank N.A. and Wells Fargo Securities, LLC, together with all additional lenders added to the Commitment Letters;

•	“Contribution” means the contribution by TDCC, directly or indirectly, of the equity interests in the DCP Subsidiaries to Splitco pursuant to the Separation Agreement;

•	“DCP Subsidiaries” means the newly-formed direct and indirect subsidiaries of TDCC that will hold the transferred assets and certain assumed liabilities related to DCP following the Separation and will be contributed to Splitco prior to the consummation of the Distribution, pursuant to the Contribution;

•	“Debt Exchange” means the transfer of the Splitco Securities by TDCC on or about the closing date of the Merger to the investment banks and/or commercial banks in exchange for existing TDCC debt as described in the section of this document entitled “Debt Financing—Debt Exchange”;

•	“Distribution” means the distribution by TDCC of its shares of Splitco common stock to the holders of shares of TDCC common stock by way of an exchange offer and, with respect to any shares of Splitco common stock that are not subscribed for in the exchange offer, a pro rata distribution to the holders of shares of TDCC common stock;

•	“Dow Chlorine Products Business” or “DCP” means TDCC’s U.S. chlor-alkali and vinyl, global epoxy and global chlorinated organics business, including TDCC’s equity interests in the JV Entity;

•	“Dow Savings Plan” means The Dow Chemical Company Employees’ Savings Plan, as may be amended from time to time;

•	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•	“GAAP” means generally accepted accounting principles in the United States;

•	“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	“JV Entity” means Dow-Mitsui Chlor-Alkali LLC, a joint venture between TDCC and Mitsui & Co. Texas Chlor-Alkali, Inc. For more information about the transfer of TDCC’s interest in the JV Entity to Splitco, see “The Separation Agreement—Separation of the Dow Chlorine Products Business—Transfer of the JV Entity Interests”;

•	“JV Partner” means Mitsui & Co. Texas Chlor-Alkali, Inc.;

•	“Merger” means the combination of Olin’s business and the Dow Chlorine Products Business through the merger of Merger Sub with and into Splitco, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and as a wholly-owned subsidiary of Olin, as contemplated by the Merger Agreement;

•	“Merger Agreement” means the Merger Agreement, dated as of March 26, 2015, among TDCC, Splitco, Olin and Merger Sub;

•	“Merger Sub” means Blue Cube Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Olin;

•	“NYSE” means The New York Stock Exchange;

•	“Olin” means Olin Corporation, a Virginia corporation, and, unless the context otherwise requires, its subsidiaries including, after the consummation of the Merger, Splitco and the DCP Subsidiaries;

•	“Olin Charter” means the Amended and Restated Articles of Incorporation of Olin;

•	“Olin common stock” means the common stock, par value $1 per share, of Olin;

•	“Other Splitco Debt Securities” means other senior debt securities, term loans or a combination thereof that Splitco expects to issue and sell as described in the section of this document entitled “Debt Financing”;

•	“Private Letter Ruling” means a private letter ruling from the IRS including rulings substantially to the effect that (a) the continuing arrangements between TDCC and Splitco will not preclude TDCC and Splitco from satisfying the active trade or business requirement of Section 355(a) of the Code; (b) the receipt of Olin stock by a TDCC shareholder will be treated for federal income tax purposes as if the TDCC shareholder received Splitco common stock in the Distribution and exchanged such Splitco stock for Olin stock in the Merger; (c) the sale of fractional shares in the market will not be treated as acquisitions that are part of a plan that includes the Distribution for purposes of Section 355(e); (d) TDCC will not recognize gain or loss on the receipt of the Special Payment under Section 361(b)(3) of the Code (it being understood that the Special Payment does not include any additional cash distributed pursuant to the Merger Agreement and the Separation Agreement); (e) unless TDCC shall have elected to receive cash from Splitco in lieu of the Splitco Securities, as described below under “The Merger Agreement—Debt Exchange,” TDCC will not recognize gain or loss upon the Debt Exchange under Section 361(c) of the Code; (f) TDCC will not recognize gain under Section 357(c) of the Code in the Contribution and the Distribution; and (g) such additional or supplemental tax rulings material to TDCC’s tax treatment of the Separation or Merger as have been or will be requested by TDCC subject to the prior written consent of Olin (not to be unreasonably withheld, conditioned or delayed);

•	“SEC” means the U.S. Securities and Exchange Commission;

•	“Securities Act” means the Securities Act of 1933, as amended;

•	“Separation” means the transfer by TDCC to Splitco or the DCP Subsidiaries directly or indirectly of the transferred assets and certain assumed liabilities related to DCP pursuant to the Separation Agreement;

•	“Separation Agreement” means the Separation Agreement, dated as of March 26, 2015, between TDCC and Splitco;

•	“Share Issuance” means the issuance of shares of Olin common stock to the shareholders of Splitco in the Merger;

•	“Special Payment” means the cash payment to be made in connection with the Transactions by Splitco to TDCC in an amount equal to the Below Basis Amount;

•	“Splitco” means Blue Cube Spinco Inc., a Delaware corporation, and prior to the Merger, a wholly-owned subsidiary of TDCC;

•	“Splitco common stock” means the common stock, par value $0.001, of Splitco;

•	“Splitco Securities” means debt instruments in a principal face amount equal to the Above Basis Amount (subject to increase to account for customary underwriting fees) that Splitco will issue to TDCC (unless TDCC elects to receive cash from Splitco in lieu of the Splitco Securities), that TDCC thereafter expects to exchange for existing debt obligations of TDCC in the Debt Exchange, and that will be the debt obligations of Splitco, and are expected to be guaranteed by Olin after the consummation of the Merger;

•	“Tag Event” means the exercise by the JV Partner prior to the closing date of the Merger of its right to transfer all of its equity interests in the JV Entity to TDCC or TDCC’s designee in connection with the Transactions pursuant to the organizational documents of the JV Entity;

•	“Tax Matters Agreement” means the Tax Matters Agreement, dated as of March 26, 2015, among Olin, TDCC and Splitco;

•	“TDCC” means The Dow Chemical Company, a Delaware corporation, and, unless the context otherwise requires, its subsidiaries, which, after consummation of the Distribution, will not include Splitco and the DCP Subsidiaries;

•	“TDCC common stock” means the common stock, par value $2.50 per share, of TDCC;

•	“TDCC RMT Tax Opinion” means an opinion from Shearman & Sterling LLP, tax counsel to TDCC, as to the tax-free status of the Separation, Contribution, Distribution and Merger, including that (i) the Separation, Contribution and Distribution will constitute a “reorganization” within the meaning of Section 368(a) of the Code and each of TDCC and Splitco will be a party to the reorganization within the meaning of Section 368(b) of the Code, (ii) TDCC will not recognize a gain or loss for U.S. federal income tax purposes in connection with the receipt of the Splitco Securities under the Separation Agreement and the Debt Exchange, and (iii) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and each of TDCC and Splitco will be a party to the reorganization within the meaning of Section 368(b) of the Code;

•	“TDCC shareholders” means the holders of TDCC common stock;

•	“Transaction Documents” means the Separation Agreement, the Merger Agreement, the Employee Matters Agreement and the Tax Matters Agreement, as well as the Additional Agreements and the Local Conveyances (as described under “The Separation Agreement—Separation of the Dow Chlorine Products Business—Local Conveyances and Additional Agreements”), each of which have been entered into or will be entered into in connection with the Transactions; and

•	“Transactions” means the transactions contemplated by the Merger Agreement and the Separation Agreement, which provide for, among other things, the Separation, the Contribution, the Distribution and the Merger, as described in the section of this document entitled “The Transactions”.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS AND THE SPECIAL MEETING

The following are some of the questions that Olin shareholders may have, and answers to those questions. These questions and answers, as well as the following summary, are not meant to be a substitute for the information contained in the remainder of this document, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this document. You are urged to read this document in its entirety prior to making any decision.

Q:	Why am I receiving this document?

A:	Olin and TDCC have entered into the Merger Agreement pursuant to which DCP will combine with Olin’s business. Olin is holding a special meeting of its shareholders in order to obtain shareholder approval of the Share Issuance and the Charter Amendment. Olin cannot complete the Merger unless the Share Issuance is approved by the affirmative vote of a majority of votes cast on the proposal at the special meeting, either in person or by proxy, and the Charter Amendment is approved by the affirmative vote of a majority of the shares of Olin common stock entitled to vote on the proposal.

This document includes important information about the Transactions and the special meeting of Olin shareholders. Olin shareholders should read this information carefully and in its entirety. A copy of the Merger Agreement is attached as Annex A to this document and a copy of the Separation Agreement is attached as Annex B to this document. The enclosed voting materials allow Olin shareholders to vote their shares without attending the Olin special meeting. The vote of Olin shareholders is very important and Olin encourages its shareholders to vote their proxy as soon as possible. Please follow the instructions set forth on the enclosed proxy card (or on the voting instruction form provided by the record holder if shares of Olin stock are held in the name of a bank, broker or other nominee).

Q:	What is Olin proposing?

A:	Olin is proposing to combine DCP with Olin’s business. The Merger will be effected through a series of transactions that are described in more detail below and elsewhere in this document. After the consummation of these transactions:

•	DCP will be owned by Splitco, which will be a wholly-owned subsidiary of Olin;

•	Splitco will have incurred new indebtedness and will have paid to TDCC the Special Payment in an amount equal to the Below Basis Amount, and Splitco will have issued directly to TDCC the Splitco Securities, unless TDCC elects to receive a cash dividend from Splitco in lieu of the Splitco Securities, in which case Splitco will have paid to TDCC a cash dividend in an amount equal to the Above Basis Amount and will have incurred new indebtedness in the form of debt securities, term loans or a combination thereof to finance such cash payment; and

•	approximately 50.5 percent of the outstanding shares of Olin common stock are expected to be held by pre-Merger holders of Splitco common stock and approximately 49.5 percent of the outstanding shares of Olin common stock are expected to be held by pre-Merger Olin shareholders, assuming there is no Tag Event.

Q:	What are the key steps of the Transactions?

A:	Below is a summary of the key steps of the Transactions. A step-by-step description of material events relating to the Transactions is set forth under “The Transactions.”

•	TDCC will transfer DCP, directly or indirectly, to Splitco or the DCP Subsidiaries. This transfer will include, among other assets and liabilities of DCP, TDCC’s equity interests in the JV Entity, which may constitute 50 percent of the equity interests in the JV Entity or, if there is a Tag Event, 100 percent of the equity interests in the JV Entity. Olin and TDCC will know prior to the closing date of the Merger whether a Tag Event will occur. Once it is known whether a Tag Event will occur, this disclosure will be updated accordingly.

•	Immediately prior to the Distribution, and on the closing date of the Merger, TDCC will effect the Contribution, pursuant to which all of the DCP Subsidiaries will become direct or indirect subsidiaries of Splitco.

•	Immediately prior to the Distribution, Splitco will incur new indebtedness and will pay to TDCC the Special Payment in an amount equal to the Below Basis Amount. In addition, immediately prior to the Distribution, Splitco expects to issue to TDCC the Splitco Securities or, at TDCC’s election, pay to TDCC as a dividend an amount in cash equal to the Above Basis Amount. TDCC expects to transfer the Splitco Securities, if issued, on or about the date of the Distribution to the investment banks and/or commercial banks in exchange for existing TDCC debt in the Debt Exchange. The Splitco Securities are expected to be subsequently sold to third-party investors as described below. As a result, TDCC expects to receive approximately $2,030 million from the Special Payment and the Debt Exchange. If TDCC determines that the Debt Exchange is not reasonably likely to be consummated at the time of the Distribution and elects to receive cash from Splitco in lieu of the Splitco Securities as described under “The Merger Agreement—Debt Exchange,” Splitco will incur new indebtedness in the form of debt securities, term loans or a combination thereof to finance such cash payment.

•	Immediately prior to the Distribution, Splitco will also issue to TDCC additional shares of Splitco common stock. Following this issuance, TDCC will own 100,000,000 shares of Splitco common stock, which will constitute all of the outstanding stock of Splitco.

•	TDCC will offer to TDCC shareholders the right to exchange all or a portion of their shares of TDCC common stock for shares of Splitco common stock at a discount to the equivalent per-share value of Olin common stock in an exchange offer. If the exchange offer is consummated but is not fully subscribed, TDCC will distribute the remaining shares of Splitco common stock on a pro rata basis to TDCC shareholders whose shares of TDCC common stock remain outstanding after the consummation of the exchange offer. Any TDCC shareholder who validly tenders (and does not properly withdraw) shares of TDCC common stock for shares of Splitco common stock in the exchange offer will waive their rights with respect to such shares to receive, and forfeit any rights to, shares of Splitco common stock distributed on a pro rata basis to TDCC shareholders in the event the exchange offer is not fully subscribed. If there is a pro rata distribution, the exchange agent will calculate the exact number of shares of Splitco common stock not exchanged in the exchange offer and to be distributed on a pro rata basis, and the number of shares of Olin common stock into which the remaining shares of Splitco common stock will be converted in the Merger will be transferred to TDCC shareholders (after giving effect to the consummation of the exchange offer) as promptly as practicable thereafter. As previously noted, this disclosure has been prepared under the assumption that the shares of Splitco will be distributed to TDCC shareholders pursuant to a split-off. Based on market conditions prior to closing, TDCC will determine whether the Splitco shares will be distributed to TDCC’s shareholders in a spin-off or a split-off and, once a final decision is made, this disclosure will be amended to reflect that decision, if necessary.

•	Immediately after the Distribution, Merger Sub will merge with and into Splitco, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and as a wholly-owned subsidiary of Olin. In the Merger, each share of Splitco common stock will be converted into the right to receive 0.80586207 shares of Olin common stock assuming there is no Tag Event, as described in the section of this document entitled “The Merger Agreement—Merger Consideration.” Immediately after the consummation of the Merger, approximately 50.5 percent of the outstanding shares of Olin common stock is expected to be held by pre-Merger holders of Splitco common stock and approximately 49.5 percent of the outstanding shares of Olin common stock is expected to be held by pre-Merger Olin shareholders, assuming there is no Tag Event.

•	TDCC and Olin expect the Splitco Securities to be transferred by TDCC on or about the closing date of the Merger to the investment banks and/or commercial banks in the Debt Exchange in exchange for existing TDCC debt. The Splitco Securities will then be sold by the investment banks and/or commercial banks to third-party investors.

Q:	What are the material U.S. federal income tax consequences to Olin and Olin’s shareholders resulting from the Transactions?

A:	Olin will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger. Because Olin shareholders will not participate in the Distribution or the Merger, Olin shareholders will generally not recognize gain or loss upon either the Distribution or the Merger.

Q:	What will Olin shareholders receive in the Merger?

A:	Olin shareholders will not directly receive any consideration in the Merger. All shares of Olin common stock issued and outstanding immediately before the Merger will remain issued and outstanding after the consummation of the Merger. Immediately after the Merger, Olin shareholders will continue to own shares in Olin, which will include DCP. Splitco, as a wholly-owned subsidiary of Olin, will be responsible for repaying the approximately $2,727 million of debt that will be incurred in connection with the Transactions, and these debt obligations are expected to be guaranteed by Olin after the consummation of the Merger.

Q:	What are the principal adverse effects of the Transactions to Olin shareholders?

A:	Following the consummation of the Transactions, Olin shareholders will participate in a company that holds DCP, but their percentage interest in this company will be diluted. Immediately after consummation of the Merger, pre-Merger Olin shareholders are expected to own no more than 49.5 percent of Olin common stock, assuming there is no Tag Event. Therefore, the voting power represented by the shares held by pre-Merger Olin shareholders will be lower immediately following the Merger than immediately prior to the Merger. In addition, TDCC shareholders that participate in the exchange offer will be exchanging their shares of TDCC common stock for shares of Splitco common stock at a discount to the per-share value of Olin common stock. The existence of a discount, along with the issuance of shares of Olin common stock pursuant to the Merger, may negatively affect the market price of Olin common stock. Further, Splitco will be the obligor on the New Term Facility, the Splitco Securities, the Other Splitco Debt Securities and the Bridge Facility (each as described in more detail in “Debt Financing”), if any, after the consummation of the Transactions, which New Term Facility, Splitco Securities, Other Splitco Debt Securities and Bridge Facility, if any, are expected to be guaranteed by Olin after the consummation of the Merger, subject to certain exceptions. This additional indebtedness could materially and adversely affect the liquidity, results of operations and financial condition of Olin. Olin also expects to incur significant one time costs in connection with the Transactions, which may have an adverse impact on Olin’s liquidity, cash flows and operating results in the periods in which they are incurred. Finally, Olin’s management will be required to devote a significant amount of time and attention to the process of integrating the operations of Olin’s business and DCP. If Olin management is not able to manage the integration process effectively, or if any significant business activities are interrupted as a result of the integration process, Olin’s business could suffer and its stock price may decline. See “Risk Factors” for a further discussion of the material risks associated with the Transactions.

Q:	How will the Transactions impact the future liquidity and capital resources of Olin?

A:

The approximately $2,727 million of indebtedness expected to be incurred under the New Term Facility, Splitco Securities, Other Splitco Debt Securities and the Bridge Facility, if any, will be the debt obligations of Splitco, and, after the consummation of the Merger, are expected to be guaranteed by Olin. Olin anticipates that its primary sources of liquidity for working capital and operating activities, including any future acquisitions, will be cash from operations and borrowings under existing debt arrangements, including the Existing Credit Facilities (as described in more detail in “Debt Financing—New Senior Unsecured Credit Facility”), or a new credit facility. Olin expects that these sources of liquidity will be sufficient to make required payments of interest on the outstanding Olin debt and to fund working capital and capital expenditure requirements, including the significant one-time costs relating to the Transactions described above. Olin expects that it will be able to comply with the financial and other covenants of its existing debt arrangements, including the credit agreement governing the Existing Credit Facilities, and the covenants under the agreements governing the Pro Rata Facilities, the indentures or other instruments governing the Splitco Securities and the Other Splitco Debt Securities and the Credit Agreement governing the Bridge Facility, if any. Olin believes that the combination of DCP with Olin’s existing business will result in estimated annualized cost synergies of approximately $200 million within three years from the consummation of the Transactions as a result of (1) approximately $50 million in expected savings from procurement and logistics, (2) approximately $70 million in expected savings from improved operating efficiencies and (3) approximately $80 million in expected savings from asset optimization. If Olin is able to increase sales to new third-party customers and access new product markets as a result of the Transactions, Olin estimates that additional annualized synergies of up to $100 million may potentially be achievable within three years from the consummation of the Transactions. Olin expects to incur significant, one-time costs in connection with the Transactions, including approximately (1) $40 to $45 million during 2015 of advisory, legal, accounting and other professional fees related to the Transactions, (2) $25 to $30 million of financing-related fees, (3) $50 million of costs associated with the change in control mandatory acceleration of expenses under deferred compensation plans as a result of the Transactions, (4) $100 to $150 million in transition-related costs during the first three years following the consummation of the Transactions and (5) $200 million in incremental capital spending during the first three years following the consummation of the Transactions that Olin management believes are necessary to realize the anticipated synergies from the Transactions. See “Information on Olin—Olin’s Liquidity and Capital Resources After the Consummation of the Transactions.” The incurrence of these costs may have an adverse impact on Olin’s liquidity, cash flows and operating results in the periods in which they are incurred.

Q:	How do the Transactions impact Olin’s dividend policy?

A:	Since the second quarter of 1999, Olin has paid quarterly dividends of $0.20 per share. The payment of cash dividends is subject to the discretion of the Olin Board and will be determined in light of then-current conditions, including Olin’s earnings, Olin’s operations, Olin’s financial condition, Olin’s capital requirements and other factors deemed relevant by the Olin Board. Pursuant to the Merger Agreement, Olin has agreed that prior to the consummation of the Merger, Olin will not declare or pay any dividends or other distributions, except for the declaration and payment of regular quarterly cash dividends of no more than $0.20 per share. In the future, the Olin Board may change its dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions.

Q:	What will TDCC and TDCC shareholders receive in the Transactions?

A:	Immediately prior to the Distribution, TDCC will receive the Special Payment as a dividend and the Splitco Securities to be used in the Debt Exchange (or cash if TDCC elects to receive a cash dividend from Splitco in lieu of the Splitco Securities). The Splitco Securities are expected to be issued by Splitco directly to TDCC prior to the Distribution. The Splitco Securities will be the debt obligations of Splitco and, following the consummation of the Merger, are expected to be guaranteed by Olin. As a result, TDCC expects to receive approximately $2,030 million from the Special Payment and the Debt Exchange in connection with the Separation, the Contribution and the Distribution, subject to adjustments.

In the exchange offer, TDCC will offer to TDCC shareholders the right to exchange all or a portion of their shares of TDCC common stock for shares of Splitco common stock at a discount to the per-share value of Olin common stock, subject to proration in the event of oversubscription. If the exchange offer is consummated but is not fully subscribed, TDCC will distribute the remaining shares of Splitco common stock owned by TDCC on a pro rata basis to TDCC shareholders whose shares of TDCC common stock remain outstanding after the consummation of the exchange offer. Any TDCC shareholder who validly tenders (and does not properly withdraw) shares of TDCC common stock for shares of Splitco common stock in the exchange offer will waive their rights with respect to such shares to receive, and forfeit any rights to, shares of Splitco common stock distributed on a pro rata basis to TDCC shareholders in the event the exchange offer is not fully subscribed. In all cases, the exchange agent will hold all issued and outstanding shares of Splitco common stock in trust until the shares of Splitco common stock are converted into the right to receive shares of Olin common stock in the Merger. TDCC shareholders who receive shares of Splitco common stock will not be able to trade shares of Splitco common stock during this period or at any time before or after the consummation of the Merger. In the Merger, each share of Splitco common stock will be converted into the right to receive Olin common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this document entitled “The Merger Agreement—Merger Consideration.”

Q:	Are there any conditions to the consummation of the Transactions?

A:	Yes. The consummation of the Transactions is subject to a number of conditions, including:

•	the approval by Olin’s shareholders of the Share Issuance and the Charter Amendment;

•	the termination or expiration of the waiting period under the HSR Act, and the receipt of any governmental approvals required under the antitrust laws in certain other jurisdictions;

•	the approval for listing on the NYSE of the shares of Olin common stock to be issued in the Merger;

•	the effectiveness under the Securities Act of Splitco’s registration statement on Form S-4 and Form S-1 (Reg. No. 333-[ ]) and Olin’s registration statement on Form S-4 (Reg. No. 333-203990), and the absence of any stop order issued by the SEC or any pending proceeding before the SEC seeking a stop order with respect thereto;

•	the receipt of certain rulings from the Internal Revenue Service (the “IRS”);

•	the receipt of the TDCC RMT Tax Opinion by TDCC and the receipt by Olin of an opinion from Olin’s tax counsel with respect to the Merger;

•	the completion of the various transaction steps contemplated by the Merger Agreement and the Separation Agreement, including the Separation, the Contribution and the Distribution;

•	the consummation of the Debt Exchange immediately before the Distribution, unless TDCC elects to receive a cash dividend from Splitco in lieu of the Splitco Securities; and

•	other customary conditions.

To the extent permitted by applicable law, TDCC and Splitco, on the one hand, and Olin and Merger Sub, on the other hand, may waive the satisfaction of the conditions to their respective obligations to consummate the Transactions. If Olin waives the satisfaction of a material condition to the consummation of the Transactions, Olin will evaluate the appropriate facts and circumstances at that time and re-solicit shareholder approval of the issuance of shares of Olin common stock in the Merger if required to do so by law or the rules of the NYSE. The Merger Agreement provides that TDCC or Olin may terminate the Merger Agreement if the Merger is not consummated on or before December 26, 2015 (or, if such date is extended as described under “The Merger Agreement—Termination,” March 26, 2016).

This document describes these conditions in more detail under “The Merger Agreement—Conditions to the Merger.”

Q:	When will the Transactions be completed?

A:	The Transactions are expected to be completed by the end of 2015. However, it is possible that the Transactions could be completed at a later time or not at all. For a discussion of the conditions, see “The Merger Agreement—Conditions to the Merger.”

Q:	Are there risks associated with the Transactions?

A:	Yes. The material risks and uncertainties associated with the Transactions are discussed in the section of this document entitled “Risk Factors” and the section of this document entitled “Cautionary Statement on Forward-Looking Statements.” Those risks include, among others, the possibility that the Transactions may not be completed, the possibility that Olin may fail to realize the anticipated benefits of the Merger, the uncertainty that Olin will be able to integrate DCP successfully, the possibility that Olin may be unable to provide benefits and services or access to equivalent financial strength and resources to DCP that historically have been provided by TDCC, the additional long-term indebtedness and liabilities that Olin and its subsidiaries will have following the consummation of the Transactions and the substantial dilution to the ownership interest of current Olin shareholders following the consummation of the Merger.

Q:	Will there be any change to the Olin Board or executive officers of Olin after the consummation of the Transactions?

A:	Yes. In connection with the Transactions, the size of the Olin Board will be increased to include three additional directors to be designated by TDCC, effective at the time of closing of the Merger. The Merger Agreement provides that at the next annual election of directors of Olin, the Olin Board will take all actions necessary to include each of the TDCC designees as nominees for the Olin Board for election by Olin’s shareholders. The executive officers of Olin immediately prior to consummation of the Merger are expected to be the executive officers of Olin immediately following consummation of the Merger.

Q:	What shareholder approvals are needed in connection with the Transactions?

A:	Olin cannot complete the Transactions unless the proposal relating to the Share Issuance is approved by the affirmative vote of a majority of votes cast on the proposal at the special meeting and the proposal relating to the Charter Amendment is approved by the affirmative vote of a majority of the shares of Olin common stock entitled to vote on the proposal.

Q:	What is the proposed Charter Amendment on which I am being asked to vote?

A:	Olin is seeking shareholder approval of a proposal to amend the Olin Charter to increase the number of authorized shares of Olin common stock from 120,000,000 shares to 240,000,000 shares. Please see the section of this document entitled “Proposal No. 2—Proposal to Approve the Amendment of Olin’s Amended and Restated Articles of Incorporation to Increase the Number of Authorized Shares of Olin Common Stock” for a further discussion of this proposal.

Q:	Why is Olin proposing to amend the Olin Charter to increase the number of authorized shares of Olin common stock?

A:	The Olin Charter currently authorizes the issuance of 120,000,000 shares of common stock. As of April 30, 2015, there were 77,513,605 shares of Olin common stock issued and outstanding. In addition, as of May 1, 2015, awards were outstanding under Olin’s equity incentive plans that represented rights to acquire approximately 5,883,800 shares of Olin common stock and Olin had reserved approximately 4,125,890 additional shares of Olin common stock for future issuances under these plans. Olin expects to issue 80,586,207 shares of Olin common stock in the Merger, or, if there is a Tag Event, 87,482,759 shares of Olin common stock. Olin does not have sufficient authorized and unissued shares of Olin common stock to complete that issuance unless the Charter Amendment is adopted.

Although the Olin Board could have selected a different number of authorized shares for the Olin shareholders to approve in order to have a sufficient amount of shares to complete the Share Issuance, the Olin Board selected 240,000,000 because it believes it is in Olin’s best interest to increase the number of authorized shares to an amount that is sufficient to accommodate the Share Issuance and to assure that additional shares of common stock are available for general corporate purposes, which may include:

•	raising capital through sales of equity securities (issuances of shares of Olin common stock or debt or equity securities that are convertible into Olin common stock);

•	acquiring other businesses or assets;

•	establishing strategic relationships with other companies;

•	providing equity incentives to employees, officers or directors;

•	declaring stock dividends or effecting stock splits; or

•	achieving other corporate purposes.

Q:	Why is shareholder approval needed in connection with the Charter Amendment?

A:	Under Virginia law and the Olin Charter, Olin cannot amend the Olin Charter to increase the number of authorized shares of Olin common stock unless the Charter Amendment is approved by the affirmative vote of a majority of the shares of Olin common stock entitled to vote on the proposal.

Q:	What vote is required to approve the Share Issuance?

A:	Pursuant to the NYSE rules, the proposal to approve the Share Issuance must be approved by a majority of the votes cast on the proposal at the special meeting. An abstention from voting will be treated as a vote cast under NYSE rules with regard to the proposal to approve the Share Issuance and will have the same effect as a vote “AGAINST” the proposal to approve the Share Issuance. In accordance with applicable rules, banks, brokers and other nominees who hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposal to approve the Share Issuance. Accordingly, there will be no “broker non-votes” and shares held in “street name” (that is, shares held through a bank, broker or other nominee) will not be voted on the proposal to approve the Share Issuance unless the bank, broker or nominee has received voting instructions from its customer. If this proposal is not approved, the Merger cannot be completed.

Q:	What vote is required to approve the Charter Amendment?

A:	The proposal to approve the Charter Amendment must be approved by the affirmative vote of a majority of the shares of Olin common stock entitled to vote on the proposal. An abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve the Charter Amendment. In accordance with applicable rules, banks, brokers and other nominees who hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposal to approve the Charter Amendment. Accordingly, there will be no “broker non-votes” and shares held in “street name” (that is, shares held through a bank, broker or other nominee) will not be voted on the proposal to approve the Charter Amendment unless the bank, broker or nominee has received voting instructions from its customer. If this proposal is not approved, the Merger cannot be completed.

Q:	Do TDCC shareholders have to vote to approve the Transactions?

A:	No.

Q:	What if an Olin shareholder does not vote on the Share Issuance or Charter Amendment proposals?

A:	The outcome depends on how the Olin common stock is held and whether any vote is cast or not.

•	If an Olin shareholder submits a proxy to Olin but the proxy does not indicate how it should be voted on the proposals, the proxy will be counted as a vote “FOR” the proposals.

•	If an Olin shareholder submits a proxy to Olin and the proxy indicates that the shareholder abstains from voting as to a proposal, it will have the same effect as a vote “AGAINST” the proposal.

•	If an Olin shareholder fails to submit a proxy to Olin, that shareholder’s shares will not count towards the required quorum of a majority of the votes entitled to be cast on the proposals. Such a failure to submit a proxy to Olin will have the same effect as a vote “AGAINST” the proposal to approve the Charter Amendment.

•	If an Olin shareholder holds shares in “street name” through a bank, broker or other nominee, those shares will not be counted for purposes of determining the presence of a quorum unless the bank, broker or other nominee has been instructed to vote on at least one of the proposals presented in this proxy statement. In accordance with applicable rules, banks, brokers and other nominees who hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposals to approve the Share Issuance and the Charter Amendment. Accordingly, there will be no “broker non-votes” and shares held in “street name” will not be voted on the proposal to approve the Share Issuance or the proposal to approve the Charter Amendment unless the bank, broker or other nominee has received voting instructions from its customer with respect to such proposal. As a result, if an Olin shareholder holds shares in “street name” and fails to instruct its bank, broker or other nominee how to vote that shareholder’s shares, such failure will have the same effect as a vote “AGAINST” the Charter Amendment and will not affect the vote on the Share Issuance unless the bank, broker or other nominee has been instructed to vote on at least one of the proposals presented in this proxy statement.

Q:	How does the Olin Board recommend shareholders vote?

A:	The Olin Board recommends that shareholders vote “FOR” the proposal to approve the Share Issuance, “FOR” the proposal to approve the Charter Amendment and “FOR” the proposal to approve adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance or the Charter Amendment.

Q:	Have any Olin shareholders already agreed to vote for the issuance of Olin common stock in the Merger?

A:	No.

Q:	How can Olin shareholders cast their vote?

A:	Olin shareholders may vote before the special meeting in one of the following ways:

•	by Internet, by following the Internet voting instructions printed on the proxy card;

•	by telephone, by following the telephone voting instructions printed on the proxy card;

•	by mail, by completing all of the required information on the proxy card and signing, dating and returning the proxy card in the enclosed postage-paid envelope; or

•	in person, by attending the special meeting and completing a ballot.

Q:	How do Olin shareholders with shares held in the Olin Contributing Employee Ownership Plan (the “CEOP”) cast their vote?

A:

Participants in the CEOP may instruct the trustee of the CEOP, Voya National Trust (the “CEOP Trustee”), on how to vote shares of Olin common stock credited to such shareholder on the proposals listed on the proxy card by voting on the Internet or telephone or by indicating such shareholders instructions on its proxy card and returning it to Olin before the required deadline, [ ] on [ ], 2015. The CEOP Trustee will vote shares of Olin common stock held in the CEOP for which they do not receive voting instructions in the same manner proportionately as they vote the shares of Olin common stock for which they do receive voting instructions.

Q:	If an Olin shareholder is not going to attend the special meeting, should that shareholder return its proxy card or otherwise vote its shares?

A:	Yes. Returning the proxy card or voting by calling the toll-free number shown on the proxy card or visiting the website shown on the proxy card before the required deadline, [ ] on [ ], 2015 (or [ ] on [ ], 2015 for CEOP participants), ensures that the shares will be represented and voted at the special meeting, even if an Olin shareholder will be unable to or does not attend.

Q:	If an Olin shareholder’s shares are held in “street name” through its bank, broker or other nominee, will that bank, broker or other nominee vote those shares?

A:	If your shares are held by a bank, broker or other nominee on your behalf in “street name,” your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card.

In accordance with the applicable rules, banks, brokers and other nominees who hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposals to approve the Share Issuance, the Charter Amendment or the adjournment or postponement of the special meeting, if necessary or appropriate. Accordingly, there will be no “broker non-votes” and shares held in “street name” will not be voted on the proposals unless the bank, broker or other nominee has received voting instructions from its customer.

Q:	Can an Olin shareholder change its vote after mailing its proxy card or submitting voting instructions by Internet or telephone?

A:	Yes. If a holder of record of Olin common stock has properly completed and submitted its proxy card or submitted voting instructions by Internet or telephone, the Olin shareholder can change its vote in any of the following ways:

•	by sending a signed notice of revocation to the Corporate Secretary of Olin that is received prior to the special meeting stating that the Olin shareholder revokes its proxy;

•	by properly completing a new proxy card bearing a later date and properly submitting it so that it is received prior to the special meeting;

•	by logging onto the Internet website specified on the proxy card in the same manner a shareholder would to submit its proxy electronically or by calling the toll-free number specified on the proxy card prior to the special meeting, in each case if the Olin shareholder is eligible to do so and following the instructions on the proxy card; or

•	by attending the special meeting and voting in person.

Simply attending the special meeting will not revoke a proxy. In the event of multiple online or telephone votes by a shareholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the shareholder unless such vote is revoked in person at the special meeting.

If an Olin shareholder holds shares in “street name” through its bank, broker or other nominee, and has directed such person to vote its shares, it should instruct such person to change its vote, or if in the alternative an Olin shareholder wishes to vote in person at the special meeting, it must bring to the special meeting a letter from the bank, broker or other nominee confirming its beneficial ownership of the shares and that the bank, broker or other nominee is not voting the shares at the special meeting.

Q:	What should Olin shareholders do now?

A:	After carefully reading and considering the information contained in this document, Olin shareholders should vote their shares as soon as possible so that their shares will be represented and voted at the special meeting. Olin shareholders should follow the voting instructions set forth on the enclosed proxy card.

Q:	Can Olin shareholders dissent and require appraisal of their shares?

A:	No.

Q:	Will the instruments that govern the rights of Olin shareholders with respect to their shares of Olin common stock after the consummation of the Transactions be different from those that govern the rights of current Olin shareholders?

A:	The rights of Olin shareholders with respect to their shares of Olin common stock after the consummation of the Transactions will continue to be governed by federal and state laws and Olin’s governing documents, including:

•	the corporate law of the Commonwealth of Virginia, including the VSCA;

•	the Olin Charter; and

•	the Olin Bylaws.

If the Charter Amendment proposal is approved by the Olin shareholders and the Merger is consummated, the Olin Charter will be amended to increase the number of authorized shares of Olin common stock from 120,000,000 shares to 240,000,000 shares. The additional shares of authorized Olin common stock would be identical to the shares of common stock now authorized and outstanding, and the Charter Amendment would not otherwise affect the rights of current holders of Olin common stock.

Q:	Who can answer my questions?

A:	If you have any questions about the Transactions or the special meeting, need assistance in voting your shares or need additional copies of this document or the enclosed proxy card, you should contact:

The Proxy Advisory Group, LLC

18 East 41st Street, Suite 2000

New York, New York 10017-6219

[                    ]

or

Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, Missouri 63105

Attention: Investor Relations

Q:	Where can I find more information about Olin and DCP?

A:	Olin shareholders can find more information about Olin and DCP in “Information on Olin” and “Information on DCP” and from the various sources described in “Where You Can Find More Information; Incorporation by Reference.”

SUMMARY

The following summary contains certain information described in more detail elsewhere in this document. It does not contain all the details concerning the Transactions, including information that may be important to you. To better understand the Transactions, you should carefully review this entire document and the documents it refers to. See “Where You Can Find More Information; Incorporation by Reference.”

The Companies

Olin Corporation

Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, Missouri 63105

Telephone: (314) 480-1400

Olin Corporation, incorporated in 1892, is a Virginia corporation having its principal executive offices in Clayton, MO. Olin Corporation is a manufacturer concentrated in three business segments: Chlor Alkali Products, Chemical Distribution and Winchester.

Blue Cube Acquisition Corp.

Blue Cube Acquisition Corp.

c/o Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, Missouri 63105

Telephone: (314) 480-1400

Blue Cube Acquisition Corp., a Delaware corporation referred to in this document as Merger Sub, is a newly formed, direct wholly-owned subsidiary of Olin that was organized specifically for the purpose of completing the Merger. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and in connection with the Transactions.

The Dow Chemical Company

The Dow Chemical Company

2030 Dow Center

Midland, Michigan 48674

Telephone: (989) 636-1000

The Dow Chemical Company, incorporated in 1947 under Delaware law, is the successor to a Michigan corporation of the same name, organized in 1897. TDCC’s principal executive offices are located at 2030 Dow Center, Midland, Michigan 48674. In 2014, TDCC had annual sales of more than $58 billion and employed approximately 53,000 people worldwide. TDCC’s more than 6,000 product families are manufactured at 201 sites in 35 countries across the globe.

Blue Cube Spinco Inc.

Blue Cube Spinco Inc.

c/o The Dow Chemical Company

2030 Dow Center

Midland, Michigan 48674

Telephone: (989) 636-1000

Blue Cube Spinco Inc., a Delaware corporation referred to in this document as Splitco, is a newly formed, direct, wholly-owned subsidiary of TDCC that was organized specifically for the purpose of effecting the Separation. Splitco has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and in connection with the Transactions.

Splitco is a holding company. In the Transactions, TDCC will transfer, directly or indirectly, certain assets and liabilities related to DCP to Splitco or the DCP Subsidiaries and will contribute the equity interests in the DCP Subsidiaries to Splitco. In exchange therefor, Splitco will incur new indebtedness and will pay to TDCC the Special Payment in an amount equal to the Below Basis Amount. Splitco will also issue to TDCC the Splitco Securities or, at TDCC’s election, pay to TDCC as a dividend an amount in cash equal to the Above Basis Amount. For the fiscal year ended December 31, 2014, DCP generated net sales of $4,776 million and a net loss of $7 million.

The Transactions

On March 27, 2015, Olin and TDCC announced that they, along with Splitco and Merger Sub, had entered into the Merger Agreement, and that TDCC and Splitco had entered into the Separation Agreement, which together provide for the combination of Olin’s business and DCP. In the Transactions, TDCC will transfer DCP to Splitco. Prior to the Distribution, Splitco will incur new indebtedness and will pay to TDCC the Special Payment. Splitco will also issue to TDCC the Splitco Securities or, at TDCC’s election, pay to TDCC as a dividend an amount in cash equal to the Above Basis Amount. If issued, the Splitco Securities are expected to be transferred by TDCC to the investment banks and/or commercial banks on or about the closing date of the Merger in exchange for existing TDCC Debt in the Debt Exchange. As a result, TDCC expects to receive approximately $2,030 million from the Special Payment and the Debt Exchange.

Olin expects to issue approximately 80.6 million shares of Olin common stock in the Merger, or approximately 87.5 million shares if there is a Tag Event. Based upon the reported closing sale price of $                     per share for Olin common stock on the NYSE on [                    ], 2015, the total value of the shares to be issued by Olin and the cash and debt instruments expected to be received by TDCC in the Transactions, including the Splitco Securities (which, if issued, together with the new indebtedness to be incurred by Splitco on the date of the Distribution, will be obligations of Splitco and, following the consummation of the Merger, are expected to be guaranteed by Olin) would have been approximately $[                    ] million (assuming there is no Tag Event). The actual value of the Olin common stock to be issued in the Merger will depend on the market price of shares of Olin common stock at the time of determination, and will also depend on whether a Tag Event has occurred. Olin and TDCC will know prior to the closing date of the Merger whether a Tag Event will occur. Once it is known whether a Tag Event will occur, this disclosure will be updated accordingly.

After the Merger, Olin will own and operate DCP through Splitco, which will be Olin’s wholly-owned subsidiary, and will also continue its current businesses. All shares of Olin common stock, including those issued in the Merger, will be listed on the NYSE under Olin’s current trading symbol “OLN.”

Below is a step-by-step description of the sequence of material events relating to the Transactions.

Step 1    Separation

On or prior to the date of the Distribution, TDCC will transfer DCP to Splitco or the DCP Subsidiaries. Splitco and the DCP Subsidiaries are newly formed, direct and indirect wholly-owned subsidiaries of TDCC. This transfer will include, among other assets and liabilities of DCP, TDCC’s equity interests in the JV Entity, which may constitute 50 percent of the equity interests in the JV Entity or, if there is a Tag Event, 100 percent of the equity interests in the JV Entity, as more fully described under “The Separation Agreement—Separation of the Dow Chlorine Products Business—Transfer of the JV Entity Interests.” Olin and TDCC will know prior to the closing date of the Merger whether a Tag Event will occur. Once it is known whether a Tag Event will occur, this disclosure will be updated accordingly.

Step 2    Contribution

Immediately prior to the Distribution, and on the closing date of the Merger, TDCC will effect the Contribution, pursuant to which all of the DCP Subsidiaries will become direct or indirect subsidiaries of Splitco.

Step 3    Incurrence of Debt and Issuance of Splitco Common Stock to TDCC

Immediately prior to the Distribution, Splitco will incur new indebtedness and will pay to TDCC the Special Payment. In addition, immediately prior to the Distribution, Splitco expects to issue to TDCC the Splitco Securities or, at TDCC’s election, pay to TDCC as a dividend an amount in cash equal to the Above Basis Amount. TDCC expects to transfer the Splitco Securities, if issued, on or about the date of the Distribution to the investment banks and/or commercial banks in exchange for existing TDCC debt. The Splitco Securities are expected to be subsequently sold to third-party investors as described below. As a result, TDCC expects to receive approximately $2,030 million from the Special Payment and the Debt Exchange. If TDCC determines that the Debt Exchange is not reasonably likely to be consummated at the time of the Distribution and elects to receive cash from Splitco in lieu of the Splitco Securities as described under “The Merger Agreement—Debt Exchange,” Splitco will incur new indebtedness in the form of debt securities, term loans or a combination thereof to finance such cash payment.

Immediately prior to the Distribution, Splitco will also issue to TDCC additional shares of Splitco common stock. Following this issuance, TDCC will own 100,000,000 shares of Splitco common stock, which will constitute all of the outstanding stock of Splitco.

Step 4    Distribution—Exchange Offer

TDCC will offer to TDCC shareholders the right to exchange all or a portion of their shares of TDCC common stock for shares of Splitco common stock at a discount to the equivalent per-share value of Olin common stock in an exchange offer.

If the exchange offer is consummated but is not fully subscribed, TDCC will distribute the remaining shares of Splitco common stock on a pro rata basis to TDCC shareholders whose shares of TDCC common stock remain outstanding after the consummation of the exchange offer. If there is a pro rata distribution, the exchange agent will calculate the exact number of shares of Splitco common stock not exchanged in the exchange offer and to be distributed on a pro rata basis, and the number of shares of Olin common stock into which the remaining shares of Splitco common stock will be converted in the Merger will be transferred to TDCC shareholders (after giving effect to the consummation of the exchange offer) as promptly as practicable thereafter.

The exchange agent will hold, for the account of the relevant TDCC shareholders, the global certificate(s) representing all of the outstanding shares of Splitco common stock, pending the consummation of the Merger. Shares of Splitco common stock will not be able to be traded during this period.

As previously noted, this disclosure has been prepared under the assumption that the shares of Splitco will be distributed to TDCC shareholders pursuant to a split-off. Based on market conditions prior to closing, TDCC will determine whether the Splitco shares will be distributed to TDCC’s shareholders in a spin-off or a split-off and, once a final decision is made, this disclosure will be amended to reflect that decision, if necessary.

Step 5    Merger

Immediately after the Distribution, Merger Sub will merge with and into Splitco, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and as a wholly-owned subsidiary of Olin. In the Merger, each share of Splitco common stock will be converted into the right to receive Olin common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this document entitled “The Merger Agreement—Merger Consideration.”

Immediately after the consummation of the Merger, approximately 50.5 percent of the outstanding shares of Olin common stock is expected to be held by pre-Merger holders of Splitco common stock and approximately 49.5 percent of the outstanding shares of Olin common stock is expected to be held by pre-Merger Olin shareholders, assuming there is no Tag Event.

Step 6    Sale of Splitco Securities to Third-Party Investors

As described in Step 3 above, TDCC and Olin expect the Splitco Securities to be transferred by TDCC on or about the closing date of the Merger to investment banks and/or commercial banks in the Debt Exchange in exchange for existing TDCC debt. The Splitco Securities will then be sold by the investment banks and/or commercial banks to third-party investors.

Set forth below are diagrams that graphically illustrate, in simplified form, the existing corporate structures, the corporate structures immediately following the Distribution, and the corporate structures immediately following the consummation of the Transactions contemplated by the Merger Agreement.

After completion of all of the steps described above, Olin’s wholly-owned subsidiary, Splitco, will hold DCP through its subsidiaries and will be the obligor under the Splitco Securities, if issued, and the other new indebtedness to be incurred by Splitco on the date of the Distribution, which, after the consummation of the Merger, are expected to be guaranteed by Olin.

In connection with the Transactions, on the date of the Distribution, TDCC or its subsidiaries and Splitco or the DCP Subsidiaries will enter into the Additional Agreements relating to, among other things, intellectual property agreements, real property agreements, site and business services agreements, agreements relating to the supply of electricity and agreements for the purchase and sale of certain raw materials and finished products. See “Other Agreements—Other Ancillary Agreements.”

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

The following summary combined financial data of DCP and summary consolidated financial data of TDCC and Olin are being provided to help you in your analysis of the financial aspects of the Transactions. You should read this information in conjunction with the financial information included elsewhere and incorporated by reference in this document. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Dow Chlorine Products Business,” “Where You Can Find More Information; Incorporation by Reference,” “Information on the Dow Chlorine Products Business,” “Information on TDCC,” “Information on Olin,” “Selected Historical Financial Data” and “Unaudited Pro Forma Condensed Combined Financial Statements of Olin and the Dow Chlorine Products Business.”

Summary Historical Combined Financial Data of the Dow Chlorine Products Business

The following summary historical combined financial data of DCP for each of the years ended December 31, 2014, 2013 and 2012 have been derived from audited combined financial statements of DCP. This information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Dow Chlorine Products Business,” the financial statements of DCP and the notes thereto and the unaudited pro forma condensed combined financial statements of Olin and the Dow Chlorine Products Business included elsewhere in this document.

	For the Years Ended December 31,
	2014	2013	2012
	(in millions)
Results of Operations Data
Net sales	$4,776	$4,375	$4,762
Cost of sales	$4,573	$4,257	$4,350
Income (loss) before income taxes	$1	$(76)	$185
Net (loss) income	$(7)	$(49)	$146
Balance Sheet Data
Total assets	$2,275	$2,438	$2,553
Working capital(1)	$61	$58	$140
Long-term debt(2)	$553	$578	$499
Total combined equity	$958	$1,073	$1,137
Cash Flow Data
Cash provided by operating activities	$223	$148	$313
Cash used in investing activities	$(107)	$(236)	$(542)
Cash (used in) provided by financing activities	$(116)	$88	$229

(1)	Working capital is defined as current assets less current liabilities.
(2)	Consists of debt of the JV Entity, which is non-recourse to DCP.

Summary Historical Consolidated Financial Data of Olin

The following summary historical consolidated financial data of Olin as of and for the years ended December 31, 2014, 2013 and 2012 have been derived from Olin’s audited consolidated financial statements incorporated by reference in this document. Since August 22, 2012, Olin’s summary historical financial data reflects the acquisition of KA Steel. This information is only a summary and should be read in conjunction with the financial statements of Olin and the notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in Olin’s Annual Report on Form 10-K for the year ended December 31, 2014 which is incorporated by reference in this document. See “Where You Can Find More Information; Incorporation by Reference.”

	As of and for the Years Ended December 31,
	2014	2013	2012
	(in millions, except per share data)
Results of Operations Data
Sales	$2,241	$2,515	$2,185
Cost of goods sold	1,853	2,034	1,748
Selling and administration	170	190	177
Restructuring charges	(16)	(6)	(9)
Other operating income	2	1	8
Earnings of non-consolidated affiliates	2	3	3
Interest expense	44	39	26
Interest and other income (expense)	1	—	(10)

Income before taxes from continuing operations	163	250	226
Income tax provision	58	71	76

Income from continuing operations	105	179	150
Discontinued operations, net	1	—	—

Net income	$106	$179	$150

Balance Sheet Data
Cash and cash equivalents, short-term investments and restricted cash	$257	$312	$177
Working capital, excluding cash and cash equivalents and short-term investments	182	125	150
Property, plant and equipment, net	931	988	1,034
Total assets	2,698	2,803	2,778
Capitalization
Short-term debt	16	13	24
Long-term debt	659	678	690
Shareholders’ equity	1,013	1,101	998

Total capitalization	$1,688	$1,792	$1,712

Per Share Data
Basic
Continuing operations	$1.33	$2.24	$1.87
Discontinued operations, net	0.01	—	—

Net income	$1.34	$2.24	$1.87

Diluted
Continuing operations	$1.32	$2.21	$1.85
Discontinued operations, net	0.01	—	—

Net income	$1.33	$2.21	$1.85

Common cash dividends	$0.80	$0.80	$0.80

Other Data
Capital expenditures	$72	$91	$256
Depreciation and amortization	138	135	111
Current ratio	2.2	2.1	1.7
Total debt to total capitalization	40.0%	38.6%	41.7%
Average common shares outstanding—diluted	79.7	80.9	81.0

Summary Unaudited Pro Forma Condensed Combined Financial Data of Olin and the Dow Chlorine Products Business

The following summary unaudited pro forma condensed combined financial data present the pro forma condensed financial position and results of operations of Olin based upon the historical financial statements of each of Olin and DCP, after giving effect to the Merger and the other Transactions, and are intended to reflect the impact of the Merger and the other Transactions on Olin’s consolidated financial statements as if the relevant transactions occurred on the dates indicated below. The accompanying unaudited pro forma condensed combined financial information have been prepared using, and should be read in conjunction with, the respective audited consolidated or combined (as the case may be) financial statements of each of Olin and DCP as of and for the fiscal year ended December 31, 2014. The accompanying unaudited pro forma condensed combined financial data is presented for illustrative purposes only and does not purport to be indicative of the actual results that would have been achieved by Olin if the Transactions had been consummated for the period presented or that will be achieved in the future. See “Risk Factors—Risks Related to the Transactions—The unaudited pro forma combined financial information of Olin and DCP is not intended to reflect what actual results of operations and financial condition would have been had Olin and DCP been a combined company for the periods presented, and therefore these results may not be indicative of Olin’s future operating performance.” This information is only a summary and has been derived from and should be read in conjunction with the financial statements of Olin and the notes thereto contained in Olin’s Annual Report on Form 10-K for the year ended December 31, 2014 which is incorporated by reference in this document, the financial statements of DCP and the notes thereto included elsewhere in this document and the more detailed unaudited pro forma condensed combined financial statements of Olin and DCP and the notes thereto included elsewhere in this document. See “Where You Can Find More Information; Incorporation by Reference,” “Unaudited Pro Forma Condensed Combined Financial Statements of Olin and the Dow Chlorine Products Business” and the Audited Financial Statements of the Dow Chlorine Products Business included elsewhere in this document.

Pro Forma
As of and for the Year Ended December 31, 2014
(in millions, except per share data)
Results of operations
Net sales	$6,948
Cost of goods sold	$6,360
Income from continuing operations	$19
Income from continuing operations attributable to controlling shareholders	$24
Income from continuing operations per common share attributable to the business:
Basic	$0.15
Diluted	$0.15
Balance sheet data
Total assets	$10,313
Total liabilities	$6,730
Other selected data
EBITDA (1)	$714
Weighted average common shares outstanding—basic (2)	159.2
Weighted average common shares outstanding—diluted (2)	160.3

(1)

Olin’s definition of EBITDA (Earnings before interest, taxes, depreciation, and amortization) is income from continuing operations plus an add-back for depreciation and amortization, interest expense (income), and income tax expense. EBITDA is a non-GAAP financial measure used by Olin’s management to enhance the understanding of Olin’s operating results. Olin’s management believes that this measure is meaningful to investors as a supplemental financial measure to assess the financial performance of Olin’s assets without regard to financing methods, capital structures, taxes, or historical cost basis. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP and EBITDA presented may not be comparable to similarly titled measures of other companies, limiting its usefulness as a comparative measure. As a result, this financial measure has limitations as an analytical and comparative tool, and you should not consider EBITDA in isolation, or as a substitute for Olin’s results as reported under GAAP. Some of these limitations are:

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on debt;

•	it does not reflect income tax expense or the cash requirements to pay taxes; and

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

A reconciliation of EBITDA to income (loss) from continuing operations determined in accordance with GAAP for the year ended December 31, 2014 is provided below:

	Historical
	Olin Corporation	Dow Chlorine Products Business	Pro forma adjustments	Pro forma combined
Income (loss) from continuing operations	$105	$(7)	$(79)	$19
Add Back
Interest income	(1)	—	—	(1)
Interest expense	44	13	142	199
Provision (Benefit) for income taxes	58	8	(46)	20
Depreciation and amortization expense	138	221	118	477

EBITDA	$344	$235	$135	$714

(2)	Assumes there is no Tag Event.

Included in DCP’s combined statement of operations from which the unaudited pro forma condensed combined financial statements have been derived are allocations of certain expenses for services including, but not limited to, general corporate expenses related to finance, legal, information technology, human resources, ethics and compliance, shared services, employee benefits and incentives, insurance and stock-based compensation. These expenses have been allocated on the basis of direct usage when identifiable with the remainder allocated on the basis of headcount or other measures. Olin management estimates that approximately $250 million of costs would not have been incurred had DCP been a part of Olin for the year ended December 31, 2014.

The unaudited pro forma condensed combined financial statements also do not reflect benefits that may result from the realization of approximately $200 million of annualized cost synergies expected to be realized within three years following the consummation of the Transactions, or, if Olin is able to increase sales to new third-party customers and access new product markets as a result of the Transactions, the potential additional annualized synergies of up to $100 million that Olin estimates may potentially be achievable within three years from the consummation of the Transactions. Olin expects to incur approximately $100 to $150 million in transition-related costs and approximately $200 million in incremental capital spending during the first three years following the consummation of the Transactions that Olin management believes are necessary to realize the anticipated synergies from the Transactions.

Summary Comparative Historical and Pro Forma Per Share Data

The following table sets forth certain historical and pro forma per share data for Olin. The Olin historical data has been derived from and should be read together with Olin’s audited consolidated financial statements and related notes thereto contained in Olin’s Annual Report on Form 10-K for the year ended December 31, 2014 which is incorporated by reference in this document. See “Where You Can Find More Information; Incorporation by Reference.” The pro forma data has been derived from the unaudited pro forma condensed combined financial statements of Olin and DCP included elsewhere in this document. See the section of this document entitled “Unaudited Pro Forma Condensed Combined Consolidated Financial Information of Olin and the Dow Chlorine Products Business.”

This summary comparative historical and pro forma per share data is being presented for illustrative purposes only. Olin and DCP may have performed differently had the Transactions occurred prior to the periods or at the date presented. You should not rely on the pro forma per share data presented as being indicative of the results that would have been achieved had Olin and DCP been combined during the periods or at the date presented or of the actual future results or financial condition of Olin or DCP to be achieved following the consummation of the Transactions.

	As of and for the Year Ended December 31, 2014
Olin	Historical	Pro Forma (1)
	(in millions, except per share data)
Basic earnings per share (1)	$1.34	$0.15
Diluted earnings per share (1)	$1.33	$0.15
Weighted average common shares outstanding—Basic (1)	78.6	159.2
Weighted average common shares outstanding—Diluted (1)	79.7	160.3
Book value per share of common stock (1)	$12.89	$21.21
Dividends declared per share of common stock	$0.80	$0.80

(1)	Assumes there is no Tag Event.

Historical Common Stock Market Price and Dividend Data

Historical market price data for Splitco has not been presented as DCP is currently operated by TDCC and there is no established trading market in Splitco common stock. Shares of Splitco common stock do not currently trade separately from TDCC common stock.

Shares of TDCC common stock currently trade on the NYSE under the symbol “DOW.” On March 26, 2015, the last trading day before the announcement of the Transactions, the last sale price of TDCC common stock reported by the NYSE was $46.86. On [                    ], the last trading day prior to this document, the last sale price of TDCC common stock reported by the NYSE was $[                    ].

Shares of Olin common stock currently trade on the NYSE under the symbol “OLN.” On March 26, 2015, the last trading day before the announcement of the Transactions, the last sale price of Olin common stock reported by the NYSE was $27.19. On [                    ], the last trading day prior to this document, the last sale price of Olin common stock reported by the NYSE was $[                    ].

Olin Dividend Policy

Since the second quarter of 1999, Olin has paid quarterly dividends of $0.20 per share. The payment of cash dividends is subject to the discretion of the Olin Board and will be determined in light of then-current conditions, including Olin’s earnings, Olin’s operations, Olin’s financial condition, Olin’s capital requirements and other factors deemed relevant by the Olin Board. Pursuant to the Merger Agreement, Olin has agreed that prior to the consummation of the Merger, Olin will not declare or pay any dividends or other distributions, except for the declaration and payment of regular quarterly cash dividends of no more than $0.20 per share. In the future, the Olin Board may change its dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions.

RISK FACTORS

You should carefully consider each of the following risks and all of the other information contained and incorporated by reference in this document and the exhibits hereto. Some of the risks described below relate principally to the business and the industry in which Olin, including DCP, will operate after the consummation of the Transactions, while others relate principally to the Transactions. The remaining risks relate principally to the securities markets generally and ownership of shares of Olin common stock. The risks described below are not the only risks that Olin currently faces or will face after the consummation of the Transactions. Additional risks and uncertainties not currently known or that are currently expected to be immaterial may also materially and adversely affect Olin’s business and financial condition or the price of Olin common stock following the consummation of the Transactions.

Risks Related to the Transactions

The Transactions may not be completed on the terms or timeline currently contemplated, or at all.

The consummation of the Transactions is subject to numerous conditions, including (1) the expiration or termination of any applicable waiting period under the HSR Act, and the receipt of regulatory approvals in certain other jurisdictions, (2) the effectiveness of registration statements filed with the SEC in connection with the Transactions, (3) the approval by Olin’s shareholders of the Share Issuance and the Charter Amendment, (4) the receipt by TDCC of the IRS Private Letter Ruling and an opinion from its counsel with respect to certain federal income tax matters related to the Separation, Contribution, Distribution and Debt Exchange, (5) the receipt by TDCC, on the one hand, and Olin, on the other hand, of an opinion from their respective counsel to the effect that the Merger will be treated as a “reorganization” for U.S. federal income tax purposes, (6) the consummation of the Debt Exchange (unless TDCC elects to receive cash equal to the Above Basis Amount as described in the section of this document entitled “The Merger Agreement—Debt Exchange”) and (7) other customary closing conditions. See “The Merger Agreement—Conditions to the Merger.” There is no assurance that the Transactions will be consummated on the terms or timeline currently contemplated, or at all. Olin and TDCC have expended and will continue to expend significant management time and resources and have incurred and will continue to incur significant expenses due to legal, advisory and financial services fees related to the Transactions. These expenses must be paid regardless of whether the Transactions are consummated.

Governmental agencies may not approve the Transactions or the related transactions necessary to complete them, or may impose conditions to any such approval or require changes to the terms of the Transactions. Any such conditions or changes could have the effect of delaying the consummation of the Transactions, imposing costs on or limiting the revenues of the combined company following the consummation of the Transactions or otherwise reducing the anticipated benefits of the Transactions.

Olin and Splitco will need to obtain debt financing to complete the Transactions. Although the Commitment Letters have been obtained from various lenders, the obligations of the lenders under the Commitment Letters are subject to the satisfaction or waiver of customary conditions, including, among others, the absence of any “material adverse effect,” as the term is described in “The Merger Agreement—Representations and Warranties.” Accordingly, there can be no assurance that these conditions will be satisfied or, if not satisfied, waived by the lenders. If Olin is not able to obtain alternative financing on commercially reasonable terms, it could prevent the consummation of the Merger or materially and adversely affect Olin’s business, liquidity, financial condition and results of operations if the Merger is ultimately consummated.

The calculation of the merger consideration will not be adjusted if there is a change in the value of DCP or its assets or the value of Olin before the Merger is completed.

The calculation of the number of shares of Olin common stock to be distributed in the Merger will not be adjusted if there is a change in the value of DCP or its assets or the value of Olin prior to the consummation of the Merger. Olin will not be required to consummate the Merger if there has been any “material adverse effect”

(as this term is described in the section of this document entitled “The Merger Agreement—Representations and Warranties”) on DCP. However, Olin will not be permitted to terminate the Merger Agreement or resolicit the vote of Olin shareholders because of any changes in the market prices of Olin’s common stock or any changes in the value of DCP that do not constitute a material adverse effect on DCP.

Olin will incur significant costs related to the Transactions that could have a material adverse effect on its liquidity, cash flows and operating results.

Olin expects to incur significant one-time costs in connection with the Transactions, including approximately (1) $40 to $45 million during 2015 of advisory, legal, accounting and other professional fees related to the Transactions, (2) $25 to $30 million of financing-related fees, (3) $50 million of costs associated with the change in control mandatory acceleration of expenses under deferred compensation plans as a result of the Transactions, (4) $100 to $150 million in transition-related costs during the first three years following the consummation of the Transactions, and (5) $200 million in incremental capital spending during the first three years following the consummation of the Transactions that Olin management believes is necessary to realize the anticipated synergies from the Transactions. The incurrence of these costs may have a material adverse effect on Olin’s liquidity, cash flows and operating results in the periods in which they are incurred.

Current Olin shareholders’ percentage ownership interest in Olin will be substantially diluted in the Merger.

After the consummation of the Merger, the Olin common stock outstanding immediately prior to the consummation of the Merger will represent, in the aggregate, approximately 49.5 percent of Olin’s issued and outstanding shares of common stock (assuming that there is no Tag Event). If there is a Tag Event, additional shares of Olin common stock would be issued in the Merger and the Olin common stock outstanding immediately prior to the consummation of the Merger would represent, in the aggregate, approximately 47.4 percent of Olin’s issued and outstanding shares of common stock. In addition, as a result of the true-up provision in the Merger Agreement, it is possible that Olin could be required to issue additional shares of its common stock in the Merger, even if a Tag Event does not occur. See “The Merger Agreement—Merger Consideration.” Consequently, Olin’s pre-Merger shareholders, as a group, will be able to exercise less influence over the management and policies of Olin following the consummation of the Merger than immediately prior to the consummation of the Merger.

Some of Olin’s directors and executive officers have interests in seeing the Transactions completed that may be different from, or in addition to, those of other Olin shareholders. Therefore, some of Olin’s directors and executive officers may have a conflict of interest in recommending the proposals being voted on at Olin’s special meeting.

In considering the recommendations of the Olin Board that Olin’s shareholders vote to approve the Share Issuance and the Charter Amendment, you should be aware that certain of Olin’s directors and executive officers have financial interests in the Transactions that may be different from, or in addition to, the interests of Olin’s shareholders generally. The members of the Olin Board were aware of and considered these interests, among other matters, in reaching the determination to approve the terms of the Transactions, including the Merger, and in recommending to Olin’s shareholders that they vote to approve the Share Issuance and the Charter Amendment.

The interests of Olin’s non-employee directors generally include the right to receive, upon the effective time of the Merger, accelerated payment of amounts related to previously earned cash and stock retainers deferred under Olin’s Amended and Restated 1997 Stock Plan for Non-employee Directors (the “Directors Plan”), payable as a lump-sum cash amount.

The interests of Olin’s executive officers generally include the rights to receive:

•	upon the effective time of the Merger, accelerated payment of benefits under each of Olin’s Senior Executive Pension Plan, as amended, and Olin’s Supplementary and Deferral Benefit Pension Plan, as

amended (together, the “Supplemental Pension Plans”), in each case, payable as a lump-sum cash payment that is sufficient to purchase an annuity that will provide the executive officer with the same after tax benefit he or she would have received under the applicable Supplemental Pension Plan;

•	upon the effective time of the Merger, accelerated payment of the executive officer’s account balance under Olin’s Supplemental Contributing Employee Ownership Plan, as amended (the “Supplemental CEOP,” and collectively with the Directors Plan and the Supplemental Pension Plan, the “Deferred Compensation Plans”), payable as a lump-sum cash amount; and

•	in the event of a qualifying termination of employment, certain contractual severance payments and benefits.

Sales of Olin common stock after the Transactions may negatively affect the market price of Olin common stock.

The shares of Olin common stock to be issued in the Merger to holders of Splitco common stock will generally be eligible for immediate resale. The market price of Olin common stock could decline as a result of sales of a large number of shares of Olin common stock in the market after the consummation of the Transactions or even the perception that these sales could occur.

Currently, TDCC shareholders may include index funds that have performance tied to the Standard & Poor’s 500 Index or other stock indices, and institutional investors subject to various investing guidelines. Because Olin may not be included in these indices following the consummation of the Transactions or may not meet the investing guidelines of some of these institutional investors, these index funds and institutional investors may decide to or may be required to sell the Olin common stock that they receive in the Merger. In addition, the investment fiduciaries of TDCC’s defined benefit pension plans may decide to sell any Olin common stock that the trusts for these plans receive in the Transactions, or may decide not to participate in the exchange offer, in response to their fiduciary obligations under applicable law. Similarly, the fiduciaries to the Dow Savings Plan may determine that Olin common stock is not a permissible investment under the Dow Savings Plan, triggering a sale of Olin common stock (or possibly even precluding applicants from participating in the exchange). These sales, or the possibility that these sales may occur, may also make it more difficult for Olin to obtain additional capital by selling equity securities in the future at a time and at a price that it deems appropriate.

The historical financial information of DCP may not be representative of its results or financial condition if it had been operated independently of TDCC and, as a result, may not be a reliable indicator of its future results.

DCP is currently operated by TDCC. Consequently, the financial information of DCP included in this document has been derived from the consolidated financial statements and accounting records of TDCC and reflects all direct costs as well as assumptions and allocations made by TDCC management. The financial position, results of operations and cash flows of DCP presented may be different from those that would have resulted had DCP been operated independently of TDCC during the applicable periods or at the applicable dates. For example, in preparing the financial statements of DCP, TDCC made allocations of costs and TDCC corporate expenses deemed to be attributable to DCP. However, these costs and expenses reflect the costs and expenses attributable to DCP operated as part of a larger organization and do not necessarily reflect costs and expenses that would be incurred by DCP had it been operated independently. As a result, the historical financial information of DCP may not be a reliable indicator of future results.

The unaudited pro forma combined financial information of Olin and DCP is not intended to reflect what actual results of operations and financial condition would have been had Olin and DCP been a combined company for the periods presented, and therefore these results may not be indicative of Olin’s future operating performance.

Because Olin will acquire DCP only upon completion of the Transactions, it has no available historical financial information that consolidates the financial results for DCP and Olin. The historical financial statements contained or incorporated by reference in this document consist of the separate financial statements of TDCC, DCP and Olin.

The unaudited pro forma combined financial information presented in this document is for illustrative purposes only and is not intended to, and does not purport to, represent what Olin’s actual results or financial condition would have been if the Transactions had occurred on the relevant date. In addition, such unaudited pro forma combined financial information is based in part on certain assumptions regarding the Transactions that Olin believes are reasonable. These assumptions, however, are only preliminary and will be updated only after the consummation of the Transactions. The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting, with Olin considered the acquirer of DCP. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values with any excess purchase price allocated to goodwill. The pro forma purchase price allocation was based on an estimate of the fair values of the tangible and intangible assets and liabilities of DCP. In arriving at the estimated fair values, Olin has considered the preliminary appraisals of independent consultants which were based on a preliminary and limited review of the assets and liabilities related to DCP to be transferred to, or assumed by, Splitco in the Transactions. Following the effective date of the Merger, Olin expects to complete the purchase price allocation after considering the fair value of DCP’s assets and liabilities at the level of detail necessary to finalize the required purchase price allocation. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

The unaudited pro forma combined financial information does not reflect the costs of any integration activities or transaction-related costs or incremental capital spending that Olin management believes are necessary to realize the anticipated synergies from the Transactions. Accordingly, the pro forma financial information included in this document does not reflect what Olin’s results of operations or operating condition would have been had Olin and DCP been a consolidated entity during all periods presented, or what Olin’s results of operations and financial condition will be in the future.

Olin may be unable to provide the same types and level of benefits, services and resources to DCP that historically have been provided by TDCC, or may be unable to provide them at the same cost.

As part of TDCC, DCP has been able to receive benefits and services from TDCC and has been able to benefit from TDCC’s financial strength and extensive business relationships. After the consummation of the Transactions, DCP will be owned by Olin and will no longer benefit from TDCC’s resources. While Olin will enter into agreements under which TDCC will agree to provide certain transition services and site-related services following the consummation of the Transactions, it cannot be assured that Olin will be able to adequately replace those resources or replace them at the same cost. If Olin is not able to replace the resources provided by TDCC or is unable to replace them at the same cost or is delayed in replacing the resources provided by TDCC, Olin’s business, financial condition and results of operations may be materially adversely impacted.

Olin’s business, financial condition and results of operations may be adversely affected following the Transactions if Olin cannot negotiate contract terms that are as favorable as those TDCC has received when Olin replaces certain of Splitco’s contracts after the closing of the Transactions.

Prior to the consummation of the Transactions, certain functions (such as purchasing, accounts payable processing, accounts receivable management, information systems, logistics and distribution) for DCP are generally being performed under TDCC’s centralized systems and, in some cases, under contracts that are also used for TDCC’s other businesses and which are not intended to be assigned in whole or in part to Olin with DCP. In addition, some other contracts to which TDCC is a party on behalf of DCP will require consents of third parties to assign them to Splitco. There can be no assurance that Olin will be able to negotiate contract terms that are as favorable as those TDCC received when and if Olin replaces these contracts with its own agreements for similar services, including any contracts that may need to be replaced as a result of a failure to obtain required third-party consents. Although Olin believes that it will be able to enter into new agreements for similar services and that TDCC and Olin will be able to obtain all material third-party consents required to assign contracts to Splitco, it is possible that the failure to enter into new agreements for similar services or to obtain required consents to assign contracts could have a material adverse impact on Olin’s business, financial condition and results of operations following the consummation of the Transactions.

If the Distribution, including the Debt Exchange, does not qualify as a tax-free transaction under Section 368(a)(1)(D) or 355 of the Code or the Merger does not qualify as a tax-free “reorganization” under Section 368(a) of the Code, including as a result of actions taken in connection with the Distribution or the Merger or as a result of subsequent acquisitions of shares of TDCC, Olin or Splitco common stock, then TDCC and/or TDCC shareholders may be required to pay substantial U.S. federal income taxes, and, in certain circumstances and subject to certain conditions, Splitco and Olin may be required to indemnify TDCC for any such tax liability.

The consummation of the Transactions is conditioned on TDCC’s receipt of the Private Letter Ruling. The consummation of the Transactions is also conditioned on the receipt by TDCC of the TDCC RMT Tax Opinion (as defined above in “Helpful Information”), and by Olin of a tax opinion (the “Merger Tax Opinion”) from its tax counsel substantially to the effect that the Merger will be treated as a “reorganization” within Section 368(a) of the Code.

Although a private letter ruling from the IRS generally is binding on the IRS, TDCC and Splitco will not be able to rely on the Private Letter Ruling if the factual representations made to the IRS in connection with the request for the Private Letter Ruling prove to be inaccurate, or incomplete, in any material respect, or if undertakings made to the IRS in connection with the request for the Private Letter Ruling are not satisfied. In addition, the TDCC RMT Tax Opinion and the Merger Tax Opinion will be based on, among other things, currently applicable law and certain representations and assumptions as to factual matters made by TDCC, Splitco, Olin, and Merger Sub. Any change in currently applicable law, which may be retroactive, or the failure of any representation or assumption to be true, correct and complete in all material respects, could adversely affect the conclusions reached by counsel in the opinions.

Even if the Distribution were otherwise to qualify as a tax-free transaction under Sections 368(a)(1)(D) and 355 of the Code, it would be taxable to TDCC (but not to TDCC shareholders) pursuant to Section 355(e) of the Code if there is a 50 percent or greater change in ownership of either TDCC or Splitco (including stock of Olin after the Merger), directly or indirectly, as part of a plan or series of related transactions that include the Distribution. For this purpose, any acquisitions of TDCC, Splitco or Olin stock within the period beginning two years before the Distribution and ending two years after the Distribution are presumed to be part of such a plan, although TDCC, Splitco or Olin may be able to rebut that presumption. While the Merger will be treated as part of such a plan for purposes of the test, standing alone it should not cause the Distribution to be taxable to TDCC under Section 355(e) of the Code because TDCC shareholders will hold at least 50.5 percent of Olin’s outstanding stock immediately following the Merger. However, if the IRS were to determine that other acquisitions of TDCC, Splitco or Olin stock, either before or after the Distribution, were part of a plan or series of related transactions that included the Distribution, such determination could result in significant tax to TDCC. In connection with the Private Letter Ruling and the TDCC RMT Tax Opinion, TDCC and Olin have represented or will represent that the Distribution is not part of any such plan or series of related transactions.

In certain circumstances and subject to certain limitations, under the Tax Matters Agreement, Splitco is required to indemnify TDCC in the event that the Distribution becomes taxable as a result of certain actions by Olin or Splitco (a “disqualifying action”) or as a result of certain changes in ownership of the stock of Olin or Splitco after the Merger. If TDCC were to recognize gain on the Distribution for reasons not related to a disqualifying action by Splitco or Olin, TDCC would not be entitled to be indemnified under the Tax Matters Agreement and the resulting tax to TDCC could have a material adverse effect on TDCC. If Splitco is required to indemnify TDCC if the Distribution or the Merger is taxable, this indemnification obligation would be substantial and could have a material adverse effect on Olin, including with respect to its financial condition and results of operations.

Splitco and Olin may be affected by significant restrictions following the Transactions in order to avoid significant tax-related liabilities.

The Tax Matters Agreement generally prohibits Splitco, Olin and their affiliates from taking certain actions that could cause the Distribution, the Merger and certain related transactions to fail to qualify as tax-free transactions. In particular, unless an exception applies, for a two-year period following the date of the Distribution, Splitco may not:

•	enter into any transaction or series of transactions (or any agreement, understanding or arrangement) as a result of which one or more persons would acquire (directly or indirectly) stock comprising 50 percent or more of the vote or value of Splitco (taking into account the stock of Splitco acquired pursuant to the Merger);

•	redeem or repurchase any stock or stock rights;

•	amend its certificate of incorporation or take any other action affecting the relative voting rights of its capital stock;

•	merge or consolidate with any other person (other than pursuant to the Merger);

•	take any other action that would, when combined with any other direct or indirect changes in ownership of Splitco capital stock (including pursuant to the Merger), have the effect of causing one or more persons to acquire stock comprising 50 percent or more of the vote or value of Splitco, or would reasonably be expected to adversely affect the tax-free status of the Transactions;

•	liquidate or partially liquidate;

•	discontinue the active conduct of DCP; or

•	sell, transfer or otherwise dispose of assets (including stock of subsidiaries) that constitute more than 35 percent of the consolidated gross assets of Splitco and/or its subsidiaries (subject to exceptions for, among other things, ordinary course dispositions and repayments or prepayments of Splitco debt).

If Splitco intends to take any such restricted action, Splitco will be required to cooperate with TDCC in obtaining a supplemental IRS ruling or an unqualified tax opinion acceptable to TDCC to the effect that such action will not affect the status of the Distribution, the Merger and certain related transactions as tax-free transactions. However, if Splitco takes any of the actions above and such actions result in tax-related losses to TDCC, then Splitco generally will be required to indemnify TDCC for such losses, without regard to whether TDCC has given Splitco prior consent. See “Other Agreements—Tax Matters Agreement.”

Due to these restrictions and indemnification obligations under the Tax Matters Agreement, Olin may be limited in its ability to pursue strategic transactions, equity or convertible debt financings or other transactions that may otherwise be in Olin’s best interests. Also, Olin’s potential indemnity obligation to TDCC might discourage, delay or prevent a change of control during this two-year period that Olin shareholders may consider favorable to its ability to pursue strategic transactions, equity or convertible debt financings, or other transactions that may otherwise be in Olin’s best interests.

Failure to consummate the Transactions could materially and adversely impact the market price of Olin’s common stock as well as Olin’s business, liquidity, financial condition and results of operations.

If the Transactions are not consummated for any reason, the price of Olin common stock may decline significantly. In addition, Olin is subject to additional risks, including, among others:

•	depending on the reasons for and timing of the termination of the Merger Agreement, the requirement in the Merger Agreement that Olin pay TDCC a termination fee of $100 million or reimburse TDCC for expenses of up to $50 million relating to the Transactions;

•	substantial costs related to the Transactions, such as advisory, legal, accounting and other professional fees and regulatory filing and financial printing fees, which must be paid regardless of whether the Transactions are completed; and

•	potential disruption of the business of Olin and distraction of its workforce and management team.

Olin will have more shares of its common stock outstanding after the Transactions, which may discourage other companies from trying to acquire Olin.

Olin expects to issue approximately 80.6 million shares of its common stock in the Merger, if there is no Tag Event, or approximately 87.5 million shares, if there is a Tag Event. In addition, as a result of the true-up provision in the Merger Agreement in certain circumstances, it is possible that Olin could be required to issue more than 80.6 million shares of its common stock in the Merger, even if a Tag Event does not occur. See “The Merger Agreement—Merger Consideration.” Because Olin will be a significantly larger company and have significantly more shares of its common stock outstanding after the consummation of the Transactions, an acquisition of Olin may become more expensive. As a result, some companies may not seek to acquire Olin, and the reduction in potential parties that may seek to acquire Olin could negatively impact the prices at which Olin’s common stock trades.

Other Risks that Relate to Olin Including the Dow Chlorine Products Business after the Consummation of the Transactions

Integration—The integration of Olin and DCP may not be successful or the anticipated benefits from the Transactions may not be realized.

After the consummation of the Transactions, Olin will have significantly more sales, assets and employees than it did prior to the consummation of the Transactions. The integration process will require Olin to expend capital and significantly expand the scope of its operations and financial systems. Olin’s management will be required to devote a significant amount of time and attention to the process of integrating the operations of Olin’s business and DCP. There is a significant degree of difficulty and management involvement inherent in that process. These difficulties include, but are not limited to:

•	integrating the operations of DCP while carrying on the ongoing operations of Olin’s business;

•	managing a significantly larger company than before the consummation of the Transactions;

•	the possibility of faulty assumptions underlying Olin’s expectations regarding the integration process;

•	coordinating a greater number of diverse businesses located in a greater number of geographic locations, including in global regions and countries where Olin does not currently have operations;

•	operating in geographic markets or industry sectors in which Olin may have little or no experience;

•	complying with laws of new jurisdictions in which Olin has not previously operated;

•	integrating business systems and models;

•	attracting and retaining the necessary personnel associated with DCP following the consummation of the Transactions;

•	creating and implementing uniform standards, controls, procedures, policies and information systems and controlling the costs associated with such matters; and

•	integrating information technology, purchasing, accounting, finance, sales, billing, payroll and regulatory compliance systems, and meeting external reporting requirements following the consummation of the Transactions.

All of the risks associated with the integration process could be exacerbated by the fact that Olin may not have a sufficient number of employees with the requisite expertise to integrate the businesses or to operate Olin’s business after the Transactions. If Olin does not hire or retain employees with the requisite skills and knowledge to run Olin after the Transactions, it may have a material adverse effect on Olin’s business, financial condition and results of operations.

Even if Olin is able to combine the two business operations successfully, it may not be possible to realize the benefits of the increased sales volume and other benefits, including the expected synergies, that are expected to result from the Transactions, or realize these benefits within the time frame that is expected. For example, the elimination of duplicative costs may not be possible or may take longer than anticipated, or the benefits from the Transactions may be offset by costs incurred or delays in integrating the companies. In addition, the quantification of synergies expected to result from the Transactions is based on significant estimates and assumptions that are subjective in nature and inherently uncertain. The amount of synergies actually realized in the Transactions, if any, and the time periods in which any such synergies are realized, could differ materially from the expected synergies discussed in this document, regardless of whether Olin is able to combine the two business operations successfully.

If Olin is unable to successfully integrate DCP or if it is unable to realize the anticipated synergies and other benefits of the Transactions, there could be a material adverse effect on Olin’s business, financial condition and results of operations.

Sensitivity to Global Economic Conditions and Cyclicality—Olin’s operating results could be negatively affected during economic downturns.

The business of most of Olin’s customers, particularly vinyl, urethanes and pulp and paper customers, are and will continue to be, to varying degrees, cyclical and have historically experienced periodic downturns. These economic and industry downturns have been characterized by diminished product demand, excess manufacturing capacity and, in some cases, lower average selling prices. Therefore, any significant downturn in Olin’s customers’ businesses or in global economic conditions could result in a reduction in demand for Olin’s products and could materially adversely affect Olin’s results of operations or financial condition.

Although Olin historically has not generally sold a large percentage of its products directly to customers abroad, a large part of Olin’s financial performance is dependent upon a healthy economy beyond North America because Olin’s customers sell their products abroad. Additionally, the percentage of Olin’s sales to customers abroad is expected to increase significantly following the consummation of the Transactions since DCP derives a larger portion of its sales from customers outside the United States. As a result, Olin’s business is and, following the consummation of the Transactions, will continue to be affected by general economic conditions and other factors in Western Europe, South America and most of East Asia, particularly China and Japan, including fluctuations in interest rates, customer demand, labor and energy costs, currency changes and other factors beyond Olin’s control. The demand for Olin’s customers’ products, and therefore, Olin’s products, is directly affected by such fluctuations. In addition, Olin’s customers could decide to move some or all of their production to lower cost, offshore locations, and this could reduce demand in North America for Olin’s products. There can be no assurance that events having an adverse effect on the industries in which Olin (including DCP following the consummation of the Transactions) operates will not occur or continue, such as a downturn in the Western European, South American, Asian or world economies, increases in interest rates or unfavorable currency fluctuations. Economic conditions in other regions of the world, predominantly Asia and Europe, can increase the amount of caustic soda produced and available for export to North America. The increased caustic soda supply can put downward pressure on caustic soda prices charged by Olin, negatively impacting Olin’s profitability.

Cyclical Pricing Pressure—Olin’s profitability could be reduced by declines in average selling prices of Olin’s products, particularly declines in the electrochemical unit (“ECU”) netbacks for chlorine and caustic soda.

Olin’s historical operating results reflect the cyclical and sometimes volatile nature of the chemical and ammunition industries. Olin expects to continue to be subject to this cyclicality and volatility following the consummation of the Transactions. Olin experiences, and expects to continue to experience, cycles of fluctuating supply and demand in each of its business segments, particularly in chlor alkali products, which result in changes in selling prices. Periods of high demand, tight supply and increasing operating margins tend to result in increases in capacity and production until supply exceeds demand, generally followed by periods of oversupply and declining prices. Another factor influencing demand and pricing for chlorine and caustic soda is the price of natural gas. Higher natural gas prices increase the manufacturing costs of Olin’s customers and competitors, and depending on the ratio of crude oil to natural gas prices, could make them less competitive in world markets. Continued expansion offshore, particularly in Asia, will continue to have an impact on the ECU values as imported caustic soda replaces some capacity in North America.

In the chlor alkali industry, price is the major supplier selection criterion. Olin has little or no ability to influence prices in this large commodity market. Decreases in the average selling prices of Olin’s products could have a material adverse effect on Olin’s profitability. While Olin strives to maintain or increase its profitability by reducing costs through improving production efficiency, emphasizing higher margin products and by controlling transportation, selling and administration expense, there can be no assurance that these efforts will be sufficient to offset fully the effect of possible decreases in pricing on operating results.

Because of the cyclical nature of Olin’s businesses, there can be no assurance that pricing or profitability in the future will be comparable to any particular historical period, including the most recent period shown in Olin’s and DCP’s respective operating results or the pro forma operating results presented in this document. There can also be no assurance that the chlor alkali industry will not experience adverse trends in the future, or that Olin’s business, financial condition and results of operations will not be adversely affected by them.

Olin’s chemical distribution segment is also subject to changes in operating results as a result of cyclical pricing pressures. The prices at which Olin resells the products that it distributes often fluctuate in accordance with the prices that Olin pays for these products, which in turn are driven by the underlying commodity prices, such as caustic soda, in accordance with supply and demand economics. Olin attempts to pass commodity pricing changes to its customers, but may be unable to do so or be delayed in doing so. The inability to pass through price increases or any limitation or delays in passing through price increases in Olin’s chemical distribution segment could adversely affect Olin’s profitability.

Olin’s Winchester segment is also subject to changes in operating results as a result of cyclical pricing pressures, but to a lesser extent than Olin’s chlor alkali products segment. Selling prices of ammunition are affected by changes in raw material costs and availability and customer demand, and declines in average selling prices of products of Olin’s Winchester segment could adversely affect Olin’s profitability.

Raw Materials—Availability of purchased feedstocks and energy, and the volatility of these costs, impact Olin’s operating costs and add variability to earnings.

Purchased feedstock and energy costs account, and will continue to account, for a substantial portion of Olin’s total production costs and operating expenses. Olin purchases, and will continue to purchase certain raw materials as feedstocks. Olin also purchases, and will continue to purchase, natural gas and electric power.

Feedstock and energy costs generally follow price trends in crude oil and natural gas, which are sometimes volatile. Ultimately, the ability to pass on underlying cost increases is dependent on market conditions. Conversely, when feedstock and energy costs decline, selling prices generally decline as well. As a result, volatility in these costs could impact Olin’s business, financial condition and results of operations.

If the availability of any of Olin’s principal feedstocks is limited or Olin is unable to obtain natural gas or energy from any of its energy sources, Olin may be unable to produce some of its products in the quantities demanded by its customers, which could have a material adverse effect on plant utilization and its sales of products requiring such raw materials. In connection with the Transactions, Olin and DCP will enter into long-term supply agreements with TDCC for certain raw materials, including ethylene, propylene and benzene. The initial term of the majority of these supply agreements is either five or ten years (a small number of agreements have shorter or longer initial terms) beginning on the date of the Distribution. As these contracts with TDCC and other third-party contracts expire, Olin may be unable to renew these contracts or obtain new long-term supply agreements on terms comparable or as favorable to Olin, depending on market conditions, which may have a material adverse effect on Olin’s business, financial condition and results of operations.

In addition, many of Olin’s and DCP’s long-term contracts contain provisions that allow their suppliers to limit the amount of raw materials shipped to Olin below the contracted amount in force majeure circumstances. If Olin is required to obtain alternate sources for raw materials because TDCC or any other supplier is unwilling or unable to perform under raw material supply agreements or if a supplier terminates its agreements with Olin, Olin may not be able to obtain these raw materials from alternative suppliers or obtain new long-term supply agreements on terms comparable or favorable to Olin.

Suppliers—Olin relies and will continue to rely on a limited number of outside suppliers for specified feedstocks and services.

Olin obtains, and following the consummation of the Transactions, will continue to obtain, a significant portion of its raw materials from a few key suppliers. If any of these suppliers are unable to meet their obligations under present or any future supply agreements, Olin may be forced to pay higher prices to obtain the necessary raw materials. Any interruption of supply or any price increase of raw materials could have a material adverse effect on Olin’s business, financial condition and results of operations. Upon the consummation of the Transactions, Olin will enter into agreements with TDCC to provide specified feedstocks and services for the facilities operated by DCP. These facilities will be dependent upon TDCC’s infrastructure for services such as wastewater and ground water treatment. Any failure of TDCC to perform its obligations under those agreements could adversely affect the operation of the affected facilities and Olin’s business, financial condition and results of operations. Many of the agreements relating to these feedstocks and services have initial terms ranging from several years to 20 years. Most of these agreements are automatically renewable, but may be terminated by Olin or TDCC after specified notice periods. If Olin is required to obtain an alternate source for these feedstocks or services, Olin may not be able to obtain pricing on as favorable terms. Additionally, Olin may be forced to pay additional transportation costs or to invest in capital projects for pipelines or alternate facilities to accommodate railcar or other delivery methods or to replace other services.

A vendor may choose, subject to existing contracts, to modify its relationship due to general economic concerns or concerns relating to the vendor or Olin, at any time. Any significant change in the terms that Olin has with its key suppliers could materially adversely affect Olin’s business, financial condition and results of operation, as could significant additional requirements from its suppliers that Olin provide them additional security in the form of prepayments or posting letters of credit.

Imbalance in Demand for Olin’s Chlor Alkali Products—A loss of a substantial customer for Olin’s chlorine or caustic soda could cause an imbalance in customer demand for these products, which could have an adverse effect on Olin’s results of operations.

Chlorine and caustic soda are produced simultaneously and in a fixed ratio of 1.0 ton of chlorine to 1.1 tons of caustic soda. The loss of a substantial chlorine or caustic soda customer could cause an imbalance in customer demand for Olin’s chlorine and caustic soda products. An imbalance in customer demand may require Olin to reduce production of both chlorine and caustic soda or take other steps to correct the imbalance. Since Olin cannot store large quantities of chlorine, Olin may not be able to respond to an imbalance in customer demand for these products as quickly or efficiently as some of Olin’s competitors. If a substantial imbalance occurred, Olin would need to reduce prices or take other actions that could have a material adverse impact on Olin’s business, results of operations and financial condition.

Security and Chemicals Transportation—Regulations on the transportation of hazardous chemicals and/or the security of chemical manufacturing facilities and public policy changes related to transportation safety could result in significantly higher operating costs.

The transportation of Olin’s products and feedstocks, including transportation by pipeline, and the security of Olin’s chemical manufacturing facilities are subject to extensive regulation. Government authorities at the local, state and federal levels could implement new or stricter regulations that would impact the security of chemical plant locations and the transportation of hazardous chemicals. Olin’s chlor alkali products business, including DCP, could be materially adversely impacted by the cost of complying with any new regulations. Olin’s business also could be adversely affected if an incident were to occur at one of Olin’s facilities or while transporting product. The extent of the impact would depend on the requirements of future regulations and the nature of an incident, which are unknown at this time.

Effects of Regulation—Changes in legislation or government regulations or policies could have a material adverse effect on Olin’s financial position or results of operations.

Legislation that may be passed by Congress or other legislative bodies or new regulations that may be issued by federal and other administrative agencies, including import and export duties and quotas, anti-dumping regulations and related tariffs, could significantly affect the sales, costs and profitability of Olin’s business. The chemical and ammunition industries are subject to legislative and regulatory actions, which could have a material adverse effect on Olin’s business, financial position or results of operations. Existing and future government regulations and laws may reduce the demand for Olin’s products, including certain chlorinated organic products, such as dry cleaning solvents, produced by DCP. Any decrease in the demand for chlorinated organic products could result in lower unit sales and lower selling prices for such chlorinated organic products, which would have a material adverse effect on Olin’s business, financial condition and results of operations.

Cost Control—Olin’s profitability could be reduced if Olin experiences increasing raw material, utility, transportation or logistics costs, or if Olin fails to achieve targeted cost reductions, including cost reductions expected to be realized following the consummation of the Transactions.

Olin’s operating results and profitability are, and will continue to be, dependent upon its continued ability to control, and in some cases reduce, its costs. In addition, Olin’s expected benefits from the Transactions are dependent upon Olin’s ability to reduce its costs following the consummation of the Transactions. If Olin is unable to do so, or if costs outside of Olin’s control, particularly Olin’s costs of raw materials, utilities, transportation and similar costs, increase beyond anticipated levels, Olin’s profitability will decline and Olin will not realize the level of cost reductions anticipated following the Transactions.

For example, Olin’s chlor alkali product transportation costs, particularly railroad shipment costs, are a significant portion of Olin’s cost of goods sold, and have been increasing over the past several years. Part of the anticipated cost reductions from the Transactions are due to transportation cost efficiencies from the increased number of manufacturing locations and the Dow Chlorine Product Business’s utilization of diverse modes of delivery for products which Olin currently delivers by rail. If transportation costs continue to increase, and Olin is unable to control those costs or pass the increased costs on to customers, Olin’s profitability in its chlor alkali business would be negatively affected. Similarly, costs of commodity metals and other materials used in Olin’s Winchester business, such as copper and lead, can vary. If Olin experiences significant increases in these costs and is unable to raise its prices to offset the higher costs, the profitability in Olin’s Winchester business would be negatively affected.

Environmental Costs—Olin has, and will continue to have, ongoing environmental costs, which could have a material adverse effect on Olin’s financial position or results of operations.

The nature of Olin’s operations and products, including the raw materials it handles, exposes Olin to the risk of liabilities, obligations or claims with respect to environmental matters. In addition, Olin is party to various governmental and private environmental actions associated with past manufacturing facilities and former waste disposal sites. Olin has incurred, and expects to incur, significant costs and capital expenditures in complying with environmental laws and regulations.

The ultimate costs and timing of environmental liabilities are difficult to predict. Liabilities under environmental laws relating to contaminated sites can be imposed retroactively and on a joint and several basis. One liable party could be held responsible for all costs at a site, regardless of fault, percentage of contribution to the site or the legality of the original disposal. Olin could incur significant costs, including cleanup costs, natural resource damages, civil or criminal fines and sanctions and third-party lawsuits claiming, for example, personal injury and/or property damage, as a result of past or future violations of, or liabilities under, environmental or other laws.

In addition, future events, such as changes to or more rigorous enforcement of environmental laws, could require Olin to make additional expenditures, modify or curtail its operations and/or install pollution control equipment. It is possible that regulatory agencies may enact new or more stringent clean-up standards for chemicals of concern, including chlorinated organic products manufactured by DCP. This could lead to expenditures for environmental remediation in the future that are additional to existing estimates.

Accordingly, it is possible that some of the matters in which Olin is involved or may become involved may be resolved unfavorably to Olin, which could materially adversely affect Olin’s business, financial position, cash flows or results of operations.

Litigation and Claims—Olin is subject to litigation and other claims, which could cause Olin to incur significant expenses.

Olin is a defendant in a number of pending legal proceedings relating to its present and former operations. These include product liability claims relating to ammunition and firearms and proceedings alleging injurious exposure of plaintiffs to various chemicals and other substances (including proceedings based on alleged exposures to asbestos). Frequently, the proceedings alleging injurious exposure involve claims made by numerous plaintiffs against many defendants. Olin’s exposure to potential losses from products liability, personal injury and other claims is expected to increase as a result of the Transactions due to the increased size of Olin’s business and product portfolio. Because of the inherent uncertainties of litigation, Olin is unable to predict the outcome of these proceedings and therefore cannot determine whether the financial impact, if any, will be material to Olin’s financial position, cash flows or results of operations.

Integration of Information Technology Systems—Operation on multiple Enterprise Resource Planning (“ERP”) information systems, and the conversion from multiple systems to a single system, may negatively impact Olin’s operations.

Olin is, and after consummation of the Transactions will continue to be, highly dependent on its information systems infrastructure in order to process orders, track inventory, ship products in a timely manner, prepare invoices to its customers, maintain regulatory compliance and otherwise carry on its business in the ordinary course. Olin currently operates on an ERP information system. In addition, DCP currently operates on a separate ERP system. Since Olin will be required to process and reconcile its information from multiple systems, after the consummation of the Transactions, the chance of errors will be increased, and Olin may incur significant additional costs related thereto. Inconsistencies in the information from multiple ERP systems could adversely impact Olin’s ability to manage its business efficiently and may result in heightened risk to its ability to maintain its books and records and comply with regulatory requirements. Following the consummation of the Transactions, Olin expects that it may transition all or a portion of the operations of DCP from one ERP system to another. The transition to a different ERP system involves numerous risks, including:

•	diversion of management’s attention away from normal daily business operations;

•	loss of, or delays in accessing, data;

•	increased demand on its operations support personnel;

•	increased costs;

•	initial dependence on unfamiliar systems while training personnel to use new systems; and

•	increased operating expenses resulting from training, conversion and transition support activities.

Any of the foregoing could result in a material increase in information technology compliance or other related costs, and could materially and negatively impact Olin’s business, results of operations or financial condition.

Information Security—A failure of Olin’s information technology systems, or an interruption in their operation, could have a material adverse effect on Olin’s business, financial condition or results of operations.

Olin’s operations are, and after consummation of the Transactions will continue to be, dependent on its ability to protect its information systems, computer equipment and information databases from systems failures. Olin relies on its information technology systems generally to manage the day-to-day operation of Olin’s business, operate elements of its chlor alkali and ammunition manufacturing facilities, manage relationships with its customers, fulfill customer orders and maintain its financial and accounting records. Failures of Olin’s information technology systems could be caused by internal or external events, such as incursions by intruders or hackers, computer viruses, cyber-attacks, failures in hardware or software, or power or telecommunication fluctuations or failures. The failure of Olin’s information technology systems to perform as anticipated for any reason or any significant breach of security could disrupt its business and result in numerous adverse consequences, including reduced effectiveness and efficiency of operations, increased costs or loss of important information, any of which could have a material adverse effect on Olin’s business, financial condition or results of operations. Olin has technology and information security processes and disaster recovery plans in place to mitigate its risk to these vulnerabilities. However, these measures may not be adequate to ensure that Olin’s operations will not be disrupted, should such an event occur.

Production Hazards—Olin’s facilities are subject to operating hazards, which may disrupt Olin’s business.

Olin is, and after consummation of the Transactions will continue to be, dependent upon the continued safe operation of its production facilities. Olin’s production facilities are subject to hazards associated with the manufacture, handling, storage and transportation of chemical materials and products and ammunition, including leaks and ruptures, explosions, fires, inclement weather and natural disasters, unexpected utility disruptions or outages, unscheduled downtime and environmental hazards. From time to time in the past, Olin has had incidents that have temporarily shut down or otherwise disrupted its manufacturing, causing production delays and resulting in liability for workplace injuries and fatalities. Some of Olin’s products involve the manufacture and/or handling of a variety of explosive and flammable materials. Use of these products by Olin’s customers could also result in liability if an explosion, fire, spill or other accident were to occur. Olin cannot assure you that it will not experience these types of incidents in the future or that these incidents will not result in production delays or otherwise have a material adverse effect on Olin’s business, results of operations or financial condition. In the past, major hurricanes have caused significant disruption in DCP’s operations on the U.S. Gulf Coast, logistics across the region and the supply of certain raw materials, which had an adverse impact on volume and cost for some of DCP’s products. Due to the substantial presence of Olin and DCP on the U.S. Gulf Coast, historically and after the consummation of the Transactions, similar severe weather conditions or other natural phenomena in the future could negatively affect Olin’s results of operations.

Indebtedness—Olin will have a substantial amount of indebtedness following the Transactions, which could materially adversely affect its financial condition.

Olin has a significant amount of indebtedness and its leverage will increase as a result of the Transactions. As of December 31, 2014, Olin had $675 million of indebtedness outstanding, and as of December 31, 2014 on a pro forma basis after giving effect to the Transactions, Olin would have had outstanding indebtedness of $3,859 million. Outstanding indebtedness does not include amounts that could be borrowed under Olin’s $265 million senior revolving credit facility, under which $258 million was available for borrowing as of December 31, 2014 because Olin had issued $7 million of letters of credit. In connection with the Transactions, Olin expects to increase the size of its senior revolving credit facility to $500 million. Despite its level of indebtedness, Olin has and expects to continue to have the ability to borrow additional debt.

After the consummation of the Transactions, Olin’s indebtedness could have important consequences, including but not limited to:

•	limiting its ability to fund working capital, capital expenditures and other general corporate purposes;

•	limiting its ability to accommodate growth by reducing funds otherwise available for other corporate purposes and to compete, which in turn could prevent Olin from fulfilling its obligations under its indebtedness;

•	limiting its operational flexibility due to the covenants contained in its debt agreements;

•	requiring it to dispose of significant assets in order to satisfy its debt service and other obligations if it is not able to satisfy these obligations from cash from operations or other sources;

•	to the extent that Olin’s debt is subject to floating interest rates, increasing Olin’s vulnerability to fluctuations in market interest rates;

•	limiting Olin’s ability to buy back Olin common stock or pay cash dividends;

•	limiting its flexibility in planning for, or reacting to, changes in its business or industry or economic conditions, thereby limiting its ability to compete with companies that are not as highly leveraged; and

•	increasing its vulnerability to economic downturns.

Olin’s ability to generate sufficient cash flow from operations to make scheduled payments on Olin’s debt will depend on a range of economic, competitive and business factors, many of which are outside its control. There can be no assurance that Olin’s business will generate sufficient cash flow from operations to make these payments. If Olin is unable to meet its expenses and debt obligations, Olin may need to refinance all or a portion of its indebtedness before maturity, sell assets or issue additional equity. Olin may not be able to refinance any of its indebtedness, sell assets or issue additional equity on commercially reasonable terms or at all, which could cause Olin to default on its obligations and impair its liquidity. Olin’s inability to generate sufficient cash flow to satisfy its debt obligations, or to refinance its debt obligations on commercially reasonable terms, would have a material adverse effect on Olin’s business, financial condition and results of operations, as well as on Olin’s ability to satisfy its debt obligations.

Credit Facilities—Weak industry conditions could affect Olin’s ability to comply with the financial maintenance covenants in Olin’s senior credit facility and certain tax-exempt bonds.

Olin’s senior credit facility and Olin’s Gulf Opportunity Zone Act of 2005 (Go Zone) and American Recovery and Reinvestment Act of 2009 (Recovery Zone) tax-exempt bonds include certain financial maintenance covenants requiring Olin to not exceed a maximum leverage ratio and to maintain a minimum coverage ratio. In addition, Olin expects that the financing agreements to be entered into in connection with the Transactions and described in the section of this document entitled “Debt Financing” may contain similar restrictions.

Depending on the magnitude and duration of chlor alkali cyclical downturns, including deterioration in prices and volumes, there can be no assurance that Olin will continue to be in compliance with these ratios. If Olin failed to comply with either of these covenants in a future period and was not able to obtain waivers from the lenders thereunder, Olin would need to refinance its current senior credit facility and the Go Zone and Recovery Zone bonds, or, when entered into, the Pro Rata Facilities. However, there can be no assurance that such refinancing would be available to Olin on terms that would be acceptable to it or at all.

Credit and Capital Market Conditions—Adverse conditions in the credit and capital markets may limit or prevent Olin’s ability to borrow or raise capital.

While Olin believes it has and will continue to have facilities in place that should allow Olin to borrow funds as needed to meet its ordinary course business activities, adverse conditions in the credit and financial markets could prevent Olin from obtaining financing, if the need arises. Olin’s ability to invest in its businesses and refinance or repay maturing debt obligations could require access to the credit and capital markets and sufficient bank credit lines to support cash requirements. If Olin is unable to access the credit and capital markets on commercially reasonable terms, Olin could experience a material adverse effect on its business, financial position or results of operations.

Pension Plans—The impact of declines in global equity and fixed income markets on asset values and any declines in interest rates and/or improvements in mortality assumptions used to value the liabilities in Olin’s pension plans may result in higher pension costs and the need to fund Olin’s existing pension plans in future years in material amounts.

Under Accounting Standard Codification (ASC) 715 “Compensation-Retirement Benefits” (ASC 715), Olin recorded an after-tax charge of $87 million ($142 million pretax) to shareholders’ equity as of December 31, 2014 for its pension and other postretirement plans. This charge reflected a 60-basis point decrease in the plans’ discount rate and the negative impact of the newly mandated mortality tables, partially offset by favorable performance on plan assets during 2014. In 2013, Olin recorded an after-tax charge of $8 million ($13 million pretax) to shareholders’ equity as of December 31, 2013 for its pension and other postretirement plans. This charge reflected unfavorable performance on plan assets during 2013, partially offset by a 60-basis point increase in the plans’ discount rate. In 2012, Olin recorded an after-tax charge of $102 million ($167 million pretax) to shareholders’ equity as of December 31, 2012 for its pension and other postretirement plans. This charge reflected a 100-basis point decrease in the plans’ discount rate, partially offset by the favorable performance on plan assets during 2012. These non-cash charges to shareholders’ equity do not affect Olin’s ability to borrow under its senior credit facility.

The determinations of pension expense and pension funding are based on a variety of rules and regulations. Changes in these rules and regulations could impact the calculation of pension plan liabilities and the valuation of pension plan assets. They may also result in higher pension costs, additional financial statement disclosure, and accelerate the need to fully fund the pension plan. During the fourth quarter of 2014, the Society of Actuaries (SOA) issued the final report of its mortality tables and mortality improvement scales. The updated mortality data reflected increasing life expectancies in the United States. During the third quarter of 2012, the “Moving Ahead for Progress in the 21st Century Act” (MAP-21) became law. The new law changes the mechanism for determining interest rates to be used for calculating minimum defined benefit pension plan funding requirements. Interest rates are determined using an average of rates for a 25-year period, which can have the effect of increasing the annual discount rate, reducing the defined benefit pension plan obligation and potentially reducing or eliminating the minimum annual funding requirement. The new law also increased premiums paid to the Pension Benefit Guaranty Corporation (PBGC). During the third quarter of 2014, the “Highway and Transportation Funding Act” (HATFA 2014) became law, which includes an extension of MAP-21’s defined benefit plan funding stabilization relief. Based on Olin’s plan assumptions and estimates, Olin will not be required to make any cash contributions to the domestic qualified defined benefit pension plan at least through 2015 and under the new law may not be required to make any additional contributions for at least the next five years. Olin does have a small Canadian qualified defined benefit pension plan to which Olin made cash contributions of $1 million in 2014, $1 million in 2013 and $1 million in 2012, and Olin anticipates approximately $1 million of cash contributions in 2015. At December 31, 2014, the projected benefit obligation of $2,117 million exceeded the market value of assets in Olin’s qualified defined benefit pension plans by $139 million, as calculated under ASC 715.

In addition, the impact of declines in global equity and fixed income markets on asset values may result in higher pension costs and may increase and accelerate the need to fund the pension plans in future years. For example, holding all other assumptions constant, a 100-basis point decrease or increase in the assumed long-term rate of return on plan assets would have decreased or increased, respectively, the 2014 defined benefit pension plans income by approximately $17 million.

Holding all other assumptions constant, a 50-basis point decrease in the discount rate used to calculate pension income for 2014 and the projected benefit obligation as of December 31, 2014 would have decreased pension income by $1 million and increased the projected benefit obligation by $118 million. A 50-basis point increase in the discount rate used to calculate pension income for 2014 and the projected benefit obligation as of December 31, 2014 would have increased pension income by $1 million and decreased the projected benefit obligation by $115 million.

Olin will assume certain material pension benefit obligations associated with DCP. These liabilities and the related future funding obligations could restrict cash available for Olin operations, capital expenditures and other requirements, and may materially adversely affect its financial condition and liquidity.

In the Transactions, Olin’s U.S. tax-qualified defined benefit pension plan may assume certain U.S. tax-qualified defined benefit pension obligations related to active employees and certain terminated, vested retirees of DCP with a net liability of up to $400 million. In connection therewith, pension assets may be transferred from TDCC’s U.S. tax-qualified defined benefit pension plans to an existing U.S. tax-qualified defined benefit pension plan maintained by Olin. In addition to the standard minimum funding requirements, the Pension Protection Act of 2006 (as amended by the Worker, Retiree and Employer Recovery Act of 2008) (the “Pension Act”) requires companies with U.S. tax-qualified defined benefit pension plans to make contributions to such plans as frequently as quarterly in order to meet the “funding target” for such plans, as defined in the Pension Act. The failure to meet a minimum required percentage of the funding target in any given year could result in adverse consequences, including the imposition of fines or penalties. Funding obligations with respect to U.S. tax-qualified defined benefit pension plans change due to, among other things, the actual investment return on plan assets and changes in interest rates and/or mortality assumptions. Continued volatility in the capital markets may have a further negative impact on the funded status of U.S. tax-qualified defined benefit pension plans, which may in turn increase attendant funding obligations. Given the amount of pension assets that may be transferred from TDCC’s U.S. tax-qualified defined benefit pension plans to Olin’s U.S. tax-qualified defined benefit pension plan, and subject to the foregoing and other variables, and the uncertainties associated therewith, it is possible that Olin could be required to make substantial additional contributions in future years to Olin’s tax-qualified defined benefit pension plan attributable to the transferred pension liabilities. These contributions could restrict available cash for Olin’s operations, capital expenditures and other requirements, and may materially adversely affect its financial condition and liquidity.

In addition, in the Transactions, Olin will assume certain accrued defined benefit pension liabilities relating to employees of TDCC in Germany and Switzerland who transfer to Olin in connection with the Transactions. These liabilities and the related future payment obligations could restrict cash available for Olin operations, capital expenditures and other requirements, and may materially adversely affect its financial condition and liquidity.

Labor Matters—Olin may not be able to conclude future labor contracts or any other labor agreements without work stoppages.

Various labor unions represent, and after consummation of the Transactions will continue to represent, a majority of Olin’s hourly paid employees for collective bargaining purposes.

While Olin believes its relations with its employees and their various representatives are generally satisfactory, Olin cannot assure that it can conclude any labor agreements without work stoppages and cannot assure that any work stoppages will not have a material adverse effect on Olin’s business, financial condition or results of operations.

Joint Ventures—Participation in joint ventures exposes Olin to a number of risks, including risks of shared control.

From time to time, Olin enters into joint ventures. Following the consummation of the Transactions, unless there is a Tag Event, Olin will have a 50 percent ownership interest in the JV Entity, which is currently a joint venture between TDCC and the JV Partner. Olin expects that it will evaluate opportunities to enter into additional joint ventures in the future, subject to any limits that may be imposed on Olin in connection with the

Transactions or otherwise. The nature of a joint venture requires Olin to share control with unaffiliated third parties. If there are differences in views among joint venture participants on how to operate the joint venture that result in delayed decisions or the failure to make decisions, or its joint venture partners do not fulfill their obligations, the affected joint venture may not be able to operate according to its business plan. In that case, Olin may be required to write down the value of its investment in a joint venture, increase the level of financial or other commitments to the joint venture or, if Olin has contractual agreements with the joint venture, Olin’s business, financial condition and results of operations may be materially adversely affected. Any of the foregoing could have a material adverse effect on Olin’s business, financial condition or results of operations.

Foreign Exchange Rates—Fluctuations in foreign currency exchange could affect Olin’s consolidated financial results.

Olin currently earns revenues, pays expenses, owns assets and incurs liabilities in countries using currencies other than the U.S. dollar. Following the consummation of the Transactions, Olin expects the percentage of its revenues earned, expenses paid, assets owned and liabilities incurred in currencies other than the U.S. dollar to significantly increase. Because Olin’s consolidated financial statements are presented in U.S. dollars, it must translate revenues and expenses into U.S. dollars at the average exchange rate during each reporting period, as well as assets and liabilities into U.S. dollars at exchange rates in effect at the end of each reporting period. Therefore, increases or decreases in the value of the U.S. dollar against other major currencies will affect Olin’s net revenues, operating income and the value of balance sheet items denominated in foreign currencies. Because of the geographic diversity of Olin’s operations, including, after the consummation of the Transactions, DCP, weaknesses in various currencies might occur in one or many of such currencies over time. From time to time, Olin may use derivative financial instruments to further reduce its net exposure to currency exchange rate fluctuations. However, Olin cannot assure you that fluctuations in foreign currency exchange rates, particularly the strengthening of the U.S. dollar against major currencies, would not materially adversely affect its financial results.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This document contains and incorporates by reference certain statements relating to future events and each of TDCC’s, Splitco’s and Olin’s intentions, beliefs, expectations, and predictions for the future. Any such statements other than statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast,” “would” or “could” (including the negative variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events, including with respect to the Transactions, generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding expected benefits of the Transactions, integration plans and expected synergies therefrom, the expected timing of the consummation of the Transactions, and each of TDCC’s, Splitco’s and Olin’s anticipated future financial and operating performance and results, including its estimates for growth. These statements are based on the current expectations of management of each of TDCC, Splitco and Olin. There are a number of risks and uncertainties that could cause each company’s actual results to differ materially from the forward-looking statements included or incorporated by reference in this document. These risks and uncertainties include, but are not limited to, risks relating to:

•	Olin’s ability to obtain requisite shareholder approval to complete the Transactions;

•	TDCC’s being unable to obtain the necessary tax authority and other regulatory approvals required to complete the Transactions, or such required approvals delaying the Transactions or resulting in the imposition of conditions that could have a material adverse effect on the combined company or causing the companies to abandon the Transactions;

•	other conditions to the closing of the Transactions not being satisfied;

•	a material adverse change, event or occurrence affecting Olin or DCP prior to the closing of the Transactions delaying the Transactions or causing the companies to abandon the Transactions;

•	problems arising in successfully integrating DCP and Olin, which may result in the combined company not operating as effectively and efficiently as expected;

•	Olin’s ability to achieve the synergies expected to result from the Transactions in the estimated amounts and within the anticipated timeframe, if at all;

•	the possibility that the Transactions may involve other unexpected costs, liabilities or delays;

•	the businesses of each respective company being negatively impacted as a result of uncertainty surrounding the Transactions;

•	disruptions from the Transactions harming relationships with customers, employees or suppliers; and

•	uncertainties regarding:

–	future prices;

–	industry capacity levels and demand for each company’s products;

–	raw materials and energy costs and availability, feedstock availability and prices;

–	changes in governmental regulations or the adoption of new laws or regulations that may make it more difficult or expensive to operate each company’s businesses or manufacture its products before or after the Transactions;

–	each company’s ability to generate sufficient cash flows from its businesses before and after the Transactions;

–	future economic conditions in the specific industries to which its respective products are sold; and

–	global economic conditions.

In light of these risks, uncertainties, assumptions and other factors, the forward-looking statements discussed or incorporated by reference in this document may not occur. Other unknown or unpredictable factors could also have a material adverse effect on each of TDCC’s, Splitco’s and Olin’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties, see the section of this document entitled “Risk Factors.” As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. None of TDCC, Splitco or Olin undertakes, and each expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events, or changes in its respective expectations, except as required by law.

INFORMATION ABOUT THE SPECIAL MEETING

General; Date; Time and Place; Purposes of the Meeting

The enclosed proxy is solicited on behalf of the Olin Board for use at a special meeting of shareholders to be held at [                    ] local time, on [                    ], [                    ], 2015, or at any adjournments or postponements of the special meeting, for the purposes set forth in this document and in the accompanying notice of special meeting. The special meeting will be held at the [                    ]. This document and the accompanying proxy card are being mailed on or about [                    ], 2015 to all shareholders entitled to vote at the special meeting.

At the special meeting, shareholders will be asked to:

•	approve the Share Issuance;

•	approve the Charter Amendment;

•	approve adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance or the Charter Amendment; and

•	transact any other business that may properly come before the special meeting or any adjourned or postponed session of the special meeting.

Copies of the Merger Agreement and the Separation Agreement are attached to this document as Annex A and Annex B, respectively. All Olin shareholders are urged to read the Merger Agreement and the Separation Agreement carefully and in their entirety.

Olin does not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting for consideration, however, the holders of the proxies, if properly authorized, will have discretion to vote on these matters in accordance with their best judgment.

When this document refers to the “special meeting,” it is also referring to any adjourned or postponed session of the special meeting, if necessary or appropriate.

Record Date; Quorum; Voting Information; Required Votes

The holders of record of common stock as of the close of business on [                    ], 2015, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting and any adjourned or postponed session thereof. As of the close of business on the record date, [                    ] shares of Olin common stock were outstanding and entitled to vote. Each shareholder is entitled to cast one vote on each matter submitted to the shareholders for each share of Olin common stock held on the record date.

Shares entitled to vote at the special meeting may take action on a matter at the special meeting only if a quorum of those shares exists with respect to that matter. The presence at the special meeting, in person or by proxy, of the holders of shares of Olin common stock representing a majority of the votes entitled to be cast on a matter at the special meeting will constitute a quorum for the transaction of business at the special meeting. Once a share is represented for any purpose at the special meeting, it will be deemed present for the purpose of determining whether a quorum exists. Shares voted “FOR” and “AGAINST” and abstentions will be counted for purposes of determining the presence of a quorum. In accordance with applicable rules, banks, brokers and other nominees who hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposals to approve the Share Issuance, the Charter Amendment or the adjournment or postponement of the special meeting, if necessary or appropriate. Accordingly, shares held in “street name” (that is, shares held through a bank, broker or other nominee) will not be counted for purposes of determining the presence of a quorum unless the bank, broker or other nominee has been instructed to vote on at least one of the proposals presented in this proxy statement.

The Share Issuance must be approved by the affirmative vote of a majority of the votes cast on that proposal at the special meeting. If Olin’s shareholders fail to approve the Share Issuance upon a vote at the special meeting, each of TDCC and Olin will have the right to terminate the Merger Agreement, as described in the section of this document entitled “The Merger Agreement—Termination.”

The Charter Amendment must be approved by the affirmative vote of a majority of the shares of Olin common stock entitled to vote on the proposal. The Charter Amendment will be effected only if the proposal relating to the Share Issuance is approved by Olin’s shareholders and the Merger is consummated. If Olin’s shareholders fail to approve the Charter Amendment upon a vote at the special meeting, each of TDCC and Olin will have the right to terminate the Merger Agreement, as described in the section of this document entitled “The Merger Agreement—Termination.”

The adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance or the Charter Amendment must be approved by the affirmative vote of a majority of the votes cast on that proposal at the special meeting.

An abstention from voting will be treated as a vote cast under NYSE rules with regard to the proposal to approve the Share Issuance and will have the same effect as a vote “AGAINST” the proposals to approve the Share Issuance and the Charter Amendment. An abstention will have no effect on the outcome of the proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate.

As of April 30, 2015, Olin’s directors and executive officers held 5.4 percent of the shares entitled to vote at Olin’s special meeting of shareholders. As of April 30, 2015, no affiliates of Olin’s directors and executive officers held shares entitled to vote at Olin’s special meeting of shareholders. As of April 30, 2015, Splitco’s directors, executive officers and their affiliates did not hold shares entitled to vote at Olin’s special meeting of shareholders. Splitco’s shareholders are not required to vote on any of the special meeting proposals, and Splitco will not hold a special meeting of shareholders in connection with the Transactions.

Recommendation of Board of Directors

After careful consideration, the Olin Board has determined that the Transactions, including the Merger, the Share Issuance and the Charter Amendment, are advisable and in the best interests of Olin and its shareholders, approved the Merger Agreement and the other transaction agreements relating to the Transactions, approved the Transactions, including the Merger, the Share Issuance and the Charter Amendment, and authorized and adopted the Charter Amendment.

The Olin Board recommends that shareholders vote “FOR” the proposal to approve the Share Issuance, “FOR” the proposal to approve the Charter Amendment and “FOR” the proposal to approve adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance or the Charter Amendment.

How to Vote

Olin shareholders can vote in person by completing a ballot at the special meeting, or Olin shareholders can vote before the special meeting by proxy. Even if Olin shareholders plan to attend the special meeting, Olin encourages its shareholders to vote their shares as soon as possible by proxy. Olin shareholders can vote by proxy using the Internet, by telephone, or by mail, as follows:

Vote on the Internet (Internet voting instructions are printed on the proxy card):

•	Have the proxy card in hand.

•	Access the Internet website specified on the proxy card.

•	Follow the instructions provided on the website.

•	Submit the electronic proxy before the required deadline, [ ] on [ ], 2015 for shareholders (or [ ] on [ ], 2015 for CEOP participants). Internet voting is available twenty-four hours a day, seven days a week until this deadline.

•	If you are not the shareholder of record but hold shares through a bank, broker or other nominee, such bank, broker or other nominee may have special voting instructions that you should follow.

Vote by telephone (telephone voting instructions are printed on the proxy card):

•	Have the proxy card in hand.

•	Call the toll-free telephone number specified on the proxy card.

•	Follow and comply with the recorded instructions by the required deadline, [ ] on [ ], 2015 for shareholders (or [ ] on [ ], 2015 for CEOP participants). Telephone voting is available twenty-four hours a day, seven days a week until this deadline.

•	If you are not the shareholder of record but hold shares through a bank, broker or other nominee, such bank, broker or other nominee may have special voting instructions that you should follow.

Vote by mail:

•	Complete all of the required information on the proxy card.

•	Sign and date the proxy card.

•	Return the proxy card in the enclosed postage-paid envelope. Olin must receive the proxy card by [ ] on [ ], 2015 for shareholders (or [ ] on [ ], 2015 for CEOP participants) for your vote to count.

•	If you are not the shareholder of record but hold shares through a bank, broker or other nominee, such bank, broker or other nominee may have special voting instructions that you should follow.

Registered Owners: If an Olin shareholder’s shares of common stock are registered directly in its name with Olin’s transfer agent, Wells Fargo Shareowner Services, the Olin shareholder is considered a “registered shareholder” with respect to those shares. If this is the case, the proxy materials have been sent or provided directly to the Olin shareholder by Wells Fargo Shareowner Services.

Beneficial Owners: If an Olin shareholder holds shares of Olin common stock in “street name” (that is, the shares are held through a bank, broker or other nominee), the shareholder must obtain the proxy materials from that bank, broker or other nominee in its capacity as owner of record of the shares. As the beneficial owner, an Olin shareholder has the right to direct its bank, broker or other nominee as to how to vote its shares held in “street name” by using the voting instruction form or proxy card included in the proxy materials, or by voting via the Internet or by telephone, but the scope of its rights depends upon the voting processes of the bank, broker or other nominee. Please carefully follow the voting instructions provided by the bank, broker or other nominee or its respective agent.

If an Olin shareholder signs its proxy card without indicating its vote, its shares will be voted “FOR” the proposal to approve the Share Issuance, “FOR” the proposal to approve the Charter Amendment and “FOR” the proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance or the Charter Amendment.

CEOP Participants: As of [                    ], 2015, the CEOP held [                    ] shares of Olin common stock. If you are a participant in the CEOP, you may instruct the CEOP Trustee, Voya National Trust, on how to vote shares of Olin common stock credited to you on the proposals listed by using the voting instruction form or proxy card included in the proxy materials, or by voting via the Internet or by telephone before the required deadline, [                    ] on [                    ], 2015. The CEOP Trustee will vote shares of Olin common stock held in the CEOP for which it does not receive instructions in the same manner proportionately as it votes the shares of Olin common stock for which it does receive instructions.

Solicitation of Proxies

Olin will bear the entire cost of soliciting proxies from its shareholders. In addition to solicitation of proxies by mail, proxies may be solicited in person, by telephone or other electronic communications, such as emails or postings on Olin’s website by Olin’s directors, officers and employees, who will not receive additional compensation for these services. Olin has retained The Proxy Advisory Group, LLC to assist in the solicitation of proxies for an initial fee of $35,000 plus reimbursement for certain expenses incurred in conjunction with the delivery of its services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and Olin will reimburse those persons for their reasonable expenses in doing so.

Revocation of Proxies

If a holder of record of Olin common stock has properly completed and submitted its proxy card or submitted voting instructions by Internet or telephone, the Olin shareholder can change its vote in any of the following ways:

•	by sending a signed notice of revocation to the Corporate Secretary of Olin that is received prior to the special meeting stating that the Olin shareholder revokes its proxy;

•	by properly completing a new proxy card bearing a later date and properly submitting it so that it is received prior to the special meeting;

•	by logging onto the Internet website specified on the proxy card in the same manner a shareholder would to submit its proxy electronically or by calling the toll-free number specified on the proxy card prior to the special meeting, in each case if the Olin shareholder is eligible to do so and following the instructions on the proxy card; or

•	by attending the special meeting and voting in person.

Simply attending the special meeting will not revoke a proxy. In the event of multiple online or telephone votes by a shareholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the shareholder unless such vote is revoked in person at the special meeting.

If an Olin shareholder holds shares in “street name” through its bank, broker or other nominee, and has directed such person to vote its shares and wants to change its vote, it should instruct such person to change its vote, or if in the alternative an Olin shareholder wishes to vote in person at the special meeting, it must bring to the special meeting a letter from the bank, broker or other nominee confirming its beneficial ownership of the shares and that the bank, broker or other nominee is not voting the shares at the special meeting.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed, if necessary or appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance and the Charter Amendment. Any adjournment or postponement of the special meeting may be made from time to time if approved by the affirmative vote of a majority of the votes cast on a proposal at the special meeting to adjourn or postpone the meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Olin shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

The proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, relates only to an adjournment or postponement of the special meeting occurring for purposes of soliciting additional proxies for the approval of the Share Issuance and the Charter Amendment. The Olin Board retains full authority to adjourn or postpone the special meeting for any other purpose, including the absence of a quorum, or to postpone the special meeting before it is convened, without the consent or approval of any shareholders.

Attending the Special Meeting

Shareholders of record can vote in person at the special meeting. Each attendee must bring a valid, government-issued photo identification, such as a driver’s license or passport, as well as other verification of Olin common stock ownership. For a shareholder of record or CEOP participant, please bring your proxy card. If you are a beneficial owner of Olin common stock, but do not hold your shares in your own name (i.e., your shares are held in street name), please bring the notice or voting instruction form you received from your bank, broker or other nominee. You may also bring your bank or brokerage account statement reflecting your ownership of Olin common stock as of [                    ], 2015, the record date. Please note that cameras, sound or video recording equipment, cellular telephones, smartphones and other similar devices, as well as purses, briefcases, backpacks and packages, will not be allowed in the meeting room.

Olin expects representatives of KPMG LLP to be present at the meeting and available to respond to appropriate questions.

Questions and Additional Information

If Olin shareholders have more questions about the Transactions or how to submit their proxy, or if they need additional copies of this document or the enclosed proxy card or voting instructions, please contact:

The Proxy Advisory Group, LLC

18 East 41st Street, Suite 2000

New York, New York 10017-6219

[                    ]

or

Olin Corporation 190 Carondelet Plaza, Suite 1530 Clayton, Missouri 63105 Attention: Investor Relations

The vote of Olin shareholders is important. Please sign, date, and return the proxy card or submit the proxy and/or voting instructions via the Internet or by telephone promptly.

INFORMATION ON TDCC’S OFFER TO EXCHANGE

In the Transactions, TDCC will offer to holders of TDCC common stock the right to exchange all or a portion of their TDCC common stock for shares of Splitco common stock at a discount to the per-share value of Olin common stock. See “The Transactions.” Splitco has filed a registration statement on Form S-4 and Form S-1 to register shares of its common stock which will be distributed to TDCC shareholders pursuant to a spin-off or a split-off in connection with the Merger. The shares of Splitco common stock will be immediately converted into shares of Olin common stock in the Merger. Olin has filed a registration statement on Form S-4 to register the shares of its common stock which will be issued in the Merger. The terms and conditions of the exchange offer are described in Splitco’s registration statement and Olin’s registration statement. Olin and Olin shareholders are not a party to the exchange offer and are not being asked to separately vote on the exchange offer or to otherwise participate in the exchange offer.

Upon the consummation of the exchange offer, TDCC will deliver to the exchange agent a global certificate representing all of the Splitco common stock being distributed in the exchange offer, with irrevocable instructions to hold the shares of Splitco common stock in trust for the holders of TDCC common stock validly tendered and not withdrawn in the exchange offer and, in the case of a pro rata distribution, holders of TDCC common stock whose shares of TDCC common stock remain outstanding after the consummation of the exchange offer. Olin will deposit with the exchange agent for the benefit of persons who received shares of Splitco common stock in the exchange offer book-entry authorizations representing shares of Olin common stock, with irrevocable instructions to hold the shares of Olin common stock in trust for the holders of Splitco common stock.

Olin expects to issue approximately 80.6 million shares of Olin common stock in the Merger, or approximately 87.5 million shares if there is a Tag Event. Based upon the reported closing sale price of $[                    ] per share for Olin common stock on the NYSE on [                    ], 2015, the total value of the shares to be issued by Olin and the cash and debt instruments expected to be received by TDCC in the Transactions, including the Splitco Securities (which, if issued, together with the new indebtedness to be incurred by Splitco on the date of the Distribution, will be obligations of Splitco and, following the consummation of the Merger, are expected to be guaranteed by Olin) would have been approximately $[                    ] million (assuming there is no Tag Event). The actual value of the Olin common stock to be issued in the Merger will depend on the market price of shares of Olin common stock at the time of determination, and will also depend on whether a Tag Event has occurred. Olin and TDCC will know prior to the closing date of the Merger whether a Tag Event will occur. Once it is known whether a Tag Event will occur, this disclosure will be updated accordingly.

TDCC’s exchange offer is subject to various conditions listed in Splitco’s registration statement and Olin’s registration statement.

The information included in this section regarding TDCC’s exchange offer is being provided to Olin’s shareholders for informational purposes only and does not purport to be complete. For additional information on TDCC’s exchange offer and the terms and conditions of TDCC’s exchange offer, Olin shareholders are urged to read Splitco’s registration statement on Form S-4 and Form S-1, or Olin’s registration statement on Form S-4, and all other documents Splitco or Olin have filed or will file with the SEC. This document constitutes only a proxy statement for Olin shareholders relating to the approval of the Share Issuance and the Charter Amendment and is not an offer to sell or an offer to purchase shares of Olin common stock.

INFORMATION ON OLIN

Overview

Olin Corporation is a Virginia corporation, incorporated in 1892, having its principal executive offices in Clayton, Missouri. Olin is a manufacturer concentrated in three business segments: Chlor Alkali Products, Chemical Distribution and Winchester. Chlor Alkali Products manufactures and sells chlorine and caustic soda, hydrochloric acid, hydrogen, bleach products and potassium hydroxide, which represented 56 percent of Olin’s 2014 sales. Chemical Distribution manufactures bleach products and distributes caustic soda, bleach products, potassium hydroxide and hydrochloric acid, which represented 12 percent of Olin’s 2014 sales. Winchester products, which represented 32 percent of Olin’s 2014 sales, include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

On August 22, 2012, Olin acquired 100 percent of privately-held K. A. Steel Chemicals Inc. (“KA Steel”), whose operating results are included in Olin’s historical financial statements since the date of the acquisition. For segment reporting purposes, KA Steel comprises the Chemical Distribution segment. KA Steel is one of the largest distributors of caustic soda in North America and manufactures and sells bleach in the Midwest.

For a more detailed description of the business of Olin, see Olin’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this document. See “Where You Can Find More Information; Incorporation by Reference.”

Olin’s Business After the Consummation of the Transactions

The combination of DCP with Olin’s existing business is intended to make Olin a leading, low-cost global player in chlor-alkali and related derivatives. Upon the consummation of the Transactions, Olin believes it will be: (1) the largest chlor-alkali producer in the world, (2) the largest seller of merchant chlorine, industrial bleach and on-purpose hydrochloric acid in North America, (3) the largest seller of chlorinated organics in the world, and (4) the largest global supplier of epoxy materials.

Olin expects the Transactions to have the following strategic benefits:

•	Increased production capacity and diversification of Olin’s product portfolio. As a result of the Transactions, Olin expects the combined company’s chlorine production capacity to increase by nearly 200 percent over Olin’s existing production capacity on a stand-alone basis. Accordingly, Olin expects that the combined company will be able to access new product segments and increase sales to new third-party customers. Additionally, Olin believes that the combined company will have a more diverse portfolio of product offerings, with the increase of the number of downstream applications of Olin’s chlorine from three downstream applications to 19 downstream applications.

•	Enhanced size and geographic presence. Olin will significantly increase its size and broaden its geographic footprint with the addition of DCP, providing enhanced presence in markets in North America, Europe, Latin America and Asia. Olin expects that this enhanced size and geographic presence will enable Olin to improve its cost structure and increase profitability.

•	Increased market capitalization and liquidity. The consummation of the Transactions will increase Olin’s market capitalization and shares outstanding. Moreover, the Transactions will also improve Olin’s access to the capital markets by providing it with more diversified operations, a substantially increased portfolio of assets and increased scale, all of which will make Olin more attractive to both debt and equity investors and institutional lenders.

Prior to the consummation of the Transactions, certain functions (such as purchasing, information systems, accounts payable processing, accounts receivable management, logistics and distribution) for DCP have generally been performed under TDCC’s centralized systems and, in some cases, under contracts that are also used for TDCC’s other businesses which are not being assigned to Splitco as part of the Transactions. To enable Olin to manage an orderly transition in its operation of DCP, Splitco and TDCC will enter into the General Services Agreement. Pursuant to the General Services Agreement, TDCC will provide Splitco with certain transition services from the period beginning on the date of the Distribution and generally ending within one year, or a shorter or longer period for certain specific services. See “Other Agreements—Other Ancillary Agreements—General Services Agreement.”

Olin’s Liquidity and Capital Resources After the Consummation of the Transactions

As of December 31, 2014, Olin had total assets of $2,698 million, current liabilities of $378 million and long-term debt of $659 million. Following the consummation of the Transactions, Olin’s total assets and liabilities will increase significantly. As of December 31, 2014, on a pro forma basis (as described in “Unaudited Pro Forma Condensed Combined Financial Statements of Olin and the Dow Chlorine Products Business”), Olin would have had total assets of $10,313 million, current liabilities of $2,413 million and long-term debt of $2,218 million. Olin’s cash from operations was $159 million for the year ended December 31, 2014. Olin also expects its cash from operations to increase significantly as a result of the consummation of the Transactions and the integration of DCP.

Olin believes that the combination of DCP with Olin’s existing business will result in anticipated annualized cost synergies of approximately $200 million within three years following the consummation of the Transactions as a result of (1) approximately $50 million in expected savings from procurement and logistics, (2) approximately $70 million in expected savings from improved operating efficiencies and (3) approximately $80 million in expected savings from asset optimization. If Olin is able to increase sales to new third-party customers and access new product markets as a result of the Transactions, Olin estimates that additional annualized synergies of up to $100 million may potentially be achievable within three years from the consummation of the Transactions. Olin expects to incur significant, one-time costs in connection with the Transactions, including approximately (1) $40 to $45 million during 2015 of advisory, legal, accounting and other professional fees related to the Transactions, (2) $25 to $30 million of financing-related fees, (3) $50 million of costs associated with the change in control mandatory acceleration of expenses under deferred compensation plans as a result of the Transactions, (4) $100 to $150 million in transition-related costs during the first three years following the consummation of the Transactions and (5) $200 million in incremental capital spending during the first three years following the consummation of the Transactions that Olin management believes are necessary to realize the anticipated synergies from the Transactions. No assurances of the timing or amount of synergies able to be captured, or the costs necessary to achieve those synergies, can be provided.

Following the consummation of the Transactions, Splitco, a wholly-owned subsidiary of Olin, will have incurred new indebtedness in the form of debt securities, term loans or a combination thereof, a portion of which will be used to finance the Special Payment in an amount equal to the Below Basis Amount, and issued directly to TDCC the Splitco Securities in an amount equal to the Above Basis Amount, and these obligations are expected to be guaranteed by Olin following the consummation of the Merger. In connection with the Transactions, Olin expects to increase the amount of its senior revolving credit facility to $500 million.

In the Transactions, Olin’s U.S. tax-qualified defined benefit pension plan may assume certain U.S. tax-qualified defined benefit pension obligations related to active employees and certain terminated, vested retirees of DCP with a net liability of up to $400 million. In connection therewith, pension assets may be transferred from TDCC’s U.S. tax-qualified defined benefit pension plans to an existing U.S. tax-qualified defined benefit pension plan maintained by Olin. In addition to the standard minimum funding requirements, the Pension Act requires companies with U.S. tax-qualified defined benefit pension plans to make contributions to such plans as frequently as quarterly in order to meet the “funding target” for such plans, as defined in the Pension Act. The failure to meet a minimum required percentage of the funding target in any given year could result in adverse consequences, including the imposition of fines or penalties. Funding obligations with respect to U.S. tax-qualified defined benefit pension plans change due to, among other things, the actual investment return on plan assets and changes in interest rates. Continued volatility in the capital markets may have a further negative impact on the funded status of U.S. tax-qualified defined benefit pension plans, which may in turn increase attendant funding obligations. Given the amount of pension assets that may be transferred from TDCC’s U.S. tax-qualified defined benefit pension plans to Olin’s U.S. tax-qualified defined benefit pension plan, and subject to the foregoing and other variables, and the uncertainties associated therewith, it is possible that Olin could be required to make substantial additional contributions in future years to Olin’s tax-qualified defined benefit pension plan attributable to the transferred pension liabilities. These contributions could restrict available cash for Olin’s operations, capital expenditures and other requirements, and may materially adversely affect its financial condition and liquidity.

In addition, in the Transactions, Olin will assume certain accrued defined benefit pension liabilities relating to employees of TDCC in Germany and Switzerland who transfer to Olin in connection with the Transactions. These liabilities and the related future payment obligations could restrict cash available for Olin operations, capital expenditures and other requirements, and may materially adversely affect its financial condition and liquidity.

Olin anticipates that its primary sources of liquidity for working capital and operating activities, including any future acquisitions, will be cash from operations and borrowings under existing debt arrangements, including the Existing Credit Facilities, or a new credit facility. Olin expects that these sources of liquidity will be sufficient to make required payments of interest on the outstanding Olin debt and to fund working capital and capital expenditure requirements, including the significant one-time costs relating to the Transactions described above. Olin expects that it will be able to comply with the financial and other covenants of its existing debt arrangements, including the Existing Credit Facilities, and the covenants under the agreements governing the Pro Rata Facilities and the indenture governing the Splitco Securities.

For more information on DCP’s and Olin’s existing sources of liquidity, see the section of this document entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Dow Chlorine Products Business” and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Olin’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC and incorporated by reference in this document. See “Where You Can Find More Information; Incorporation by Reference.”

Directors and Officers of Olin Before and After the Consummation of the Transactions

Board of Directors

The Olin Board currently consists of nine directors, which are divided into three classes as follows:

•	Class I directors (terms expire in 2016): C. Robert Bunch, Randall W. Larrimore and John M. B. O’Connor

•	Class II directors (terms expire in 2017): Gray G. Benoist, Richard M. Rompala and Joseph D. Rupp

•	Class III directors (terms expire in 2018): Donald W. Bogus, Philip J. Schulz and Vincent J. Smith

In connection with the Transactions, the size of the Olin Board will be increased to include three additional directors to be designated by TDCC, effective at the time of closing of the Merger.

Listed below is the biographical information for each person who is currently a member of the Olin Board:

GRAY G. BENOIST, 63, served as Senior Vice President, Finance, Chief Financial Officer and Chief Accounting Officer of Belden, Inc. (a designer, manufacturer and marketer of signal transmission solutions, including cable, connectivity and active components for mission-critical applications in markets ranging from industrial automation to data centers, broadcast studios, and aerospace) until January 1, 2012, and as an Officer on Special Assignment until his retirement on March 15, 2012. From August 2006 until January 1, 2012 he served as Senior Vice President, Finance and Chief Financial Officer of Belden and from November 2009 until January 2012 he also served as Chief Accounting Officer. Prior to that time, Mr. Benoist was Senior Vice President, Director of Finance of the Networks Segment of Motorola Inc. (a business unit responsible for the global design, manufacturing, and distribution of wireless and wired telecom system solutions). During more than 25 years with Motorola, Mr. Benoist served in senior financial and general management roles across Motorola’s portfolio of businesses, including the Personal Communications Sector, Integrated and Electronic Systems Sector, Multimedia Group, Wireless Data Group, and Cellular Infrastructure Group. He has a bachelor’s degree in Finance & Accounting from Southern Illinois University and a master’s in business administration degree from the University of Chicago. Mr. Benoist serves on the board of directors of Exceptional Minds (a not-for-profit organization established to educate and prepare young adults on the autistic spectrum for employment in the graphic arts industry). He is also a principal of MindSpark, Inc. (a registered benefit corporation in California delivering software testing services through the employment of young adults with autism spectrum disorder). Olin director since February 2009; member of the Audit Committee and the Directors and Corporate Governance Committee. Mr. Benoist’s chief financial officer experience provides him with valuable financial and accounting expertise.

DONALD W. BOGUS, 69, retired in January 2009 from his position as Senior Vice President of The Lubrizol Corporation and President of Lubrizol Advanced Materials, Inc., a wholly-owned subsidiary of The Lubrizol Corporation (a global supplier of high performance specialty products for personal care, coatings, plastics, and various industrial products), a position he had held since June 2004. Mr. Bogus joined Lubrizol in April 2000 as Vice President and his duties included responsibility for the Fluid Technologies for Industry business section and he served as the head of mergers and acquisitions. Prior to joining Lubrizol, he was an Executive Officer at PPG Industries, Inc. (a manufacturer of coatings and glass products) where he served as Vice President of Specialty Chemicals and Vice President of Industrial Coatings. Mr. Bogus earned a bachelor’s degree in biology and chemistry from Baldwin Wallace University. He serves on the board of trustees for Baldwin Wallace University and on their Business Division’s advisory board. Olin director since July 2005; member of the Compensation Committee and the Directors and Corporate Governance Committee. Mr. Bogus’ executive management positions have provided him with expertise in the chemicals industry, as well as merger and acquisition experience.

C. ROBERT BUNCH, 60, served as Chairman of the Board and Chief Executive Officer of Global Tubing, LLC (a privately held company formed in April 2007 to manufacture and sell coiled tubing and related products and services to the energy industry which was acquired by Forum Energy Technologies, Inc. (NYSE: FET) and Quantum Energy Partners in July 2013) from May 2007 until June 2013. Mr. Bunch served as Chairman of Maverick Tube Corporation (a producer of welded tubular steel products used in energy and industrial applications which was acquired by Tenaris, S.A. in October 2006) from January 2005 until October 2006 and as President and Chief Executive Officer from October 2004 until October 2006. Prior to joining Maverick, he was an independent oil service consultant from 2003 until 2004, and from 2002 to 2003 he served as President and Chief Operating Officer at Input/Output, Inc. (an independent provider of seismic imaging technologies and digital, full-wave imaging solutions for the oil and gas industry). From 1999 to 2002, he served as Vice President and Chief Administrative Officer of Input/Output, Inc. Mr. Bunch earned a bachelor’s degree in economics and a master’s degree in accounting from Rice University and a juris doctorate degree from the University of Houston. From May 2004 until August 2008, Mr. Bunch served on the board of directors (and as Chairman from January 2007 to August 2008) of Pioneer Drilling Company (a provider of land contract drilling services to independent and major oil and gas exploration and production companies). Olin director since December 2005; member of the Compensation Committee and the Directors and Corporate Governance Committee. Mr. Bunch’s broad management responsibilities provide relevant experience in a number of strategic and operational areas.

RANDALL W. LARRIMORE, 68, served as the Chairman of Olin from April 2003 through June 2005. From 1997 until his retirement in December 2002, he served as President and Chief Executive Officer of United Stationers Inc. (a $4 billion wholesaler/distributor of office products). From 1988 until 1997, he was President and Chief Executive Officer of MasterBrand Industries, Inc., now called Fortune Brands Home & Security LLC (FBHS) (a consumer products company). He holds a bachelor’s degree from Swarthmore College with a major in economics and a minor in chemistry and a master’s in business administration degree from Harvard Business School. He is co-chair of the governance committee and a member of the board of directors and compensation committee of Campbell Soup Company (a manufacturer and marketer of soup and other food products) and a member of the board of directors of Nixon Uniform Service and Medical Wear (a privately held company that provides, launders, and delivers medical apparel, linens, and other reusable products, primarily to healthcare providers). Olin director since January 1998; Chair of the Directors and Corporate Governance Committee and a member of the Audit Committee, Compensation Committee and the Executive Committee. Mr. Larrimore brings expertise in marketing, sales, strategic planning, mergers and acquisitions and general management.

JOHN M. B. O’CONNOR, 61, is Chairman and Chief Executive Officer of J.H. Whitney Investment Management, LLC (a company which specializes in financing sustainable and resilient energy technologies and projects), a position he has held since 2011. From January 2009 through March 2011, he served as Chief Executive Officer of Tactronics Holdings, LLC (a Whitney Capital Partners portfolio holding company that provided tactical integrated electronic systems to U.S. and foreign military customers as well as the composite armor solutions for military vehicles through its Armostruxx division). Previously, Mr. O’Connor was Chairman of JP Morgan Alternative Asset Management, Inc. (part of the investment manager arm of JP Morgan) and an Executive Partner of JP Morgan Partners (a private equity firm). He was also a member of the Risk Management Committee of JP Morgan Chase, which was responsible for policy formulation and oversight of all market and credit risk taking activities globally. Mr. O’Connor earned a bachelor’s degree in economics from Tulane University and a master’s in business administration degree from Columbia University Graduate School of Business. Mr. O’Connor is a member of the board of directors at Integrico, Inc. (a privately held specialized composite products manufacturer). He also serves on the advisory board of Cornell University College of Veterinary Medicine, Game Conservancy USA and Grayson-Jockey Club Research Foundation. He is also on the advisory committees of Global Guardian and New York Green Bank. He is also chairman of the American Friends of the Clock Tower Fund and treasurer of the UK Game Conservancy and Wildlife Trust. Mr. O’Connor serves as a special consultant in a pro-bono capacity for the U.S. Department of Defense and is an appointed special consultant to the Department of Defense Business Board. Mr. O’Connor has been appointed to be the Civic Aide to the Secretary of the Army (CASA) for New York (South). He is a member of the Air Force Chief of Staff Civic Leaders Board. Olin director since January 2006; member of the Audit Committee and the Directors and Corporate Governance Committee. Mr. O’Connor’s hedge fund and investment banking experience allow him to contribute broad financial and global expertise.

RICHARD M. ROMPALA, 68, retired in July 2005 from his position as Chairman of The Valspar Corporation (a manufacturer and distributor of paints and coatings). Mr. Rompala served as Chairman of Valspar from 1998 until July 2005, Chief Executive Officer from 1995 through February 2005 and President from 1994 through 2001. Prior to 1994, Mr. Rompala served as Group Vice President-Coatings and Resins for two years and Group Vice President-Chemicals for five years at PPG Industries, Inc. (a manufacturer of coatings and glass products). Mr. Rompala holds a bachelor’s degree in chemistry and a bachelor’s degree in chemical engineering from Columbia University and a master’s in business administration degree from Harvard Business School. Olin director since January 1998; Lead Director, Chair of the Compensation Committee and member of the Audit Committee, Directors and Corporate Governance Committee and the Executive Committee. Mr. Rompala’s broad executive management experience provides him with in-depth knowledge of manufacturing and chemicals companies.

JOSEPH D. RUPP, 65, is Chairman and Chief Executive Officer of Olin. He has served as Chairman of Olin since July 2005 and held the positions of President from January 2002 until May 2014 and Chief Executive Officer since January 2002. Prior to that and since March 2001, he was Executive Vice President, Operations, and was responsible for all Olin business operations including the former Brass Division (which became part of the former Metals Group in 2002), Winchester and Chlor Alkali Products. He joined Olin’s Brass Division in 1972 and held a number of positions of increasing responsibility in the Brass Division manufacturing and engineering organization. In 1985, he was appointed Vice President, Manufacturing and Engineering. He was appointed President of Olin Brass and a Corporate Vice President in 1996. He holds a bachelor’s degree in metallurgical engineering from the University of Missouri, Rolla. Mr. Rupp serves on the board of directors of Quanex Building Products Corporation (a manufacturer of value-added engineered materials and components serving building products markets). Olin director since January 2002; Chair of the Executive Committee. Mr. Rupp’s extensive history at Olin, together with his board service at other companies, provides him with in-depth knowledge of Olin’s business and the industry.

PHILIP J. SCHULZ, 70, was Managing Partner of PricewaterhouseCoopers (a registered public accounting firm) Hartford, Connecticut office until his retirement in July 2003. Mr. Schulz also served as the Hartford office leader of PwC’s Consumer & Industrial Products & Services industry group. He joined Coopers & Lybrand in 1967 and was Managing Partner of the Hartford office at the time of the merger of Coopers & Lybrand and Price Waterhouse in 1998. He was a member of the Firm Council and was a trustee of the PwC Foundation. He also served as a regional technical consultant and SEC reviewer and was assigned to the firm’s national office for two years. The Olin Board has determined that Mr. Schulz qualifies as an “audit committee financial expert” for Olin under applicable SEC rules. Mr. Schulz earned a bachelor’s degree in accounting from Niagara University and also completed the Tuck Executive Program at Dartmouth College. He is on the board of directors of Interim HealthCare of Hartford, Inc. Mr. Schulz is also trustee emeritus of the University of St. Joseph; a director of St. Francis Hospital; a director of the Lake Sunapee Protective Association and is on the board of trustees of The McLean Fund. Olin director since July 2003; Chair of the Audit Committee and a member of the Directors and Corporate Governance Committee and the Executive Committee. Mr. Schulz’s public accounting background provides him with invaluable financial and accounting expertise.

VINCENT J. SMITH, 66, served as President and Chief Executive Officer of Dow Chemical Canada, a subsidiary of TDCC from 2001 until his retirement in 2004. From 1972 to 2000, he held positions of increasing responsibility in engineering, manufacturing and management, including the position of Business Director for TDCC’s global chlor alkali assets. Mr. Smith earned a bachelor’s degree in chemical engineering from McMaster University. Olin director since August 2008; member of the Compensation Committee and the Directors and Corporate Governance Committee. Mr. Smith’s executive service has provided him with valuable international and manufacturing experience, together with extensive knowledge of the Chlor Alkali industry.

The Olin Board has determined that all of its members, except Mr. Rupp, constituting a majority, satisfy the listing standards for independence of the NYSE and Rule 10A-3 under the Exchange Act.

TDCC is in the process of identifying the individuals whom it will designate for appointment to the Olin Board upon the consummation of the Merger, and details regarding these individuals will be provided when available.

Executive Officers

The executive officers of Olin immediately prior to the consummation of the Merger are expected to be the executive officers of Olin immediately following the consummation of the Merger. Listed below is the biographical information for each person who is currently an executive officer of Olin:

JOSEPH D. RUPP, 65, is Chairman and Chief Executive Officer of Olin. He has served as Chairman of Olin since July 2005 and held the positions of President from January 2002 until May 2014 and Chief Executive Officer since January 2002. Prior to that and since March 2001, he was Executive Vice President, Operations, and was responsible for all Olin business operations including the former Brass Division (which became part of the former Metals Group in 2002), Winchester and Chlor Alkali Products. He joined Olin’s Brass Division in 1972 and held a number of positions of increasing responsibility in the Brass Division manufacturing and engineering organization. In 1985, he was appointed Vice President, Manufacturing and Engineering. He was appointed President of Olin Brass and a Corporate Vice President in 1996. He holds a bachelor’s degree in metallurgical engineering from the University of Missouri, Rolla. Mr. Rupp serves on the board of directors of

Quanex Building Products Corporation (a manufacturer of value-added engineered materials and components serving building products markets). Olin director since January 2002; Chair of the Executive Committee. Mr. Rupp’s extensive history at Olin, together with his board service at other companies, provides him with in-depth knowledge of Olin’s business and the industry.

TODD A. SLATER, 51, has served as Vice President and Chief Financial Officer of Olin since May 4, 2014. Before then, he had served as Vice President, Finance and Controller since October 2010, Controller from May 27, 2005 until October 2010, Operations Controller from April 2004 until May 2005, and Vice President and Financial Officer for Olin’s Metals Group from January 2003 until April 2004. Prior to 2003, Mr. Slater served as Vice President, Chief Financial Officer and Secretary for Chase Industries Inc. (which was merged into Olin on September 27, 2002).

JOHN E. FISCHER, 59, has served as President and Chief Operating Officer of Olin since May 4, 2014. Before then, he served as Senior Vice President and Chief Financial Officer since October 2010, Vice President and Chief Financial Officer from May 27, 2005 until October 2010, Vice President, Finance and Controller from June 24, 2004 until May 27, 2005, and Vice President, Finance from January 2, 2004, when he re-joined Olin, until June 24, 2004. Prior to 2004, from 1997-2001, Mr. Fischer served as Vice President and Chief Financial Officer of Primex Technologies, Inc. During 2002 and 2003, Mr. Fischer did independent consulting for several companies including Olin.

JOHN L. MCINTOSH, 61, has served as Senior Vice President, Chemicals, of Olin since May 4, 2014. Before then, he served as Senior Vice President, Operations, since 2011, Senior Vice President, Chemicals from October 2010 until January 2011, Vice President and President, Chlor Alkali Products Division, from 1999 until 2010, Vice President Operations and Specialty Chemicals from 1998 until 1999, and in a variety of management positions within Olin’s chemicals and Chlor Alkali Products businesses prior to that time since he joined Olin in 1997.

GEORGE H. PAIN, 64, has served as Senior Vice President, General Counsel and Secretary of Olin since October 2010. Before then, he served as Vice President, General Counsel, and Secretary since April 15, 2002, when he re-joined Olin. Prior to that, since 2001, he served as Vice President and General Counsel of General Dynamics Ordnance and Tactical Systems, Inc., an operating unit of General Dynamics Corporation, a manufacturer of mission-critical information systems and technologies; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and business aviation. From 1997-2001, he served as Vice President, General Counsel and Secretary of Primex Technologies, Inc.

FRANK W. CHIRUMBOLE, 57, has served as Vice President and President, Chlor Alkali Products, of Olin since April 28, 2012. Before then, he served as President, Chlor Alkali Products, since October 2010, as Vice President, General Manager—Bleach from 2009 until September 2010, as Vice President, Supply Chain Management from 2007 to 2009, and as Vice President, Manufacturing and Engineering, from 2001 to 2007.

SCOTT R. ABEL, 51, has served as Vice President and President, Chemical Distribution, of Olin since April 23, 2015. He joined Olin in April 2014 and served as President, K.A. Steel Chemicals Inc. from August 22, 2014 until April 22, 2015. From 2012 to 2014, he served as Commercial Vice President at KOST USA, Inc. and from 2009 to 2012, he served as Business Director—Glycols at Archer Daniels Midland Company. From 2008 to 2009, he served as Global Marketing Director—Acrylic Monomers; from 2003 to 2007, he served as Senior Marketing Manager—Chlor Alkali; and from 1989 through 2007, he served in various sales and marketing positions, all at TDCC.

THOMAS J. O’KEEFE, 56, has served as Vice President and President, Winchester, of Olin since April 26, 2012. From 2010 to 2011, he served as President, Winchester; from 2008 to 2010, he served as Vice President, Operations and Planning and from 2006 to 2008 he was Vice President, Manufacturing Operations, in each case, in the Winchester Division. From 2001 to 2006, he was Vice President, Manufacturing and Engineering for Olin’s former Brass Division.

RANDEE N. SUMNER, 41, has served as Vice President and Controller of Olin since May 4, 2014. From December 2012 until April 2014, she served as Division Financial Officer for Chemical Distribution. From 2010 until December 2012, she served as Assistant Controller; from 2008 to 2010, she served as Director, Corporate Accounting and Financial Reporting; and from 2006 to 2008, she served as Manager, Corporate Accounting and Financial Reporting, all for Olin Corporation.

DOLORES J. ENNICO, 62, has served as Vice President, Human Resources, of Olin since May 1, 2009. Prior to that time and since October 2005, she served as Corporate Vice President, Human Resources. From March 2004 to September 2005, she served as Vice President, Administration for Olin’s Winchester Division and former Metals group.

STEPHEN C. CURLEY, 63, has served as Vice President and Treasurer of Olin since January 1, 2005. Before then, he had served as Chief Tax Counsel of Olin since re-joining Olin on August 18, 2003. Prior to that time, he served as Vice President and Treasurer of Primex Technologies, Inc., a manufacturer and provider of ordnance and aerospace products and services, which was spun off from Olin in 1996.

G. BRUCE GREER, JR., 54, has served as Vice President, Strategic Planning and Information Technology since 2010. Before then, he served as Vice President, Strategic Planning from May 2005, when he joined Olin, until 2010. Prior to joining Olin and since 1997, Mr. Greer was employed by Solutia, Inc., an applied chemicals company. From 2003 to April 2005, he served as President of Pharma Services, a Division of Solutia and Chairman of Flexsys, an international rubber chemicals company which was a joint venture partially owned by Solutia and Akzo Nobel. Prior to that, Mr. Greer served as a Vice President of Corporate Development, Technology, and Information Technology for Solutia.

INFORMATION ON THE DOW CHLORINE PRODUCTS BUSINESS

General

DCP is a leading vertically-integrated producer of sodium hydroxide (caustic soda) and chlorine (together, chlor-alkali) and derivatives. DCP operates three businesses: Chlor-Alkali and Vinyl (“CAV”), Global Epoxy (“Epoxy”) and Global Chlorinated Organics (“GCO”). These businesses benefit from access to key natural resources including water, brine and natural gas and production facilities in the U.S. Gulf Coast. DCP leverages its production economics through sales of caustic soda, chlorine, and a broad spectrum of downstream chlorine derivatives and epoxy products for a variety of end uses in global markets.

In the Transactions, TDCC will transfer certain assets and liabilities related to DCP, directly or indirectly, to Splitco, which is a newly formed, wholly-owned subsidiary of TDCC that was organized specifically for the purpose of effecting the Separation. In exchange, TDCC will receive additional shares of common stock of Splitco, the Special Payment and the Splitco Securities (or cash in the amount of the Above Basis Amount if TDCC elects to receive a cash dividend from Splitco in lieu of the Splitco Securities). Splitco has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the Transactions. See “The Transactions.”

Products

Chlor-Alkali and Vinyl. DCP’s CAV business segment has the largest chlor-alkali capacity in North America and globally. With access to U.S. Gulf Coast natural gas, integrated power, low-cost brine mining and in-house maintenance, DCP’s CAV business sells its products into a broad range of end-use applications including pulp and paper, alumina, urethanes, chlorine derivatives and epoxy products. CAV serves as the foundation of the overall DCP business, providing a low-cost source of chlorine and caustic soda for high-value derivative products sold into merchant markets and through long-term supply relationships, as well as through its GCO and Epoxy businesses.

CAV is one of the largest global marketers of caustic soda with access to internally produced caustic soda in the U.S. Gulf Coast, re-marketing of material produced by other parties including the JV Entity, and off-take material produced by TDCC in Brazil. The off-take arrangement with TDCC in Brazil entitles DCP to 100 percent ownership of the caustic soda produced at TDCC’s Aratu, Brazil site, which DCP sells into the South American market. This allows DCP to leverage relationships with alumina, pulp and paper and chemical companies in multiple locations.

CAV is also one of the largest global marketers of ethylene dichloride (“EDC”) and vinyl chloride monomer (“VCM”). EDC and VCM sales provide key access into housing construction markets in both North America and globally. These products facilitate higher asset utilization, hydrochloric acid (“HCL”) management at DCP’s integrated production sites and incremental caustic soda sales.

Global Epoxy. DCP’s Epoxy business segment is one of the largest integrated global producers of epoxy resins, curing agents and intermediates. Epoxy serves a diverse array of applications, including electrical laminates, marine coatings, consumer goods and composites, as well as numerous applications in civil engineering and infrastructure products. DCP has a favorable manufacturing cost position in epoxy materials which is driven by a combination of scale and integration into low-cost feedstocks (including chlorine, caustic, allylics and aromatics).

Epoxy is an integrated epoxy producer with upstream, midstream and downstream epoxy products. Epoxy produces and sells a full range of epoxy materials, including upstream products such as allyl chloride (“Allyl”) and epichlorohydrin (“Epi”), midstream products such as liquid epoxy resins (“LER”) and downstream products such as converted epoxy resins (“CER”) and additives. DCP leverages its economies of scale at each stage of the epoxy value chain by selling both to the market as well as supplying internal downstream derivative epoxy needs.

DCP Epoxy production economics benefits from its integration into chlor-alkali and aromatics which are key inputs in epoxy production. The Epoxy business segment’s consumption of chlorine allows DCP’s CAV business to enable caustic soda sales as well as utilize Epoxy’s production of byproduct HCL across different DCP manufacturing processes.

Allyl has widespread use, not only as feedstock in the production of DCP Epoxy’s Epi, but also as a chemical intermediate in multiple industries and applications, including water purification chemicals. Similarly, DCP produces Epi, primarily as a feedstock for use in its own epoxy resins, but also as a merchant marketer of Epi to epoxy producers globally who produce their own resins for end use segments such as coatings and electronic materials. LER is manufactured in liquid form and cures with the addition of a hardener into a thermoset solid material offering a unique combination of strength, adhesion and chemical resistance that is well-suited to coatings and composites applications. While DCP sells its LER externally, a large share of LER production is further converted by DCP into CER where value-added modifications produce higher margin customer-specific resins.

DCP also operates an integrated aromatics production chain producing cumene, phenol, acetone and bisphenol (“BisA”) for internal consumption and sale.

Global Chlorinated Organics. GCO is one of the largest global producers of chlorinated organic products, including chloromethanes (methyl chloride, methylene chloride, chloroform and carbon tetrachloride), and chloroethenes (perchloroethylene, trichloroethylene, and vinylidene chloride). GCO participates in both the “solvent” and the “intermediate” segments of the global chlorocarbon industry with a focus on sustainable applications and in markets where it can benefit from its cost and technology advantages. GCO’s products are sold as intermediates that are used as feedstocks in the production of fluoropolymers, fluorocarbon refrigerants and blowing agents, silicones, cellulosics, and agricultural chemicals. Solvent products are sold into end uses such as surface preparation, dry cleaning, pharmaceuticals, and regeneration of refining catalysts.

GCO’s manufacturing facilities consume chlorine produced by the CAV business, which enables caustic soda sales. GCO’s unique production technology also allows it to recycle byproduct streams from other DCP and TDCC businesses, which are used as raw materials by GCO. Through its recycling technology, GCO is able to transform byproduct streams into high-value-added products while simultaneously avoiding otherwise costly incineration costs. The business is often compensated to utilize these byproduct streams, generating negative cost inputs.

Manufacturing and Facilities

Chlor-Alkali and Vinyl. DCP’s CAV business segment is comprised of facilities in Freeport, Texas and Plaquemine, Louisiana. Both are strategically located in areas close to brine mining and low-cost power and steam cogeneration. The CAV operations are also supported by in-house production technology which includes chlorine cell production, repair and maintenance services based in DCP’s facility in Russellville, Arkansas.

DCP’s Freeport CAV assets are situated within TDCC’s Texas operations site, the hub and original location of TDCC’s U.S. Gulf Coast presence since the 1940s. The DCP CAV assets at the Freeport complex consist of four chlor-alkali facilities, including TDCC’s share of the JV Entity described below, one caustic soda evaporator, five EDC facilities and one VCM facility. The JV Entity is a 50:50 manufacturing joint venture between TDCC and JV Partner that owns the world’s largest grassroots chlor-alkali membrane facility, which began production in the first quarter of 2014.

DCP’s Plaquemine CAV assets are situated within TDCC’s 1,500 acre petrochemical facility in that location and consist of one chlor-alkali facility, one caustic soda evaporator and one EDC facility.

Both sites also include supporting assets and storage facilities associated with the CAV business as well as the brine mining operations at Stratton Ridge near Freeport, and Grand Bayou near Plaquemine, and onsite cell repair and maintenance operations. The Freeport assets also include two dedicated natural gas power cogeneration plants and the onsite chlorinated hydrocarbon byproduct (“RCL”)/HCL (chlor-alkali byproduct) management system.

The Russellville site is a fabricator and parts distributor to DCP and TDCC chlor-alkali sites, including DCP’s Freeport and Plaquemine facilities and TDCC’s sites in Germany and Brazil. It also manufactures cathodes and anodes used in ECU production, assembles and regaskets chlor-alkali production cells, and handles logistics for parts repair. Russellville covers global cell services for both membrane and diaphragm chlor-alkali technologies and assembles membrane cells for DCP from parts supplied by a third-party using a DCP design.

Global Epoxy. DCP has a global manufacturing footprint for its Epoxy business. Allyl and Epi are produced at facilities at Freeport, Texas and at Stade, Germany. LER is produced at Freeport and Stade as well as at a facility in Guaruja, Brazil. Downstream CER products are produced in North America at Freeport and Roberta, Georgia; in Europe at Stade, Germany, Rheinmunster, Germany, Baltringen, Germany and Pisticci, Italy; in Asia at Zhangjiagang, China and Gumi, South Korea; and in South America at Guaruja, Brazil. Epoxy also produces Phenol, Acetone and BisA at Freeport, BisA at Stade, and Cumene at Terneuzen, Netherlands to provide key aromatics inputs for the Epoxy business.

Global Chlorinated Organics. DCP’s GCO business segment operates three integrated manufacturing facilities at the Freeport, Plaquemine and Stade sites. Chloromethanes products are produced at Freeport, Texas and Stade, Germany. Perchloroethylene is produced at Plaquemine, Louisiana and Stade, Germany. Trichloroethylene is produced at Freeport, Texas and Stade, Germany. VDC is produced only at Freeport, Texas. At all three sites, GCO plays an important role in RCL/HCL production, consumption and system management.

Sales and Distribution

Sales and marketing of CAV products is focused on merchant caustic soda, chlorine and EDC sales. DCP currently only sells chlorine through long-term supply agreements with TDCC primarily by pipeline or rail in North America. Caustic soda is sold under one to three-year contracts from the U.S. Gulf Coast and Brazil to a wide array of customers mainly in the United States, Canada and Latin America. The CAV business serves a broad range of applications with significant participation in the pulp and paper, alumina, water treatment and chemical industries. Most of CAV’s EDC production is converted into VCM and sold and transferred via pipeline to a fenceline customer that produces polyvinyl chloride (“PVC”), but CAV also participates in the merchant EDC market. Most chlorine is distributed to DCP’s downstream GCO and Epoxy businesses and sold to TDCC through DCP pipelines at Freeport and Plaquemine. Caustic soda is distributed by barge, shipped from deep water ports or transported by rail through a fleet of approximately 800 railcars.

Epoxy sells a wide range of products and has a dedicated sales force and significant logistical capabilities. Epoxy focuses on developing downstream, higher value add products, such as CER, but it also sells midstream and upstream materials to optimize utilization of production assets. Epoxy has important relationships with established merchant customers, some of which span decades. The segment’s product is delivered primarily by marine vessel, deep-water and coastal barge, railcar and truck.

GCO has dedicated sales and marketing resources in each of the major geographies, maintaining a wide array of long-standing customer relationships from long-term contracts to short-term spot arrangements. GCO accesses its geographically diverse and fragmented market through direct key customer interfaces and preferred contractual relationships with distribution and channel leaders. It maintains strong, long-term strategic relationships and its average relationship with its top ten customers exceeds 13 years. GCO uses approximately 20 terminal locations globally to transport product by marine vessel, rail and truck transportation and maintains a fleet of approximately 390 rail cars in North America.

Raw Materials and Energy

The primary manufacturing components for the CAV business—water, brine and electricity—are largely sourced from DCP’s supporting assets. The water and brine are provided in the form of a brine solution from DCP’s brine mining operations. Electricity and steam are supplied by DCP’s power assets and supplemented with purchases from the utility grid. DCP’s integrated power generation capabilities are gas based and the CAV business has benefited from low natural gas prices as power represents approximately 80 percent of CAV’s ECU variable production costs. The business has access to ethylene raw material through a contractual supply from TDCC.

In North America, Epoxy produces Phenol, Acetone and BisA at Freeport and purchases Cumene, as well as imports some Cumene from Terneuzen. For Allyl production, Chlorine is sourced from the CAV business in the U.S. Gulf Coast and hydrocarbons are purchased from TDCC under long-term contracts. CAV also supplies caustic soda that is a raw material for Epi production. In Europe, Epoxy produces Cumene at Terneuzen where it receives benzene and a portion of its propylene from TDCC. Cumene is then converted into phenol and acetone through a tolling arrangement and the output is used to produce BisA at Stade. Chlorine and propylene are received onsite in Stade from TDCC. LER and BisA are shipped by rail from Stade to other European sites for CER processing. In Asia, LER is shipped to Zhangjiagang and Gumi from Freeport and Stade, mostly by marine bulk transport, for use in CER production and for direct trade sales.

Key raw materials for the GCO business are chlorine and EDC from the CAV business in the U.S. Gulf Coast and chlorine from TDCC in Europe. Methanol is GCO’s most significant third-party raw material cost and is obtained through multiple contracts in Europe and North America.

Research and Development

In 2014, DCP reported research and development expense of $34 million, or less than one percent of sales. Current research and development is primarily focused in the Epoxy business, supporting niche products and applications aligned with the midstream and downstream portions of the value chain due to their profitability and future growth potential. Historically, DCP has also invested research and development expense toward process optimization and development of next-generation refrigerant feedstock technology.

Seasonality

DCP’s sales are affected by the cyclicality of the economy and the seasonality of several industries, including building and construction, coatings, infrastructure, electronics, automotive and refrigerants. The chlor-alkali industry is cyclical, both as a result of changes in demand for each of its co-products (chlorine and caustic soda) and as a result of changes in manufacturing capacity. Chlorine and caustic soda are co-products and are produced in a fixed ratio. Therefore, the production of one co-product can be constrained both by manufacturing capacity and/or by the ability to sell the co-product. Consequently, prices for both products respond rapidly to changes in supply and demand conditions in the industry. The cyclicality of the chlor-alkali industry has further impacts on downstream products in GCO and Epoxy. Pricing for GCO and Epoxy products have historically been impacted by the changing level of pricing for chlorine and, to a greater extent, caustic soda. In general, DCP’s businesses experience their highest level of activity during the spring and summer months, particularly when construction, refrigerants, coatings and infrastructure activity is higher.

Competition

Competition faced by DCP varies based on the business segment. Key competitors include large, international chemical companies. DCP competes worldwide on the basis of quality, technology and price.

DCP currently competes with a range of major domestic and international producers. CAV’s key competitors include: Axiall Corporation, Formosa Plastics Corporation, U.S.A., Occidental Chemical

Corporation, Shintech, Inc. and Westlake Chemical Corporation. Epoxy competes with global participants, including Huntsman Corporation, Hexion Inc., as well as local participants with assets primarily in Asia Pacific. GCO key competitors include: Axiall Corporation, Occidental Chemical Corporation, Ineos, Akzo Nobel, Solvay and large Chinese producers such as Juhua.

Environmental Regulation

In all of the jurisdictions in which DCP operates, it is subject to environmental laws and regulations, including those related to air emissions, the discharge of waste water, and the use, handling, generation, transportation, storage and disposal of chemicals, hazardous and toxic substances and waste. Among other obligations, these laws and regulations may require DCP to apply for, obtain, comply with and periodically renew environmental permits. They may also require the installation and maintenance of pollution control equipment. In the event of any future accidental spills, leaks or other releases of hazardous or toxic substances or wastes, these laws and regulations would govern any required investigation and, if applicable, cleanup and remediation. DCP expends significant capital and operating expenses to maintain compliance with these laws and regulations. Developments such as the passage of more stringent environmental laws and regulations, or more rigorous enforcement of existing laws and regulations, could require DCP to increase the resources needed to maintain or achieve compliance.

At the two largest DCP manufacturing operations located in Freeport, Texas and Plaquemine, Louisiana, DCP operates under the terms and conditions of Title 5 permits issued pursuant to the U.S. Clean Air Act (“CAA”), as well as other applicable air permits issued under the authority of the CAA and similar state laws. Hazardous waste generation and management activities are subject to the U.S. Resource Conservation and Recovery Act (“RCRA”) and RCRA regulations, and both the Freeport, Texas and Plaquemine, Louisiana facilities hold RCRA permits. In addition, DCP manufacturing operations generate incidental polychlorinated biphenyls (“PCBs”), and the management of the PCBs is subject to permits issued under the U.S. Toxic Substances Control Act (“TSCA”).

The sale, distribution and use of DCP’s chemical products are subject to chemical registration regimes such as those created by TSCA in the United States and the Registration, Evaluation, and Restriction of Chemical regulations, commonly referred to as REACH, in the European Union. The U.S. Congress is currently considering legislation that would update and revise TSCA, although at this time it is unclear how any updates and/or revisions would impact the DCP business.

Legal Proceedings

TDCC is involved in a number of lawsuits and claims, both actual and potential, including some that it has asserted against others, in which monetary damages are sought and some of which relate to or arise out of the current or past operation of DCP. These lawsuits and claims relate to, among other things, environmental, product liability and contractual matters.

The results of any current or future litigation are inherently unpredictable. However, TDCC believes that, in the aggregate, the outcome of all lawsuits and claims involving DCP will not have a material effect on DCP’s combined financial position or liquidity. Furthermore, TDCC has generally agreed in the Separation Agreement to retain claims, including certain environmental and product liabilities, relating to the conduct of DCP prior to the Distribution.

Employees

DCP has approximately 2,100 employees, with the majority located at the Freeport, Plaquemine and Stade sites. Some of the employees in Freeport are represented by labor unions. Employees at locations in Europe, including employees at Stade, are represented by work councils typical for the relevant location. DCP considers its relationships with the employees, unions and work councils to be good.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE DOW CHLORINE PRODUCTS BUSINESS

Overview

DCP is a leading vertically-integrated producer of caustic soda, chlorine and related derivatives with businesses in chlor-alkali, epoxy and chlorinated organics products. DCP produces chlorine and sodium hydroxide (“caustic soda”), which together are referred to as “electrochemical units” or “ECUs”, at its plant locations in the U.S. Gulf Coast (“USGC”), which enjoy access to shale gas as a source of power and brine as a raw material. DCP monetizes these ECUs through merchant sales of caustic soda, chlorine and a broad spectrum of integrated downstream chlorine products and associated end uses. DCP operates in three strategic business segments: Chlor-Alkali and Vinyl (“CAV”), Global Epoxy (“Epoxy”) and Global Chlorinated Organics (“GCO”).

In the Transactions, TDCC will transfer certain assets and liabilities related to DCP, directly or indirectly, to a newly formed, direct, wholly-owned subsidiary of TDCC, Splitco, that was organized specifically for the purpose of effecting the Separation. In exchange, TDCC will receive additional shares of common stock of Splitco, the Special Payment as a dividend and the Splitco Securities to be used in the Debt Exchange (or cash in the amount of the Above Basis Amount if TDCC elects to receive a cash dividend from Splitco in lieu of the Splitco Securities). See “The Transactions.” Splitco has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the Transactions.

Separation of the Dow Chlorine Products Business from TDCC

On March 27, 2015, TDCC and Olin announced that they had entered into the Merger Agreement, and that TDCC and Splitco had entered into the Separation Agreement, which together provide for the combination of Olin’s business and DCP. The terms of the Transactions require TDCC, prior to the Distribution, to transfer DCP to Splitco and then distribute to TDCC shareholders all of the shares of Splitco common stock held by TDCC, through a spin-off or split-off, and then immediately merge Merger Sub with and into Splitco, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and a wholly-owned subsidiary of Olin in a tax efficient Reverse Morris Trust transaction. Immediately after the completion of the Merger, approximately 50.5 percent of the outstanding shares of Olin common stock is expected to be held by pre-Merger holders of Splitco common stock and approximately 49.5 percent of the outstanding shares of Olin common stock is expected to be held by pre-Merger holders of Olin common stock, assuming there is no Tag Event. Consummation of the Transactions is subject to approval by Olin shareholders and customary closing conditions, relevant tax authority rulings and regulatory approvals.

Results of Operations

	For the years ended December 31,
	2014	2013	2012
	(in millions)
Net sales—external	$3,849	$3,637	$4,044
Net sales—related party	927	738	718

Net Sales	4,776	4,375	4,762
Cost of sales	4,573	4,257	4,350
Research and development expenses	34	51	54
Selling, general and administrative expenses	152	145	139
Restructuring charges	—	—	33
Sundry expense (income)—net	3	(2)	1
Interest expense	13	—	—

Income (Loss) Before Income Taxes	1	(76)	185

Provision (benefit) for income taxes	8	(27)	39

Net Income (Loss)	(7)	(49)	146

Net loss attributable to noncontrolling interests	(5)	(4)	(5)

Net Income (Loss) Attributable to DCP	$(2)	$(45)	$151

Results of Operations—2014 Versus 2013

DCP’s net sales in 2014 were $4,776 million, up nine percent compared with net sales of $4,375 million in 2013. Net sales—external, which represents sales to third parties, was $3,849 million, up six percent. The increase in net sales—external was driven in large part by a substantial increase in sales of Epoxy products, reflecting actions taken to recapture customer demand lost in previous periods. Net sales—related party, which is comprised of sales to TDCC, rose 26 percent to $927 million. The increase in net sales—related party was driven by robust demand from TDCC, particularly in urethanes applications.

DCP’s cost of sales rose seven percent to $4,573 million in 2014. Cost of sales include purchased raw materials, utilities, salaries and wages, maintenance expenses, environmental services (e.g., wastewater treatment, waste disposal) and depreciation and amortization, among others. The increase in cost of sales compared with prior year resulted from higher production and sales volume, as well as higher unit costs of purchased raw materials, particularly propylene, benzene, and methanol. Higher prices for natural gas, a key feedstock for power production, and planned maintenance turnaround activity in the U.S. Gulf Coast also contributed to the increase. DCP was able to partially offset these higher costs with targeted spending reductions, as well as actions to increase sales volumes and drive higher operating rates.

DCP’s research and development expenses in 2014 were $34 million, down 33 percent from $51 million in 2013. The reduction in spending primarily reflects actions to streamline and reprioritize its innovation project pipeline, as well as cost management actions in response to lower sales volumes.

DCP’s selling, general and administrative expenses were $152 million in 2014, an increase of five percent as compared to 2013. This increase reflected typical year-over-year overhead inflation, as well as additional spending associated with management and operation of the JV Entity facility.

Interest expense in 2014 related to the debt financing of the JV Entity, which started up in early 2014. The JV Entity is a consolidated variable interest entity of DCP.

Results of Operations—2013 Versus 2012

DCP’s net sales in 2013 were $4,375 million, down eight percent from net sales of $4,762 million in 2012. Net sales—external was $3,637 million, down 10 percent. The decline in net sales—external was predominantly driven by broad-based volume contraction resulting from substantial competitive pressures and soft industry fundamentals in the Epoxy segment. Net sales—related party increased three percent to $738 million primarily due to increased price.

DCP’s cost of sales in 2013 declined two percent versus 2012 to $4,257 million in 2013. Compared with prior year, the decline primarily reflected reduced sales volumes resulting from weak industry fundamentals and soft end-market conditions, particularly in the Epoxy segment. Despite the decrease in costs, DCP was not able to expand its profitability year-over-year, as the impact of declining sales volumes and lower operating rates was coupled with additional costs related to planned maintenance and turnaround spending, particularly in the CAV segment.

DCP’s research and development expenses were $51 million in 2013, down six percent versus 2012, primarily due to lower spending incurred for projects in the Epoxy segment.

DCP’s selling, general and administrative expenses were $145 million in 2013, up four percent versus 2012, due in part to additional spending associated with the administration of the JV Entity during its construction phase.

Income Taxes

During the periods presented, DCP did not file separate tax returns, as it was included in the tax returns of TDCC entities within the respective tax jurisdictions. The income tax provision (benefit) included in the historical financial statements was calculated using a separate return basis as if DCP were a separate taxpayer.

DCP’s tax rates for 2014, 2013 and 2012 were favorably impacted by earnings in foreign locations taxed at rates less than the U.S. statutory rate, which was partially offset by dividends repatriated to the United States. The tax rate was unfavorably impacted by the establishment of valuation allowances outside the United States, primarily in Brazil, Canada, China and Japan. These factors resulted in an effective tax rate of 35.7 percent for 2013 and 21.2 percent for 2012. The tax rate for 2014 was not meaningful.

Segment Analysis

	For the Years Ended December 31,
Net Sales and EBITDA by Segment	2014	2013	2012
	(in millions)
Segment:
Chlor-Alkali & Vinyl	$1,432	$1,380	$1,470
Global Epoxy	2,872	2,503	2,768
Global Chlorinated Organics	472	492	524

Total Net Sales	$4,776	$4,375	$4,762

Segment:
Chlor-Alkali & Vinyl	$208	$73	$210
Global Epoxy	5	(38)	77
Global Chlorinated Organics	22	37	57

Total EBITDA (1)	$235	$72	$344

(1)

DCP defines EBITDA as earnings (i.e. “Net Income (Loss)”) before interest, income taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure. DCP believes that this measure is meaningful to investors as a supplemental financial measure to assess the financial performance of its business. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP, and EBITDA as presented may not be comparable to similarly titled measures of other companies, limiting its usefulness as a comparative measure. As a result, this financial measure has limitations as an analytical and comparative tool, and you should not consider EBITDA in isolation, or as a substitute for DCP’s results as reported under GAAP. A reconciliation of EBITDA to “Income (Loss) Before Income Taxes” is provided below.

Reconciliation of EBITDA to “Income (Loss) Before Income Taxes”	For the Years Ended December 31,
	2014	2013	2012
	(in millions)
EBITDA	$235	$72	$344
Depreciation and amortization	221	148	159
Interest expense and amortization of debt discount	13	—	—

Income (Loss) Before Income Taxes	$1	$(76)	$185

Segment Results—2014 Versus 2013

CAV. Net sales in the CAV segment rose four percent in 2014 to $1,432 million as compared to 2013, driven by increased sales volume with TDCC, particularly for urethanes applications. This increase was partially offset by a reduction in global caustic soda pricing, resulting from greater supply as new production capacity came online in 2014. CAV reported lower vinyl chloride monomer (“VCM”) sales volume as a result of planned maintenance turnaround activity that limited production.

The CAV segment reported an increase in natural gas prices, which rose sharply year-over-year. CAV’s depreciation and amortization expense increased substantially due to the start-up of the JV Entity facility in early 2014. These increases were partly offset by a reduction in utilities expense in CAV related to the planned shutdown of a diaphragm caustic facility in the United States in the first quarter of 2014.

CAV’s EBITDA was $208 million in 2014, an increase of $135 million as compared to 2013. The increase was in part achieved through selected spending reductions, as well as higher sales volume, particularly with TDCC.

Epoxy. Net sales in the Epoxy segment rose sharply to $2,872 million in 2014, an increase of 15 percent versus 2013. This increase was primarily driven by increased sales volume, reflecting a focus on recapturing end-market share by leveraging low-cost position and scale.

Epoxy’s costs increased in 2014, in part reflecting higher production volumes and higher unit prices for hydrocarbon raw materials, particularly propylene and benzene. Higher natural gas prices led to higher cost chlorine and caustic soda.

Epoxy’s EBITDA was $5 million in 2014, up from a loss of $38 million in 2013. The increase in EBITDA was driven by disciplined expense control in response to soft industry fundamentals, as well as focused efforts to drive higher sales volumes.

GCO. Net sales for the GCO segment fell four percent to $472 million in 2014, mainly due to reduced sales volume following the closure of a chloromethanes plant in the United States at the end of 2013, upon which GCO exited two contractual relationships.

GCO’s costs increased in 2014, primarily as a result of the higher unit cost of purchased methanol raw material. Additionally, GCO received higher cost chlorine and caustic soda supplied internally by DCP’s CAV segment.

GCO’s EBITDA in 2014 was $22 million, down from $37 million in 2013, primarily due to challenging business conditions throughout the year, which resulted in soft demand and downward pressure on profit margins.

Segment Results—2013 Versus 2012

CAV. The CAV segment’s net sales were $1,380 million in 2013, down six percent compared with 2012. This decline in net sales was primarily driven by lower sales of caustic soda resulting from two factors: (1) planned maintenance turnaround activity that limited availability of product for sales, and (2) reduced internal DCP demand for chlorine, which lowered the amount of associated caustic soda produced.

CAV’s costs increased as a result of higher planned maintenance turnaround spending, as well as higher natural gas costs used for power production and reduced downstream DCP demand resulting from soft industry conditions. These increases were partially offset by lower supply chain costs resulting from the end of a tolling relationship, and a decrease in freight costs due to lower caustic soda sales volume.

CAV’s EBITDA in 2013 was $73 million, down from $210 million in 2012. The decline in profitability was in part driven by the sales volume reductions in caustic soda, as well as soft internal DCP demand that led to reduced operating rates.

Epoxy. Net sales in the Epoxy segment were $2,503 million in 2013, down ten percent as compared to 2012. The sales reduction was the result of a broad-based volume contraction as Epoxy faced significant competitive pricing pressures stemming from industry oversupply, leading to a loss of end-market share.

The Epoxy segment reported increases in raw material costs, particularly propylene in the United States and benzene globally. These higher raw material costs were more than offset by the reduction in sales volumes.

Epoxy’s EBITDA was a loss of $38 million in 2013, a decline of $115 million compared with 2012. Epoxy’s decline in profitability was primarily driven by its downturn in sales volumes, reflecting the global competitive pressures and its end-market share losses.

GCO. GCO’s net sales in 2013 were $492 million, down six percent from 2012, reflecting deterioration in global pricing as industry conditions softened as a result of significant new capacity additions, predominantly in Asia Pacific, coupled with aggressive competitor behavior.

GCO’s costs fell as an increase in methanol raw material costs was more than offset by the reduction in sales volumes.

GCO’s EBITDA was $37 million in 2013, $20 million lower than 2012, as profitability was impacted by both higher raw material costs and the deterioration of global pricing.

Liquidity and Capital Resources

Globally, TDCC utilizes a centralized cash management system. Therefore, DCP cash requirements are provided by TDCC and affiliates. Cash generated by DCP is remitted directly to TDCC.

In connection with the Transactions, Splitco expects to incur new indebtedness. See “Debt Financing.”

In 2014, cash provided by operating activities of $223 million was more than sufficient to fund capital expenditures of $88 million.

Off-Balance Sheet Arrangements

DCP has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures About Market Risk

DCP’s business operations give rise to market risk exposure due to changes in foreign exchange rates, interest rates, commodity prices and other market factors. TDCC monitors and manages these risks as an integral part of its overall risk management program. To manage such risks effectively, hedging transactions may be entered into, pursuant to established guidelines and policies to mitigate the adverse effects of financial market risk. No derivative instruments will be transferred to DCP as part of the Distribution.

Foreign Currency Risk

The global nature of DCP’s business introduces currency exposures. In addition to production facilities and operations located in different geographies, DCP has assets, liabilities and cash flows denominated in currencies other than the U.S. dollar. The primary objective of TDCC’s foreign exchange risk management is to optimize the U.S. dollar value of net assets and cash flows, keeping the adverse impact of currency movements to a minimum. Foreign currency exposure is due to non-dollar denominated inter-company loans resulting from the Distribution. In addition, there are U.S. dollar exposures on non-U.S. dollar functional companies located in Europe and Latin America derived from commercial activities. Where currency exposure is identified which has no natural offset, TDCC typically enters into hedging arrangements intended to mitigate the effects of currency fluctuations affecting current period earnings. Derivatives are utilized to do so and effective hedging relationships are pursued where an exposure requires a cash flow hedge. Management of Olin will define currency risk management strategies and policies after consummation of the Merger.

Commodity Risk

Inherent in DCP’s chlor-alkali business is exposure to price changes for several commodities. The main commodity exposure is related to changes in the market price of natural gas. The natural gas exposure stems primarily from energy consumption and generation. Physical and financial instruments are, at times, used to hedge these commodity market risks, when feasible. Derivatives utilized may vary in tenor depending on the hedging horizon and market liquidity for specific exposures. Management of Olin will define commodity risk management strategies and policies after consummation of the Merger.

Interest Rate Risk

DCP’s primary exposure is to the U.S. dollar yield curve. Through the consolidation of the JV Entity as a variable-interest entity, DCP has long-term project finance debt exposure outstanding of $553 million, the vast majority of which is floating rate debt. The small portion of fixed rate debt, which totals $10 million, has an estimated duration of 8.5 years. Management of Olin will define interest rate risk management strategies and policies after consummation of the Merger.

Contractual Obligations

DCP has various commitments for take-or-pay and throughput agreements. These commitments are at prices not in excess of current market prices. The remaining terms for all agreements extend from one to nine years. The fixed and determinable future commitments at December 31, 2014 are included in the following table:

Fixed and Determinable Portion of Take-or-Pay and Throughput Obligations at December 31, 2014
(in millions)
2015	$7
2016	5
2017	36
2018	36
2019	33
2020 and beyond	260

TOTAL	$377

The combined balance sheet of DCP at December 31, 2014 includes $606 million of debt of the JV Entity, a consolidated variable interest entity, which is non-recourse to DCP.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in accordance with GAAP requires management to make judgments, assumptions and estimates that affect the amounts reported in the combined financial statements and accompanying notes. Note 2 to the combined financial statements of DCP included elsewhere in this document describes the significant accounting policies and methods used in the preparation of the combined financial statements. The following are DCP’s critical accounting policies impacted by judgments, assumptions and estimates.

Allocations

The combined statements of income (loss) and comprehensive income (loss) include allocations of certain expenses for services including, but not limited to, general corporate expenses related to finance, legal, information technology, human resources, ethics and compliance, shared services, employee benefits and incentives, insurance and stock-based compensation. These expenses have been allocated on the basis of direct usage when identifiable with the remainder allocated on the basis of headcount or other measures. DCP considers the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided. The allocations may not, however, reflect the expense DCP would have incurred as a stand-alone company. Actual costs that may have been incurred if DCP were a stand-alone company would depend on a number of factors including DCP’s chosen organizational structure, what functions were outsourced or performed by DCP employees and strategic decisions made in areas such as information technology and infrastructure.

Environmental Matters

The costs of environmental remediation of facilities are determined based on evaluations of current law and existing technologies. Inherent uncertainties exist in such evaluations primarily due to unknown environmental conditions, changing governmental regulations and legal standards regarding liability, and emerging remediation technologies. The recorded liabilities are adjusted periodically as remediation efforts progress, or as additional technical or legal information becomes available. At December 31, 2014, DCP had accrued obligations of $64 million for probable environmental remediation and restoration costs, which represents management’s best estimate of the costs for remediation and restoration with respect to environmental matters for which DCP has accrued liabilities, although it is reasonably possible that the ultimate cost with respect to these particular matters could range up to approximately one and a half times that amount. For further discussion, see Note 11 to the combined financial statements of DCP included elsewhere in this document.

Pension and Other Postretirement Benefits

A majority of DCP employees participate in various defined benefit pension and other postretirement plans administered and sponsored by TDCC. The pension and other postretirement benefit obligations and net service costs of TDCC’s plans are determined from actuarial valuations. Inherent in these valuations are assumptions including expected return on plan assets, discount rates at which the liabilities could have been settled at December 31, 2014, rate of increase in future compensation levels, mortality rates and health care cost trend rates. These assumptions are updated annually. The combined financial statements reflect periodic pension and postretirement costs as if they were multi-employer plans. Costs associated with the pension and other postretirement plans were allocated based on DCP employees’ proportionate share of costs for the respective Dow plans in which they participate. For further discussion, see Note 12 to the combined financial statements of DCP included elsewhere in this document.

Income Taxes

DCP did not file separate tax returns as it was included in the tax returns of Dow entities within the respective tax jurisdictions. The income tax provision and related balance sheet amounts included in the combined financial statements of DCP included elsewhere in this document were calculated using a separate return basis as if DCP were a separate taxpayer. The provision for income taxes has been determined using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities using enacted rates. The effect of a change in tax rates on deferred tax assets is recognized in income in the period that includes the enactment date.

Deferred taxes are not provided on the unremitted earnings of subsidiaries outside of the United States when it is expected that these earnings will be permanently reinvested. Annual tax provisions include amounts considered sufficient to pay assessments that may result from examinations of prior year tax returns; however, the amount ultimately paid upon resolution of issues raised may differ from the amounts accrued.

The financial statement effect of an uncertain income tax position is recognized when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. Accruals are recorded for other tax contingencies when it is probable that a liability to a taxing authority has been incurred and the amount of the contingency can be reasonably estimated. For further information, see Note 17 to the combined financial statements of DCP included elsewhere in this document.

SELECTED HISTORICAL FINANCIAL DATA

The following selected historical combined financial data of the Dow Chlorine Products Business, selected historical consolidated financial data of Olin, unaudited pro forma combined financial data of Olin and the Dow Chlorine Products Business, comparative historical and pro forma per share data of Olin, historical common stock market price data and Olin dividend policy information are being provided to help you in your analysis of the financial aspects of the Transactions. You should read this information in conjunction with the financial information included elsewhere and incorporated by reference in this document. See “Where You Can Find More Information; Incorporation by Reference,” “Information on the Dow Chlorine Products Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Dow Chlorine Products Business,” “Information on Olin” and the audited financial statements of each of Olin and the Dow Chlorine Products Business incorporated by reference and included elsewhere in this document, respectively.

Selected Historical Combined Financial Data of the Dow Chlorine Products Business

Splitco is a newly formed holding company organized for the purpose of holding DCP and consummating the Transactions. The data below as of December 31, 2014 and 2013 and for the three years in the period ending December 31, 2014 have been derived from the audited combined financial statements included elsewhere in this document. The data below as of December 31, 2012 has been derived from the audited combined balance sheet not included or incorporated by reference in this document. The data below as of December 31, 2011 and 2010 and for each of the years ending December 31, 2011 and 2010 have been derived from unaudited combined financial information not included or incorporated by reference in this document. The selected historical consolidated financial data presented below is not necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. This information is only a summary and you should read the table below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Dow Chlorine Products Business” and the combined financial statements of DCP and the notes thereto included elsewhere in this document. The historical financial statements of DCP reflect the business as it was operated within TDCC. While substantially all of DCP is being transferred in the Transactions, the historical financial statements should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements of Olin and the Dow Chlorine Products Business, which include adjustments for the impact of the Transactions.

	As of and for the Years Ended December 31,
	2014	2013	2012	2011	2010
	(in millions)
				(unaudited)	(unaudited)
Results of Operations Data
Net sales	$4,776	$4,375	$4,762	$4,950	$4,460
Net income (loss)	$(7)	$(49)	$146	$(23)	$(185)
Balance Sheet Data
Total assets	$2,275	$2,438	$2,553	$2,140	$1,861
Long-term debt(1)	$553	$578	$499	$184	$—

(1)	Consists of debt of the JV Entity, which is non-recourse to DCP.

Selected Historical Consolidated Financial Data of Olin

The following selected historical consolidated financial data of Olin as of and for the years ended December 31, 2014, 2013 and 2012 has been derived from Olin’s audited consolidated financial statements incorporated by reference in this document. The selected historical consolidated financial data of Olin as of and for the years ended December 31, 2011 and 2010 has been derived from Olin’s audited consolidated financial statements which are not included in or incorporated by reference in this document. Since February 28, 2011, the selected historical consolidated financial data of Olin reflects the acquisition of the remaining 50 percent of the SunBelt Chlor Alkali Partnership. Since August 22, 2012, the selected historical consolidated financial data of Olin reflects the acquisition of KA Steel. The selected historical consolidated financial data presented below is not necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. You should read the table below in conjunction with the financial statements of Olin and the notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in Olin’s Annual Report on Form 10-K for the year ended December 31, 2014 which is incorporated by reference in this document. See “Where You Can Find More Information; Incorporation by Reference.”

	As of and for the Years Ended December 31,
	2014	2013	2012	2011	2010
	(in millions, except per share data)
Results of Operations Data
Sales	$2,241	$2,515	$2,185	$1,961	$1,586
Cost of goods sold	1,853	2,034	1,748	1,574	1,350
Selling and administration	170	190	177	161	134
Restructuring charges	(16)	(6)	(9)	(11)	(34)
Other operating income	2	1	8	9	2
Earnings of non-consolidated affiliates	2	3	3	10	30
Interest expense	44	39	26	30	25
Interest and other income (expense)	1	—	(10)	176	2

Income before taxes from continuing operations	163	250	226	380	77
Income tax provision	58	71	76	138	12

Income from continuing operations	105	179	150	242	65
Discontinued operations, net	1	—	—	—	—

Net income	$106	$179	$150	$242	$65

Balance Sheet Data
Cash and cash equivalents, short-term investments and restricted cash	$257	$312	$177	357	561
Working capital, excluding cash and cash equivalents and short-term investments	182	125	150	76	33
Property, plant and equipment, net	931	988	1,034	885	675
Total assets	2,698	2,803	2,778	2,450	2,049
Capitalization
Short-term debt	16	13	24	12	78
Long-term debt	659	678	690	524	418
Shareholders’ equity	1,013	1,101	998	986	830

Total capitalization	$1,688	$1,792	$1,712	$1,522	$1,326

	2014	2013	2012	2011	2010
Per Share Data
Basic
Continuing operations	$1.33	$2.24	$1.87	$3.02	$0.82
Discontinued operations, net	0.01	—	—	—	—

Net income	$1.34	$2.24	$1.87	$3.02	$0.82

Diluted
Continuing operations	$1.32	$2.21	$1.85	$2.99	$0.81
Discontinued operations, net	0.01	—	—	—	—

Net income	$1.33	$2.21	$1.85	$2.99	$0.81

Common cash dividends	$0.80	$0.80	$0.80	$0.80	$0.80
Other Data
Capital expenditures	$72	$91	$256	$201	$85
Depreciation and amortization	138	135	111	99	87
Current ratio	2.2	2.1	1.7	2.0	2.3
Total debt to total capitalization	40.0%	38.6%	41.7%	35.2%	37.4%
Average common shares outstanding—diluted	79.7	80.9	81.0	80.8	79.9

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF OLIN AND THE DOW CHLORINE PRODUCTS BUSINESS

The following unaudited pro forma condensed combined financial statements present the combination of the historical financial statements of Olin and DCP, adjusted to give effect to: (1) the Merger and (2) the other Transactions.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2014 combines the historical consolidated statement of operations of Olin and the historical combined statement of loss for DCP, giving effect to the Merger and the other Transactions as if they had been consummated on January 1, 2014, the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheet of Olin and the historical condensed combined balance sheet of DCP as of December 31, 2014, giving effect to the Merger and the other Transactions as if they had been consummated on December 31, 2014.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting with Olin considered the acquirer of DCP. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill. The pro forma purchase price allocation was based on a preliminary estimate of the fair values of the tangible and intangible assets and liabilities of DCP. In arriving at the estimated fair values, Olin has considered the preliminary appraisals of independent consultants which were based on a preliminary and limited review of the assets and liabilities related to DCP to be transferred to, or assumed by, Splitco in the Transactions. Following the effective date of the Merger, Olin expects to complete the purchase price allocation after considering the fair value of DCP’s assets and liabilities at the level of detail necessary to finalize the required purchase price allocation. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

The historical combined financial statements of DCP have been “carved-out” from TDCC’s consolidated financial statements and reflect assumptions and allocations made by TDCC. DCP’s historical combined financial statements include all revenues, costs, assets and liabilities that are directly attributable to DCP. In addition, certain expenses reflected in DCP’s combined financial statements are an allocation from TDCC. Such expenses include, but are not limited to, general corporate expenses related to finance, legal, information technology, human resources, ethics and compliance, shared services, employee benefits and incentive, insurance and stock-based compensation. The actual costs that may have been incurred if DCP had been a stand-alone company would depend on a number of factors, including the chosen organizational structure and strategic decisions made as to information technology and infrastructure requirements. As such, DCP’s combined financial statements do not necessarily reflect what DCP’s financial condition and results of operations would have been had DCP operated as a stand-alone company during the period or at the date presented.

The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of approximately $200 million of annualized cost synergies expected to be realized within three years following the consummation of the Transactions, or, if Olin is able to increase sales to new third-party customers and access new product markets as a result of the Transactions, the potential additional annualized synergies of up to $100 million that Olin estimates may potentially be achievable within three years from the consummation of the Transactions. Olin expects to incur approximately $100 to $150 million in transition-related costs and approximately $200 million in incremental capital spending during the first three years following the consummation of the Transactions that Olin management believes are necessary to realize the anticipated synergies from the Transactions.

The unaudited pro forma adjustments are based upon current available information and assumptions that Olin believes to be reasonable. The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages.

The unaudited pro forma condensed combined financial statements are for informational purposes only and are not intended to represent or to be indicative of the actual results of operations or financial position that the combined Olin and DCP would have reported had the Transactions been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements and should not be taken as being indicative of Olin’s future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the unaudited pro forma condensed combined financial statements for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial statements and actual amounts. As a result, the pro forma combined information does not purport to be indicative of what the financial condition or results of operations would have been had the Transactions been completed on the applicable dates of the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Olin’s audited historical consolidated financial statements and related notes as of and for the year ended December 31, 2014, which are incorporated by reference in this document; and

•	DCP’s audited historical combined financial statements and related notes as of and for the year ended December 31, 2014, which are included elsewhere in this document.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2014

	Historical
	Olin Corporation	Dow Chlorine Products Business	Pro forma adjustments	Note 3	Pro forma condensed combined
	(in millions)
Current assets
Cash and cash equivalents	$257	$—	$—	A	$257
Receivables, net
Trade	242	175	(4)	B	413
Other	21	16	—		37
Income taxes receivable	22	—	—		22
Inventories	210	354	75	C	639
Current deferred income taxes	54	23	(14)	D	63
Restricted cash	—	20	—		20
Other current assets	10	—	—		10

Total current assets	816	588	57		1,461
Property, plant and equipment, net	931	1,613	1,900	E	4,444
Intangibles, net	124	3	1,269	F	1,396
Deferred income taxes	13	1	(1)	D	13
Other assets	67	14	19	H	100
Goodwill	747	56	2,096	G	2,899

Total assets	$2,698	$2,275	$5,340		$10,313

Current liabilities
Current installments of long-term debt	16	53	1,572	H	$1,641
Accounts payable	147	380	(5)	I	522
Income taxes payable	—	29	(29)	D	—
Current deferred income taxes	—	—	25	D	25
Accrued liabilities	215	65	(55)	J	225

Total current liabilities	378	527	1,508		2,413
Long-term debt	659	553	1,006	H	2,218
Accrued pension liability	182	—	516	K	698
Deferred income taxes	107	93	840	D	1,040
Other liabilities	359	144	(142)	L	361

Total liabilities	1,685	1,317	3,728		6,730
Commitments and contingencies
Noncontrolling interest	—	—	207	M	207

Shareholders’ equity
Common stock	77	—	81	N	158
Additional paid-in capital	788	—	2,338	N	3,126
Accumulated other comprehensive (loss) income	(443)	29	5	N	(409)
Retained earnings	591	—	(90)	N	501
Net parent investment	—	809	(809)	N	—

Total shareholders’ equity	1,013	838	1,525	N	3,376

Noncontrolling Interest	—	120	(120)	M	—

Total combined shareholders’ equity	1,013	958	1,405		3,376

Total liabilities and shareholders’ equity	$2,698	$2,275	$5,340		$10,313

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

	Historical
	Olin Corporation	Dow Chlorine Products Business	Pro Forma Adjustments	Note 4	Pro Forma Condensed Combined
	(in millions, except per share data)
Sales	$2,241	$4,776	$(69)	O	$6,948
Operating expenses
Cost of goods sold	1,853	4,573	(66)	P	6,360
Selling and administration	170	186	(20)	Q	336
Restructuring charges	16	—	—		16
Other operating income (loss)	2	(3)	—		(1)

Operating income (loss)	204	14	17		235
Earnings of non-consolidated affiliates	2	—	—		2
Interest expense	44	13	142	R	199
Interest income	1	—	—		1

Income (loss) from continuing operations before taxes	163	1	(125)		39
Income tax provisions	58	8	(46)	S	20

Income (loss) from continuing operations	$105	$(7)	$(79)		$19
Net income (loss) from continuing operations attributable to non-controlling interests	—	(5)	—		(5)

Net income (loss) from continuing operations attributable to the business	$105	$(2)	$(79)		$24

Net income per common share attributable to the business
Basic	$1.33	—	—		$0.15
Diluted	$1.32	—	—		$0.15
Average common shares outstanding
Basic	78.6	—	80.6	T	159.2
Diluted	79.7	—	80.6	T	160.3

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Olin Corporation and Subsidiaries

Notes to the Unaudited Pro Forma Condensed

Combined Financial Statements

Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X and present the pro forma combined financial position and results of operations of Olin based upon the historical financial statements of each of Olin and DCP, after giving effect to the Merger and the other Transactions, and are intended to reflect the impact of the Merger and the other Transactions on Olin’s consolidated financial statements. The accompanying unaudited pro forma condensed combined financial statements have been prepared using, and should be read in conjunction with, the respective audited consolidated or combined (as the case may be) financial statements of each of Olin and DCP as of and for the fiscal year ended December 31, 2014. Assumptions and estimates underlying the pro forma adjustments are described in these notes. Since the accompanying unaudited pro forma condensed combined financial statements have been prepared based upon preliminary estimates and assumptions, the final amounts recorded at the date of consummation of the Transactions may be different from that presented, and this difference may be material.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved by Olin if the Transactions had been consummated for the periods presented or that will be achieved in the future. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of synergies expected to result from the Transactions. In addition, throughout the period presented in the unaudited pro forma condensed combined financial statements, the operations of DCP were conducted and accounted for as part of TDCC. DCP’s audited condensed financial statements have been derived from TDCC’s historical accounting records and reflect certain allocations of direct costs and expenses. All of the allocations and estimates in such financial statements are based on assumptions that the management of TDCC believes are reasonable. In the opinion of management, the unaudited pro forma condensed combined financial statements include all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the period presented. DCP’s financial statements do not necessarily represent the financial position of DCP had it been operated as a stand-alone company during the period or at the date presented.

The unaudited pro forma condensed combined statement of operations combines the historical consolidated statement of operations of Olin and the historical combined statement of income (loss) of DCP for the year ended December 31, 2014, giving effect to the Merger and the other Transactions as if they had been consummated on January 1, 2014. The unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheet of Olin and the historical condensed combined balance sheet of DCP as of December 31, 2014, giving effect to the Merger and the other Transactions and adjustments described in these notes, as if the Transactions had been consummated on December 31, 2014.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting with Olin considered the acquirer of DCP. The audited historical combined financial statements of DCP have been adjusted to reflect certain reclassifications in order to conform to Olin’s financial statement presentation.

Note 2. Purchase Price Allocation

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the allocation of the preliminary estimated purchase price to identifiable assets to be acquired and liabilities to be assumed, with the excess recorded as goodwill. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material. The purchase price allocation in these unaudited pro forma condensed combined financial statements is based upon an estimated purchase price of approximately $5,672 million. This amount was derived in accordance with the Merger Agreement, as described further below, based on the closing price of Olin common stock on April 29, 2015 and 80,586,207 shares of Olin common stock being issued in the Merger, assuming there is no Tag Event, and is subject to adjustment based on Splitco’s working capital in accordance with the terms of the Separation Agreement, as described under “Separation Agreement—Working Capital Adjustment.”

The following table represents the preliminary estimate of the purchase price to be paid in the Merger ($ in millions, except per share data):

New shares issued (par value $1) (1)	80.6
Closing price of Olin common stock on April 29, 2015	$30.02

Stock consideration transferred	2,419
Cash and debt instruments to be received by TDCC	2,030
Up-front payments under the Ethylene Agreement	393

Consideration to be transferred	$4,842

Debt assumed (50% of projected indebtedness of the JV Entity) (1)	272
Pension liabilities assumed (U.S. and German)	558

Total purchase price	$5,672

(1)	Assumes there is no Tag Event.

The actual value of the Olin common stock to be issued in the Merger will depend on the market price of shares of Olin common stock at the closing date of the Merger, and therefore the actual purchase price will fluctuate with the market price of Olin common stock until the Merger is consummated. The value of the Olin common stock to be issued in the Merger will also depend on whether a Tag Event has occurred. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the unaudited pro forma condensed combined financial statements. A 10% difference in Olin’s stock price would change the purchase price by approximately $242 million, with a corresponding change to goodwill. A 20% difference in Olin’s stock price would change the purchase price by approximately $484 million, with a corresponding change to goodwill.

The assumption of the U.S. and German pension liabilities reflects the maximum U.S. net pension liability that TDCC may transfer to Olin on the closing date of the Merger based on the Employee Matters Agreement. This amount is subject to uncertainty as TDCC may elect to transfer less than $400 million of U.S. pension liability. If TDCC transfers less than $400 million in net pension liability at the closing date, Olin is obligated to pay TDCC an amount in cash equal to the product of (x) and (y), where (x) equals (1) $400 million minus (2) the net pension liability transferred and (y) equals 0.5. This means if TDCC does not transfer any liability, Olin would be required to pay $200 million in cash consideration. As a result, the final purchase price could differ from the current estimate, which could impact the unaudited pro forma condensed combined financial statements.

The preliminary estimated purchase price is allocated as follows ($ in millions):

Total current assets	$645
Property, plant and equipment, net	3,513
Intangible assets	1,272
Other assets	14

Total assets acquired	5,444
Total current liabilities	485
Long-term debt	553
Accrued pension liabilities	558
Deferred income taxes	933
Other liabilities	18

Total liabilities assumed	2,547

Net identifiable assets acquired	2,897
Fair value of noncontrolling interest	207
Goodwill	2,152

Total consideration to be transferred	$4,842

Note 3. Balance Sheet Adjustments

The unaudited pro forma condensed combined balance sheet reflects the following adjustments ($ in millions):

(A)	Cash and cash equivalents were adjusted as follows:

Payment of non-qualified pension plans and deferred compensation (1)	$(96)
Expected transaction costs (2)	(40)
Special Payment to TDCC (3)	(875)
Up-front payments under the Ethylene Agreement (4)	(393)
Olin Term Loan repayment (5)	(149)
Debt issuance costs (5)	(19)
Bridge Facility (5)	1,572

Total pro forma adjustment to cash and cash equivalents	$—

(1)	Represents the payment of Olin liabilities associated with the non-qualified pension plans and the deferred compensation plan in the form of benefits to participants. The plans with which these payments are associated will be terminated as a result of the Transactions, which, if consummated, will trigger a change in control under these plans and require the payment of benefits.
(2)	Expected transaction costs are expenses that Olin expects to incur prior to the consummation of the Transactions in connection with the Transactions for advisory, legal, accounting and other professional fees.
(3)	Represents the Special Payment that Splitco will pay to TDCC in the amount of the Below Basis Amount. The amount of the Special Payment is subject to increase or decrease if elected by TDCC in accordance with the terms of the Separation Agreement.
(4)	Reflects $393 million in up-front payments expected to be made upon consummation of the Transactions pursuant to the Ethylene Agreement, assuming Olin exercises its option for additional ethylene supply under the Ethylene Agreement. The Ethylene Agreement is a 20-year long-term capacity rights agreement for the supply of ethylene by TDCC at integrated producer economics.
(5)	For a discussion of the Olin term loan repayment and the Bridge Facility, see Note 5, Financing Adjustments, below.

(B)	Trade and other receivables were adjusted as follows:

Excluded assets (1)	$(4)

Total pro forma adjustment to excluded assets	$(4)

(1)	Represents certain trade receivables included in DCP’s historical balance sheet which will not be transferred under the Separation Agreement.

(C)	Inventories were adjusted as follows:

Preliminary fair value adjustment (1)	$75

Total pro forma adjustment to inventories	$75

(1)	Represents the estimated fair value adjustment to DCP’s inventory of $75 million based upon a preliminary fair value estimate of $429 million. This amount has not been reflected as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations.

(D)	Deferred taxes and income taxes payable were adjusted as follows (1):

Current portion of deferred tax assets
Environmental liabilities that will not be assumed	$(4)
Pension liabilities adjustments	(9)
Reclassification of deferred taxes	(1)

Reduction to current deferred income tax assets	(14)

Income taxes payable
Elimination of liability that will not be assumed	(29)

Reduction to income taxes payable	(29)

Current portion of deferred tax liability
Inventory fair value adjustment	25

Increase to current deferred income tax liability	25

Non-current portion of deferred tax asset
Investment of foreign earnings that will not be assumed	(1)

Reduction to non-current deferred income tax assets	(1)

Non-current portion of deferred tax liability
Identifiable intangible assets fair value adjustment	289
Property, plant and equipment fair value adjustment	619
Domestic pension liabilities that will be assumed	(156)
Foreign pension liabilities that will be assumed	(47)
Pension liabilities adjustments	16
Environmental liabilities that will not be assumed	18
Net operating losses and tax credit carryforwards that will not be retained	237
Removal of valuation allowances	(90)
Goodwill that will not be retained	(6)
Investment of foreign earnings that will not be assumed	(37)
Reclassification of deferred taxes	(3)

Increase to non-current deferred income tax liabilities	$840

(1)	Reflects an adjustment to deferred tax assets and liabilities representing a blended global statutory rate of 36.8% multiplied by either (i) the preliminary fair value adjustments made to the assets to be acquired and liabilities to be assumed, excluding goodwill, or (ii) the applicable pro forma adjustments to related assets and liabilities that will or will not be assumed by the combined company included herein. For purposes of these unaudited pro forma condensed financial statements, a global blended statutory tax rate of 36.8% has been used. This does not reflect Olin’s expected effective tax rate, which will include other tax charges and benefits, and does not take in to account any historical or possible future tax events that may impact Olin following the consummation of the Transactions.

(E)	Property, plant and equipment, net were adjusted as follows:

Included/excluded assets (1)	$14
Preliminary fair value adjustment (2)	1,886

Total pro forma adjustment to property, plant and equipment, net	$1,900

(1)	To adjust certain assets included in DCP’s historical balance sheet to align with what is being transferred in accordance with the Separation Agreement. This adjustment includes additional assets being transferred that were not reflected in the condensed combined financial statements of DCP, net of certain assets that will not be transferred.
(2)	Represents the estimated fair value adjustment to DCP’s property, plant and equipment of $1,886 million based upon a preliminary fair value estimate of $3,513 million. For purposes of determining the impact on the unaudited pro forma condensed combined statement of operations, the fair value of property, plant and equipment is being depreciated over an estimated remaining weighted-average useful life of 14 years.

(F)	Intangibles, net were adjusted as follows:

Preliminary fair value adjustment (1)	$1,272
Elimination of DCP historical intangibles	(3)

Total pro forma adjustment to intangibles, net	$1,269

(1)	The preliminary fair value adjustment is the estimated intangible assets attributable to the Transactions and is comprised of the following:

	Estimated Fair Value	Estimated Useful Life	Weighted Average Useful Life
Developed Technologies (a)	$152	7
Customer Relationships (b)	727	15
Up-front payments under the Ethylene Agreement (c)	393	20

Total intangibles	$1,272		15

(a)	The estimated fair value for this pro forma presentation for technology was measured using the relief-from-royalty method. Developed technology reflects the entire portfolio of patents to be transferred to Splitco. This method assumes the technology has value to the extent that the owner is relieved of the obligation to pay royalties for the benefits received from them. Significant assumptions required to develop estimates using this method are revenue growth rates for similar developed technology, the appropriate royalty rate, an appropriate discount rate and obsolescence of technology.
(b)	The estimated fair values for this pro forma presentation for customer relationships were measured using the multi-period excess earnings method. This principle behind the multi-period excess earnings method is that the value of an intangible is equal to the present value of the incremental after-tax cash flows attributable to the subject intangible asset, after taking charges for the use of other assets employed by the business. Significant assumptions required for this method are revenue growth rates and probability related to customers, customer attrition rates, contributory asset charges and an appropriate discount rate.
(c)	The estimated fair value for this pro forma presentation for the up-front payments under the Ethylene Agreement was $393 million, which is the up-front payments that are expected to be made upon consummation of the Transactions pursuant to the Ethylene Agreement, assuming Olin exercises its option for additional ethylene supply under the Ethylene Agreement. The Ethylene Agreement is a 20-year long-term capacity rights agreement for the supply of ethylene by TDCC at integrated producer economics.

(G)	Goodwill was adjusted as follows:

Estimated transaction goodwill (1)	$2,152
Elimination of DCP historical goodwill	(56)

Total pro forma adjustment to goodwill	$2,096

(1)	Reflects the preliminary adjustment to goodwill. The significant goodwill resulting from the Transactions is primarily due to the combination of Olin and DCP providing increased production capacity and diversification of Olin’s product portfolio and enhanced size and geographic presence. The cost-saving opportunities include improved operating efficiencies and asset optimization.

(H)	Other assets, current installments of long-term debt and long-term debt was adjusted as described below in Note 5, Financing Adjustments.

(I)	Accounts payable were adjusted as follows:

Excluded liabilities (1)	$(5)

Total pro forma adjustment to accounts payable	$(5)

(1)	To adjust certain liabilities included in DCP’s historical balance sheet to align with what is being assumed in accordance with the Separation Agreement.

(J)	Accrued liabilities were adjusted as follows:

Excluded liabilities (1)	$(33)
Payment of non-qualified pension plans (2)	(22)

Total pro forma adjustment to accrued liabilities	$(55)

(1)	To adjust certain liabilities included in DCP’s historical balance sheet to align with what is being assumed in accordance with the Separation Agreement. Certain environmental, legal and other liabilities relating to periods prior to the closing date of the Merger will be retained by TDCC in accordance with the Separation Agreement.
(2)	Represents the payment of Olin liabilities associated with the non-qualified pension plans in the form of benefits to participants. The plans with which these payments are associated will be terminated as a result of the Transactions, which, if consummated, will trigger a change in control under the plans and require the payment of benefits.

(K)	Accrued pension liability was adjusted as follows:

Assumption of German pension liability (1)	$158
Assumption of U.S. pension liability (2)	400
Payment of non-qualified pension plans (3)	(42)

Total pro forma adjustment to accrued pension liability	$516

(1)	Represents an adjustment for certain accrued defined benefit pension liabilities relating to employees of TDCC in Germany who will transfer to Olin in connection with the Transactions in accordance with the Separation Agreement. The adjustment to the pension liability is estimated based on the preliminary fair value for the German pension plan assets, the discount rate at December 31, 2014, and other actuarial assumptions.
(2)	Represents the maximum U.S. net pension liability that TDCC may transfer to Olin on the closing date of the Merger based on the Employee Matters Agreement. This amount is subject to uncertainty as TDCC may elect to transfer less than $400 million. If TDCC transfers less than $400 million in net pension liability at the closing date, Olin is obligated to pay TDCC an amount in cash equal to the product of (x) and (y), where (x) equals (1) $400 million minus (2) the net pension liability transferred and (y) equals 0.5. This means if TDCC does not transfer any liability, Olin would be required to pay $200 million in cash consideration.
(3)	Represents the payment of Olin liabilities associated with the non-qualified pension plans in the form of benefits to participants. The plans with which these payments are associated will be terminated as a result of the Transactions, which, if consummated, will trigger a change in control under these plans and require the payment of benefits.

(L)	Other liabilities were adjusted as follows:

Excluded liabilities (1)	$(126)
Payment of deferred compensation plans (2)	(16)

Total pro forma adjustments to other liabilities	$(142)

(1)	To adjust certain liabilities included in DCP’s historical balance sheet to align with what is being transferred in accordance with the Separation Agreement. Certain environmental, legal and other liabilities relating to periods prior to the closing date of the Merger will be retained by TDCC in accordance with the Separation Agreement.
(2)	Represents the payment of Olin liabilities associated with the deferred compensation plans in the form of benefits to participants. The plans with which these payments are associated will be terminated as a result of the Transactions, which, if consummated, will trigger a change in control under these plans and require the payment of benefits, see “The Transactions—Interests of Olin’s Directors and Executive Officers in the Transactions—Deferred Compensation Plans” for more detail.

(M)	Noncontrolling interest was adjusted to estimated fair value of the noncontrolling interest in the JV Entity. Due to the JV Partner’s option to exercise its rights for a Tag Event, the classification of the noncontrolling interest on the balance sheet also changed, moving the noncontrolling interest out of Shareholders’ Equity. This classification outside of permanent equity was used as the noncontrolling interest is redeemable for cash at a fixed price.

(N)	Shareholders’ equity was adjusted as follows:

Issuance of shares of Olin common stock (1)	$2,419
Elimination of total combined DCP shareholders’ equity (2)	(838)
Expected transaction costs (3)	(40)
Payment of non-qualified pension plans (4)	(16)

Total pro forma adjustment to shareholders’ equity	$1,525

(1)	Relates to the shares of Olin common stock to be issued in the Merger. The pro forma adjustment is based upon the closing price of Olin common stock as of April 29, 2015. The actual value of the Olin common stock to be used in the Merger will depend upon the market price of Olin common stock on the closing date of the Merger. This adjustment assumes that a Tag Event has not occurred. Of the new stock to be issued, $81 million is recorded as par value of common stock and $2,338 million is recorded as additional paid-in capital.
(2)	Relates to the elimination of DCP’s parent company investment of $809 million and $29 million of accumulated other comprehensive loss.
(3)	Reflects costs that Olin expects to incur prior to the consummation of the Transactions in connection with the Transactions for advisory, legal, accounting and other professional fees.
(4)	Represents the payment of Olin liabilities associated with the non-qualified pension plans in the form of benefits to participants. The plans with which these payments are associated will be terminated as a result of the Transactions, which, if consummated, will trigger a change in control under the plans and require the payment of benefits.

Note 4. Income Statement Adjustments

The unaudited pro forma condensed combined statement of operations reflects the following adjustments ($ in millions):

(O)	Sales were adjusted as follows:

Excluded assets/liabilities (1)	$(88)
Re-pricing of sales to TDCC (2)	31
Olin and DCP eliminations (3)	(12)

Total pro forma adjustment to sales	$(69)

(1)	Relates to adjustments to sales related to operations and commercial arrangements that will not be transferred and commercial arrangements to be transferred in accordance with the Separation Agreement.
(2)	Represents the re-pricing of sales to TDCC relating to arrangements for long-term supply agreements for the sale of raw materials, including ethylene and benzene to TDCC, and services pursuant to the Separation Agreement. These agreements will be executed on the closing date of the Merger. This pro forma adjustment represents changes in sales that would have been generated due to these agreements had they been in place on January 1, 2014.
(3)	Represents the elimination of DCP’s sales to Olin as reported in DCP’s historical statement of operations. There were no sales transactions from Olin to DCP for the fiscal year ended December 31, 2014.

(P)	Cost of goods sold were adjusted as follows:

Adjustment to depreciation and amortization of DCP assets acquired (1)	$117
Excluded assets/liabilities (2)	(125)
Re-pricing of raw materials and services to/from DCP/TDCC (3)	(46)
Olin and DCP eliminations (4)	(12)

Total pro forma adjustment to cost of goods sold	$(66)

(1)	Represents the adjustment to DCP’s historical depreciation and amortization as a result of preliminary fair value adjustments to the acquired depreciable assets and amortizable intangible assets and adjustments to their respective estimated remaining useful lives, see Notes 3(E) and 3(F).
(2)	Represents adjustments to expenses related to operations and commercial arrangements that will not be transferred and additional assets and commercial arrangements to be transferred in accordance with the Separation Agreement. This adjustment also includes a reduction of $12 million associated with environmental expenses that were attributable to production sites not being transferred. See Note 6, Items Not Included.
(3)	Relates to arrangements for long-term supply agreements for raw materials, including ethylene and benzene, and services pursuant to the Separation Agreement. These agreements will be executed on the closing date of the Merger. This pro forma adjustment represents changes in raw material costs and operating expenses that would have been incurred due to these agreements had they been in place on January 1, 2014.
(4)	Represents the elimination of DCP’s sales to Olin as reported in DCP’s historical statement of operations. There were no sales transactions from Olin to DCP for the fiscal year ended December 31, 2014.

(Q)	Selling and administration was adjusted as follows:

Adjustment to depreciation of DCP assets acquired (1)	$1
Excluded assets/liabilities (2)	(8)
Re-pricing of services to/from DCP/TDCC (3)	(6)
Transaction costs (4)	(4)
Non-qualified pension change in control (5)	(3)

Total pro forma adjustment to selling and administration	$(20)

(1)	Represents the adjustment to DCP’s historical depreciation as a result of preliminary fair value adjustments to the acquired depreciable assets and adjustment to their respective remaining useful lives.
(2)	Represents adjustments to expenses related to operations that will not be transferred in accordance with the Separation Agreement.
(3)	Relates to arrangements for services between DCP and TDCC following the consummation of the Transactions pursuant to the Separation Agreement. These agreements will be executed on the closing date of the merger. This pro forma adjustment represents changes in operating expenses that would have been incurred due to these agreements had they been in place on January 1, 2014.
(4)	Relates to advisory and legal fees incurred in the year ended December 31, 2014, which are directly attributable to the Merger, but which are not expected to have a continuing impact on results following the consummation of the Transactions.
(5)	Relates to the elimination of the Olin non-qualified pension expense incurred in the year ended December 31, 2014. The plan with which these expenses were associated is terminated as a direct result of the Merger, which triggered a change in control clause for the pension plan. As a result, these expenses are not expected to have a continuing impact on results following the consummation of the Transactions.

(R)	Interest expense was adjusted as described below in Note 5, Financing Adjustments.

(S)	For purposes of the unaudited pro forma condensed combined financial statements, a global blended statutory tax rate of 36.8% has been used. This does not reflect Olin’s effective tax rate, which will include other tax items such as state and foreign taxes as well as other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact Olin following the consummation of the Transactions.

(T)	The adjustment to both weighted average shares outstanding and diluted weighted average shares outstanding is to reflect the 80.6 million shares of Olin common stock expected to be issued in the Merger, assuming there is no Tag Event.

Note 5. Financing Adjustments

On the closing date of the Merger, Splitco expects to incur indebtedness of up to $1,572 million in the form of debt securities, term loans or a combination thereof to (i) finance the Special Payment, (ii) pay fees and expenses of Olin in connection with the Transactions, (iii) refinance the terms loans outstanding under Olin’s Existing Credit Facilities and (iv) obtain additional funds for general corporate purposes. In addition, Splitco expects to issue the Splitco Securities to TDCC or, if TDCC determines that the Debt Exchange is not reasonably likely to be consummated at the time of the Distribution and elects to receive cash from Splitco in lieu of the Splitco Securities, Splitco expects to incur indebtedness in the form of debt securities, term loans or a combination thereof to finance the payment by Splitco to TDCC of cash equal to the Above Basis Amount. Upon consummation of the Transactions, Olin expects to guarantee this indebtedness of Splitco. To the extent Splitco does not obtain debt financing as described above, Splitco expects to incur senior unsecured bridge loans on the terms, and subject to the conditions, in the Bridge Commitment Letter.

Current installments of long-term debt were adjusted as follows ($ in millions):

Bridge Facility (1)	$1,572

Total pro forma adjustment to current installments of long-term debt	$1,572

(1)	Represents assumed borrowings by Splitco under the Bridge Facility. As described above, Splitco expects to incur indebtedness of up to $1,572 million in the form of debt securities, term loans or a combination thereof. This permanent financing is expected to be concluded prior to consummation of the Transactions. To the extent Splitco does not obtain this debt financing, Splitco expects to borrow under the Bridge Facility. The actual amount of borrowings under the Bridge Facility, if any, will not be known until the closing date of the Merger. The maximum amount available under the Bridge Facility is $3,355 million.

Long-term debt was adjusted as follows ($ in millions):

Splitco Securities (1)	$1,155
Olin term loan repayment (2)	(149)

Total pro forma adjustment to long-term debt	$1,006

(1)	Represents the Splitco Securities expected to be issued by Splitco to TDCC immediately prior to the Distribution. The Splitco Securities are expected to have a maturity date of at least eight years and are expected to be non-callable for a period of at least five years. If the Debt Exchange is consummated, the Splitco Securities may be transferred by TDCC on or about the closing date of the Merger to investment banks and/or commercial banks in exchange for existing debt securities of TDCC. The actual amount of the Splitco Securities will depend on the amount of the Above Basis Amount, which is subject to adjustment in accordance with the terms of the Separation Agreement. In addition, the aggregate principal amount of the Splitco Securities is subject to increase to account for customary underwriting fees. If TDCC determines that the Debt Exchange is not reasonably likely to be consummated at the time of the Distribution, TDCC may elect to receive the Splitco Securities in any event or may elect to receive cash from Splitco in lieu of the Splitco Securities as described in the section of this document entitled “The Merger Agreement—Debt Exchange.”
(2)	Represents repayment by Olin of the term loans outstanding under Olin’s Existing Credit Facilities. These term loans are expected to be repaid with proceeds of the new indebtedness to be incurred by Splitco.

The unaudited pro forma condensed combined statement of operations reflects adjustments to include an estimate of the interest expense on the additional indebtedness to be incurred in connection with the Transactions.

A summary of the adjustments to current installments of long-term debt and interest expense are as follows ($ in millions):

	Average Interest Rate	Principal Amount as of December 31, 2014	Interest Expense for the Year Ended December 31, 2014
Bridge Facility (1) (2)	4.84%	$1,572	$76
Splitco Securities (1) (2)	4.84%	1,155	56
Olin term loan repayment (3)	6.04%	(149)	(9)
Amortization of new debt issuance costs		—	19

		$2,578	$142

(1)	The interest rates included in the unaudited pro forma condensed combined statement of operations with respect to the Bridge Facility and the Splitco Securities are based on the terms of the Bridge Facility that is currently in place. Prior to consummation of the Transactions, Splitco expects to issue and sell the Other Splitco Debt Securities in an aggregate principal amount of up to $572 million and to enter into the New Term Facility providing for up to $1,000 million in aggregate principal amount of senior unsecured term loans, as described in the section of this document entitled “Debt Financing.” The proceeds from this permanent financing are expected to decrease the amount of borrowings under the Bridge Facility. The Other Splitco Debt Securities would carry an interest rate based on then current market conditions at the time of issuance. The actual interest rate of the Splitco Securities is expected to be based on then current market conditions at the time of issuance (but not to exceed an agreed cap). The interest rate used in the unaudited pro forma condensed combined financial statements reflects the interest rate applicable under the Bridge Facility which represents a current prevailing market interest rate for bridge financing.
(2)	For each one-eighth of 1% change in estimated interest rate associated with the assumed $1,572 million in borrowings under the Bridge Facility and the assumed $1,155 million aggregate principal amount of Splitco Securities, interest expense would increase or decrease by approximately $3 million.
(3)	Represents repayment by Olin of the term loans outstanding under Olin’s existing credit facilities. These term loans are expected to be repaid with the proceeds of the new indebtedness to be incurred by Splitco.

Note 6. Items Not Included

The following expected material nonrecurring charges related to the Merger and the other Transactions, are not included or provided for in the unaudited pro forma condensed combined statement of operations:

•	$40 to $45 million of advisory, legal, accounting and other professional fees expected to be incurred in connection with the Transactions during 2015; and

•	approximately $50 million of costs associated with the change in control mandatory acceleration of expenses under the Olin non-qualified pension plan expected to result from consummation of the Transactions, see “The Transactions—Interests of Certain Persons in the Transactions—Deferred Compensation Plans” below.

The unaudited pro forma condensed combined financial statements do not reflect benefits that may result from the realization of savings for costs allocated to DCP from TDCC. Included in DCP’s combined statement of operations within the unaudited pro forma condensed combined financial statements are allocations of certain expenses for services including, but not limited to, general corporate expenses related to finance, legal, information technology, human resources, ethics and compliance, shared services, employee benefits and incentives, insurance and stock-based compensation. These expenses have been allocated on the basis of direct usage when identifiable with the remainder allocated on the basis of headcount or other measures. The allocations may not reflect the expense that would have been incurred as a part of Olin. Olin management estimates that approximately $250 million of costs would not have been incurred had DCP been a part of Olin for the year ended December 31, 2014.

The unaudited pro forma condensed combined financial statements also do not reflect benefits that may result from the realization of approximately $200 million of annualized cost synergies expected to be realized within three years following the consummation of the Transaction, or, if Olin is able to increase sales to new third-party customers and access new product markets as a result of the Transactions, the potential additional annualized synergies of up to $100 million that Olin estimates may potentially be achievable within three years from the consummation of the Transactions. Olin expects to incur approximately $100 to $150 million in transition-related costs and approximately $200 million in incremental capital spending during the first three years following the consummation of the Transactions that Olin management believes are necessary to realize the anticipated synergies from the Transactions.

The unaudited pro forma condensed combined balance sheet does not include an environmental liability for DCP, which is consistent with the Separation Agreement. The historical combined statements of operations for DCP included $30 million of environmental remediation expense. The unaudited pro forma condensed combined statements of operations include a reduction of $12 million attributable to production sites not being transferred.

The unaudited pro forma condensed combined balance sheet includes a de-recognition of trade accounts receivable of $191 million in DCP’s audited historical balance sheet. DCP’s trade accounts receivable were subject to inclusion in TDCC’s various trade accounts receivable securitization programs whereby trade accounts receivable of select entities were sold on a revolving basis to certain multi-seller commercial paper conduit entities. Upon consummation of the Merger, the trade accounts receivable assigned to Olin will include the full trade accounts receivable of DCP with no similar de-recognition.

The unaudited pro forma condensed combined balance sheet does not include a working capital adjustment agreed upon in the Separation Agreement.

As of December 31, 2014, Olin had a valuation allowance of $17 million recorded on its deferred tax assets. This valuation allowance relates predominately to Olin’s state net operating losses, state tax credit and capital loss carry-forwards. As part of the purchase price allocation process resulting from the Merger, it is possible that deferred tax liabilities will be recorded in the various domestic jurisdictions that, if recorded, could result in a release of a portion of the valuation allowance. Any release of a valuation allowance on Olin’s pre-Merger deferred tax assets will be recorded in the income statement in the period that the Merger is completed; however no such adjustment is included in the unaudited pro forma condensed combined financial statements due to its nonrecurring nature.

THE TRANSACTIONS

On March 27, 2015, Olin and TDCC announced that they, along with Splitco and Merger Sub, had entered into the Merger Agreement, and that TDCC and Splitco had entered into the Separation Agreement, which together provide for the combination of Olin’s business and DCP. In the Transactions, TDCC will transfer DCP to Splitco. Prior to the Distribution, Splitco will incur new indebtedness and will pay to TDCC the Special Payment. Splitco will also issue to TDCC the Splitco Securities or, at TDCC’s election, pay to TDCC as a dividend an amount in cash equal to the Above Basis Amount. If issued, the Splitco Securities are expected to be transferred by TDCC to the investment banks and/or commercial banks on or about the closing date of the Merger in exchange for existing TDCC Debt in the Debt Exchange. As a result, TDCC expects to receive approximately $2,030 million from the Special Payment and the Debt Exchange.

On the closing date of the Merger, TDCC will distribute shares of Splitco common stock to its participating shareholders in an exchange offer. If the exchange offer is consummated but is not fully subscribed, TDCC will distribute the remaining shares of Splitco common stock on a pro rata basis to TDCC shareholders whose shares of TDCC common stock remain outstanding after the consummation of the exchange offer. Any TDCC shareholder who validly tenders (and does not properly withdraw) shares of TDCC common stock for shares of Splitco common stock in the exchange offer will waive its rights with respect to such shares to receive, and forfeit any rights to, shares of Splitco common stock distributed on a pro rata basis to TDCC shareholders in the event the exchange offer is not fully subscribed. If there is a pro rata distribution, the exchange agent will calculate the exact number of shares of Splitco common stock not exchanged in the exchange offer and to be distributed on a pro rata basis, and the number of shares of Olin common stock into which the remaining shares of Splitco common stock will be converted in the Merger will be transferred to TDCC shareholders (after giving effect to the consummation of the exchange offer) as promptly as practicable thereafter. Immediately after the Distribution and on the closing date of the Merger, Merger Sub will merge with and into Splitco, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and a wholly-owned subsidiary of Olin. In the Merger, each share of Splitco common stock will be converted into the right to receive Olin common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this document entitled “The Merger Agreement—Merger Consideration.”

Olin expects to issue approximately 80.6 million shares of Olin common stock in the Merger, or approximately 87.5 million shares if there is a Tag Event. Based upon the reported closing sale price of $         per share for Olin common stock on the NYSE on[                     ], 2015, the total value of the shares to be issued by Olin and the cash and debt instruments expected to be received by TDCC in the Transactions, including the Splitco Securities (which, if issued, together with the new indebtedness to be incurred by Splitco on the date of the Distribution, will be obligations of Splitco and, following the consummation of the Merger, are expected to be guaranteed by Olin) would have been approximately $]                    ] million (assuming there is no Tag Event). The actual value of the Olin common stock to be issued in the Merger will depend on the market price of shares of Olin common stock at the time of determination, and will also depend on whether a Tag Event has occurred. Olin and TDCC will know prior to the closing date of the Merger whether a Tag Event will occur. Once it is known whether a Tag Event will occur, this disclosure will be updated accordingly.

After the Merger, Olin will own and operate DCP through Splitco, which will be Olin’s wholly-owned subsidiary, and will also continue its current businesses. All shares of Olin common stock, including those issued in the Merger, will be listed on the NYSE under Olin’s current trading symbol “OLN.”

Below is a step-by-step description of the sequence of material events relating to the Transactions.

Step 1    Separation

On or prior to the date of the Distribution, TDCC will transfer to Splitco or the DCP Subsidiaries DCP. Splitco and the DCP Subsidiaries are newly formed, direct and indirect wholly-owned subsidiaries of TDCC. This transfer will include, among other assets and liabilities of DCP, TDCC’s equity interests in the JV Entity, which may constitute 50 percent of the equity interests in the JV Entity or, if there is a Tag Event, 100 percent of the equity interests in the JV Entity, as more fully described under “The Separation Agreement—Separation of the Dow Chlorine Products Business—Transfer of the JV Entity Interests.” Olin and TDCC will know prior to the closing date of the Merger whether a Tag Event will occur. Once it is known whether a Tag Event will occur, this disclosure will be updated accordingly.

Step 2    Contribution

Immediately prior to the Distribution, and on the closing date of the Merger, TDCC will effect the Contribution, pursuant to which all of the DCP Subsidiaries will become direct or indirect subsidiaries of Splitco.

Step 3    Incurrence of Debt and Issuance of Splitco Common Stock to TDCC

Immediately prior to the Distribution, Splitco will incur new indebtedness and will pay to TDCC the Special Payment. In addition, immediately prior to the Distribution, Splitco expects to issue to TDCC the Splitco Securities or, at TDCC’s election, pay to TDCC as a dividend an amount in cash equal to the Above Basis Amount. TDCC expects to transfer the Splitco Securities, if issued, on or about the date of the Distribution to the investment banks and/or commercial banks in exchange for existing TDCC debt. The Splitco Securities are expected to be subsequently sold to third-party investors as described below. As a result, TDCC expects to receive approximately $2,030 million from the Special Payment and the Debt Exchange. If TDCC determines that the Debt Exchange is not reasonably likely to be consummated at the time of the Distribution and elects to receive cash from Splitco in lieu of the Splitco Securities as described under “The Merger Agreement—Debt Exchange,” Splitco will incur new indebtedness in the form of debt securities, term loans or a combination thereof to finance such cash payment.

Immediately prior to the Distribution, Splitco will also issue to TDCC additional shares of Splitco common stock. Following this issuance, TDCC will own 100,000,000 shares of Splitco common stock, which will constitute all of the outstanding stock of Splitco.

Step 4    Distribution—Exchange Offer

TDCC will offer to TDCC shareholders the right to exchange all or a portion of their shares of TDCC common stock for shares of Splitco common stock at a discount to the equivalent per-share value of Olin common stock in an exchange offer.

If the exchange offer is consummated but is not fully subscribed, TDCC will distribute the remaining shares of Splitco common stock on a pro rata basis to TDCC shareholders whose shares of TDCC common stock remain outstanding after the consummation of the exchange offer. If there is a pro rata distribution, the exchange agent will calculate the exact number of shares of Splitco common stock not exchanged in the exchange offer and to be distributed on a pro rata basis, and the number of shares of Olin common stock into which the remaining shares of Splitco common stock will be converted in the Merger will be transferred to TDCC shareholders (after giving effect to the consummation of the exchange offer) as promptly as practicable thereafter.

The exchange agent will hold, for the account of the relevant TDCC shareholders, the global certificate(s) representing all of the outstanding shares of Splitco common stock, pending the consummation of the Merger. Shares of Splitco common stock will not be able to be traded during this period.

As previously noted, this disclosure has been prepared under the assumption that the shares of Splitco will be distributed to TDCC shareholders pursuant to a split-off. Based on market conditions prior to closing, TDCC will determine whether Splitco shares will be distributed to TDCC’s shareholders in a spin-off or a split-off and, once a final decision is made, this disclosure will be amended to reflect that decision, if necessary.

Step 5    Merger

Immediately after the Distribution, Merger Sub will merge with and into Splitco, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and as a wholly-owned subsidiary of Olin. In the Merger, each share of Splitco common stock will be converted into the right to receive Olin common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this document entitled “The Merger Agreement—Merger Consideration.”

Immediately after the consummation of the Merger, approximately 50.5 percent of the outstanding shares of Olin common stock is expected to be held by pre-Merger holders of Splitco common stock and approximately 49.5 percent of the outstanding shares of Olin common stock are expected to be held by pre-Merger Olin shareholders, assuming there is no Tag Event.

Step 6    Sale of Splitco Securities to Third-Party Investors

As described in Step 3 above, TDCC and Olin expect the Splitco Securities to be transferred by TDCC on or about the closing date of the Merger to the investment banks and/or commercial banks in the Debt Exchange in exchange for existing TDCC debt. The Splitco Securities will then be sold by investment banks and/or commercial banks to third-party investors.

Set forth below are diagrams that graphically illustrate, in simplified form, the existing corporate structures, the corporate structures immediately following the Distribution, and the corporate structures immediately following the consummation of the Transactions contemplated by the Merger Agreement.

After completion of all of the steps described above, Olin’s wholly-owned subsidiary, Splitco, will hold DCP through its subsidiaries and will be the obligor under the Splitco Securities, if issued, and the other new indebtedness to be incurred by Splitco on the date of the Distribution, which, after the consummation of the Merger, are expected to be guaranteed by Olin.

In connection with the Transactions, on the date of the Distribution, TDCC or its subsidiaries and Splitco or its subsidiaries will enter into the Additional Agreements relating to, among other things, intellectual property agreements, real property agreements, site and business services agreements, agreements relating to the supply of electricity and agreements for the purchase and sale of certain raw materials and finished products. See “Other Agreements—Other Ancillary Agreements.”

Determination of Number of Shares of Splitco Common Stock to Be Distributed to TDCC Shareholders

TDCC is offering to exchange all shares of Splitco common stock for shares of TDCC common stock validly tendered and not properly withdrawn. Splitco has authorized the issuance of 100,000,000 shares of Splitco common stock. Immediately prior to the effective time of the Merger, the total number of shares of Splitco common stock outstanding will equal 100,000,000 shares. Accordingly, the total number of shares of Splitco common stock to be exchanged for shares of TDCC common stock in the exchange offer will be equal to 100,000,000 shares.

No Fractional Shares; Exchange of Certificates

In the conversion of shares of Splitco common stock into shares of Olin common stock, no fractional shares of Olin common stock will be delivered to holders of Splitco common stock. All fractional shares of Olin common stock that a holder of shares of Splitco common stock would otherwise be entitled to receive as a result of the Merger will be aggregated by the exchange agent. The exchange agent will cause the whole shares obtained thereby to be sold on behalf of such holders of shares of Splitco common stock that would otherwise be entitled to receive such fractional shares of Olin common stock in the Merger, in the open market or otherwise as reasonably directed by TDCC, and in no case later than five business days after the Merger. The exchange agent will make available the net proceeds thereof, after deducting any required withholding taxes and brokerage charges, commissions and transfer taxes, on a pro rata basis, without interest, as soon as practicable to the holders of Splitco common stock that would otherwise be entitled to receive such fractional shares of Olin common stock in the Merger.

Upon consummation of the Merger, shares of Splitco common stock will no longer be outstanding and will automatically be canceled and retired. Prior to the Merger, Olin will deposit with the exchange agent the certificates or book-entry authorizations representing the shares of Olin common stock issuable in the Merger. To the extent not previously distributed in connection with the Distribution, the exchange agent will mail to each holder of record of Splitco common stock a letter of transmittal and instructions for use in effecting the surrender of any certificates in the Merger.

Background of the Transactions

The Olin Board of Directors (the “Olin Board”) and Olin management regularly review and consider various strategic opportunities, prospects and industry developments. As part of these reviews, Olin has considered potential strategic transactions involving assets of TDCC from time to time.

During a regular meeting of the Olin Board held on April 25, 2013, the Olin Board and Olin management discussed a variety of strategic opportunities, including the possibility of pursuing a strategic transaction involving one or more of TDCC’s businesses.

The TDCC Board of Directors (the “TDCC Board”) and TDCC’s senior management regularly review the various businesses conducted by TDCC and consider possible strategic opportunities, including potential disposition transactions. As part of that review, and following discussions at a regular meeting of the TDCC Board on July 11-12, TDCC announced on July 25, 2013, during its quarterly earnings call, that it was open to exploring possibilities relating to its epoxy and commodity chlorine derivatives businesses, including through joint ventures or divestiture of these businesses.

In August 2013, Joseph Rupp, then Olin’s Chairman, President and Chief Executive Officer (and currently Olin’s Chairman and Chief Executive Officer), called Andrew Liveris, TDCC’s President, Chairman and Chief Executive Officer, to express Olin’s interest in discussing a potential transaction involving TDCC’s epoxy and commodity chlorine derivatives businesses. Mr. Liveris indicated that TDCC would be willing to engage in preliminary discussions. Prior to this discussion, Olin had an existing business relationship with TDCC through Olin’s Chemical Distribution segment, which distributes certain products on behalf of TDCC under distribution contracts between TDCC and an Olin subsidiary.

In the summer of 2013, Olin management began reviewing regulatory considerations relating to a potential strategic transaction involving TDCC with the assistance of Baker Botts L.L.P. (“Baker Botts”), Olin’s legal advisor on regulatory matters.

On September 20, 2013, Mr. Rupp and John Fischer, then Olin’s Senior Vice President and Chief Financial Officer (and currently Olin’s President and Chief Operating Officer), attended an industry presentation at which Mr. Liveris was present. Messrs. Rupp and Fischer and Mr. Liveris had a brief discussion during which Mr. Liveris invited Mr. Rupp to follow up with him regarding Olin’s interest in pursuing a potential transaction.

Over the next few days, Mr. Rupp communicated by phone and email with Mr. Liveris to arrange for a phone call between Mr. Rupp and Jim Fitterling, then an Executive Vice President of TDCC, to continue preliminary discussions concerning the possibility of a potential transaction between Olin and TDCC.

On September 26, 2013, Mr. Rupp had a telephonic discussion with Mr. Fitterling, who indicated that TDCC was interested in pursuing a transaction involving its chlorine-related assets. They discussed several aspects of a possible transaction, including the possibility of effecting a transaction using a Reverse Morris Trust structure. In a Reverse Morris Trust transaction, TDCC would transfer the relevant businesses to a new subsidiary and then distribute the stock of the subsidiary to TDCC’s shareholders, and immediately thereafter the subsidiary would merge with a subsidiary of Olin. In the merger, the TDCC shareholders would receive more than 50 percent of the shares of the combined entity. The principal advantage to a Reverse Morris Trust transaction structure is that it would allow TDCC to divest assets in a tax-efficient manner. In addition, as the requirements of a Reverse Morris Trust transaction structure would dictate the issuance of equity by Olin as a component of the consideration in the transaction, this structure would allow Olin to complete the transaction using the issuance of its common stock as a portion of the consideration, as opposed to paying all-cash consideration, which would require additional leverage.

During a regular meeting of the TDCC Board held on October 10, 2013, the TDCC Board reviewed and confirmed the interest in considering the divestiture of TDCC’s epoxy and commodity chlorine derivatives businesses over the next 18 to 24 months.

During a regular in-person meeting of the Olin Board held on October 24, 2013, Mr. Rupp reported to the Olin Board on the preliminary discussions between TDCC and Olin and the Olin Board and Olin management discussed the possibility of pursuing a strategic transaction involving TDCC.

Also on October 24, 2013, TDCC announced during its quarterly earnings call that it was accelerating its financial goal for divestitures, with a goal of $3 billion to $4 billion of divestitures over the next 18 to 24 months. TDCC stated that the additional divestiture proceeds would come from strategic decisions to be made by TDCC regarding markets and value chains within TDCC’s chlorine portfolio.

On November 8, 2013, Mr. Rupp had a telephonic discussion with Mr. Fitterling to further discuss the possibility of a potential transaction.

On November 25, 2013, Mr. Fitterling sent Mr. Rupp a draft of a confidentiality agreement. The parties exchanged drafts of the confidentiality agreement over the following week, and TDCC and Olin executed the confidentiality agreement on December 2, 2013.

On December 2, 2013, TDCC issued a press release announcing an intention to carve-out DCP and disclosed that TDCC had retained financial advisors to explore separation alternatives for DCP, including potential ownership structures and partnerships such as joint ventures, spin-offs and divestitures. In its December 2, 2013 announcement, TDCC stated that it expected to execute transaction activities related to DCP within the next 12 to 24 months and that the transactions could involve the entirety of DCP or parts of DCP.

During a regular in-person meeting of the Olin Board held on December 12, 2013, Mr. Rupp reported to the Olin Board on the preliminary discussions between TDCC and Olin and provided an overview of DCP. The Olin Board directed Mr. Rupp to continue to explore such a potential transaction.

On December 13, 2013, members of management of Olin, which included Messrs. Rupp and Fischer as well as George Pain, Olin’s General Counsel and Secretary, and John McIntosh, then Olin’s Senior Vice President, Operations (and currently Olin’s Senior Vice President, Chemicals), met with members of TDCC’s management, which included Mr. Fitterling and Stephen Doktycz, TDCC’s Director, Corporate Development, in St. Louis, Missouri, to discuss Olin’s interest in a strategic transaction involving DCP in light of TDCC’s December 2 press release. In advance of the meeting, Mr. Doktycz provided Mr. Rupp with a confidential information memorandum providing an overview of DCP.

Beginning in January 2014, TDCC executed confidentiality agreements with other bidders interested in participating in TDCC’s auction process with respect to DCP.

On January 16, 2014, Olin engaged J.P. Morgan Securities LLC (“JPMorgan”) to act as Olin’s financial advisor in connection with exploring a potential transaction involving DCP.

Over the next several months and continuing through the fall of 2014, Mr. Rupp and representatives of TDCC spoke by phone on a number of occasions to generally discuss the status of TDCC’s carve-out process and Olin’s continued interest in pursuing a potential transaction.

During a regular telephonic meeting of the Olin Board held on January 24, 2014 and a regular in-person meeting of the Olin Board held on February 20, 2014, members of Olin management reviewed the status of discussions with TDCC. The Olin Board directed Olin management to continue to explore a potential combination of Olin and DCP. Representatives of JPMorgan and Cravath, Swaine & Moore LLP (“Cravath”), Olin’s legal advisor, participated in the February 20 meeting.

On April 3, 2014, Messrs. Rupp, Fischer, Pain and McIntosh met with members of TDCC’s management, which included Messrs. Doktycz and Torsten Kraef, TDCC’s Corporate Vice President, Strategy Development, as well as John Sampson, Dow’s Vice President, Manufacturing, and Kate Glasser, TDCC’s Director, Strategy Development, in Chicago, Illinois. Representatives of JPMorgan and representatives of Barclays Capital Inc. (“Barclays”) and Goldman, Sachs & Co. (“Goldman Sachs”), TDCC’s financial advisors, were also in attendance. During the meeting, the parties reviewed background materials regarding Olin’s business and DCP and discussed potential transaction structures, and JPMorgan led a discussion regarding the possible use of the Reverse Morris Trust transaction structure.

On April 7, 2014, to facilitate the exchange of additional information regarding Olin’s business as a result of the potential Reverse Morris Trust transaction structure, TDCC and Olin executed an amended and restated confidentiality agreement that provided for confidential treatment of Olin’s non-public information.

During the spring and summer of 2014, Olin management, with the assistance of JPMorgan and Cravath, continued to analyze a potential transaction involving DCP, including the possible use of a Reverse Morris Trust transaction structure to effect a combination of Olin with DCP, including the structural requirements of such a transaction, the types of potential operating and other synergies that could be achieved in such a transaction, the effects on Olin’s businesses from such a transaction and the resulting capitalization of Olin. During this time period, Olin management also continued to review regulatory considerations relating to a potential transaction with the assistance of Baker Botts.

During the spring and summer of 2014 and continuing until execution of the Merger Agreement on March 26, 2015, the parties continued to exchange information regarding DCP and Olin’s business and as part of Olin’s and TDCC’s evaluation and due diligence review of DCP and Olin’s business, respectively.

During a regular in-person meeting of the Olin Board held on April 24, 2014 and a regular telephonic meeting of the Olin Board held on May 4, 2014, the Olin Board and Olin management discussed a number of strategic options, including a potential transaction involving DCP. The Olin Board directed Olin management to continue to explore a potential transaction with TDCC. Representatives of JPMorgan and Cravath participated in the April 24 meeting.

On June 13, 2014, Messrs. Rupp, Fischer, Pain and McIntosh met with representatives of TDCC, including Messrs. Doktycz and Sampson and Ms. Glasser, in Midland, Michigan to further discuss a potential combination of Olin with DCP. During the meeting, the Olin representatives provided additional information regarding Olin’s business and the TDCC representatives provided an overview of TDCC’s chlorinated organics and epoxy businesses. Representatives of JPMorgan, Barclays and Goldman Sachs also participated in this meeting.

During a regular in-person meeting of the Olin Board held on June 18, 2014 and a regular telephonic meeting of the Olin Board held on July 24, 2014, members of Olin management reviewed the status of Olin’s participation in TDCC’s auction process. The Olin Board directed Olin Management to continue to explore a potential combination of Olin and DCP.

On August 8, 2014, Mr. Rupp and Mr. Doktycz had a telephonic discussion regarding the process and expected timetable for TDCC’s auction process for DCP.

During a regular in-person meeting of the Olin Board held on August 27 and 28, 2014, the Olin Board and Olin management further discussed a potential combination with DCP. The Olin Board directed Olin management to continue to explore the potential transaction.

In August and September 2014, at the direction of TDCC, Barclays and Goldman Sachs distributed an investment summary of DCP and a document setting forth a general timeline for TDCC’s anticipated auction process to prospective participants in the process.

On August 28, 2014, at the direction of TDCC, Barclays and Goldman Sachs provided to representatives of Olin and JPMorgan a document setting forth a general timeline for TDCC’s anticipated auction process.

On October 2, 2014, TDCC issued a press release providing an update on the progress of its planned divestitures. TDCC disclosed that it continued to make solid progress on the planned carve-out of DCP, noting that the carve-out was receiving strong interest from the market and that firm indications of interest were expected before year-end, with signed agreements expected early in the second quarter of 2015.

As part of the auction process, TDCC organized site visits for prospective bidders participating in the auction. On October 7 and October 8, 2014, certain members of Olin management conducted site visits of DCP’s facilities in Plaquemine, Louisiana and Freeport, Texas.

During a regular meeting of the TDCC Board held on October 9, 2014, members of TDCC’s management provided the TDCC Board with an update on the status of the auction process with respect to DCP.

On October 17, 2014, Messrs. Rupp and Pain, Mr. Doktycz and representatives of JPMorgan, Barclays and Goldman Sachs participated on a conference call to discuss the status of Olin’s due diligence review and the timetable for the auction process.

In October and November 2014, at the direction of TDCC, Barclays and Goldman Sachs provided prospective bidders participating in the auction process with a confidential information memorandum containing certain information regarding DCP. Olin received such a confidential information memorandum on October 20, 2014.

During a regular in-person meeting of the Olin Board held on October 22 and 23, 2014, members of Olin management provided the Olin Board with an update on the status of Olin’s participation in TDCC’s auction process with respect to DCP. The Olin Board directed Olin management to continue to explore the potential transaction.

On November 14, 2014, at the direction of TDCC, Barclays and Goldman Sachs delivered a process letter to prospective bidders participating in the auction process, including Olin, outlining the envisaged steps of the transaction process being run by TDCC and the timing and procedures for submitting an indicative transaction proposal. The process letter indicated that TDCC was evaluating multiple strategic alternatives for DCP, and while TDCC was currently contemplating a divestiture of DCP, a number of factors, including the value received and the terms of the separation, would be critical in determining the transaction TDCC would choose to pursue. In the process letter, Barclays and Goldman Sachs, at the direction of TDCC, requested that parties submit an indicative transaction proposal by December 3, 2014.

In November and December 2014, TDCC organized management presentations with respect to DCP for interested bidders.

On November 17, 2014, as part of Olin’s due diligence review of DCP, certain members of management of Olin attended a management presentation in New York given by representatives of TDCC.

Subsequent to the November 17 management presentation, TDCC provided prospective bidders participating in the auction process, including representatives of Olin and Olin’s advisors, with access to an electronic data room which contained limited non-public information regarding DCP and certain aspects of the proposed separation of DCP from TDCC. From late November 2014 until late March 2015, Olin and its advisors reviewed material concerning DCP made available from time to time by TDCC.

On November 25, 2014, the Olin Board held a telephonic meeting during which members of Olin management, including Mr. Rupp, reviewed with the Olin Board the status of the proposed transaction and provided a summary of the due diligence completed to date. The Olin Board and representatives of Olin management and Olin’s advisors discussed the preliminary terms of an indicative proposal to be submitted in response to TDCC’s November 14 process letter, but Mr. Rupp noted that the Olin Board would not be requested to make any decisions about the potential transaction at this time. During the meeting, representatives of Cravath reviewed the process being used to evaluate the proposed transaction, representatives of JPMorgan discussed with the Olin Board financial analyses of DCP as well as several potential transaction structures, including the material elements of a Reverse Morris Trust transaction structure, and representatives of Baker Botts reviewed the regulatory considerations of the proposed transaction. After such discussion, the Olin Board directed Olin management to continue to explore a Reverse Morris Trust transaction with TDCC.

On December 2, 2014, the Olin Board held an in-person meeting during which members of Olin management and representatives of JPMorgan, Cravath and Baker Botts provided an update on the status of the proposed transaction and reviewed with the Olin Board the terms of a proposed indication of interest letter. During the meeting, representatives of Cravath reviewed various considerations relating to the transaction process, including the Olin Board’s fiduciary duties. Mr. Fischer and representatives of JPMorgan reviewed the financial analyses conducted by Olin management and JPMorgan, including assumptions with respect to synergies, and the Olin Board asked questions and engaged in discussion regarding the valuation and other terms to be proposed in Olin’s indication of interest. After such discussion, the Olin Board indicated support for the terms recommended by management and authorized the submission of a non-binding indication of interest to TDCC.

On December 3, 2014, Olin submitted to TDCC’s financial advisors a non-binding proposal for a combination of Olin and DCP via a Reverse Morris Trust transaction structure. Olin’s proposal valued 100 percent of DCP on a debt-free, cash-free basis at $3.8 billion, $1.8 billion of which would be delivered to TDCC directly in the form of a special cash dividend and/or debt retirement, with the remaining amount delivered in the form of shares of Olin common stock. Based on Olin’s market capitalization of approximately $2.0 billion as of December 2, 2014, Olin’s proposal contemplated that the pro forma equity ownership in the combined company for TDCC shareholders would be just over 50 percent.

Following submission of non-binding proposals from the bidders participating in the auction process, including Olin, TDCC’s management reviewed such proposals with its financial and legal advisors. At the direction of TDCC management, representatives of Barclays and Goldman Sachs then contacted a number of bidders following their submission of non-binding proposals and invited them to participate in a second round of the auction process.

During a regular meeting of the TDCC Board held on December 10, 2014, members of TDCC’s management provided the TDCC Board with an update on the bid process and status of the auction process with respect to DCP.

On December 10, 2014, representatives of Barclays and Goldman Sachs participated in a conference call with Messrs. Rupp, Fischer and Pain and representatives of JPMorgan and informed the representatives of Olin and JPMorgan that Olin would be invited to participate in the second round of the auction process.

To facilitate bidders’ due diligence during the second round of the auction process, TDCC gave access to representatives of bidders to an electronic data room containing additional documents and information with respect to DCP and organized telephonic due diligence sessions with representatives of TDCC.

From December 2014 through March 2015, Olin and other bidders and their advisors participated in numerous telephonic due diligence sessions with representatives of TDCC regarding DCP and the proposed terms of the separation of DCP from TDCC, including the proposed terms of services agreements, supply agreements and other ancillary agreements expected to be entered into between DCP and TDCC in connection with the proposed transaction. During this period, TDCC made available to Olin and other bidders and their advisors additional due diligence materials in the electronic data room and established a question and answer process for responding to questions raised by Olin and other bidders and their advisors in connection with the diligence review. TDCC also made available to Olin and other bidders and their advisors drafts of certain services agreements, supply agreements and other ancillary agreements.

On December 21, 2014, at the direction of TDCC, Barclays and Goldman Sachs delivered a second round process letter to prospective bidders, including Olin, providing additional information regarding the next steps of the transaction process and the anticipated timing of key components of due diligence.

On January 9, 2015, representatives of Barclays and Goldman Sachs participated in a conference call with Messrs. Rupp, Fischer, Pain and McIntosh and representatives of JPMorgan to discuss the status of the potential transaction and Olin’s due diligence review.

During a regular telephonic meeting of the Olin Board held on January 23, 2015, members of Olin management provided the Olin Board with an update on the status of Olin’s participation in TDCC’s auction process. The Olin Board directed Olin management to continue to pursue the potential transaction.

Given that the Reverse Morris Trust transaction structure contemplated by certain bidders for a potential transaction involving DCP would involve issuance by such bidders of their common stock to TDCC shareholders as a significant component of the consideration in the transaction, TDCC continued to conduct a reverse due diligence review of the business, financial condition and operations of such bidders, including Olin, during this time period.

On January 26, 2015, Messrs. Rupp, Fischer, Pain and McIntosh had a telephonic discussion with representatives of Barclays and Goldman Sachs regarding TDCC’s reverse due diligence process and on February 3, 2015, at the direction of TDCC, representatives of Barclays and Goldman Sachs sent to JPMorgan a list of questions and document requests relating to TDCC’s reverse due diligence review with respect to Olin’s business.

On February 3, 2015, certain members of Olin management and a representative of JPMorgan conducted a site visit of DCP’s facilities in Stade, Germany.

On February 9, 2015, Messrs. Rupp and Fischer had a telephonic discussion with Mr. Doktycz to discuss the parties’ expectations for the next steps of the transaction process.

On February 11, 2015, at the direction of TDCC, Barclays and Goldman Sachs delivered a final process letter to bidders participating in the auction process, including Olin, outlining the timing and procedures for submitting a final offer. The process letter requested that parties submit a final and binding, fully-financed offer by March 11, 2015. The process letter stated that the bidders’ final proposals should separately provide the value for 50 percent and 100 percent of the JV Entity, a joint venture between TDCC and the JV Partner. In addition, the process letter noted that drafts of the separation agreement and merger agreement would be made available to each bidder’s counsel and requested that the bidders submit an issues list with respect to the draft agreements by February 25, 2015 and submit markups of these agreements by March 4, 2015.

During a regular meeting of the TDCC Board held on February 12, 2015, members of TDCC’s management provided the TDCC Board with an update on the status of the auction process with respect to DCP, noting that the bidder pool had been narrowed, and reviewed the next steps in the negotiation process.

On February 12, 2015, Olin’s advisors provided representatives of TDCC and its advisors with access to an electronic data room which contained certain non-public information regarding Olin’s business. From mid-February 2015 to late March 2015, TDCC and its advisors continued to review materials concerning Olin’s business made available from time to time by Olin.

On February 13, 2015, as part of TDCC’s reverse due diligence review with respect to bidders contemplating a Reverse Morris Trust transaction structure, representatives of TDCC attended a more detailed management presentation by representatives of Olin in Chicago, Illinois given by members of Olin management. Representatives of TDCC’s and Olin’s financial and legal advisors were also in attendance. During February and March 2015, TDCC and its advisors also participated in several telephonic due diligence sessions with representatives of Olin and Olin’s advisors as part of TDCC’s reverse due diligence review.

On February 19 and 20, 2015, at a regular in-person meeting of the Olin Board, the Olin Board engaged in a detailed review of the status of the potential transaction. Among other things, members of Olin management reviewed with the Olin Board the due diligence conducted to date and discussed management’s valuation and synergy analysis and reviewed certain aspects of DCP, including an overview of the JV Entity. Members of Olin management also reviewed with the Olin Board the key terms of the services, supply and other ancillary agreements expected to be entered into between DCP and/or Olin and TDCC in connection with the proposed transaction and the Olin Board discussed certain issues of concern relating to the proposed ancillary agreements. During the meeting, representatives of Cravath reviewed various considerations relating to the transaction process, including the Olin Board’s fiduciary duties and key terms of typical transaction documents for Reverse Morris Trust transactions, representatives of Baker Botts provided an update on the regulatory considerations of the proposed transaction and representatives of JPMorgan provided an update on the valuation analysis, the contemplated post-transaction debt structure of Olin and other considerations relating to the proposed transaction.

On February 20, 2015, Shearman & Sterling LLP (“Shearman”), TDCC’s legal advisor, sent to the legal advisors of bidders participating in the process, including Cravath, an initial draft of the separation agreement relating to the proposed transaction. On February 24, 2015, Shearman sent to the legal advisors of bidders participating in the process, including Cravath, an initial draft of the merger agreement.

As part of the second round of the auction process, TDCC conducted a number of meetings with bidders participating in the process.

On February 24, 2015, Mr. Rupp had in-person discussions in Midland, Michigan with Messrs. Fitterling and Doktycz and Brian Ames, TDCC’s Senior Vice President, Portfolio Developments, Feedstocks & Performance Plastics, regarding certain aspects of the proposed transaction, including relating to the JV Entity, concerns that Olin had expressed about certain terms of the ancillary agreements and potential alternatives to address Olin’s desire to secure long-term ethylene supply for DCP.

On February 25 and February 26, 2015, representatives of TDCC conducted site visits of Olin’s facilities in McIntosh, Alabama and Oxford, Mississippi.

On February 27, 2015, members of management of Olin and representatives of JPMorgan met with representatives of TDCC, Barclays and Goldman Sachs in Midland, Michigan to discuss a number of topics relating to the proposed transaction, including outstanding diligence matters, certain issues relating to the proposed terms of the ancillary agreements and questions raised by Olin relating to the JV Entity. During this meeting, TDCC’s representatives provided an estimate of 2014 EBITDA for DCP. The representatives of TDCC also indicated that it would increase the number of employees that would transfer with DCP, by including in the transaction certain employees that were previously contemplated to remain employed by TDCC and provide services to DCP under agreements with TDCC. This change had the effect of reducing the net service fee charges that Olin would have to bear after closing of the transaction. TDCC’s representatives indicated that this proposal and certain other proposed changes to the terms of the separation would have the effect of further increasing the projected EBITDA of DCP. In addition, in response to Olin’s request for long-term ethylene supply for DCP, TDCC proposed to make available to Olin a supply of cost-based ethylene for a fee, which increased the overall attractiveness of the potential transaction from Olin’s perspective.

On February 28, 2015, TDCC made available to bidders participating in the auction process, including Olin and their advisors initial drafts of the tax matters agreement and the employee matters agreement.

On March 2, 2015, representatives of Cravath and Shearman had a call to discuss certain preliminary issues concerning the draft separation agreement and merger agreement. Shearman conducted similar calls with legal advisors to other bidders.

On March 3, 2015, at the direction of TDCC, representatives of Barclays and Goldman Sachs emailed representatives of JPMorgan to provide an update on the recent financial performance of DCP and to confirm that TDCC was willing to agree to the improvements and clarifications of the terms of the proposed transaction as discussed during the parties’ February 27 meeting.

Later, on March 3, 2015, the Olin Board held a telephonic meeting during which members of Olin management, including Mr. Rupp, provided the Olin Board with an update on recent developments in connection with the proposed transaction, including a report on recent discussions between representatives of Olin and TDCC and the status of Olin’s ongoing due diligence. During the meeting, representatives of Cravath reviewed with the Olin Board key terms of the draft transaction agreements and the proposed responses thereto and the Olin Board asked a number of questions and engaged in a discussion with management and Olin’s advisors regarding certain terms of the agreements and the proposed responses thereto, including the covenants to obtain regulatory approvals, the termination fee and the treatment of severance liabilities. Representatives of JPMorgan provided the Olin Board with an update on the financing arrangements relating to the proposed transaction. The Olin Board authorized Olin management and Olin’s advisors to submit markups of the transaction documents and to seek to conclude a transaction with TDCC.

On March 4, 2015, Cravath sent to Shearman revised drafts of the separation agreement and merger agreement on behalf of Olin. On March 5, 2015, Cravath sent to Shearman revised drafts of the tax matters agreement and employee matters agreement on behalf of Olin.

On March 10, 2015, the Olin Board held an in-person meeting to discuss the status of the proposed transaction. Members of Olin management and representatives of JPMorgan reviewed the significant changes that TDCC had made with respect to the value of the proposed transaction, including with respect to service charges and ethylene supply. Representatives of Cravath reviewed the changes to the terms of the draft transaction agreements and ancillary agreements since the prior meeting of the Olin Board. During the meeting, representatives of JPMorgan and Cravath also reviewed with the Olin Board the terms of the debt commitment papers relating to the debt financing for the proposed transaction. The Olin Board engaged in a discussion of the value of DCP and the relative values of the various components of Olin’s offer, especially in light of the latest changes proposed by TDCC and their positive impact on EBITDA. Following discussion with Olin’s outside advisors and members of management, the Olin Board authorized Olin management to submit a revised proposal to TDCC for the acquisition of DCP.

On March 11, 2015, TDCC received final offers for the acquisition of DCP from bidders participating in the auction process, including Olin. Olin submitted to TDCC’s advisors a revised non-binding proposal for a combination of Olin and DCP via a Reverse Morris Trust transaction structure. Olin’s proposal valued DCP at $5.4 billion on an enterprise value basis, comprised of the following:

•	$2.337 billion of Olin common stock (based on Olin’s closing stock price on March 10, 2015) issued to TDCC shareholders, which may be distributed at TDCC’s option to TDCC’s shareholders via a spin-off or a split-off;

•	assumption of 50 percent of the JV Entity’s debt (then projected to be approximately $264 million at December 31, 2015); and

•	an additional aggregate amount of $2.799 billion to TDCC, which included:

–	$2.030 billion in the form of a special cash dividend and debt retirement;

–	an additional $369 million in up-front payments for a producer economics arrangement for ethylene supply; and

–	assumption of $400 million of TDCC’s net U.S. pension liability.

Based on Olin’s market capitalization of approximately $2.291 billion as of March 10, 2015, Olin’s proposal contemplated that the pro forma equity ownership of the combined company for TDCC shareholders would be just over 50 percent. Olin’s proposal provided that the proposal valued 100 percent of the JV Entity at $400 million on an equity value basis (net of the debt projected to be outstanding at December 31, 2015), and valued 50 percent of the JV Entity at $200 million on an equity value basis (net of 50 percent of the debt projected to be outstanding at December 31, 2015). Olin’s proposal also provided, among other things, that Olin would expand its board of directors to add representatives designated by TDCC. Olin’s proposal included a description of the financing arrangements for the cash component of the consideration offered by Olin and was accompanied by copies of debt commitment papers signed by the applicable financing sources.

Also on March 11, 2015, TDCC’s management and TDCC’s legal and financial advisors reviewed the results of TDCC’s reverse due diligence review with respect to bidders contemplating a Reverse Morris Trust transaction structure, including Olin.

On March 12, 2015, at the direction of TDCC, representatives of Barclays and Goldman Sachs called representatives of JPMorgan to seek clarity on certain terms of Olin’s March 11 proposal. JPMorgan responded to Barclays and Goldman Sachs by phone call and email on March 13, 2015.

On March 14, 2015, Mr. Doktycz had a telephonic discussion with Mr. Rupp to provide TDCC’s initial feedback on Olin’s March 11 proposal. Mr. Doktycz informed Mr. Rupp that TDCC desired to move forward with discussions with Olin regarding a potential transaction but also indicated that TDCC was also considering other alternatives. Mr. Doktycz proposed that representatives of Olin and TDCC meet in person in New York to discuss the transaction documents and ancillary agreements and certain other terms of Olin’s proposal.

From March 17, 2015 to March 20, 2015, representatives of Olin and TDCC and their respective financial and legal advisors met in person at Cravath’s offices in New York to negotiate the terms of the draft merger agreement, separation agreement and other transaction documents and certain terms of the draft ancillary agreements, including the terms of the ethylene supply arrangements.

From March 17, 2015 until execution of the Merger Agreement on March 26, 2015, representatives of Shearman and Cravath exchanged various drafts of the transaction agreements and the financing commitments being obtained by Olin from JPMorgan and Wells Fargo Bank, N.A. (“Wells Fargo”) and certain of their affiliates. During this time period, representatives of Shearman and Cravath also exchanged versions of supplements or amendments to the draft ancillary agreements previously made available by TDCC.

On March 19, 2015, the Olin Board held a telephonic meeting to discuss recent developments in connection with the potential transaction, during which Mr. Rupp and representatives of Cravath and JPMorgan summarized the recent negotiations with TDCC. Mr. Rupp noted that, subject to resolution of an outstanding issue relating to Olin’s debt financing arrangements, he believed that the TDCC deal team planned to recommend to the TDCC executive committee and to the TDCC Board that TDCC accept Olin’s proposal on substantially the terms proposed in Olin’s March 11, 2015 proposal letter, provided that Olin would agree to (i) the assumption of up to $400 million of TDCC’s U.S. pension liability as set forth in Olin’s proposal or the payment to TDCC in cash of 50 percent of such amount not assumed, (ii) increase the upfront reservation fee for ethylene capacity and (iii) the assumption of certain of TDCC’s foreign pension liabilities. Representatives of Cravath and JPMorgan described that TDCC had also requested that Olin obtain a bridge commitment from its lenders in respect of the amount of securities expected to be issued by Splitco to TDCC in connection with the debt exchange, in order to minimize TDCC’s exposure to market risk on being able to exchange the Splitco securities for existing debt obligations of TDCC. Representatives of JPMorgan indicated that JPMorgan and Wells Fargo were prepared to provide such a commitment, and Olin management described the terms of such commitment. After discussion, with questions of the Olin Board being answered by Olin management and advisors, the Olin Board directed Olin management to proceed with the financing proposal and the other terms of the transaction as outlined in the meeting.

Following the meeting of the Olin Board on March 19, 2015, Mr. Rupp met with Mr. Doktycz and reported that Olin was willing to obtain a bridge commitment from its lenders in respect of the securities expected to be issued by Splitco to TDCC in connection with the debt exchange.

On March 19, 2015, TDCC’s executive committee met with representatives of TDCC’s management and TDCC’s legal and financial advisors to discuss the status of negotiations with Olin and the proposed terms and conditions of the potential transaction with Olin.

Following the meeting of TDCC’s executive committee on March 19, 2015, Mr. Doktycz met with Mr. Rupp and indicated that TDCC was prepared to move forward with a transaction with Olin, subject to finalizing the terms of the transaction documents and obtaining approvals from the TDCC Board and the Olin Board.

On March 20, 2015, Messrs. Rupp, Fischer, Pain and McIntosh met with Messrs. Fitterling, Doktycz and Ames and Duncan Stuart, TDCC’s Deputy General Counsel, at Barclays’ offices in New York to discuss certain matters relating to the transaction and the contemplated timetable to finalize open matters.

Between March 20, 2015 and March 26, 2015, representatives of Olin and TDCC and their respective advisors finalized the terms of the draft transaction agreements and ancillary agreements and the related financing commitments. During this time period, Olin and TDCC also finalized their due diligence reviews of DCP and Olin’s business, respectively.

On the morning of March 26, 2015, Olin received revised debt commitment documents to provide financing for the proposed transaction, executed by JPMorgan, Wells Fargo and certain of their affiliates.

On March 26, 2015, the Olin Board held a telephonic meeting to review the final structure and terms of the proposed transaction, including the related financing arrangements, and to discuss developments that had occurred since the Olin Board’s previous meeting. Members of Olin management reviewed with the Olin Board, among other things, the components of the consideration to be delivered to TDCC and its shareholders, the calculation of the exchange ratio that determined the amount of Olin common stock to be issued in the transaction, the working capital adjustment and the terms of the ethylene supply arrangements to be entered into in connection with the transaction. During the meeting, representatives of Cravath reviewed the fiduciary duties of the Olin Board in relation to the proposed transaction and reviewed the final versions of the transaction agreements and the impact of the proposed transaction on Olin, and representatives of JPMorgan provided an update on the financial analyses of the proposed transaction to Olin. Representatives of JPMorgan then delivered an oral opinion, which was subsequently confirmed in writing, that as of March 26, 2015, and based upon and subject to the assumptions, limitations, qualifications and conditions set forth in its opinion, the exchange ratio specified in the Merger Agreement was fair, from a financial point of view, to Olin. Following discussion with Olin management and Olin’s legal and financial advisors, the Olin Board unanimously determined that the Transactions, including the Merger, the Share Issuance and the Charter Amendment, were advisable and in the best interests of Olin and its shareholders, approved the Merger Agreement and the other transaction agreements and the Transactions, approved, authorized and adopted the Charter Amendment and recommended that Olin shareholders approve the Charter Amendment and the Share Issuance and approved certain other matters in connection with the Transactions.

On March 26, 2015, the TDCC Board held a meeting to review the final structure and terms of the proposed transaction. Charles J. Kalil, TDCC’s General Counsel and Executive Vice President, reviewed the fiduciary duties of the TDCC Board in relation to the proposed transaction. Members of TDCC management and TDCC’s legal and financial advisors reviewed with the TDCC Board, among other things, the auction process conducted by TDCC with respect to DCP and alternatives considered by TDCC, the final terms of the transaction agreements with Olin (including the consideration to be received by TDCC and its shareholders and the calculation of the exchange ratio specified in the Merger Agreement), the timeline for the closing of the Transactions, certain risk factors and corresponding mitigation factors associated with the Transactions, and the financial impact on TDCC and the key benefits to TDCC and its shareholders of the Transactions. Following discussion with TDCC management and TDCC’s legal and financial advisors, the TDCC Board unanimously determined that the Transactions, including the Merger, were advisable and in the best interests of TDCC and its shareholders, approved the Transactions and authorized TDCC’s entry into the Merger Agreement, the Separation Agreement and the other transaction agreements.

Following their respective board meetings, the appropriate parties then entered into the Merger Agreement, the Separation Agreement and the other applicable transaction documents.

On the morning of March 27, 2015, before the opening of trading on the NYSE, Olin and TDCC issued a joint press release announcing the Transactions.

Olin’s Reasons for the Transactions

In reaching its decision to approve the Merger Agreement and the other transaction documents and the Transactions and recommend that Olin shareholders approve the Charter Amendment and the Share Issuance, the Olin Board considered, among other things, the strategic and financial benefits that could be achieved by combining Olin and DCP relative to the future prospects of Olin on a stand-alone basis, the relative actual results of operations and prospects of Olin and of DCP and synergies expected to be realized in the combination, as well as other alternatives that may be available to Olin, and the risks and uncertainties associated with the Transactions and with such alternatives.

In that process, the Olin Board consulted with its financial and legal advisors and considered the following factors as generally supporting its decision to approve the Merger Agreement and the other transaction documents and the Transactions and recommend that Olin shareholders approve the Charter Amendment and the Share Issuance:

•	the increased size, economies of scale, geographic presence and total capabilities of Olin after the Transactions, which are expected to enable Olin to improve its cost structure and increase profitability;

•	the nearly 200 percent increase in Olin’s chlorine capacity expected to result from the combination with DCP, from approximately 1.9 million tons to approximately 5.6 million tons, which is expected to enable Olin to access new product segments and increase sales to new third-party customers;

•	the complementary asset portfolios and strengths of Olin and DCP and the expectation that the combination with DCP would diversify Olin’s mix of product offerings, including by increasing the number of downstream applications of Olin’s chlorine;

•	the expectation that Olin would achieve approximately $200 million of estimated annual cost synergies anticipated to be realized within three years from the consummation of the Transactions as a result of anticipated cost savings in procurement and logistics, operational efficiencies and cost savings arising out of asset optimization, including through the consolidation of select operations and facilities, installation of new capacity and relocation of select manufacturing processes, and the expectation that, if Olin is able to increase sales to new third-party customers and access new product markets as a result of the Transactions, potential additional annualized synergies of up to $100 million may potentially be achievable within three years from the consummation of the Transactions;

•	the opportunity to invest in capacity rights for ethylene supply at producer economics, which would support Olin’s ability to be a sustainable, integrated chlor-vinyl producer over the long-term;

•	the ongoing operational and commercial relationship that Olin and TDCC would have after the Transactions, including the long-term supply, service and purchase agreements to be entered into at the closing of the Transactions;

•	the expectation that the cash flow from the combined businesses after the Transactions would be strong enough to allow Olin to maintain its current annual dividend;

•	the expectation that the combination with DCP would enhance Olin’s overall credit quality over time;

•	the significant increase in total equity market capitalization of Olin, which could increase the trading volume, and therefore, the liquidity, of Olin’s common stock;

•	the fact that a significant portion of the consideration payable by Olin in the Transaction consists of Olin’s common stock, enabling Olin to acquire DCP without incurring the additional indebtedness that would be required to fund an all-cash transaction;

•	the opinion of JPMorgan, dated March 26, 2015, that, based upon and subject to assumptions, limitations, qualifications and conditions set forth in such opinion, the exchange ratio was fair, from a financial point of view, to Olin, as more fully described below in “Opinion of J.P. Morgan Securities, LLC”;

•	the fact that the Olin Board following the closing of the Transactions would be composed of all of the current directors of Olin and three additional directors designated by TDCC;

•	the fact that the management team of Olin following the closing of the Transactions would continue to be led by Olin’s Chief Executive Officer, with the other members of the executive team to be selected from the combined businesses;

•	the fact that the Merger Agreement and the other transaction documents and the aggregate consideration to be paid by Olin pursuant to the Merger Agreement were the result of arms-length negotiations between representatives of Olin and TDCC; and

•	the fact that the Merger Agreement would allow the Olin Board, subject to the payment of a termination fee, to withdraw or modify its recommendation that Olin’s shareholders approve the Share Issuance and the Charter Amendment in certain circumstances.

The Olin Board also considered certain countervailing factors in its deliberations concerning the Merger and the other Transactions, including:

•	the dilution of the ownership interests of Olin’s current shareholders that would result from the issuance of Olin common stock in the Merger;

•	the challenges and difficulties, foreseen and unforeseen, relating to the separation of DCP from the other businesses of TDCC and the integration of DCP with Olin’s operations, given the size of DCP relative to Olin and its operations;

•	the possibility that the increased revenues, earnings and synergies expected to result from the Transactions would fail to materialize or may not be realized within the expected time frame;

•	the significant, one-time costs expected to be incurred in connection with the Transactions, including approximately $100 to $150 million in transaction-related costs and approximately $200 million in incremental capital during the first three years following the consummation of the Transactions that Olin management believes are necessary to realize the anticipated synergies from the Transactions;

•	the risk that the Transactions and the integration process may divert management attention and resources away from other strategic opportunities and from operational matters;

•	the substantial increase in Olin’s indebtedness that is expected to result from the Transactions and the related financing transactions;

•	the fact that, in order to preserve the tax-free treatment of the Merger and the related transactions, Olin would be required to abide by certain restrictions that could limit its ability to engage in certain future business transactions that might be advantageous;

•	the fact that certain provisions of the Merger Agreement may dissuade third parties from seeking to acquire Olin or otherwise increase the cost of any potential acquisition;

•	the fact that under the Merger Agreement, Olin may be required to pay TDCC a termination fee or reimburse TDCC for certain expenses under certain circumstances;

•	the risks inherent in requesting regulatory approval from multiple government agencies in multiple jurisdictions, as more fully described in the section entitled “Regulatory Approvals,” or that governmental authorities could attempt to condition their approval of the Transactions on compliance with certain burdensome conditions or that regulatory approvals may be delayed;

•	the risk that the Transactions may not be completed in a timely manner or at all and the potential adverse consequences, including substantial costs that would be incurred and potential damage to Olin’s reputation, if the Transactions are not completed; and

•	other risks of the type and nature described in the section entitled “Risk Factors.”

The foregoing discussion of the information and factors considered by the Olin Board is not exhaustive, but includes the material factors considered by the Olin Board, including factors that support the Transactions as well as those that weigh against them. In view of the wide variety of factors considered by the Olin Board in connection with its evaluation of the Transactions and the complexity of these matters, the Olin Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Rather, the Olin Board based its recommendation on the totality of the information presented to and considered by it. The Olin Board evaluated the factors described above with the assistance of Olin management and its legal and financial advisors. In considering the factors described above, individual members of the Olin Board may have given different weights to other or different factors.

This explanation of the factors considered by the Olin Board is in part forward-looking in nature and, therefore, should be read in light of the factors discussed in the sections of this document entitled “Cautionary Statement on Forward-Looking Statements” and “Risk Factors.”

After careful consideration, the Olin Board resolved that the Transactions, including the Merger, the Share Issuance and the Charter Amendment, are advisable and in the best interests of Olin and its shareholders and approved the Merger Agreement and the other transaction agreements and the Transactions.

Opinion of J.P. Morgan Securities LLC

Pursuant to an engagement letter, dated January 16, 2014, Olin retained JPMorgan as its financial advisor in connection with the proposed Transactions.

At the meeting of the Olin Board on March 26, 2015, JPMorgan rendered its oral opinion to the Olin Board, subsequently confirmed in writing on the same day, that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio in the proposed Merger was fair, from a financial point of view, to Olin. No limitations were imposed by the Olin Board upon JPMorgan with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of the written opinion of JPMorgan, dated March 26, 2015, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this document and is incorporated herein by reference. Olin’s shareholders are urged to read the opinion in its entirety. JPMorgan’s written opinion is addressed to the Olin Board, is directed only to the exchange ratio in the Merger and does not constitute a recommendation to any shareholder of Olin as to how such shareholder should vote with respect to the Merger or any other matter. The summary of the opinion of JPMorgan set forth in this document is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, JPMorgan, among other things:

•	reviewed drafts dated March 26, 2015 of the Separation Agreement and the Merger Agreement;

•	reviewed certain publicly available business and financial information concerning DCP and Olin and the industries in which they operate;

•	compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration received for such companies;

•	compared the financial and operating performance of DCP and Olin with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of Olin’s common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by or at the direction of the managements of TDCC and Olin relating to DCP and Olin’s business, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Merger, which are referred to in this section as “synergies”; and

•	performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

JPMorgan also held discussions with certain members of the management of TDCC and Olin with respect to certain aspects of the Merger, and the past and current business operations of DCP and Olin, the financial condition and future prospects and operations of DCP and Olin, the effects of the Merger on the financial condition and future prospects of Olin, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

JPMorgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with JPMorgan by TDCC and Olin or otherwise reviewed by or for JPMorgan, and JPMorgan has not independently verified (nor has JPMorgan assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. JPMorgan has not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor has JPMorgan evaluated the solvency of TDCC, DCP or Olin under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to JPMorgan or derived therefrom, including the synergies, JPMorgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management of Olin as to the expected future results of operations and financial condition of DCP and Olin to which such analyses or forecasts relate. JPMorgan expressed no view as to such analyses or forecasts (including the synergies) or the assumptions on which they were based. JPMorgan also assumed that the Separation, the Merger and the other transactions contemplated by the Separation Agreement and the Merger Agreement will qualify as a tax-free reorganization for U.S. federal income tax purposes, and will be consummated as described in such agreements, and that the definitive Separation Agreement and Merger Agreement would not differ in any material respects from the drafts thereof furnished to JPMorgan. JPMorgan also assumed that the representations and warranties made by Olin, TDCC and Splitco in the Separation Agreement, the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis, and that any adjustments to the exchange ratio pursuant to the Merger Agreement will not be material to its analysis. JPMorgan is not a legal, regulatory or tax expert and has relied on the assessments made by advisors to Olin with respect to such issues. JPMorgan has further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Separation and the Merger will be obtained without any adverse effect on DCP or Olin or on the contemplated benefits of the Merger.

JPMorgan’s opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of the date of, such opinion. Subsequent developments may affect JPMorgan’s opinion and JPMorgan does not have any obligation to update, revise, or reaffirm its opinion. JPMorgan’s opinion is limited to the fairness, from a financial point of view, to Olin of the exchange ratio in the proposed Merger and JPMorgan has expressed no opinion as to the fairness of the exchange ratio to the holders of any class of securities, creditors or other constituencies of Olin or as to the underlying decision by Olin to engage in the Merger. Furthermore, JPMorgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Merger, or any class of such persons relative to the exchange ratio in the Merger or with respect to the fairness of any such compensation. JPMorgan expressed no opinion as to the price at which Olin’s common stock will trade at any future time.

In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by JPMorgan in connection with providing its opinion.

General

Based on information provided, JPMorgan performed its material analyses with respect to DCP under two scenarios:

•	DCP including 50 percent of the equity interests in the JV Entity, which is referred to in this section as “DCP (with 50 percent of JV Entity)”; and

•	DCP including 100 percent of the equity interests in the JV Entity and assuming that Olin exercises its option for additional ethylene supply under the Ethylene Agreement (as described in the section of this document entitled “Other Agreements—Other Ancillary Agreements—Supply Agreements for Raw Materials”), which is referred to in this section as “DCP (with 100 percent of JV Entity).”

JPMorgan calculated the enterprise value of DCP under each scenario.

For purposes of valuing the consideration offered by Olin for the DCP (with 50 percent of JV Entity) scenario, JPMorgan calculated the enterprise value of DCP of $5,351 million, which is referred to as the enterprise value of DCP (with 50 percent of JV Entity), as the value of the Olin common stock to be issued to TDCC shareholders of $2,337 million (based on the price per share of Olin common stock as of March 10, 2015), plus the value of the cash and debt instruments of Splitco to be received by TDCC of $2,030 million, plus the upfront payment and potential reservation fee to TDCC under the Ethylene Agreement, plus the after-tax U.S. pension liability of TDCC to be assumed by Olin, plus the approximate net present value of cash flows from DCP’s net German pension liability to be assumed by Olin, and plus $272 million representing 50 percent of the projected debt of the JV Entity to be assumed by Olin.

For purposes of valuing the consideration offered by Olin for the DCP (with 100 percent of JV Entity) scenario, JPMorgan calculated the enterprise value of DCP of $5,862 million, which is referred to as the enterprise value of DCP (with 100 percent of JV Entity), as the value of the Olin common stock to be issued to TDCC shareholders of $2,537 million (based on the price per share of Olin common stock as of March 10, 2015 and inclusive of $200 million in additional common stock Olin would issue for the remaining 50 percent of the JV Entity’s equity value), plus the value of the cash and debt instruments of Splitco to be received by TDCC of $2,030 million, plus the upfront payment and the potential reservation fees to TDCC under the Ethylene Agreement, plus the after-tax U.S. pension liability of TDCC to be assumed by Olin, plus the approximate net present value of cash flows from DCP’s net German pension liability to be assumed by Olin, and plus $543 million representing 100 percent of the projected debt of the JV Entity to be assumed by Olin.

For purposes of its analysis of Olin, JPMorgan calculated the enterprise value of Olin on a stand-alone basis, as of March 24, 2015, of $2,634 million, which is referred to as the stand-alone enterprise valuation of Olin, based on Olin’s market capitalization, as of March 24, 2015, of $2,215 million and projected net debt, as of December 31, 2014.

Analysis of the Dow Chlorine Products Business

Public Trading Multiples Analysis for the Dow Chlorine Products Business. Using publicly available information, JPMorgan compared selected financial data of DCP under each of the two alternate scenarios, i.e. DCP (with 50 percent of JV Entity) and DCP (with 100 percent of JV Entity), with similar data for selected publicly traded companies engaged in businesses which JPMorgan judged to be similar in certain respects to DCP.

The companies selected by JPMorgan were as follows:

•	Axiall Corporation;

•	LyondellBasell Industries N.V.;

•	Olin; and

•	Westlake Chemical Corporation.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of JPMorgan’s analysis, may be considered comparable to those of DCP based on sector participation, financial metrics and form of operations. However, certain of these companies may have characteristics that are materially different from those of DCP. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than would affect DCP.

For each company listed above, JPMorgan calculated and compared various financial multiples and ratios based on publicly available information as of March 24, 2015, and in all instances multiples were based on closing share prices on March 24, 2015. Among other calculations, the information JPMorgan calculated for each of the selected companies included:

•	Multiple of firm value, which is referred to in this section as “FV” (calculated as equity value plus total debt and other adjustments, including minority interests, net of cash and cash equivalents), to estimated EBITDA (calculated as earnings before interest, taxes, depreciation and amortization) for fiscal year 2015, which is referred to in this section as “1-Year Forward EBITDA.”

•	Multiple of FV to estimated EBITDA for fiscal year 2016, which is referred to in this section as “2-Year Forward EBITDA.”

Results of the analysis were presented for the selected companies, as indicated in the following table:

Trading Multiples

	FV / 1-Year Forward EBITDA	FV / 2-Year Forward EBITDA
Low	7.2x	6.3x
High	7.7x	6.9x
Median	7.4x	6.8x

Based on the results of this analysis of selected publicly traded companies, JPMorgan selected a multiple reference range of 7.0x to 8.0x for FV to 1-Year Forward EBITDA and a range of 6.5x to 7.5x for FV to 2-Year Forward EBITDA. The multiple reference ranges for FV to 1-Year Forward EBITDA and for FV to 2-Year Forward EBITDA were applied to projected EBITDA of DCP for fiscal years 2016 and 2017, respectively, under each of the two alternate scenarios, based on an assumed transaction date of December 31, 2015 and the DCP Financial Projections (as defined in the section of this document entitled “—Certain Financial Projections”). After applying such ranges to the appropriate metrics for the DCP Base Case and the DCP Upside Case (each as defined in the section of this document entitled “—Certain Financial Projections”), the analysis indicated the following implied enterprise value ranges for DCP under each of the two alternate scenarios, rounded to the nearest $10 million:

DCP’s (with 50% of JV Entity) Implied Enterprise Value Reference Ranges

($ in millions)

	FV / 1-Year Forward EBITDA	FV / 2-Year Forward EBITDA
	DCP Base Case
High	$5,710	$5,500
Low	$4,990	$4,770

	DCP Upside Case
High	$5,890	$5,870
Low	$5,160	$5,090

DCP’s (with 100% of JV Entity) Implied Enterprise Value Reference Ranges

($ in millions)

	FV / 1-Year Forward EBITDA	FV / 2-Year Forward EBITDA
	DCP Base Case
High	$6,140	$6,060
Low	$5,370	$5,250

	DCP Upside Case
High	$6,320	$6,430
Low	$5,530	$5,570

The ranges of implied enterprise values for DCP (with 50 percent of JV Entity) were compared to the $5,351 million enterprise valuation of DCP (with 50 percent of JV Entity). The ranges of implied enterprise values for DCP (with 100 percent of JV Entity) were compared to the $5,862 million enterprise valuation of DCP (with 100 percent of JV Entity).

Selected Transaction Multiples Analysis for the Dow Chlorine Products Business. Using publicly available information, JPMorgan examined selected transactions involving businesses which JPMorgan judged to be similar in certain respects to DCP or aspects thereof based on JPMorgan’s experience and familiarity with the industry of DCP. These transactions were selected by JPMorgan as relevant in evaluating the proposed transaction:

Announcement Date	Acquiror	Target
August 2014	Mexichem S.A.B. de C.V.	VESTOLIT GmbH
May 2014	Westlake Chemical Corporation	Vinnolit Holdings GmbH
July 2012	Georgia Gulf Corporation	PPG Industries Commodity Chemicals
February 2011	Olin	SunBelt Chlor Alkali Partnership (50% interest owned by PolyOne Corporation)

Using publicly available information, JPMorgan calculated, for each selected transaction, the ratio of the target company’s transaction value, which is referred to in this section as “TV,” to the target company’s EBITDA for the twelve-month period prior to the announcement date of the applicable transaction, which is referred to in this section as “LTM EBITDA.” JPMorgan’s analysis resulted in a median TV to LTM EBITDA multiple for the selected transactions of 5.6x, a mean TV to LTM EBITDA multiple for the selected transactions of 5.7x and a range of TV to LTM EBITDA multiples of 5.0x to 6.8x for the selected transactions.

Based on the results of this analysis and other factors that JPMorgan considered appropriate, JPMorgan selected a multiple reference range of 5.0x to 7.0x for TV to LTM EBITDA for DCP. After applying such range to the appropriate metrics under each of the two alternate scenarios for both the DCP Base Case and the DCP Upside Case, the analysis indicated the following range of implied enterprise values for DCP under each of the two alternate scenarios, rounded to the nearest $10 million:

DCP’s (with 50% of JV Entity) Implied Enterprise Value Reference Ranges

($ in millions)

	TV to LTM EBITDA	TV to LTM EBITDA
	DCP Base Case	DCP Upside Case
High	$4,810	$4,970
Low	$3,440	$3,550

DCP’s (with 100% of JV Entity) Implied Enterprise Value Reference Ranges

($ in millions)

	TV to LTM EBITDA	TV to LTM EBITDA
	DCP Base Case	DCP Upside Case
High	$5,170	$5,330
Low	$3,700	$3,810

The ranges of implied enterprise values for DCP (with 50 percent of JV Entity) were compared to the $5,351 million enterprise valuation of DCP (with 50 percent of JV Entity). The ranges of implied enterprise values for DCP (with 100 percent of JV Entity) were compared to the $5,862 million enterprise valuation of DCP (with 100 percent of JV Entity).

Discounted Cash Flow Analysis for the Dow Chlorine Products Business. JPMorgan conducted a discounted cash flow analysis of the various components of DCP and aggregated these for the purpose of determining the enterprise value for DCP. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset, and taking into consideration the time value of money with respect to those future cash flows by calculating their present value. The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. Specifically, unlevered free cash flow represents unlevered net operating profit after tax, adjusted for depreciation, capital expenditures, changes in net working capital, and certain other cash expenses as applicable. “Present value” refers to the current value of the cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital and other appropriate factors. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projections period.

JPMorgan calculated the present value of unlevered free cash flows that DCP is expected to generate on a stand-alone basis, in each of the DCP Base Case and the DCP Upside Case, (1) during fiscal years 2016 through 2019 based upon the DCP Financial Projections and (2) during fiscal years 2020 through 2025 based upon extrapolations from the DCP Financial Projections that were reviewed and approved by Olin’s management for JPMorgan’s use in connection with its financial analyses and rendering its fairness opinion. JPMorgan calculated a range of terminal values for DCP during the final year of the ten-year fiscal period ending 2025 by applying a terminal growth rate ranging from 1.0 percent to 2.0 percent to DCP’s 2025 unlevered free cash flow. The unlevered free cash flows and the range of terminal values for DCP were then discounted to present values using a range of discount rates from 9.5 percent to 10.5 percent, which were chosen by JPMorgan based upon an analysis of the weighted average cost of capital of DCP.

For purposes of calculating the present value of unlevered free cash flows that the JV Entity is expected to generate, JPMorgan calculated the terminal value for the JV Entity during the final year of the ten-year period ending 2025 by applying a terminal growth rate of zero percent as provided by Olin’s management to the JV Entity’s 2025 unlevered free cash flow. For purposes of calculating the present values of unlevered free cash flows that are expected to result from the Ethylene Agreement (including the free cash flows expected to result from potential additional ethylene supply under the Ethylene Agreement), JPMorgan calculated the terminal value for the Ethylene Agreement during the final year of the period ending 2025 by applying a terminal growth rate of zero percent to the 2025 unlevered free cash flow resulting from the Ethylene Agreement. The unlevered free cash flows and the range of terminal values for the JV Entity and the Ethylene Agreement were discounted to present values using the same range of discount rates from 9.5 percent to 10.5 percent described above.

JPMorgan conducted its discounted cash flow analysis with respect to two sets of projected synergies provided by Olin’s management. The first case (the “Base Case Synergies”) assumed that approximately $200 million of annualized cost synergies would be realized within three years from the consummation of the Transactions, and the second case (the “Upside Case Synergies”) assumed that the Base Case Synergies and additional synergies of approximately $100 million would be realized within three years from the consummation of the Transactions. JPMorgan calculated the present value of unlevered free cash flows that are expected to result from the synergies, in each of the Base Case Synergies and the Upside Case Synergies, (1) during fiscal years 2016 through 2019 based upon projected synergies as provided by Olin’s management and (2) during fiscal years 2020 through 2025 based upon extrapolations of the unlevered free cash flows expected to result from the synergies that were reviewed and approved by Olin’s management for JPMorgan’s use in connection with its financial analyses and rendering its fairness opinion. JPMorgan calculated a range of terminal values for the synergies during the final year of the ten-year fiscal period ending 2025 by applying a terminal growth rate ranging from 1.0 percent to 2.0 percent to the 2025 unlevered free cash flow expected to result from the synergies. The unlevered free cash flows and the range of terminal values expected to result from the synergies were discounted to present values using the same range of discount rates from 9.5 percent to 10.5 percent described above.

Based on the results of these analyses and other factors that JPMorgan considered appropriate, JPMorgan calculated the present value of unlevered free cash flows for the DCP Base Case and the DCP Upside Case for each of the DCP (with 50 percent of JV Entity) and DCP (with 100 percent of JV Entity) scenarios, first excluding, then including, the present value of unlevered free cash flows that are expected to result from the Base Case Synergies, in the case of the DCP Base Case, and the Upside Case Synergies, in the case of the DCP Upside Case. The analysis indicated the following range of implied enterprise values for DCP under each of the two alternate scenarios, rounded to the nearest $10 million:

DCP’s (with 50% of JV Entity) Implied Enterprise Value Reference Ranges

($ in millions)

	DCF—DCP (with 50% of JV Entity)—excluding Synergies (1)	DCF—DCP (with 50% of JV Entity)—including Synergies (2)
	DCP Base Case
High	$5,000	$6,860	(3)
Low	$4,270	$5,450

	DCP Upside Case
High	$6,300	$8,740	(3)
Low	$5,330	$6,980

(1)	Calculated as the sum of the present value of the free cash flows of (i) DCP on a stand-alone basis, (ii) the Ethylene Agreement and (iii) 50% of the JV Entity.
(2)	Calculated as the sum of the present value of the free cash flows of (i) DCP on a stand-alone basis, (ii) the Ethylene Agreement, (iii) 50% of the JV Entity and (iv) the Base Case Synergies, in the case of the DCP Base Case, and the Upside Case Synergies, in the case of the DCP Upside Case.
(3)	Includes the present value of the free cash flows of separate potential additional ethylene supply under the Ethylene Agreement.

DCP’s (with 100% of JV Entity) Implied Enterprise Value Reference Ranges

($ in millions)

	DCF—DCP (with 100% of JV Entity)—excluding Synergies (1)	DCF—DCP (with 100% of JV Entity)—including Synergies (2)
	DCP Base Case
High	$5,790	$7,650	(3)
Low	$4,970	$6,150

	DCP Upside Case
High	$7,090	$9,530	(3)
Low	$6,030	$7,680

(1)	Calculated as the sum of the present value of the free cash flows of (i) DCP on a stand-alone basis, (ii) the Ethylene Agreement, (iii) 100% of the JV Entity and (iv) potential additional ethylene supply under the Ethylene Agreement.
(2)	Calculated as the sum of the present value of the free cash flows of (i) DCP on a stand-alone basis, (ii) the Ethylene Agreement, (iii) 100% of the JV Entity, (iv) potential additional ethylene supply under the Ethylene Agreement and (v) the Base Case Synergies, in the case of the DCP Base Case, and the Upside Case Synergies, in the case of the DCP Upside Case.
(3)	Includes the present value of the free cash flows of separate potential additional ethylene supply under the Ethylene Agreement.

The ranges of implied enterprise values for DCP (with 50% of JV Entity), first excluding, then including, the present value of unlevered free cash flows that are expected to result from the synergies and from potential additional ethylene supply under the Ethylene Agreement, were compared to the $5,351 million enterprise valuation of DCP (with 50 percent of JV Entity). The ranges of implied enterprise values for DCP (with 100 percent of JV Entity), first excluding, then including, the present value of unlevered free cash flows that are expected to result from the synergies and from potential additional ethylene supply under the Ethylene Agreement, were compared to the $5,862 million enterprise valuation of DCP (with 100 percent of JV Entity).

Analysis of Olin

Public Trading Multiples Analysis for Olin. Using publicly available information, JPMorgan compared selected financial data of Olin with similar data for selected publicly traded companies engaged in businesses which JPMorgan judged to be analogous to Olin or aspects thereof.

The companies selected by JPMorgan were as follows:

•	Axiall Corporation;

•	LyondellBasell Industries N.V.; and

•	Westlake Chemical Corporation.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of JPMorgan’s analysis, may be considered comparable to those of Olin based on sector participation, financial metrics and form of operations. However, certain of these companies may have characteristics that are materially different from those of Olin. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than would affect Olin.

For each company listed above, JPMorgan calculated and compared various financial multiples and ratios based on publicly available information as of March 24, 2015, and in all instances multiples were based on closing share prices on March 24, 2015. Among other calculations, the information JPMorgan calculated for each of the selected companies included:

•	Multiple of firm value, which is referred to in this section as “FV” (calculated as equity value plus total debt and other adjustments, including minority interests, net of cash and cash equivalents), to estimated EBITDA (calculated as earnings before interest, taxes, depreciation and amortization) for fiscal year 2015, which is referred to in this section as “1-Year Forward EBITDA.”

•	Multiple of FV to estimated EBITDA for fiscal year 2016, which is referred to in this section as “2-Year Forward EBITDA.”

Results of the analysis were presented for the selected companies, as indicated in the following table:

Trading Multiples

	FV / 1-Year Forward EBITDA	FV / 2-Year Forward EBITDA
Low	7.4x	6.7x
High	7.7x	6.9x
Median	7.5x	6.8x

Based on the results of this analysis of selected publicly traded companies, JPMorgan selected a multiple reference range of 7.0x to 8.0x for FV to 1-Year Forward EBITDA and a range of 6.5x to 7.5x for FV to 2-Year Forward EBITDA. The multiple reference ranges for FV to 1-Year Forward EBITDA and for FV to 2-Year Forward EBITDA were applied to projected EBITDA of Olin for fiscal years 2016 and 2017, respectively, based on an assumed transaction date of December 31, 2015 and the Olin Financial Projections (as defined in the section of this document entitled “—Certain Financial Projections”). After applying such ranges to the appropriate metrics for Olin, the analysis indicated the following implied enterprise value ranges for Olin, rounded to the nearest $10 million:

Olin’s Implied Enterprise Value Reference Ranges

(in millions)

	FV / 1-Year Forward EBITDA	FV / 2-Year Forward EBITDA
High	$3,310	$3,580
Low	$2,900	$3,110

The ranges of implied enterprise values for Olin were compared to the stand-alone enterprise valuation of Olin of $2,634 million.

Discounted Cash Flow Analysis for Olin. JPMorgan conducted a discounted cash flow analysis for the purpose of determining the enterprise value for Olin, on a stand-alone basis. JPMorgan calculated the present value of unlevered free cash flows that Olin is expected to generate (1) during the fiscal years 2016 through 2019 based upon the Olin Financial Projections and (2) during the fiscal years 2020 through 2025 based upon extrapolations from the Olin Financial Projections that were reviewed and approved by Olin’s management for JPMorgan’s use in connection with its financial analyses and rendering its fairness opinion. JPMorgan calculated a range of terminal values for Olin during the final year of the ten-year period ending 2025 by applying a terminal growth rate ranging from 0.5 percent to 1.5 percent to Olin’s 2025 unlevered free cash flow. The unlevered free cash flows and the range of terminal values for Olin were then discounted to present values using a range of discount rates from 9.5 percent to 10.5 percent, which were chosen by JPMorgan based upon an analysis of the weighted average cost of capital of Olin.

The analysis indicated the following range of implied enterprise value for Olin, rounded to the nearest $10 million:

Olin’s Implied Enterprise Value Reference Ranges

(in millions)

DCF
High	$3,140
Low	$2,680

The ranges of implied enterprise values for Olin were compared to the stand-alone enterprise valuation of Olin of $2,634 million.

Other Information

Historical Trading Range for Olin. JPMorgan reviewed the range of implied enterprise values for Olin based on the 52-week trading range of Olin common stock as of March 24, 2015, which was $1,950 million to $2,830 million, as compared to the stand-alone enterprise valuation of Olin of $2,634 million.

Analyst Price Targets for Olin. JPMorgan also reviewed the range of implied enterprise values for Olin based on certain publicly available broker price targets of Olin common stock as of March 24, 2015, which was $1,920 million to $2,740 million, as compared to the stand-alone enterprise valuation of Olin of $2,634 million.

Other Analyses

Relative Implied Exchange Ratio Analysis. Based upon the implied enterprise values for Olin and DCP calculated in the Public Trading Multiples Analysis and Discounted Cash Flow Analysis sections for DCP and Olin described above, JPMorgan calculated a range of implied exchange ratios of a share of Splitco for the DCP (with 50% of JV Entity) scenario (after adjustments for the value of the cash and debt instruments of Splitco to be received by TDCC and the reservation fee in respect of potential additional ethylene supply under the Ethylene Agreement), to a share of Olin’s common stock, as shown in the table below. For each comparison, JPMorgan compared the highest equity value for Splitco, after adjusting for the value of the cash and debt instruments of Splitco to be received by TDCC and the reservation fee in respect of potential additional ethylene supply under the Ethylene Agreement, to the lowest equity value for Olin to derive the highest exchange ratio implied by each set of reference ranges. JPMorgan also compared the lowest equity value for Splitco, after adjusting for the value of the cash and debt instruments of Splitco to be received by TDCC and the reservation fee in respect of potential additional ethylene supply under the Ethylene Agreement, to the highest equity value for Olin to derive the lowest exchange ratio implied by each set of reference ranges. JPMorgan performed the same analysis for the DCP (with 100% of JV Entity) scenario. The implied exchange ratios resulting from JPMorgan’s analyses were:

Range of Implied Exchange Ratios—Olin and DCP (with 50% of JV Entity)

	Low	High
Public Trading Multiples Analysis
FV / 1-Year Forward EBITDA	0.5355x	0.8426x
FV / 2-Year Forward EBITDA	0.4355x	0.7212x
Discounted Cash Flow Analysis
Excluding potential additional ethylene supply under the Ethylene Agreement
Standalone (1)	0.3609x	0.6792x
With Base Case Synergies (2)	0.6980x	1.1802x
With Upside Case Synergies (3)	1.1371x	1.8200x

Including potential additional ethylene supply under the Ethylene Agreement
Standalone (1)	0.4521x	0.8138x
With Base Case Synergies (2)	0.7892x	1.3148x
With Upside Case Synergies (3)	1.2282x	1.9547x

(1)	Includes the equity value reference range implied from (i) Olin on a stand-alone basis, (ii) the DCP Base Case of DCP on a stand-alone basis, (iii) the Ethylene Agreement and (iv) 50% of the JV Entity.
(2)	Includes the equity value reference range implied from (i) Olin on a stand-alone basis, (ii) the DCP Base Case of DCP on a stand-alone basis, (iii) the Ethylene Agreement, (iv) 50% of the JV Entity and (v) the Base Case Synergies.
(3)	Includes the equity value reference range implied from (i) Olin on a stand-alone basis, (ii) the DCP Upside Case of DCP on a stand-alone basis, (iii) the Ethylene Agreement, (iv) 50% of the JV Entity and (v) the Upside Case Synergies.

Range of Implied Exchange Ratios—Olin and DCP (with 100% of JV Entity) (1)

	Low	High
Public Trading Multiples Analysis
FV / 1-Year Forward EBITDA	0.5526x	0.8791x
FV / 2-Year Forward EBITDA	0.4784x	0.7928x
Discounted Cash Flow Analysis
Excluding potential additional ethylene supply under the Ethylene Agreement
Standalone (2)	0.4716x	0.8426x
With Base Case Synergies (3)	0.8087x	1.3436x
With Upside Case Synergies (4)	1.2477x	1.9835x
Including potential additional ethylene supply under the Ethylene Agreement
Standalone (2)	0.5628x	0.9773x
With Base Case Synergies (3)	0.8999x	1.4782x
With Upside Case Synergies (4)	1.3389x	2.1181x

(1)	After an adjustment for the reservation fee in respect of potential additional ethylene supply under the Ethylene Agreement (in addition to adjustments for the value of the cash and debt instruments of Splitco to be received by TDCC and a separate reservation fee in respect of potential additional ethylene supply under the Ethylene Agreement).
(2)	Includes the equity value reference range implied from (i) Olin on a stand-alone basis, (ii) the DCP Base Case of DCP on a stand-alone basis, (iii) the Ethylene Agreement, (iv) 100% of the JV Entity and (v) potential additional ethylene supply under the Ethylene Agreement.
(3)	Includes the equity value reference range implied from (i) Olin on a stand-alone basis, (ii) the DCP Base Case of DCP on a stand-alone basis, (iii) the Ethylene Agreement, (iv) 100% of the JV Entity, (v) potential additional ethylene supply under the Ethylene Agreement and (vi) the Base Case Synergies.
(4)	Includes the equity value reference range implied from (i) Olin on a stand-alone basis, (ii) the DCP Upside Case of DCP on a stand-alone basis, (iii) the Ethylene Agreement, (iv) 100% of the JV Entity, (v) potential additional ethylene supply under the Ethylene Agreement and (vi) the Upside Case Synergies.

The implied exchange ratios for the DCP (with 50% of JV Entity) scenario were compared to the proposed exchange ratio of a share of Olin’s common stock for a share of Splitco’s common stock in the Merger of 0.80586207x (assuming 100 million shares of Splitco common stock will be outstanding immediately prior to consummation of the Merger). The implied exchange ratios for the DCP (with 100 percent of JV Entity) scenario were compared to the proposed exchange ratio of a share of Olin’s common stock for a share of Splitco’s common stock in the Merger of 0.87482759x (assuming 100 million shares of Splitco common stock will be outstanding immediately prior to consummation of the Merger).

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, JPMorgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, JPMorgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by JPMorgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, JPMorgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to Olin, and none of the selected transactions reviewed was identical to the Merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of JPMorgan’s analysis, may be considered similar to those of Olin. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of JPMorgan’s analysis, may be considered similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Olin and the transactions compared to the Merger.

As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. JPMorgan was selected as financial advisor to Olin with respect to the proposed Merger on the basis of such experience and its familiarity with Olin.

For services rendered in connection with the Merger, Olin has agreed to pay JPMorgan customary compensation in respect thereof, a substantial portion of which will become payable only if the proposed Merger is consummated. In addition, Olin has agreed to reimburse JPMorgan for its expenses incurred in connection with its services, including the reasonable fees and disbursements of counsel, and will indemnify JPMorgan against certain liabilities, including liabilities arising under the federal securities laws.

During the two years preceding the date of delivery of its opinion, neither JPMorgan nor any of its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with Olin or TDCC. However, JPMorgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of TDCC, for which it receives customary compensation or other financial benefits. JPMorgan anticipates that it and its affiliates will arrange and/or provide financing to Olin in connection with the Merger for customary compensation. In addition, James Bell serves as a member of the Board of Directors of JPMorgan’s parent company, JPMorgan Chase & Co., and also as a member of the TDCC Board. In the ordinary course of their businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of Olin or TDCC for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Certain Financial Projections

In connection with its consideration of the potential combination of Olin and DCP, the Olin Board was provided with certain non-public financial projections initially prepared by management of TDCC and subsequently adjusted by management of Olin, as discussed below, with respect to DCP for the years ending December 31, 2015, 2016, 2017, 2018 and 2019 (the “DCP Financial Projections”) and certain non-public financial projections prepared by management of Olin with respect to Olin’s business, as a stand-alone company, for the years ending December 31, 2016, 2017, 2018 and 2019 (the “Olin Financial Projections” and collectively with the DCP Financial Projections, the “Financial Projections”).

The Financial Projections are being included in this document solely to give shareholders access to information that was made available to the Olin Board in connection with its consideration of the Transactions, and are not being included in this document in order to influence any shareholder to make any investment decision with respect to the Transactions or for any other purpose.

The Financial Projections were not prepared with a view towards public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the independent auditor of Olin or the independent auditor of TDCC, DCP or Splitco, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Financial Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for and disclaim any association with, the Financial Projections. In addition, the Financial

Projections were not prepared by Olin’s financial advisors or TDCC’s financial advisors, and the financial advisors assume no responsibility for their content. Furthermore, the Financial Projections:

•	were based upon numerous estimates or expectations, beliefs, opinions and assumptions with respect to DCP and Olin’s business, respectively, including their respective results of operations and financial conditions, customer requirements and competition, and with respect to general business, economic, market, regulatory and financial conditions and other future events, all of which are difficult to predict and many of which are beyond Olin’s or TDCC’s control and may not prove to be accurate;

•	do not take into account any transactions, circumstances or events occurring after the date they were prepared, including the Transactions contemplated by the Merger Agreement and the Separation Agreement and the effect of any failure of the Merger or the other Transactions to occur;

•	are not necessarily indicative of current market conditions or values or future performance, which may be significantly more favorable or less favorable than as set forth in these projections; and

•	are not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the financial projections will be achieved.

Olin’s management believes that the assumptions used as a basis for the Financial Projections were reasonable at the times they were made, given the information available to Olin’s management at the time. However, the Financial Projections are not a guarantee of future performance. The future financial results of DCP and Olin’s business, respectively, may materially differ from those expressed in the Financial Projections due to factors that are beyond Olin’s or TDCC’s ability to control or predict.

Although the Financial Projections are presented with numerical specificity, they are forward-looking statements that involve inherent risks and uncertainties. Further, the Financial Projections cover multiple years and such information by its nature becomes less reliable with each successive quarter and year. Shareholders are urged to read the section of this document entitled “Cautionary Statement on Forward-Looking Statements” for additional information regarding the risks inherent in forward-looking information such as the Financial Projections. Shareholders should also review the factors described under “Risk Factors” and those incorporated herein by reference from Item 1A of Olin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

None of Olin, TDCC or Splitco or any of their respective affiliates or representatives intend to, and, except to the extent required by applicable law, each of them expressly disclaims any obligation to, update, revise or correct the Financial Projections to reflect circumstances existing or arising after the date such projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error or any of the Financial Projections are shown to be inaccurate.

Certain of the financial information contained in the Financial Projections, including EBITDA, may be considered non-GAAP financial measures. Olin’s management provided this information to the Olin Board because Olin management believed it could be useful in evaluating DCP, in the case of the DCP Financial Projections, and Olin’s business, in the case of the Olin Financial Projections. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Olin or TDCC may not be comparable to similarly titled amounts used by other companies.

For the foregoing reasons, the inclusion of projections in this document should not be regarded as an indication that Olin, TDCC, Splitco or their respective affiliates or representatives considered or consider the Financial Projections to be a prediction of actual future events, and the projections should not be relied upon as such. The DCP Financial Projections should be evaluated in conjunction with the limitations described above and the historical financial statements and other information regarding DCP contained elsewhere in this document, and the Olin Financial Projections should be evaluated in conjunction with the limitations described above and the historical financial statements and other information regarding Olin’s business contained elsewhere in this document.

The DCP Financial Projections

Olin was provided with non-public financial projections prepared by management of TDCC with respect to DCP. Subsequently, Olin’s management made certain adjustments to these projections based on its judgment and experience in the industry and to reflect changes in the terms of the separation of DCP that were negotiated after the financial projections were delivered by management of TDCC but prior to the execution of the Merger Agreement.

The DCP Financial Projections include two sets of projections that were provided to the Olin Board in connection with its consideration of the potential combination of Olin and DCP, each of which reflect adjustments that Olin’s management made to the non-public financial projections provided to Olin by TDCC. The difference between the first case (the “DCP Base Case”) and the second case (the “DCP Upside Case”) primarily relates to a more positive outlook for the performance of the epoxy segment of DCP.

The DCP Base Case and the DCP Upside Case each assume that DCP includes 50 percent of the equity interests in the JV Entity.

The following is a summary of the DCP Financial Projections:

	Fiscal Year ending December 31,
	2015E	2016E	2017E	2018E	2019E
	(in millions)
DCP Base Case
Sales	$4,687	$4,863	$4,647	$4,819	$5,034
EBITDA	$688	$713	$733	$783	$843
Capital expenditures	$154	$155	$197	$203	$179

DCP Upside Case
Sales	$4,687	$4,863	$4,647	$4,819	$5,034
EBITDA	$710	$736	$782	$843	$957
Capital expenditures	$154	$155	$197	$203	$179

The Olin Financial Projections

Olin’s management prepared non-public financial projections with respect to Olin’s business as a stand-alone company. These projections do not give pro forma effect to the combination of Olin and DCP.

The following is a summary of the Olin Financial Projections:

	Fiscal Year ending December 31,
	2016E	2017E	2018E	2019E
	(in millions)
Net sales	$2,538	$2,704	$2,879	$2,967
EBITDA	$414	$478	$570	$570
Capital expenditures	$143	$109	$107	$90

Interests of TDCC’s and Splitco’s Directors and Executive Officers in the Transactions

As of February 16, 2015 TDCC’s and Splitco’s directors and executive officers owned less than one percent of the outstanding shares of TDCC’s common stock. All of Splitco’s outstanding common stock is owned directly by TDCC. None of TDCC’s or Splitco’s executive officers will receive any severance or other compensation as a result of the Transactions. The directors and officers of TDCC and Splitco will receive no extra or special benefit that is not shared on a pro rata basis by all other holders of TDCC common stock in connection with the Transactions. As with all holders of shares of TDCC common stock, if a director or officer of TDCC or Splitco owns shares of TDCC common stock, directly or indirectly, such person may participate in the exchange offer on the same terms as other holders of shares of TDCC common stock.

Interests of Olin’s Directors and Executive Officers in the Transactions

Details of the beneficial ownership of Olin’s directors and executive officers of Olin’s common stock are set out in the section titled “Ownership of Olin Common Stock.” In considering the recommendations of the Olin Board that Olin’s shareholders vote to approve the Share Issuance and the Charter Amendment, you should be aware that certain of Olin’s directors and executive officers have financial interests in the Transactions that may be different from, or in addition to, the interests of Olin’s shareholders generally, as more fully described below. The members of the Olin Board were aware of and considered these interests, among other matters, in reaching the determination to approve the terms of the Transactions, including the Merger, and in recommending to Olin’s shareholders that they vote to approve the Share Issuance and the Charter Amendment. These interests are described in further detail below, and are quantified in the narratives and tables below.

The interests of Olin’s non-employee directors generally include the right to receive, upon the effective time of the Merger, accelerated payment of amounts related to previously earned cash and stock retainers deferred under the Directors Plan, payable as a lump-sum cash amount.

The interests of Olin’s executive officers generally include the rights to receive:

•	upon the effective time of the Merger, accelerated payment of benefits under each of the Supplemental Pension Plans, in each case, payable as a lump-sum cash amount that is sufficient to purchase an annuity that will provide the executive officer with the same after tax benefit he or she would have received under the applicable Supplemental Pension Plan;

•	upon the effective time of the Merger, accelerated payment of the executive officer’s account balance under the Supplemental CEOP, payable as a lump-sum cash amount; and

•	in the event of a qualifying termination of employment, certain contractual severance payments and benefits.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•	the effective time of the Merger is on December 31, 2015, which is the assumed date of the consummation of the Merger solely for purposes of this transaction-related compensation disclosure;

•	the relevant price per share of Olin common stock is $31.78, the average closing price per share as quoted on the NYSE over the first five business days following the first public announcement of the Transactions;

•	each executive officer is terminated by Olin without “cause” (as such term is defined in the relevant plans and agreements) or, if there is no definition of cause, otherwise experiences an involuntary termination of employment qualifying such executive officer for payments and benefits under the relevant plans and agreements (collectively, referred to as a “qualifying termination”), in each case, on the date of the consummation of the Merger;

•	quantification of amounts under each of the Deferred Compensation Plans is calculated based on each director or executive officer’s accrued benefits or account balance, as applicable, under the applicable Deferred Compensation Plan as of April 30, 2015, the latest practicable date before the filing of this document; and

•	the amounts set forth in the tables below regarding executive officer compensation are based on compensation levels as of April 30, 2015.

Recent Changes in Agreements and Plans

On January 24, 2014, the Olin Board authorized Olin to enter into new executive change in control agreements with Olin’s executive officers other than Mr. Abel and Ms. Sumner (collectively, the “CIC Agreements”) to replace the executive change in control agreements previously entered into by Olin and these executive officers, which, in most cases, expired on January 26, 2014. The CIC Agreements are substantially similar to the prior agreements, with material differences being that the CIC Agreements: (i) condition the executive officer’s receipt of severance and other termination benefits on the delivery by the executive officer of a release of claims, (ii) contain restrictive covenants, (iii) eliminate the income tax gross-up for golden parachute excise taxes incurred by the executive officer, substituting a “best net after-tax” payment approach that would reduce payments and benefits that would otherwise be provided to the executive officer in connection with a change in control if the reduction would result in the executive officer receiving greater amounts of payments and benefits on a net after-tax basis and (iv) address the treatment of equity awards held by the executive officer upon termination of employment in connection with a change in control. In addition, the Olin Board determined that it would be in the best interests of Olin and its shareholders to modify the prior agreements’ definition of “change in control” to preserve the right of the Olin Board to determine that certain transactions that would satisfy the technical definition of a change in control even though the members of the Olin Board and Olin’s executive officers generally would remain in place, such as the Transactions, would not constitute a change in control for purposes of the CIC Agreements.

In January 2014, Olin also amended the provisions of its active equity incentive plans to (i) generally require a qualifying termination of employment following a change in control for early vesting of all equity awards (other than performance shares), (ii) eliminate income tax gross-ups and (iii) provide the Olin Board with the same right to determine a transaction does not constitute a change in control for purposes of the equity incentive plans as in the CIC Agreements. In addition, Olin also adopted a new equity incentive plan, the Olin 2014 Long Term Incentive Plan (the “2014 Plan”), which was subsequently approved by Olin’s shareholders, which contained the same features as provided for in the amendments to Olin’s other equity incentive plan.

No Change in Control under CIC Agreements and Equity Incentive Plans

As discussed above, in January 2014, a new definition of change in control was adopted in connection with the adoption of the CIC Agreements and the 2014 Plan and the revisions to Olin’s equity incentive plans that preserved the ability of the Olin Board to determine that certain transactions, such as the Transactions, would not constitute a change in control for purposes of such agreements and plans. The Olin Board, at the same time it approved the terms of the Transactions, including the Merger, exercised its right under the CIC Agreements and Olin’s equity incentive plans and made a determination that the Transactions, as described in this document, would not constitute a change in control for purposes of the CIC Agreements and Olin’s equity incentive plans and the awards outstanding thereunder. As a result, none of the executive officers are expected to receive any payments or benefits under the CIC Agreements or Olin’s equity incentive plans as a result of the Transactions.

Severance Entitlements

In addition to the CIC Agreements, Olin has entered into executive severance agreements with certain executive officers (the “Executive Agreements”) and maintains the Employee Transition Benefits Plan of Olin and its Affiliates, as amended (the “Employee Transition Benefits Plan”), for its employees generally, each of which provide for certain severance payments and benefits in connection with a qualifying termination in the absence of a change in control. Such payments and benefits are significantly less than those that would be provided under the CIC Agreements. Since, as described above, the Olin Board determined that the Transactions would not result in a change in control under the CIC Agreements, if an executive officer experiences a qualifying termination on or after the consummation of the Transactions, the payments and benefits he or she would receive would be those provided under the Executive Agreements or the Employee Transition Benefits Plan. Although the payments and benefits an executive officer may receive in connection with a qualifying termination under an Executive Agreement or the Employee Transition Benefits Plan, as applicable, are independent of the Transactions and would be applicable if the consummation of the Transactions does not occur, for purposes of completeness, they are summarized below and included in the table that follows this discussion.

Although potential severance payments and benefits that an executive officer would receive upon a qualifying termination are presented here for purposes of completeness, none of Olin’s executive officers are expected to experience a termination of employment in connection with the Transactions, and therefore none of the severance payments and benefits summarized below and included in the table that follows this discussion are expected to be paid to any of the executive officers in connection with the Transactions.

Executive Agreements

Messrs. Rupp, Fischer, McIntosh, Pain, Curley and Greer currently have Executive Agreements. Under these agreements, if the executive officer’s employment is terminated by Olin without “cause” (as defined in the applicable Executive Agreement), the executive officer will receive, in lieu of severance benefits under any other Olin severance plans or programs:

(1)	cash installment payments equal to (a) 12 months’ salary plus (b) the greater of (i) the average annual bonus payment received by the executive officer for the last three calendar years (including any amounts earned but not yet paid in the year prior to such termination) and (ii) and the executive officer’s target bonus for the year of termination, except, as a general matter, if the executive officer is expected to be a “covered employee” (within the meaning of Section 162(m) of the Code), then the amount in clause (ii) will be equal to a percentage (calculated as the executive officer’s target bonus for the prior year divided by the executive officer’s salary for such year) of base salary in effect at termination;

(2)	12 months of retirement contributions to all Olin defined contribution plans based on the amount of the cash installment payments (the executive officer will be treated as if he had remained employed for service purposes for 12 months after the termination);

(3)	12 months of medical, dental and life insurance coverage for the executive officer and his dependents;

(4)	If termination of employment occurs after the first calendar quarter of any year, a prorated bonus for the year of termination based on the average actual payout for all participants in the bonus program in the executive officer’s same measurement organizational unit; and

(5)	12 months of outplacement services.

The payments and benefits described in (1), (2) and (3) above, would, for each executive officer who has attained age 64 and is subject to mandatory retirement as of the effective time of the Merger, be prorated based on the remaining number of days until such executive reaches age 65. The executive officer must sign a waiver and general release of claims and agree to one-year non-competition and non-solicitation covenants to receive any severance payments and other benefits.

Under the Executive Agreements, “cause” means: (i) the willful and continued failure of the executive officer to substantially perform the executive officer’s duties (other than any such failure resulting from the executive officer’s incapacity due to physical or mental illness or injury); (ii) the willful engaging by the executive officer in gross misconduct significantly and demonstrably financially injurious to Olin; (iii) willful misconduct by the executive officer in the course of the executive officer’s employment which is a felony or fraud; or (iv) a willful breach by the executive officer of Olin’s Code of Business Conduct; provided that, no act or failure to act on the part of the executive officer will be considered “willful” unless done or omitted not in good faith and without reasonable belief that the action or omission was in the interests of Olin or not opposed to the interests of Olin and unless the act or failure to act has not been cured by the executive officer within 14 days after written notice to the executive officer specifying the nature of such violations. Notwithstanding the foregoing, the executive officer will not be deemed to have been terminated for cause without reasonable written notice to the executive officer setting forth the reasons for Olin’s intention to terminate for cause.

Employee Transition Benefits Plan

In addition, Olin maintains the Employee Transition Benefits Plan for its employees generally to provide severance payments in the event an employee incurs a qualifying termination under the Employee Transition Benefits Plan. Each of the executive officers of Olin, other than the executive officers who are party to an Executive Agreement, is an eligible employee under the Employee Transition Benefits Plan. Upon a qualifying termination, a plan participant is generally eligible to receive cash bi-weekly installment payments according to the following schedule: (a) 100 percent of the participant’s base salary for a number of weeks equal to such participant’s years of service with Olin, rounded up, plus two additional weeks, subject to a maximum of 32 weeks, followed by (b) 75 percent of base salary for a number of weeks equal to one and one-half times the participant’s years of service, rounded up, up to a maximum of 45 weeks. A participant will only be entitled to receive such payments for so long as he or she is eligible to receive state unemployment benefits, unless such loss of benefits is due to the participant’s exceeding the maximum period of entitlement to state unemployment benefits, and such payments will be reduced by any state or Federal unemployment benefits received.

Each participant in the Employee Transition Benefits Plan is also eligible to receive retirement contributions to Olin’s defined contribution plans and medical, dental and life insurance coverage for the participant and his or her dependents, each for the duration of the period during which severance payments are made and 12 months of outplacement services.

A participant in the Employee Transition Benefits Plan must sign a waiver and general release of claims in order to receive the severance payments described above. In the event the participant does not sign such waiver and release, he or she will be entitled to receive two weeks of his or her base salary, reduced by any state or Federal unemployment benefits received.

For an estimate of the value of the payments and benefits described above that would become payable to each executive officer upon a qualifying termination, see “—Quantification of Potential Payments and Benefits” below.

Deferred Compensation Plans

The Deferred Compensation Plans consist of four plans that provide deferred compensation benefits for Olin’s directors and executive officers that are subject to, and are intended to comply with, Section 409A of the Code: (i) the Directors Plan, (ii) the Supplemental Pension Plans, which consist of Olin’s Senior Executive Pension Plan, as amended, and Olin’s Supplementary and Deferral Benefit Pension Plan, as amended, and (iii) the Supplemental CEOP. As was customary in order to protect deferred amounts already earned by directors and employees, at the time Olin adopted each of the Deferred Compensation Plans, it provided that the benefits would be paid out in connection with a change in control of Olin. However, unlike the CIC Agreements and Olin’s equity incentive plans, the requirements of Section 409A of the Code prevented Olin and its directors and executive officers from avoiding a payout of benefits under the Deferred Compensation Plans in connection with the Transactions without the imposition of significant taxes, interest and penalties under the Code. Therefore, Olin’s directors and executive officers will receive the benefits under the Deferred Compensation Plans described below in connection with the Transactions.

Directors Plan

Each of Olin’s non-employee directors is a participant in the Directors Plan, and has elected through such plan to defer payments (cash and/or shares of Olin common stock) received as part of his annual retainer, with amounts deferred in respect of Olin common stock credited as phantom shares of Olin common stock. The consummation of the Merger will constitute a “change in control” (as defined under the Directors Plan) for purposes of the Directors Plan, such that, upon the effective time of the Merger, each of Olin’s non-employee directors will have the right to a receive an accelerated payment equal to the balance of his deferred accounts under the Directors Plan, payable as a lump-sum cash amount. Cash amounts in respect of phantom shares of Olin’s common stock will be determined based on the greatest value of the daily average of the high and low prices per share of Olin common stock over the 30-day period ending on the date of the consummation of the Merger.

Based on the assumptions described above under “—Certain Assumptions,” the estimated aggregate amounts that would become payable to Olin’s non-employee directors in respect of the Directors Plan are as follows:

Name	Directors Plan ($) (1)	Total ($)
Gray G. Benoist	1,535,343	1,535,343
Donald W. Bogus	1,601,362	1,601,362
C. Robert Bunch	2,447,944	2,447,944
Randall W. Larrimore	2,176,566	2,176,566
John M. B. O’Connor	1,427,893	1,427,893
Richard M. Rompala	5,349,975	5,349,975
Philip J. Schulz	1,503,950	1,503,950
Vincent J. Smith	805,115	805,115

(1)	Represents the balance of the applicable director’s deferred accounts under the Directors Plan as of April 30, 2015. Amounts in respect of phantom shares have been calculated assuming a price per share of Olin common stock of $31.78, the average closing price per share as quoted on the NYSE over the first five business days following the first public announcement of the Transactions. Actual amounts paid to directors in respect of phantom shares will be based on the daily average of the high and low prices per share of Olin common stock over the 30 days preceding the consummation of the Merger, as described above.

Supplemental Pension Plans

Each of the Supplemental Pension Plans is an unfunded, nonqualified deferred compensation plan for select management employees, restoring benefits to executive officers who would otherwise be subject to certain limits imposed by the Code. The consummation of the Merger will constitute a “change in control” (as defined under the applicable Supplemental Pension Plan) under the Supplemental Pension Plans, such that, upon the effective time of the Merger, each Supplemental Pension Plan participant will have the right to receive an accelerated payment of his or her benefits under the applicable Supplemental Pension Plan, payable as a lump-sum cash amount sufficient to purchase an annuity that provides the monthly after-tax benefit such participant would have received under the applicable Supplemental Pension Plan based on benefits accrued as of the effective time of the Merger. Because the Supplemental Pension Plans are frozen regarding future accruals, each participant, including Olin’s executive officers, will cease accruing any benefits under the Supplemental Pension Plans upon the effective time of the Merger. Each of Olin’s executive officers, other than Messrs. Abel and Greer and Ms. Sumner, is a participant in the Supplemental Defined Benefit Plans, except that Messrs. Chirumbole and O’Keefe and Ms. Ennico only participate in the Supplementary and Deferral Benefit Pension Plan.

Supplemental CEOP

The Supplemental CEOP provides deferral and company matching opportunities to certain employees eligible to participate in Olin’s Contributing Employee Ownership Plan, as amended (the “CEOP”), whose contributions to the CEOP are limited under the Code. Each participant in the Supplemental CEOP may elect through such plan to defer a portion of his or her base salary and have such amounts invested either in phantom shares of Olin common stock or in phantom units in an interest bearing fund. The consummation of the Merger will constitute a “change in control” (as defined under the Supplemental CEOP) for purposes of the Supplemental CEOP, such that, upon the effective time of the Merger, each Supplemental CEOP participant will have the right to receive accelerated payment of the participant’s account balance under the Supplemental CEOP, payable as a lump-sum cash amount. Cash amounts in respect of phantom shares of Olin common stock will be determined based on the market price of Olin common stock over the 30-day period ending on the date of the consummation of the Merger. Each of Olin’s executive officers, other than Mr. Abel and Ms. Sumner, are participants in the Supplemental CEOP.

Based on the assumptions described above under “—Certain Assumptions,” the estimated aggregate amounts that would become payable to Olin’s executive officers in respect of the Supplemental Pension Plans and the Supplemental CEOP are as follows:

Name	Senior Executive Pension Plan ($) (1)	Supplementary and Deferral Benefit Pension Plan ($) (1)	Supplemental CEOP ($) (2)	Total ($)
Named Executive Officers
Joseph D. Rupp	1,300,000	12,090,000	3,013,801	16,403,801
Todd A. Slater	30,000	60,000	97,854	187,854
John E. Fischer	610,000	2,200,000	487,342	3,297,342
John L. McIntosh	990,000	2,830,000	653,066	4,473,066
George H. Pain	1,010,000	1,830,000	826,854	3,666,854
Frank W. Chirumbole	—	220,000	150,288	370,288

Other Executive Officers
Scott R. Abel	—	—	—	—
Stephen C. Curley	200,000	650,000	136,282	968,282
Dolores J. Ennico	—	320,000	113,610	433,610
G. Bruce Greer, Jr.	—	—	192,131	192,131
Thomas J. O’Keefe	—	150,000	130,039	280,039
Randee N. Sumner	—	—	—	—

(1)	Represents the amount payable to each executive officer based on his or her accrued benefits under the applicable Supplemental Pension Plan as of April 30, 2015. As described above, at the effective time of the Merger, each executive officer participating in the relevant plan will become entitled to receive a lump-sum cash amount sufficient to purchase an annuity that provides the monthly after-tax benefit such executive officer would have received under the applicable Supplemental Pension Plan based on amounts accrued at the effective time of the Merger.
(2)	Represents the value of each executive officer’s account balance under the Supplemental CEOP as of April 30, 2015. Amounts in respect of phantom shares have been calculated assuming a price per share of Olin common stock of $31.78, the average closing price per share as quoted on the NYSE over the first five business days following the first public announcement of the Transactions. Actual amounts paid to executive officers in respect of phantom shares will be based on the market price per share of Olin common stock over the 30 days preceding the consummation of the Merger, as described above.

Quantification of Potential Payments and Benefits

In accordance with Item 402(t) of Regulation S-K, the table below, entitled “Potential Transaction-Related Payments to Executive Officers,” along with its footnotes, shows the compensation that could become payable to Olin’s chief executive officer, chief financial officer, former chief financial officer and three other most highly compensated executive officers (collectively, the “named executive officers”), as determined for purposes of its most recent annual proxy statement, and that are based on or otherwise relate to the Transactions. In addition, the table below also includes such information for Olin’s other executive officers, which, although not required by the rules of the SEC, has been included so that quantification of the potential payments and benefits that could be received by all of Olin’s executive officers is presented in a uniform manner. Please note that, although you are being provided with the information identified in Item 402(t) of Regulation S-K, in accordance with the rules of the SEC, you are not being asked to vote on the compensation and benefits that Olin’s named executive officers may receive in connection with the Transactions, as presented below.

The tables assume that the consummation of the Merger occurs on December 31, 2015, and each executive officer incurs a qualifying termination on such date. The amounts indicated below are estimates of the amounts that would be payable to the executive officers and the estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this document. Some of the assumptions are based on information not currently available and, as a result, the actual amounts, if any, to be received by an executive officer may differ in material respects from the amounts set forth below.

Potential Transaction-Related Payments to Executive Officers

Name	Cash ($) (1)	Equity ($) (2)	Pension/ NQDC ($) (3)	Perquisites/ Benefits ($) (4)	Other ($) (5)	Total ($)
Named Executive Officers
Joseph D. Rupp	2,000,000	—	150,000	53,538	25,000	2,228,538
Todd A. Slater	439,289	—	32,947	11,324	25,000	508,560
John E. Fischer	999,000	—	74,925	20,646	25,000	1,119,571
John L. McIntosh	870,000	—	65,250	18,514	25,000	978,764
George H. Pain	—	—	—	—	25,000	25,000
Frank W. Chirumbole	240,409	—	18,031	8,154	25,000	291,594

Other Executive Officers
Scott R. Abel	34,856	—	2,614	224	25,000	62,694
Stephen C. Curley	735,000	—	55,125	15,691	25,000	830,816
Dolores J. Ennico	427,375	—	32,053	20,278	25,000	504,706
G. Bruce Greer, Jr.	458,000	—	34,350	8,977	25,000	526,327
Thomas J. O’Keefe	438,755	—	32,907	15,716	25,000	512,378
Randee N. Sumner	111,779	—	5,589	2,164	25,000	144,532

(1)	As described above, each executive officer, upon a termination of employment without “cause” or upon a qualifying termination under the Employee Transition Benefits Plan, as applicable, will have the right to receive certain cash severance payments, described above under “—Severance Entitlements.” These payments will only be payable in the event of a qualifying termination, which means a termination of employment without “cause” under the Executive Agreement or certain involuntary terminations of employment under the Employee Transition Benefits Plan, as applicable, although such payments would also be payable in the event of a qualifying termination even if the consummation of the Transactions does not occur. For purposes of executive officers participating in the Employee Transition Benefits Plan, it is assumed that such executive officer will receive his or her maximum possible severance payment under the Employee Transition Benefits Plan. In the case of Mr. Pain, no severance has been included since amounts in the table above are based on a projected termination date of December 31, 2015, and Mr. Pain is currently expected to be subject to mandatory retirement prior to that date pursuant to Olin’s current policy for certain officers.

These payments are based on the compensation and benefit levels in effect on April 30, 2015; therefore, if compensation and benefit levels are increased after April 30, 2015, actual payments to an executive officer may be greater than those provided for above.

The amounts of the severance components described above are set forth in the following table:

Name	Salary Component ($)	Bonus Component ($)	Total ($)
Named Executive Officers
Joseph D. Rupp	1,000,000	1,000,000	2,000,000
Todd A. Slater	439,289	—	439,289
John E. Fischer	543,000	456,000	999,000
John L. McIntosh	494,000	376,000	870,000
George H. Pain	—	—	—
Frank W. Chirumbole	240,409	—	240,409

Other Executive Officers
Scott R. Abel	34,856	—	34,856
Stephen C. Curley	306,000	429,000	735,000
Dolores J. Ennico	427,375	—	427,375
G. Bruce Greer, Jr.	315,000	143,000	458,000
Thomas J. O’Keefe	438,755	—	438,755
Randee N. Sumner	111,779	—	111,779

(2)	The Olin Board, at the same time it approved the terms of the Transactions, including the Merger, made a determination, consistent with the terms of Olin’s equity plans and award agreements, that the Transactions, as described in this document, would not constitute a change in control for purposes of such plans and agreements. As a result, none of the executive officers are expected to receive any payments or benefits related to outstanding equity awards as a result of the Transactions, including in the event of a qualifying termination.
(3)	As described above, upon a termination of employment without “cause,” each executive officer party to an Executive Agreement will have the right to receive 12 months of additional contributions to the Supplemental CEOP based on the amount of the cash installment payments provided under the Executive Agreement. These benefits will only be payable in the event of a termination of employment without “cause,” although such benefits would also be payable in the event of a qualifying termination even if the consummation of the Transactions does not occur. The estimated value of this benefit is displayed above. In addition, as described above, upon the effective time of the Merger, each participant in either of the Supplemental Pension Plans and each participant in the Supplemental CEOP will have the right to receive certain benefits under the applicable plan. However, since these benefits do not represent an enhancement to an executive officer’s benefits under the Supplemental Defined Benefit Plans or the Supplemental CEOP, as applicable, no value relating to these benefits is displayed above.
(4)	As described above, upon a termination of employment without “cause,” each executive officer party to an Executive Agreement will have the right to receive 12 of months continuation of medical, dental and life insurance benefit coverage at the active employee rate and 12 months of additional contributions to Olin’s qualified defined contribution plans based on the amount of the cash installment payments provided under the Executive Agreement. Each executive officer who receives severance payments under the Employee Transition Benefits Plan will have the right to receive such benefits for the duration of the period during which severance payments are made. Medical and dental benefits are paid by the executive officer at the active employee premium, and therefore no value is reflected for these benefits. These benefits will only be payable in the event of a termination of employment without “cause,” although such benefits would also be payable in the event of a qualifying termination even if the consummation of the Transactions does not occur. The estimated value of this benefit is displayed above.
(5)	As described above, upon termination of employment without “cause,” each executive officer will have the right to receive to outplacement services for up to 12 months following termination of employment. These benefits will only be payable in the event of a termination of employment without “cause,” although such benefits would also be payable in the event of a qualifying termination even if the consummation of the Transactions does not occur. The maximum value of this benefit is displayed above.

Accounting Treatment and Considerations

ASC 805, Business Combinations, requires the use of the acquisition method of accounting for business combinations. In applying the acquisition method, it is necessary to identify both the accounting acquiree and the accounting acquiror. In a business combination effected through an exchange of equity interests, such as the Merger, the entity that issues the interests (Olin in this case) is generally the acquiring entity. In identifying the acquiring entity in a combination effected through an exchange of equity interests, however, all pertinent facts and circumstances must be considered, including the following:

•	Issuance of equity by Olin. Olin expects to issue approximately 80.6 million shares of Olin common stock in the Merger, or approximately 87.5 million shares if there is a Tag Event.

•	Incurrence of debt by Olin. Approximately $2,727 million of indebtedness is expected to be incurred under the New Term Facility, Splitco Securities, Other Splitco Debt Securities, and Bridge Facility.

Subsequent to the Merger, Splitco will be a wholly-owned subsidiary of Olin and Splitco’s indebtedness is expected to be guaranteed by Olin.

•	The relative voting interests of Olin shareholders after the consummation of the Transactions. In this case, TDCC shareholders participating in the exchange offer (and pro rata distribution, if any) are expected to receive at least 50.5 percent of the equity ownership and associated voting rights in Olin after the consummation of the Transactions.

•	The composition of the governing body of Olin after the consummation of the Transactions. The Olin Board currently consists of nine directors. In this case, the Olin Board immediately following the Merger will consist of the members of the Olin Board immediately prior to the consummation of the Merger. In addition, as of the consummation of the Merger, the size of the Olin Board will be increased to include three additional directors to be designated by TDCC.

•	The composition of the senior management of Olin after the consummation of the Transactions. In this case, Olin’s executive officers immediately following the Merger are generally expected to consist of Olin’s executive officers immediately prior to the Merger.

Olin’s management has determined that Olin will be the accounting acquiror in the Merger based on the facts and circumstances outlined above and the detailed analysis of the relevant GAAP guidance. Consequently, Olin will apply acquisition accounting to the assets and liabilities of Splitco acquired or assumed upon consummation of the Merger. Following the consummation of the Merger, the financial statements of Olin will include the operations of DCP for periods following the Merger.

Regulatory Approvals

Under HSR Act, and the rules promulgated under the HSR Act by the Federal Trade Commission, the parties must file notification and report forms with the U.S. Federal Trade Commission and the Antitrust Division of the Department of Justice and observe specified waiting period requirements before consummating the Merger. Olin and TDCC each filed the requisite notification and report forms with the Federal Trade Commission and the Antitrust Division on [                    ], 2015.

Federal Securities Law Consequences; Resale Restrictions

Olin common stock issued in the Merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any TDCC shareholder who may be deemed to be an “affiliate” of Splitco for purposes of Rule  145 under the Securities Act.

No Appraisal or Dissenters’ Rights

None of Olin, Merger Sub, TDCC or Splitco shareholders will be entitled to exercise appraisal rights or to demand payment for their shares in connection with the Transactions.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement. This summary is qualified in its entirety by the Merger Agreement, which is incorporated by reference in this document. Shareholders of TDCC and Olin are urged to read the Merger Agreement in its entirety. This summary of the Merger Agreement has been included to provide TDCC shareholders and Olin shareholders with information regarding its terms. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information included in this document. It is not intended to provide any other factual information about Olin, Merger Sub, TDCC or Splitco. Information about Olin, Merger Sub, TDCC and Splitco can be found elsewhere in this document and in the documents incorporated by reference into this document. See also “Where You Can Find More Information; Incorporation by Reference.”

The Merger

Under the Merger Agreement and in accordance with the DGCL, at the effective time of the Merger, Merger Sub will merge with and into Splitco. As a result of the Merger, the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving corporation and as a wholly owned subsidiary of Olin and will succeed to and assume all the rights, powers and privileges and be subject to all of the obligations of Merger Sub in accordance with the DGCL. The certificate of incorporation and bylaws of Splitco in effect immediately prior to the Merger will be amended and restated in their entirety and, as so amended and restated, will be the certificate of incorporation and bylaws of the surviving corporation following the consummation of the Merger.

Under the terms of the Merger Agreement, the officers of Splitco immediately before the Merger will be the initial officers of the surviving corporation after the Merger and the directors of Merger Sub immediately before the Merger will be the initial directors of the surviving corporation after the Merger.

Closing; Effective Time

Under the terms of the Merger Agreement, the closing of the Merger will take place as promptly as practicable, but in no event later than the third business day, after the satisfaction or waiver (where permissible under applicable law) of the conditions precedent to the Merger (other than those to be satisfied at closing). Under the Separation Agreement, the Distribution is required to occur on the same day as the closing of the Merger. At the closing of the Merger, TDCC and Olin will cause to be filed a certificate of merger with the Secretary of State of the State of Delaware to effect the Merger. The Merger will become effective at the time of filing of the certificate of merger or at such later time as TDCC, Olin, Splitco and Merger Sub may agree and provide in the certificate of merger.

Merger Consideration

The Merger Agreement provides that, at the effective time of the Merger, each issued and outstanding share of Splitco common stock (except any shares of Splitco common stock held by Splitco as treasury stock, which will be automatically cancelled) will be automatically converted into a number of shares of Olin common stock equal to the exchange ratio in the Merger Agreement. The exchange ratio in the Merger Agreement is equal to (a) 0.80586207 shares of Olin common stock for each share of Splitco common stock, if there is no Tag Event, or (b) 0.87482759 shares of Olin common stock for each share of Splitco common stock, if there is a Tag Event. Assuming that there is no Tag Event prior the closing date of the Merger, Olin expects to issue approximately 80.6 million shares of its common stock in the Merger. The calculation of the merger consideration as set forth in the Merger Agreement is expected to result in Splitco’s shareholders immediately prior to the Merger collectively holding approximately 50.5 percent of the outstanding shares of Olin common stock immediately following the Merger, assuming there is no Tag Event. Olin and TDCC will know prior to the closing date of the Merger whether a Tag Event will occur.

Pursuant to a true up provision in the Merger Agreement, in the event that counsel to TDCC cannot deliver the TDCC RMT Tax Opinion because, immediately after the Merger, the percentage of outstanding shares of Olin common stock to be received by Splitco shareholders with respect to Splitco common stock that was not acquired directly or indirectly pursuant to a plan (or series of related transactions) which includes the Distribution (within the meaning of Section 355(e) of the Code) would be less than 50.5 percent of all the stock of Olin (determined before any adjustment pursuant to the true-up provision), then the aggregate number of shares of Olin common stock into which the shares of Splitco common stock will be converted in the Merger will be increased such that the number of shares of Olin common stock to be received by Splitco shareholders with respect to such Splitco common stock that was not acquired directly or indirectly pursuant to a plan (or series of related transactions) which includes the Distribution (within the meaning of Section 355(e) of the Code) will equal 50.5 percent of all the stock of Olin. If such an increase is necessary solely by reason of any actions taken by TDCC or its affiliates, then the aggregate principal amount of the Splitco Securities (or the amount of the cash dividend payable by Splitco to TDCC in lieu of the Splitco Securities, as the case may be) that Splitco distributes to TDCC pursuant to the Separation Agreement will be reduced as described in the Merger Agreement. As a result of the true-up provision in such circumstances, it is possible that Olin could be required to issue more than 80.6 million shares of its common stock in the Merger, even if a Tag Event does not occur.

No fractional shares of Olin common stock will be issued pursuant to the Merger. All fractional shares of Olin common stock that a holder of shares of Splitco common stock would otherwise be entitled to receive as a result of the Merger will be aggregated by the exchange agent, and the exchange agent will cause the whole shares obtained by such aggregation to be sold in the open market or otherwise at then-prevailing market prices, and in no case later than five business days after the time of the Distribution. The exchange agent will make available the net proceeds of the sale, after deducting any required withholding taxes and brokerage charges, commissions and transfer taxes, on a pro rata basis, without interest, as soon as practicable following the Merger to the holders of Splitco common stock that would otherwise be entitled to receive such fractional shares of Olin common stock in the Merger.

The merger consideration and cash in lieu of fractional shares (if any) paid in connection with the Merger will be reduced by any applicable tax withholding.

Distribution of Per Share Merger Consideration

Prior to the effective time of the Merger, Olin will deposit with the exchange agent book-entry shares of Olin common stock for the benefit of the TDCC shareholders who received shares of Splitco common stock in the Distribution and for distribution in the Merger upon conversion of the Splitco common stock.

At the effective time of the Merger, all issued and outstanding shares of Splitco common stock will be converted into the right to receive shares of Olin common stock as described above under “—Merger Consideration.” As promptly as practicable thereafter, the exchange agent will distribute the shares of Olin common stock to each person who was entitled to receive Splitco common stock in the Distribution. Each person entitled to receive Splitco common stock in the Distribution will be entitled to receive in respect of such shares of Splitco common stock a book-entry authorization representing the number of whole shares of Olin common stock that such holder has the right to receive pursuant to the Merger (and cash in lieu of fractional shares of Olin common stock as described above under “—Merger Consideration”) (and any dividends or distributions and other amounts as described below under “—Distributions With Respect to Shares of Olin Common Stock after the Effective Time of the Merger”).

Treatment of TDCC Equity Awards

TDCC is required to take all necessary action, to be effective as of the consummation of the Merger, to cause any outstanding, unvested equity awards held by Splitco Employees immediately prior to the consummation of the Merger to continue to vest and to otherwise be treated in accordance with their terms and conditions and those of the applicable TDCC stock plan. In addition, prior to the consummation of the Merger, TDCC will amend the exercise period with respect to any outstanding stock options held by Splitco Employees to allow them to remain exercisable until the expiration of their originally scheduled terms.

Distributions With Respect to Shares of Olin Common Stock after the Effective Time of the Merger

No dividend or other distributions declared after the effective time of the Merger with respect to Olin common stock will be paid with respect to any shares of Olin common stock that are not able to be distributed by the exchange agent promptly after the effective time of the Merger, whether due to a legal impediment to such distribution or otherwise. Subject to the effect of abandoned property, escheat, tax or other applicable laws, following the distribution of any such previously undistributed shares of Olin common stock, the following amounts will be paid to the record holder of such shares of Olin common stock, without interest:

•	at the time of the distribution of such previously undistributed shares, the amount of cash payable in lieu of fractional shares of Olin common stock to which such holder is entitled pursuant to the Merger Agreement and the amount of dividends or other distributions with a record date after the effective time of the Merger theretofore paid with respect to such whole shares of Olin common stock; and

•	at the appropriate payment date, the amount of dividends or other distributions with a record date after the effective time of the Merger but prior to the distribution of such whole shares of Olin common stock and a payment date subsequent to the distribution of such whole shares of Olin common stock.

Olin is required under the Merger Agreement to deposit all such amounts with the exchange agent.

Termination of the Exchange Fund

Any portion of the amounts deposited with the exchange agent under the Merger Agreement that remains undistributed to the former shareholders of Splitco on the nine-month anniversary of the effective time of the Merger will be delivered to Olin upon demand, and any former shareholders of Splitco who have not received shares of Olin common stock as described above may thereafter look only to Olin for payment of their claim for Olin common stock and any dividends, distributions or cash in lieu of fractional shares with respect to Olin common stock (subject to any applicable abandoned property, escheat or similar law).

Post-Closing Olin Board of Directors and Officers

The Merger Agreement provides that the Olin Board will take all actions necessary to cause the number of directors comprising the Olin Board to be increased by three directors to 12 directors, and to cause three individuals designated by TDCC to be appointed to the Olin Board as of the effective time of the Merger to serve until the next annual election of the directors of Olin. The Merger Agreement provides that at the next annual election of directors of Olin, the Olin Board will take all actions necessary to include each of the TDCC designees as nominees for the Olin Board recommended by the Olin Board for election by Olin’s shareholders.

Shareholders’ Meeting

Under the terms of the Merger Agreement, Olin is required to call a meeting of its shareholders for the purpose of voting upon the Share Issuance and the Charter Amendment as promptly as practicable following the date on which the SEC has cleared Olin’s proxy statement relating to the special meeting and, if required by the SEC as a condition to the mailing of the proxy statement, the registration statement of Olin has been declared effective. Olin has agreed to solicit proxies from its shareholders in favor of the approval of the Share Issuance and the Charter Amendment and to take all other necessary actions to secure such approval. Olin is required to call such a shareholders’ meeting for the purpose of voting upon the matters described above, regardless of whether any transaction involving Olin that would impede or interfere with the Merger is commenced, announced or submitted to Olin or Olin shareholders or the Olin Board has made a Change in Recommendation (as defined below under “—Board Recommendation”).

Representations and Warranties

In the Merger Agreement, each of Olin and Merger Sub has made representations and warranties to TDCC and Splitco, and TDCC has made representations and warranties to Olin and Merger Sub relating to Splitco and DCP. These representations and warranties relate to, among other things:

•	due organization, good standing and qualification;

•	capital structure;

•	authority to enter into the Merger Agreement (and other Transaction Documents);

•	absence of conflicts with or violations of governance documents, other obligations or laws;

•	governmental approvals;

•	financial statements and absence of undisclosed liabilities;

•	absence of certain changes or events;

•	absence of investigations or litigation;

•	compliance with applicable laws;

•	accuracy of information supplied for use in this document and certain other disclosure documents to be filed with the SEC in connection with the Transactions;

•	intellectual property matters;

•	interests in real property;

•	employee benefit and labor matters;

•	tax matters;

•	material contracts;

•	environmental matters; and

•	payment of fees to brokers or finders in connection with the Transactions.

Olin and Merger Sub have also made representations and warranties to TDCC and Splitco relating to the opinion of Olin’s financial advisor, the required vote of Olin shareholders on the transactions contemplated by the Merger Agreement (including the Share Issuance and the Charter Amendment), the operations and purpose of formation of Merger Sub and the absence of any stockholder rights plan, “poison pill,” anti-takeover plan or other similar device. Olin and Merger Sub have also made representations and warranties to TDCC and Splitco relating to the financing contemplated by the Bridge Commitment Letter and the Backstop Commitment Letter (as such terms are defined in the section of this document entitled “Debt Financing”).

TDCC has also made representations and warranties to Olin and Merger relating to the sufficiency of assets to be contributed to Splitco.

Many of the representations and warranties contained in the Merger Agreement are subject to a “material adverse effect” standard, knowledge qualifications, or both, and none of the representations and warranties will survive the effective time of the Merger. The Merger Agreement does not contain any post-closing indemnification obligations with respect to these matters.

Under the Merger Agreement, a material adverse effect means, with respect to DCP or Olin, as applicable, any event, circumstance, change or effect that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, results of operations or financial condition of DCP, taken as a whole, or Olin and its subsidiaries, taken as a whole, as the case may be. However, none of the following, either alone or in combination, will be deemed either to constitute, or be taken into account in determining whether there is, a material adverse effect:

•	events, circumstances, changes or effects that generally affect the industries or segments in which DCP or Olin operates, including legal and regulatory changes and changes in the price of commodities or raw materials (except to the extent that such event, circumstance, change or effect has a disproportionate effect on DCP or Olin, as applicable, as compared with other participants in the industries in which DCP or Olin operates);

•	general business, economic or political conditions (or changes therein) (except to the extent that such event, circumstance, change or effect has a disproportionate effect on DCP or Olin, as applicable, as compared with other participants in the industries in which DCP operates or Olin operates);

•	events, circumstances, changes or effects affecting the financial, credit or securities markets in the United States or in any other country or region in the world, including changes in interest rates or foreign exchange rates (except to the extent that such event, circumstance, change or effect has a disproportionate effect on DCP or Olin, as applicable, as compared with other participants in the industries in which DCP or Olin operates);

•	other than for purposes of certain specified representations and warranties, events, circumstances, changes or effects arising out of, or attributable to, the announcement of the execution of, or the consummation of the transactions contemplated by, any Transaction Document, the identity of Olin (in the case of a material adverse effect on DCP) or TDCC (in the case of a material adverse effect on Olin’s business), including with respect to employees, customers, distributors, suppliers, financing sources, landlords, licensors, licensees, sub-licensees or co-promotion partners;

•	events, circumstances, changes or effects arising out of, or attributable to, strikes, slowdowns, lockouts or work stoppages (pending or threatened) (except to the extent that such event, circumstance, change or effect has a disproportionate effect on DCP or Olin, as applicable, as compared with other participants in the industries in which DCP or Olin operates);

•	events, circumstances, changes or effects arising out of, or attributable to, acts of armed hostility, sabotage, terrorism or war (whether or not declared), including any escalation or worsening thereof (except to the extent that such event, circumstance, change or effect has a disproportionate effect on DCP or Olin, as applicable, as compared with other participants in the industries in which DCP or Olin operates);

•	events, circumstances, changes or effects arising out of, or attributable to, earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides or other natural disasters, weather-related conditions, explosions or fires, or any force majeure events in any country or region in the world (except to the extent that such event, circumstance, change or effect has a disproportionate effect on DCP or Olin, as applicable, as compared with other participants in the industries in which DCP or Olin operates);

•	events, circumstances, changes or effects arising out of, or attributable to, changes (or proposed changes) or modifications in GAAP, other applicable accounting standards or applicable law or the interpretation or enforcement thereof (except to the extent that such event, circumstance, change or effect has a disproportionate effect on DCP or Olin, as applicable, as compared with other participants in the industries in which DCP or Olin operates);

•	events, circumstances, developments, changes or effects arising out of, or attributable to, the failure by DCP or Olin, as applicable, to meet any internal or other estimates, expectations, forecasts, plans, projections or budgets for any period (except that the underlying cause of, or factors contributing to, such failure may be taken into account); or

•	events, circumstances, developments, changes or effects arising out of, or attributable to, any change in the stock price or trading volume of the stock of TDCC or Olin, as applicable (except that the underlying cause of, or factors contributing to, such change may be taken into account).

Conduct of Business Pending the Merger

Each of the parties has undertaken to perform customary covenants in the Merger Agreement that place restrictions on it and its subsidiaries until the effective time of the Merger. In general, each of Olin and TDCC (with respect to DCP only) has agreed that prior to the effective time of the Merger, except as contemplated or required by the Merger Agreement or the other Transaction Documents or applicable law or as consented to by the other party (which consent may not be unreasonably withheld, delayed or conditioned), subject to certain agreed exceptions, it will use reasonable best efforts to (i) conduct its business in the ordinary course in all material respects; and (ii) preserve intact in all material respects the business organization of its business.

In addition, TDCC has agreed that, prior to the effective time of the Merger, except as contemplated or required by the Merger Agreement or the other Transaction Documents or applicable law, or as consented to by Olin (which consent may not be unreasonably withheld, delayed or conditioned), subject to certain agreed exceptions, TDCC will not, and will cause its subsidiaries not to, take any of the following actions to the extent relating solely to DCP, and TDCC will cause Splitco and the DCP Subsidiaries and the JV Entity not to take any of the following actions:

•	issue, sell, pledge or dispose of, or permit an encumbrance to exist on, any shares of capital stock or other ownership interests of Splitco, the DCP Subsidiaries or the JV Entity or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or ownership interests;

•	sell, pledge or dispose of, or permit an encumbrance (other than certain permitted encumbrances) to exist on, any material assets of DCP, except in the ordinary course of business, consistent with past practice, or dispositions of obsolete or worn-out assets;

•	amend or restate the certificate of incorporation or bylaws (or similar organizational documents) of Splitco, the DCP Subsidiaries or the JV Entity, other than to change its name in accordance with the Merger Agreement;

•	adjust, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any capital stock of Splitco, the DCP Subsidiaries or the JV Entity;

•	acquire or dispose of any corporation, partnership, other business organization or any division thereof;

•	make any loans or advances or capital contribution to, or investment in, any person other than Splitco or the DCP Subsidiaries;

•	(1) grant any increase in the base salaries, target bonus opportunity, or other benefits payable by TDCC or its affiliates to any Dow Chlorine Products Business employees, (2) adopt, terminate, accelerate the timing of payments or vesting under, or otherwise materially amend or supplement, any TDCC employee benefit plan as it relates to any Dow Chlorine Products Business employees, (3) enter into or amend any employment, consulting, change in control, retention, severance or termination agreement with any Dow Chlorine Products Business employee, or (4) adopt, amend or terminate any collective bargaining agreement or agreement with works councils or similar employee representative bodies, in each case, other than (A) as required by law, (B) as required by any TDCC employee benefit plan or any collective bargaining agreement or agreement with works councils or similar employee representative bodies, (C) grants of equity or equity-based awards pursuant to TDCC’s equity compensation plans in the ordinary course of business, (D) in the ordinary course of business consistent with the past practices of TDCC or its affiliates (including in the context of new hires or promotions based on job performance or workplace requirements), or (E) to the extent undertaken to implement a program that affects all similarly situated employees of TDCC and/or its affiliates and does not disproportionately increase the compensation and benefits of DCP employees compared to such other similarly situated employees;

•	waive or remove any restriction under any TDCC employee benefit plan that contains restrictive covenants;

•	terminate, discontinue, close or dispose of any plant, facility or other business operation, or conduct certain lay-offs of employees;

•	hire, transfer internally or change the responsibilities of any individual, including any employee of TDCC or its affiliates, in a manner that would affect whether such individual is or is not classified as a Dow Chlorine Products Business employee (except as contemplated or required by the Employee Matters Agreement);

•	change any accounting method, practice or policy used by TDCC as it relates to DCP, other than changes required by GAAP or a governmental authority;

•	other than in the ordinary course of business and consistent with past practice, (1) make a change in any method of tax accounting, (2) make, change or rescind any tax election, (3) settle any tax liability or consent to any tax claim or tax assessment, (4) file any amended tax return or claim for refund, (5) enter into any closing agreement relating to taxes, or (6) waive or extend the statute of limitations in respect of taxes, in each case, to the extent that doing so could reasonably be expected to result in a material cost to Splitco, the DCP Subsidiaries or the JV Entity;

•	pay, discharge or satisfy any claim or liability, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the financial statements of DCP or subsequently incurred in the ordinary course of business and consistent with past practice;

•	incur, guarantee, assume or become responsible for any indebtedness for borrowed money other than (1) indebtedness solely between or among TDCC-affiliated entities that will be repaid prior to the Distribution, (2) the new debt to be incurred by Splitco in connection with the Transactions and the issuance of the Splitco Securities, and (3) letters of credit or similar arrangements entered into in the ordinary course of business consistent with past practice;

•	commence or settle any claim, action or proceeding before a governmental authority, other than in the ordinary course of business consistent with past practice;

•	other than in the ordinary course of business and consistent with past practice, enter into, extend, materially amend or terminate (1) any environmental permit or order or decree under any environmental law, or (2) any material contract of DCP;

•	abandon, disclaim, sell, assign or grant any security interest in any material intellectual property of DCP, including failing to make filings or recordings and failing to pay required fees and taxes;

•	grant to any third-party any license, or enter into any covenant not to sue, with respect to any material intellectual property of DCP, except in the ordinary course of business and consistent with past practice;

•	fail to exercise any rights of renewal with respect to any material leased real property of DCP that by its terms would otherwise expire;

•	fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

•	fail to maintain insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with the past practice of DCP;

•	adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization; or

•	announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

With respect to the JV Entity, TDCC will only be required to vote its interests and take action as a member of the governing body of the JV Entity in a manner consistent with the prior paragraph, subject to TDCC’s fiduciary duties, and the covenants described in the prior paragraph that relate to ownership interests in the JV Entity are only applicable to the ownership interests that are contemplated to be transferred to Splitco or a DCP Subsidiary in the Transactions.

Furthermore, Olin has agreed that, prior to the effective time of the Merger, except as contemplated or required by the Merger Agreement or the other Transaction Documents or applicable law, or as consented to by TDCC (which consent may not be unreasonably withheld, delayed or conditioned), subject to certain agreed exceptions, Olin will not, and will cause its subsidiaries not to, take any of the following actions:

•	issue, sell, pledge or dispose of, permit an encumbrance to exist on, any shares of capital stock or other ownership interests of Olin or any of its subsidiaries or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or ownership interests, other than, as applicable, (1) a transaction by a wholly-owned subsidiary of Olin which remains a wholly-owned subsidiary of Olin after the transaction, (2) upon the exercise or settlement of, or as otherwise required by, any equity or equity-based awards granted pursuant to any Olin employee benefit plans or in the ordinary course of business, (3) upon acquisition of certain equity-based awards by participants in Olin employee deferral plans, (4) pursuant to Olin’s 401(k) plan, or (5) pursuant to the Share Issuance;

•	sell, pledge or dispose of, permit an encumbrance (other than certain permitted encumbrances, including encumbrances to secure certain indebtedness permitted to be incurred under the Merger Agreement) to exist on, any material assets of the businesses of Olin and its subsidiaries, except in the ordinary course of business, consistent with past practice, or dispositions of obsolete or worn-out assets;

•	amend or restate the certificate of incorporation or bylaws (or similar organizational documents) of Olin or any of its subsidiaries, other than the Charter Amendment;

•	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for (1) the declaration and payment by Olin of regular quarterly cash dividends of no more than $0.20 per share of Olin common stock, and (2) dividends or distributions by any wholly-owned subsidiary of Olin;

•	adjust, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

•	acquire or dispose of any corporation, partnership, other business organization or any division thereof;

•	make any loans or advances or capital contribution to, or investment in, any person other than Olin or any of its subsidiaries;

•	(1) grant any increase in the base salaries, target bonus opportunity, or other benefits payable by Olin or its subsidiaries to any of its employees, (2) adopt, terminate, accelerate the timing of payments or vesting under, or otherwise materially amend or supplement, any Olin employee benefit plan, or (3) enter into or amend any employment, consulting, change in control, retention, severance or termination agreement with any Olin employee, in each case, other than (A) as required by law, (B) as required by any Olin employee benefit plan or any collective bargaining agreement or agreement with works councils or similar employee representative bodies, (C) as permitted under the first bullet of this section, (D) in the ordinary course of business consistent with the past practices of Olin or its subsidiaries (including in the context of new hires or promotions based on job performance or workplace requirements), or (E) to the extent undertaken to implement a program that affects all similarly situated employees of Olin and/or its subsidiaries;

•	terminate, discontinue, close or dispose of any plant, facility or other business operation, or conduct certain lay-offs of employees;

•	change any accounting method, practice or policy used by Olin as it relates to the businesses of Olin and its subsidiaries, other than changes required by GAAP or a governmental authority;

•	other than in the ordinary course of business and consistent with past practice, (1) make a change in any method of tax accounting, (2) make, change or rescind any tax election, (3) settle any tax liability or consent to any tax claim or tax assessment, (4) file any amended tax return or claim for refund, (5) enter into any closing agreement relating to taxes, or (6) waive or extend the statute of limitations in respect of taxes, in each case, to the extent that doing so could reasonably be expected to result in a material cost to Olin or any of its subsidiaries;

•	pay, discharge or satisfy any claim or liability, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in the financial statements of Olin filed with the SEC or incurred in the ordinary course of business and consistent with past practice;

•	incur, guarantee, assume or become responsible for any indebtedness for borrowed money other than (1) indebtedness incurred under Olin’s current credit facilities, (2) indebtedness solely between or among Olin and its subsidiaries, (3) refinancing, replacements, extensions and renewals of existing indebtedness entered into in the ordinary course of business consistent with past practice, (4) indebtedness in an aggregate principal amount of no more than $50 million incurred to finance acquisitions that are permitted under the Merger Agreement, (5) indebtedness incurred in connection with the transactions contemplated by the Merger Agreement, and (6) letters of credit or similar arrangements entered into in the ordinary course of business consistent with past practice;

•	commence or settle any claim, action or proceeding before a governmental authority, other than in the ordinary course of business consistent with past practice;

•	other than in the ordinary course of business and consistent with past practice, enter into, extend, materially amend or terminate (1) any environmental permit, order or decree under any environmental law, or (2) any material contract of Olin and its subsidiaries;

•	abandon, disclaim, sell, assign or grant any security interest in any material intellectual property of Olin and its subsidiaries, including failing to make filings or recordings and failing to pay required fees and taxes;

•	grant to any third-party any license, or enter into any covenant not to sue, with respect to any material intellectual property of Olin and its subsidiaries, except in the ordinary course of business and consistent with past practice;

•	fail to exercise any rights of renewal with respect to any material leased real property of Olin and its subsidiaries that by its terms would otherwise expire, unless Olin determines that a renewal would not be in the best interest of Olin;

•	fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

•	fail to maintain insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with the past practice of the business of Olin and its subsidiaries; or

•	announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

In addition, between the date of the Merger Agreement and the effective time of the Merger, TDCC has agreed to, and to cause Splitco and the DCP Subsidiaries and the JV Entity to, and Olin has agreed to, and agreed to cause its subsidiaries to, (1) prepare and timely file all tax returns that it is required to file, (2) timely pay all taxes due and payable on such tax returns, and (3) promptly notify the other party of any notice of any claim, action or proceeding before a governmental authority, or any audit, in respect of any tax matters (or any significant developments with respect to ongoing claims, actions, proceedings or audits).

Tax Matters

The Merger Agreement contains certain additional representations, warranties and covenants relating to the preservation of the tax-free status of: (1) the Separation and the Distribution; and (2) the Merger. Additional representations, warranties and covenants relating to the tax-free status of the Transactions are contained in the Tax Matters Agreement. TDCC, Splitco and Olin agree to use their reasonable best efforts to (1) cause the Separation and the Distribution, taken together, to qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code; (2) cause the Merger to qualify as “reorganization” within the meaning of Section 368(a) of the Code, and (3) facilitate the issuance of the Private Letter Ruling. Indemnification for taxes generally is governed by the terms, provisions and procedures described in the Tax Matters Agreement. See “Other Agreements—Tax Matters Agreement.”

SEC Filings

TDCC, Splitco, Olin and Merger Sub have agreed to prepare and file with the SEC appropriate documents, including (1) a proxy statement of Olin on Schedule 14A, (2) a registration statement on Form S-4 to register under the Securities Act the shares of Olin common stock to be issued by Olin to shareholders of Splitco in connection with the Merger, and (3) a registration statement on Form S-1 or on Form S-4 to register under the Securities Act the shares of Splitco common stock to be distributed in the Distribution, and each of TDCC, Splitco, Olin and Merger Sub have agreed to use reasonable best efforts to have the registration statements described above declared effective under the Securities Act as promptly as practicable after such filings.

Olin is required under the Merger Agreement to use reasonable best efforts to mail its proxy statement to its shareholders as promptly as practicable after the SEC clears that proxy statement and, if required by the SEC, the registration statement of Olin has been declared effective.

If TDCC elects to complete the Distribution by way of an exchange offer, TDCC is required under the Merger Agreement to prepare and file with the SEC a Schedule TO and any other filings under the Exchange Act, when and as required.

Regulatory Matters

The Merger Agreement provides that each party to the Merger Agreement will use reasonable best efforts to:

•	promptly obtain all authorizations, consents, orders and approvals of all governmental authorities that are necessary for its execution and delivery of, and the performance of its obligations under, the Merger Agreement and other Transaction Documents;

•	cooperate fully with the other parties in obtaining all such authorizations, consents, orders and approvals; and

•	provide any information requested by governmental authorities in connection with the Transactions.

Each party to the Merger Agreement has also agreed to promptly make its respective filings and notifications under the HSR Act and under any other antitrust, competition or trade regulation laws with respect to the Transactions and to supply to the appropriate governmental authorities any additional information that may be requested pursuant to the HSR Act or such other laws. Olin is required to pay all filing or notice fees in connection with the filings and notifications described in this paragraph.

In addition, Olin has agreed to take all steps necessary to avoid or eliminate impediments under any antitrust, competition or trade regulation law that may be asserted by any governmental authority or any other party so as to enable the parties to the Merger Agreement to consummate the Transactions as promptly as practicable, and in any event prior to the Termination Date (as defined below under “—Termination”) including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders or otherwise, the sale, divestiture or disposition of its assets, properties or businesses or the assets, properties or businesses of DCP, and the entrance into other arrangements as necessary or advisable in order to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of the Transactions (provided that the effectiveness of any such sale, divestiture or disposition or entry into such other arrangement must be contingent on the consummation of the Merger). In addition, Olin has agreed to defend through litigation the merits of any claim, action or proceeding before a governmental authority by any party in order to avoid entry of, or to have vacation or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the closing of the Merger prior to the Termination Date. To assist Olin in complying with its obligations under the Merger Agreement, TDCC has agreed, subject to certain exceptions, to enter into any agreements or arrangements requested by Olin to be entered into prior to the closing of the Merger with respect to matters described in this paragraph.

Each party to the Merger Agreement has agreed that it will not enter into any transaction that would make it more difficult, or increase the time required, to (1) obtain the expiration or termination of the waiting period under the HSR Act or any other antitrust, competition or trade regulation law applicable to the Transactions, (2) avoid the entry of, the commencement of litigation seeking the entry of, or effect the dissolution of, any injunction, temporary restraining order or other order that would materially delay or prevent the consummation of the Transactions, or (3) obtain all authorizations, consents, orders and approvals of governmental authorities necessary for the consummation of the Transactions.

No Solicitation

The Merger Agreement contains detailed provisions restricting Olin’s ability to seek certain alternative transactions and restricting TDCC’s ability to seek alternative transactions with respect to DCP. Under these provisions, Olin and TDCC have each agreed that it will not, and it will cause its affiliates and it and its affiliates’ officers, directors, employees, agents and advisors not to:

•	solicit, initiate, facilitate or knowingly encourage any inquiries or the making of any proposal or offer with respect to a Competing Olin Transaction or a Competing Splitco Transaction (each of which is described below), as applicable;

•	enter into, maintain, continue or otherwise engage or participate in discussions or negotiations with any person or entity in furtherance of any inquiries or to obtain a proposal or offer with respect to a Competing Olin Transaction or a Competing Splitco Transaction, as applicable;

•	agree to, approve, endorse, recommend or consummate any Competing Olin Transaction or a Competing Splitco Transaction, as applicable;

•	enter into any letter of intent, agreement in principle, term sheet or contract, commitment or agreement relating to a Competing Olin Transaction or a Competing Splitco Transaction, as applicable; or

•	in the case of Olin, take any action to approve a third-party becoming an “interested shareholder,” or to approve any transaction, for purposes of Section 13.1-725 of the Virginia Stock Corporation Act, or resolve, propose or agree, or authorize or permit any representative, to do any of the foregoing.

The Merger Agreement provides that the term “Competing Olin Transaction” means any transaction or series of related transactions (other than the Merger) that constitutes, or is reasonably likely to lead to:

•	a merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Olin or any of its subsidiaries, the assets of which represent over 20 percent of the total revenue, operating income, EBITDA or fair market value of the assets of Olin and its subsidiaries, taken as a whole;

•	a sale, lease, license, exchange, transfer or other disposition of, or joint venture involving, assets or businesses that represent over 20 percent of the total revenue, operating income, EBITDA or fair market value of the assets of Olin and its subsidiaries, taken as a whole;

•	a sale, exchange, transfer or other disposition of more than 20 percent of any class of equity securities, or securities convertible into or exchangeable for equity securities, of Olin;

•	a tender offer or exchange offer that would result in any person or entity becoming the beneficial owner of over 20 percent of any class of equity securities of Olin;

•	any other transaction that would be likely to impede, interfere with, prevent or delay the Merger; or

•	any combination of the foregoing.

The Merger Agreement provides that the term “Competing Splitco Transaction” means any transaction or series of related transactions (other than the Merger, the Separation and the Distribution, or as contemplated by the Merger Agreement and the other Transaction Documents, and other than asset sales and transfers in the ordinary course of business) that constitutes, or is reasonably likely to lead to:

•	a merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, acquisition, sale, transfer or other disposition or similar transaction involving DCP or any material assets of DCP that are transferred to Splitco and its subsidiaries under the Separation Agreement; or

•	any other transaction that would be likely to impede, interfere with, prevent or delay the Merger.

Each of Olin and TDCC has also agreed to cease all existing discussions or negotiations with any person (other than the other party and its affiliates) conducted prior to the execution of the Merger Agreement by such party or any of its representatives with respect to a Competing Olin Transaction or a Competing Splitco Transaction, as applicable. Olin and TDCC have each agreed not to release any third-party from, or waive any provision of, any confidentiality or standstill agreement to which it or one of its affiliates is a party in connection with a Competing Olin Transaction or a Competing Splitco Transaction, as applicable. Olin and TDCC have each also agreed to request each person (other than the other party and its affiliates) that has executed a confidentiality agreement with Olin in connection with that person’s consideration of a Competing Olin Transaction or a Competing Splitco Transaction to return or destroy all information required to be returned or destroyed under the terms of the applicable confidentiality agreement and to enforce that person’s obligation to do so.

Under the Merger Agreement, Olin must promptly (and in any event within 24 hours) notify TDCC, orally and in writing, after the receipt of any proposal, inquiry, offer or request with respect to a Competing Olin Transaction, including any request for discussions or negotiations and any request for information relating to Olin or any of its affiliates or for access to the business, properties, assets, books or records of Olin or any of its affiliates. The notice must include the identity of the person making the proposal, inquiry, offer or request and a description of the proposal, inquiry, offer or request, including any terms and conditions of the proposed Competing Olin Transaction, and Olin must also promptly (and in any event within 24 hours) provide to TDCC copies of any written materials received by Olin in connection with any of the foregoing. Olin has agreed that it will keep TDCC reasonably informed of the status and material details of any proposal, inquiry, offer or request and any information requested of or provided by Olin, and that it will provide TDCC with at least 48 hours prior notice of any meeting of the Olin Board at which the Olin Board is expected to consider such a proposal, inquiry, offer or request. Olin has also agreed that it will simultaneously provide to TDCC any nonpublic information concerning Olin that may be made available to any other person in response to such a proposal, inquiry, offer or request unless such information has previously been provided or made available by Olin to TDCC.

Under the Merger Agreement, TDCC has also agreed to promptly (and in any event within 24 hours) notify Olin, orally and in writing, after the receipt of any proposal, inquiry, offer or request with respect to a Competing Splitco Transaction, including any request for discussions or negotiations and any request for information relating to TDCC or any of its affiliates with respect to DCP, or for access to the business, properties, assets, books or records of TDCC or any of its affiliates with respect to DCP.

Despite the covenants described in foregoing paragraphs in this section, at any time prior to the receipt of the approval of Olin shareholders for the Share Issuance and the Charter Amendment, Olin is permitted to furnish information to, and enter into discussions and negotiations with, a person who has made an unsolicited, written, bona fide proposal or offer with respect to a Competing Olin Transaction that did not result from a breach of the Merger Agreement by Olin if, prior to furnishing such information and entering into such discussions, the Olin Board has:

•	determined, in its good faith judgment (after consulting with a financial advisor of internationally recognized reputation and outside legal counsel) that (1) the proposal or offer constitutes, or is likely to lead to, a Superior Proposal (which is described in the following paragraph), and (2) the failure to furnish such information to, or enter into such discussions with, the person who made such proposal or offer would be inconsistent with the fiduciary duties of the Olin Board to Olin and its shareholders;

•	provided written notice to TDCC of its intent to furnish information or enter into discussions with the person at least three business days prior to first taking any such action with respect to any given person; and

•	obtained from the person a confidentiality agreement on terms no less favorable to Olin than those contained in Olin’s confidentiality agreement with TDCC and, immediately upon its execution, delivered to TDCC a copy of the confidentiality agreement.

The Merger Agreement provides that the term “Superior Proposal” means an unsolicited written bona fide offer or proposal made by a third-party with respect to a Competing Olin Transaction involving more than 50 percent of Olin and its subsidiaries, taken as a whole, that the Olin Board determines, in its good faith judgment, after consulting with a financial advisor of internationally recognized reputation and external legal counsel, and taking into account all legal, financial and regulatory and other aspects of the proposal, to be more favorable from a financial point of view, to the shareholders of Olin than the Merger, and reasonably expected to be consummated.

Board Recommendation

Olin has agreed in the Merger Agreement that neither the Olin Board nor any committee thereof will:

•	withdraw, qualify, modify, amend or fail to make, or publicly propose to withdraw, qualify, modify or amend, the Olin Board’s recommendation that Olin’s shareholders vote in favor of the Share Issuance and the Charter Amendment (the “Olin Recommendation”);

•	make any public statement or take any action inconsistent with the Olin Recommendation; or

•	approve or adopt, recommend the approval or adoption of, or publicly propose to approve or adopt, a Competing Olin Transaction.

Any of the actions described in the foregoing paragraph by the Olin Board or a committee thereof would constitute a “Change in Recommendation.”

Despite the foregoing, if at any time prior to obtaining shareholder approval of the Share Issuance and the Charter Amendment, Olin receives an offer or proposal for a Competing Olin Transaction that did not result from a breach of the Merger Agreement and the Olin Board determines that (1) the offer or proposal is a Superior Proposal, and (2) failing to change the Olin Recommendation would be inconsistent with its fiduciary duties to Olin and the Olin shareholders, then the Olin Board may, with respect to the Superior Proposal, make a Change in Recommendation, but only if:

•	Olin provides written notice to TDCC advising TDCC that the Olin Board has received a Superior Proposal promptly after the Olin Board determines it has received a Superior Proposal, stating that the Olin Board intends to make a Change in Recommendation and describing the terms and conditions of the Superior Proposal;

•	TDCC does not, within five business days of receipt of the notice of a Superior Proposal described above, make an offer to revise the terms of the Merger Agreement in a manner that the Olin Board determines to be at least as favorable to Olin’s shareholders as the Superior Proposal;

•	during the five business day period following delivery of the notice described above, Olin negotiates in good faith with TDCC (to the extent TDCC desires to negotiate) regarding any offer made by TDCC to revise the terms of the Merger Agreement; and

•	if there is any amendment to the terms of the Superior Proposal during the five business day period following delivery of the notice described above, Olin provides a new written notice of the terms of such amended Superior Proposal giving TDCC an additional five business day period to make an offer to revise the terms of the Merger Agreement in a manner that the Olin Board determines to be at least as favorable to Olin’s shareholders as the Superior Proposal.

The Merger Agreement provides that Olin is not prohibited from disclosing the receipt of a proposal or offer for a Competing Olin Transaction if compelled to do so under applicable law or Rule 14d-9 or Rule  14e-2(a) promulgated under the Exchange Act.

Financing

Pursuant to the Separation Agreement, immediately prior to the Distribution, Splitco will incur new indebtedness in an aggregate principal amount of not less than the Below Basis Amount in the form of debt securities, term loans or a combination thereof, and will use a portion of the proceeds of this indebtedness to pay the Special Payment to TDCC. The Separation Agreement also provides that, immediately prior to the Distribution, Splitco will issue to TDCC the Splitco Securities, unless TDCC elects to receive cash from Splitco in lieu of the Splitco Securities, as described below under “—Debt Exchange.”

Prior to the execution of the Merger Agreement, Olin entered into the Commitment Letters, under which the Commitment Parties committed to provide to Splitco and Olin up to $3,769.5 million in aggregate principal amount of senior unsecured bridge loans, term loans and revolving loans, in each case subject the terms and conditions of the Commitment Letters. See “Debt Financing.”

The Merger Agreement provides that Olin will use reasonable best efforts to take all actions necessary to consummate the debt financing contemplated by the Commitment Letters as promptly as practicable after the date of the Merger Agreement on terms and conditions no less favorable in the aggregate than the terms and conditions of the Commitment Letters. Furthermore, Olin is required to, and to cause its affiliates to:

•	use reasonable best efforts to comply with and maintain the Commitment Letters and negotiate and execute definitive agreements on the terms and conditions contained in the Commitment Letters;

•	satisfy the conditions in the Commitment Letters and the definitive agreements for the debt financing that are within Olin’s control;

•	fully enforce its rights under the Commitment Letters and the definitive agreements for the debt financing; and

•	use reasonable best efforts to draw upon and consummate the debt financing contemplated by the Commitment Letters at or prior to the Distribution.

The Merger Agreement provides that if any portion of the financing contemplated by the Commitment Letters or the related definitive agreements becomes unavailable on the terms and conditions contemplated in the Commitment Letters or such definitive agreements, Olin will use reasonable best efforts to obtain alternative financing that is sufficient to finance the payments to be made to TDCC under the Separation Agreement on terms that do not expand the conditions to the funding from those in the Commitment Letters. Olin will be subject to the same obligations described in the preceding paragraph with respect to any such alternative financing arrangements.

Olin has agreed to keep TDCC informed of the status of its efforts to arrange the debt financing. Except in limited circumstances, Olin may not, without TDCC’s consent, amend, modify, supplement, restate, substitute, replace, terminate, assign or agree to any waiver under the Commitment Letters or any definitive agreement relating to the debt financing in a manner that expands on the conditions precedent or contingencies to the funding on the closing date of the debt financing or that could otherwise prevent, impair or materially delay the consummation of the Transactions. Prior to the closing of the Merger, TDCC has agreed to cooperate, at the expense of Olin, with Olin for the arrangement of the debt financing.

Debt Exchange

The Merger Agreement provides that TDCC will use its reasonable best efforts to cause the Debt Exchange to occur prior to the Distribution. TDCC has the right to determine, after consultation with Olin, the terms and conditions of the Debt Exchange and the parties thereof. TDCC is permitted to direct and control the negotiations and arrangements in connection with the issuance of the Splitco Securities (and must keep Olin informed of all developments with respect thereto) and the advisors for TDCC, and Olin and Splitco are required to take all actions necessary to facilitate the Debt Exchange as reasonably directed by TDCC. The Merger Agreement contains covenants requiring TDCC and Olin to cooperate in the preparation of documents and the making of filings required for the issuance of the Splitco Securities and the consummation of the Debt Exchange and to coordinate their activities with respect to the Debt Exchange and the other components of the debt financing.

Under the Merger Agreement, subject to TDCC’s compliance with its covenants described in the preceding paragraph, if TDCC determines that the Debt Exchange is not reasonably likely to be consummated at the time of the Distribution, then TDCC may elect to (1) require Splitco to issue to TDCC the Splitco Securities even though the Debt Exchange will not occur at the time of the Distribution or (2) require Olin to draw upon and consummate the debt financing and require Splitco to borrow an amount no less than the Above Basis Amount, and distribute to TDCC an amount in cash equal to the Above Basis Amount.

If TDCC elects to require Splitco to issue the Splitco Securities, and TDCC determines to consummate the Debt Exchange or other sale or exchange of the Splitco Securities after the closing of the Merger, the Merger Agreement requires Olin and Splitco to reasonably cooperate with TDCC in connection with the preparation of all documents and the making of all filings required in connection with the Debt Exchange or other sale or exchange of the Splitco Securities.

Non-Solicitation of Employees

Under the Merger Agreement, for a period of two years after the closing date of the Merger, TDCC has agreed that, without Olin’s consent, it will not, directly or indirectly:

•	solicit, hire or offer to hire any of the employees of DCP;

•	seek to cause any employees of DCP to leave the employ of Olin or its subsidiaries; or

•	enter into a consulting agreement with any employee of DCP.

The restrictions in the preceding paragraph do not apply to general solicitations or advertisements that are not targeted at the employees of DCP. In addition, TDCC is not restricted from soliciting, hiring, offering to hire or entering into a consulting agreement with any employee of DCP whose employment with Olin was terminated by Olin.

Certain Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants (with certain exceptions specified in the Merger Agreement) relating to:

•	access to each of DCP’s and Olin’s offices, properties and books and records, as well as restrictions on a party contacting any of the employees, customers, distributors or suppliers of the other party without the authorization of the other party;

•	preservation of the indemnification provisions in the bylaws of Splitco with respect to directors, officers, employees, fiduciaries or agents of Splitco;

•	the obligations of Olin to obtain the release of TDCC and its subsidiaries from certain contracts, instruments or other arrangements to the extent relating to DCP and for which TDCC or its subsidiary is a guarantor or person required to provide financial support (including certain guarantees relating to the JV Entity), including by substituting Olin or one of its subsidiaries for the TDCC entity that is a party to the contract, instrument or arrangement;

•	the listing of the shares of Olin common stock issued in the Merger on the NYSE;

•	steps required to cause any disposition of Splitco common stock or acquisitions of Olin common stock resulting from the Transactions by each officer or director who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Olin or Splitco to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•	confidentiality obligations of TDCC and Olin;

•	the parties’ obligation to take appropriate actions, and to assist and cooperate with the other parties, to do all things necessary proper or advisable under applicable law to execute and deliver the Transaction Documents and any other documents as may be required to carry out the provisions of the Merger Agreement and to consummate the Transactions, as well as TDCC’s obligations to keep Olin informed as to the status of the Separation; and

•	the development and implementation of alternative arrangements to provide DCP with electricity if certain governmental approvals are not obtained with respect to certain facilities in Louisiana.

Conditions to the Merger

The obligations of Olin, TDCC, Merger Sub and Splitco to consummate the Merger are subject to the satisfaction or, if permitted under applicable law, waiver of the following conditions:

•	the consummation of the Separation, the Contribution and the Distribution in all material respects in accordance with the Separation Agreement;

•	the effectiveness of the registration statement of Olin and the registration statement of Splitco and the absence of any stop order issued by the SEC or any pending proceeding before the SEC seeking a stop order with respect thereto;

•	the approval for listing on the NYSE of the shares of Olin common stock to be issued in the Merger;

•	the approval by Olin shareholders of the Share Issuance and the Charter Amendment;

•	the expiration or termination of any applicable waiting period under the HSR Act, and the receipt of any governmental approvals required under the antitrust laws in certain other jurisdictions; and

•	the absence of any law or orders of governmental authorities in the United States or certain other jurisdictions that enjoins or makes illegal the consummation of the Separation, the Contribution, the Distribution or the Merger.

The conditions listed above are referred to as the “Joint Conditions to the Merger.”

Olin’s and Merger Sub’s obligations to effect the Merger are subject to the satisfaction or, if permitted by applicable law, waiver of the following additional conditions:

•	the truth and correctness in all material respects of TDCC’s representations and warranties with respect to organization and qualification, capital structure of Splitco, the DCP Subsidiaries and the JV Entity, absence of certain conflicts and broker fees as of the closing date of the Merger;

•	the truth and correctness of TDCC’s other representations and warranties as of the closing date of the Merger, except where a failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on DCP;

•	the compliance in all material respects by TDCC and Splitco of all covenants and agreements required to be complied with by them on or prior to the effective time of the Merger under the Merger Agreement, the Separation Agreement and the Employee Matters Agreement;

•	the receipt by Olin of a certificate, dated as of the closing date of the Merger, of an authorized representative of TDCC certifying the satisfaction by TDCC and Splitco of the conditions described in the preceding three bullet points; and

•	the receipt by Olin of an opinion from Olin’s tax counsel with respect to the Merger.

We refer to the conditions listed above as the “Additional Conditions to the Merger for Olin’s Benefit.”

TDCC’s and Splitco’s obligations to effect the Merger are subject to the satisfaction or, if permitted by applicable law, waiver of the following additional conditions:

•	the truth and correctness in all material respects of Olin’s and Merger Sub’s representations and warranties with respect to organization and qualification, capitalization, absence of certain conflicts and broker fees as of the closing date of the Merger;

•	the truth and correctness of Olin’s and Merger Sub’s other representations and warranties as of the closing date of the Merger, except where a failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Olin;

•	the compliance in all material respects by Olin and Merger Sub of all covenants and agreements required to be complied with by them on or prior to the effective time of the Merger under the Merger Agreement and the Employee Matters Agreement;

•	the receipt by TDCC of a certificate, dated as of the closing date of the Merger, of an authorized representative of Olin certifying the satisfaction by Olin and Merger Sub of the conditions described in the preceding three bullet points;

•	the receipt by TDCC of the TDCC RMT Tax Opinion from TDCC’s tax counsel;

•	the receipt by TDCC of the Private Letter Ruling, in form and substance reasonably acceptable to TDCC, which ruling is still valid and in full force and effect as of the closing date of the Merger;

•	the consummation of the Debt Exchange immediately before the Distribution, unless TDCC elects to receive a cash dividend from Splitco in lieu of the Splitco Securities, as described above under “—Debt Exchange”; and

•	the incurrence by Splitco of new indebtedness in an aggregate principal amount of not less than the Below Basis Amount and receipt by Splitco of the proceeds thereof, the issuance to TDCC of additional shares of Splitco common stock, the issuance to TDCC of the Splitco Securities (or the payment by Splitco to TDCC of a cash dividend in lieu of the Splitco Securities, as the case may be) and the payment by Splitco to TDCC of the Special Payment, in each case pursuant to the terms of the Separation Agreement.

We refer to the conditions listed above as the “Additional Conditions to the Merger for TDCC’s Benefit.”

Termination

The Merger Agreement may be terminated at any time prior to the consummation of the Merger by the written consent of TDCC, Olin, Splitco and Merger Sub. Also, subject to specified qualifications and exceptions, either TDCC or Olin may terminate the Merger Agreement at any time prior to the consummation of the Merger:

•	if the Merger has not been consummated by December 26, 2015 (such date, as it may be extended as described below, the “Termination Date”), unless the only conditions to the consummation of the

Merger that have not been satisfied or waived are the conditions relating to the governmental approvals required under the HSR Act and other antitrust laws and the absence of any laws or governmental orders prohibiting the Transactions, or the condition relating to the consummation of the Debt Exchange, in which case either party may elect to extend the Termination Date from December 26, 2015 to March 26, 2016;

•	if any governmental authority in the United States or certain other jurisdictions have issued a final and non-appealable order that permanently enjoins the consummation of the Merger; or

•	if Olin’s shareholders fail to approve the Share Issuance and the Charter Amendment at the meeting of Olin’s shareholders (including any adjournment, continuation or postponement thereof).

In addition, subject to specified qualifications and exceptions, TDCC may terminate the Merger Agreement if:

•	Olin has breached any covenant or agreement in the Merger Agreement that would, if occurring or continuing on the closing date of the Merger, cause the Joint Conditions to the Merger or the first four bullets of the Additional Conditions to the Merger for TDCC’s Benefit described above not to be satisfied, and the breach is not cured, or cannot be cured, within 30 days of receipt of written notice by TDCC to Olin of such breach;

•	a Change in Recommendation has occurred;

•	Olin has failed to include the Olin Recommendation in the Olin proxy statement; or

•	Olin has failed to comply with its obligations under the Merger Agreement relating to the preparation and filing of the proxy statement and registration statements, the meeting of Olin’s shareholders or the solicitation of alternative transactions, except for de minimis non-compliance with these obligations that is promptly cured.

In addition, subject to specified qualifications and exceptions, Olin may terminate the Merger Agreement if:

•	TDCC has breached any covenant or agreement in the Merger Agreement that would, if occurring or continuing on the closing date of the Merger, cause the Joint Conditions to the Merger or the first four bullets of the Additional Conditions to the Merger for Olin’s Benefit described above not to be satisfied, and the breach is not cured, or cannot be cured, within 30 days of receipt of written notice by Olin to TDCC of such breach.

If the Merger Agreement is terminated, the Merger Agreement will terminate without any liability on the part of any party except as described below in the section of this document entitled “—Termination Fee and Expenses Payable in Certain Circumstances,” provided that nothing in the Merger Agreement will relieve any party of liability for fraud committed or any breach of the Transaction Documents prior to such termination.

Termination Fee and Expenses Payable in Certain Circumstances

The Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, a termination fee of $100 million may be payable by Olin to TDCC. The circumstances under which this termination fee may be payable include:

•	if TDCC terminates the Merger Agreement due to (1) a Change in Recommendation, (2) Olin’s failure to include the Olin Recommendation in the Olin proxy statement, or (3) Olin’s failure to comply with its obligations under the Merger Agreement relating to the preparation and filing of the proxy statement and registration statements, the meeting of Olin’s shareholders and the solicitation of alternative transactions (except for de minimis non-compliance with these obligations that is promptly cured); or

•	if (1) Olin or TDCC terminates the Merger Agreement because the Merger has not been consummated by the Termination Date or because Olin’s shareholders fail to approve the Share Issuance and the

Charter Amendment at the meeting of Olin’s shareholders, (2) prior to the termination of the Merger Agreement, a Competing Olin Transaction is publicly announced or becomes publicly known, and (3) on or prior to the date that is 18 months after the date of termination, Olin enters into a letter of intent, agreement in principle, term sheet or contract, commitment or agreement relating to a Competing Olin Transaction or consummates a Competing Olin Transaction (whether or not the applicable Competing Olin Transaction is the same as the original Competing Olin Transaction publicly announced or publicly known).

If the Merger Agreement is terminated because Olin’s shareholders fail to approve the Share Issuance and the Charter Amendment at the meeting of Olin’s shareholders, Olin will be required to reimburse TDCC and Splitco in cash for certain out-of-pocket fees and expenses incurred by TDCC and Splitco in connection with the Transactions, up to a maximum of $50 million in the aggregate. If Olin becomes obligated to pay a termination fee to TDCC under the second bullet of the preceding paragraph, the amount of any expenses of TDCC and Splitco previously reimbursed by Olin would be deducted from the amount of the termination fee payable.

The Merger Agreement provides that, except as described in this section, subject to certain exceptions, all expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement are to be paid by the party incurring the expenses, except that TDCC and Olin shall each pay one half of all expenses relating to printing, filing and mailing the Olin and Splitco registration statements and the Olin proxy statement and all SEC and other regulatory filing fees incurred in connection with the registration statements and the proxy statement.

If Olin fails to pay the $100 million fee described above, or Olin fails to pay any of the expenses it is obligated to pay when due, the amount of these payments will be increased to include the costs of all expenses incurred by TDCC and Splitco in connection with the collection under and enforcement of the terms of the Merger Agreement, together with interest on the unpaid payments. Payment of the fees and expenses described in this section will not be in lieu of any damages incurred in the event of breach of the Merger Agreement.

Specific Performance

In the Merger Agreement, the parties acknowledge and agree that they would be irreparably damaged if any of the provisions of the Merger Agreement are breached and that any breach of the Merger Agreement by any party could not be adequately compensated by monetary damages alone and that the parties would not have any adequate remedy at law. Accordingly, the parties have agreed that in addition to any other right or remedy to which a party may be entitled, each party is entitled to enforce any provision of the Merger Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of the Merger Agreement.

Amendments

The Merger Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each party to the Merger Agreement that expressly references the section of the Merger Agreement to be amended, or by a waiver in accordance with the Merger Agreement. For any amendments to the sections of the Merger Agreement relating to amendments, third-party beneficiaries, governing law, waiver of jury trial and certain non-parties to the Merger Agreement that, in each case, adversely affect any of Olin’s financing sources, the prior written consent of the financing sources will be required.

THE SEPARATION AGREEMENT

The following is a summary of the material provisions of the Separation Agreement. This summary is qualified in its entirety by the Separation Agreement, which is incorporated by reference in this document. Shareholders of TDCC and Olin are urged to read the Separation Agreement in its entirety. This description of the Separation Agreement has been included to provide TDCC shareholders and Olin shareholders with information regarding its terms. The rights and obligations of the parties are governed by the express terms and conditions of the Separation Agreement and not by this summary or any other information included in this document. It is not intended to provide any other factual information about Olin, Merger Sub, TDCC or Splitco. Information about Olin, Merger Sub, TDCC and Splitco can be found elsewhere in this document and in the documents incorporated by reference into this document. See also “Where You Can Find More Information; Incorporation by Reference.”

Descriptions regarding the assets and liabilities conveyed to Splitco and retained by TDCC contained in the Separation Agreement are qualified by certain information that has been exchanged between TDCC and Splitco and that is not reflected in the Separation Agreement. Accordingly, TDCC shareholders and Olin shareholders should not rely on the general descriptions of assets and liabilities in the Separation Agreement, as they may have been modified in important ways by the information exchanged between TDCC and Olin.

Overview

The Separation Agreement provides for the Separation of DCP from TDCC. Among other things, the Separation Agreement specifies which assets of TDCC related to DCP are to be transferred to, and which liabilities of TDCC related to DCP are to be assumed by, Splitco and its subsidiaries, and sets forth when and how these transfers and assumptions will occur. The Separation Agreement also includes procedures by which TDCC and Splitco will become separate and independent companies. The matters addressed by the Separation Agreement include, without limitation, the matters described below.

Following the conveyance by TDCC of the specified assets and liabilities relating to DCP to Splitco or the DCP Subsidiaries, in consideration for the contribution of TDCC’s equity interests in the DCP Subsidiaries to Splitco, Splitco will:

•	issue to TDCC 99,999,500 additional shares of Splitco common stock which, along with the 500 shares of Splitco common stock currently owned by TDCC, will constitute all of the outstanding stock of Splitco;

•	issue to TDCC the Splitco Securities, or pay to TDCC as a dividend an amount in cash equal to the Above Basis Amount; and

•	pay to TDCC as a dividend the Special Payment.

As a result, TDCC expects to receive approximately $2,030 million from the Special Payment and the Debt Exchange.

Separation of the Dow Chlorine Products Business

Transfer of Assets and Assumption of Liabilities

Generally, subject to the terms and conditions contained in the Separation Agreement:

•	on or prior to the date of the Distribution, TDCC or a subsidiary of TDCC will transfer to Splitco or a DCP Subsidiary generally all assets primarily related to DCP, and Splitco or a DCP Subsidiary will assume all liabilities arising out of or relating to the conduct of DCP on or after the date of the Distribution;

•	TDCC will retain all assets and liabilities that are not transferred to Splitco or a DCP Subsidiary in the Separation; and

•	for a period of two years following the Distribution, if the parties become aware of any misallocated assets or liabilities, the parties will transfer such misallocated assets or liabilities to the appropriate party.

The assets to be transferred or assigned to Splitco or the DCP Subsidiaries (the “Transferred Assets”) include the following assets of TDCC and its subsidiaries:

•	certain inventories of raw materials, packaging materials, semi-finished and finished goods, purchased supplies, other supplies and spare parts and materials used for maintaining production machinery and equipment used in DCP;

•	certain owned and leased real property used in DCP;

•	certain facilities, buildings and structures used in DCP;

•	all contracts primarily related to DCP and certain contracts for the sole benefit of Splitco into which certain shared contracts are separated pursuant to the Separation Agreement;

•	all approvals, permits, licenses, agreements and authorizations issued or granted by any governmental authority and all pending applications therefor, in each case, used or held for use exclusively in connection with DCP;

•	all business records and other documentation and materials to the extent related to DCP;

•	all tangible machinery, equipment, infrastructure, wires and other tangible property that is primarily related to DCP and certain owned and leased rail cars;

•	all patents and applications therefor, trademarks and other intellectual property that is exclusively related to DCP;

•	certain accounts receivable arising in connection with the conduct of DCP;

•	all goodwill associated with, or attributable to, DCP;

•	all assets and properties that are reflected in the final statement of the working capital of Splitco and its subsidiaries to be delivered under the Separation Agreement; and

•	all other assets expressly identified in the Separation Agreement or the Employee Matters Agreement as assets to be acquired by Splitco.

The Separation Agreement provides that the assets to be transferred or assigned to Splitco or the DCP Subsidiaries will not in any event include any of the following:

•	certain intellectual property, information technology assets, interests in real property, contracts and other assets that the parties have agreed will be excluded assets, including assets that will be used by TDCC and its subsidiaries to provide services to Splitco and its affiliates under the Additional Agreements following the consummation of the Transactions;

•	all claims related to any claim, action or proceeding before a governmental authority, to the extent such claim relates to the conduct of DCP prior to the date of the Distribution; and

•	any assets of TDCC that are not identified as Transferred Assets (other than equity interests in the JV Entity, which will be transferred to Splitco or a DCP Subsidiary as described below under “—Transfer of the JV Entity Interests”).

The Separation Agreement provides that the liabilities that are to be assumed by Splitco or the DCP Subsidiaries include the following liabilities of TDCC:

•	all liabilities to the extent relating to the conduct of DCP or the Transferred Assets, in each case, on or after the date of the Distribution;

•	all liabilities relating to the products or inventory of DCP to the extent such products or inventory are manufactured, sold or distributed on or after the date of the Distribution;

•	all liabilities to the extent relating to the contracts that constitute Transferred Assets (other than certain accounts payable incurred prior to the Distribution and liabilities of TDCC or its subsidiaries resulting from a material breach of any such contract by TDCC or its subsidiaries prior to the date of the Distribution);

•	all liabilities relating to any claim, action or proceeding before a governmental authority against TDCC or DCP that relates to the conduct of DCP, the Transferred Assets, Splitco or the DCP Subsidiaries, in each case, on or after the date of the Distribution;

•	certain employment-, benefits-, or collective bargaining-related liabilities and claims made by employees, or any union, works council or other representative body that represents employees, of DCP;

•	all liabilities, known or unknown, to the extent arising from (i) releases of hazardous materials occurring on or after the date of the Distribution at transferring owned real property or at transferring leased real property (occurring during the term of the applicable lease), (ii) human exposure to such releases, (iii) releases of hazardous materials on or after the date of the Distribution at third-party sites to which such materials were sent for treatment or disposal in connection with DCP or the JV Entity, (iv) any violation of environmental law or permit arising out of the operation of DCP or the JV Entity or their respective properties on or after the date of the Distribution and (v) all actions or proceedings arising out of any violation of or liability under environmental law on or after the date of the Distribution;

•	all liabilities that are reflected in the final statement of the working capital of Splitco and its subsidiaries to be delivered under the Separation Agreement, including certain indebtedness, accounts payable and accrued liabilities;

•	all liabilities arising under the new indebtedness to be incurred by Splitco on the date of the Distribution, a portion of which will be used to pay to TDCC the Special Payment;

•	all liabilities under any contracts, instruments or other arrangements to the extent relating to DCP and for which TDCC or its subsidiary (other than Splitco and the DCP Subsidiaries) is a guarantor or person required to provide financial support; and

•	certain liabilities in respect of indebtedness of the JV Entity for borrowed money.

The Separation Agreement provides that the liabilities that are to be assumed by Splitco or the DCP Subsidiaries will not in any event include any of the following:

•	any liabilities relating to any of the assets of Dow or its subsidiaries that will not be transferred or assigned to Splitco or the DCP Subsidiaries pursuant to the Separation Agreement;

•	liabilities in respect of indebtedness of the JV Entity for borrowed money in excess of approximately $272 million, if there is no Tag Event, or approximately $543 million, if there is a Tag Event;

•	all liabilities, known or unknown, to the extent arising from (i) releases of hazardous materials occurring prior to the date of the Distribution at transferring owned real property or at transferring leased real property, (ii) human exposure to such releases, (iii) releases of hazardous materials whether prior to, on or after the date of the Distribution at third-party sites to which such materials were sent for treatment or disposal prior to the date of the Distribution in connection with DCP or the JV Entity, (iv) any violation of environmental law or permit arising out of the operation of DCP or the JV Entity or their respective properties prior to the date of the Distribution and (v) all actions or proceedings arising out of any violation of or liability under environmental law prior to the date of the Distribution; and

•	all liabilities for taxes for which TDCC is liable under the Tax Matters Agreement, as described in the section of this document entitled “Other Agreements—Tax Matters Agreement.”

Local Conveyances and Additional Agreements

The Separation Agreement requires that on or before the date of the Distribution, TDCC or its subsidiaries and Splitco or the DCP Subsidiaries will execute and deliver all necessary transfer documents relating to the Transferred Assets to be transferred or assigned to Splitco or the DCP Subsidiaries (or to be retained by TDCC, as the case may be) and the liabilities to be assumed by Splitco or the DCP Subsidiaries (or to be retained by TDCC, as the case may be) (the “Local Conveyances”).

In addition, on the date of the Distribution, TDCC or its subsidiaries and Splitco or the DCP Subsidiaries are required to execute and deliver certain intellectual property agreements, real property agreements, site and business services agreements, agreements relating to the supply of electricity and agreements for the purchase and sale of certain raw materials and finished products (the “Additional Agreements”), as more fully described in the section of this document entitled “Other Agreements—Other Ancillary Agreements.”

Intercompany Arrangements

Except for certain agreements such as the Separation Agreement, the Merger Agreement, the Local Conveyances and the Additional Agreements, all contracts between Splitco or any of the DCP Subsidiaries, on the one hand, and TDCC or any of its subsidiaries (other than Splitco and the DCP Subsidiaries), on the other hand, will be terminated as of or prior to the date of the Distribution. TDCC is also required to use its commercially reasonable efforts to settle all intercompany accounts between TDCC or any of its subsidiaries (other than Splitco and the DCP Subsidiaries), on the one hand, and Splitco or any of the DCP Subsidiaries, on the other hand, as of or prior to the date of the Distribution. Any intercompany accounts that are not settled will be taken into account for the determination of the amount of working capital of Splitco and its subsidiaries as of the date of the Distribution.

Consents and Delayed Transfers

The Separation Agreement provides that TDCC and Splitco will use their respective reasonable best efforts to obtain any required third-party consents or governmental approvals required in connection with the Separation or the Distribution. If the transfer of any asset, or the assumption of any liability, in connection with the Separation or the Distribution requires the consent of a third-party or approval of a governmental authority, then the transfer of such asset, or the assumption of such liability, will not be effective until the required consent or approval is obtained. The obligations of the parties to obtain such consents and approvals will generally terminate on the two-year anniversary of the Distribution.

Where the transfer of an asset, or the assumption of a liability, requires the consent of a third-party or approval of a governmental authority and such consent or approval has not been obtained prior to the Distribution, subject to the satisfaction of the conditions to the completion of the Distribution, the Distribution will nevertheless take place, and TDCC and Splitco will be required to use reasonable best efforts to establish arrangements under which Splitco or the DCP Subsidiaries will obtain the economic rights and benefits associated with, and will assume the economic burden with respect to, the relevant asset or liability until the applicable asset is transferred to, or the applicable liability is assumed by, Splitco or a DCP Subsidiary.

Partially Transferred Contracts

The Separation Agreement provides that TDCC and Splitco will use their reasonable best efforts to separate contracts that relate both to DCP and the other businesses conducted by TDCC and its subsidiaries, which are referred to as the “partially transferred contracts,” into separate contracts so that Splitco and the DCP Subsidiaries will have the rights and benefits and be subject to the liabilities with respect to each partially transferred contract to the extent related to DCP, and TDCC and its subsidiaries will have the rights and benefits and be subject to the liabilities with respect to each partially transferred contract to the extent not related to DCP. If any counterparty to any partially transferred contract is entitled to consent to the separation of the partially transferred contract and has not provided its consent or if the separation of a partially transferred contract has not been completed as of the date of the Distribution for any other reason, TDCC and Splitco will be required to use their reasonable best efforts to develop and implement arrangements to make the portion of the partially transferred contract related to DCP available for use by (and for the benefit of) Splitco and the DCP Subsidiaries. If and when any required consents are obtained, the partially transferred contract will be separated as described above. The obligations of TDCC and Splitco with respect to partially transferred contracts will terminate on the two-year anniversary of the Distribution. Splitco and TDCC will share equally any costs related to separating the partially transferred contracts.

Permits

Under the Separation Agreement, TDCC is required to use reasonable best efforts to obtain any environmental permits or other permits, licenses, approvals and authorizations from governmental entities and certain emissions credits, allowances and rights, in each case that are not transferred or assigned to Splitco or the DCP Subsidiaries but are necessary for Splitco and the DCP Subsidiaries to own or operate DCP from and after the date of the Distribution. If any such permits, licenses, approvals, authorizations, emissions credits, allowances or rights has not been obtained prior to the date of the Distribution, TDCC and Splitco will be required to use their reasonable best efforts to develop and implement lawful arrangements under which Splitco will have the benefit of environmental permits held by TDCC and its Subsidiaries following the Distribution. The obligations of TDCC and Splitco with respect to permits will terminate on the two-year anniversary of the Distribution.

Transfer of the JV Entity Interests

Under the Separation Agreement, TDCC will transfer its equity interests in the JV Entity to Splitco or a DCP Subsidiary. These interests will constitute 50 percent of the outstanding equity interests in the JV Entity, if there is no Tag Event, or 100 percent of the outstanding equity interests in the JV Entity if there is a Tag Event. If, however, at the time of the Distribution, (1) any consents of or approvals or waivers by third parties or governmental authorities required for the transfer of TDCC’s equity interests in the JV Entity to Splitco, a DCP Subsidiary or Olin have not been obtained, or (2) Olin has not secured the release of TDCC from TDCC’s obligations under certain guarantees relating to the JV Entity, then TDCC will not transfer its equity interests in the JV Entity to Splitco as part of the Separation and the Distribution (though the Separation and Distribution will otherwise still occur). Until such time as the required consents, approvals and waivers are obtained and the release of TDCC is secured (or waived by TDCC), the Separation Agreement provides that TDCC will hold the equity interests in the JV Entity in trust for Splitco and Splitco will be entitled to the economic benefits (including the rights to receive dividends and distributions) and will bear the economic burdens associated with ownership of those interests (but will not have the right to vote or direct the voting of those interests). Once the necessary consents, approvals and waivers are obtained and the release of TDCC is secured (or waived by TDCC), the transfer of TDCC’s equity interests in the JV Entity to Splitco will be effected.

Disclaimer

Under the Separation Agreement (other than as expressly provided therein), Splitco will take the assets and liabilities of DCP that are allocated to it “as is, where is,” and bear the economic and legal risk relating to conveyance of, title to or the assumption of those assets and liabilities. None of the foregoing has any impact on the representations and warranties made by TDCC in the Merger Agreement, the Tax Matters Agreement, the Employee Matters Agreement or any of the Additional Agreements or Local Conveyances. See “The Merger Agreement—Representations and Warranties” for a description of the representations and warranties related to DCP which are contained in the Merger Agreement.

Contribution

Immediately prior to the Distribution, TDCC will effect the Contribution, pursuant to which all of the DCP Subsidiaries will become direct or indirect subsidiaries of Splitco.

Issuance of Splitco Common Stock, Incurrence of Debt, Splitco Securities and Special Payment

In consideration for the Contribution, immediately prior to the Distribution, Splitco will:

•	issue to TDCC 99,999,500 additional shares of Splitco common stock which, along with the 500 shares of Splitco common stock currently owned by TDCC, will constitute all of the outstanding stock of Splitco;

•	incur new indebtedness in an aggregate principal amount of not less than the Below Basis Amount in the form of debt securities, term loans or a combination thereof, as more fully described under “Debt Financing”;

•	issue to TDCC the Splitco Securities, or pay to TDCC as a dividend an amount in cash equal to the Above Basis Amount, which will be $2,030 million minus the amount of the Special Payment, subject to adjustment based on Splitco’s working capital as described below under “—Working Capital Adjustment”; and

•	pay to TDCC as a dividend the Special Payment.

The Special Payment will consist of $875 million in cash, unless TDCC notifies Splitco at least 20 business days prior to the anticipated date of the Distribution that it elects to increase or reduce the amount of the Special Payment after considering in good faith the estimated adjusted tax bases of the Transferred Assets and the estimated amount of liabilities to be assumed by Splitco and the DCP Subsidiaries in the Separation. TDCC will not be permitted to increase the amount of the Special Payment to more than $1,050 million without the written consent of Olin.

Distribution

In the Distribution, TDCC will distribute all of the outstanding shares of Splitco common stock to the holders of shares of TDCC common stock. The Separation Agreement provides that the Distribution may be effected, at TDCC’s option, by way of a spin-off, a split-off or a combination thereof. As previously noted, this document has been prepared under the assumption that the shares of Splitco will be distributed to TDCC shareholders pursuant to a split-off. Based on market conditions prior to closing, TDCC will determine whether the Splitco shares will be distributed to TDCC’s shareholders in a spin-off or a split-off.

Conditions to the Distribution

The obligation of TDCC to complete the Distribution is conditional upon the substantially simultaneous consummation of the transactions described above under “—Contribution” and “—Issuance of Splitco Common Stock, Incurrence of Debt, Splitco Securities and Special Payment.”

The obligation of TDCC to complete the Distribution is also subject to the satisfaction or waiver by TDCC and Olin of the Joint Conditions to the Merger (other than the consummation of the Distribution), and the satisfaction or waiver by TDCC of the Additional Conditions to the Merger for TDCC’s Benefit, in each case as defined under “The Merger Agreement—Conditions to the Merger.”

Mutual Releases and Indemnification

Except as otherwise set forth in the Separation Agreement, the Merger Agreement, the Tax Matters Agreement, the Employee Matters Agreement or any of the Additional Agreements or Local Conveyances (collectively, the “Transaction Documents”), and subject to certain other exceptions noted below, both TDCC and Splitco (on behalf of themselves and their respective subsidiaries) will release each other and specified related parties from any and all liabilities arising out of or related to any events, circumstances or actions occurring (or failing to occur) at or prior to the Distribution, and have agreed not to make any claims or demands against the other party and its related parties with respect to such liabilities. The Separation Agreement, however, provides that neither TDCC nor Splitco (nor their related parties) will be released from the following liabilities:

•	any liability provided for in, or resulting from, any Transaction Document;

•	any liability retained, assumed, transferred, assigned or allocated to TDCC and its subsidiaries or Splitco and its subsidiaries, as the case may be, in accordance with any Transaction Document;

•	any liability that a party may have with respect to indemnification or contribution pursuant to the Separation Agreement for any third-party claim, action or proceeding against the parties; or

•	any liability the release of which would result in the release of any person other than TDCC, Splitco or any of their respective subsidiaries or related parties.

Further, under the Separation Agreement, TDCC will indemnify Splitco and its affiliates and their respective officers, directors, employees and agents for any losses incurred by them to the extent arising or resulting from any liability allocated to TDCC and its subsidiaries under the Separation Agreement and Splitco will indemnify TDCC and its affiliates and their respective officers, directors, employees and agents for any and all losses incurred by them to the extent arising or resulting from any liability allocated to Splitco and its subsidiaries under the Separation Agreement. TDCC’s indemnification obligation for environmental liabilities is subject to certain limitations described below under “—Environmental Provisions.”

Under the Separation Agreement, the amount of any indemnifiable losses will be reduced by (1) any insurance proceeds or other amounts actually recovered by the indemnified party or any of its affiliates in connection with the facts giving rise to the right of indemnification, (2) any tax benefit actually realized by the indemnified party or any of its affiliates that results from the accrual, incurrence or payment of any such losses, and (3) any amount included in the final statement of the working capital of Splitco and its subsidiaries specifically with respect to any such loss. Each party is also obligated to take all reasonable steps to mitigate its indemnifiable losses after becoming aware of any event that could reasonably be expected to give rise to any losses, and indemnification will not be available to the extent a party fails to take reasonable steps to mitigate such loss.

All rights and obligations of TDCC and Splitco with respect to indemnification for tax matters will be governed by the Tax Matters Agreement and will not be subject to the provisions of the Separation Agreement described in this section (see the section of this document entitled “Other Agreements—Tax Matters Agreement”).

Environmental Provisions

Under the Separation Agreement, subject to certain limitations, TDCC will indemnify Splitco and its affiliates and their respective officers, directors, employees and agents for certain environmental liabilities that relate to:

•	releases of hazardous materials that occur before the date of the Distribution at or from any facility or railcar owned, leased or used in connection with DCP or the JV Entity, and releases of hazardous materials (whenever occurring) at or from any third-party site to which such materials were sent for treatment or disposal before the date of the Distribution in connection with DCP or the JV Entity;

•	violations of environmental laws and permits that occur or exist before the date of the Distribution, including any continuation of such violation for a specified period after the date of the Distribution;

•	actions or proceedings arising out of any violation or liability under environmental law or permits before the date of the Distribution related to DCP or the JV Entity or any real property used in connection therewith; and

•	human exposure (whenever occurring) to hazardous materials released before the date of the Distribution at any real property used in connection with DCP or the JV Entity, or included in any product distributed from any real property used in connection with DCP or the JV Entity before the date of the Distribution.

Certain indemnification claims against TDCC under the Separation Agreement for environmental liabilities must be brought within 10 years of the date of the Distribution and are subject to a cap of $1,040 million. A per-claim deductible also applies to certain indemnification claims for environmental liabilities.

Under the Separation Agreement, Splitco will indemnify TDCC and its affiliates and their respective officers, directors, employees and agents for certain environmental liabilities that relate to:

•	releases of hazardous materials that occur after the date of the Distribution at or from any facility or railcar owned, leased or used in connection with DCP or the JV Entity, and releases of hazardous materials at or from any third party site to which such materials were sent for treatment or disposal after the date of the Distribution in connection with DCP or the JV Entity;

•	violations of environmental laws and permits that occur after the date of the Distribution, or existed before the date of the Distribution and continued after the date of the Distribution but were not notified to TDCC within a specified period after the date of the Distribution;

•	actions or proceedings arising out of any violation or liability under environmental law or permits after the date of the Distribution related to DCP or the JV Entity or any real property used in connection therewith; and

•	human exposure to hazardous materials released after the date of the Distribution at any real property used in connection with DCP or the JV Entity, or included in any product distributed from any real property used in connection with DCP or the JV Entity after the date of the Distribution.

Working Capital Adjustment

The Separation Agreement provides for a working capital adjustment to the extent that the actual working capital of Splitco and the DCP Subsidiaries as of close of business on the day immediately prior to the effective date of the Distribution is greater or less than the target working capital for Splitco and the DCP Subsidiaries as of such date.

The Separation Agreement provides that prior to the anticipated date of the Distribution, TDCC will deliver to Splitco a notice setting forth its good faith estimate of the working capital amount. If the estimated amount of working capital exceeds the target working capital amount described in the Separation Agreement, the aggregate principal amount of the Splitco Securities (or the amount of the cash dividend payable by Splitco to TDCC in lieu of the Splitco Securities, as the case may be) will be increased by the amount of such excess, and if the target working capital amount described in the Separation Agreement exceeds the estimated amount of working capital, the aggregate principal amount of the Splitco Securities (or the amount of the cash dividend payable by Splitco to TDCC in lieu of the Splitco Securities, as the case may be) will be reduced by the amount of such excess.

The Separation Agreement provides for a post-closing true-up of the working capital adjustment. If the actual working capital amount as determined in accordance with the procedures set forth in the Separation Agreement exceeds the estimated working capital amount by an amount equal to at least $1 million, then Splitco will pay to TDCC the difference within five business days of the final determination of the actual working capital amount. If the actual working capital amount is less than the estimated working capital amount by an amount equal to at least $1 million, then TDCC will pay to Splitco the difference within five business days of the final determination of the actual working capital amount.

Covenants

The Separation Agreement addresses additional obligations of TDCC and Splitco relating to, among others, access to information, record retention, provision of financial information, the conduct of certain claims retained by TDCC, the privileged nature of information and the resignation of certain directors, and includes covenants relating to Splitco’s use and removal of names and marks retained by TDCC and insurance matters. Certain obligations and covenants are described below.

Access to Information

Until the later of the seventh anniversary of the Distribution or the expiration of the applicable statute of limitations, TDCC and Splitco have agreed to retain the books and records and financial and operational data relating to DCP, the Transferred Assets and the land to be leased to Splitco by TDCC in connection with the Transactions, in each case, for the periods prior to the Distribution and, upon reasonable notice, to allow representatives of the other party reasonable access (including the right to make copies, at the other party’s expense) to such books and records during normal business hours. After the expiration of such period, TDCC and Splitco have agreed to offer to turn over possession of such books and records to the other party.

Retained Names and Marks

Splitco will have the right to use certain trademarks or service marks, Internet domain names, trade names, trade dress, company names and other identifiers that will be retained by TDCC and its subsidiaries on Splitco’s existing stocks of signs, letterheads, labels, office forms, promotional materials and other documents and materials for a period of 90 days after the Distribution. After such 90 day period expires, Splitco will be required to remove the retained names and marks from its existing stock, or cease using such existing stock. Splitco has also agreed to use reasonable best efforts to remove, within nine months after the Distribution, all trademarks that will be retained by TDCC and its subsidiaries that are affixed to any owned or leased rail cars that constitute Transferred Assets.

Insurance

From and after the Distribution, Splitco and its subsidiaries and DCP will cease to be insured by TDCC’s insurance policies or by any of its self-insured programs, and TDCC will retain all rights to control its insurance policies and programs. The Separation Agreement obligates Splitco to arrange for its own insurance policies with respect to Splitco and its subsidiaries and Splitco has agreed not to seek to benefit from any of TDCC’s insurance policies.

Resignations

TDCC is required to deliver resignations of each individual who serves as a director of Splitco and the DCP Subsidiaries and each individual who serves as a director of the JV Entity and was appointed by Dow, on or prior to the date of the Distribution (or in the case of the JV Entity, on the date when the equity interests in the JV Entity are transferred to Splitco or the DCP Subsidiaries, if later), in each case if requested by Olin or Splitco.

Further Actions

Except as otherwise provided in the Separation Agreement, each of TDCC and Splitco has agreed to cooperate with each other and to use reasonable best efforts to take all appropriate actions and to do all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by the Separation Agreement.

Termination

Without any further action, the Separation Agreement will terminate simultaneously upon a valid termination of the Merger Agreement prior to the Distribution. If the Separation Agreement is so terminated, neither TDCC nor Splitco will be liable to the other party or any other person under the Separation Agreement, except as provided in the Merger Agreement.

Third-Party Beneficiary; Amendment and Waiver

The Separation Agreement provides that Olin is a third-party beneficiary of the Separation Agreement and has the rights to enforce the terms and provisions of the Separation Agreement. The Separation Agreement may not be amended or modified, and rights under the Separation Agreement may not be waived, without the prior written consent of Olin.

DEBT FINANCING

Overview

In connection with the entry into the Merger Agreement, Olin entered into certain commitment letters with other parties thereto pursuant to which those parties agreed to provide debt financing in connection with the Transactions. The terms of the debt financing, including the conditions thereto and covenants thereunder, will be set out in definitive documentation to be entered into by the respective parties. The following is a description of the principal terms of the indebtedness that may be incurred in connection with the Transactions, as set out in the applicable commitment letters.

In connection with the Transactions, Splitco and Olin expect to engage in the following financing activities:

•	the issuance and incurrence by Splitco of indebtedness of up to $1,572 million in the form of debt securities, term loans or a combination thereof to (i) finance the Special Payment, (ii) pay fees and expenses of Olin in connection with the Transactions, (iii) refinance the term loans outstanding under Olin’s Existing Credit Facilities and (iv) obtain additional funds for general corporate purposes;

•	the issuance by Splitco to TDCC of the Splitco Securities or, if TDCC determines that the Debt Exchange is not reasonably likely to be consummated at the time of the Distribution and elects to receive cash from Splitco in lieu of the Splitco Securities, the issuance and incurrence by Splitco of indebtedness in the form of debt securities, term loans or a combination thereof to finance the payment by Splitco to TDCC of cash equal to the Above Basis Amount;

•	the amendment or refinancing of all of Olin’s Go Zone and Recovery Zone bonds;

•	the amendment or refinancing, in whole or in part, of the credit agreement governing the existing indebtedness of the JV Entity; and

•	the establishment by Olin of a new $500 million senior unsecured revolving credit facility which, if established, will replace Olin’s existing senior unsecured revolving credit facility.

To the extent Splitco does not obtain debt financing as described above, Splitco expects to incur up to $3,355 million in an aggregate principal amount of senior unsecured bridge loans on the terms, and subject to the conditions, in the Bridge Commitment Letter.

Splitco Securities

The Merger Agreement and the Separation Agreement contemplate the issuance of the Splitco Securities by Splitco to TDCC immediately prior to the Distribution. The Splitco Securities are expected to have a maturity date of at least eight years and are expected to be non-callable for a period of at least five years. Olin and TDCC currently expect Splitco to issue approximately $1,155 million in aggregate principal amount (subject to increase to account for customary underwriting fees) of the Splitco Securities, which amount is subject to change if TDCC elects to increase or decrease the amount of the Special Payment and is subject to adjustment based on Splitco’s working capital, in each case in accordance with the terms of the Separation Agreement. In addition, the Splitco Securities are expected to have an interest rate (payable only in cash) based on then current market conditions (but not to exceed an agreed cap) and customary covenants for issuers of comparable creditworthiness. After the consummation of the Merger, the Splitco Securities are also expected to be guaranteed by Olin. Other terms of the Splitco Securities will be established in accordance with the terms of the Merger Agreement and the Separation Agreement.

If the Debt Exchange is consummated, the Splitco Securities may be transferred by TDCC on or about the closing date of the Merger to the investment banks and/or commercial banks in exchange for existing debt securities of TDCC. See “—Debt Exchange.”

Debt Exchange

Prior to the Distribution, Splitco will issue the Splitco Securities in a principal face amount equal to the Above Basis Amount (subject to increase to account for customary underwriting fees). TDCC expects to transfer Splitco Securities on or about the closing date of the Merger to the investment banks and/or commercial banks in exchange for outstanding TDCC indebtedness. The Splitco Securities are subsequently expected to be sold by the investment banks and/or commercial banks to third-party investors.

If TDCC determines that the Debt Exchange is not reasonably likely to be consummated at the time of the Distribution, TDCC may elect to receive the Splitco Securities in any event or may elect to receive cash from Splitco in lieu of the Splitco Securities as described under “The Merger Agreement—Debt Exchange.”

Other Senior Debt Securities of Splitco

In addition to the Splitco Securities, Splitco expects to issue and sell other senior debt securities of Splitco having an aggregate principal amount of up to $572 million to, together with any proceeds of the Bridge Facility (as defined below) or the New Term Facility (as defined below), finance the Transactions, to make payments in connection with the Transactions and refinance indebtedness in connection with the Transactions (the “Other Splitco Debt Securities”). The Other Splitco Debt Securities would carry an interest rate based on then current market conditions at the time of issuance. Olin anticipates that the instruments governing the Other Splitco Debt Securities would contain customary covenants for issuers of comparable creditworthiness. To the extent Splitco does not issue and sell the Other Splitco Debt Securities in the full amount described above, Splitco expects to incur senior unsecured bridge loans on the terms, and subject to the conditions, in the Bridge Commitment Letter.

New Senior Unsecured Credit Facility

Pursuant to the Backstop Commitment Letter, subject to certain conditions, the Commitment Parties agreed to use their commercially reasonable efforts to assemble a syndicate of lenders to provide to Olin up to $500.0 million in aggregate principal amount of senior unsecured revolving credit commitments (the “New Revolving Facility”) and to provide to Splitco up to $1,000 million in aggregate principal amount of senior unsecured term loans (the “New Term Facility”; together with the New Revolving Facility, the “Pro Rata Facilities”). In addition, each of Wells Fargo Bank, N.A. and JPMorgan Chase Bank, N.A. severally agreed to provide commitments in respect of the Pro Rata Facilities in an aggregate principal amount equal to the lesser of (i) 20 percent of the Pro Rata Facilities and (ii) $200.0 million (divided ratably among each of the Pro Rata Facilities), subject to the uncommitted portion of the Pro Rata Facilities being provided by one or more other lenders. If obtained, the proceeds of the New Term Facility will be used (a) to refinance the term loans outstanding under Olin’s Existing Credit Facilities and (b) together with any proceeds of the Bridge Facility (as defined below) or the Other Splitco Debt Securities, to finance the Transactions, to make payments in connection with the Transactions and refinance indebtedness in connection with the Transactions. See “—Overview.” If obtained, the proceeds of the New Revolving Facility will be used to refinance the revolving loans outstanding under Olin’s Existing Credit Facilities (if any) and for general corporate purposes.

Senior Unsecured Bridge Facility

Pursuant to the Bridge Commitment Letter, subject to certain conditions, the Commitment Parties agreed with Olin to provide to Splitco up to $3,355 million in aggregate principal amount of senior unsecured bridge loans (the “Bridge Facility”).

The Bridge Commitment Letter provides that the Commitment Parties will make the Bridge Facility available in a single draw on the closing date of the Merger. The commitments contemplated by the letter are in effect until December 26, 2015, subject to extension in the event that the Termination Date in the Merger Agreement is extended because certain conditions precedent to the closing of the Merger have not been satisfied. The commitments contemplated by the Bridge Commitment Letter are subject to customary conditions, including, subject to exceptions, the absence of any material adverse effect on DCP since December 31, 2014. Olin has agreed to pay certain fees to the Commitment Parties in connection with the Bridge Facility and has agreed to indemnify such parties against certain liabilities.

The credit agreement governing the Bridge Facility is expected to have terms and conditions substantially consistent with Olin’s $415 million senior credit facilities (the “Existing Credit Facilities”), together with several features applicable to bridge credit facilities, including, but not limited to:

•	Maturity—Borrowings under the Bridge Facility are expected to mature 364 days after the closing date of the Merger.

•	Interest Rates—Amounts outstanding under the Bridge Facility are expected to bear interest, at Splitco’s option, at a rate equal to:

-	the daily base rate plus 0.75 percent per annum; or

-	the reserve adjusted eurodollar rate for the selected interest period plus 1.75 percent per annum;

in each case subject to a pricing grid; provided that the applicable interest rate margin will increase at the end of each three-month period after the closing date of the Merger by (a) 0.25 percent if the public corporate rating or public corporate family rating, as applicable, of Olin is BBB- (with a stable or better outlook) or higher from S&P and Baa3 (with a stable or better outlook) or higher from Moody’s and (b) otherwise 0.50 percent.

•	Duration Fee—Under the credit agreement in respect of the Bridge Facility, Splitco will be obligated to pay a non-refundable duration fee in an amount equal to:

-	0.50 percent of the amounts outstanding under the Bridge Facility on the 90th day after the closing date of the Merger;

-	0.75 percent of the amounts outstanding under the Bridge Facility on the 180th day after the closing date of the Merger; and

-	1.00 percent of the amounts outstanding under the Bridge Facility on the 270th day after the closing date of the Merger.

Prepayments

Subject to certain conditions and exceptions, prior to the closing date of the Merger, the commitments in respect of the Bridge Facility will be permanently reduced in certain circumstances, including (a) in an amount equal to 100 percent of the net cash proceeds of debt securities issued by Olin or any of its subsidiaries of any other indebtedness for borrowed money (including the Other Splitco Debt Securities), other than intercompany debt, the Pro Rata Facilities (except as described in clause (b) and (c) of this sentence) and indebtedness incurred in the ordinary course of business, (b) 100 percent of the commitments received in respect of the New Term Facility in excess of $150 million, (c) 100 percent of the commitments received in respect of the New Revolving Facility in excess of $265 million, (d) 100 percent of the principal amount of any issuance or incurrence, as applicable, of the Splitco Securities and (e) 100 percent of the net cash proceeds of any issuance of equity or equity linked securities by Olin.

Subject to certain conditions and exceptions, after the closing date of the Merger, the credit agreement in respect of the Bridge Facility will require Splitco to prepay outstanding loans in certain circumstances, including (i) in an amount equal to 100 percent of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by Olin and its subsidiaries, subject to certain exceptions, and (ii) any of the circumstances described in clauses (b)-(e)  of the preceding paragraph.

Covenants

The Bridge Facility will contain customary covenants to be applicable to Olin and its subsidiaries (subject to qualifications and exceptions substantially consistent with Olin’s Existing Credit Facilities). In addition, Olin will be subject to (1) a maximum consolidated leverage ratio (to be defined as set forth in the Existing Credit Facilities) of 4.50:1.00, subject to step-downs to be agreed (but to no lower than 4.00:1.00), and (2) a minimum consolidated interest coverage ratio (to be defined as set forth in the Existing Credit Facilities) of 3.50:1.00.

Guarantee and Security

Obligations under the Bridge Facility will be unconditionally guaranteed by Olin. The obligations under the Bridge Facility will be unsecured.

Events of Default

The Bridge Facility is expected to contain the following events of default (subject to grace periods, qualifications and exceptions substantially consistent with the Existing Credit Facilities): nonpayment of principal, interest, fees or other amounts; inaccuracy of representations and warranties in any material respect; violation of covenants; cross payment default and cross acceleration; voluntary and involuntary bankruptcy or insolvency proceedings; inability to pay debts as they become due; material judgments; ERISA events; actual or asserted invalidity of the guarantee; and change in control.

Existing Senior Unsecured Credit Facility of Olin

Pursuant to the Backstop Commitment Letter, subject to certain conditions, the Commitment Parties agreed (i) to the extent the Pro Rata Facilities are not available on or prior to the closing date of the Merger, to obtain the consents necessary to amend Olin’s Existing Credit Facilities to permit the consummation of the Transactions and (ii) to the extent neither the Pro Rata Facilities nor such amendments can be obtained, to provide to Olin the financing necessary to replace Olin’s Existing Credit Facilities with a new $265.0 million revolving credit facility and a new $150.0 million term loan credit facility. On April 29, 2015, Olin terminated the commitments described in clauses (i) and (ii) of the preceding sentence after obtaining certain amendments to Olin’s Existing Credit Facility. These amendments are described in Olin’s current report on Form 8-K filed with the SEC on April 29, 2015.

OTHER AGREEMENTS

Olin, TDCC, Splitco and Merger Sub or their respective subsidiaries, in each case as applicable, have entered into or, before the consummation of the Transactions, will enter into, certain other agreements relating to the Transactions and various interim and on-going relationships between TDCC, Splitco and Olin. The material terms of these agreements are summarized below.

Employee Matters Agreement

In connection with the Transactions, TDCC, Splitco and Olin have entered into an Employee Matters Agreement with respect to the transfer of employees engaged in DCP and related matters, including terms of employment, benefit plans and other compensation, and collective bargaining agreements. This summary is qualified by reference to the complete text of the Employee Matters Agreement, which is incorporated by reference herein and is filed as an exhibit to the registration statement of which this document is a part,

Identification of Transferring Employees

For purposes of the Transactions, all in-scope employees identified as eligible for transfer to Splitco are TDCC employees who are more than 50 percent dedicated to DCP or who are designated as integral to the operation of DCP after the consummation of the Merger (such employees identified as eligible for transfer are hereinafter referred to as “Identified Employees,” and such employees who transfer are referred to as “Splitco Employees”). The list of Identified Employees provided to Olin may be adjusted during the period between the signing of the Employee Matters Agreement and the consummation of the Merger for a variety of reasons (including but not limited to new hires and voluntary attrition).

Comparability Period

Except as required by law or under the terms of an applicable collective bargaining agreement, for a period of two years following the consummation of the Merger, Olin is obligated to provide Splitco Employees with a job level, an annual salary and an annual incentive compensation opportunity (excluding equity), and benefits and other compensation that are substantially comparable, in the aggregate, to that to which such Splitco Employees were entitled immediately prior to the consummation of the Merger.

General Allocation of Liabilities

In general, Olin will assume, as of the closing of the Merger, all employment-related liabilities with respect to Splitco Employees that arise on or after the consummation of the Merger or where applicable law requires a transfer, while TDCC will retain all such liabilities with respect to such Splitco Employees that arose prior to the consummation of the Merger, as well as for all TDCC employees, including Identified Employees, who do not transfer to Splitco, whether before, on or after the consummation of the Merger, other than where applicable law requires a transfer.

Service Crediting

Splitco Employees will generally cease to participate in any TDCC employee benefit plans as of the Distribution, and will instead be entitled to participate in employee benefit plans maintained by Olin on and after the consummation of the Merger. Splitco Employees will be entitled to service crediting for prior service with TDCC (and to the extent recognized by TDCC, with any predecessor employers) for purposes of eligibility, vesting and benefit accrual with regard to the Olin employee benefit plans, other than with respect to any defined benefit pension plan that does not assume assets and/or liabilities relating to the Splitco Employees or where such crediting would result in a duplication of benefits. Olin will use commercially reasonable efforts to waive any limitations as to pre-existing conditions, evidence of insurability, exclusions and waiting periods with respect to any participation and coverage requirements for Splitco Employees.

Annual Bonuses

Subject to applicable law and any applicable collective bargaining agreement, TDCC will retain liability for a pro-rated portion of any cash bonus payable to the Splitco Employees pursuant to TDCC’s bonus plan for the calendar year in which the consummation of the Merger occurs (and will pay such pro-rated bonus amounts to Splitco Employees at the time that eligible TDCC employees are normally paid such bonuses). Olin will provide Splitco Employees with a comparable bonus opportunity following the consummation of the Merger, and will provide such employees with a pro-rated bonus amount that reflects the portion of the calendar year following the date of the consummation of the Merger during which such employees were employed by Splitco.

TDCC Stock Awards

TDCC will take all necessary action, to be effective as of the consummation of the Merger, to cause any outstanding, unvested equity awards held by Splitco Employees immediately prior to the consummation of the Merger to continue to vest and to otherwise be treated in accordance with their terms and conditions and those of the applicable TDCC stock plan. In addition, prior to the consummation of the Merger, TDCC will amend the exercise period with respect to any outstanding stock options held by Splitco Employees to allow them to remain exercisable until the expiration of their originally scheduled terms.

U.S. Labor Matters

With regard to Splitco Employees in the United States, Olin will adopt any existing U.S. collective bargaining agreements, and will employ such employees subject to the terms of any such applicable collective bargaining agreements.

U.S. Tax-Qualified Defined Benefit Pension Plans

Effective as of the consummation of the Merger, Splitco Employees in the United States (both union and non-union) will be considered terminated participants under certain tax-qualified pension and/or retirement plans maintained by TDCC for the benefit of its employees. TDCC has the option, to either transfer U.S. defined benefit pension liabilities (with a net underfunding of up to $400 million) to Olin’s U.S. tax-qualified defined benefit pension plan or receive up to $200 million in cash from Olin. If TDCC transfers U.S. defined benefit pension liabilities with a net underfunding of less than $400 million, then TDCC will receive a cash amount from Olin equal to half of the difference between $400 million and the net underfunding.

U.S. Tax-Qualified Defined Contribution Plans

Effective as of the Distribution, contributions to the Dow Savings Plan in respect of Splitco Employees in the United States (both union and non-union) will cease, and such Splitco Employees will be fully vested in their benefits under such plan. At such time, Olin will allow such Splitco Employees to participate in a defined contribution retirement plan that includes a qualified cash or deferred arrangement that meets the requirements of Section 401(k) of the Code, which will serve as an employee savings plan for such Splitco Employees after the consummation of the Merger.

U.S. Non-Retiree Welfare Benefits

As of the consummation of the Merger, all Splitco Employees in the United States (both union and non-union) will cease to participate in or accrue benefits under the welfare benefit plans sponsored by TDCC. Olin will establish or designate welfare benefit plans in which Splitco Employees in the United States (both union and non-union) will participate immediately following the effective time of the Merger. Olin will use commercially reasonable efforts to ensure that such employees will be immediately eligible to commence participation in such plans without regard to any eligibility period, waiting period, elimination period, evidence of insurability requirements or pre-existing limitation requirements. Olin will also use commercially reasonable efforts to credit each such employee who participates in these plans with all deductibles, co-payments and co-insurance paid, as well as any outstanding flexible spending account balances, under the corresponding TDCC welfare benefit plan with respect to the period prior to the consummation of the Merger for the calendar year of the consummation of the Merger.

German Employees

Identified Employees who are employed by TDCC’s German affiliate dedicated to DCP will be eligible for transfer to an applicable DCP Subsidiary in Germany either pursuant to operation of law according to German Civil Code Section 613a (“Affected German Employees”) or as a result of a contractual offer of employment (“Offered German Employees”). With respect to Affected German Employees who object to a transfer of employment, TDCC will use commercially reasonable efforts to identify suitable replacement employees, who shall receive offers of employment with the applicable DCP Subsidiary. The terms and conditions contained in any offer letter of employment to the Offered German Employees will be the same terms and conditions applicable to such employees prior to the date of the offer letter, and will include recognition of past pensionable service and employment service periods with TDCC’s German affiliate. The DCP Subsidiary will, pursuant to law, assume any accrued pension liabilities (including any deferred compensation payable in connection with retirement) for all Splitco Employees in Germany.

Other Jurisdictions

In addition to provisions describing the transfer of employees in the United States and Germany (the two primary jurisdictions in which TDCC employees dedicated to DCP are located), the Employee Matters Agreement contains additional provisions relating to the transfer of TDCC employees in other jurisdictions and related matters.

Tax Matters Agreement

In connection with the Transactions, TDCC, Splitco, and Olin have entered into a Tax Matters Agreement that governs the parties’ respective rights, responsibilities, and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of any failure of the Distribution to qualify as tax-free for U.S. federal income tax purposes. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters. This summary is qualified by reference to the complete text of the form of the Tax Matters Agreement, which is incorporated by reference and is filed as an exhibit to the registration statement of which this document is a part.

In general, the Tax Matters Agreement governs the rights and obligations of TDCC, on the one hand, and Splitco and Olin, on the other hand, after the Distribution with respect to taxes for both pre-Distribution and post-Distribution periods. Under the Tax Matters Agreement, TDCC generally is responsible for pre-Distribution income and non-income taxes (including income and non-income taxes attributable to DCP), and Splitco is responsible for all post-Distribution income and non-income taxes attributable to DCP. In certain circumstances and subject to certain conditions, Splitco is responsible for certain taxes resulting from the Transactions. Furthermore, each party is responsible for any taxes imposed on TDCC that arise from the failure of the Distribution, the Merger and certain related transactions to qualify as tax-free transactions to the extent that such failure to qualify is attributable to certain actions (described below) taken by such party.

The Tax Matters Agreement further provides that Splitco will indemnify TDCC for (i) all taxes for which Splitco is responsible as described above, (ii) all taxes incurred by TDCC or any subsidiary of TDCC by reason of the breach by Splitco or Olin of any of their respective representations, warranties or covenants under the Tax Matters Agreement and (iii) any costs and expenses related to the foregoing (including reasonable attorneys’ fees and expenses). TDCC will indemnify Splitco for (i) all taxes for which TDCC is responsible as described above, (ii) all taxes incurred by Splitco or any subsidiary of Splitco by reason of a breach by TDCC of any of its representations, warranties or covenants under the Tax Matters Agreement and (iii) any costs and expenses related to the foregoing (including reasonable attorneys’ fees and expenses).

In addition, the Tax Matters Agreement generally will prohibit Splitco, Olin, and their affiliates from taking certain actions that could cause the Distribution, the Merger and certain related transactions to fail to qualify as tax-free transactions. In particular, unless an exception applies, for a two-year period following the date of the Distribution, Splitco may not:

•	enter into any transaction or series of transactions (or any agreement, understanding or arrangement) as a result of which one or more persons would acquire (directly or indirectly) stock comprising 50 percent or more of the vote or value of Splitco (taking into account the stock of Splitco acquired pursuant to the Merger);

•	redeem or repurchase any stock or stock rights;

•	amend its certificate of incorporation or take any other action affecting the relative voting rights of its capital stock;

•	merge or consolidate with any other person (other than pursuant to the Merger);

•	take any other action that would, when combined with any other direct or indirect changes in ownership of Splitco capital stock (including pursuant to the Merger), have the effect of causing one or more persons to acquire stock comprising 50 percent or more of the vote or value of Splitco, or would reasonably be expected to adversely affect the tax-free status of the Transactions;

•	liquidate or partially liquidate;

•	discontinue the active conduct of DCP; or

•	sell, transfer or otherwise dispose of assets (including stock of subsidiaries) that constitute more than 35 percent of the consolidated gross assets of Splitco and/or its subsidiaries (subject to exceptions for, among other things, ordinary course dispositions and repayments or prepayments of Splitco debt).

If Splitco intends to take any such restricted action, Splitco is required to cooperate with TDCC in obtaining a supplemental IRS ruling or an unqualified tax opinion acceptable to TDCC to the effect that such action will not affect that status of the Distribution, the Merger and certain related transactions as tax-free transactions. However, if Splitco takes any of the actions above and such actions result in tax-related losses to TDCC, then Splitco generally is required to indemnify TDCC for such losses, without regard to whether TDCC has given Splitco prior consent.

The Tax Matters Agreement is binding on and will inure to the benefit of any successor to any of the parties of the Tax Matters Agreement to the same extent as if such successor had been an original party to the Tax Matters Agreement. Further, as of the effective time of the Merger, Olin will be subject to the obligations and restrictions imposed on Splitco, including, without limitation, with respect to the indemnification obligations of Splitco and restrictions on Splitco described above.

Other Ancillary Agreements

In addition to the agreements described above, in connection with the Separation Agreement, TDCC and certain of its subsidiaries, on the one hand, and Splitco and certain of its subsidiaries, on the other hand, will enter into the agreements described below prior to the consummation of the Merger.

Ground Leases

TDCC and certain of its subsidiaries and subsidiaries of Splitco will enter into several ground lease agreements (or equivalent agreements in non-U.S. jurisdictions) in respect of DCP’s manufacturing sites at Freeport, Texas (inclusive of the adjacent brining site); Plaquemine, Louisiana (inclusive of the adjacent brining site); Stade, Germany; Rheinmünster, Germany; Terneuzen, the Netherlands; and Guarujá, Brazil. Pursuant to these agreements, TDCC and certain of its subsidiaries will grant to the DCP Subsidiaries a leasehold interest (or equivalent rights in non-U.S. jurisdictions) in the land at these manufacturing sites, with the building and improvements thereon to be owned by the DCP Subsidiaries for the duration of the ground lease. The land at these manufacturing sites will continue to be owned by TDCC after the consummation of the Transactions. These agreements will also provide for certain easements and access rights that will allow each party to access the real property of the other party in certain circumstances. These agreements will provide for a 99-year term and an annual rent to be paid by the applicable DCP Subsidiary.

Building Leases

TDCC and certain of its subsidiaries and subsidiaries of Splitco will enter into certain building lease agreements in respect of certain buildings at DCP’s manufacturing sites at Freeport, Texas and Plaquemine, Louisiana and at certain offices at Zhangjiagang, China and Midland, Michigan. Pursuant to four of these agreements, TDCC will grant to the DCP Subsidiary a leasehold interest in certain buildings (or portions thereof) at these manufacturing or office sites, as the buildings will continue to be owned by TDCC after the consummation of the Transactions. Pursuant to a fifth agreement, the DCP Subsidiary will grant to TDCC a leasehold interest in certain buildings at the Freeport, Texas manufacturing site, as the buildings will be owned by the DCP Subsidiary after the consummation of the Transactions, but TDCC will continue to use such buildings. These agreements will also provide for certain easements and access rights that will allow each party to access the buildings of the other party in certain circumstances. These agreements will provide for a customary term and an annual rent to be paid by the lessee.

Mineral Subleases

TDCC and a subsidiary of Splitco will enter into certain mineral sublease agreements in respect of certain lease agreements to which TDCC is a party relating to real property and certain mineral rights therein at DCP’s manufacturing sites at Freeport, Texas and Plaquemine, Louisiana. Pursuant to these agreements, TDCC will grant to the DCP Subsidiary a sublease interest in certain property at these manufacturing sites, including rights to subsurface salt/brine. These agreements will provide for the terms set forth in the underlying leases, and the rentals set forth in the underlying leases (or a pro rata portion thereof) to be paid by the DCP Subsidiary.

Pipeline License

TDCC and a subsidiary of Splitco will enter into certain license agreements in respect of certain lease agreements to which TDCC is a party relating to real property at DCP’s manufacturing sites at Freeport, Texas and Plaquemine, Louisiana. Certain pipelines and other subsurface lines of DCP will run through this real property. Pursuant to the license agreements, TDCC will grant to the DCP Subsidiary a license to use the real property at these manufacturing sites for the pipelines and other subsurface lines of DCP. These agreements will provide for a 99-year term.

Occupancy Agreements

TDCC and a subsidiary of Splitco will enter into occupancy agreements in respect of certain premises (primarily office, warehouse and laboratory space) in several jurisdictions in which DCP operates. These premises will continue to be owned or leased by TDCC and its subsidiaries after the consummation of the Transactions. Pursuant to these agreements, TDCC and certain of its subsidiaries will grant to certain DCP Subsidiaries the right to use and occupy these premises. Under the occupancy agreements, the DCP Subsidiaries will generally have these rights for a term of between six months and two years from the date of the Distribution. Under the occupancy agreements, the DCP Subsidiaries will be responsible for a monthly fee as consideration for such use and occupancy rights.

Site Services Agreements

TDCC and certain of its subsidiaries and subsidiaries of Splitco will enter into several Site Services Agreements in respect of DCP’s manufacturing sites at Freeport, Texas; Plaquemine, Louisiana; Stade, Germany; Rheinmuenster, Germany; Terneuzen, the Netherlands; Guaruja, Brazil; and Zhangjiagang, China. Pursuant to these agreements, TDCC and certain of its subsidiaries, on the one hand, and the DCP Subsidiaries, on the other hand, will provide to each other certain site services in relation to operation of the facilities at these sites (such as infrastructure services, maintenance services, logistics and transportation services, environmental operations services and energy services). The site services to be provided under the agreements are intended to facilitate the operation of the manufacturing facilities of DCP and TDCC’s retained businesses. The agreements provide for an initial 20-year term, with automatic five-year renewals (unless a party provides notice of its desire to terminate), and subject in certain cases to the right of the parties to terminate the services early. The fees payable by a service recipient under the agreement are on an arm’s length basis and generally based on the cost of services provided.

Operating Services Agreements

TDCC and certain of its subsidiaries and subsidiaries of Splitco will enter into two Operating Services Agreements in respect of certain facilities at the manufacturing sites at Freeport, Texas; Plaquemine, Louisiana; and Stade, Germany. Pursuant to the first of these agreements, TDCC and a DCP Subsidiary will provide to each other operating services in relation to certain facilities owned by the other party at the Freeport, Texas and Plaquemine, Louisiana sites (TDCC will operate the facilities owned by the DCP Subsidiary on the DCP Subsidiary’s behalf, and the DCP Subsidiary will operate the facilities owned by TDCC on TDCC’s behalf). Pursuant to the second agreement, a DCP Subsidiary will provide a TDCC subsidiary with operating services in relation to certain facilities owned by the TDCC subsidiary at the Stade, Germany site (the DCP Subsidiary will operate the facilities on the TDCC subsidiary’s behalf). The agreements provide for an initial term of 20 years, with automatic five-year renewals (unless a party provides notice of its desire to terminate), and subject in certain cases to the right of the parties to terminate the services early. The fees payable by the service recipient under the agreements are on an arm’s length basis and generally based on the cost of services provided.

Cell Services Agreement

TDCC and certain of its subsidiaries and a subsidiary of Splitco will enter into a Cell Services Agreement in respect of certain electrolytic cells owned by TDCC and its subsidiaries. Pursuant to this agreement, a DCP Subsidiary will provide TDCC and certain of its subsidiaries with repair, replacement and maintenance services in relation to the electrolytic cells. The agreement provides for an initial 10-year term, with automatic five-year renewals (unless a party provides notice of its desire to terminate). The fees payable by TDCC and certain of its subsidiaries under the agreement are on an arm’s length basis and generally based on the cost of services provided.

General Services Agreement

TDCC and a subsidiary of Splitco will enter into a General Services Agreement. Pursuant to this agreement, TDCC and a DCP Subsidiary will provide to each other certain transition services from the period beginning on the date of the Distribution, and generally ending within one year after the closing date of the Merger, subject in certain cases to the right of the service recipient to terminate services early. The transition services to be provided under the agreement are intended to facilitate an orderly and efficient separation of DCP from TDCC’s remaining businesses. The fees payable by a service recipient under the agreement are on an arm’s length basis and generally based on the cost of services provided.

Electric Energy Retail Sales Agreement

A subsidiary of TDCC and a subsidiary of Splitco will enter into an Electric Energy Retail Sales Agreement in respect of DCP’s manufacturing site at Freeport, Texas. Pursuant to this agreement, the TDCC subsidiary will supply a DCP Subsidiary with electricity for the operation of the facilities of DCP at the site. The agreement provides for the supply of electricity for an initial five-year term, with an automatic one-year renewal (unless the DCP Subsidiary provides notice of its desire to terminate). The purchase price payable by a DCP Subsidiary under the agreement is on an arm’s length basis.

Lease of Electric Generation, Distribution and Interconnection Facilities

TDCC and a subsidiary of Splitco will enter into a Lease of Electric Generation, Distribution and Interconnection Facilities, which will provide the facilities of DCP at the Plaquemine, Louisiana manufacturing site with an undivided leasehold interest in TDCC’s electric generation, distribution and interconnection facilities at the site that is adequate to allow DCP’s facilities to obtain their power requirements. The lease will continue until the expiration or termination of the ground lease relating to the Plaquemine, Louisiana site (which has a term of 99 years). In return, the DCP Subsidiary will pay a fixed monthly rental payment to TDCC.

Planning Agreements

TDCC and certain of its subsidiaries and subsidiaries of Splitco will enter into Planning Agreements in respect of the manufacturing sites at Freeport, Texas; Plaquemine, Louisiana; and Stade, Germany. Pursuant to these agreements, the TDCC entities and the Splitco entities will coordinate the production and processing of certain products and materials, and the supply of certain services, at these sites pursuant to a specified planning process in order to facilitate the administration of the various supply agreements for raw materials referred to below. The agreements provide for an initial 10-year term, with automatic one-year renewals (unless a party provides notice of its desire to terminate).

Intellectual Property License Agreement

TDCC and certain of its subsidiaries and a subsidiary of Splitco will enter into an Intellectual Property License Agreement in respect of certain intellectual property (including patents, trade secrets and copyrights) used by DCP. Pursuant to this agreement, TDCC and its subsidiaries will grant a perpetual, irrevocable, royalty-free, partly exclusive and partly non-exclusive license to such intellectual property to the DCP Subsidiary for use in DCP. The DCP Subsidiary may grant sublicenses of its rights under the agreement to its affiliates, agents, contractors and customers, and any such sublicenses must be consistent with the terms of the Intellectual Property License Agreement. Furthermore, pursuant to the agreement, TDCC and its subsidiaries will retain a perpetual right to practice for limited purposes (1) any intellectual property that is transferred to the DCP Subsidiary, and (2) certain intellectual property that is exclusively licensed to the DCP Subsidiary under this agreement.

Trademark License Agreement

TDCC and a subsidiary of Splitco will enter into a Trademark License Agreement in respect of certain trademarks owned by TDCC and certain trademarks that will be owned by the DCP Subsidiary in connection with the Separation. Pursuant to this agreement, TDCC will grant an exclusive, royalty-free license to the TDCC-owned trademarks to the DCP Subsidiary for use in connection with certain products of DCP (subject to limited rights retained by TDCC for use in certain of its retained businesses), and the DCP Subsidiary will grant a non-exclusive, royalty-free license to the DCP Subsidiary’s trademarks to TDCC for use in certain of TDCC’s retained businesses. Each party may grant sublicenses of its rights under the agreement to its affiliates, agents, contractors and customers, and any such sublicenses must be consistent with the terms of the Trademark License Agreement. The agreement provides for an initial term of 20 years, and each party will have the ability to extend the agreement for additional 10-year periods by providing notice of its desire to extend.

Operating Systems and Tools License Agreement

A subsidiary of TDCC and a subsidiary of Splitco will enter into an Operating Systems and Tools License Agreement in respect of certain operating systems and tools (including work processes, application software, databases, documentation and other tangible supporting tools) owned or controlled by TDCC and certain operating systems and tools that will be owned or controlled by the DCP Subsidiary in connection with the Separation. Pursuant to this agreement, each party will grant to the other party a license to use certain of the licensor’s operating systems and tools to organize, manage, operate and provide functional support for the licensee’s business at certain sites, subject to certain limitations. Each party may grant sublicenses of its rights under the agreement to certain of its affiliates. The licenses granted under this agreement differ in duration depending on the systems and tools that are licensed—certain licenses are short-term (generally one year), while others are long-term (perpetual, or coterminous with the term of the Operating Services Agreements or Planning Agreements, as the case may be). These agreements will provide for an annual license fee to be paid by the licensee in certain cases.

MOD™ 5 Computerized Process Control Software Agreement

A subsidiary of TDCC and a subsidiary of Splitco will enter into a MOD™ 5 Computerized Process Control Software Agreement in respect of certain process control software owned or controlled by the TDCC subsidiary that is used in the operation of certain facilities of DCP. Pursuant to this agreement, the TDCC subsidiary will grant to the DCP Subsidiary a license to use this software in the operation of such facilities in connection with DCP, subject to certain limitations. The TDCC subsidiary will also provide support and maintenance services to the DCP Subsidiary in connection with the software. The agreement provides for an initial term that expires at the end of 2020, and the DCP Subsidiary will have the ability to extend the agreement for one additional four-year period by providing notice of its desire to extend. This agreement will provide for annual service charges to be paid by the DCP Subsidiary.

Supply Agreements for Raw Materials

TDCC and certain of its subsidiaries and certain DCP Subsidiaries will enter into several supply agreements pursuant to which TDCC and certain of its subsidiaries will supply certain DCP Subsidiaries, and certain DCP Subsidiaries will supply TDCC and certain of its subsidiaries, as the case may be, with the following raw materials: finished 1,3 dichloropropene; acetone; anhydrous hydrochloric acid; benzene; caustic soda; cell effluent; chlorine; cumene heavies; epichlorohydrin; ethylene; crude hydrogen; methyl chloride; methylene chloride; perchloroethylene; phenol; propylene oxide epichlorohydrin; PO PDC; propane; propylene; carbon tet RCL; telone; trichloroethylene; vinyl chloride monomer; and vinylidene chloride. The initial term of the majority of these sales agreements is either 5 or 10 years (a small number of agreements have shorter or longer initial terms) beginning on the date of the Distribution. The majority of these agreements provide for either automatic renewals of the agreement for one-year periods after expiration of the initial term (unless a party provides notice of its desire to terminate), or one-year extensions if the buyer provides prior written notice of its desire to extend the agreement. With respect to ethylene, TDCC will enter into a 20-year agreement for the supply of ethylene by TDCC to Olin or an Olin subsidiary, pursuant to which TDCC will receive certain up-front payments in return for supplying ethylene at producer economics (the “Ethylene Agreement”).

DESCRIPTION OF OLIN CAPITAL STOCK

The rights of Olin shareholders are governed by Virginia law, the Olin Charter and the Olin Bylaws. For information on how to obtain a copy of the Olin Charter and the Olin Bylaws, see “Where You Can Find More Information; Incorporation by Reference.”

The following description of Olin’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Olin Charter and the Olin Bylaws.

General

As of the date of this document, Olin’s authorized capital stock consists of 120,000,000 shares of common stock, par value $1 per share, and 10,000,000 shares of preferred stock, par value $1 per share, issuable in one or more series. As of April 30, 2015, there were 77,513,605 shares of Olin common stock issued and outstanding and no shares of Olin preferred stock issued and outstanding.

If Olin shareholders approve the Charter Amendment at the special meeting, the number of authorized shares of Olin common stock will be increased to 240,000,000 shares pursuant to an amendment to the Olin Charter prior to the time of closing of the Merger.

Olin has adopted and maintains equity incentive plans and stock purchase plans pursuant to which Olin is authorized to issue stock, stock options and other types of equity-based compensation to employees, directors and consultants. As of May 1, 2015, awards and other rights or options to acquire shares of Olin common stock were outstanding under these plans that represented rights or options to acquire approximately 5,883,800 shares of Olin common stock and Olin had reserved approximately 4,125,890 additional shares of Olin common stock for future issuances under these plans.

Common Stock

Holders of Olin common stock are entitled to dividends as declared by the Olin Board from time to time after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of preferred stock then outstanding. Holders of Olin common stock are entitled to one vote per share on all matters submitted for action by the shareholders and may not cumulate votes for the election of directors. Holders of Olin common stock have no preemptive or subscription rights and have no liability for further calls or assessments. In the event of the liquidation, dissolution or winding up of Olin’s business, holders of Olin common stock will be entitled to receive, pro rata, all of Olin’s remaining assets available for distribution, after satisfaction of the prior preferential rights of the preferred stock then outstanding and the satisfaction of all of Olin’s debts and liabilities.

Preferred Stock

Under the Olin Charter, the Olin Board is authorized, without further shareholder action, to provide for the issuance from time to time of up to 10,000,000 shares of Olin preferred stock in one or more series and to establish the voting powers, designations, preferences and rights and other terms of the preferred stock, as may be set forth in articles of amendment to the Olin Charter providing for the issuance of the preferred stock as adopted by the Olin Board or a duly authorized committee thereof. There are currently no shares of preferred stock outstanding.

Certain Anti-Takeover Effects of Provisions of Virginia Law, the Olin Charter and the Olin Bylaws

Certain Provisions of Virginia Law

Olin is subject to the following provisions of Virginia law which may have the effect of discouraging unsolicited acquisition proposals regarding Olin or delaying or preventing a change in control of the Olin Board:

Antitakeover Statutes

As permitted by Virginia law, Olin, in the Olin Bylaws, has opted out of Article 14.1 of the Virginia Stock Corporation Act (the “VSCA”), the Virginia anti-takeover statute regulating “control share acquisitions,” which are transactions causing the voting power of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20 percent, 33 1⁄3 percent or 50 percent) of the total votes entitled to be cast for the election of directors. Under that Virginia statute, shares acquired in a control share acquisition have no voting rights unless granted by a majority vote of all outstanding shares entitled to vote in the election of directors other than those held by the acquiring person or held by any officer or employee director of the corporation, unless at the time of any control share acquisition, the articles of incorporation or bylaws of the corporation provide that this statute does not apply to acquisitions of its shares. An acquiring person that owns five percent or more of the corporation’s voting stock may require that a special meeting of the shareholders be held, within 50 days of the acquiring person’s request, to consider the grant of voting rights to the shares acquired or to be acquired in the control share acquisition. If voting rights are not granted and the corporation’s articles of incorporation or bylaws permit, the acquiring person’s shares may be redeemed by the corporation, at the corporation’s option, at a price per share equal to the acquiring person’s cost. Unless otherwise provided in the corporation’s articles of incorporation or bylaws, the VSCA grants appraisal rights to any shareholder who objects to a control share acquisition that is approved by a vote of disinterested shareholders and that gives the acquiring person control of a majority of the corporation’s voting shares. This regulation was designed to deter certain takeovers of Virginia public corporations.

Olin is subject to Article 14 of the VSCA, a Virginia statute regulating “affiliated transactions”. An affiliated transaction is generally defined as a merger, a share exchange, a material disposition of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a holder of more than 10 percent of any class of the corporation’s outstanding voting shares (a “10 percent holder”) or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10 percent holder by more than five percent. In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with any 10 percent holder for a period of three years following the date that such person became a 10 percent holder unless (1) the board of directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the 10 percent holder, approve the affiliated transaction or (2) before the date the person became a 10 percent holder, the board of directors approved the transaction that resulted in the shareholder becoming a 10 percent holder.

After three years, any such transaction must be at a “fair price,” as described in the VSCA, or must be approved by a majority of the disinterested directors or the holders of two-thirds of the voting shares, other than the shares beneficially owned by the 10 percent holder.

Shareholder Action by Written Consent

The VSCA provides that, unless provided otherwise in a Virginia corporation’s articles of incorporation, any action that may be authorized or taken at a meeting of shareholders may be authorized or taken without a meeting only by unanimous written consent of the shareholders who would be entitled to vote on the action. The Olin Charter does not include a provision that permits shareholders to take action without a meeting other than by unanimous written consent.

Certain Provisions of the Olin Charter and the Olin Bylaws

Olin is subject to the following provisions of the Olin Charter and the Olin Bylaws which may have the effect of discouraging unsolicited acquisition proposals regarding Olin or delaying or preventing a change in control of the Olin Board:

Board of Directors. The Olin Board consists of three classes as nearly equal in number as possible, each of which serves for three years with one class being elected each year. The total number of directors may not exceed 18. The Olin Board currently consists of nine directors, but the number of directors may be increased to any number, not more than 18 directors, or decreased to any number, not less than three directors, by amendment of the bylaws. In connection with the Transactions, the size of the Olin Board will be increased to include three additional directors to be designated by TDCC, effective at the time of closing of the Merger. Directors may be removed only with cause, and vacancies on the Olin Board, including any vacancy created by an increase in the number of directors, may be filled at an annual meeting by shareholders entitled to vote in the election of directors or by a majority of the directors remaining in office, even though less than a quorum. If the Olin Board fills a vacancy, the director’s term expires at the next shareholders’ meeting at which directors are elected.

Shareholder Nominations and Proposals. The Olin Bylaws require that advance notice of nominees for election as directors be made by a shareholder or shareholder proposals be given to Olin’s corporate secretary, together with certain specified information, no later than 90 days before the anniversary of the immediately preceding annual meeting of shareholders.

Special Meetings of Shareholders. Special meetings of Olin’s shareholders may be called only by the Olin Board, its chairman, its president or the holders of a majority of the shares entitled to vote at the special meeting.

Preferred Stock. Under the Olin Charter, the Olin Board is authorized, without further shareholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series and to establish the voting powers, designations, preferences and rights and other terms of the preferred stock.

Listing

Olin common stock trades on the NYSE under the trading symbol “OLN.”

Transfer Agent

The transfer agent and registrar for Olin common stock is Wells Fargo Shareowner Services.

OWNERSHIP OF OLIN COMMON STOCK

The following table and footnotes set forth, as of April 30, 2015, the beneficial ownership, as defined by regulations of the SEC, of Olin common stock held by:

•	each person or group of persons known by Olin to own beneficially more than five percent of the outstanding shares of Olin common stock;

•	each current director of Olin;

•	each current named executive officer of Olin; and

•	all current directors and executive officers of Olin as a group.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percent of Common Stock
Directors and Executive Officers:
Gray G. Benoist (2)	52,007	*
Donald W. Bogus (3)	80,653	*
C. Robert Bunch (4)	89,527	*
Randall W. Larrimore (5)	77,855	*
John M. B. O’Connor (6)	59,334	*
Richard M. Rompala (7)	128,106	*
Philip J. Schulz (8)	68,947	*
Vincent J. Smith (9)	38,134	*
Joseph D. Rupp (10)	2,051,183	2.6%
Todd. A. Slater (11)	153,687	*
John E. Fischer (12)	411,492	*
John L. McIntosh (13)	293,339	*
George H. Pain (14)	234,920	*
Frank W. Chirumbole (15)	130,135	*

All Directors and executive officers as a group (14 persons)	3,869,320	4.84%
BlackRock, Inc (16) 40 East 52nd Street, New York, New York, 10022	9,105,792	11.4%
State Street Corporation (17) State Street Financial Center One Lincoln Street, Boston, Massachusetts, 02111	5,321,374	6.7%
The Vanguard Group, Inc. (18) 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355	5,201,591	6.5%
The London Company (19) 1801 Bayberry Court, Suite 301, Richmond, Virginia, 23226	5,026,951	6.2%
Allianz Global Investors U.S. Holdings LLC (20) 680 Newport Center Drive, Suite 250, Newport Beach, California, 92660	4,178,256	5.2%
Dimensional Fund Advisors LP (21) Building One, 6300 Bee Cave Road, Austin, Texas 78746	4,004,760	5.0%

*	Represents less than 1% of the number of shares of Olin common stock outstanding.
(1)	The address for each of the directors and executive officers is 190 Carondelet Plaza, Suite 1530, Clayton, Missouri, 63105.
(2)	Includes 35,534 phantom stock units credited to Mr. Benoist’s deferred account under the Directors Plan.
(3)	Includes 50,389 phantom stock units credited to Mr. Bogus’s deferred account under the Directors Plan.
(4)	Includes 77,028 phantom stock units credited to Mr. Bunch’s deferred account under the Directors Plan.
(5)	Includes 68,489 phantom stock units credited to Mr. Larrimore’s deferred account under the Directors Plan.
(6)	Includes 44,931 phantom stock units credited to Mr. O’Connor’s deferred account under the Directors Plan.
(7)	Includes 127,606 phantom stock units credited to Mr. Rompala’s deferred account under the Directors Plan.
(8)	Includes 44,931 phantom stock units credited to Mr. Schulz’s deferred account under the Directors Plan.

(9)	Includes 25,334 phantom stock units credited to Mr. Smith’s deferred account under the Directors Plan.
(10)	Includes 1,541,667 shares that may be acquired by Mr. Rupp within 60 days (by June 29, 2015) through the exercise of stock options.
(11)	Includes 106,751 shares that may be acquired by Mr. Slater within 60 days (by June 29, 2015) through the exercise of stock options.
(12)	Includes 287,817 shares that may be acquired by Mr. Fischer within 60 days (by June 29, 2015) through the exercise of stock options.
(13)	Includes 233,500 shares that may be acquired by Mr. McIntosh within 60 days (by June 29, 2015) through the exercise of stock options.
(14)	Includes 147,751 shares that may be acquired by Mr. Pain within 60 days (by June 29, 2015) through the exercise of stock options.
(15)	Includes 106,442 shares that may be acquired by Mr. Chirumbole within 60 days (by June 29, 2015) through the exercise of stock options.
(16)	Based on Amendment No. 6 to a Schedule 13G filing dated January 9, 2015, as of December 31, 2014, BlackRock, Inc. had sole dispositive power for all such shares and sole voting power with respect to 8,969,809 of such shares.
(17)	Based on a Schedule 13G filing dated February 11, 2015, as of December 31, 2014, State Street Corporation had shared voting and dispositive power with respect to all such shares, and State Street Bank and Trust Company (acting in various capacities) had shared voting and dispositive power with respect to 4,837,935 of such shares. All such shares are beneficially owned by State Street Corporation and its direct and indirect subsidiaries in their various fiduciary and other capacities, including approximately four percent of the shares of our outstanding stock held in the CEOP as of December 31, 2014.
(18)	Based on Amendment No. 2 to a Schedule 13G filing dated February 9, 2015, as of December 31, 2014, The Vanguard Group had sole voting power over 111,132 shares, sole dispositive power over 5,096,859 shares, and shared dispositive power over 104,732 shares. The Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, was the beneficial owner of 104,732 shares as a result of serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, was the beneficial owner of 6,400 shares as a result of serving as an investment manager of Australian investment offerings.
(19)	Based on Amendment No. 1 to a Schedule 13G filing dated February 13, 2015, as of December 31, 2014, The London Company had sole voting and dispositive power over 4,696,779 shares and shared dispositive power over 330,172 shares.
(20)	Based on Amendment No. 1 to a Schedule 13G filing dated February 12, 2015, as of December 31, 2014, all such shares were held by subsidiaries or affiliates of Allianz Global Investors U.S. Holdings LLC. Allianz Global Investors GmbH had sole voting power over 254,100 shares and sole dispositive power over 329,911 shares. NFJ Investment Group LLC had sole voting power over 3,725,795 shares and sole dispositive power over 3,769,397 shares. Allianz Global Investors U.S. LLC had sole voting and sole dispositive power over 78,948 shares.
(21)	Based on a Schedule 13G filing dated February 5, 2015, as of December 31, 2014, in its capacity as an investment adviser or manager, Dimensional Fund Advisors LP had sole voting power over 3,900,010 such shares and sole dispositive power for all such shares.

PROPOSAL NO. 1—PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF OLIN COMMON STOCK IN THE MERGER

For a summary and detailed information regarding this proposal, see the information about the proposed Merger, and the Share Issuance, contained throughout this document, including the information set forth in the sections of this document entitled “The Transactions,” “The Merger Agreement” and the “Separation Agreement.”

Copies of the Merger Agreement and the Separation Agreement are attached to this document as Annex A and Annex B, respectively.

If the proposal to approve the Share Issuance is not approved, the Merger cannot be completed, and each of TDCC and Olin will have the right to terminate the Merger Agreement, as described in the section entitled “The Merger Agreement—Termination.”

Required Vote

This proposal regarding the Share Issuance must be approved by the affirmative vote of a majority of votes cast on the proposal at the special meeting.

Recommendation of Olin Board

The Olin Board recommends that shareholders vote “FOR” the approval of the Share Issuance.

PROPOSAL NO. 2—PROPOSAL TO APPROVE THE AMENDMENT OF OLIN’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OLIN COMMON STOCK

Olin proposes to amend the Olin Charter to increase the number of authorized shares of Olin common stock from 120,000,000 to 240,000,000.

The Olin Charter currently authorizes the issuance of 120,000,000 shares of common stock. As of April 30, 2015, there were 77,513,605 shares of Olin common stock issued and outstanding. In addition, as of May 1, 2015, awards were outstanding under Olin’s equity incentive plans that represented rights to acquire approximately 5,883,800 shares of Olin common stock and Olin had reserved approximately 4,125,890 additional shares of Olin common stock for future issuances under these plans. Olin expects to issue 80,586,207 shares of Olin common stock in the Merger, or, if there is a Tag Event, 87,482,759 shares of Olin common stock. Olin does not have sufficient authorized and unissued shares of Olin common stock to complete that issuance unless the Charter Amendment is adopted.

The proposed Charter Amendment would delete the first sentence of Article Fourth of the Olin Charter in its entirety and replace it with the following:

“The aggregate number of shares that the Corporation shall have authority to issue shall be 10,000,000 shares of Preferred Stock, par value $1 per share (hereinafter called Preferred Stock), and 240,000,000 shares of Common Stock, par value $1 per share (hereinafter called Common Stock).”

The Olin Board has approved, authorized and adopted the Charter Amendment, which, if approved by Olin’s shareholders, will amend Article Fourth of the Olin Charter to effect the increase to the number of authorized shares of Olin common stock. The form of articles of amendment to the Olin Charter to increase the number of authorized shares of Olin common stock is attached as Annex G to this document. If the Charter Amendment is approved by Olin’s shareholders, Olin expects to file the articles of amendment with the Clerk of the State Corporation Commission of the Commonwealth of Virginia promptly following the special meeting, and the Charter Amendment will become effective prior to the consummation of the Merger.

Although the Olin Board could have selected a different number of authorized shares for the Olin shareholders to approve in order to have a sufficient amount of shares to complete the Share Issuance, the Olin Board selected 240,000,000 because it believes it is in Olin’s best interest to increase the number of authorized shares to an amount that is sufficient to accommodate the Share Issuance and to assure that additional shares of common stock are available for general corporate purposes, which may include:

•	raising capital through sales of equity securities (issuances of shares of Olin common stock or debt or equity securities that are convertible into Olin common stock);

•	acquiring other businesses or assets;

•	establishing strategic relationships with other companies;

•	providing equity incentives to employees, officers or directors;

•	declaring stock dividends or effecting stock splits; or

•	achieving other corporate purposes.

Olin does not have any current intention or plan to issue shares of Olin common stock for any purpose except for the Share Issuance in connection with the Merger and in connection with Olin’s existing employee benefit plans. However, the Olin Board nevertheless believes the additional authorized shares of common stock should be available for corporate purposes from time to time, without the potential expense and delay incident to obtaining shareholder approval for a particular issuance.

The additional shares of authorized Olin common stock would be identical to the shares of common stock now authorized and outstanding, and the Charter Amendment would not affect the rights of current holders of Olin common stock. Any issuances of additional shares of Olin common stock, however, could adversely affect the existing holders of shares of Olin common stock by diluting their ownership, voting power and earnings per share with respect to such shares. The current holders of Olin common stock do not have preemptive rights to purchase any shares of Olin common stock that may be issued. Olin is currently authorized to issue up to 10,000,000 shares of preferred stock, par value $1 per share. The Charter Amendment will not affect this authorization. For a further description of Olin’s capital stock, please see the section of this document entitled “Description of Olin Capital Stock.”

As a general matter, the Olin Board would be able to issue the additional shares of Olin common stock in its discretion from time to time, subject to and as limited by any rules or listing requirements of NYSE or of any other then applicable securities exchange and without further action or approval of Olin’s shareholders. The discretion of the Olin Board, however, would be subject to any other applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require shareholder approval of such transaction.

If the proposal to approve the Charter Amendment is not approved, the Merger cannot be completed, and each of TDCC and Olin will have the right to terminate the Merger Agreement, as described in the section entitled “The Merger Agreement—Termination.”

Required Vote

This proposal regarding the Charter Amendment must be approved by the affirmative vote of a majority of the shares of Olin common stock entitled to vote on the proposal.

Recommendation of Olin Board

The Olin Board recommends that shareholders vote “FOR” the approval of the Charter Amendment.

PROPOSAL NO. 3—PROPOSAL TO APPROVE THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE

If, at the special meeting of shareholders, the Olin Board determines it is necessary or appropriate to adjourn or postpone the special meeting in order to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance or the Charter Amendment, Olin intends to move to adjourn or postpone the special meeting. If the Olin Board determines that adjournment or postponement of the special meeting is necessary or appropriate, Olin will ask its shareholders to vote only upon the adjournment or postponement proposal, and not on the proposal to approve the Share Issuance or the Charter Amendment.

In this proposal, Olin is asking you to vote in favor of adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance or the Charter Amendment. If the shareholders approve the adjournment or postponement proposal, Olin could adjourn or postpone the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously voted. Among other things, approval of the adjournment or postponement proposal could mean that, even if Olin had received proxies representing a sufficient number of votes “AGAINST” the Share Issuance or the Charter Amendment to defeat one or both of those proposals, Olin could adjourn or postpone the special meeting without a vote and seek to convince the holders of those shares to change their votes to vote in favor of approval of the Share Issuance or the Charter Amendment, as the case may be.

Required Vote

This proposal regarding the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance and the Charter Amendment must be approved by the affirmative vote of a majority of the votes cast on that proposal at the special meeting.

Recommendation of Olin Board

The Olin Board recommends that shareholders vote “FOR” the proposal to approve adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance or the Charter Amendment.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Proposals by shareholders intended to be included in Olin’s proxy statement for Olin’s 2016 annual meeting must be delivered in writing to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, Missouri, no later than November 12, 2015, and must include the information required by the Olin Bylaws. Notice of any proposals by shareholders intended to be presented for consideration at Olin’s 2016 annual meeting without being included in Olin’s proxy statement must be delivered in writing to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, Missouri, 63105, no later than January 29, 2016, and the notice must include the information required by the Olin Bylaws. Any shareholder submitting such a proposal must also present the proposal in person at the 2016 annual meeting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Olin files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that Olin has filed with the SEC at the following SEC public reference room: 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Olin’s SEC filings are also available to the public on the SEC’s Internet website at www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. In addition, Olin’s SEC filings are also available to the public on Olin’s website, www.olin.com. Information contained on Olin’s website is not incorporated by reference into this document, and you should not consider information contained on that website as part of this document.

Statements contained in this document, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Olin to “incorporate by reference” into this proxy statement documents Olin files with it. This means that Olin can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that Olin files with the SEC will update and supersede that information. Olin incorporates by reference into this document the documents listed below and any future filings Olin makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this document until the date of the special meeting. The information incorporated by reference is an important part of this document. Any statement in a document incorporated by reference into this document will be deemed to be modified or superseded for purposes of this document to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this document modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this document.

•	Olin’s Annual Report on Form 10-K for the year ended December 31, 2014;

•	Olin’s Definitive Proxy Statement filed on March 4, 2015;

•	Olin’s Current Reports on Form 8-K filed on March 27, 2015 and April 29, 2015; and

•	the description of Olin common stock contained in Olin’s registration statement on Form 8-A, declared effective by the SEC on February 21, 1996, as amended.

You can obtain a copy of any document incorporated by reference into this document except for the exhibits to those documents from Olin. You may also obtain these documents from the SEC or through the SEC’s website described above. Documents incorporated by reference are available from Olin without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit into this document.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of The Dow Chemical Company

Midland, Michigan

We have audited the accompanying combined balance sheets of the Dow Chlorine Products Business (the “Business”), a subsidiary of The Dow Chemical Company (“Dow”), as described in Note 1 to combined financial statements, as of December 31, 2014 and 2013, and the related combined statements of income (loss), comprehensive income (loss), equity, and cash flows for each of the three years in the period ended December 31, 2014. These financial statements are the responsibility of the Business’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Business is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Dow Chlorine Products Business as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the combined financial statements, which describes the basis of presentation, the combined financial statements include allocations of certain expenses from Dow. As a result, the allocations may not reflect the expense the Business would have incurred as a stand-alone company.

/s/ Deloitte & Touche LLP

Midland, Michigan

May 6, 2015

The Dow Chlorine Products Business

Combined Statements of Income (Loss) and Comprehensive Income (Loss)

For the Years Ended December 31, 2014, 2013 and 2012

	For the years ended December 31,
	2014	2013	2012
	(in millions)
Net sales – External	$3,849	$3,637	$4,044
Net sales – Related party	927	738	718

Net Sales	4,776	4,375	4,762
Cost of sales	4,573	4,257	4,350
Research and development expenses	34	51	54
Selling, general and administrative expenses	152	145	139
Restructuring charges	—	—	33
Sundry expense (income) – net	3	(2)	1
Interest expense	13	—	—

Income (Loss) Before Income Taxes	1	(76)	185

Provision (benefit) for income taxes	8	(27)	39

Net Income (Loss)	(7)	(49)	146

Net loss attributable to noncontrolling interests	(5)	(4)	(5)

Net Income (Loss) Attributable to the Business	$(2)	$(45)	$151

Other Comprehensive Income (Loss), Net of Tax
Translation adjustments (net of tax – 2014: $(2); 2013: $2; 2012: $1)	(11)	13	4

Total other comprehensive income (loss)	(11)	13	4

Comprehensive Income (Loss)	(18)	(36)	150

Comprehensive loss attributable to noncontrolling interests	(5)	(4)	(5)

Comprehensive Income (Loss) Attributable to the Business	$(13)	$(32)	$155

See accompanying notes to the combined financial statements.

The Dow Chlorine Products Business

Combined Balance Sheets as of December 31, 2014 and 2013

	At December 31,
	2014	2013
	(in millions)
Assets
Current Assets
Accounts receivable:
Trade (net of allowance for doubtful receivables – 2014: $3; 2013: $4)	$175	$185
Other	16	7
Inventories	354	386
Deferred income tax assets – current	23	7
Restricted cash (all variable interest entity restricted)	20	1

Total current assets	588	586

Property
Property	5,703	6,005
Less accumulated depreciation	4,090	4,230

Net property (variable interest entity restricted – 2014: $815; 2013: $877)	1,613	1,775

Other Assets
Goodwill	56	56
Other intangible assets (net of accumulated amortization – 2014: $47; 2013: $46)	3	4
Deferred income tax assets – noncurrent	1	1
Deferred charges and other assets (variable interest entity restricted – 2014: $14; 2013: $14)	14	16

Total other assets	74	77

Total Assets	$2,275	$2,438

Liabilities and Equity
Current Liabilities
Accounts payable:
Trade	$372	$391
Other	8	12
Income taxes payable	29	13
Current portion of long-term debt	53	46
Accrued and other current liabilities	65	66

Total current liabilities (variable interest entity nonrecourse – 2014: $57; 2013: $67)	527	528

Noncurrent Liabilities
Deferred income tax liabilities – noncurrent	93	100
Long-term debt (all variable interest entity nonrecourse)	553	578
Other noncurrent obligations	144	159

Total noncurrent liabilities	790	837

Combined Equity
Net parent investment	809	909
Accumulated other comprehensive income	29	40

Total Business equity	838	949

Noncontrolling interests	120	124

Total combined equity	958	1,073

Total Liabilities and Combined Equity	$2,275	$2,438

See accompanying notes to the combined financial statements.

The Dow Chlorine Products Business

Combined Statements of Cash Flows

For the Years Ended December 31, 2014, 2013 and 2012

	For the years ended December 31,
	2014	2013	2012
	(in millions)
Operating Activities
Net income (loss)	$(7)	$(49)	$146
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	221	148	159
Credit for deferred income tax	(21)	(41)	(12)
Asset impairments	—	70	—
Restructuring charges	—	—	33
Net gain on sales of property	—	(4)	(3)
Changes in assets and liabilities:
Trade accounts receivable	10	55	19
Inventories	32	81	(47)
Trade accounts payable	(19)	(71)	10
Other assets and liabilities	7	(41)	8

Cash provided by operating activities	223	148	313

Investing Activities
Change in restricted cash	(19)	(1)	(1)
Capital expenditures	(88)	(239)	(544)
Proceeds from sales of property	—	4	3

Cash used in investing activities	(107)	(236)	(542)

Financing Activities
Net cash transfers to parent	(98)	(44)	(95)
Proceeds from issuance of long-term debt	30	116	324
Payments on long-term debt	(48)	—	—
Contributions from noncontrolling interests	—	16	—

Cash (used in) provided by financing activities	(116)	88	229

Summary
Increase (Decrease) in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of year	—	—	—

Cash and cash equivalents at end of year	$—	$—	$—

See accompanying notes to the combined financial statements.

The Dow Chlorine Products Business

Combined Statements of Equity

For the Years Ended December 31, 2014, 2013 and 2012

	Net Parent Investment	Accumulated Other Comprehensive Income	Noncontrolling Interests	Total Combined Equity
	(in millions)
Balance at January 1, 2012	$942	$23	$117	$1,082
Net income (loss)	151	—	(5)	146
Translation adjustments, net of tax	—	4	—	4
Net transfers to parent	(95)	—	—	(95)

Balance at December 31, 2012	998	27	112	1,137
Net loss	(45)	—	(4)	(49)
Translation adjustments, net of tax	—	13	—	13
Contributions from noncontrolling interests	—	—	16	16
Net transfers to parent	(44)	—	—	(44)

Balance at December 31, 2013	909	40	124	1,073
Net income (loss)	(2)	—	(5)	(7)
Translation adjustments, net of tax	—	(11)	—	(11)
Other	—	—	1	1
Net transfers to parent	(98)	—	—	(98)

Balance at December 31, 2014	$809	$29	$120	$958

See accompanying notes to the combined financial statements.

The Dow Chlorine Products Business

Notes to Combined Financial Statements

(Amounts in millions unless otherwise noted)

Note 1. Description of the Business

The accompanying combined financial statements present the combined assets, liabilities, revenues and expenses related to the chlorine, caustic, chlorinated organics and global epoxy operations (collectively, the “Dow Chlorine Products Business” or “DCP”) of The Dow Chemical Company (“Dow”). DCP’s core activities include:

•	the chlor-alkali activity at Freeport, Texas (“Freeport”) and Plaquemine, Louisiana (“Plaquemine”), which produce chlorine and caustic soda;

•	the chlor-alkali activity in the membrane chlor-alkali facility located at the integrated Freeport manufacturing complex as part of a joint venture arrangement with Mitsui & Co. Ltd (the “Joint Venture”) as described in Note 10;

•	the chlor-vinyl activity at Freeport and Plaquemine, which focuses on the production, supply and marketing of ethylene dichloride and vinyl chloride monomer;

•	all global chlorinated organics activity primarily located at Freeport, Plaquemine and Stade, Germany; and

•	the global epoxy operations, which includes the production of epoxy resins and epoxy intermediates.

DCP also includes activity related to brine mining and certain energy assets in Freeport, both of which are key inputs to the chlor-alkali and chlor-vinyl operations. The chlor-alkali and chlor-vinyl products are further utilized by other Dow operations, including global chlorinated organics, or sold to third parties. Global chlorinated organics produces chloroform, methyl chloride, methylene chloride, perchloroethylene and trichloroethylene for the use in cleaning applications, construction, fluoropolymers, pharmaceuticals, refrigerants and water treatment. Epoxy products include bisphenol A, allyl chloride, epichlorohydrin, liquid epoxy resins, cumene, glycerin and differentiated epoxy resins. The products are used in a variety of markets and applications including electrical laminates, civil engineering, composites, infrastructure and consumer goods among others. DCP has manufacturing facilities in the United States of America, China, Japan, South Korea, Germany, Italy, the Netherlands and Brazil.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The combined financial statements present the results of operations, financial position and cash flows of DCP and have been derived from the consolidated financial statements and accounting records of Dow using the historical results of operations and historical basis of assets and liabilities of DCP. The combined financial statements of DCP have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The combined statements of income (loss) and comprehensive income (loss) include allocations of certain expenses for services including, but not limited to, general corporate expenses related to finance, legal, information technology, human resources, ethics and compliance, shared services, employee benefits and incentives, insurance and stock-based compensation. These expenses have been allocated on the basis of direct usage when identifiable with the remainder allocated on the basis of headcount or other measures. DCP considers the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided. The allocations may not, however, reflect the expense DCP would have incurred as a stand-alone company. Actual costs that may have been incurred if the DCP was a stand-alone company would depend on a number of factors including DCP’s chosen organizational structure, what functions were outsourced or performed by DCP employees and strategic decisions made in areas such as information technology and infrastructure.

Debt is managed centrally within Dow with the exception of the Joint Venture. Neither debt nor debt interest cost has been allocated to DCP (with the exception of debt attributable to the Joint Venture) as none of Dow’s debt is directly related to DCP. Refer to Note 10 for more details on the Joint Venture.

Because a direct ownership relationship did not exist among the various businesses comprising DCP, a “net parent investment” account is shown as equity in the combined financial statements. All transactions between Dow and the Business have been included in the combined financial statements and have been effectively settled for cash on the date of the transactions through Dow’s centralized cash management system. These transactions are therefore reflected within net parent investment in the combined balance sheets, and the total net effect of the settlement of these related party transactions is reflected in the combined statements of cash flows as a financing activity.

Use of Estimates in Financial Statement Preparation

The preparation of financial statements in accordance with U.S. GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These combined financial statements include amounts that are based on management’s best estimates and judgments. Actual results could differ from those estimates.

Foreign Currency

The local currency has been primarily used as the functional currency throughout the world. Assets and liabilities are translated at year-end rates, and income statement amounts are translated at average rates during the course of the year. Translation gains and losses of those operations that use the local currency as the functional currency were allocated on a proportional basis using net property from the corresponding Dow legal entities and included in the combined balance sheets in accumulated other comprehensive income (“AOCI”).

Environmental Matters

Accruals for environmental matters specifically attributable to DCP are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated based on current law and existing technologies. These accruals are adjusted periodically as assessment and remediation efforts progress or as additional technical or legal information become available. Accruals for environmental liabilities are included in the combined balance sheets in accrued and other current liabilities and other noncurrent obligations at undiscounted amounts.

Environmental costs are capitalized if the costs extend the life of the property, increase its capacity and/or mitigate or prevent contamination from future operations. Environmental costs are also capitalized in recognition of legal asset retirement obligations resulting from the acquisition, construction and/or normal operation of a long-lived asset. Costs related to environmental contamination treatment and cleanup are charged to expense. Estimated future incremental operations, maintenance and management costs directly related to remediation are accrued when such costs are probable and reasonably estimable.

Cash and Cash Equivalents

During the periods presented, DCP participated in Dow’s centralized cash management system, which includes centralized cash disbursements, cash receipts and treasury processes. Cash disbursements and receipts related to DCP are handled by Dow and accounted for through the net parent investment account. Therefore, cash and cash equivalents is not presented in the balance sheets.

Inventories

Inventories are stated at the lower of cost or market. The method of determining cost varies among last-in, first-out (“LIFO”); first-in, first-out (“FIFO”); and average cost, and is used consistently from year to year.

Property

Land, buildings and equipment are carried at cost less accumulated depreciation. Depreciation is based on the estimated service lives of depreciable assets and is calculated using the straight-line method unless the asset was capitalized before 1997 when the declining balance method was used. Fully depreciated assets are retained in property and accumulated depreciation accounts until they are removed from service. In the case of disposals, assets and related accumulated depreciation are removed from the accounts and the net amounts, less proceeds from disposal, are included in income.

Impairment and Disposal of Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. When undiscounted future cash flows are not expected to be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value based on discounted cash flow analysis using market participant assumptions or bids received from third parties.

Goodwill and Other Intangible Assets

Goodwill is recorded when the purchase price of a business acquisition exceeds the fair value of net identified tangible and intangible assets acquired. Goodwill is tested for impairment at the reporting unit level annually, or more frequently when events or changes in circumstances indicate that the fair value of a reporting unit has more likely than not declined below its carrying value. When testing goodwill for impairment, a qualitative assessment is performed first. If an initial qualitative assessment concludes it is more likely than not the carrying value of DCP exceeds its estimated fair value, additional quantitative testing is performed to calculate the fair value – primarily through the use of a discounted cash flow methodology.

Finite-lived intangible assets such as intellectual property and trademarks are amortized over their estimated useful lives, generally on a straight-line basis, for periods ranging from three to twenty years. Finite-lived intangible assets are reviewed for impairment or obsolescence annually, or more frequently if events or changes in circumstances indicate that the carrying amount of an intangible asset may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows. No impairment of finite-lived intangibles was recorded in any of the periods presented.

Financial Instruments

Derivative financial instruments are managed through Dow’s centralized risk management process with the exception of the Joint Venture arrangement.

Fair Value of Financial Instruments

The carrying values of restricted cash and accounts payable are representative of their respective fair values due to the short-term maturity of these instruments. The carrying value of long-term debt is representative of its fair value based on its variable rate terms. The fair value of interest rate swaps are based on quotes from the counterparty. See Note 16 for more details relating to the fair value of financial instruments.

There is a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical instruments and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

•	Level 1 Inputs – Unadjusted quoted prices in active markets for identical instruments that the reporting entity has the ability to access as of the measurement date.

•

Level 2 Inputs – Inputs that are observable for the instrument, either directly or indirectly, other than quoted prices included in Level 1. These inputs might include quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, inputs other than quoted prices that are observable for the investment (such as interest rates, volatilities, prepayment speeds, credit risks) or inputs that are derived principally from or corroborated by market data by correlation or other means.

•	Level 3 Inputs – Unobservable inputs for determining the fair values of instruments that reflect assumptions that market participants would use in pricing the instruments.

Trade Accounts Payable

DCP’s trade accounts payable are processed by Dow’s centralized disbursement processes. Specific identification of trade accounts payable related solely to DCP is not practical. Therefore, trade accounts payable for Dow were allocated to DCP based on DCP’s proportion of certain expenses to the corresponding total amount of certain expenses for Dow. The exceptions to this are the Joint Venture (as described in Note 10) and the current portion of the non-interest bearing note pertaining to a supply agreement (as described in Note 9).

Sales

Sales are recognized when there is evidence of an arrangement, the price is fixed and determinable, collection from the customer is probable and risk and title to the product transfer to the customer, which usually occurs at the time shipment is made. As such, title to the product passes when the product is delivered to the freight carrier. Dow’s standard terms of delivery are included in its contracts of sale, order confirmation documents and invoices.

Related party sales are recognized when consumption is completed by the related party entity within Dow. Transactions are valued at the standard cost of each product consumed and recorded as net sales-related party on the combined statements of income (loss) and comprehensive income (loss).

Cost Allocation Methodology

DCP consumes products and services that are provided by Dow. These include materials, utilities, shared manufacturing services and shared administrative services, among others. These products and services are charged to DCP using Dow’s fundamental cost allocation methodology which affects the valuation of inventory, cost of sales, research and development expenses and selling, general and administrative expenses of DCP.

The methodology for costing products and services focuses on the activities performed to produce the products or services. Costs are assigned to activities and then to products or services based on the consumption of activities by each product or service. Each activity is measured and costed per a base unit such as hours or quantity (a “cost driver”). To determine the cost of an activity, all of the resources used to produce the activity are determined. After confirming the expected demand for the product or service, the cost per unit of activity is determined by dividing the total cost by the total expected demand for the cost driver.

Cost of Sales

DCP classifies the costs of manufacturing and distributing its products as cost of sales. Manufacturing costs include raw materials, utilities, packaging and fixed manufacturing costs associated with production. Fixed manufacturing costs include such items as plant site operating costs and overhead, production planning, depreciation and amortization, repairs and maintenance, environmental and engineering costs and allocations to DCP using Dow’s cost allocation methodology. Freight costs and any directly related costs of transporting finished product to customers are recorded as cost of sales in the combined statements of income (loss) and comprehensive income (loss) and are not included within net sales.

The related party cost of sales approximates the amount recognized as related party sales. These costs are recorded as cost of sales on the combined statements of income (loss) and comprehensive income (loss).

Research and Development

Research and development (“R&D”) expenses are the cost of services performed by the R&D function including technical service and development, process research and product development in support of DCP. The expenses incurred by the R&D function in support of DCP include costs recorded within DCP-direct cost centers and allocations to DCP using Dow’s cost allocation methodology. The direct costs include the expenses of the R&D individuals assigned to DCP including salaries, fringe benefits, travel, materials and supplies, information technology and office expenses.

Selling, General and Administrative

Selling, general and administrative expenses are the cost of services performed by the marketing and sales functions (including sales managers, field sellers, marketing research, marketing communications and promotion and advertising materials) and by administrative functions (including product management, business management, customer invoicing and human resources) in support of DCP. The expenses include costs recorded within DCP-direct cost centers and allocations to DCP using Dow’s cost allocation methodology. The direct costs include the expenses of the marketing and sales individuals assigned to DCP including salaries, fringe benefits, travel, materials and supplies, information technology and office expenses.

Legal Costs

Legal costs are expensed as incurred. The expenses include costs recorded on DCP-direct cost centers and allocations to DCP using Dow’s cost allocation methodology. The direct costs represent legal costs specifically related to DCP.

Severance Costs

Management routinely reviews its operations around the world in an effort to ensure competitiveness across its businesses and geographic areas. When the reviews result in a workforce reduction related to the shutdown of facilities or other optimization activities, severance benefits are provided to employees primarily under Dow’s ongoing benefit arrangements. These severance costs are accrued once management commits to a plan of termination including the number of employees to be terminated, their job classifications or functions, their locations and the expected completion date.

Income Taxes

During the periods presented, DCP did not file separate tax returns as it was included in the tax returns of Dow entities within the respective tax jurisdictions. The income tax provision and related balance sheet amounts included in these combined financial statements were calculated using a separate return basis as if DCP was a separate taxpayer.

The provision for income taxes has been determined using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities using enacted rates. The effect of a change in tax rates on deferred tax assets is recognized in income in the period that includes the enactment date. Deferred taxes are not provided on the unremitted earnings of subsidiaries outside of the United States when it is expected that these earnings will be permanently reinvested.

Annual tax provisions include amounts considered sufficient to pay assessments that may result from examinations of prior year tax returns; however, the amount ultimately paid upon resolution of issues raised may differ from the amounts accrued.

The financial statement effect of an uncertain income tax position is recognized when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. Accruals are recorded for other tax contingencies when it is probable that a liability to a taxing authority has been incurred and the amount of the contingency can be reasonably estimated.

Note 3. Recent Accounting Guidance

Accounting Guidance Issued But Not Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” which is the new comprehensive revenue recognition standard that will supersede all existing revenue recognition guidance under U.S. GAAP. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to a customer in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective for annual and interim periods beginning on or after December 15, 2016, and early adoption is not permitted. Entities will have the option of using either a full retrospective approach or a modified approach to adopt the guidance in the ASU. DCP is currently evaluating the impact of adopting this guidance.

Note 4. Restructuring

4Q12 Restructuring

On October 23, 2012, Dow’s Board of Directors approved a restructuring plan to optimize its portfolio and respond to changing and volatile economic conditions. The restructuring plan included severance of employees of DCP and the write-off of manufacturing assets. As a result of these restructuring activities, $25 was recorded as a restructuring charge in the combined statements of income (loss) and comprehensive income (loss) which included $11 of severance for the elimination of approximately 79 positions and an impairment charge of $14 for the write-down of manufacturing assets taken in the fourth quarter of 2012. These actions were substantially completed at December 31, 2014.

1Q12 Restructuring

On March 27, 2012, Dow’s Board of Directors approved a restructuring plan to optimize its portfolio, respond to changing and volatile economic conditions, particularly in Western Europe, and to advance Dow’s Efficiency for Growth program, which was initiated by Dow in the second quarter of 2011. The restructuring plan included severance of employees of DCP and the write-off of manufacturing assets in connection with Dow’s closing of manufacturing facilities. As a result of these restructuring activities, $8 was recorded as a restructuring charge in the combined statements of income (loss) and comprehensive income (loss), which included $2 of severance for the elimination of approximately 13 positions and an impairment charge of $6 for the write-down of manufacturing assets. These actions were substantially completed at December 31, 2013.

The following table summarizes the activities related to the restructuring reserve:

2012 Restructuring Activities	Severance Costs	Impairment of Long-Lived Assets and Other Assets	Total
	(in millions)
Restructuring charges recognized in 2012	$13	$20	$33
Non-cash charges against the reserve	—	(20)	(20)
Cash payments	(2)	—	(2)

Reserve balance at December 31, 2012	$11	—	$11
Cash payments	(9)	—	(9)

Reserve balance at December 31, 2013	$2	—	$2
Cash payments	(2)	—	(2)

Reserve balance at December 31, 2014	—	—	—

Note 5. Accounts Receivable

DCP’s trade accounts receivable for the periods presented were subject to inclusion in Dow’s various trade accounts receivable securitization programs whereby trade accounts receivable of select entities were sold on a revolving basis to certain multi-seller commercial paper conduit entities. The loss on the sale of receivables is recorded as interest expense by Dow; none of this loss is allocated to DCP. In 2013 and 2014, Dow held a beneficial interest in certain conduits that were recorded as an asset on Dow’s balance sheet. This asset is considered part of Dow’s centralized cash and debt management activities, and as such, no portion of the asset has been allocated to DCP. Trade accounts receivable derecognized from the combined balance sheets were $191 at December 31, 2014 and $170 at December 31, 2013.

The credit for doubtful receivables, included in selling, general and administrative expenses in the combined statements of income (loss) and comprehensive income (loss), was $1 in 2014, $2 in 2013 and $1 in 2012.

Note 6. Inventories

The following table provides a breakdown of inventories:

Inventories at December 31	2014	2013
	(in millions)
Finished goods	$231	$243
Work in process	73	81
Raw materials	12	19
Supplies	38	43

Total inventories	$354	$386

The adjustment to inventories from a FIFO basis to a LIFO basis amounted to a reduction of $73 at December 31, 2014 and $74 at December 31, 2013. Inventories valued on a LIFO basis, principally U.S. product inventories, represented 30 percent of the total inventories at December 31, 2014 and 2013.

A reduction of certain inventories resulted in the liquidation of some of DCP’s LIFO inventory layers, increasing pretax income by $4 in 2014 and 2013, and $9 in 2012.

Note 7. Property

Property at December 31	Estimated Useful Lives (Years)	2014	2013
	(in millions)
Land	—	$13	$14
Land and waterway improvements	15-25	85	77
Buildings	5-55	191	182
Machinery and equipment (1)	3-20	4,779	4,240
Utility and supply lines	5-20	567	497
Other property	3-30	18	33
Construction in progress (1)	—	50	962

Total property (2)		$5,703	$6,005

(1)	Increase in “Machinery and equipment” and decrease in “Construction in progress” primarily due to the Joint Venture’s initiation of commercial production in the first quarter of 2014.
(2)	Depreciation expense was $214 in 2014, $140 in 2013 and $150 in 2012.

Note 8. Goodwill and Other Intangible Assets

Goodwill

The carrying amount of goodwill was $56 at December 31, 2014 and 2013. No impairment charges were recorded in the periods presented.

Other Intangible Assets

The following table provides information regarding DCP’s intangible assets:

Other Intangible Assets at December 31	2014			2013
(in millions)	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Other intangible assets with finite lives:
Intellectual property	$46	$(44)	$2	$46	$(43)	$3
Trademarks	4	(3)	1	4	(3)	1

Total other intangible assets (1)	$50	$(47)	$3	$50	$(46)	$4

(1)	Amortization expense was $1 in 2014, $3 in 2013 and $6 in 2012.

Estimated amortization expense for intangible assets is $1 for 2015, 2016, and 2017.

Note 9. Accrued and Other Liabilities

The following tables provide a breakdown of accrued and other current liabilities and other noncurrent obligations:

Accrued and other liabilities at December 31	2014	2013
	(in millions)
Accrued payroll and incentive compensation	$26	$30
Environmental accrual (1)	13	10
Deferred revenue (2)	11	11
Litigation reserve (3)	9	7
Severance accrual	—	2
Other accrued liabilities	6	6

Total accrued and other current liabilities	$65	$66

Other noncurrent obligations at December 31	2014	2013
	(in millions)
Environmental accrual (1)	$51	$51
Deferred revenue (2)	55	66
Other noncurrent obligations (2)	38	42

Total other noncurrent obligations	$144	$159

(1)	Refer to Note 11 for additional detail on the environmental accruals.
(2)	Refer to “Supply Agreement” below for additional details.
(3)	Refer to Note 11 for additional detail on the litigation reserve.

Supply Agreement

DCP is party to a supply agreement that requires DCP to supply (and the customer to purchase) an established volume of vinyl chloride monomer each month beginning January 2011 and extending through

December 2020 (the “Supply Agreement”). Deferred revenue related to customer prepayments under the Supply Agreement was $60 at December 31, 2014 ($70 at December 31, 2013) and is amortized on a straight-line basis over the life of the agreement. Net sales-external included amortization of $10 in 2014, 2013 and 2012.

In connection with the Supply Agreement, DCP also has a non-interest bearing note payable at December 31, 2014 of $30 ($35 at December 31, 2013), of which $25 is included in “Other noncurrent obligations” ($30 at December 31, 2013) and $5 is included in “Trade accounts payable” in the combined balance sheets.

Note 10. Variable Interest Entity

DCP holds a variable interest in the Joint Venture and is the primary beneficiary. The Joint Venture constructed, owns and operates a membrane chlor-alkali facility located at the integrated Freeport manufacturing complex. The variable interest relates to equity options between the members and a cost-plus off-take arrangement between the Joint Venture and DCP involving proportional purchase commitments on take-or-pay terms and ensuring a guaranteed return to the Joint Venture. DCP provides the Joint Venture with operation and maintenance services, utilities, and raw materials; markets the Joint Venture’s co-products; and converts the other member’s proportional purchase commitments into ethylene dichloride under a tolling arrangement. During the first quarter of 2014, the Joint Venture successfully initiated full-scale, commercial production.

As the primary beneficiary, the Joint Venture’s assets, liabilities and results of operations are included in the combined financial statements of DCP. The cash balance of $20 is restricted and consists of amounts specifically restricted for the construction, debt service and operational expenses of the manufacturing facility.

Joint Venture Litigation

On January 11, 2011, the Joint Venture, Samsung Engineering America Inc., and Samsung Engineering Co., Ltd. (“Samsung”) executed an agreement to provide engineering, construction and procurement services for the establishment of a chlor-alkali plant in Freeport (the “2011 EPC Agreement”). The Joint Venture and Samsung are currently in arbitration proceedings pursuant to the dispute resolution clause of the 2011 EPC Agreement.

Note 11. Commitments and Contingent Liabilities

Environmental Matters

Accruals for environmental matters are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated based on current law and existing technologies. At December 31, 2014, DCP had accrued obligations of $64 for probable environmental remediation and restoration costs. This is management’s best estimate of the costs for remediation and restoration with respect to environmental matters for which DCP has accrued liabilities, although it is reasonably possible that the ultimate cost with respect to these particular matters could range up to approximately one and a half times that amount. Consequently, it is reasonably possible that environmental remediation and restoration costs in excess of amounts accrued could have a material impact on DCP’s results of operations, financial position and cash flows. It is the opinion of management, however, that the possibility is remote that costs in excess of the range disclosed will have a material impact on the combined financial statements. Inherent uncertainties exist in these estimates primarily due to unknown conditions, changing governmental regulations and legal standards regarding liability and emerging remediation technologies for handling site remediation and restoration.

The following table summarizes the activity in DCP’s accrued obligations for environmental matters for the years ended December 31, 2014 and 2013:

Accrued Obligations for Environmental Matters	(in millions)
	2014	2013
Balance at January 1	$61	$64
Additional accruals	30	16
Charges against reserve	(27)	(19)

Balance at December 31	$64	$61

The amounts charged to income on a pretax basis related to environmental remediation totaled $30 in 2014, $16 in 2013 and $17 in 2012.

Purchase Commitments

DCP has various commitments for take-or-pay and throughput agreements. These commitments are at prices not in excess of current market prices. The remaining terms for all agreements extend from one to nine years. The fixed and determinable future commitments at December 31, 2014 are included in the following table:

Fixed and Determinable Portion of Take-or-Pay and Throughput Obligations at December 31, 2014	(in millions)
2015	$7
2016	5
2017	36
2018	36
2019	33
2020 and beyond	260

Total	$377

Litigation Matters

DCP is party to a number of claims and lawsuits arising out of the normal course of business with respect to commercial matters, including product liability, governmental regulation and other actions. Certain of these actions purport to be class actions and seek damages in very large amounts. All such claims are being contested. Dow has an active risk management program consisting of numerous insurance policies secured from many carriers at various times. These policies often provide coverage that will be utilized to minimize the financial impact, if any, of the contingencies.

Note 12. Pension Plans and Other Postretirement Benefits

Defined Benefit Pension and Other Postretirement Plans

A majority of the DCP employees are participants in various defined benefit pension and other postretirement plans administered and sponsored by Dow. Pension benefits are based on length of service and the employee’s three highest consecutive years of compensation. Employees hired after January 1, 2008 earn pension benefits that are based on a set percentage of annual pay, plus interest. The other postretirement plans provide certain health care and life insurance benefits to retired employees.

The combined financial statements reflect periodic pension and post-retirement costs as if they were multi-employer plans. The pension and other postretirement benefit obligations and net service costs of Dow’s plans are determined based on actuarial valuations of individual participant data while projected returns on plan assets were also factored into the computation of net periodic pension and post-retirement costs. Costs associated with the pension and other postretirement plans were allocated based on DCP employees’ proportionate share of costs for the respective Dow plans in which they participate. These costs are considered to have been settled with Dow at the time of the allocation of these expenses to DCP. The pension and other postretirement plan expense for participating DCP employees was $27 in 2014, $30 in 2013 and $20 in 2012.

Defined Contribution Plans

Dow offers defined contribution plans to eligible employees in the United States whereby employees participate by contributing a portion of their compensation, which is partially matched by Dow. Contributions were allocated to DCP based on headcount for the defined contribution plans in which DCP’s employees participated. Total contributions for DCP employees were $14 in 2014, $12 in 2013 and $9 in 2012.

Note 13. Leased Property

Dow routinely leases premises for use as sales and administrative offices, warehouses and tanks for product storage, motor vehicles, railcars, computers, office machines, and equipment under operating leases, which DCP utilizes. Rental expense for DCP under operating leases totaled $13 in 2014, $15 in 2013 and 2012.

There are no non-cancelable lease terms in excess of one year.

Note 14. Stock-Based Compensation

Dow has stock-based compensation programs for employees (including those employed by DCP) in the form of the Employees’ Stock Purchase Plan (“ESPP”) and stock incentive plans, which include stock options as well as deferred and performance-based deferred stock awards. Stock-based compensation awards vest over a specified period or upon employees meeting certain performance and retirement eligibility criteria. The fair value of equity instruments issued to employees is measured on the grant date.

Awards based solely on service are recognized over the vesting period or from the grant date to the date on which retirement eligibility provisions have been met and additional service is no longer required. Performance-based deferred stock awards vest when Dow attains specified performance targets over a predetermined period – generally one to three years. Compensation expense related to performance-deferred stock awards is recognized over the lesser of the service or performance period. Changes in the fair value of liability instruments are recognized as compensation expense.

DCP employees participate in Dow’s stock-based compensation programs, and their awards are based on Dow stock and Dow metrics. Compensation expense of $6 in 2014, $8 in 2013 and $7 in 2012 related to these programs is included in cost of sales, research and development expenses, and selling, general and administrative expenses as applicable based on the DCP employees who participated in the programs. As of December 31, 2014, total compensation cost related to non-vested awards not yet recognized approximated $4. It is anticipated that this amount will be recognized over the next year.

Note 15. Long-Term Debt

On March 29, 2011, the Joint Venture entered into an agreement with eight lenders for a credit facility totaling $677 (“Loan”) to fund the costs for completing a manufacturing complex in Freeport (the “Project”) and for working capitals needs after start up. The Joint Venture concurrently executed a security agreement with Sumitomo Mitsui Banking Corporation, acting as collateral agent (“Collateral Agent”) for the lenders, under which the Joint Venture granted security interests of assets and agreements related to the Project to the Collateral Agent. The members of the Joint Venture each entered into pledge agreements with the Collateral Agent under which they pledged their respective member’s interest to the Collateral Agent as security against the Loan.

The outstanding Loan balance was $596 at December 31, 2014 ($624 at December 31, 2013). The fair value of the outstanding Loan approximates its carrying value. The final maturity of the Loan is March 29, 2026. The interest rate related to the Loan is 1.65 percent plus London InterBank Offered Rate, or 1.84 percent at December 31, 2014. In 2014, interest expense was $12 and capitalized interest, inclusive of debt issuance costs, was $1. The amount of interest incurred and capitalized, including amortization of debt issuance costs, was $13 in 2013 and $8 in 2012.

In 2014, the Joint Venture borrowed $10 from Mitsui & Co. Ltd (“Affiliate Loan”). The final maturity of the Affiliate Loan is March 29, 2026. The interest rate related to the Affiliate Loan is 4.5 percent at December 31, 2014. Interest is accrued monthly and added to the outstanding principal amount bi-annually if unpaid on the interest payment dates. Interest accrued in 2014 was less than $1.

The table presents approximate maturities of long-term debt for each of the next 5 years and thereafter:

Estimated Long-Term Debt Payments for Next Five Years and Thereafter	(in millions)
2015	$53
2016	$49
2017	$46
2018	$46
2019	$46
Thereafter	$366

Note 16. Financial Instruments and Fair Value Measurements

Financial Instruments

On February 29, 2012, the Joint Venture entered into international swap derivative association agreements (“ISDA Agreements”) with four banks to execute interest rate swaps (the “Swap”) for the purpose of hedging its exposure from the floating interest rates under the Loan. On March 7, 2012, pursuant to the ISDA Agreements, the swap was executed and agreed on a fixed interest rate payment of 0.415 percent under the Swap, which expired September 30, 2013. The notional amount applicable to the Swap was set at 80 percent of the projected Loan balance. The swap was not designated as a hedge. Accordingly, gains and losses were recorded in the combined statements of income (loss) and comprehensive income (loss) in the period of the change. The Joint Venture expensed $1 on the change in fair value in 2013. Swap net interest payments were made monthly, and the amount of interest incurred and capitalized totaled $1 in 2013 and 2012.

Fair Value Measurements on a Nonrecurring Basis

As a result of Dow’s announcement of its new market-driven growth strategy, DCP recognized an asset impairment charge of $70 in the fourth quarter of 2013, including charges for manufacturing plant shutdowns. The carrying value of the assets was written down to zero, and the charge was included in cost of sales in the combined statements of income (loss) and comprehensive income (loss). The assets, classified as Level 3 measurements, were valued using unobservable inputs, including assumptions a market participant would use to measure the fair value of the group of assets, which included projected cash flows.

Impairment charges on long-lived assets were recorded in 2012 as part of various restructuring plans. Refer to Note 4 for more details.

Note 17. INCOME TAXES

During the periods presented, DCP did not file separate tax returns as it was included in the tax returns of Dow entities within the respective tax jurisdictions. The income tax provision included in these financial statements was calculated using a separate return basis, as if DCP was a separate taxpayer. Accordingly, DCP’s tax results as presented are not necessarily indicative of results that DCP would have generated as a stand-alone company for the periods presented.

Domestic and Foreign Components of Income (Loss) Before Income Taxes	2014	2013	2012
	(in millions)
Domestic	$(159)	$(164)	$(7)
Foreign	160	88	192

Total	$1	$(76)	$185

Provision (Benefit) for Income Taxes	2014			2013			2012
	Current	Deferred	Total	Current	Deferred	Total	Current	Deferred	Total
	(in millions)
Federal	—	$(12)	$(12)	—	$(40)	$(40)	$22	$(11)	$11
State and local	—	(1)	(1)	$1	(2)	(1)	4	(1)	3
Foreign	$29	(8)	21	13	1	14	25	—	25

Total	$29	$(21)	$8	$14	$(41)	$(27)	$51	$(12)	$39

Reconciliation to U.S. Statutory Rate	2014	2013	2012
	(in millions)
Taxes at U.S. statutory rate	—	$(27)	$65
Foreign income taxed at rates other than 35%	$(45)	(30)	(53)
U.S. tax effect of foreign earnings and dividends	27	23	16
Change in valuation allowances	28	13	10
U.S. R&D credit	(1)	(4)	—
Depletion deduction	(3)	(3)	(3)
Loss attributable to noncontrolling interest	2	2	2
State and local income taxes	—	(1)	2

Total tax provision (benefit)	$8	$(27)	$39

Effective tax rate	*	35.7%	21.2%

*	Not meaningful

The tax rates for 2014, 2013 and 2012 were favorably impacted by earnings in foreign locations taxed at rates less than the U.S. statutory rate which was partially offset by dividends repatriated to the United States. The tax rate was unfavorably impacted by the establishment of valuation allowances outside the United States, primarily in Brazil, Canada, China and Japan. These factors resulted in an effective tax rate of 35.7 percent for 2013 and 21.2 percent for 2012. The tax rate for 2014 was not meaningful.

Deferred Tax Balances at December 31	2014		2013
	Deferred Tax Assets	Deferred Tax Liabilities	Deferred Tax Assets	Deferred Tax Liabilities
	(in millions)
Property	$8	$247	$10	$148
Tax loss and credit carryforwards	245	9	100	5
Environmental accruals	23	1	21	—
Other accruals and reserves	11	13	9	14
Inventory	13	—	—	3
Deferred revenue	20	1	25	1
Unremitted earnings	—	28	—	24

Subtotal	$320	$299	$165	$195
Valuation allowances	(90)	—	(62)	—

Total	$230	$299	$103	$195

Gross operating loss carryforwards amounted to $1,591 at December 31, 2014 and $801 at December 31, 2013. At December 31, 2014, $74 of the operating loss carryforwards was subject to expiration in 2015 through 2019. The remaining operating loss carryforwards expire in years beyond 2019 or have an indefinite carryforward period. Full valuation allowances have been provided in tax jurisdictions where it appears more likely than not that deferred tax assets will not be recovered.

The Company had valuation allowances that primarily related to the realization of recorded tax benefits on environmental accruals, foreign tax credits and tax loss carryforwards from operations in Brazil, the United States and Asia Pacific of $90 at December 31, 2014 and $62 at December 31, 2013.

Undistributed earnings of foreign subsidiaries and related companies that are deemed to be permanently invested amounted to $1,120 at December 31, 2014, $1,006 at December 31, 2013 and $946 at December 31, 2012. It is not practicable to calculate the unrecognized deferred tax liability on undistributed earnings.

Uncertain Tax Positions

Interest and penalties associated with uncertain tax positions are recognized as components of the “Provision for income taxes.” For the years ended December 31, 2014 and December 31, 2013, no uncertain income tax positions were identified.

DCP has been included in Dow’s income tax returns in the U.S. Federal jurisdiction and various state and foreign jurisdictions. Accordingly, DCP is subject to U.S. Federal, state and local, and non-U.S. income tax examinations by tax authorities. In general, Dow’s income tax returns including DCP are subject to examination for tax years 2004 forward. Management does not anticipate any additional unrecognized benefits in the next twelve months that would result in a material change to DCP’s financial position.

As of December 31, 2014 and December 31, 2013 DCP did not have a liability recorded for non-income tax contingencies.

Note 18. Operating Segments and Geographic Areas

DCP uses EBITDA (which DCP defines as earnings (i.e., “Net Income”) before interest, income taxes, depreciation and amortization) as its measure of profit/loss for segment reporting purposes. EBITDA by operating segment includes all operating items relating to the Business. See table toward the end of this footnote for depreciation and amortization by segment, as well as a reconciliation of EBITDA to “Income Before Income Taxes.”

Dow Chlorine Products Business Profile

DCP conducts its worldwide operations through three businesses, which are reported in three operating segments: Chlor-Alkali & Vinyl (“CAV”), Global Epoxy (“Epoxy”) and Global Chlorinated Organics (“GCO”).

Chlor-Alkali & Vinyl. CAV produces chlorine and caustic for the Epoxy and GCO businesses, for EDC and VCM production for PVC demand and for merchant caustic sales.

Global Epoxy. Epoxy is a global producer of epoxy resins, curing agents and intermediates. Epoxy operates ten manufacturing sites around the globe. Epoxy serves a diverse array of applications, including electrical laminates, marine coatings, consumer goods and composites, as well as numerous applications in civil engineering and infrastructure products.

Global Chlorinated Organics. DCP’s Global Chlorinated Organics segment is a producer of chlorinated organic products. Chlorinated organic products are broadly categorized as either “solvents” or “intermediates.” GCO operates out of three sites located in Freeport, TX, Plaquemine, LA and Stade, Germany. GCO’s products include intermediates for end-uses including fluoropolymers, refrigerants, blowing agents and agricultural chemicals and solvents for end-uses such as refining catalysts, surface preparation, dry cleaning and pharmaceuticals.

The United States is home to over 90 percent of DCP’s long-lived assets. Sales are attributed to geographic areas based on customer location; long-lived assets area attributed to geographic areas based on asset location.

In 2014, one customer represented $438 of sales for the CAV segment and one customer represented $617 of sales for the Epoxy segment. In addition, in 2014, one customer represented $927 of DCP’s combined sales across all segments.

Geographic Area Information	United States	Germany	Rest of World	Total
	(in millions)
2014
Net Sales	$2,290	$567	$1,919	$4,776
Long-lived assets	$1,490	$99	$24	$1,613
2013
Net Sales	$2,132	$507	$1,736	$4,375
Long-lived assets	$1,633	$117	$25	$1,775
2012
Net Sales	$2,492	$507	$1,763	$4,762
Long-lived assets	$1,600	$112	$28	$1,740

Operating Segment Information
	CAV	GCO	Epoxy	Total Segments	Unallocated Assets and Eliminations	Total Consolidated
	(in millions)
2014
Net Sales (1)	$1,432	$472	$2,872	$4,776	—	$4,776
Intersegment revenues (1)	161	—	—	161	$(161)	—
EBITDA (3)	208	22	5	235	—	235
Total assets	1,476	93	682	2,251	24	2,275
Depreciation and amortization	180	8	33	221	—	221
Capital expenditures	59	5	24	88	—	88
2013
Net Sales (1)	$1,380	$491	$2,504	$4,375	—	$4,375
Intersegment revenues (1)	152	—	—	152	$(152)	—
EBITDA (3)	73	37	(38)	72	—	72
Total assets	1,618	105	707	2,430	8	2,438
Depreciation and amortization	105	9	34	148	—	148
Capital expenditures	215	8	16	239	—	239
2012
Net Sales (1)	$1,470	$523	$2,769	$4,762	—	$4,762
Intersegment revenues (1)	146	—	—	146	$(146)	—
Restructuring charges (2)	—	8	25	33	—	33
EBITDA (3)	210	57	77	344	—	344
Total assets	1,591	107	842	2,540	13	2,553
Depreciation and amortization	110	10	39	159	—	159
Capital expenditures	484	12	48	544	—	544

(1)	Transfers of products between segments and affiliates are generally valued at cost.
(2)	See Note 4 for information regarding restructuring charges.
(3)	A reconciliation of EBITDA to “Income (Loss) Before Income Taxes” is provided below.

Reconciliation of EBITDA to “Income (Loss) Before Income Taxes”	2014	2013	2012
	(in millions)
EBITDA	$235	$72	$344
Depreciation and amortization	221	148	159
Interest expense and amortization of debt discount	13	—	—

Income (Loss) Before Income Taxes	$1	$(76)	$185

Note 19. Subsequent Events

Other than those described in the notes to the financial statements, no events have occurred after December 31, 2014, but before May 6, 2015, the date the financial statements were available to be issued, that require consideration as adjustments to, or disclosures in, the financial statements.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Blue Cube Spinco Inc.

Midland, Michigan

We have audited the accompanying balance sheet of Blue Cube Spinco Inc. (“Splitco”), a wholly-owned subsidiary of The Dow Chemical Company as of March 13, 2015. This financial statement is the responsibility of the Splitco’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. Splitco is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Splitco’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of Splitco as of March 13, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Midland, Michigan

May 6, 2015

Blue Cube Spinco Inc.

Balance Sheet as of March 13, 2015

March 13, 2015
Assets
Receivable from related company	$0.50

Total Assets	$0.50

Liabilities and Equity
Common stock (authorized 100,000,000 shares of $0.001 par value each; issued: 500 shares)	$0.50

Total Liabilities and Equity	$0.50

See Notes to Financial Statement

Notes to Financial Statement

Blue Cube Spinco Inc. is a newly-formed Delaware corporation and wholly-owned subsidiary of The Dow Chemical Company (“TDCC”). TDCC caused Blue Cube Spinco Inc. to be formed on March 13, 2015, in order to facilitate the planned separation of its chlorine, caustic, chlorinated organics and global epoxy businesses. Blue Cube Spinco Inc. has engaged in no business operations to date and has no assets or liabilities of any kind, other than those incident to its formation.

The accompanying balance sheet includes the accounts of Blue Cube Spinco Inc. and has been prepared in accordance with generally accepted accounting principles in the United States.

The Receivable from related company represents an amount due from TDCC in connection with the formation.

ANNEX A

EXECUTION VERSION

MERGER AGREEMENT

among

THE DOW CHEMICAL COMPANY,

BLUE CUBE SPINCO INC.,

OLIN CORPORATION

and

BLUE CUBE ACQUISITION CORP.

Dated as of March 26, 2015

A-i

A-ii

A-iii

MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER, dated as of March 26, 2015, among THE DOW CHEMICAL COMPANY, a Delaware corporation (“TDCC”), BLUE CUBE SPINCO INC., a Delaware corporation (“Spinco”), OLIN CORPORATION, a Virginia corporation (“Parent”), and Blue Cube Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”).

WHEREAS, TDCC, directly and indirectly, is engaged in the Business and its other businesses;

WHEREAS, Spinco is a newly-formed, wholly-owned direct subsidiary of TDCC;

WHEREAS, on or prior to the Closing Date, and subject to the terms and conditions set forth in the Separation Agreement, TDCC will consummate the Internal Separation, and following the Internal Separation and prior to the Effective Time, TDCC will distribute (the “Distribution”) all of the issued and outstanding shares of Spinco’s common stock, $0.001 par value per share (“Spinco Common Stock”) to holders of TDCC’s common stock, $2.50 par value per share (“TDCC Common Stock”) (a) without consideration on a pro rata basis (the “One-Step Spin-Off”); (b) by way of an offer to exchange (the “Exchange Offer”) shares of Spinco Common Stock for currently outstanding shares of TDCC Common Stock (followed by any Clean-Up Spin-Off); or (c) a combination of a One-Step Spin-Off and an Exchange Offer (followed by any Clean-Up Spin-Off);

WHEREAS, at the Effective Time, the parties hereto will effect the merger of Merger Sub with and into Spinco (the “Merger”), with Spinco continuing as the surviving corporation, all upon the terms and subject to the conditions set forth herein;

WHEREAS, the parties hereto intend that, for U.S. federal income Tax purposes, the contribution (as part of the Separation) by TDCC of all of its ownership interests in a newly-formed Delaware limited liability company and Blue Cube Holding LLC, a Delaware limited liability company to Spinco in exchange for additional Spinco Common Stock, the Spinco Securities, and the Special Payment (the “Contribution”) and the Distribution, taken together, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code and that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

WHEREAS, the parties hereto intend this Agreement to be, and hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g);

WHEREAS, the Board of Directors of Parent (the “Parent Board”) (a) has determined that the Merger and this Agreement are advisable and has approved this Agreement and the transactions contemplated hereby, including the Merger, the Parent Share Issuance and the Parent Charter Amendment; and (b) has recommended the approval by the stockholders of Parent of the Parent Share Issuance and the Parent Charter Amendment;

WHEREAS, the Board of Directors of Merger Sub has determined that the Merger and this Agreement are advisable and has approved this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, the Board of Directors of Spinco (the “Spinco Board”) has determined that the Merger and this Agreement are advisable and has approved this Agreement and the Separation Agreement and the transactions contemplated hereby and thereby, including the Internal Separation, the Contribution, the Distribution and the Merger; and

WHEREAS, the Board of Directors of TDCC (the “TDCC Board”) has approved this Agreement and the Separation Agreement and the transactions contemplated hereby and thereby, including the Internal Separation, the Contribution, the Distribution and the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.01 Certain Defined Terms . For purposes of this Agreement:

“Above Basis Amount” has the meaning set forth in the Separation Agreement.

“Acceptable Confidentiality Agreement” means an executed confidentiality agreement between Parent and a Person who has made a proposal satisfying the requirements of Section 7.03(c) on terms no less favorable to Parent than those contained in the Confidentiality Agreement.

“Action” means any claim, action, suit, inquiry, proceeding or investigation by or before any Governmental Authority or arbitral tribunal.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” means this Agreement and Plan of Merger among the parties hereto (including the Disclosure Letters) and all amendments hereto made in accordance with the provisions of Section 10.07.

“Assumed Liabilities” has the meaning set forth in the Separation Agreement.

“beneficial owner” has the meaning ascribed to such term under Rule 13d-3 of the Exchange Act.

“Business” has the meaning set forth in the Separation Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Business Employee” has the meaning set forth in the Employee Matters Agreement.

“Clean-Up Spin-Off” has the meaning set forth in the Separation Agreement.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Competing Parent Transaction” means any transaction or series of related transactions (other than the Merger) that constitutes, or is reasonably likely to lead to, (a) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Parent or any of its Subsidiaries, the assets of which constitute or represent more than 20% of the total revenue, operating income, EBITDA or fair market value of the assets of Parent and its Subsidiaries, taken as a whole; (b) any sale, lease, license, exchange, transfer or other disposition of, or joint venture involving, assets or businesses that constitute or represent more than 20% of the total revenue, operating income, EBITDA or fair market value of the assets of Parent and its Subsidiaries, taken as a whole; (c) any sale, exchange, transfer or other disposition to any Person of more than 20% of any class of equity securities, or securities convertible into or exchangeable for equity securities, of Parent; (d) any tender offer or exchange offer that, if consummated, would result in any Person becoming the beneficial owner of more than 20% of any class of equity securities of Parent; (e) any other transaction the consummation of which would be reasonably likely to impede, interfere with, prevent or materially delay the Merger; or (f) any combination of the foregoing.

“Competing Parent Transaction Agreement” means a letter of intent, agreement in principle, term sheet, merger agreement, acquisition agreement, option agreement or other contract, commitment or agreement relating to any Competing Parent Transaction (other than an Acceptable Confidentiality Agreement).

“Competing Spinco Transaction” means any transaction or series of related transactions (other than the Merger, the Internal Separation and the Separation or as otherwise contemplated by this Agreement and the other Transaction Documents and other than asset sales and transfers in the ordinary course of business not in violation of Section 6.01) that constitutes, or is reasonably likely to lead to, a merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, acquisition, sale, transfer or other disposition or similar transaction involving the Business or any material Transferred Assets, or any other transaction the consummation of which would be reasonably likely to impede, interfere with, prevent or materially delay the Merger.

“Competing Spinco Transaction Agreement” means a letter of intent, agreement in principle, term sheet, merger agreement, acquisition agreement, option agreement or other contract, commitment or agreement relating to any Competing Spinco Transaction.

“Confidential Information Memorandum” means the Confidential Information Memorandum provided to Parent in connection with the transactions contemplated by this Agreement.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise.

“Conveyance Taxes” means any sales, use, transfer, conveyance, ad valorem, stamp, stamp duty, recording or other similar tax, fee or charge imposed by any Governmental Authority upon the sale, transfer or assignment of real, personal, tangible or intangible property or any interest therein pursuant to this Agreement, or upon the recording of any such sale, transfer or assignment, together with any interest, additions or penalties in respect thereof.

“DCP Group” means the Transferred Subsidiaries and, after the transfer of the Transferred JV Interests to a Parent Entity, the JV Entity.

“Delayed JV Closing” has the meaning set forth in the Separation Agreement.

“Delayed JV Closing Date” has the meaning set forth in the Separation Agreement.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Disclosure Letters” means the Parent Disclosure Letter and the TDCC Disclosure Letter.

“Distribution Date” has the meaning set forth in the Separation Agreement.

“Dow” means, collectively, TDCC and its Subsidiaries.

“Dow Credit Support Instruments” has the meaning set forth in the Separation Agreement.

“Dow Disclosure Letter” has the meaning set forth in the Separation Agreement.

“Dow Entity” means TDCC or any of its Subsidiaries.

“Dow JV Interests” means the equity interests in the JV Entity owned, directly or indirectly, by TDCC as of the date hereof.

“Employee Matters Agreement” means the Employee Matters Agreement, dated as of the date hereof, among TDCC, Spinco and Parent.

“Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien or encumbrance, right of first refusal or first offer, or other restriction on title or transfer of any nature whatsoever, other than any license of, option to license, or covenant not to assert claims of infringement, misappropriation or violation with respect to, Intellectual Property.

“Environmental Law” means any Law, consent decree or judgment, in each case, relating to (a) pollution or the protection of the environment; or (b) human exposure to any Hazardous Material.

“Environmental Permit” means any permit, approval, identification number, registration, exemption or license that the Business is required to possess pursuant to any applicable Environmental Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Ratio” means (a) 0.80586207, if only the Dow JV Interests constitute the Transferred JV Interests; or (b) 0.87482759, if both the Dow JV Interests and the Partner JV Interests constitute the Transferred JV Interests.

“Excluded Assets” has the meaning set forth in the Separation Agreement.

“Excluded Liabilities” has the meaning set forth in the Separation Agreement.

“Expenses” means all out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, investment banking firms and other financial institutions, experts and consultants and commitment fees and any other financing fees and expenses) actually incurred or accrued by a party hereto or its Affiliates or on its or their behalf or for which it or they are liable in connection with or related to the authorization, planning, structuring, preparation, drafting, negotiation, execution and performance of the transactions contemplated by the Transaction Documents, the preparation, review, and audit of any financial statements, the preparation of the Business for sale and any due diligence, marketing or similar activities in connection therewith, the preparation, printing, filing and mailing of the Registration Statements, the Proxy Statement, and the Schedule TO, the solicitation of stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the Merger, the Internal Separation, the Separation, the New Debt and any other financing, and the other transactions contemplated by the Transaction Documents.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency, commission or any court of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Material” means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls; and (b) any other chemicals, materials or substances defined or regulated as toxic or hazardous or as a contaminant under any applicable Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property” means all rights in the following in any jurisdiction throughout the world: (a) patents and patent applications; (b) trademarks, service marks, trade names, trade dress and Internet domain names, together with the goodwill associated therewith; (c) copyrights, including copyrights in computer software; (d) registrations and applications for registration of any of the foregoing under clauses (a) – (c) of this definition; (e) trade secrets, including, to the extent the following constitute trade secrets under applicable Law, know-how, formulae, methods, techniques, processes, and confidential and proprietary information (“Trade Secrets”); and (f) intellectual property rights in inventions.

“Interest Rate” means an interest rate equal to one (1) month LIBOR interest for the currency invoiced, as fixed by the ICE Benchmark Administration on the last Business Day of the month preceding the date on which payment was due, plus five percentage (5%) points, but in no case higher than the maximum rate permitted by applicable Law.

“Internal Separation” has the meaning set forth in the Separation Agreement.

“IRS” means the Internal Revenue Service.

“JV Closing Date” means (a) if the JV Transfer Requirements have been satisfied prior to the Closing Date, the Closing Date; and (b) if (i) the JV Transfer Requirements have not been satisfied prior to the Closing Date; and (ii) a Delayed JV Closing occurs pursuant to Section 2.01(e) of the Separation Agreement, the Delayed JV Closing Date.

“JV Entity” means Dow-Mitsui Chlor-Alkali LLC, a Delaware limited liability company.

“JV Entity Financial Statements” means the financial statements that are set forth in Section 1.01(f)(ii) of the TDCC Disclosure Letter.

“JV Guarantees” means the guarantees and other documents identified in Section 1.01(a) of the TDCC Disclosure Letter.

“JV LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Dow-Mitsui Chlor-Alkali LLC, dated as of March 29, 2011, between TDCC and the JV Partner.

“JV Partner” means Mitsui & Co. Texas Chlor-Alkali, Inc., a Delaware corporation.

“JV Transfer Requirement” has the meaning set forth in the Separation Agreement.

“Law” means any federal, national, foreign, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or unaccrued, fixed or variable, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action or Governmental Order and those arising under any contract, lease, agreement, arrangement, commitment or undertaking.

“Licensed Intellectual Property” means the Intellectual Property owned by a Dow Entity and licensed to a Transferred Subsidiary pursuant to (a) the Intellectual Property License Agreement to be executed on the Distribution Date, by and between TDCC, Dow Global Technologies LLC, Union Carbide Corporation, Union Carbide Chemicals & Plastics Technology LLC, and such Transferred Subsidiary, in substantially the form attached as Exhibit D to the Separation Agreement; and (b) the Trademark License Agreement to be executed on the Distribution Date, by and between TDCC and a Transferred Subsidiary, in substantially the form attached as Exhibit G to the Separation Agreement.

“Losses” has the meaning set forth in the Separation Agreement.

“New Debt” has the meaning set forth in the Separation Agreement.

“Non-U.S. Business Employee” means any Business Employee who is employed primarily outside (or, in the case of any expatriate Business Employee, whose home country is outside) the United States immediately prior to the Closing.

“Non-U.S. Parent Employee” means any Parent Employee who is employed primarily outside (or, in the case of any expatriate Parent Employee, whose home country is outside) the United States immediately prior to the Closing.

“NYSE” means the New York Stock Exchange.

“Parent 401(k) Plan” means Parent’s Contributing Employee Ownership Plan.

“Parent Charter” means the Amended and Restated Articles of Incorporation of Parent.

“Parent Charter Amendment” the amendment of Parent Charter to provide for an increase in the authorized shares of Parent Common Stock to an amount not less than 240,000,000 shares of Parent Common Stock.

“Parent Common Stock” means the common stock, par value $1 per share, of Parent.

“Parent Deferral Plans” means Parent’s Supplemental Contributing Employee Ownership Plan, Employee Deferral Plan, 1997 Stock Plan for Non-employee Directors and each other Parent Plan providing for the grant of Parent Stock Equivalents.

“Parent Disclosure Letter” means the confidential disclosure letter delivered by Parent to TDCC immediately prior to the execution of this Agreement.

“Parent Employee” means any employee of Parent or any of its Subsidiaries.

“Parent Entity” means any of Parent or any of its Affiliates, and at or after the Closing, the DCP Group, or any Affiliate of a member of the DCP Group.

“Parent Intellectual Property” means all Intellectual Property owned by Parent or one of its Subsidiaries, including the Registered Intellectual Property identified in Section 1.01(b) of the Parent Disclosure Letter.

“Parent Leased Real Property” means real property leased by Parent or its Subsidiaries, as tenant.

“Parent Material Adverse Effect” means any event, circumstance, change in or effect on Parent and its Subsidiaries that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, results of operations or the financial condition of Parent and its Subsidiaries, taken as a whole; provided, however, that none of the following, either alone or in combination, shall be deemed to constitute a “Parent Material Adverse Effect”, or taken into account in determining whether there has been a “Parent Material Adverse Effect”: (a) events, circumstances, changes or effects that generally affect the industries or segments thereof in which Parent operates, including legal and regulatory changes and changes in the price of commodities or raw materials; (b) general business, economic or political conditions (or changes therein); (c) events, circumstances, changes or effects affecting the financial, credit or securities markets in the United States or in any other country or region in the world, including changes in interest rates or foreign exchange rates; (d) events, circumstances, changes or effects arising out of, or attributable to, the announcement of the execution of, or the consummation of the transactions contemplated by, this Agreement or any other Transaction Document, the identity of TDCC, including with respect to employees, customers, distributors, suppliers, financing sources, landlords, licensors, licensees, sub-licensees or co-promotion partners (provided, that this clause (d) shall not apply with respect to the matters described in Sections 5.03 and 5.04); (e) events, circumstances, changes or effects arising out of, or attributable to, strikes, slowdowns, lockouts or work stoppages (pending or threatened); (f) events, circumstances, changes or effects arising out of, or attributable to, acts of armed hostility, sabotage, terrorism or war (whether or not declared), including any escalation or worsening thereof; (g) events, circumstances, changes or effects arising out of, or attributable to, earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides or other natural disasters, weather-related conditions, explosions or fires, or any force majeure events in any country or region in the world; (h) events, circumstances, changes or effects arising out of, or attributable to, changes (or proposed changes) or modifications in GAAP, other applicable accounting standards or applicable Law or the interpretation or enforcement thereof; or (i) events, circumstances, changes or effects arising out of, or attributable to, (1) the failure by Parent to meet any internal or other estimates, expectations, forecasts, plans, projections or budgets for any period or (2) any change in Parent’s stock price or trading volume (it being understood in the case of each of clauses (1) and (2) that the underlying cause of, or factors contributing to, such failure or change may be taken into account in determining whether a Parent Material Adverse Effect has occurred); except, in the case of clauses (a), (b), (c), (e), (f), (g) or (h) to the extent that such event, circumstance, change or effect has a disproportionate effect on Parent and its Subsidiaries, taken as a whole, as compared with other participants in the industries in which Parent and its Subsidiaries operate.

“Parent Owned Real Property” means the real property owned by Parent or its Subsidiaries.

“Parent Performance Shares” means all restricted share units payable in shares of Parent Common Stock or whose value is determined with reference to the value of shares of Parent Common Stock, in each case, that are subject to any performance-based vesting criteria.

“Parent Preferred Stock” means preferred stock, par value $1 per share, of Parent.

“Parent Recommendation” means the recommendation of the Parent Board that Parent stockholders vote in favor of the Parent Share Issuance and the Parent Charter Amendment at the Parent Stockholders’ Meeting.

“Parent RSUs” means all restricted share units payable in shares of Parent Common Stock or whose value is determined with reference to the value of shares of Parent Common Stock, in each case, that are not subject to any performance-based vesting criteria.

“Parent SEC Documents” means all forms, reports, statements, schedules and other documents filed by Parent with, or furnished by Parent to, the SEC since January 1, 2012.

“Parent Share Issuance” means the issuance of shares of Parent Common Stock to the stockholders of Spinco in connection with the Merger.

“Parent Stock Awards” means Parent Stock Options, Parent RSUs, Parent Performance Shares, Parent Stock Equivalents and any other equity or equity-based awards granted pursuant to the Parent Stock Plans.

“Parent Stockholder Approval” means (i) the approval of the Parent Share Issuance at the Parent Stockholders’ Meeting by the affirmative vote of a majority of the voting power of the shares of Parent Common Stock present in person or represented by proxy and voting on the issue at the Parent Stockholders’ Meeting and (ii) the approval of the Parent Charter Amendment at the Parent Stockholders’ Meeting by the affirmative vote of a majority of the votes entitled to be cast by the holders of outstanding shares of Parent Common Stock.

“Parent Stock Equivalents” means each outstanding right of any kind, contingent or accrued, to acquire or receive shares of Parent Common Stock or benefits measured by the value of shares of Parent Common Stock, and each award of any kind consisting of shares of Parent Common Stock that may be held, awarded, outstanding, payable or reserved for issuance under the Parent Stock Plans and any other Parent Plans, other than Parent Stock Options, Parent RSUs and Parent Performance Shares.

“Parent Stock Plans” means Parent’s 2014 Long Term Incentive Plan, 2009 Long Term Incentive Plan, 2006 Long Term Incentive Plan, 2003 Long Term Incentive Plan, 2000 Long Term Incentive Plan, 1996 Stock Option Plan for Key Employees of the Parent and its Subsidiaries, each Parent Deferral Plan and each other Parent Plan providing for the grant of Parent Stock Awards.

“Parent Stock Options” means all stock options to acquire shares of Parent Common Stock from Parent.

“Parent’s Knowledge”, “Knowledge of Parent” or similar terms used in this Agreement mean the actual (but not constructive or imputed) knowledge of the Persons identified on Section 1.01(e) of the Parent Disclosure Letter as of the date of this Agreement without any implication of verification or investigation concerning such knowledge.

“Partially Transferred Contracts” has the meaning set forth in the Separation Agreement.

“Partner JV Interests” means the equity interests in the JV Entity owned, directly or indirectly, by the JV Partner as of immediately prior to the date hereof.

“Permitted Encumbrances” means (a) statutory liens for current Taxes not yet due or delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings; (b) (i) in the case of TDCC and Spinco, Encumbrances approved in writing by Parent or any of its Representatives after the date hereof, and (ii) in the case of Parent and Merger Sub, Encumbrances approved in writing by TDCC or any of its Representatives after the date hereof; (c) mechanics’, materialmens’, carriers’, workers’, repairers’ and other similar Encumbrances or security obligations incurred in the ordinary course of business and arising by operation of Law or the validity or amount of which is being contested in good faith by appropriate proceedings; (d) pledges, deposits or other Encumbrances securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation); (e) Encumbrances and other imperfections of title that do not materially detract from the value or materially impair the use or occupancy of the property to which they relate in the conduct of the Business or the business of Parent and its Subsidiaries, as the case may be, as currently conducted; (f) Encumbrances arising under conditional sales contracts and equipment leases with third parties and other Encumbrances arising on assets and products sold in the ordinary course of business; (g) Encumbrances on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising therefrom or benefiting or created by any superior estate, right or interest; (h) any zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities; (i) all covenants, conditions, restrictions, easements, charges, rights-of-way and other similar matters of record set forth in any state, local or municipal recording or like office; (j) Encumbrances that would be disclosed by an accurate survey or inspection of the real property, including minor encroachments, minor variations, if any, between tax lot lines and property lines, and minor deviations, if any, of fences or shrubs from designated property lines; (k) standard printed survey and title exceptions contained in the form of title insurance policy if issued by a nationally reputable title insurance company; (l) Encumbrances that will be released at or prior to the Closing; (m) Encumbrances identified in the Spinco Financial Statements; and (n) Encumbrances reserved or created pursuant to any Transaction Document; provided, that in the case of each of the items in clause (j) above, none of the items described therein, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the use or occupancy of the property to which they relate in the conduct of the Business or the business of Parent and its Subsidiaries, as the case may be, as currently conducted.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Private Letter Ruling” means a private letter ruling from the IRS including rulings substantially to the effect that (a) the continuing arrangements between TDCC and Spinco will not impact the qualification of the Distribution under Section 355(a) of the Code; (b) TDCC will not recognize gain or loss on the receipt of the

Special Payment under Section 361(b)(3) of the Code except to the extent that the amount of the Special Payment exceeds TDCC’s adjusted tax basis in the Spinco Common Stock (it being understood that the Special Payment does not include any additional cash distributed pursuant to Section 7.08(e)(ii) hereof or Section 2.03(c)(ii)(B) of the Separation Agreement); (c) unless TDCC shall have elected to effect the actions set forth in Section 7.08(e)(ii), TDCC will not recognize gain or loss upon the Debt Exchange under Section 361(c) of the Code; (d) TDCC will not recognize gain under Section 357(c) of the Code in the Separation; and (e) as requested by TDCC, subject to the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), such additional or supplemental tax rulings material to TDCC’s tax treatment of the Separation or Merger.

“Qualified Spinco Common Stock” means Spinco Common Stock that was not acquired directly or indirectly pursuant to the plan (or series of related transactions) which includes the Distribution (within the meaning of Section 355(e) of the Code), other than Spinco Common Stock actually acquired in the Distribution; provided, that for the avoidance of doubt, Qualified Spinco Common Stock shall not include any Spinco Common Stock acquired with respect to or in exchange for TDCC Common Stock that was acquired as part of such a plan (or series of related transactions) which includes the Distribution (within the meaning of Section 355(e) of the Code).

“Record Date” has the meaning set forth in the Separation Agreement.

“Registered” means issued by, registered or filed with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon, from, or migrating through, within or into, the air or any soil, sediment, subsurface strata, surface water or groundwater, natural resources or structure.

“Remedial Action” means any action required to investigate, clean up, remove or remediate, or conduct remedial, responsive, monitoring or corrective actions with respect to, any presence or Release of Hazardous Materials.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, agents and advisors.

“Restrictive Covenant Agreement” means any current form of contract or agreement concerning non-competition, non-solicitation of customers or employees, non-hiring of employees, non-disclosure of information, assignment of Intellectual Property or any other restrictive covenants.

“Retained Dow Entity” means any Dow Entity that is neither a JV Entity nor a Transferred Subsidiary.

“Retained Site” has the meaning set forth in the Separation Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Separation” means, together, the Contribution, the receipt of the Spinco Consideration, and the Distribution.

“Separation Agreement” means the Separation Agreement, dated as of the date hereof, by and between TDCC and Spinco.

“Special Payment” has the meaning set forth in the Separation Agreement.

“Spinco Consideration” has the meaning set forth in the Separation Agreement.

“Spinco Financial Statements” means the financial statements that are attached hereto as Section 1.01(f)(i) of the TDCC Disclosure Letter.

“Spinco Intellectual Property” means, together, the Transferred Intellectual Property and the Licensed Intellectual Property.

“Spinco Material Adverse Effect” means any event, circumstance, change in or effect on the Business that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, results of operations or the financial condition of the Business, taken as a whole; provided, however, that none of the following, either alone or in combination, shall be deemed to constitute a “Spinco Material Adverse Effect”, or taken into account in determining whether there has been a “Spinco Material Adverse Effect”: (a) events, circumstances, changes or effects that generally affect the industries or segments thereof in which the Business operates, including legal and regulatory changes and changes in the price of commodities or raw materials; (b) general business, economic or political conditions (or changes therein); (c) events, circumstances, changes or effects affecting the financial, credit or securities markets in the United States or in any other country or region in the world, including changes in interest rates or foreign exchange rates; (d) events, circumstances, changes or effects arising out of, or attributable to, the announcement of the execution of, or the consummation of the transactions contemplated by, this Agreement or any other Transaction Document (including the Internal Separation, the Contribution, the Distribution and the Merger), the identity of Parent, including with respect to employees, customers, distributors, suppliers, financing sources, landlords, licensors, licensees, sub-licensees or co-promotion partners (provided, that this clause (d) shall not apply with respect to the matters described in Sections 4.04 and 4.05); (e) events, circumstances, changes or effects arising out of, or attributable to, strikes, slowdowns, lockouts or work stoppages (pending or threatened); (f) events, circumstances, changes or effects arising out of, or attributable to, acts of armed hostility, sabotage, terrorism or war (whether or not declared), including any escalation or worsening thereof; (g) events, circumstances, changes or effects arising out of, or attributable to, earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides or other natural disasters, weather-related conditions, explosions or fires, or any force majeure events in any country or region in the world; (h) events, circumstances, changes or effects arising out of, or attributable to, changes (or proposed changes) or modifications in GAAP, other applicable accounting standards or applicable Law or the interpretation or enforcement thereof; or (i) events, circumstances, changes or effects arising out of, or attributable to, (1) the failure by the Business to meet any internal or other estimates, expectations, forecasts, plans, projections or budgets for any period or (2) any change in TDCC’s stock price or trading volume (it being understood in the case of each of clauses (1) and (2) that the underlying cause of, or factors contributing to, such failure or change may be taken into account in determining whether a Spinco Material Adverse Effect has occurred); except, in the case of clauses (a), (b), (c), (e), (f), (g) or (h) to the extent that such event, circumstance, change or effect has a disproportionate effect on the Business, taken as a whole, as compared with other participants in the industries in which the Business operates.

“Spinco Securities” has the meaning set forth in the Separation Agreement.

“Subsidiary” of any Person means any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, which is controlled by such Person.

“Superior Proposal” means an unsolicited written bona fide offer or proposal made by a third party with respect to a Competing Parent Transaction on terms and conditions that the Parent Board determines, in its good faith judgment, after consulting with a financial advisor of internationally recognized reputation and external legal counsel, and taking into account all legal, financial and regulatory and other aspects of the proposal, including availability of financing, and any changes to the terms of this Agreement proposed by TDCC in response to such offer or proposal, or otherwise, to be (a) more favorable from a financial point of view, to the stockholders of Parent than the Merger; and (b) reasonably expected to be consummated. For purposes of the definition of “Superior Proposal,” each reference to “20%” in the definition of “Competing Parent Transaction” shall be replaced with “50%”.

“Tag Event” means the exercise by the JV Partner of its right to accept the Dow Offer (as defined in the JV LLC Agreement) pursuant to Section 7.10(c) of the JV LLC Agreement.

“Tax” or “Taxes” means all income, capital gain, gross receipts, windfall profits, severance, property, production, license, excise, net worth, franchise, capital, employment, withholding, social security contributions and other taxes, duties, fees, charges or imposts, however denominated, together with any interest, additions or penalties in respect thereof, imposed by any Taxing Authority (but excluding any Conveyance Taxes).

“Tax-Free Status of the External Transactions” means the following U.S. federal income Tax consequences in connection with the Separation and the Merger: (a) the Contribution, taken together with the Distribution, qualifies as a tax-free reorganization under Section 368(a)(1)(D) of the Code, with each of TDCC and Spinco being a party to the reorganization, in which no gain or loss is recognized by TDCC; (b) unless TDCC shall have elected to effect the actions set forth in Section 7.08(e)(ii), the Debt Exchange constitutes a transfer of qualified property to the creditors of TDCC in connection with the reorganization within the meaning of Section 361(c)(3) of the Code; (c) the Distribution (whether as a One-Step Spin-Off, an Exchange Offer followed by a Clean-Up Spin-Off or a combination of both of the foregoing) qualifies as a distribution of Spinco stock to TDCC shareholders pursuant to which no gain or loss is recognized by TDCC and the TDCC stockholders under Section 355(a) of the Code, except to the extent of cash received in lieu of fractional shares; (d) to the extent that it does not exceed TDCC’s adjusted tax basis in the Spinco Common Stock, the Special Payment qualifies as money transferred to creditors or distributed to shareholders in pursuance of the reorganization with the meaning of Section 361(b)(1) of the Code to the extent that TDCC distributes the Special Payment to its creditors in repayment of TDCC debt or to its stockholders as a dividend or in redemption of TDCC stock in connection with the Contribution (it being understood that the Special Payment does not include any additional cash distributed pursuant to Section 7.08(e)(ii) hereof or Section 2.03(c)(ii)(B) of the Separation Agreement); and (e) the Merger qualifies as a tax-free reorganization pursuant to Section 368(a) of the Code, in which no gain or loss is recognized for U.S. federal income Tax purposes by any of TDCC, Spinco, Parent and their respective stockholders, except to the extent of cash received in lieu of fractional shares.

“Tax Matters Agreement” means the Tax Matters Agreement, dated as of the date hereof, among TDCC, Spinco and Parent.

“Tax Representation Letters” means tax representation letters containing normal and customary representations and covenants, substantially in compliance with IRS published advance ruling guidelines, and with customary assumptions, exceptions and modifications thereto, reasonably satisfactory in form and substance to TDCC Tax Counsel and Cravath, Swaine & Moore LLP in light of the facts and the conclusions to be reached in the Parent Merger Tax Opinion and the TDCC RMT Tax Opinion, executed by Parent, Spinco and TDCC, and other parties, if required.

“Tax Returns” means any and all returns, reports and forms (including elections, declarations, amendments, schedules, information returns or attachments thereto) required to be filed with a Governmental Authority with respect to Taxes or Conveyance Taxes.

“Taxing Authority” means any Governmental Authority that is responsible for the administration or imposition of any Tax or Conveyance Tax, including any federal, national, international, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission and any court, tribunal or judicial or arbitral body empowered to issue binding decisions.

“TDCC Disclosure Letter” means the confidential letter delivered by TDCC to Parent immediately prior to the execution of this Agreement.

“TDCC SEC Documents” means all forms, reports, statements, schedules and other documents filed by TDCC with, or furnished by TDCC to, the SEC since January 1, 2012.

“TDCC’s Knowledge”, “Knowledge of TDCC” or similar terms used in this Agreement mean the actual (but not constructive or imputed) knowledge of the Persons identified on Section 1.01(g) of the TDCC Disclosure Letter as of the date of this Agreement without any implication of verification or investigation concerning such knowledge.

“Termination Fee” means $100,000,000.

“Transaction Documents” has the meaning set forth in the Separation Agreement.

“Transferred Assets” has the meaning set forth in the Separation Agreement.

“Transferred Contracts” has the meaning set forth in the Separation Agreement.

“Transferred Facilities” has the meaning set forth in the Separation Agreement.

“Transferred Intellectual Property” has the meaning set forth in the Separation Agreement.

“Transferred JV Interests” means the Dow JV Interests; provided, that if there is a Tag Event prior to the Distribution Date, “Transferred JV Interests” means, collectively, the Dow JV Interests and the Partner JV Interests.

“Transferred Leased Real Property” has the meaning set forth in the Separation Agreement.

“Transferred Owned Real Property” has the meaning set forth in the Separation Agreement.

“Transferred Subsidiaries” means each of Spinco, the limited liability companies that TDCC will contribute to Spinco pursuant to the Separation Agreement and their respective Subsidiaries, excluding the JV Entity.

“Union Employee” has the meaning set forth in the Employee Matters Agreement.

“U.S. Business Employee” means any Business Employee who is employed primarily in (or, in the case of any expatriate Business Employee, whose home country is) the United States immediately prior to the Closing.

“U.S. Parent Employee” means any Parent Employee who is employed primarily in (or, in the case of any expatriate Parent Employee, whose home country is) the United States immediately prior to the Closing.

Section 1.02 Other Defined Terms. The following terms have the meanings set forth in the Sections set forth below:

Defined Term	Location of Definition
Additional Debt	§ 7.08(e)
Alternative Financing	§ 7.08(a)
Alternative Financing Agreements	§ 7.08(b)
Alternative Spinco Commitment Letter	§ 7.08(a)
Certificate of Merger	§ 2.02
Change in the Parent Recommendation	§ 7.03(d)
Closing	§ 2.02
Confidentiality Agreement	§ 7.14(a)
Contribution	Recitals

Defined Term	Location of Definition
Debt Exchange	§ 7.09(b)
Distribution	Recitals
Dow Employee Representative Agreement	§ 4.14
Dow Plans	§ 4.13(b)
Effective Time	§ 2.02
ERISA	§ 4.13(a)
Exchange Agent	§ 3.01(a)
Exchange Fund	§ 3.01(a)
Exchange Offer	Recitals
Financing	§ 5.05(b)
Financing Agreements	§ 7.08(a)
JV Guarantee Release	§ 7.07(b)
JV Leased Real Property	§ 4.12(d)
Lenders	§ 5.05(b)
Merger	Recitals
Merger Consideration	§ 2.04(a)
Merger Sub	Preamble
Non-U.S. Dow Plans	§ 4.13(b)
Non-U.S. Parent Plans	§ 5.12(b)
Notice of Superior Proposal	§ 7.03(d)
Notice Period	§ 7.03(d)
One-Step Spin-Off	Recitals
Parent	Preamble
Parent Board	Recitals
Parent Capitalization Date	§ 5.02(a)
Parent Employee Representative Agreement	§ 5.13
Parent Group	§ 7.07(a)
Parent Material Contract	§ 5.15(a)
Parent Merger Tax Opinion	§ 7.09(b)
Parent Plans	§ 5.12(b)
Parent Registration Statement	§ 7.01(a)
Parent Stockholders’ Meeting	§ 7.02
Proxy Statement	§ 7.01(a)
Registration Statements	§ 7.01(a)
Required Financial Statements	§ 7.08(b)
Revised Transaction Proposal	§ 7.03(d)
Schedule TO	§ 7.01(a)
Shares	§ 2.04(a)
Spinco	Preamble
Spinco Board	Recitals
Spinco Commitment Letter	§ 5.05(b)
Spinco Common Stock	Recitals
Spinco Material Contract	§ 4.16(a)
Spinco Registration Statement	§ 7.01(a)
Surviving Corporation	§ 2.01
TDCC	Preamble
TDCC Board	Recitals
TDCC Common Stock	Recitals
TDCC Tax Counsel	§ 7.09(b)
TDCC RMT Tax Opinion	§ 7.09(b)
Termination Date	§ 9.01(a)

Defined Term	Location of Definition
Threshold Percentage	§ 2.04(d)
Trade Secrets	§ 1.01
U.S. Dow Plans	§ 4.13(a)
U.S. Parent Plans	§ 5.12(a)

Section 1.03 Interpretation and Rules of Construction. (a) In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i) when a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement;

(ii) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v) all terms defined in this Agreement have the defined meanings when used in any certificate or other document delivered or made available pursuant hereto, unless otherwise defined therein;

(vi) where used with respect to information, the phrases “delivered” or “made available” shall mean that the information referred to has been physically or electronically delivered to the relevant parties or their respective Representatives, including, in the case of “made available” to Parent, material that has been posted in a “data room” (virtual or otherwise) established by or on behalf of TDCC or Spinco; including further, in the case of “made available” to TDCC or Spinco, material that has been posted in a “data room” (virtual or otherwise) established by or on behalf of Parent or Merger Sub;

(vii) references to “day” or “days” are to calendar days;

(viii) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(ix) references to a Person are also to its successors and permitted assigns;

(x) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day; and

(xi) references to sums of money are expressed in lawful currency of the United States of America, and “$” refers to U.S. dollars.

(b) Notwithstanding anything to the contrary contained in the Disclosure Letters, in this Agreement or in the other Transaction Documents, the information and disclosures contained in any Section of a Disclosure Letter shall be deemed to be disclosed and incorporated by reference in each other Section of such Disclosure Letter as though fully set forth in such other Section to the extent the relevance of such information to such other Section is reasonably apparent notwithstanding the omission of a reference or a cross-reference with respect thereto and notwithstanding any reference to a Section of such Disclosure Letter in this Agreement. Certain items and matters are listed in the Disclosure Letters for informational purposes only and may not be required to be listed therein by the terms of this Agreement. In no event shall the listing of items or matters in a Disclosure Letter be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or covenants and agreements contained in this Agreement. No reference to, or disclosure of, any item or matter in any Section of this Agreement or any Section of a Disclosure Letter shall be construed as an admission or indication that such item or matter is material or that such item or matter is required to be referred to or disclosed in this Agreement or in such Disclosure Letter. Without limiting the foregoing, no reference to, or disclosure of, a possible breach or violation of any contract or agreement, Law or Governmental Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred.

ARTICLE II

THE MERGER

Section 2.01 The Merger. Upon the terms and subject to the satisfaction or written waiver (where permissible under applicable Law) of the conditions set forth in Article VIII, and in accordance with the applicable provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into Spinco. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Spinco shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

Section 2.02 Closing; Effective Time. As promptly as practicable, but in no event later than the third (3rd) Business Day (unless another date is agreed to in writing by TDCC and Parent), after the satisfaction or written waiver (where permissible under applicable Law) of the conditions set forth in Article VIII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or written waiver (where permissible under applicable Law) of those conditions at the Closing), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger) being the “Effective Time”). Immediately prior to such filing of the Certificate of Merger, a closing (the “Closing”) shall be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII.

Section 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL.

Section 2.04 Conversion of Securities. (a) Conversion of Spinco Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Spinco or the holders of the Spinco Common Stock, each share of Spinco Common Stock (all shares of Spinco Common Stock being collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled or converted pursuant to Section 2.04(b)) shall be converted automatically into the right to receive a number of fully paid and non-assessable shares of Parent Common Stock equal to the Exchange Ratio, subject to adjustment in accordance with Sections 2.04(d) and 3.01(f) (the “Merger Consideration”), and each holder of certificates or book-entry shares which immediately prior to the Effective Time represented such Shares shall thereafter cease to have any rights with respect thereto except (i) the right to receive the Merger Consideration, any dividends or other distributions pursuant to Section 3.01(c) and cash in lieu of any fractional shares payable pursuant to Section 3.01(e), in each case to be issued or paid, without interest, in consideration therefor; and (ii) as provided by Law.

(b) Cancellation of Certain Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Spinco or the holders of the Spinco Common Stock, each Share held in the treasury of Spinco shall automatically be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

(c) Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Spinco or the holders of the Spinco Common Stock, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(d) Exchange Ratio True-Up. If the condition set forth in Section 8.03(b) would be unable to be satisfied because immediately after the Effective Time, the percentage of outstanding shares of Parent Common Stock to be received by the former holders of Spinco Common Stock with respect to Qualified Spinco Common Stock would be less than 50.5% (the “Threshold Percentage”) of all the stock of Parent (including (i) any instruments that are treated as stock for U.S. federal income Tax purposes; and (ii) any stock that may be issued after the Effective Time, pursuant to the exercise or settlement of an option or other contract acquired or entered into on or before the Effective Time that may be regarded as having been acquired or entered into before the Effective Time as part of a “plan” of which the Distribution is a part within the meaning of Section 355(e) of the Code, but excluding (A) for purposes of clause (i), any employee stock option that, at the time of grant, was not in-the-money and, unless an election has been made under Section 83(b) of the Code with respect thereto, any stock or stock rights granted as compensation before the Effective Time that is not vested at the Effective Time; and (B) for purposes of clause (ii), any stock that may be issued after the Effective Time, pursuant to the exercise or settlement of any rights pursuant to a Parent Stock Plan), determined without regard to any adjustment pursuant to this Section 2.04(d)), then the aggregate number of shares of Parent Common Stock into which the shares of Spinco Common Stock are converted pursuant to Section 2.04(a) shall be increased such that the number of shares of Parent Common Stock to be received by the former holders of Spinco Common Stock with respect to Qualified Spinco Common Stock equals the Threshold Percentage. If any such increase is required solely by reason of any actions taken by TDCC or its Affiliates pursuant to the plan (or series of related transactions) which includes the Distribution (within the meaning of Section 355(e) of the Code) or failure by TDCC or its Affiliates to take any commercially reasonable action to prevent such increase, then the Above Basis Amount shall be decreased by an amount equal to the product of $29.00 multiplied by the number of additional shares of Parent Common Stock required to be issued pursuant to the true-up set forth in this Section 2.04(d) solely by reason of such actions taken by TDCC or its Affiliates.

Section 2.05 Certificate of Incorporation; Bylaws. (a) The certificate of incorporation of Spinco shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Spinco or the holders of the Spinco Common Stock, be amended and restated in its entirety to read as set forth in Annex A and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter duly amended in accordance with such certificate of incorporation, this Agreement and applicable Law.

(b) The bylaws of Spinco shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Spinco or the holders of the Spinco Common Stock, be amended and restated in their entirety to read as set forth in Annex B and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter duly amended in accordance with the certificate of incorporation of the Surviving Corporation, such bylaws, this Agreement and applicable Law.

Section 2.06 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Spinco immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified or until such officer’s earlier death, resignation or removal.

Section 2.07 Board of Directors of Parent. The Parent Board shall take all such action as may be necessary (a) to cause the number of directors comprising the Parent Board as of the Effective Time to be increased by three (3) directors to twelve (12) directors; and (b) to cause three (3) individuals designated by TDCC to be appointed to the Parent Board as of the Effective Time to serve until the next annual election of directors of Parent; provided, that if any of such TDCC designees is unable or unwilling to serve, then TDCC shall select a reasonable replacement for such TDCC designee. In connection with the next annual election of directors of

Parent, the Parent Board shall take all such action as may be necessary to include each of the TDCC designees as nominees for the Parent Board recommended by the Parent Board for election by Parent’s stockholders.

Section 2.08 Transaction Structure. If, prior to the date on which Parent commences solicitation of proxies for use at the Parent Stockholders’ Meeting, the IRS notifies TDCC that the IRS will not issue one or more of the requested rulings, then, during the sixty (60) day period starting from the date of such IRS notification, the parties hereto shall collaborate reasonably and in good faith in order to determine a possible alternative structure for the transactions contemplated hereby that the parties hereto determine, with the assistance of their respective tax advisors, will either make likely the receipt from the IRS of the ruling at issue or eliminate the necessity for the rulings, in either case, without (a) increasing in any material respect the costs to any party hereto or any of their respective Affiliates; (b) causing the performance of the covenants and agreements of any party hereto to become more burdensome in any material respect; (c) expanding in any material respect the scope of consents and approvals required to consummate the transactions contemplated hereby; (d) decreasing in any material respect the expected benefits of the transactions contemplated hereby to any party hereto or any of their respective Affiliates; or (e) otherwise resulting in any substantial impediment to the consummation of the transactions contemplated hereby. In the event the parties hereto reasonably, and in good faith, agree upon such an alternative transaction structure, they shall, as soon as practicable thereafter, modify the covenants and agreements set forth in this Agreement and the other Transaction Documents accordingly to reflect the change in transaction structure referenced in the immediately preceding sentence. In furtherance of the foregoing, each of the parties hereto shall take all action reasonably necessary to modify the ruling request to reflect the transactions as so modified and effectuate the change in transaction structure contemplated by this Section 2.08, and each party hereto shall use its reasonable best efforts to cause the transactions contemplated hereby, as so modified, to be consummated as soon as practicable thereafter and in accordance with the terms of this Agreement.

Section 2.09 Ethylene Payment. At the Closing, Parent shall cause the payments to be made that are required to be made on the Closing Date pursuant to the Ethylene Sales Contract (North America) to be entered into pursuant to Section 6.10 of the Separation Agreement, a term sheet of which is attached as Exhibit II to the Separation Agreement.

ARTICLE III

DELIVERY OF MERGER CONSIDERATION

Section 3.01 Exchange Fund. (a) Exchange Agent. Prior to the Effective Time, TDCC shall designate a nationally-recognized commercial bank or trust company reasonably acceptable to Parent to act as agent (the “Exchange Agent”) for the benefit of the holders of Shares who exchange their Shares in accordance with this Article III. Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Shares, for exchange in accordance with this Article III promptly after the Effective Time, book-entry shares representing the Merger Consideration issuable to holders of Shares as of the Effective Time pursuant to Section 2.04(a) (such book-entry shares for shares of Parent Common Stock, together with any dividends or distributions with respect thereto pursuant to Section 3.01(c) and other amounts payable in accordance with Section 3.01(e), the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions from Parent, deliver the Merger Consideration out of the Exchange Fund. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as directed by Parent. Any interest or other income from such investments shall be paid to and become income of Parent. Except as contemplated by Section 3.01(g), the Exchange Fund shall not be used for any purpose other than as specified in this Section 3.01(a).

(b) Exchange Procedures.

(i) As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to distribute the shares of Parent Common Stock into which the shares of Spinco Common Stock that were distributed in the Distribution have been converted pursuant to the Merger, which shares shall be distributed on the same basis as the shares of Spinco Common Stock were distributed in the Distribution and to the

Persons who received Spinco Common Stock in the Distribution. Each Person entitled to receive Spinco Common Stock in the Distribution shall be entitled to receive in respect of the shares of Spinco Common Stock distributed to such Person a book-entry authorization representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Section 3.01(b) (and cash in lieu of fractional shares of Parent Common Stock, as contemplated by Section 3.01(e)) (and any dividends or distributions and other amounts pursuant to Section 3.01(c)). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Parent Common Stock held by it from time to time hereunder, except as contemplated by Section 3.01(c).

(ii) In the event of a transfer of ownership of TDCC Common Stock which is not registered in the transfer records of Spinco, cash in lieu of any fractional shares of Parent Common Stock such holder is entitled to receive pursuant to Section 3.01(e) and any dividends or other distributions such holder is entitled to receive pursuant to Section 3.01(c) may be issued to a transferee who should have received Shares if the certificate or book-entry shares representing such TDCC Common Stock are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Upon exchange as contemplated by this Section 3.01, each Share shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender, without interest, the Merger Consideration, cash in lieu of any fractional shares of Parent Common Stock that the holder of such Share is entitled to receive pursuant to Section 3.01(e) and any dividends or other distributions such holder is entitled to receive pursuant to Section 3.01(c).

(c) Distributions with Respect to Undistributed Shares of Parent Common Stock. No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock shall be paid with respect to any shares of Parent Common Stock that are not able to be distributed by the Exchange Agent promptly after the Effective Time, whether due to a legal impediment to such distribution or otherwise. Subject to the effect of abandoned property, escheat, Tax or other applicable Laws, following the distribution of any such previously undistributed shares of Parent Common Stock, there shall be paid to the record holder of such shares of Parent Common Stock, without interest, (i) at the time of the distribution, the amount of cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.01(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the distribution of such whole shares of Parent Common Stock and a payment date subsequent to the distribution of such whole shares of Parent Common Stock.

(d) No Further Rights in Spinco Common Stock. All shares of Parent Common Stock issued upon the exchange of Spinco Common Stock in accordance with the terms of this Article III (including any cash paid pursuant to Section 3.01(c) or Section 3.01(e)) shall be deemed to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to such shares of Spinco Common Stock.

(e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Spinco Common Stock, and such fractional share interests will not entitle the owner thereof to vote, or to any other rights of a stockholder of Parent. All fractional shares of Parent Common Stock that a holder of shares of Spinco Common Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated by the Exchange Agent. The Exchange Agent shall cause the whole shares obtained thereby to be sold on behalf of such holders of shares of Spinco Common Stock that would otherwise be entitled to receive such fractional shares of Parent Common Stock in the Merger, in the open market or otherwise, in each case at then-prevailing market prices, and in no case later than five (5) Business Days after the time of the Distribution. The Exchange Agent shall make available the net proceeds thereof, subject to the deduction of the amount of any withholding Taxes as contemplated in Section 3.01(i) and brokerage charges, commissions and Conveyance Taxes, on a pro rata basis, without interest, as soon as practicable to the holders of Spinco Common Stock that would otherwise be entitled to receive such fractional shares of Parent Common Stock in the Merger.

(f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Spinco Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Spinco Common Stock with a record date occurring on or after the date hereof and prior to the Effective Time, other than the issuance of stock by Spinco in the Separation, the Special Payment, or the other transactions contemplated by this Agreement and the Separation Agreement; provided that nothing in this Section 3.01(f) shall be construed to permit Spinco, Parent or Merger Sub to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(g) Termination of Exchange Fund. Any portion of the Exchange Fund (including proceeds of any investment thereof) that remains undistributed to the former holders of Shares on the date that is nine (9) months after the Effective Time shall be delivered to Parent, upon demand, and any former holders of Shares who have not theretofore received shares of Parent Common Stock in accordance with this Article III shall thereafter look only to Parent for the Merger Consideration to which they are entitled pursuant to Section 2.04(a), any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 3.01(e) and any dividends or other distributions with respect to the Parent Common Stock to which they are entitled pursuant to Section 3.01(c) (subject to any abandoned property, escheat or similar Law).

(h) No Liability. None of the Parent, TDCC, Spinco, Merger Sub, the Surviving Corporation or the Exchange Agent shall be liable to any Person for any Merger Consideration from the Exchange Fund (or dividends or distributions with respect to Parent Common Stock) or other cash delivered to a public official pursuant to any abandoned property, escheat or similar Law. Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(i) Withholding Rights. Each of the Surviving Corporation, the Exchange Agent, Parent and Merger Sub shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amount as it is required to deduct and withhold with respect to the making of such payment under the Code, the rules or regulations promulgated thereunder, any provision of applicable state, local or foreign Tax Law or any other Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the Persons otherwise entitled thereto in respect of which such deduction and withholding was made.

Section 3.02 Stock Transfer Books. From and after the Effective Time, the stock transfer books of Spinco shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of Spinco.

Section 3.03 No Appraisal Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Shares in connection with the Merger.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TDCC

Except as otherwise disclosed or identified in (a) the TDCC SEC Documents filed with or furnished to the SEC prior to the date of this Agreement, but excluding any risk factor disclosure and disclosure of risks included in any “forward looking statements” disclaimer or other statement included in such TDCC SEC Documents to the extent they are predictive or forward looking in nature; or (b) the TDCC Disclosure Letter, TDCC hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.01 Organization and Qualification. Each of TDCC and Spinco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to own its properties and carry on its business in the places where such properties are now owned or such businesses are now being conducted. As of the Closing Date, each Transferred Subsidiary (other than Spinco) will be, and the JV Entity is, duly organized, validly existing and in good standing (to the extent such concept is recognized in the relevant jurisdiction) under the Laws of its respective jurisdiction of incorporation and will have full corporate power and authority to own its properties and carry on its business in the places where such properties are now owned or such businesses are now being conducted. Each of TDCC and Spinco has the necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Each Dow Entity and each Transferred Subsidiary has the necessary corporate power and authority to enter into each Transaction Document to which it is or will be a party, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by TDCC and Spinco of this Agreement, the performance by TDCC and Spinco of their respective obligations hereunder and the consummation by TDCC and Spinco of the transactions contemplated hereby have been duly authorized by all requisite action on the part of TDCC and Spinco, except for such further action of the TDCC Board required, if applicable, to establish the Record Date and the Distribution Date, and the effectiveness of the declaration of the Distribution by the TDCC Board (which is subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in the Separation Agreement), and in the case of the Merger, the approval of this Agreement by TDCC in its capacity as the sole stockholder of Spinco. The execution and delivery by each Retained Dow Entity and each Transferred Subsidiary of each Transaction Document to which it is or will be a party, the performance by each Retained Dow Entity and each Transferred Subsidiary of their respective obligations thereunder and the consummation by each Retained Dow Entity and each Transferred Subsidiary of the transactions contemplated thereby will be, duly authorized by all requisite action on the part of each Retained Dow Entity and each Transferred Subsidiary. This Agreement has been duly executed and delivered by TDCC and Spinco, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of TDCC and Spinco, enforceable against TDCC and Spinco in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). Each Transaction Document will be duly executed and delivered by each Retained Dow Entity and each Transferred Subsidiary party thereto, and (assuming due authorization, execution and delivery by the other parties thereto) each Transaction Document will constitute, a legal, valid and binding obligation of each Retained Dow Entity and each Transferred Subsidiary party thereto or contemplated to be party thereto, enforceable against each such Retained Dow Entity or Transferred Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

Section 4.02 Capital Structure of Spinco.

(a) As of the date hereof, (i) the authorized capital stock of Spinco consists of 100,000,000 Shares; and (ii) 500 Shares are issued and outstanding. Immediately following the Distribution, (i) the authorized capital stock of Spinco will consist of 100,000,000 Shares; and (ii) 100,000,000 Shares will be issued and outstanding.

(b) Except in connection with the Merger and as provided for in the Separation Agreement, (i) there are no options, warrants, convertible debt, other convertible instruments or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Spinco or (A) obligating Spinco to issue or sell any shares of capital stock of, or other equity interests in, Spinco; (B) obligating Spinco or any Transferred Subsidiary to issue, grant, extend or enter into any such option, warrant, right, agreement, arrangement or commitment; or (C) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of shares of Spinco Common Stock; and (ii) there are no outstanding contractual obligations of Spinco to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, Spinco or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, Spinco or any other Person. All outstanding shares of Spinco Common Stock are, and all such shares of Spinco Common Stock which may be issued prior to the Effective Time in accordance with the terms of this Agreement and the Separation Agreement will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any applicable contracts or any provision of the certificate of incorporation or bylaws of Spinco.

(c) There are no bonds, debentures, notes or other indebtedness of Spinco having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of Spinco may vote are issued or outstanding.

(d) Spinco is a direct, wholly-owned Subsidiary of TDCC. The copies of the certificate of incorporation and bylaws of Spinco which were previously furnished or made available to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

Section 4.03 Transferred Subsidiaries.

(a) As of the Effective Time, (i) Spinco or another Transferred Subsidiary will own, directly or indirectly, all equity interests in the Transferred Subsidiaries (other than Spinco), in substantially the manner set forth in Section 4.03(a) of the TDCC Disclosure Letter, in each case, free and clear of all Encumbrances other than restrictions imposed by applicable securities Laws; (ii) all equity interests in the Transferred Subsidiaries will have been duly authorized, validly issued, fully paid and non-assessable; and (iii) there will be no outstanding options, warrants, convertible debt, other convertible instruments or other rights, agreements, arrangements or commitments of any character relating to the equity interests in the Transferred Subsidiaries.

(b) The only issued and outstanding equity or voting interests in the JV Entity are the Dow JV Interests (which constitute 50% of the outstanding interests in the JV Entity) and the Partner JV Interests (which constitute 50% of the outstanding interests in the JV Entity). As of the Effective Time, (i) the Transferred JV Interests will have been duly authorized, validly issued, fully paid and non-assessable; and (ii) there will be no outstanding options, warrants, convertible debt, other convertible instruments or other rights, agreements, arrangements or commitments relating to the Transferred JV Interests.

(c) Except for its interests in the Transferred Subsidiaries (other than Spinco) and the JV Entity, as of the Effective Time, Spinco will not own, directly or indirectly, any capital stock of, or other equity or voting interest in, any Person.

(d) Prior to the Effective Time, true, complete and correct copies of the certificate of incorporation and bylaws (or similar organizational documents) of the Transferred Subsidiaries (other than Spinco) and the JV Entity will be furnished or made available to Parent.

Section 4.04 No Conflict; Board and Stockholder Approval.

(a) Assuming that all consents, approvals, authorizations and other actions described herein or set forth in Section 4.05 of the TDCC Disclosure Letter have been obtained, all filings and notifications listed in Section 4.05 below or in Section 4.05 of the TDCC Disclosure Letter have been made, any applicable waiting period has expired or been terminated, and except as may result from any facts or circumstances relating solely to Parent or its Affiliates, the execution, delivery and performance by TDCC and Spinco of this Agreement does not, and the execution, delivery and performance by each Retained Dow Entity and each Transferred Subsidiary of the Transaction Documents to which it is contemplated to be a party will not, (a) violate, conflict with, or result in the breach of any provision of the certificate of incorporation or bylaws (or similar organizational documents) of any Retained Dow Entity, Transferred Subsidiary or the JV Entity; (b) conflict with or violate any

Law or Governmental Order applicable to any Retained Dow Entity, Transferred Subsidiary, the JV Entity or any Transferred Asset; (c) conflict with, result in any breach of, constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any Spinco Material Contract or any other contract to which any Retained Dow Entity, Transferred Subsidiary or the JV Entity is a party or by which any of their respective properties or assets is bound; or (d) (i) result in the creation or the imposition of (x) any Encumbrance upon any of the Transferred Assets (other than a Permitted Encumbrance); or (y) any Encumbrance upon any of the capital stock of the Transferred Subsidiaries or the JV Entity; or (ii) result in the cancellation, modification, revocation or suspension of any material license or permit, authorization or approval issued or granted by any Governmental Authority in respect of the Transferred Assets, the Transferred Subsidiaries or the JV Entity, except, in the case of clauses (b) – (d), as would not (A) materially and adversely affect the ability of TDCC or Spinco to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents; or (B) otherwise have a Spinco Material Adverse Effect.

(b) The TDCC Board, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has approved this Agreement and declared it advisable. The Spinco Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has approved this Agreement and the Merger. To TDCC’s Knowledge, no state takeover statute is applicable to the Merger or any of the other transactions contemplated by this Agreement.

(c) As promptly as practicable after execution of this Agreement, TDCC will approve and adopt, as Spinco’s sole stockholder, this Agreement and other transactions contemplated by this Agreement and the other Transaction Documents which require the consent of Spinco’s stockholders under the DGCL, Spinco’s certificate of incorporation or Spinco’s bylaws. Following such approval and adoption by TDCC, the approval of Spinco’s stockholders after the Distribution Date will not be required to effect the transactions contemplated by this Agreement, including the Merger, unless this Agreement is amended on or after the Distribution Date and such approval is required, solely as a result of such amendment, under the DGCL or Spinco’s articles of incorporation or bylaws. The approval of TDCC’s stockholders is not required to effect the transactions contemplated by the Separation Agreement, this Agreement or the other Transaction Agreements.

Section 4.05 Governmental Consents and Approvals. The execution, delivery and performance by TDCC and Spinco of this Agreement and the execution, delivery and performance by each Dow Entity and each Transferred Subsidiary of each Transaction Document to which it is contemplated to be a party do not require any consent, approval, authorization or other order or declaration of, action by, filing with or notification to, any Governmental Authority, other than (a) compliance with, and filings under, the HSR Act or any other applicable antitrust Laws; (b) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 2.02; (c) the filing with the SEC of the Registration Statements and, if applicable, Schedule TO, and such other compliance with the Exchange Act and the Securities Act as may be required in connection with the transactions contemplated by this Agreement; (d) where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by TDCC or Spinco of the transactions contemplated by this Agreement and the other Transaction Documents or would not have a Spinco Material Adverse Effect; (e) consents, approvals, authorizations or other orders or declarations of, actions by, filings with, or notifications to, any Governmental Authority relating to the Internal Separation; or (f) as a result of any facts or circumstances relating to Parent or any of its Affiliates.

Section 4.06 Financial Information.

(a) True and complete copies of the Spinco Financial Statements have been made available by TDCC to Parent and are set forth on Section 1.01(f)(i) of the TDCC Disclosure Letter.

(b) The Spinco Financial Statements, subject to the notes thereto, (i) present fairly, in all material respects, the combined financial position of the Business as of the dates thereof and the results of operations and cash flows of the Business for the periods covered thereby; and (ii) were prepared in accordance with GAAP, consistently applied during the periods covered thereby.

(c) Except as set forth in the Spinco Financial Statements or the notes thereto, and except as specifically contemplated by this Agreement or the other Transaction Documents, since December 31, 2014, the Dow Entities and the Transferred Subsidiaries have not incurred any Liabilities that will be liabilities of the Transferred Subsidiaries as an Assumed Liability pursuant to the Separation Agreement and that are of a nature that would be required to be disclosed on a combined balance sheet of the Business or in the notes thereto prepared in conformity with GAAP, other than Liabilities incurred in the ordinary course of business or Liabilities that would not have a Spinco Material Adverse Effect.

(d) True and complete copies of the JV Entity Financial Statements have been made available by TDCC to Parent.

(e) The JV Entity Financial Statements (i) present fairly, in all material respects, the financial position of the JV Entity as of the date thereof and the results of operations and cash flows of the JV Entity for the periods covered thereby (subject to normal year-end adjustments and the absence of notes); and (ii) were prepared in accordance with GAAP.

(f) Except as set forth in the JV Entity Financial Statements, and except as specifically contemplated by this Agreement or the other Transaction Documents, since December 31, 2014, the JV Entity has not incurred any Liabilities that are of a nature that would be required to be disclosed on a balance sheet of the JV Entity, other than Liabilities incurred in the ordinary course of business or Liabilities that would not have a Spinco Material Adverse Effect.

Section 4.07 No Spinco Material Adverse Effect. Since December 31, 2014, there has not occurred any Spinco Material Adverse Effect.

Section 4.08 Litigation. There is no Action by or against Dow or the JV Entity and specifically relating to the Business pending or, to the Knowledge of TDCC, threatened in writing before any Governmental Authority that would have a Spinco Material Adverse Effect or would prevent or materially delay the consummation by TDCC or Spinco of the transactions contemplated by this Agreement and the other Transaction Documents.

Section 4.09 Registration Statement. The information supplied by TDCC for inclusion or incorporation by reference in the Registration Statements and the Proxy Statement and, if applicable, the Schedule TO and any other filing contemplated by Section 7.01, shall not, at (a) the time each Registration Statement is declared effective; (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent; (c) the time of the Parent Stockholders’ Meeting; (d) the time the Schedule TO is filed with the SEC; or (e) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that TDCC and Spinco are responsible for filing with the SEC in connection with the transactions contemplated by this Agreement and the other Transaction Documents will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

Section 4.10 Compliance with Laws. Dow and the JV Entity conduct, and since January 1, 2014 have conducted, in all material respects, the Business in compliance with all Laws and Governmental Orders applicable to the Business, and the Business is not in material violation of any such Law or Governmental Order, in each case including all applicable anti-bribery and anti-corruption Laws, economic sanctions Laws and embargoes, export control Laws, customs and import Laws and international trade Laws. In connection with the

Business, Dow, the Transferred Subsidiaries and the JV Entity have obtained and are, in all material respects, in compliance with all material permits, licenses, approvals, agreements and authorizations issued or granted by any Governmental Authority (other than Environmental Permits, which are the subject of Section 4.17) that are necessary to conduct the Business or to own, lease or operate the Transferred Assets. This Section 4.10 does not apply with respect to the matters that are the subject of the representations and warranties set forth in Section 4.13 or Section 4.14.

Section 4.11 Intellectual Property.

(a) (i) To the Knowledge of TDCC, the use of the Spinco Intellectual Property by Dow as conducted through the Business as of the date of this Agreement does not, in any material respect, infringe any Intellectual Property of any other Person; (ii) a Dow Entity is the exclusive owner of each item of Registered Spinco Intellectual Property, free and clear of any Encumbrances other than Permitted Encumbrances; and (iii) to the Knowledge of TDCC, no Person is engaging, as of the date of this Agreement, in any activity that, in any material respect, infringes, violates or misappropriates any Spinco Intellectual Property.

(b) As of the date of this Agreement, there is no (i) Action initiated by any other Person pending or, to the Knowledge of TDCC, threatened in writing against Dow or the JV Entity (A) concerning the matters described in Section 4.11(a)(i); or (B) challenging the validity, enforceability or ownership of any material Spinco Intellectual Property, provided, in each case, that any Action that has been initiated but with respect to which process or other comparable notice has not been served on or delivered to Dow or the JV Entity shall be deemed to be “threatened” rather than “pending”; or (ii) Governmental Order against Dow or the JV Entity or settlement agreement that a Dow Entity or the JV Entity is a party to or, to the Knowledge of TDCC, any other Governmental Order or settlement agreement restricting in any material respect the use or exploitation of any material Spinco Intellectual Property.

(c) The Registered Spinco Intellectual Property is subsisting and, to the Knowledge of TDCC, valid and enforceable.

(d) Each of Dow and the JV Entity uses commercially reasonable efforts to protect, preserve and maintain the secrecy and confidentiality of the material Trade Secrets of the Business and to protect its material information technology systems from unauthorized access, unauthorized use and security breaches.

(e) The consummation of the transactions contemplated by the Transaction Documents will not, except as expressly contemplated by the terms of the Transaction Documents, result in any (i) material restriction on the rights of any Transferred Subsidiary in the Licensed Intellectual Property; or (ii) material expansion of rights held by, or material grant of new rights to, any third party to use the Licensed Intellectual Property in the Business, in each case, that Dow was not subject to prior to the Closing.

(f) Notwithstanding anything in this Agreement to the contrary, the representations and warranties contained in Section 4.07, Section 4.16 and this Section 4.11 are the only representations and warranties being made by TDCC or Spinco in this Agreement with respect to the validity of, the right to register, or any activity that constitutes, or otherwise relates to, infringement, misappropriation or other violation of, Intellectual Property.

Section 4.12 Real Property.

(a) Schedule 1.01(n) of the Dow Disclosure Letter sets forth the address (or other identifying description) of each parcel of Transferred Leased Real Property and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Transferred Leased Real Property. Assuming the applicable lessor had the authority to enter into each such lease and to grant such leasehold interest, a Dow Entity has a valid and binding leasehold interest in each parcel of Transferred Leased Real Property, free and clear of all Encumbrances other than Permitted Encumbrances. No Dow Entity has subleased or granted to a third party any right to use or occupy all or any portion of the Transferred Leased Real Property.

(b) Schedule 1.01(o) of the Dow Disclosure Letter sets forth the address and parcel number of each parcel of Transferred Owned Real Property. A Dow Entity has good and marketable fee simple title in and to each parcel of Transferred Owned Real Property, including all of the buildings and improvements thereon, free and clear of all Encumbrances, other than Permitted Encumbrances. Other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase any such Transferred Owned Real Property or any portion thereof or interest therein. Other than pursuant to easements of record, no Dow Entity has leased or granted any right to use or occupy all or any portion of a Transferred Owned Real Property to a third party. There is no condemnation or other proceeding in eminent domain, pending or, to the Knowledge of TDCC, threatened, affecting the Transferred Owned Real Property or any portion thereof or interest therein.

(c) Schedule 1.01(h) of the Dow Disclosure Letter sets forth the address and parcel number of each Retained Site. A Dow Entity has good and marketable fee simple title in and to each Retained Site and in and to each Transferred Facility thereon, free and clear of all Encumbrances, other than Permitted Encumbrances. As of the Closing Date, a Parent Entity will have (i) a valid and binding leasehold interest in and to each Retained Site, and (ii) good and marketable fee simple title in and to each Transferred Facility thereon, in each case free and clear of all Encumbrances, other than Permitted Encumbrances. Other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase or lease any Retained Site or any portion thereof or interest therein, including the Transferred Facilities thereon. Other than pursuant to easements of record, no Dow Entity has leased or granted any right to use or occupy all or any portion of any Retained Site or any Transferred Facility thereon to a third party. There is no condemnation or other proceeding in eminent domain, pending or, to the Knowledge of TDCC, threatened affecting the Retained Sites or any portion thereof or interest therein, including the Transferred Facilities thereon.

(d) Section 4.12(d) of the TDCC Disclosure Letter sets forth the address (or other identifying description) of each parcel of real property leased by the JV Entity (the “JV Leased Real Property”). The JV Entity has a valid and binding leasehold interest in each JV Leased Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances. The JV Entity has not subleased or granted to a third party any right to use or occupy all or any portion of any JV Leased Real Property. The JV Entity does not own any real property.

(e) To the Knowledge of TDCC, a Dow Entity has good and valid title to (or valid leases in respect of) each of the locations in which a Parent Entity is acquiring an occupancy right pursuant to an occupancy agreement that is a Transaction Document.

Section 4.13 Employee Benefit Matters.

(a) U.S. Dow Plans and Material Documents. Section 4.13(a) of the TDCC Disclosure Letter lists, as of the date hereof, all material “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA), all material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other compensation or benefit plans, programs or arrangements, all forms of Restrictive Covenant Agreements and all material employment, termination, severance or other contracts or agreements, to which a Dow Entity is a party, with respect to which a Dow Entity has any obligation or which are maintained, contributed to or sponsored by a Dow Entity, in each case, for the benefit of any U.S. Business Employee or to which any U.S. Business Employee is a party (collectively, the “U.S. Dow Plans”). Dow has made available to Parent the plan document, summary plan description, or summary of material terms of each material U.S. Dow Plan and the form(s) of each Restrictive Covenant Agreement with the U.S. Business Employees. The JV Entity has never been a party to, had any obligation with respect to, or maintained, contributed to or sponsored, any employment, compensation or employee benefit plans, programs, contracts, agreements or arrangements.

(b) Non-U.S. Dow Plans and Material Documents. Section 4.13(b) of the TDCC Disclosure Letter lists, as of the date hereof, all material employee benefit plans, material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other compensation or benefit plans, programs or arrangements, all forms of Restrictive Covenant Agreements and all material employment, termination, severance or other contracts or agreements, to which a Dow Entity is a party, with respect to which a Dow Entity has any obligation or which are maintained, contributed to or sponsored by a Dow Entity, in each case, for the benefit of any Non-U.S. Business Employee or to which any Non-U.S. Business Employee is a party (other than statutory plans) (collectively, the “Non-U.S. Dow Plans” and together with the U.S. Dow Plans, the “Dow Plans”). Dow has made available to Parent the plan document, summary plan description, or summary of material terms of each material Non-U.S. Dow Plan and the form(s) of each Restrictive Covenant Agreement with the Non-U.S. Business Employees.

(c) Each Dow Plan (and any related trust or other funding vehicle) has been administered in all material respects in accordance with its terms and is in compliance in all material respects with ERISA, the Code and all other applicable material Laws. Each of Dow and the JV Entity is in compliance in all material respects with ERISA, the Code and all other material Laws applicable to the Dow Plans.

(d) None of the execution and delivery of the Transaction Documents, the Internal Separation, the Separation or the consummation of the Merger or any other transaction contemplated by the Transaction Documents (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any Business Employee to any material compensation or benefit; (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any material compensation or benefit or trigger any other material obligation under any Dow Plan; or (iii) result in any breach or violation of or default under, or limit Dow’s right to amend, modify or terminate, any Dow Plan, in each case, except as provided in this Agreement, the Employee Matters Agreement or pursuant to applicable Law.

Section 4.14 Labor Matters. Section 4.14 of the TDCC Disclosure Letter lists, as of the date hereof, each collective bargaining agreement that is applicable to the current Business Employees, including Union Employees, to which a Dow Entity or the JV Entity is a party, including arrangements with works councils and other similar employee representative bodies under which the Business Employees will have outstanding rights or obligations on and following the Closing (together with such collective bargaining agreements, the “Dow Employee Representative Agreements”). TDCC has made available to Parent each Dow Employee Representative Agreement. As of the date hereof, (a) there are no material strikes or lockouts with respect to any Union Employees pending, or to the Knowledge of TDCC, threatened in writing; (b) there is no union organizing effort pending or, to the Knowledge of TDCC, threatened in writing against the Business; (c) there is no material unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of TDCC, threatened in writing against the Business; and (d) there is no material slowdown, or work stoppage in effect or, to the Knowledge of TDCC, threatened in writing with respect to the Business Employees, including Union Employees. Each of Dow and the JV Entity conduct, and since January 1, 2012 have conducted, the Business, in all material respects, in compliance with all applicable material Laws with respect to labor relations, employment and employment practices, including occupational safety and health standards, terms and conditions of employment, payment of wages, classification of employees, immigration, visas, work status, pay equity and workers’ compensation.

Section 4.15 Taxes.

(a) To the Knowledge of TDCC, (i) all material Tax Returns required to have been filed by, or with respect to, the Transferred Subsidiaries or the JV Entity have been timely filed (taking into account any extension of time to file granted or obtained) and all such Tax Returns are true and correct in all material respects; (ii) all material Taxes required to be paid on such Tax Returns have been paid or will be timely paid; (iii) no deficiency or other claim for any material amount of Tax has been asserted or assessed by a Governmental Authority in writing against Spinco to the extent related to the Transferred Subsidiaries or the JV Entity that has not been satisfied by payment, settled or withdrawn; (iv) there are no material Tax liens on any of the Transferred Subsidiaries or the JV Entity (other than Permitted Encumbrances); (v) none of TDCC or its Subsidiaries or the Transferred Subsidiaries has taken or agreed to take any action that would (and none of them is aware of any agreement, plan or other circumstance that would) prevent either the Merger or the Separation from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or otherwise prevent the Tax-Free Status of the External Transactions; and (vi) none of TDCC or its Subsidiaries or the Transferred Subsidiaries has “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4 required to be reported on a Tax Return (other than transactions listed in Treasury Regulation Section 1.6011-4(b)(5) entered into in the ordinary course of business).

(b) The TDCC consolidated financial statements reflect an adequate reserve in accordance with GAAP for all Taxes payable by TDCC or its Subsidiaries or the Transferred Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items).

(c) None of the Transferred Subsidiaries is bound by any material agreement or arrangement the primary purpose of which relates to Taxes (other than (i) such an agreement or arrangement exclusively between or among TDCC and its Subsidiaries and (ii) the Tax Matters Agreement).

Section 4.16 Spinco Material Contracts.

(a) Section 4.16(a) of the TDCC Disclosure Letter lists each of the following written Transferred Contracts, Partially Transferred Contracts and leases to a Dow Entity of Transferred Leased Real Property, in each case to the extent relating to the Business (other than with respect to contracts described in clause (viii) below), and other contracts to which any Transferred Subsidiary or the JV Entity is a party or by which their properties or assets are bound (such contracts and agreements being “Spinco Material Contracts”) that, in each case, is in effect as of the date of this Agreement:

(i) contracts for the purchase of products or for the receipt of services, the performance of which will extend over a period of one (1) year or more and which involve consideration or payments by a Dow Entity in excess of $2,000,000 in the aggregate during the calendar year ended December 31, 2014;

(ii) contracts for the furnishing of products or services by a Dow Entity or the JV Entity, the performance of which will extend over a period of one (1) year or more and which involve consideration or payments in excess of $2,000,000 in the aggregate during the calendar year ended December 31, 2014;

(iii) contracts concerning the establishment or operation of a partnership, joint venture or limited liability company;

(iv) material contracts under which there has been imposed a security interest on any of the assets, tangible or intangible, of the Business;

(v) material contracts (i) that grant any Dow Entity or the JV Entity a license to, option to, or right to use or exploit (including by means of a covenant not to sue) Intellectual Property owned or controlled by any other Person or (ii) under which any Dow Entity or the JV Entity grants a license to, option to, or right to use or exploit (including by means of a covenant not to sue) any Intellectual Property; in each case, excluding off-the-shelf, commercially available and “shrink-wrap” software licenses;

(vi) the lease agreements that pertain to each parcel of Transferred Leased Real Property and JV Leased Real Property;

(vii) contracts for the furnishing of products or services by a Dow Entity or the JV Entity to the United States federal government or any agency thereof;

(viii) contracts containing (A) a covenant materially restricting the ability of any Dow Entity or the JV Entity to engage in any line of business in any geographic area or to compete with any Person, to market any product or to solicit customers; (B) a provision granting the other party “most favored nation” status or equivalent preferential pricing terms; or (C) a provision granting the other party exclusivity or similar rights; and

(ix) indentures, credit agreements, loan agreements and similar instruments pursuant to which a Transferred Subsidiary or the JV Entity has or will incur or assume any indebtedness or has or will guarantee or otherwise become liable for any indebtedness of any other Person for borrowed money in excess of $1,000,000, other than any indentures, credit agreements, loan agreements or similar instruments solely between or among any Transferred Subsidiaries.

(b) Dow has made available to Parent true, complete and correct copies of each Spinco Material Contract in effect on the date of this Agreement. Each Spinco Material Contract is valid and binding on the applicable Dow Entity or the JV Entity and, to the Knowledge of TDCC, the counterparty thereto, and is in full force and effect, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity), except insofar as it has expired in accordance with its terms after the date hereof. No Dow Entity or the JV Entity is in material breach of, or material default under, any Spinco Material Contract to which it is a party.

Section 4.17 Environmental Matters.

(a) (i) Dow is conducting, and since January 1, 2014 has conducted, the Business, in all material respects, in compliance with Environmental Law; (ii) in connection with the Business, Dow has obtained and is, in all material respects, in compliance with all material Environmental Permits that are necessary to conduct the Business or to own, lease or operate the Transferred Assets; (iii) in connection with the Business, Dow has not, to the Knowledge of TDCC, Released any Hazardous Materials that require any material Remedial Action pursuant to Environmental Law; and (iv) there is no written Action pending or, to the Knowledge of TDCC, threatened in writing, in connection with the Business, against Dow that relates to any violation or alleged violation of, or any Liability or alleged Liability under, any Environmental Law that could reasonably be expected to result in a material cost or obligation to the Business.

(b) Notwithstanding anything in this Agreement to the contrary, the representations and warranties contained in Section 4.05 (Governmental Consents and Approvals), and, as such relates to occupational health and safety standards, Section 4.14 (Labor Matters) and in this Section 4.17 are the only representations and warranties being made by TDCC or Spinco in this Agreement with respect to compliance with or Liability under Environmental Laws or Environmental Permits or with respect to any environmental, health or safety matter related in any way to the Business, the Transferred Leased Real Property, the Transferred Owned Real Property, the Transferred Facilities or the Retained Sites.

Section 4.18 Sufficiency of Assets; Title. Except as otherwise provided in this Agreement and after giving effect to the Internal Separation, the Transferred Assets and the employment of the Business Employees, together with the services and assets to be provided, the licenses to be granted and the other arrangements contemplated by the Transaction Documents, shall, in the aggregate, constitute all of the assets necessary to conduct, in all material respects, the Business immediately after the Closing in substantially the same manner as currently conducted by Dow. Dow has, in all material respects, good and valid title to, or valid leases, licenses or rights to use, all of the Transferred Assets (except for the Transferred Owned Real Property, Transferred Leased Real Property and the Transferred Facilities, which are the subject of the representations and warranties set forth in Section 4.12).

Section 4.19 Brokers. Except for Barclays Capital and Goldman, Sachs & Co., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of TDCC or any of its Subsidiaries. TDCC shall be solely responsible for the fees and expenses of Barclays Capital and Goldman, Sachs & Co.

Section 4.20 Disclaimer of TDCC and Spinco.

(a) EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV AND NOT WITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NONE OF TDCC, SPINCO OR THEIR RESPECTIVE

REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE BUSINESS, THE TRANSFERRED SUBSIDIARIES, THE JV ENTITY, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSFERRED ASSETS OR THE ASSUMED LIABILITIES. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, TDCC, SPINCO AND THEIR RESPECTIVE REPRESENTATIVES HAVE NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO (I) THE EXCLUDED ASSETS OR THE EXCLUDED LIABILITIES; (II) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR LAWS); (III) THE OPERATION OF THE BUSINESS AFTER THE CLOSING; OR (IV) THE PROBABLE SUCCESS, PROFITABILITY OR PROSPECTS OF THE BUSINESS AFTER THE CLOSING AND ANY SUCH REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED.

(b) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NONE OF TDCC, SPINCO OR THEIR REPRESENTATIVES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO PARENT, MERGER SUB, ITS REPRESENTATIVES OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO PARENT, MERGER SUB OR ITS REPRESENTATIVES OF, OR PARENT’S, MERGER SUB’S OR THEIR REPRESENTATIVES’ USE OF, ANY INFORMATION RELATING TO THE BUSINESS, INCLUDING THE CONFIDENTIAL INFORMATION MEMORANDUM AND ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS, BUSINESS PLANS, OFFERING MATERIALS OR OTHER MATERIAL MADE AVAILABLE TO PARENT OR ITS REPRESENTATIVES OR POTENTIAL FINANCING SOURCES, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS,” MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK-OUT” DISCUSSIONS, “EXPERT SESSIONS,” SITE TOURS OR VISITS, DILIGENCE CALLS OR MEETINGS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF PARENT, MERGER SUB OR THEIR REPRESENTATIVES OR IN ANY OTHER FORM IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as otherwise disclosed or identified in (a) the Parent SEC Documents filed with or furnished to the SEC prior to the date of this Agreement, but excluding any risk factor disclosure and disclosure of risks included in any “forward looking statements” disclaimer or other statement included in such Parent SEC Documents to the extent they are predictive or forward looking in nature; or (b) the Parent Disclosure Letter, Parent and Merger Sub, jointly and severally, hereby represent and warrant to TDCC and Spinco as follows:

Section 5.01 Organization and Qualification; Subsidiaries.

(a) Parent is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate power and authority to own its properties and carry on its business in the places where such properties are now owned or such businesses are now being conducted. Each of the Parent’s Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept is recognized in the relevant jurisdiction) under the Laws of its respective jurisdiction of incorporation and has full corporate power and authority to own its properties and carry on its business in the places where such properties are now owned or such businesses are now being conducted. Each of Parent and Merger Sub has all necessary corporate or similar power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement. Each of Parent’s Subsidiaries has the necessary corporate power and authority to enter into each Transaction Document to which it will be a party, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by each of Parent and Merger Sub of this Agreement, the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of each of Parent and Merger Sub, except for the Parent Stockholder Approval, and in the case of the Merger, the approval of this Agreement by Parent in its capacity as the sole stockholder of Merger Sub. The execution and delivery by Parent of each Transaction Document to which it is or will be a party, the performance by Parent of its obligations thereunder and the consummation by Parent of the transactions contemplated thereby have been, or will be, duly authorized by all requisite action on the part of Parent. The execution and delivery by each of Parent’s Subsidiaries of each Transaction Document to which it will be a party, the performance by each of Parent’s Subsidiaries of their respective obligations thereunder and the consummation by each of Parent’s Subsidiaries of the transactions contemplated thereby will be, duly authorized by all requisite action on the part of each of Parent’s Subsidiaries. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). Each Transaction Document to which Parent is or will be a party has been or will be duly executed and delivered by Parent, and (assuming due authorization, execution, and delivery by the other parties thereto), constitutes, or will constitute, a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). Each Transaction Document will be duly executed and delivered by each of Parent’s Subsidiaries party thereto, and (assuming due authorization, execution and delivery by the other parties thereto) each Transaction Document will constitute, a legal, valid and binding obligation of each of Parent’s Subsidiaries party thereto or contemplated to be party thereto, enforceable against each such Parent Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(b) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a direct, wholly-owned Subsidiary of Parent. The copies of the certificate of incorporation and bylaws of Merger Sub that were previously furnished or made available to TDCC are true, complete and correct copies of such documents as in effect on the date of this Agreement.

(c) Section 5.01(c) of the Parent Disclosure Letter sets forth a list as of the date hereof of the Subsidiaries of Parent and their respective jurisdictions of organization.

Section 5.02 Capitalization.

(a) As of the date hereof, the authorized capital stock of Parent consists of 120,000,000 shares of Parent Common Stock and 10,000,000 shares of Parent Preferred Stock. After receipt of the Parent Stockholder Approval, the number of authorized shares of Parent Common Stock will be increased to not less than 240,000,000 pursuant to the Parent Charter Amendment. As of the close of business on March 25, 2015 (the “Parent Capitalization Date”), (i) 77,476,437 shares of Parent Common Stock, and no shares of Parent Preferred Stock, were issued and outstanding; (ii) (A) 4,786,939 shares of Parent Common Stock were subject to outstanding Parent Stock Options; (B) 70,100 shares of Parent Common Stock were subject to outstanding Parent RSUs; (C) 407,000 shares of Parent Common Stock were subject to outstanding Parent Performance Shares that are settled in shares of Parent Common Stock and 416,917 shares of Parent Common Stock were subject to outstanding Parent Performance Shares that are settled in cash (in each case, assuming satisfaction of any performance-based vesting criteria at the target level); and (D) 639,297 shares of Parent Common Stock were subject to outstanding Parent Stock Equivalents that will be settled in cash upon the Closing; and (iii) no shares of Parent Common Stock, and no shares of Parent Preferred Stock, were held in the treasury of Parent. Except as set forth above, as of the Parent Capitalization Date, (i) there were no options, warrants, convertible debt, other convertible instruments or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or (A) obligating Parent or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent; (B) obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, right, agreement, arrangement or commitment; or (C) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Shares of Parent Common Stock; and (ii) there are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock. All shares of Parent Common Stock which may be issued prior to the Effective Time in accordance with the terms of this Agreement, will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any applicable contracts or any provision of the Parent Charter or the bylaws of Parent.

(b) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Parent or any of its Subsidiaries having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of Parent may vote are issued or outstanding.

(c) As of the date hereof, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share.

Section 5.03 No Conflict.

(a) Assuming that all consents, approvals, authorizations and other actions described herein or set forth in Section 5.04 of the Parent Disclosure Letter have been obtained, all filings and notifications listed in Section 5.04 below or in Section 5.04 of the Parent Disclosure Letter have been made, any applicable waiting period has expired or been terminated, and except as may result from any facts or circumstances relating solely to Parent or its Affiliates, the execution, delivery and performance by Parent of this Agreement does not, and the execution, delivery and performance by Parent of each other Transaction Document to which it is contemplated to be a party will not, (a) violate, conflict with, or result in the breach of any provision of the articles of incorporation or bylaws of Parent or any Subsidiary of Parent; (b) conflict with or violate any Law or Governmental Order applicable to Parent or any Subsidiary of Parent; (c) conflict with, result in any breach of, constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any Parent Material Contract or any other contract to which Parent or any Subsidiary of Parent is a party or by which any of their respective properties or assets is bound; or (d) (i) result in the creation or the imposition of (x) any Encumbrance upon any assets of Parent or any of its Subsidiaries (other than a Permitted Encumbrance); or (y) any Encumbrance upon any of the capital stock of Parent or any of its Subsidiaries; or (ii) result in the cancellation, modification, revocation or suspension of any material license or permit, authorization or approval issued or granted by any Governmental Authority in respect of Parent or any of its Subsidiaries, or any of their respective assets, except, in the case of clauses (b)-(d), as would not (A) materially and adversely affect the ability of Parent to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents; or (B) otherwise have a Parent Material Adverse Effect.

(b) The Parent Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has (i) determined that the Merger and this Agreement are advisable and has approved this Agreement; (ii) adopted the Parent Charter Amendment; and (iii) resolved to recommend the approval by the stockholders of Parent of the Parent Share Issuance and the Parent Charter Amendment. To Parent’s Knowledge, no state takeover statute is applicable to the Merger or any of the other transactions contemplated by this Agreement.

(c) The Parent Stockholder Approval is the only vote of the holders of any voting securities of Parent under any Law, the rules and regulations of the NYSE, and the Parent Charter and the bylaws of Parent necessary to approve the transactions contemplated by this Agreement, including the Parent Share Issuance and the Parent Charter Amendment.

(d) As promptly as practicable after execution of this Agreement, Parent will approve and adopt, as Merger Sub’s sole stockholder, this Agreement and the other transactions contemplated by this Agreement which require the consent of Merger Sub’s stockholders under the DGCL, Merger Sub’s certificate of incorporation or Merger Sub’s bylaws.

Section 5.04 Governmental Consents and Approvals. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the execution, delivery and performance by Parent and each of its Subsidiaries of each Transaction Document to which it is contemplated to be a party do not require any consent, approval, authorization or other order or declaration of, action by, filing with or notification to, any Governmental Authority, other than (a) compliance with, and filings under, the HSR Act or any other applicable antitrust Laws; (b) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 2.02; (c) the filing with the SEC of the Proxy Statement, the Registration Statements and, if applicable, the Schedule TO, and such other compliance with the Exchange Act and the Securities Act as may be required in connection with the transactions contemplated by this Agreement; (d) where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement and the other Transaction Documents or would not have a Parent Material Adverse Effect; (e) compliance with the rules and regulations of the NYSE as required in connection with the transactions contemplated by this Agreement; or (f) as a result of any facts or circumstances relating to TDCC or any of its Affiliates.

Section 5.05 Financial Information; Financing.

(a) Each of the consolidated financial statements (including, in each case, any notes thereto) contained (or incorporated by reference) in the Parent SEC Documents (i) present fairly, in all material respects, the combined financial position of Parent and its Subsidiaries as of the dates thereof and the results of operations and cash flows of Parent and its Subsidiaries for the periods covered thereby (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not have, a Parent Material Adverse Effect); and (ii) were prepared in accordance with GAAP as applied by Parent (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC).

(b) Parent has delivered to TDCC true, complete and fully executed copies of (i) an executed bridge commitment letter and (ii) an executed commitment letter (in each case, including (A) all exhibits, schedules, annexes and amendments to such agreements in effect as of the date of this Agreement; and (B) any associated fee letter in redacted form, which redacted fee information does not relate to the amounts or conditionality of, or contain any conditions precedent to, the funding of the Financing (as defined below)) (together, the “Spinco Commitment Letter”) from JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Wells Fargo Bank, N.A. and Wells Fargo Securities, LLC (together with all additional lenders and financing sources added to the Spinco Commitment Letter or any Alternative Spinco Commitment Letter, the “Lenders”), pursuant to which, among other things, the Lenders have committed to Parent to provide Spinco and Parent with debt financing in an aggregate amount of $3,769,500,000 (the bank and/or bond financings, together with the bridge loan commitments, in each case contemplated by the Spinco Commitment Letter, being referred to as the “Financing”). Prior to the date of this Agreement, (x) the Spinco Commitment Letter has not been amended, waived or modified; and (y) the respective commitments contained in the Spinco Commitment Letter have not been withdrawn, modified or rescinded in any respect. Except for the Spinco Commitment Letter, there are no side letters or other contracts, instruments or other commitments, obligations or arrangements (whether written or oral) related to the funding of the full amount of the Financing, other than as expressly set forth in the Spinco Commitment Letter and delivered to TDCC prior to the date of this Agreement.

(c) The Spinco Commitment Letter, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto. As of the date of this Agreement, no event has occurred and on the Closing Date, no event shall have occurred, which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any term or condition of the Spinco Commitment Letter. Parent has fully paid any and all commitment fees, any other fees or any other amounts required by the Spinco Commitment Letter to be paid on or before the date of this Agreement and Parent represents that any other fees or other amounts that are due under the Spinco Commitment Letter or any related fee letters are, in each case, required to be paid no earlier than the Closing. The Financing will provide financing sufficient to finance the New Debt and the Additional Debt and to pay all related fees and expenses associated therewith. Other than as set forth in the Spinco Commitment Letter, there are no conditions precedent to the funding of the full amount of the Financing. Parent has no reason to believe that any of the conditions to the Financing will not be satisfied on a timely basis or that the Financing will not be available to Spinco immediately prior to the Distribution Date. The parties hereto agree that it shall not be a condition to the Closing for Parent to obtain the Financing or the Alternative Financing.

(d) Upon the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, (i) Parent will not be insolvent; (ii) Parent will not be left with unreasonably small capital; (iii) Parent will not have incurred debts or other Liabilities beyond its ability to pay such debts or other Liabilities as they mature; and (iv) the capital of Parent will not be impaired.

Section 5.06 No Parent Material Adverse Effect. Since December 31, 2014, there has not occurred any Parent Material Adverse Effect.

Section 5.07 Litigation. There is no Action by or against Parent or any of its Subsidiaries pending or, to the Parent’s Knowledge, threatened in writing before any Governmental Authority that would have a Parent Material Adverse Effect or would prevent or materially delay the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement and the other Transaction Documents.

Section 5.08 Registration Statement. The information supplied by Parent for inclusion or incorporation by reference in the Registration Statements and the Proxy Statement and, if applicable, the Schedule TO and any other filing contemplated by Section 7.01, shall not, at (a) the time each Registration Statement is declared effective; (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent; (c) the time of the Parent Stockholders’ Meeting; (d) the time the Schedule TO is filed with the SEC; or (e) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement and the other Transaction Documents will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

Section 5.09 Compliance with Laws.

(a) Parent and its Subsidiaries conduct, and since January 1, 2014 have conducted, in all material respects, their businesses in compliance with all Laws and Governmental Orders applicable to the business of the Parent and its Subsidiaries and are not in material violation of any such Law or Governmental Order, in each case including all applicable anti-bribery and anti-corruption Laws, economic sanctions Laws and embargoes, export control Laws, customs and import Laws and international trade Laws. Parent and each of its Subsidiaries has obtained and is, in all material respects, in compliance with all permits, licenses, approvals, agreements and authorizations issued or granted by any Governmental Authority (other than Environmental Permits, which are the subject of Section 5.16) that are necessary to conduct its business or to own, lease or operate its facilities. This Section 5.09(a) does not apply with respect to the matters that are the subject of the representations and warranties set forth in Section 5.12 or Section 5.13.

(b) Parent has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act; or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to all applicable Parent SEC Documents. Parent maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Parent and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Parent’s SEC filings and other public disclosure documents. As used in this Section 5.09(b), the term “filed” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(c) Parent maintains, and has maintained, a standard system of accounting established and administered in accordance with GAAP applied on a consistent basis. Parent and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP applied on a consistent basis and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 5.10 Intellectual Property.

(a) (i) To the Parent’s Knowledge, the use of Intellectual Property by Parent and each of its Subsidiaries in the conduct of their respective businesses as of the date of this Agreement does not, in any material respect, infringe any Intellectual Property of any other Person; (ii) Parent or one of its Subsidiaries is the exclusive owner of each item of the Registered Parent Intellectual Property, free and clear of any Encumbrances other than Permitted Encumbrances; and (iii) to the Parent’s Knowledge, no Person is engaging, as of the date of this Agreement, in any activity that, in any material respect, infringes, violates or misappropriates any Parent Intellectual Property.

(b) As of the date of this Agreement, there is no (i) Action initiated by any other Person pending or, to the Parent’s Knowledge, threatened in writing against Parent or any of its Subsidiaries (A) concerning the matters described in Section 5.10(a)(i); or (B) challenging the validity, enforceability or ownership of any material Parent Intellectual Property, provided, in each case, that any Action that has been initiated but with respect to which process or other comparable notice has not been served on or delivered to Parent or its Subsidiaries shall be deemed to be “threatened” rather than “pending”; or (ii) Governmental Order against Parent or any of its Subsidiaries or settlement agreement that Parent or any of its Subsidiaries is party to or, to the Parent’s Knowledge, any other Governmental Order or settlement agreement restricting in any material respect the use or exploitation of any material Parent Intellectual Property.

(c) The Registered Parent Intellectual Property is subsisting and, to Parent’s Knowledge, valid and enforceable.

(d) Parent and its Subsidiaries use commercially reasonable efforts to protect, preserve and maintain the secrecy and confidentiality of their material Trade Secrets and to protect their material information technology systems from unauthorized access, unauthorized use and security breaches.

(e) Notwithstanding anything in this Agreement to the contrary, the representations and warranties contained in Sections 5.06 (No Parent Material Adverse Effect) and 5.15 (Parent Material Contracts) and in this Section 5.10 are the only representations and warranties being made by Parent in this Agreement with respect to the validity of, the right to register, or any activity that constitutes, or otherwise relates to, infringement, misappropriation or other violation of, Intellectual Property.

Section 5.11 Real Property.

(a) Section 1.01(c) of the Parent Disclosure Letter sets forth the address (or other identifying description) of each parcel of material Parent Leased Real Property and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Parent Leased Real Property. Assuming the applicable lessor had the authority to enter into each such lease and to grant such leasehold interest, a Parent Entity has a valid and binding leasehold interest in each parcel of Parent Leased Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances. No Parent Entity has subleased or granted to a third party any right to use or occupy all or any portion of the Parent Leased Real Property.

(b) Section 1.01(d) of the Parent Disclosure Letter sets forth the address and parcel number of each parcel of material Parent Owned Real Property. A Parent Entity has good and marketable fee simple title in and to each parcel of Parent Owned Real Property, including all of the buildings and improvements thereon, free and clear of all Encumbrances, other than Permitted Encumbrances. There are no outstanding options, rights of first offer or rights of first refusal to purchase any such Parent Owned Real Property or any portion thereof or interest therein. Other than pursuant to easements of record, no Parent Entity has leased or granted any right to use or occupy all or any portion of a Parent Owned Real Property to a third party. There is no condemnation or other proceeding in eminent domain, pending or threatened, affecting the Parent Owned Real Property or any portion thereof or interest therein.

Section 5.12 Employee Benefit Matters.

(a) U.S. Parent Plans and Material Documents. Section 5.12(a) of the Parent Disclosure Letter lists, as of the date hereof, all material “employee benefit plans” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), all material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other compensation or benefit plans, programs or arrangements, all forms of Restrictive Covenant Agreements and all material employment, termination, severance or other contracts or agreements, to which Parent or any of its Subsidiaries is a party, with respect to which Parent or any of its Subsidiaries has any obligation or which are maintained, contributed to or sponsored by Parent or any of its Subsidiaries, in each case, for the benefit of any U.S. Parent Employee or to which any U.S. Parent Employee is a party (collectively, the “U.S. Parent Plans”). Parent has made available to TDCC the plan document, summary plan description, or summary of material terms of each material U.S. Parent Plan and the form(s) of each Restrictive Covenant Agreement with the U.S. Parent Employees.

(b) Non-U.S. Parent Plans and Material Documents. Section 5.12(b) of the Parent Disclosure Letter lists, as of the date hereof, all material employee benefit plans, material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other compensation or benefit plans, programs or arrangements, all forms of Restrictive Covenant Agreements and all material employment, termination, severance or other contracts or agreements, to which Parent or any of its Subsidiaries is a party, with respect to which Parent or any of its Subsidiaries has any obligation or which are maintained, contributed to or sponsored by Parent or any of its Subsidiaries, in each case, for the benefit of any Non-U.S. Parent Employee or to which any Non-U.S. Parent Employee is a party (other than statutory plans) (collectively, the “Non-U.S. Parent Plans” and together with the U.S. Parent Plans, the “Parent Plans”). Parent has made available to TDCC the plan document, summary plan description, or summary of material terms of each material Non-U.S. Parent Plan and the form(s) of each Restrictive Covenant Agreement with the Non-U.S. Parent Employees.

(c) Each Parent Plan (and any related trust or other funding vehicle) has been administered in all material respects in accordance with its terms and is in compliance in all material respects with ERISA, the Code and all other applicable material Laws. Each of Parent and its Subsidiaries is in compliance in all material respects with ERISA, the Code and all other material Laws applicable to the Parent Plans.

(d) None of the execution and delivery of this Agreement or the consummation of the Merger or any other transaction contemplated by the Transaction Documents (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any Parent Employee to any material compensation or benefit; (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any material compensation or benefit or trigger any other material obligation under any Parent Plan; or (iii) result in any breach or violation of or default under, or limit Parent’s right to amend, modify or terminate, any Parent Plan, in each case, except as provided in this Agreement, the Employee Matters Agreement or pursuant to applicable Law.

Section 5.13 Labor Matters. Section 5.13 of the Parent Disclosure Letter lists, as of the date hereof, each collective bargaining agreement that is applicable to the current employees of Parent and its Subsidiaries, including Union Employees, to which Parent or any of its Subsidiaries is a party, including arrangements with works councils and other similar employee representative bodies under which the employees of the Parent and its Subsidiaries will have outstanding rights or obligations on and following the Closing (together with such collective bargaining agreements, the “Parent Employee Representative Agreements”). Parent has made available to TDCC each Parent Employee Representative Agreement. As of the date hereof, (a) there are no material strikes or lockouts with respect to any Union Employees pending, or to the Parent’s Knowledge, threatened in writing; (b) there is no union organizing effort pending or, to the Parent’s Knowledge, threatened in writing against Parent or any of its Subsidiaries; (c) there is no material unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Parent’s Knowledge, threatened in writing against Parent or any of its Subsidiaries; and (d) there is no material slowdown, or work stoppage in effect or, to the Parent’s Knowledge, threatened in writing with respect to Parent or any of its Subsidiaries, including Union Employees. Parent and each of its Subsidiaries conducts, and since January 1, 2012 has conducted, its business, in all material respects, in compliance with all applicable material Laws with respect to labor relations, employment and employment practices, including occupational safety and health standards, terms and conditions of employment, payment of wages, classification of employees, immigration, visas, work status, pay equity and workers’ compensation.

Section 5.14 Taxes.

(a) To the Knowledge of Parent, (i) all material Tax Returns required to have been filed by, or with respect to, Parent and its Subsidiaries have been timely filed (taking into account any extension of time to file granted or obtained) and all such Tax Returns are true and correct in all material respects; (ii) all material Taxes required to be paid on such Tax Returns have been paid or will be timely paid; (iii) no deficiency or other claim for any material amount of Tax has been asserted or assessed by a Governmental Authority in writing against Parent or any of its Subsidiaries that has not been satisfied by payment, settled or withdrawn; (iv) there are no material Tax liens on Parent or any of its Subsidiaries (other than Permitted Encumbrances); (v) none of Parent, Merger Sub or their respective Subsidiaries has taken or agreed to take any action that would (and none of them is aware of any agreement, plan or other circumstance that would) prevent either the Merger or the Separation from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or otherwise prevent the Tax-Free Status of the External Transactions; and (vi) neither Parent nor any of its Subsidiaries has “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4 required to be reported on a Tax Return (other than transactions listed in Treasury Regulation Section 1.6011-4(b)(5) entered into in the ordinary course of business).

(b) Parent’s consolidated financial statements reflect an adequate reserve in accordance with GAAP for all Taxes payable by Parent and its Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items).

(c) None of Parent and its Subsidiaries is bound by any material agreement or arrangement the primary purpose of which relates to Taxes (other than such an agreement or arrangement exclusively between or among Parent and its Subsidiaries).

Section 5.15 Parent Material Contracts.

(a) Section 5.15(a) of the Parent Disclosure Letter lists each of the following written contracts and leases to Parent or any of its Subsidiaries of Parent Leased Real Property (such contracts and agreements being “Parent Material Contracts”) that is in effect as of the date of this Agreement:

(i) contracts for the purchase of products or for the receipt of services, the performance of which will extend over a period of one (1) year or more and which involve consideration or payments by Parent or any of its Subsidiaries in excess of $2,000,000 in the aggregate during the calendar year ended December 31, 2014;

(ii) contracts for the furnishing of products or services by Parent or any of its Subsidiaries, the performance of which will extend over a period of one (1) year or more and which involve consideration or payments in excess of $2,000,000 in the aggregate during the calendar year ended December 31, 2014;

(iii) contracts concerning the establishment or operation of a partnership, joint venture or limited liability company;

(iv) material contracts under which there has been imposed a security interest on any of the assets, tangible or intangible, of Parent or any of its Subsidiaries;

(v) material contracts (i) that grant Parent or any of its Subsidiaries a license to, option to, or right to use or exploit (including by means of a covenant not to sue) Intellectual Property owned or controlled by any other Person or (ii) under which Parent or any of its Subsidiaries grants a license to, option to, or right to use or exploit (including by means of a covenant not to sue) any Intellectual Property; in each case, excluding off-the-shelf, commercially available and “shrink-wrap” software licenses;

(vi) the lease agreements of Parent or any of its Subsidiaries that pertain to each parcel of material Parent Leased Real Property;

(vii) contracts containing (A) a covenant materially restricting the ability of Parent or any of its Subsidiaries to engage in any line of business in any geographic area or to compete with any Person, to market any product or to solicit customers; (B) a provision granting the other party “most favored nation” status or equivalent preferential pricing terms; or (C) a provision granting the other party exclusivity or similar rights; and

(viii) indentures, credit agreements, loan agreements and similar instruments pursuant to which Parent or any of its Subsidiaries has or will incur or assume any indebtedness or has or will guarantee or otherwise become liable for any indebtedness of any other Person for borrowed money in excess of $1,000,000, other than any indentures, credit agreements, loan agreements or similar instruments between or among any of Parent and any of its Subsidiaries.

(b) Parent has made available to TDCC true, complete and correct copies of each Parent Material Contract in effect on the date of this Agreement. Each Parent Material Contract is valid and binding on Parent or its Subsidiaries, as applicable and, to the Parent’s Knowledge, the counterparty thereto, and is in full force and effect, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity), except insofar as it has expired in accordance with its terms after the date hereof. Neither Parent nor any of its Subsidiaries is in material breach of, or material default under, any Parent Material Contract to which it is a party.

Section 5.16 Environmental Matters.

(a) (i) Parent and its Subsidiaries are conducting, and since January 1, 2014 have conducted, their businesses, in all material respects, in compliance with Environmental Law; (ii) Parent and its Subsidiaries have obtained and are, in all material respects, in compliance with all material Environmental Permits that are necessary to conduct their businesses or to own, lease or operate their facilities; (iii) Parent and its Subsidiaries have not, to the Parent’s Knowledge, Released any Hazardous Materials that require any material Remedial Action pursuant to Environmental Law; and (iv) there is no written Action pending or, to the Parent’s Knowledge, threatened in writing, against Parent or against any of its Subsidiaries that relates to any violation or alleged violation of, or any Liability or alleged Liability under, any Environmental Law that could reasonably be expected to result in a material cost or obligation to the Parent’s and its Subsidiaries’ businesses.

(b) Notwithstanding anything in this Agreement to the contrary, the representations and warranties contained in Section 5.04 (Governmental Consents and Approvals), and, as such relates to occupational health and safety standards, Section 5.13 (Labor Matters) and in this Section 5.16 are the only representations and warranties being made by Parent in this Agreement with respect to compliance with or Liability under Environmental Laws or Environmental Permits or with respect to any environmental, health or safety matter related in any way to the businesses of Parent and its Subsidiaries, the Parent Leased Real Property or the Parent Owned Real Property.

Section 5.17 No Stockholder Rights Plan; No Antitakeover Law. As of the date of this Agreement, there is no stockholder rights plan, “poison pill,” anti-takeover plan or other similar device in effect, to which Parent or any of its Subsidiaries is a party or otherwise bound. The transactions contemplated by this Agreement are and, as of the Closing, shall be exempt from any such stockholder rights plan, “poison pill”, anti-takeover plan or other similar device adopted prior to the Closing to which Parent or any of its Subsidiaries is a party or otherwise bound. No “fair price”, “moratorium”, “control share acquisition”, “business combination”, “stockholder protection” or other similar antitakeover Law applicable to Parent or Merger Sub enacted under the Law of any jurisdiction applies to this Agreement, the Merger or the other transactions contemplated by this Agreement.

Section 5.18 Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

Section 5.19 Opinion of Financial Advisor. Parent has received the written opinion of J.P. Morgan Securities LLC, dated the date of this Agreement, as to the fairness, from a financial point of view, of the Exchange Ratio to Parent as of the date of this Agreement.

Section 5.20 Brokers. Except for J.P. Morgan Securities LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of Parent or any of its Subsidiaries. Parent shall be solely responsible for the fees and expenses of J.P. Morgan Securities LLC.

Section 5.21 Disclaimer of Parent and Merger Sub.

(a) EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE V AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NONE OF PARENT, MERGER SUB OR THEIR RESPECTIVE REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THEIR BUSINESSES OR THEIR SUBSIDIARIES. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, PARENT, MERGER SUB AND THEIR RESPECTIVE REPRESENTATIVES HAVE NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO (I) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR LAWS); (II) THE OPERATION OF THEIR BUSINESSES AFTER THE CLOSING; OR (III) THE PROBABLE SUCCESS, PROFITABILITY OR PROSPECTS OF THEIR BUSINESSES AFTER THE CLOSING AND ANY SUCH REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED.

(b) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NONE OF PARENT, MERGER SUB, OR THEIR RESPECTIVE REPRESENTATIVES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO TDCC, ITS REPRESENTATIVES OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO TDCC, SPINCO, OR THEIR REPRESENTATIVES, OR TDCC’S, SPINCO’S OR THEIR REPRESENTATIVES’ USE OF, ANY INFORMATION RELATING TO THE BUSINESSES OF PARENT AND ITS SUBSIDIARIES, INCLUDING ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS, BUSINESS PLANS, OFFERING MATERIALS OR OTHER MATERIAL MADE AVAILABLE TO TDCC OR ITS REPRESENTATIVES OR

POTENTIAL FINANCING SOURCES, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS,” MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK-OUT” DISCUSSIONS, “EXPERT SESSIONS,” SITE TOURS OR VISITS, DILIGENCE CALLS OR MEETINGS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF TDCC, OR ITS REPRESENTATIVES OR IN ANY OTHER FORM IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.01 Conduct of Business by TDCC Pending the Merger. From the date of this Agreement and until the earlier of the Closing Date and the date on which this Agreement is terminated pursuant to Section 9.01, except as set forth in Section 6.01 of the TDCC Disclosure Letter, except for the Internal Separation, the Contribution, the Distribution and the other transactions contemplated or required by this Agreement, the other Transaction Documents or applicable Law, and except as Parent shall otherwise consent to in writing (such consent not to be unreasonably withheld, delayed or conditioned), (a) TDCC shall, and shall cause its Subsidiaries to, use reasonable best efforts to (i) conduct the Business in the ordinary course in all material respects; and (ii) preserve intact in all material respects the business organization of the Business; and (b) TDCC shall not, and shall cause its Subsidiaries not to, to the extent relating solely to the Business, and shall cause the Transferred Subsidiaries and the JV Entity not to (provided, however, that with respect to the Transferred JV Interests, TDCC shall, from the date of this Agreement until the JV Closing Date, vote its interests in the JV Entity and shall take such action as a member of the governing body of the JV Entity (subject to its fiduciary duties under applicable Law and its obligations under the JV LLC Agreement), in each case, in a manner consistent with the following):

(i) (A) issue, sell, pledge or dispose of; (B) grant an Encumbrance on or permit an Encumbrance to exist on; or (C) authorize the issuance, sale, pledge or disposition of, or granting or placing of an Encumbrance on, the Transferred JV Interests or any shares of any class of capital stock, or other ownership interests, of any of the Transferred Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest) of any of the Transferred Subsidiaries or the JV Entity;

(ii) (A) sell, pledge or dispose of; (B) grant an Encumbrance on or permit an Encumbrance to exist on; or (C) authorize the sale, pledge or disposition of, or granting or placing of an Encumbrance on, any material assets of the Business, except (1) in the ordinary course of business and consistent with past practice; (2) dispositions of obsolete or worn-out assets that are no longer used or useful in the operation or conduct of the Business; and (3) Encumbrances that are Permitted Encumbrances;

(iii) amend or restate the certificate of incorporation or bylaws (or similar organizational documents) of any Transferred Subsidiary or the JV Entity, other than to change its name in accordance with this Agreement;

(iv) adjust, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any capital stock of a Transferred Subsidiary or the JV Entity;

(v) (A) acquire or dispose of (including by merger, consolidation or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof; or (B) make any loans or advances or capital contribution to, or investment in, any Person other than a Transferred Subsidiary;

(vi) (A) grant any increase in the base salaries, target bonus opportunity, or other benefits payable by Dow or its Affiliates to any of the Business Employees; (B) adopt, terminate, accelerate the timing of payments or vesting under, or otherwise materially amend or supplement, any Dow Plan as it relates to any of the Business Employees; or (C) enter into or amend any employment, consulting, change in control, retention, severance or termination agreement with any Business Employee; or (D) adopt, amend or terminate any Dow Employee Representative Agreement, in each case, other than (1) as required by Law;

(2) as required by any Dow Plan or any Dow Employee Representative Agreement, each as in effect on the date hereof; (3) grants of equity or equity-based awards pursuant to TDCC’s equity compensation plans in the ordinary course of business; (4) in the ordinary course of business consistent with the past practices of Dow or its Affiliates (including in the context of new hires or promotions based on job performance or workplace requirements); or (5) to the extent undertaken in connection with the implementation of a program that affects all similarly situated employees of Dow and/or its Affiliates and does not disproportionately increase the compensation and benefits of the Business Employees relative to such other similarly situated employees;

(vii) waive or remove any restriction under any Dow Plan that is a Restrictive Covenant Agreement;

(viii) (A) terminate, discontinue, close or dispose of any plant, facility or other business operation, or lay off any employees (other than layoffs of less than 50 employees at any individual location in any six (6) month period in the ordinary course of business consistent with past practice); or (B) hire, transfer internally or otherwise alter the duties and responsibilities of any individual, including any employee of Dow and its Affiliates, in a manner that would affect whether such individual is or is not classified as a Business Employee, except, in each case, to the extent contemplated or required by Section 1.01 of the Employee Matters Agreement;

(ix) change any method of accounting or accounting practice or policy used by TDCC as it relates to the Business, other than such changes as are required by GAAP or a Governmental Authority;

(x) other than in the ordinary course of business and consistent with past practice, (A) make any change (or file any such change) in any method of Tax accounting; (B) make, change or rescind any Tax election; (C) settle or compromise any Tax liability or consent to any claim or assessment relating to Taxes; (D) file any amended Tax Return or claim for refund; (E) enter into any closing agreement relating to Taxes; or (F) waive or extend the statute of limitations in respect of Taxes; in each case, to the extent that doing so could reasonably be expected to result in a material incremental cost to any of the Transferred Subsidiaries or the JV Entity;

(xi) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Spinco Financial Statements or subsequently incurred in the ordinary course of business and consistent with past practice;

(xii) incur, guarantee or assume or otherwise become responsible for any indebtedness for borrowed money other than (A) indebtedness solely between or among Dow Entities that will be repaid prior to the Distribution; (B) the New Debt and the issuance of the Spinco Securities; and (C) letters of credit or similar arrangements entered into in the ordinary course of business consistent with past practice;

(xiii) commence or settle any Action other than in the ordinary course of business and consistent with past practice;

(xiv) other than in the ordinary course of business and consistent with past practice, enter into, extend, materially amend, cancel or terminate any Environmental Permit, order or decree under Environmental Law, or any Spinco Material Contract;

(xv) (A) abandon, disclaim, sell, assign or grant any security interest in, to or under any material Spinco Intellectual Property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and Taxes, to maintain and protect its interest in any material Spinco Intellectual Property; or (B) grant to any third party any license, or enter into any covenant not to sue, with respect to any (x) material Licensed Intellectual Property as it relates to the Business or (y) material Transferred Intellectual Property, in each case, except in the ordinary course of business and consistent with past practice;

(xvi) fail to exercise any rights of renewal with respect to any material Transferred Leased Real Property or JV Leased Real Property that by its terms would otherwise expire;

(xvii) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

(xviii) fail to maintain (with insurance companies substantially as financially responsible as its existing insurers) insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with the past practice of the Business;

(xix) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization; or

(xx) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

(c) In addition, between the date of this Agreement and the Effective Time, TDCC shall cause the Transferred Subsidiaries and the JV Entity to (i) prepare and timely file all Tax Returns that it is required to file; (ii) timely pay all Taxes shown to be due and payable on such Tax Returns; and (iii) promptly notify Parent of any notice of any Action or audit in respect of any Tax matters (or any significant developments with respect to ongoing Actions or audits in respect of such Tax matters).

Section 6.02 Conduct of Business by Parent Pending the Merger. From the date of this Agreement and until the earlier of the Closing Date and the date on which this Agreement is terminated pursuant to Section 9.01, except as set forth in Section 6.02 of the Parent Disclosure Letter, as contemplated or required by this Agreement, the other Transaction Documents or applicable Law, and except as TDCC shall otherwise consent to in writing (such consent not to be unreasonably withheld, delayed or conditioned), (a) Parent shall, and shall cause its Subsidiaries to, use reasonable best efforts to (i) conduct its and their businesses in the ordinary course in all material respects; and (ii) preserve intact in all material respects the business organization of their businesses; and (b) Parent shall not, and shall cause its Subsidiaries not to:

(i) (A) issue, sell, pledge or dispose of; (B) grant an Encumbrance on or permit an Encumbrance to exist on; or (C) authorize the issuance, sale, pledge or disposition of, or granting or placing of an Encumbrance on, any shares of any class of capital stock, or other ownership interests, of Parent or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest) of Parent or any of its Subsidiaries, other than, as applicable, (1) any such transaction by a directly or indirectly wholly-owned Subsidiary of Parent which remains a directly or indirectly wholly-owned Subsidiary of Parent after consummation of such transaction; (2) upon the exercise or settlement of, or as otherwise required by, any Parent Stock Awards granted pursuant to the Parent Stock Plans outstanding on the date of this Agreement and in accordance with their terms in effect on the date of this Agreement or thereafter granted in the ordinary course of business; (3) upon the acquisition of Parent Stock Equivalents by participants in the Parent Deferral Plans in accordance with their terms; (4) pursuant to the Parent 401(k) Plan in accordance with its terms; or (5) pursuant to the Parent Share Issuance;

(ii) (A) sell, pledge or dispose of; (B) grant an Encumbrance on or permit an Encumbrance to exist on; or (C) authorize the sale, pledge or disposition of, or granting or placing of an Encumbrance on, any material assets of the businesses of Parent and its Subsidiaries, except (1) in the ordinary course of business and consistent with past practice; (2) dispositions of obsolete or worn-out assets that are no longer used or useful in the operation or conduct of the business of Parent or its Subsidiaries; (3) Encumbrances that are Permitted Encumbrances; and (4) Encumbrances securing indebtedness that would not be prohibited by Section 6.02(b)(xii);

(iii) amend or restate the certificate of incorporation or bylaws (or similar organizational documents) of Parent or any of its Subsidiaries, except for the Parent Charter Amendment;

(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock except for (A) the declaration and payment of regular quarterly cash dividends not in excess of $0.20 per share of Parent Common Stock; and (B) dividends or distributions by any directly or indirectly wholly-owned Subsidiary of Parent;

(v) adjust, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(vi) (A) acquire or dispose of (including by merger, consolidation or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof; or (B) make any loans or advances or capital contribution to, or investment in, any Person other than Parent or a Subsidiary of Parent;

(vii) (A) grant any increase in the base salaries, target bonus opportunity, or other benefits payable by Parent or its Subsidiaries to any of its employees; (B) adopt, terminate, accelerate the timing of payments or vesting under, or otherwise materially amend or supplement, any Parent Plans; or (C) enter into or amend any employment, consulting, change in control, retention, severance or termination agreement with any Parent Employee, in each case, other than (1) as required by Law; (2) as required by any Parent Plan or Parent Employee Representative Agreement, each as in effect on the date hereof; (3) as permitted by Section 6.02(b)(i); (4) in the ordinary course of business consistent with the past practices of Parent or its Subsidiaries (including in the context of new hires or promotions based on job performance or workplace requirements); or (5) to the extent undertaken in connection with the implementation of a program that affects all similarly situated employees of Parent and/or its Subsidiaries;

(viii) terminate, discontinue, close or dispose of any plant, facility or other business operation, or lay off any employees (other than layoffs of less than 50 employees at any individual location in any six (6) month period in the ordinary course of business consistent with past practice);

(ix) change any method of accounting or accounting practice or policy used by Parent as it relates to the businesses of Parent and its Subsidiaries, other than such changes as are required by GAAP or a Governmental Authority;

(x) other than in the ordinary course of business and consistent with past practice, (A) make any change (or file any such change) in any method of Tax accounting; (B) make, change or rescind any Tax election; (C) settle or compromise any Tax liability or consent to any claim or assessment relating to Taxes; (D) file any amended Tax Return or claim for refund; (E) enter into any closing agreement relating to Taxes; or (F) waive or extend the statute of limitations in respect of Taxes; in each case, to the extent that doing so could reasonably be expected to result in a material incremental cost to Parent or any of its Subsidiaries;

(xi) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the financial statements set forth in the Parent SEC Documents or incurred in the ordinary course of business and consistent with past practice;

(xii) incur, guarantee or assume or otherwise become responsible for any indebtedness for borrowed money other than (A) indebtedness incurred under Parent’s current credit facilities; (B) indebtedness solely between or among Parent and its Subsidiaries; (C) refinancing, replacements, extensions and renewals of existing indebtedness entered into in the ordinary course of business consistent with past practice; (D) indebtedness in an aggregate principal amount not to exceed $50 million incurred to finance acquisitions that would otherwise be permitted under this Section 6.02(b); (E) indebtedness incurred in connection with the transactions contemplated hereby; and (F) letters of credit or similar arrangements entered into in the ordinary course of business consistent with past practice;

(xiii) commence or settle any Action other than in the ordinary course of business and consistent with past practice;

(xiv) other than in the ordinary course of business and consistent with past practice, enter into, extend, materially amend, cancel or terminate any Environmental Permit, order or decree under Environmental Law, or any Parent Material Contract;

(xv) (A) abandon, disclaim, sell, assign or grant any security interest in, to or under any material Parent Intellectual Property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and Taxes, to maintain and protect its interest in any material Parent Intellectual Property; or (B) grant to any third party any license, or enter into any covenant not to sue, with respect to any material Parent Intellectual Property, except in the ordinary course of business and consistent with past practice;

(xvi) fail to exercise any rights of renewal with respect to any material Parent Leased Real Property that by its terms would otherwise expire unless Parent (or, if the lessee is a Subsidiary of Parent, such Subsidiary) determines in good faith that a renewal would not be in the best interests of Parent;

(xvii) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

(xviii) fail to maintain (with insurance companies substantially as financially responsible as its existing insurers) insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with the past practice of the businesses of Parent and its Subsidiaries; or

(xix) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

(c) In addition, between the date of this Agreement and the Effective Time, Parent shall, and shall cause its Subsidiaries to, (i) prepare and timely file all Tax Returns that it is required to file; (ii) timely pay all Taxes shown to be due and payable on such Tax Returns; and (iii) promptly notify TDCC of any notice of any Action or audit in respect of any Tax matters (or any significant developments with respect to ongoing Actions or audits in respect of such Tax matters).

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.01 Registration Statements; Proxy Statement; Schedule TO.

(a) As promptly as reasonably practicable following the date hereof, to the extent such filings are required by applicable Law in connection with the transactions contemplated by this Agreement, (i) TDCC, Spinco, Parent and Merger Sub shall jointly prepare, and Parent shall file with the SEC, a proxy statement relating to the Parent Stockholder Approval (the “Proxy Statement”) and a registration statement on Form S-4 to register under the Securities Act the Parent Share Issuance (the “Parent Registration Statement”); (ii) TDCC, Spinco, Parent and Merger Sub shall jointly prepare, and Spinco shall file with the SEC, a registration statement on Form S-1 (if the Distribution is effected in whole as a pro rata dividend) or on Form S-4 (if the Distribution is effected in whole or in part as an exchange offer) to register under the Securities Act the Spinco Common Stock to be distributed in the Distribution (the “Spinco Registration Statement” and, together with the Parent Registration Statement, the “Registration Statements”); and (iii) if the Distribution is effected in whole or in part as an exchange offer, TDCC shall prepare and file with the SEC, when and as required, a Schedule TO and other filings pursuant to Rule 13e-4 under the Exchange Act (collectively, the “Schedule TO”). Each of TDCC, Spinco, Parent and Merger Sub shall use its reasonable best efforts to have the Registration Statements declared effective under the Securities Act as promptly as practicable after such filing, and Parent shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the holders of Parent Common Stock as promptly as practicable following the date on which the SEC clears (whether orally or in writing) the Proxy Statement and, if required by the SEC as a condition to the mailing of the Proxy Statement, the Parent Registration Statement is declared effective. Each of Parent and TDCC shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities Laws in connection with, in the case of Parent, the Parent Share Issuance and, in the case of TDCC, the issuance of the Spinco

Common Stock in the Distribution and, if applicable, the exchange of Spinco Common Stock pursuant to an exchange offer. The parties hereto shall cooperate in preparing and filing with the SEC the Proxy Statement, the Registration Statements, the Schedule TO and any necessary amendments or supplements thereto. Parent and Merger Sub shall furnish all information concerning Parent and the Parent Entities, and TDCC and Spinco shall furnish all information concerning TDCC, the Business, the Transferred Subsidiaries and the JV Entity, as may be reasonably requested by the other parties hereto in connection with the preparation, filing and distribution of the Proxy Statement, the Registration Statements, the Schedule TO and any necessary amendments or supplements thereto. None of the Proxy Statement, the Registration Statements, the Schedule TO nor any amendment or supplement thereto shall be filed or mailed to stockholders without the written consent of all of the parties hereto (such consent not to be unreasonably withheld, delayed or conditioned).

(b) The Proxy Statement shall (i) state that the Parent Board has approved this Agreement and the transactions contemplated hereby, adopted the Parent Charter Amendment and approved the Parent Share Issuance; and (ii) include the Parent Recommendation (except to the extent that Parent effects a Change in the Parent Recommendation in accordance with Section 7.03(d)).

(c) No amendment or supplement to the Proxy Statement, a Registration Statement or the Schedule TO shall be made without the prior consent of the other parties hereto (which shall not be unreasonably withheld, conditioned or delayed). Parent and TDCC, as applicable, shall advise the other promptly after receiving oral or written notice of (i) the time when a Registration Statement has become effective or any supplement or amendment to the Proxy Statement or a Registration Statement has been filed; (ii) the issuance of any stop order; (iii) the suspension of the qualification for offering or sale in any jurisdiction of the Parent Common Stock issuable in connection with the Merger or the Spinco Common Stock issuable in connection with the Distribution; or (iv) any oral or written request by the SEC for amendment of the Proxy Statement, a Registration Statement or the Schedule TO or SEC comments thereon or requests by the SEC for additional information. Parent and TDCC shall promptly provide each other with copies of any written communication from the SEC with respect to the Proxy Statement, the Registration Statements or the Schedule TO and shall cooperate to prepare appropriate responses thereto (and will provide each other with copies of any such responses given to the SEC) and make such modifications to the Proxy Statement, the Registration Statements and the Schedule TO as shall be reasonably appropriate.

(d) If, at any time prior to the Effective Time, any event or circumstance shall be discovered by a party hereto that should be set forth in an amendment or a supplement to a Registration Statement, the Proxy Statement or the Schedule TO so that any such document would not include any misstatement of a material fact or fail to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such party shall promptly inform the other parties hereto and the parties hereto shall cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, to the extent required by Law, disseminated to stockholders.

(e) In connection with the filing of the Registration Statements and other SEC filings contemplated hereby, TDCC shall use its reasonable best efforts to (i) cooperate with Parent to prepare pro forma financial statements that comply with the rules and regulations of the SEC to the extent required for SEC filings, including the requirements of Regulation S-X; and (ii) provide and make reasonably available upon reasonable notice the senior management employees of TDCC to discuss the materials prepared and delivered pursuant to this Section 7.01(e).

Section 7.02 Parent Stockholders’ Meeting. Parent shall take all lawful action to call, give notice of, convene and hold a meeting of its stockholders (the “Parent Stockholders’ Meeting”) as promptly as practicable following the date on which the SEC clears (whether orally or in writing) the Proxy Statement and, if required by the SEC as a condition to the mailing of the Proxy Statement, the Parent Registration Statement is declared effective, for the purpose of obtaining the Parent Stockholder Approval. Parent agrees that the obligation of Parent to call, give notice of, convene and hold the Parent Stockholders’ Meeting shall not be limited or otherwise affected by (a) the commencement, disclosure, announcement or submission to Parent or its stockholders of any Competing Parent Transaction; or (b) any Change in the Parent Recommendation. Subject to Section 7.03(d), Parent shall solicit from its stockholders proxies in favor of the Parent Stockholder Approval and shall take all other action reasonably necessary or advisable to secure the Parent Stockholder Approval. Parent agrees that it shall not submit to a vote of the stockholders of Parent any Competing Parent Transaction or Competing Parent Transaction Agreement (in either case, whether or not a Superior Proposal) prior to the vote of Parent’s stockholders to obtain the Parent Stockholder Approval.

Section 7.03 No Solicitation of Transactions.

(a) Parent agrees that neither it nor any of its Representatives shall, and that it shall cause each of its Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to Parent’s stockholders), with respect to any Competing Parent Transaction; (ii) enter into, maintain, continue or otherwise engage or participate in any discussions or negotiations with any Person or entity in furtherance of such inquiries or to obtain a proposal or offer with respect to a Competing Parent Transaction; (iii) agree to, approve, endorse, recommend or consummate any Competing Parent Transaction; (iv) enter into any Competing Parent Transaction Agreement; (v) take any action to approve a third party becoming an “interested shareholder”, or to approve any transaction, for purposes of Section 13.1-725 of the Virginia Stock Corporation Act; or (vi) resolve, propose or agree, or authorize or permit any Representative, to do any of the foregoing. Parent acknowledges and agrees that the doing of any of the foregoing by Parent or any of its Representatives shall be deemed to be a breach by Parent of this Section 7.03(a). Parent shall, and shall cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Persons (other than TDCC and its Affiliates) conducted prior to the execution of this Agreement by Parent or any of its Representatives with respect to a Competing Parent Transaction. Parent shall not, and shall not permit any of its Representatives to, release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it or one of its Affiliates is a party in connection with a Competing Parent Transaction. Parent shall promptly request each Person (other than TDCC and its Affiliates) that has heretofore executed a confidentiality agreement with Parent in connection with such Person’s consideration of a Competing Parent Transaction (whether by merger, acquisition of stock or assets or otherwise), to return (or if permitted by the applicable confidentiality agreement, destroy) all information required to be returned (or, if applicable, destroyed) by such Person under the terms of the applicable confidentiality agreement and, if requested by Parent, to enforce such Person’s obligation to do so.

(b) Parent shall promptly (and in any event within 24 hours after Parent attains knowledge thereof) notify TDCC, orally and in writing, after the receipt by Parent or any of its Representatives of any proposal, inquiry, offer or request (or any amendment thereto) with respect to a Competing Parent Transaction, including any request for discussions or negotiations and any request for information relating to Parent or any of its Affiliates or for access to the business, properties, assets, books or records of Parent or any of its Affiliates. Such notice shall indicate the identity of the Person making such proposal, inquiry, offer or request and a description of such proposal, inquiry, offer or request, including the terms and conditions (if any) of such proposed Competing Parent Transaction, and Parent shall promptly (and in any event within 24 hours after receipt by Parent) provide to TDCC copies of any written materials received by Parent in connection with any of the foregoing. Parent agrees that it shall keep TDCC reasonably informed of the status and material details of (including discussions with respect to or amendments or proposed amendments to) (i) any such proposal, inquiry, offer or request; and (ii) any information requested of or provided by Parent pursuant to Section 7.03(c). Parent shall provide TDCC with at least 48 hours prior notice of any meeting of the Parent Board at which the Parent Board is reasonably expected to consider any proposal, inquiry, offer or request with respect thereto (or any lesser advance notice otherwise provided to members of the Parent Board in respect of such meeting). Parent agrees that it shall substantially simultaneously provide to TDCC any nonpublic information concerning Parent that may be made available pursuant to Section 7.03(c) to any other Person in response to any such proposal, inquiry, offer or request (or any amendment thereto) unless such information has previously been provided or made available by Parent to TDCC.

(c) Notwithstanding anything to the contrary in this Section 7.03, at any time prior to the receipt of the Parent Stockholder Approval, Parent may furnish information to, and enter into discussions and negotiations with, a Person who has made an unsolicited, written, bona fide proposal or offer with respect to a Competing Parent Transaction that did not arise or result from any breach of this Section 7.03 if, prior to furnishing such information and entering into such discussions, the Parent Board has (i) determined, in its good faith judgment (after consulting with a financial advisor of internationally recognized reputation and outside legal counsel) that (A) such proposal or offer constitutes, or is reasonably likely to lead to, a Superior Proposal; and (B) the failure to furnish such information to, or enter into such discussions with, the Person who made such proposal or offer would be inconsistent with the Parent Board’s fiduciary duties to Parent and its stockholders under applicable Law; (ii) provided written notice to TDCC of its intent to furnish information or enter into discussions with such Person at least three (3) Business Days prior to taking the first of any such action with respect to any given Person; and (iii) obtained from such Person an Acceptable Confidentiality Agreement (it being understood that an Acceptable Confidentiality Agreement and any related agreements shall not include any provision granting such Person exclusive rights to negotiate with Parent or having the effect of prohibiting Parent from satisfying its obligations under this Agreement) and, immediately upon its execution, delivered to TDCC a copy of such Acceptable Confidentiality Agreement.

(d) Except as set forth in this Section 7.03(d), neither the Parent Board nor any committee thereof shall (i) withdraw, qualify, modify, amend or fail to make, or propose publicly to withdraw, qualify, modify or amend the Parent Recommendation; (ii) make any public statement or take any action inconsistent with the Parent Recommendation; or (iii) approve or adopt, or recommend the approval or adoption of, or publicly propose to approve or adopt, any Competing Parent Transaction (any of the actions described in (i), (ii) or (iii), a “Change in the Parent Recommendation”). Notwithstanding the foregoing, if at any time prior to the receipt of the Parent Stockholder Approval and in response to the receipt of an offer or proposal with respect to a Competing Parent Transaction that did not arise or result from any breach of this Section 7.03, the Parent Board determines in its good faith judgment (after consulting with a financial advisor of internationally recognized reputation and outside legal counsel), that such offer or proposal constitutes a Superior Proposal and that the failure by the Parent Board to make a Change in the Parent Recommendation with respect to such Superior Proposal would be inconsistent with its fiduciary duties to Parent and its stockholders under applicable Law, the Parent Board may, with respect to such Superior Proposal, make a Change in the Parent Recommendation; provided, however, that the Parent Board shall not be entitled to exercise its right to make a Change in the Parent Recommendation pursuant to this Section 7.03(d) unless:

(1) Parent has provided written notice to TDCC (a “Notice of Superior Proposal”) advising TDCC that the Parent Board has received a Superior Proposal promptly after the Parent Board determines it has received a Superior Proposal, stating that the Parent Board intends to make a Change in the Parent Recommendation describing the terms and conditions of such Superior Proposal; and

(2) TDCC does not, within five (5) Business Days of receipt of the Notice of Superior Proposal (the “Notice Period”), make an offer or proposal to revise the terms of this Agreement (any such offer, a “Revised Transaction Proposal”) in a manner that the Parent Board determines in its good faith judgment, after consulting with a financial advisor of internationally recognized reputation and outside legal counsel, to be at least as favorable to Parent’s stockholders as such Superior Proposal; provided, however, that, during the Notice Period, Parent shall negotiate in good faith with TDCC (to the extent TDCC desires to negotiate) regarding any Revised Transaction Proposal; provided, further, that any amendment to the terms of such Superior Proposal during the Notice Period shall require a new written notice of the terms of such amended Superior Proposal from Parent and an additional five (5) Business Day Notice Period that satisfies this Section 7.03(d)(2), including with respect to Parent’s obligations to negotiate in good faith with TDCC.

(e) Any disclosure that the Parent Board may be compelled to make with respect to the receipt of a proposal or offer with respect to a Competing Parent Transaction or otherwise consistent with its fiduciary duties to Parent and its stockholders under applicable Law or Rule 14d-9 or with Rule 14e-2(a) promulgated under the Exchange Act will not constitute a violation of this Section 7.03; provided, however, that neither the Parent Board nor any committee thereof shall make a Change in the Parent Recommendation in connection with such disclosure (it being understood that any “stop, look and listen” communication by or on behalf of Parent pursuant to Rule 14d-9(f) shall not be considered a Change in the Parent Recommendation) unless permitted by Section 7.03(d). Any Change in the Parent Recommendation shall not change the approval of the Parent Board for purposes of causing any state takeover statute or other state Law to be inapplicable to the transactions contemplated by this Agreement.

(f) TDCC agrees that neither it nor any of its Representatives shall, and that it shall cause each of its Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to Parent’s stockholders), with respect to any Competing Spinco Transaction; (ii) enter into, maintain, continue or otherwise engage or participate in any discussions or negotiations with any Person or entity in furtherance of such inquiries or to obtain a proposal or offer with respect to a Competing Spinco Transaction; (iii) agree to, approve, endorse, recommend or consummate any Competing Spinco Transaction; or (iv) enter into any Competing Spinco Transaction Agreement. TDCC acknowledges and agrees that the doing of any of the foregoing by TDCC or any of its Representatives shall be deemed to be a breach by TDCC of this Section 7.03(f). TDCC shall, and shall cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Persons (other than Parent and its Affiliates) conducted prior to the execution of this Agreement by TDCC or any of its Representatives with respect to a Competing Spinco Transaction. TDCC shall not, and shall not permit any of its Representatives to, release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it or one of its Affiliates is a party in connection with a Competing Spinco Transaction. TDCC shall promptly request each Person (other than Parent and its Affiliates) that has heretofore executed a confidentiality agreement with TDCC in connection with such Person’s consideration of a Competing Spinco Transaction (whether by merger, acquisition of stock or assets or otherwise), to return (or if permitted by the applicable confidentiality agreement, destroy) all information required to be returned (or, if applicable, destroyed) by such Person under the terms of the applicable confidentiality agreement and, if requested by TDCC, to enforce such Person’s obligation to do so. TDCC shall promptly (and in any event within 24 hours after TDCC attains knowledge thereof) notify Parent, orally and in writing, after the receipt by TDCC or any of its Representatives of any proposal, inquiry, offer or request (or any amendment thereto) with respect to a Competing Spinco Transaction, including any request for discussions or negotiations and any request for information relating to TDCC or any of its Affiliates with respect to the Business, or for access to the business, properties, assets, books or records of TDCC or any of its Affiliates with respect to the Business.

Section 7.04 Access to Information.

(a) From the date of this Agreement until the Closing, upon reasonable notice, TDCC shall use its reasonable best efforts to (i) afford Parent and its authorized Representatives reasonable access to the offices, properties and books and records of the Business; and (ii) furnish to the authorized Representatives of Parent such additional available information regarding the Business (or copies thereof), as Parent may from time to time reasonably request; provided, that (x) any such access or furnishing of information shall be conducted at Parent’s expense, during normal business hours, under the supervision of Dow’s personnel and in such a manner as not to interfere with the normal operations of the Business; (y) all requests for access pursuant to this Section 7.04(a) shall be made in writing and shall be directed to and coordinated with a person or persons designated by TDCC in writing; and (z) Parent shall not, and shall cause its Representatives not to, contact any of the employees, customers, distributors or suppliers of any Dow Entity in connection with the transactions contemplated by this Agreement and the other Transaction Documents, whether in person or by telephone, mail, or other means of communication, without the specific prior written authorization of TDCC. Notwithstanding anything to the contrary in this Agreement, TDCC shall not be required to provide any access or disclose any information to Parent or its Representatives if such disclosure could reasonably be expected to (A) jeopardize, or result in a loss or waiver of, any attorney-client or other legal privilege; (B) contravene any applicable Law, fiduciary duty or agreement; or (C) result in the loss of protection of any proprietary information or Trade Secrets of any Dow

Entity. When accessing any of Dow’s properties, Parent shall, and shall cause its Representatives to, comply with all of Dow’s safety and security requirements for the applicable property. Notwithstanding anything to the contrary in this Agreement, (I) in no event shall Dow be required to provide any information relating to any Excluded Assets or any Excluded Liabilities; and (II) neither Parent nor any of its Representatives shall be allowed to sample or analyze any soil or groundwater or other environmental media, or any building material, without the prior written consent of TDCC, which consent may be withheld in the sole discretion of TDCC.

(b) From the date of this Agreement until the Closing, upon reasonable notice, Parent shall use its reasonable best efforts to (i) afford TDCC and its authorized Representatives reasonable access to the offices, properties and books and records of the businesses of Parent and its Subsidiaries; and (ii) furnish to the authorized Representatives of TDCC such additional available information regarding the businesses of Parent and its Subsidiaries (or copies thereof), as TDCC may from time to time reasonably request; provided, that (x) any such access or furnishing of information shall be conducted at TDCC’s expense, during normal business hours, under the supervision of the personnel of Parent or its Subsidiaries and in such a manner as not to interfere with the normal operations of the businesses of Parent and its Subsidiaries; (y) all requests for access pursuant to this Section 7.04(b) shall be made in writing and shall be directed to and coordinated with a person or persons designated by Parent in writing; and (z) TDCC shall not, and shall cause its Representatives not to, contact any of the employees, customers, distributors or suppliers of any Parent Entity in connection with the transactions contemplated by this Agreement and the other Transaction Documents, whether in person or by telephone, mail, or other means of communication, without the specific prior written authorization of Parent. Notwithstanding anything to the contrary in this Agreement, Parent shall not be required to provide any access or disclose any information to TDCC or its Representatives if such disclosure could reasonably be expected to (A) jeopardize, or result in a loss or waiver of, any attorney-client or other legal privilege; (B) contravene any applicable Law, fiduciary duty or agreement; or (C) result in the loss of protection of any proprietary information or Trade Secrets of any Parent Entity. When accessing any of the properties of Parent or its Affiliates, TDCC shall, and shall cause its Representatives to, comply with all of Parent’s or its Affiliates’ safety and security requirements for the applicable property. Notwithstanding anything to the contrary in this Agreement, neither TDCC nor any of its Representatives shall be allowed to sample or analyze any soil or groundwater or other environmental media, or any building material, without the prior written consent of Parent, which consent may be withheld in the sole discretion of Parent.

(c) The provisions of this Section 7.04 are subject to the Tax Matters Agreement with respect to Tax matters and the Employee Matters Agreement with respect to employee matters.

Section 7.05 Directors’ and Officers’ Indemnification.

(a) The bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the bylaws of Spinco, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of Spinco, unless such modification shall be required by Law.

(b) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, or at Parent’s option, Parent, shall assume the obligations set forth in this Section 7.05.

Section 7.06 Regulatory and Other Authorizations; Notices and Consents.

(a) Each party hereto shall, and shall cause its Affiliates to, use reasonable best efforts to (i) promptly obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Transaction Documents; (ii) cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals; and (iii) provide such other information to any Governmental Authority as such Governmental Authority may reasonably request in connection herewith. Each party hereto agrees to, and shall cause its respective Affiliates to, make promptly its respective filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement and the other Transaction Documents and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act. Each party hereto agrees to, and shall cause its respective Affiliates to, make as promptly as practicable its respective filings and notifications, if any, under any other applicable antitrust, competition or trade regulation Law and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the applicable antitrust, competition or trade regulation Law. Parent shall, and shall cause its Affiliates to, pay all filing or notice fees in connection with the foregoing antitrust, competition and trade regulation Law filings and notifications.

(b) Without limiting the generality of the parties’ undertakings pursuant to Section 7.06(a), and notwithstanding anything in this Agreement to the contrary, Parent shall, and shall cause each of its Affiliates to, take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation Law that may be asserted by any antitrust or competition Governmental Authority or any other party so as to enable the parties hereto to close the transactions contemplated hereby and by the other Transaction Documents as promptly as practicable, and in any event prior to the Termination Date, including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders or otherwise, the sale, divestiture or disposition of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto, and the entrance into such other arrangements, as are necessary or advisable in order to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of the transactions contemplated hereby and by the other Transaction Documents; provided that the effectiveness of such sale, divestiture or disposition or entry into such other arrangement shall be contingent on the consummation of the Merger. In addition, Parent shall, and shall cause its Affiliates to, defend through litigation on the merits any Action by any party in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing prior to the Termination Date; provided, however, that the obligation of Parent set forth in this sentence shall in no way limit the obligation of Parent to take any and all steps necessary to eliminate each and every impediment under any antitrust, competition or trade regulation Law to close the transactions contemplated hereby prior to the Termination Date. To assist Parent in complying with its obligations under this Section 7.06(b), TDCC shall, and shall cause its Affiliates to, enter into agreements or arrangements requested by Parent to be entered into by any of them prior to the Closing with respect to any matters contemplated by this Section 7.06(b); provided, however, that (i) this Section 7.06(b) shall not require TDCC or any of its Affiliates to agree to any sale, divestiture, disposition or other arrangement with respect to any businesses or assets other than the Business and (ii) the effectiveness of any sale, divestiture or disposition or entry into such other arrangements shall be contingent on the consummation of the Merger.

(c) Each party hereto shall promptly notify the other parties hereto of any communication it or any of its Representatives receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other parties to review in advance any proposed communication by such party to any Governmental Authority. None of the parties hereto shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation (including any settlement of an investigation), litigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Each party hereto shall, and shall cause its Representatives to, coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties hereto may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act. The parties acknowledge that Parent shall have the principal responsibility for coordinating any meetings with or communications to Governmental Authorities, in consultation with TDCC, in connection with obtaining the consents and approvals of Governmental Authorities contemplated by this Section 7.06. Each party hereto shall, and shall cause its Representatives to, provide each other with copies of all correspondence, filings or communications between them or any of their respective Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement and the other Transaction Documents; provided, however, that materials may be redacted (i) to remove references concerning the valuation of the Business; (ii) as necessary to comply with contractual arrangements or applicable Law; and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. This Section 7.06(c) shall not apply with respect to the Internal Separation.

(d) Each party hereto agrees that it shall not, and shall cause its Affiliates not to, enter into any transaction, or any agreement to effect any transaction (including any merger or acquisition) that might reasonably be expected to make it more difficult, or to increase the time required, to (i) obtain the expiration or termination of the waiting period under the HSR Act, or any other applicable antitrust, competition or trade regulation Law, applicable to the transactions contemplated by this Agreement and the other Transaction Documents; (ii) avoid the entry of, the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that would materially delay or prevent the consummation of the transactions contemplated hereby and by the other Transaction Documents; or (iii) obtain all authorizations, consents, orders and approvals of Governmental Authorities necessary for the consummation of the transactions contemplated by this Agreement.

Section 7.07 Release from Credit Support Instruments.

(a) Parent shall, and shall cause its Affiliates (collectively, the “Parent Group”) to use reasonable best efforts to secure the unconditional release of each Retained Dow Entity from the Dow Credit Support Instruments identified in Section 7.07 of the TDCC Disclosure Letter at or prior to the Closing Date, including effecting such release by providing guarantees or other credit support and causing a member of the Parent Group to be substituted in all respects for each Retained Dow Entity that is party to such Dow Credit Support Instruments, so that the applicable member of the Parent Group shall be solely responsible for the obligations of such Dow Credit Support Instruments; provided, however, that any such release or substitution must be effected pursuant to documentation reasonably satisfactory in form and substance to TDCC. From and after the Effective Time, Parent shall not permit any member of the Parent Group to (i) renew or extend the term of; or (ii) increase its obligations under, or transfer to a third party, any loan, contract or other obligation for which a Retained Dow Entity is or could reasonably be expected to be liable under any Dow Credit Support Instrument. To the extent that a Retained Dow Entity has performance obligations under any Dow Credit Support Instrument from and after the Effective Time, Parent shall, and shall cause a member of the Parent Group to, (x) if requested by TDCC, perform such obligations on behalf of Dow; and (y) otherwise take such action as requested by TDCC so as to put TDCC or the applicable Retained Dow Entity in the same position as if Parent, or such member of the Parent Group, and not such Retained Dow Entity, had performed or was performing such obligations. All costs and expenses incurred in connection with the release or substitution of such Dow Credit Support Instruments shall be borne by Parent.

(b) Parent shall, and shall cause each Parent Entity to, use reasonable best efforts to secure the unconditional release of TDCC from each of its and its Subsidiaries’ obligations arising under, or in connection with, the JV Guarantees (the “JV Guarantee Release”). Any such release must be effected pursuant to documentation reasonably satisfactory in form and substance to TDCC. All costs and expenses incurred in connection with the release or substitution of the JV Guarantees shall be borne by Parent. From and after the Closing, Parent shall indemnify TDCC and its Representatives for any and all Losses to the extent arising from, or relating to, the JV Guarantees.

Section 7.08 Financing. (a) Parent shall, and shall cause its Affiliates to, use reasonable best efforts to take (or cause to be taken) all actions necessary, proper or advisable to arrange and consummate the Financing as promptly as practicable after the date of this Agreement on terms and conditions no less favorable in the aggregate than the terms and conditions described in the Spinco Commitment Letter. Parent shall, and shall cause its Affiliates to, (i) use reasonable best efforts to comply with and maintain the Spinco Commitment Letter and negotiate and execute definitive agreements with respect thereto, on the terms and conditions contained therein, which terms and conditions shall not expand upon the conditions to Closing or other contingencies to the funding on the closing date of the Financing as set forth in the Spinco Commitment Letter (the “Financing Agreements”) and shall deliver to TDCC a copy thereof as promptly as practicable (and no later than one (1) Business Day after such execution); (ii) satisfy on a timely basis all conditions in the Spinco Commitment Letter and the Financing Agreements that are within its control; (iii) fully enforce its rights under the Spinco Commitment Letter and the Financing Agreements including, at the request of TDCC, by commencing litigation proceedings against the Lenders; and (iv) use reasonable best efforts to draw upon and consummate the Financing at or prior to the Distribution. In the event any funds in the amounts set forth in the Spinco Commitment Letter or the Financing Agreements, or any portion thereof, become unavailable on the terms and conditions contemplated in the Spinco Commitment Letter or the Financing Agreements, or it becomes reasonably likely that such funds may become unavailable on the terms and conditions set forth therein, Parent shall, and shall cause its Affiliates to, use reasonable best efforts to arrange to obtain promptly any such portion from alternative sources, including, subject to Section 7.08(b), on terms that shall not expand the conditions or other contingencies to the funding, from those set forth in the Spinco Commitment Letter, in an amount sufficient, when added to the portion of the Financing that is available, to finance the New Debt and the Additional Debt (the “Alternative Financing”) and to obtain, and, when obtained, to provide promptly to TDCC a copy of, a new financing commitment that provides for financing in an amount that is sufficient, when added to the portion of the Financing that is available, to finance the New Debt and the Additional Debt (the “Alternative Spinco Commitment Letter”). For the avoidance of doubt, if the Financing or the Alternative Financing, as applicable, is available and all conditions to Closing set forth in Article VIII have been satisfied or waived or will be satisfied or waived at the Closing, Parent shall take all actions necessary to allow Spinco to incur the indebtedness provided under the Financing or the Alternative Financing, as applicable.

(b) To the extent applicable, Parent shall take (or cause to be taken) all actions necessary, proper or advisable in order to arrange and consummate the Alternative Financing as soon as reasonably practicable on the terms and conditions described in the Alternative Spinco Commitment Letter, which actions shall include (i) using reasonable best efforts to comply with and maintain the Alternative Spinco Commitment Letter and negotiate and execute definitive agreements with respect thereto on the terms and conditions contained therein, which terms and conditions shall not expand upon the conditions to Closing or other contingencies to the funding on the closing date of the Alternative Financing as set forth in the Alternative Spinco Commitment Letter (the “Alternative Financing Agreements”) and shall deliver to TDCC a copy of such definitive agreements as promptly as practicable (and no later than one (1) Business Day after such execution); (ii) satisfying on a timely basis all conditions in the Alternative Financing Agreements within its control; (iii) fully enforce its rights under the Alternative Spinco Commitment Letter and the Alternative Financing Agreements including, at the request of TDCC, by commencing litigation proceedings against the Lenders; and (iv) using reasonable best efforts to draw upon and consummate the Alternative Financing at or prior to the Closing. Neither the Alternative Spinco Commitment Letter nor the Alternative Financing Agreements shall (A) expand upon the conditions precedent or contingencies to the funding on the closing date of the Financing as set forth in the Spinco Commitment Letter as in effect on the date of this Agreement or the Financing Agreements; or (B) prevent, impede or materially delay the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. Parent shall give TDCC prompt written notice (v) of any material breach (or threatened material breach) or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach or default) by any party to the Spinco Commitment Letter or the Financing Agreements and, if applicable, the Alternative Spinco Commitment Letter or the Alternative Financing Agreements; (w) of any actual or threatened withdrawal, repudiation or termination of the Financing by any of the Lenders; (x) of any material dispute or disagreement between or among any of the parties to the Spinco

Commitment Letter or the Financing Agreements and, if applicable, the Alternative Spinco Commitment Letter or the Alternative Financing Agreements; (y) of any amendment or modification of, or waiver under, the Spinco Commitment Letter or the Financing Agreements and, if applicable, the Alternative Spinco Commitment Letter or the Alternative Financing Agreements or any related fee letters; or (z) if for any reason Parent believes in good faith that it will not be able to timely obtain all or any portion of the Financing on the terms and in the manner or from the sources contemplated by the Spinco Commitment Letter or the Financing Agreements and, if applicable, the Alternative Spinco Commitment Letter or the Alternative Financing Agreements. Parent shall keep TDCC informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Financing and, if applicable, the Alternative Financing, including by providing copies of all definitive agreements. Parent shall not, without the prior written consent of TDCC, amend, modify, supplement, restate, substitute, replace, terminate, assign or agree to any waiver under the Spinco Commitment Letter, any Alternative Spinco Commitment Letter, any Financing Agreement or any Alternative Financing Agreement in a manner that expands on the conditions precedent or contingencies to the funding on the closing date of the Financing or, if applicable, the Alternative Financing, as set forth in such agreements or that could otherwise prevent, impair or materially delay the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; provided, that additional lenders and financing sources may be added to the Spinco Commitment Letter or any Alternative Spinco Commitment Letter after the date hereof or thereof with a concomitant reduction in the commitment of the lenders party thereto on the date hereof or thereof.

(c) Prior to the Closing, TDCC shall provide, and shall use its reasonable best efforts to cause its Representatives (and use reasonable best efforts to cause external auditors) to provide, at the sole expense of Parent, all reasonable cooperation in connection with the arrangement of the Financing as may be reasonably requested by Parent and that is customary in connection with efforts to obtain financing of the type of the Financing or, if applicable, the Alternative Financing (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Business), including (i) participation in meetings, drafting sessions, rating agency and roadshow presentations and due diligence sessions; (ii) furnishing Parent and its financing sources with (A) pertinent information regarding the Business as is customary in connection with the Financing or, if applicable, the Alternative Financing and (B) with respect to the Business, the following financial statements and other information: (w) financial statements for an acquired business, MD&A, business and other financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act, and customarily included in offering memoranda, private placement memoranda, prospectuses and similar documents, to consummate a Rule 144A offering of senior unsecured notes (with the exception of a consolidating footnote to the financial statements for guarantors’ and non-guarantors’ financial information, as such information may be expressed in the body of the relevant disclosure document with disclosure customary for a Rule 144A offering); (x) financial information of the Business necessary for Parent to prepare a pro forma consolidated balance sheet and related pro forma consolidated statement of income as of and for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days before the Closing Date and for such other periods as is required by Article 11 of Regulation S-X under the Securities Act, prepared after giving effect to the transactions contemplated by this Agreement, the Separation Agreement and the Financing Agreements to be consummated on the Closing Date as if such transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such income statements), which need not include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)); (y) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Business for each fiscal quarter ended after December 31, 2014 and at least 45 days before the Closing Date (and comparable periods for the prior fiscal year) (in each case within 45 days following the end of such fiscal quarter) and, if the Closing Date shall not have occurred prior to February 15, 2016, audited financial statements of the Business for the fiscal year 2015; and (z) a reconciliation of the consolidated EBITDA of the Business for fiscal year 2014 with the audited consolidated income statement of the Business for such period (collectively, the “Required Financial Statements”) and such other financial information as may be reasonably requested by Parent in order to consummate the Financing or, if applicable, the Alternative Financing; (iii) assisting Parent and its financing sources in the preparation of (A) a customary offering document (including a private placement memorandum, prospectus, offering memorandum or any similar document) for any of the Financing or, if applicable, the Alternative Financing; and (B) materials for rating agency presentations, bank information memoranda and bank syndication materials and similar documents required in connection with the Financing or, if applicable, the Alternative Financing; (iv) taking customary corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent that are necessary to permit the consummation of the Financing or, if applicable, the Alternative Financing; (v) providing customary authorization and management representation letters representing (without knowledge or any similar qualifier) that the information provided by TDCC for inclusion in any confidential information memorandum or lender presentation does not include material non-public information about TDCC and its Subsidiaries, and designating the information provided by TDCC for presentation to the Lenders as suitable to be made available to lenders who do not wish to receive material non-public information; (vi) using reasonable best efforts to assist the Lenders in obtaining auditor comfort letters and legal opinions from counsel reasonably acceptable to Parent; (vii) furnishing to Parent and the Lenders such information as may be necessary so that the Required Financial Statements are complete and correct in all material respects and do not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading; (viii) assisting with the preparation of any credit or loan agreements and other definitive financing documents; (ix) providing at least five Business Days prior to the Closing all documentation and other information about the Business required by applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act to the extent reasonably requested at least 10 Business Days prior to the anticipated Closing; (x) cooperating with Parent and its title insurance company in the procurement of title insurance policies for any Transferred Owned Real Property, any Transferred Facility or any leasehold estate pursuant to any Ground Lease (as defined in the Separation Agreement) in any Retained Site, including the delivery of customary title affidavits, in each case, as reasonably requested by the Lenders; and (xi) satisfying the conditions precedent set forth in the Spinco Commitment Letter or any definitive documentation relating to the Financing to the extent the satisfaction of such conditions requires the cooperation of or is within the control of TDCC or Spinco; provided, that the actions contemplated in the foregoing clauses (i) – (xi) do not (I) unreasonably interfere with the ongoing operations of the Business; (II) cause any representation or warranty or covenant contained in this Agreement to be breached; (III) cause any condition to the Closing set forth in Article VIII to fail to be satisfied or otherwise cause any breach of this Agreement; (IV) require any Dow Entity to pay any out of pocket fees or expenses prior to the Closing that are not promptly reimbursed by Parent as set forth in Section 7.08(d); (V) involve any binding commitment by any Dow Entity (other than, in the case of Spinco, the execution of customary underwriting or purchase agreements in connection with any bond financing to be entered into shortly before the Closing), which commitment is not conditioned on the Closing and does not terminate without Liability to a Dow Entity upon the termination of this Agreement; (VI) require any Dow Entity or any of its Representatives to provide (or to have provided on its behalf) any certificates or opinions (other than, in the case of Spinco, certificates or opinions delivered on the Distribution Date); or (VII) cause any director, officer or employee of any Dow Entity to incur any personal liability. Parent acknowledges and agrees that (1) Dow and its Representatives shall not be required to pay any commitment or other similar fee or incur any other Liability in connection with the Financing, or, if applicable, the Alternative Financing; and (2) the effectiveness of any documentation executed by any Dow Entity shall be subject to the consummation of the Closing. Notwithstanding anything to the contrary contained herein, TDCC shall not be required to deliver any financial statements or other financial information except as contemplated by clause (ii)(B) above or Section 7.01.

(d) Parent shall, and shall cause its Affiliates to, (i) promptly upon request by TDCC, reimburse Dow for all reasonable out of pocket costs and expenses (including attorneys’ fees) incurred by Dow in connection with cooperation provided for in Section 7.08(c) (such reimbursement to be made promptly and in any event within three (3) Business Days of delivery of reasonably acceptable documentation evidencing such expenses); and (ii) indemnify and hold harmless Dow and its Representatives from and against any and all Losses suffered or incurred by them in connection with the arrangement of the Financing or, if applicable, the Alternative Financing, and any information utilized in connection therewith (other than information provided by Dow). All non public or otherwise confidential information regarding the Business obtained by Parent or its Representatives pursuant to this Section 7.08 shall be kept confidential in accordance with the terms of the Confidentiality Agreement.

(e) Subject to TDCC’s compliance with its obligations under Section 7.17, if TDCC determines that the Debt Exchange is not reasonably likely to be consummated at the time of the Distribution, then TDCC may elect in writing to (i) require Spinco to issue to TDCC the Spinco Securities notwithstanding that the Debt Exchange will not be consummated contemporaneously with the Distribution; or (ii) require Parent to draw upon and consummate the Financing and require Spinco (A) to borrow an amount no less than the Above Basis Amount pursuant to and on the terms and conditions set forth in the Financing Agreements (the “Additional Debt”); and (B) to distribute to TDCC an amount in cash equal to the Above Basis Amount. In either case, the conditions set forth in Section 8.03(d) shall be deemed waived by TDCC upon completion of the actions set forth in either clause (i) or (ii) of the immediately preceding sentence. To the extent that Spinco issues to TDCC Spinco Securities in accordance with clause (i) of the foregoing sentence, and TDCC determines to consummate the Debt Exchange or other sale or exchange of the Spinco Securities after the Closing, Parent and Spinco shall, following the Closing, reasonably cooperate with TDCC in connection with the preparation of all documents and the making of all filings required in connection with such Debt Exchange or other sale or exchange of the Spinco Securities, including by taking all such other actions as are required of TDCC pursuant to Section 7.08(c), which shall, together with Section 7.08(d), apply mutatis mutandis with respect to the cooperation by Parent and Spinco in connection with the Debt Exchange by TDCC and the re-offer of the Spinco Securities by the investment banks selected in accordance with Section 7.17.

(f) Parent and Spinco shall reasonably cooperate with TDCC in connection with the preparation of all documents and the making of all filings required in connection with the Exchange Offer, including by taking all such other actions as are required of TDCC pursuant to Section 7.08(c), which shall, together with Section 7.08(d), apply mutatis mutandis with respect to the cooperation by Parent and Spinco in connection with the Exchange Offer by TDCC.

Section 7.09 Tax Matters.

(a) This Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the income Tax regulations promulgated under the Code and the parties hereto hereby adopt it as such. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to ensure the Tax-Free Status of the External Transactions, including causing each of the Separation and the Merger to qualify, and will not knowingly take any action, cause or permit any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent the Tax-Free Status of the External Transactions, including preventing the Separation or the Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code. Following the Effective Time, none of the Surviving Corporation, Parent nor any of their Affiliates shall knowingly take any action, cause or permit any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause either then Separation or the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code or otherwise prevent the parties from achieving the Tax-Free Status of the External Transactions.

(b) Parent and TDCC shall cooperate and use their respective reasonable best efforts in order for (i) Parent to obtain the opinion of Cravath, Swaine & Moore LLP, in form and substance reasonably acceptable to Parent, dated as of the Closing Date to the effect that, on the basis of the facts and customary representations and assumptions set forth or referred to in such opinion and the Tax Representation Letters and on the assumption that the conclusion in clause (ii)(A) of this Section 7.09(b) is correct, for U.S. federal income Tax purposes the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that each of Parent, Merger Sub and Spinco will be a party to the reorganization within the meaning of Section 368(b) of the Code (“Parent Merger Tax Opinion”); and (ii) TDCC to obtain the opinion of Shearman & Sterling LLP (“TDCC Tax Counsel”), in form and substance reasonably acceptable to TDCC, dated as of the Closing Date, on the basis of the facts, the Private Letter Ruling and customary representations and assumptions set forth or referred to in such opinion and the Tax Representation Letters, as to the Tax-Free Status of the External Transactions, including that for U.S. federal income Tax purposes, (A) the Separation will constitute a “reorganization” within the meaning of Section 368(a) of the Code and that each of TDCC and Spinco will be a party to the reorganization within the meaning of Section 368(b) of the Code; (B) TDCC will not recognize gain or loss for U.S. federal income Tax purposes in connection with the receipt of the Spinco Securities pursuant to the Separation Agreement and the exchange of the Spinco Securities for debt of TDCC (the “Debt Exchange”); and (C) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that each of Parent, Merger Sub and Spinco will be a party to the reorganization within the meaning of Section 368(b) of the Code (“TDCC RMT Tax Opinion”). As a condition precedent to the rendering of the Parent Merger Tax Opinion and the TDCC RMT Tax Opinion, Parent, TDCC and Spinco, and others, if required, shall, as of the Closing Date, execute and deliver to TDCC Tax Counsel and Cravath, Swaine & Moore LLP the Tax Representation Letters. Parent, TDCC and Spinco, and others, if required, shall, as of the date for filing the Registration Statement, execute and deliver to TDCC Tax Counsel and Cravath, Swaine & Moore LLP the Tax Representation Letters, dated and executed as of the applicable filing date.

(c) As of the date hereof, neither TDCC nor Spinco knows of any reason (i) why it would not be able to deliver the Tax Representation Letters at the applicable times set forth in Section 7.09(b); or (ii) why TDCC would not be able to obtain the opinion contemplated by Section 8.03(b).

(d) As of the date hereof, Parent does not know of any reason (i) why it would not be able to deliver the Tax Representation Letters at the applicable times set forth in Section 7.09(b); or (ii) why Parent would not be able to obtain the opinion contemplated by Section 8.02(b).

(e) TDCC has submitted to the IRS a request for the Private Letter Ruling. Each of TDCC, Spinco and Parent agree to use its reasonable best efforts to obtain the Private Letter Ruling, including providing such appropriate information as the IRS shall require in connection with such request or any supplement. In connection with such request for the Private Letter Ruling, TDCC shall (i) keep Parent informed of all material actions taken or proposed to be taken by TDCC or the IRS; (ii) reasonably in advance of the submission of any supplemental submissions with respect thereto, provide Parent with a draft thereof, and consider in good faith Parent’s comments on such draft; (iii) provide Parent with copies of all written items sent by TDCC to the IRS and received by TDCC from the IRS with respect to the request (including items sent or received before the date of this Agreement); and (iv) promptly provide Parent with detailed information concerning any material telephonic, email, in person communications or other contacts with the IRS concerning the request.

(f) TDCC (i) as of the date of this Agreement, does not know and has no reason to believe, that any Spinco Common Stock to be exchanged for Parent Common Stock may not be Qualified Spinco Common Stock; (ii) will use its reasonable best efforts to prevent any Spinco Common Stock to be exchanged for Parent Common Stock from not being Qualified Spinco Common Stock; and (iii) will promptly notify Parent if, before the Effective Time, it knows or has reason to believe that any Spinco Common Stock to be exchanged for Parent Common Stock may not be Qualified Spinco Common Stock.

Section 7.10 Conveyance Taxes. Subject to the provisions of the Tax Matters Agreement, TDCC and Parent shall cooperate in the preparation, execution and filing of all Tax Returns or other documents regarding any Conveyance Taxes. TDCC and Parent shall each pay one-half of all Conveyance Taxes.

Section 7.11 Control of Other Party’s Business. Nothing contained in this Agreement shall give TDCC or Spinco, directly or indirectly, the right to control or direct any of the operations of Parent prior to the Closing. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct any of the operations of TDCC, the Business prior to the Closing. Prior to the Closing, each of TDCC, Spinco, Parent and Merger Sub shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

Section 7.12 Listing of Shares of Parent Common Stock. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, and TDCC shall reasonably cooperate with Parent with respect to such listing.

Section 7.13 Section 16 Matters. Prior to the Effective Time, the parties hereto shall take all steps as may be required to cause any dispositions of Spinco Common Stock or acquisitions of Parent Common Stock resulting from the transactions contemplated by this Agreement by each officer or director who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Spinco or Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.14 Confidentiality. (a) The terms of the Amended and Restated Confidentiality Agreement, dated as of April 7, 2014 (the “Confidentiality Agreement”), between TDCC and Parent, are hereby incorporated herein by reference and shall continue in full force and effect until the Closing and shall survive the Closing and remain in full force and effect until their expiration in accordance with the terms of the Confidentiality Agreement; provided, however, that, upon the Closing, the confidentiality obligations of Parent contained in the Confidentiality Agreement shall terminate in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to the Business. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

(b) Nothing provided to Parent or TDCC or their respective Representatives pursuant to Section 7.04 shall in any way amend or diminish the parties’ obligations under the Confidentiality Agreement. Each of Parent and TDCC acknowledges and agrees that any Evaluation Material made available to such party or its Representatives pursuant to Section 7.04 or otherwise by the other party or any of its Representatives shall be subject to the terms and conditions of the Confidentiality Agreement.

Section 7.15 Further Actions.

(a) Except as otherwise expressly provided in this Agreement, the parties hereto shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable Law (other than with respect to the matters covered in Section 7.06) to execute and deliver the Transaction Documents and such other documents and other papers as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated by this Agreement. Prior to the Closing, (i) neither TDCC nor Spinco shall terminate or assign the Separation Agreement, amend any provision of the Separation Agreement or any Exhibit or Schedule thereto or waive compliance with any of the agreements or conditions contained in the Separation Agreement, in each case without the prior written consent of Parent; and (ii) any consent, approval, authorization or similar action to be taken by Spinco under the Separation Agreement shall be subject to the prior written consent of Parent. TDCC shall keep Parent reasonably informed of the status of the Internal Separation, including TDCC’s and Spinco’s progress in obtaining any necessary third-party consents or approvals of Governmental Authorities, and shall consult with Parent regarding the terms of any arrangements established pursuant to Section 2.01(d)(iii) or Section 2.02 of the Separation Agreement. In the event that the requisite determination or approval is not obtained from the Louisiana Public Service Commission prior to the Distribution Date with respect to the electricity supply under the Lease of Electric Generation, Distribution and Interconnection Facilities attached to the Separation Agreement as Exhibit M or the Operating Services Agreement attached to the Separation Agreement as Exhibit O, then the parties hereto shall use their reasonable best efforts to develop and implement, prior to the Closing Date, arrangements to provide the Business with comparable electricity supply at the relevant sites.

(b) Subject to the applicable terms of the Separation Agreement, from time to time after the Closing, without additional consideration, each party hereto shall, and shall cause its Affiliates to, execute and deliver such further instruments and take such other action as may be necessary or is reasonably requested by another party hereto to make effective the transactions contemplated by this Agreement and the other Transaction Documents.

Section 7.16 Non-Solicitation. TDCC agrees that, for a period of two (2) years from and after the Closing Date, it shall not, and shall cause its Subsidiaries not to, without the prior written consent of Parent, directly or indirectly, solicit or offer to hire or hire any of the Business Employees, or otherwise cause or seek to cause any Business Employee to leave the employ of a Parent Entity, or enter into a consulting agreement with any Business Employee; provided, however, that (a) the placement of any general mass solicitation or advertising that is not targeted at Business Employees shall not be considered a violation of the non-solicitation restriction of this Section 7.16; and (b) this Section 7.16 shall not preclude TDCC or its Subsidiaries from soliciting, offering to hire, hiring, or entering into a consulting agreement with, any Business Employee whose employment with a Parent Entity has been terminated by such Parent Entity.

Section 7.17 Debt Exchange. TDCC shall use its reasonable best efforts to cause the Debt Exchange to be consummated prior to the Distribution; provided, that TDCC shall have the right to determine, after consultation with Parent, the terms and conditions of the Debt Exchange and the parties thereof. TDCC will be permitted to reasonably direct and control the negotiations and arrangements in connection with the issuance of the Spinco Securities (and shall keep Parent informed of all developments with respect thereto) and financial, legal, accounting and other advisors for TDCC, and Parent and Spinco shall take, or cause to be taken, all actions, and do, or cause to be done, all other things necessary to facilitate the Debt Exchange as reasonably directed by TDCC in good faith (to the extent applicable, Section 3.04 of the Separation Agreement is incorporated into this Section 7.17 by reference and shall apply mutatis mutandis with respect to the actions of TDCC and Spinco in connection with the consummation of the Debt Exchange). TDCC shall provide Parent with an opportunity to participate in any material discussions with the ultimate investors, investment banks, managers or other third parties relating to the terms and conditions of the Spinco Securities and shall in good faith take into account Parent’s comments with respect thereto. Each party hereto shall cooperate in connection with the preparation of all documents and the making of all filings required in connection with the issuance of the Spinco Securities and the consummation of the Debt Exchange. TDCC and Parent shall coordinate their activities with respect to the Debt Exchange and the other components of the Financing or the Alternative Financing, as applicable, with the intent of optimizing the marketing and execution thereof.

ARTICLE VIII

CONDITIONS TO THE MERGER

Section 8.01 Conditions to the Obligations of Each Party. The respective obligations of the parties hereto to consummate the Merger are subject to the satisfaction or written waiver (where permissible under applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Internal Separation and Separation. The Internal Separation and the Separation shall have been consummated in all material respects in accordance with the Separation Agreement.

(b) Registration Statements. Each Registration Statement, to the extent required, shall have been declared effective by the SEC under the Securities Act and the Exchange Act, as applicable, and no stop order suspending the effectiveness of either Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall be pending before the SEC.

(c) Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

(d) Stockholder Approval. The Parent Stockholder Approval shall have been obtained.

(e) Governmental Approvals. Any waiting period (and any extension thereof) under the HSR Act shall have expired or shall have been terminated and any consents, authorizations, orders, approvals, declarations and filings required under the antitrust Laws of the jurisdictions identified in Section 8.01(e) of the TDCC Disclosure Letter shall have been made or obtained.

(f) No Order. There shall not be in effect in the United States of America or any of the jurisdictions set forth in Section 8.01(f) of the TDCC Disclosure Letter any Law or any Governmental Order issued by a Governmental Authority of competent jurisdiction that enjoins or makes illegal the consummation of the Merger, the Internal Separation or the Separation.

Section 8.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or written waiver (where permissible under applicable Law) at or prior to the Effective Time of each of the following additional conditions:

(a) Representations, Warranties and Covenants. (i) The representations and warranties of TDCC contained in this Agreement (A) set forth in Sections 4.01, 4.02, 4.03(a)-(c), 4.04(a) and 4.19 shall be true and correct in all material respects as though such representations and warranties had been made on and as of the Closing Date; and (B) otherwise set forth in Article IV (1) that are qualified by a “Spinco Material Adverse Effect” qualification shall be true and correct in all respects as so qualified as though such representations and warranties had been made on and as of the Closing Date; and (2) that are not qualified by a “Spinco Material Adverse Effect” qualification shall be true and correct as though such representations and warranties had been made on and as of the Closing Date, except for such failures to be true and correct as would not have, individually or in the aggregate, a Spinco Material Adverse Effect (except to the extent such representations and warranties are, by their terms, made as of a specific date, in which case such representations and warranties shall be true and correct in the manner set forth in the foregoing clauses (A) or (B), as applicable, as of such date); (ii) the covenants and agreements contained in this Agreement, the Separation Agreement and the Employee Matters Agreement to be complied with by TDCC and Spinco on or prior to the Closing shall have been complied with in all material respects; and (iii) Parent shall have received a certificate of TDCC signed by a duly authorized representative thereof dated as of the Closing Date certifying the matters set forth in clauses (i) and (ii) above.

(b) Tax Opinion. Parent shall have received the opinion of Cravath, Swaine & Moore LLP, counsel to Parent, referred to in Section 7.09(b)(i), which opinion shall not have been withdrawn or modified in any material respect.

Section 8.03 Conditions to the Obligations of TDCC and Spinco. The obligations of TDCC and Spinco to consummate the Merger are subject to the satisfaction or written waiver (where permissible under applicable Law) at or prior to the Effective Time of each of the following additional conditions:

(a) Representations, Warranties and Covenants. (i) The representations and warranties of Parent and Merger Sub contained in this Agreement (A) set forth in Sections 5.01, 5.02, 5.03(a) and 5.20 shall be true and correct in all material respects as though such representations and warranties had been made on and as of the Closing Date; and (B) otherwise set forth in Article V (1) that are qualified by a “Parent Material Adverse Effect” qualification shall be true and correct in all respects as so qualified as though such representations and warranties had been made on and as of the Closing Date; and (2) that are not qualified by a “Parent Material Adverse Effect” qualification shall be true and correct as though such representations and warranties had been made on and as of the Closing Date, except for such failures to be true and correct as would not have, individually or in the aggregate, a Parent Material Adverse Effect (except to the extent such representations and warranties are, by their terms, made as of a specific date, in which case such representations and warranties shall be true and correct in the manner set forth in the foregoing clauses (A) or (B), as applicable, as of such date); (ii) the covenants and agreements contained in this Agreement and the Employee Matters Agreement to be complied with by Parent and Merger Sub on or prior to the Closing shall have been complied with in all material respects; and (iii) TDCC shall have received a certificate of Parent signed by a duly authorized representative thereof dated as of the Closing Date certifying the matters set forth in clauses (i) and (ii) above.

(b) Tax Opinion. TDCC shall have received the TDCC RMT Tax Opinion from TDCC Tax Counsel, which shall not have been withdrawn or modified in any material respect.

(c) IRS Letter Ruling. TDCC shall have received the Private Letter Ruling, in form and substance reasonably acceptable to TDCC, and such ruling shall continue to be valid and in full force and effect as of the Closing Date.

(d) Debt Exchange. The Debt Exchange shall have been consummated immediately before the Distribution.

(e) New Debt. Spinco shall have incurred the New Debt and shall have received the proceeds thereof, and TDCC shall have received the Spinco Consideration.

ARTICLE IX

TERMINATION

Section 9.01 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, as follows:

(a) by either Parent or TDCC, if the Closing shall not have occurred by the date that is nine (9) months after the date hereof (the “Termination Date”); provided, that if the conditions set forth in Sections 8.01(e) and (f) or Section 8.03(d) shall not have been satisfied or waived by the Termination Date, but all other conditions to Closing (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied, then either Parent or TDCC may extend the Termination Date to the close of business New York City time on the date that is twelve (12) months after the date hereof by giving written notice of such extension to the other party; provided, further, that the right to terminate this Agreement under this Section 9.01(a) shall not be available to any party hereto whose action or failure to fulfill any obligation under the Transaction Documents shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(b) by either Parent or TDCC, in the event that any Governmental Authority of competent jurisdiction in the United States of America or any of the jurisdictions set forth in Section 8.01(f) of the TDCC Disclosure Letter shall have issued a Governmental Order that permanently enjoins the consummation of the Merger and such Governmental Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose action or failure to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the issuance of such Governmental Order or other action;

(c) by either Parent or TDCC, if at the Parent Stockholders’ Meeting (including any adjournment, continuation or postponement thereof) the Parent Stockholder Approval shall not have been obtained; provided, that the right to terminate this Agreement under this Section 9.01(c) shall not be available to Parent unless Parent has fully complied with all of its obligations under Section 7.02;

(d) by TDCC, if a breach of any covenant or agreement on the part of Parent set forth in this Agreement (including an obligation to consummate the Closing) shall have occurred that would, if occurring or continuing on the Closing Date, cause the conditions set forth in Section 8.01 or Section 8.03(a) not to be satisfied, and such breach is not cured, or is incapable of being cured, prior to the Termination Date; provided that TDCC shall have given at least thirty (30) days’ (or such lesser time remaining prior to the Termination Date) prior written notice to Parent of such breach; provided, further, that TDCC is not then in breach of this Agreement or the Separation Agreement so as to cause any of the conditions set forth in Section 8.01 or Section 8.02 not to be satisfied;

(e) by TDCC, if (i) a Change in the Parent Recommendation has occurred; (ii) Parent shall have failed to include the Parent Recommendation in the Proxy Statement; or (iii) Parent shall have failed to comply with its obligations in Sections 7.01, 7.02 or 7.03, except, in the case of clause (iii), for de minimis non-compliance with such obligations that are promptly cured;

(f) by Parent, if a breach of any covenant or agreement on the part of TDCC or Spinco set forth in this Agreement or the Separation Agreement (including an obligation to consummate the Internal Separation, the Separation or the Closing) shall have occurred that would, if occurring or continuing on the Closing Date, cause the conditions set forth in Section 8.01 or Section 8.02(a) not to be satisfied, and such breach is not cured, or is incapable of being cured, prior to the Termination Date; provided that Parent shall have given at least thirty (30) days’ (or such lesser time remaining prior to the Termination Date) written notice to TDCC of such breach; provided, further, that Parent is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 8.01 or Section 8.03 not to be satisfied; or

(g) by the written consent of the parties hereto.

Section 9.02 Effect of Termination. In the event of the valid termination of this Agreement pursuant to Section 9.01, written notice thereof shall be given to the other parties hereto, specifying the provision or provisions hereof pursuant to which such termination shall have been made, and this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto or their respective Representatives; provided, that nothing in this Section 9.02 or Section 9.03 shall relieve any party from liability for fraud committed prior to such termination or for any breach prior to such termination of any of its representations, warranties, covenants or agreements set forth in the Transaction Documents; provided, further, that Section 7.14, Section 9.02, Section 9.03 and Article X shall survive any termination of this Agreement and remain in full force and effect.

Section 9.03 Fees and Expenses.

(a) The parties hereto agree that:

(i) if TDCC terminates this Agreement pursuant to Section 9.01(e), then, no later than two (2) Business Days after the date of TDCC’s notice of such termination, Parent shall pay to TDCC the Termination Fee in cash in immediately available funds; and

(ii) if (A) Parent or TDCC terminates this Agreement pursuant to Section 9.01(a) or Section 9.01(c); (B) prior to the termination of this Agreement, a Competing Parent Transaction shall have been publicly announced or shall have become publicly known; and (C) on or prior to the date that is eighteen (18) months after the date of such termination, Parent enters into a Competing Parent Transaction Agreement or consummates a Competing Parent Transaction (whether or not the applicable Competing Parent Transaction is the same as the original Competing Parent Transaction publicly announced or publicly known), then, on the earlier of the date Parent enters into a Competing Parent Transaction Agreement or consummates any Competing Parent Transaction, Parent shall pay to TDCC the Termination Fee in cash in immediately available funds, less the amount of any Expenses reimbursed by Parent pursuant to Section 9.03(b); provided that, solely for purposes of this Section 9.03(a)(ii), the references to “20%” in the definition of Competing Parent Transaction shall be deemed to refer to “50%”.

(b) The parties hereto agree that, if this Agreement shall be terminated pursuant to Section 9.01(c), then Parent shall reimburse TDCC and Spinco for all of their Expenses in cash in immediately available funds, up to a maximum of $50,000,000, in the aggregate, not later than two (2) Business Days after submission by TDCC of statements therefor.

(c) Except as expressly set forth in this Agreement, including this Section 9.03, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party hereto incurring such Expenses, whether or not the Merger or any other transaction contemplated by this Agreement is consummated, except that TDCC and Parent shall each pay one-half of all Expenses relating to printing, filing and mailing the Registration Statements and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement.

(d) The parties hereto acknowledge that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement. In the event that Parent shall fail to pay the Termination Fee, or Parent shall fail to pay any Expenses when due, the amount of such payments shall be increased to include the costs and expenses incurred or accrued by or on behalf of TDCC and Spinco (including fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03, together with interest on such unpaid Termination Fee or Expenses, commencing on the date that the Termination Fee or such Expenses became due, at a rate of interest equal to the Interest Rate. Payment of the fees and expenses described in this Section 9.03 shall not be in lieu of any damages incurred in the event of breach of this Agreement.

ARTICLE X

GENERAL PROVISIONS

Section 10.01 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements in this Agreement and in any instrument delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be, except for those covenants and agreements contained in this Agreement that by their terms are to be performed in whole or in part after the Effective Time (or termination of this Agreement, as applicable).

Section 10.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, or by facsimile (with a confirmatory copy sent by an internationally recognized overnight courier service) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

(a)	if to TDCC and, on or prior to the Closing, to Spinco:

The Dow Chemical Company

2030 Dow Center

Midland, Michigan 48674

Facsimile: (989) 638-9397

Attention: Executive Vice President and General Counsel

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022-6069

Facsimile:     (212) 848-7179

Attention:     George A. Casey, Esq.

         Heiko Schiwek, Esq.

(b)	if to Parent, Merger Sub, and, following the Closing, to Spinco:

Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, Missouri 63105-3443

Facsimile:   (314) 480-1484

Attention:   Senior Vice President and General Counsel

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Facsimile:   (212) 474 3700

Attention:   Robert I. Townsend, III, Esq.

George F. Schoen, Esq.

Section 10.03 Public Announcements. None of the parties to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby or otherwise communicate with any news media regarding this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby without the prior written consent of the other parties hereto, unless such press release or public announcement is required by Law or applicable stock exchange regulation, in which case the parties to this Agreement shall, to the extent practicable, consult with each other as to the timing and contents of any such press release, public announcement or communication; provided, however, that the prior written consent of the other parties shall not be required hereunder with respect to any press release, public announcement or communication that is substantially similar to a press release, public announcement or communication previously issued with the prior written consent of the other parties.

Section 10.04 Severability. If any term or other provision of this Agreement is declared invalid, illegal or incapable of being enforced by any Governmental Authority, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 10.05 Entire Agreement. This Agreement, the Disclosure Letters, the Separation Agreement, the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

Section 10.06 Assignment. This Agreement and the rights and obligations hereunder may not be assigned by operation of Law or otherwise without the express written consent of TDCC and Parent (which consent may be granted or withheld in the sole discretion of TDCC or Parent), as the case may be, and any attempted assignment that is not in accordance with this Section 10.06 shall be null and void.

Section 10.07 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each party hereto that expressly references the Section of this Agreement to be amended; or (b) by a waiver in accordance with Section 10.08; provided that any amendments or modifications of this Section 10.07 or Sections 10.09, 10.11, 10.12 or 10.14, to the extent adversely affecting any of Parent’s financing sources, may not be amended without the prior written consent of each of Parent’s financing sources.

Section 10.08 Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant to this Agreement; or (c) waive compliance with any of the agreements of the other parties or conditions to such obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. Any waiver of any term or condition hereof shall not be construed as a waiver of any subsequent breach or as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

Section 10.09 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to, or shall confer upon, any other Person any right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement, other than Section 7.05 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons) and Section 10.14 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

Section 10.10 Specific Performance. The parties hereto acknowledge and agree that the parties hereto would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance or breach of this Agreement by any party hereto could not be adequately compensated by monetary damages alone and that the parties hereto would not have any adequate remedy at law. Accordingly, in addition to any other right or remedy to which any party hereto may be entitled, at law or in equity (including monetary damages), such party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. Without limiting the generality of the foregoing, the parties hereto agree that each party shall be entitled to enforce specifically the other parties’ obligations to consummate the transactions contemplated by this Agreement (including the obligation to consummate the Closing and the Parent Share Issuance and the obligations with respect to the Financing), if the conditions set forth in Article VIII have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing) or waived (where permissible under applicable Law). The parties hereto agree that they will not contest the appropriateness of specific performance as a remedy.

Section 10.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. Except with respect to Actions arising under another Transaction Document that does not incorporate the dispute resolution provisions contained in this Agreement, all Actions that, directly or indirectly, arise out of or relate to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any Delaware state court or United States federal court sitting in the State of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action brought by any party hereto that, directly or indirectly, arises out of or relates to this Agreement; (b) agrees that service of process in such Action will be validly effected by sending notice in accordance with Section 10.02; (c) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such Action, any claim that (A) such Action is not subject to the subject matter jurisdiction of at least one of the above-named courts; (B) its property is exempt or immune from attachment or execution in the State of Delaware; (C) such Action is brought in an inconvenient forum; (D) that the venue of such Action is improper; or (E) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts; and (d) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

Section 10.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY, DIRECTLY OR INDIRECTLY, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR

THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR LIABILITY, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.

Section 10.13 Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 10.14 Non-Parties. Notwithstanding anything to the contrary in this Agreement, it is hereby agreed and acknowledged that this Agreement may only be enforced against, and any claims of action that may be based upon, arise out of, or relate to, this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the parties hereto, and no former, current or future Affiliates, officers, directors, managers, employees, equityholders, lenders, financing sources, managers, members, partners, agents or representatives of any party, in each case, who is not a party to this Agreement, shall have any liability for any obligations of the parties hereto or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Such Persons who are not parties hereto are third party beneficiaries of Section 10.07, Section 10.11, Section 10.12 and this Section 10.14. For the avoidance of doubt, this Section 10.14 shall not affect (a) the rights of the Persons party to the Spinco Commitment Letter to enforce the Spinco Commitment Letter in accordance with its terms; or (b) the rights and obligations of the parties hereto set forth in Section 7.08.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by its respective officers thereunto duly authorized.

THE DOW CHEMICAL COMPANY

By	/s/ James R. Fitterling
Name: James R. Fitterling
Title: Vice Chairman, Business Operations

BLUE CUBE SPINCO INC.

By	/s/ Stephen J. Doktycz
Name: Stephen J. Doktycz
Title: Vice President

OLIN CORPORATION

By	/s/ Joseph D. Rupp
Name: Joseph D. Rupp
Title: Chairman and Chief Executive Officer

BLUE CUBE ACQUISITION CORP.

By	/s/ John McIntosh
Name: John McIntosh
Title: Chief Executive Officer

[Signature Page to Merger Agreement]

ANNEX B

EXECUTION VERSION

SEPARATION AGREEMENT

between

THE DOW CHEMICAL COMPANY

and

BLUE CUBE SPINCO INC.

Dated as of March 26, 2015

EXHIBITS

A	Employee Matters Agreement
B	Tax Matters Agreement
C	Form of Intellectual Property Assignment Agreement
D	Form of Intellectual Property License Agreement
E	Form of MOD™ 5 Computerized Process Control Software Agreement
F	Form of Operating Systems and Tools License Agreement
G	Form of Trademark License Agreement
H	Form of Umbrella Secrecy Agreement
I	Form of Ground Lease
J	Form of Extended Occupancy Agreement
K	Form of Site Services Agreement
L	Form of Electric Energy Retail Sales Agreement
M	Form of Lease of Electric Generation, Distribution and Interconnection Facilities
N	Form of Cell Services Agreement
O	Form of Operating Services Agreement
P	Form of General Services Agreement
Q	Form of Planning Agreement
R	Form of Finished 1, 3 DCP Sales Contract (North America)
S	Form of Acetone Sales Contract (North America)
T	Form of Anhydrous Hydrochloric Acid Sales Contract (North America) — Pipeline
U	Form of Anhydrous Hydrochloric Acid Sales Contract (North America) — Rail Car
V	Form of Benzene Sales Contract (Europe/Terneuzen)
W	Form of Caustic Soda Sales Contract (Europe)
X	Form of Caustic Soda Sales Contract (Latin America) — Pipeline
Y	Form of Caustic Soda Sales Contract (Latin America) — Truck
Z	Form of Caustic Soda Sales Contract (North America)
AA	Form of Cell Effluent Sales Contract (Europe)
BB	Form of Cell Effluent Sales Contract (North America)
CC	Form of Chlorine Sales Contract (Europe)
DD	Form of Chlorine Sales Contract (North America)
EE	Form of Chlorine Sales Contract (North America) — Rail Car
FF	Form of Cumene Heavies Sales Contract (Europe/Terneuzen)
GG	Form of Epichlorohydrin Sales Contract (North America)
HH	Form of Ethylene Sales Contract (Europe/Stade)
II	Term Sheet for Ethylene Sales (North America)
JJ	Form of Crude Hydrogen Sales Contract (North America)
KK	Form of Incremental Chlorine / Cell Effluent (North America)
LL	Form of Methyl Chloride Sales Contract (Europe)
MM	Form of Methyl Chloride Sales Contract (North America)

B-ii

NN	Form of Methylene Chloride Sales Contract (Europe)
OO	Form of Methylene Chloride Sales Contract (North America)
PP	Form of Perchloroethylene Sales Contract (Europe)
QQ	Form of Perchloroethylene Sales Contract (North America)
RR	Form of Phenol Sales Contract (North America)
SS	Form of Propylene Oxide Epichlorohydrin Sales Contract (Europe)
TT	Form of PO PDC to PerTet Sales Contract (Europe)
UU	Form of PO PDC to PerTet Sales Contract (North America)
VV	Form of Propane Sales Contract (Europe/Terneuzen)
WW	Form of Propylene Sales Contract (Europe/Stade)
XX	Form of Propylene Sales Contract (Europe/Terneuzen)
YY	Form of Propylene Sales Contract (North America)
ZZ	Form of Carbon Tet RCL to PerTet Sales Contract (North America)
AAA	Form of Telone Sales Contract (Europe)
BBB	Form of Trichloroethylene Sales Contract (Europe)
CCC	Form of Vinyl Chloride Monomer Sales Contract (North America)
DDD	Form of Vinylidene Chloride Sales Contract (North America)
EEE	Term Sheet for Contract Manufacturing Agreement — Wuhan, China

B-iii

SEPARATION AGREEMENT

SEPARATION AGREEMENT, dated as of March 26, 2015, between THE DOW CHEMICAL COMPANY, a Delaware corporation (“TDCC”) and BLUE CUBE SPINCO INC., a Delaware corporation (“Spinco”).

WHEREAS, TDCC, directly and indirectly, is engaged in the Business and its other businesses;

WHEREAS, Spinco is a newly-formed, wholly-owned direct subsidiary of TDCC;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, TDCC will, pursuant to a series of restructuring transactions, (a) cause the Transferred Assets and the Transferred JV Interests to be transferred to Spinco and the other Transferred Subsidiaries; and (b) cause the Assumed Liabilities to be assumed by Spinco or the other Transferred Subsidiaries (such transactions, collectively, the “Internal Separation”);

WHEREAS, following the Internal Separation and prior to the Distribution, Spinco will incur the New Debt;

WHEREAS, TDCC will distribute (the “Distribution”) all of the issued and outstanding shares of Spinco’s common stock, $0.001 par value per share (“Spinco Common Stock”) to holders of TDCC’s common stock (“TDCC Stockholders”), $2.50 par value per share (“TDCC Common Stock”) (a) without consideration on a pro rata basis (the “One-Step Spin-Off”); (b) by way of an offer to exchange shares of Spinco Common Stock for outstanding shares of TDCC Common Stock (the “Exchange Offer”) (followed by any Clean-Up Spin-Off); or (c) a combination of a One-Step Spin-Off and an Exchange Offer (followed by any Clean-Up Spin-Off);

WHEREAS, pursuant to the Agreement and Plan of Merger, dated March 26, 2015 (the “Merger Agreement”), among TDCC, Spinco, Olin Corporation, a Virginia corporation (“Parent”), and Blue Cube Acquisition Corp., a Delaware corporation (“Merger Sub”), immediately following the Distribution, Merger Sub will merge with and into Spinco (the “Merger”), and all shares of Spinco Common Stock will be converted into shares of common stock of Parent, upon the terms and subject to the conditions of the Merger Agreement;

WHEREAS, the parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Section 368(a) of the Code; and

WHEREAS, the parties hereto intend that, for U.S. federal income Tax purposes, the contribution (as part of the Separation) by TDCC of all of its ownership interests in a newly-formed Delaware limited liability company and Blue Cube Holding LLC, a Delaware limited liability company, to Spinco in exchange for additional Spinco Common Stock, the Spinco Securities (or, as further described in Section 7.08(e)(ii)(B) of the Merger Agreement, an amount in cash equal to the Above Basis Amount), and the Special Payment (the “Contribution”) and the Distribution, taken together, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code and that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. For purposes of this Agreement:

“Above Basis Amount” means $2,030,000,000, (a) minus the Below Basis Amount; (b) if the Estimated Working Capital Amount exceeds the Target Working Capital Amount, plus such excess; and (c) if the Target

Working Capital Amount exceeds the Estimated Working Capital Amount, minus such excess; subject to adjustment as set forth in Section 2.04(d) of the Merger Agreement.

“Action” means any claim, action, suit, inquiry, proceeding or investigation by or before any Governmental Authority or arbitral tribunal.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” means this Separation Agreement between the parties hereto (including the Dow Disclosure Letter) and all amendments hereto made in accordance with the provisions of Section 8.08.

“Assumed HR Liabilities” has the meaning set forth in the Employee Matters Agreement.

“Assumed Liabilities” means (a) all Liabilities of Dow, to the extent arising out of, or relating to, the conduct of the Business, the DCP Group, or the Transferred Assets, in each case on or after the Distribution Date and including all Post-Distribution Product Liabilities; (b) all Liabilities of Dow to the extent arising under, or relating to, the Transferred Contracts or the Partially Transferred Contracts (other than (i) Retained Accounts Payable; and (ii) Liabilities of Dow resulting from the material breach by Dow prior to the Distribution Date of any Transferred Contract or Partially Transferred Contract); (c) all Liabilities of Dow arising from, or relating to, any Action against Dow or the Business arising from, or relating to, the conduct of the Business, the DCP Group or the Transferred Assets, in each case, on or after the Distribution Date; (d) all of the Assumed HR Liabilities; (e) all Spinco Environmental Liabilities; (f) all Liabilities that are reflected in the Final Working Capital Statement, whenever arising; (g) all Liabilities arising under the New Debt; (h) all Liabilities of Dow arising from, or relating to, the Dow Credit Support Instruments; and (i) all other Liabilities identified on Schedule 1.01(a), but excluding all Liabilities in respect of indebtedness of the JV Entity for borrowed money in excess of the applicable amount set forth on Schedule 1.01(a).

“Below Basis Amount” means $875 million; unless, pursuant to a written notice delivered to Spinco at least 20 Business Days prior to the anticipated Distribution Date, TDCC elects to increase or reduce the Below Basis Amount by the amount specified in such notice after considering in good faith the estimated adjusted Tax bases of the Transferred Assets and the estimated amount of Assumed Liabilities; provided, that in no event shall TDCC increase the Below Basis Amount to more than $1,050 million without the written consent of Parent.

“Business” means, collectively, (a) the Transferred CAV Business; (b) the Transferred Epoxy Business; (c) the Transferred GCO Business; and (d) solely for the purposes of this Agreement, the Merger Agreement and the Intellectual Property License Agreement, the JV Business.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Business Employee” has the meaning set forth in the Employee Matters Agreement.

“Closing Date” shall have the meaning set forth in the Merger Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Confidentiality Agreement” shall have the meaning set forth in the Merger Agreement.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise.

“Conveyance Taxes” means any sales, use, transfer, conveyance, ad valorem, stamp, stamp duty, recording or other similar tax, fee or charge imposed by any Governmental Authority upon the sale, transfer or assignment of real, personal, tangible or intangible property or any interest therein pursuant to the transactions contemplated by this Agreement, or upon the recording of any such sale, transfer or assignment, together with any interest, additions or penalties in respect thereof.

“DCP Group” means the Transferred Subsidiaries and, after the transfer of the Transferred JV Interests to a Parent Entity, the JV Entity.

“Debt Exchange” shall have the meaning set forth in the Merger Agreement.

“Delayed JV Closing Assets” means the assets identified on Schedule 1.01(b).

“Disclosure Letters” shall have the meaning set forth in the Merger Agreement.

“Distribution Date” means the date on which the Distribution is consummated.

“Dow” means, collectively, TDCC and its Subsidiaries. For the purposes of the following definitions contained in this Section 1.01, “Dow” shall also include the JV Entity: “Assumed Liabilities”, “Dow Environmental Liabilities”, “Excluded Liabilities” and “Spinco Environmental Liabilities”.

“Dow Credit Support Instruments” means all obligations of a Retained Dow Entity under any contract, instrument or other commitment, arrangement or other obligation in existence as of the Distribution Date to the extent relating to the Business (excluding any Excluded Liabilities) for which such Retained Dow Entity is or may be liable as guarantor, original tenant, primary obligor, person required to provide financial support or collateral in any form whatsoever, or otherwise (including by reason of performance guarantees), including those obligations arising under the instruments that are set forth on Schedule 1.01(c), but excluding guarantees or other financial support obligations in respect of indebtedness for borrowed money (other than indebtedness of the JV Entity).

“Dow Disclosure Letter” means the confidential letter delivered by TDCC to Spinco immediately prior to the execution of this Agreement.

“Dow Entity” means TDCC or any of its Subsidiaries.

“Dow Environmental Liabilities” means any Liability to the extent relating to, or arising out of, (a) any Releases of Hazardous Materials prior to the Distribution Date (i) by Dow or, during the period of any lease by Dow prior to the Distribution Date, by any third party, in each case at, in, on or from any Transferred Leased Real Property, Transferred Facility located thereon, Transferred Appurtenant Real Property or Leased Rail Car or (ii) by Dow at, in, on or from any Owned Rail Car; (b) any Releases of Hazardous Materials prior to the Distribution Date at, in, on or from any Retained Site, JV Real Property or Transferred Owned Real Property (or any Transferred Facility located on any such property); (c) any Releases of Hazardous Materials, whether prior to, on or after the Distribution Date, at any third-party site to which such Hazardous Materials were sent for treatment or disposal prior to the Distribution Date from any Retained Site (or any Transferred Facility located thereon), by Dow from any Transferred Leased Real Property or Transferred Owned Real Property (or any Transferred Facility located on either such property), Transferred Appurtenant Real Property or by the JV Entity from any JV Real Property; (d) any human exposure to Hazardous Materials occurring prior to, on or after the Distribution Date, to the extent such Hazardous Materials were Released prior to the Distribution Date, at, in, on or from any Retained Site, JV Real Property or Transferred Owned Real Property (or any Transferred Facility

located on any such property) or, in connection with Dow’s operation of the Business (or in connection with a Release, during the period of such operation), at, in, on or from any Transferred Leased Real Property, Transferred Facility located thereon, or Transferred Appurtenant Real Property, and any human exposure to any Hazardous Material occurring prior to, on or after the Distribution Date, to the extent such Hazardous Materials were included in any product or material sent or distributed from, prior to the Distribution Date, a Retained Site or Transferred Owned Real Property (or any Transferred Facility located on either such property) or by Dow from any Transferred Leased Real Property, Transferred Facility located thereon, or Transferred Appurtenant Real Property; (e) any violation of or noncompliance with Environmental Laws or Environmental Permits occurring or existing prior to the Distribution Date (i) in connection with the Business or any Tangible Property or Owned Rail Car, (ii) at any Retained Site or Transferred Owned Real Property (or any Transferred Facility located on either such property) or (iii) by Dow at any Transferred Leased Real Property, Transferred Facility located thereon, Transferred Appurtenant Real Property, or in connection with any Leased Rail Car, including any continuation of any such violation or noncompliance, for up to one hundred fifty (150) days subsequent to the Distribution Date, which Spinco discovers within such one hundred fifty (150) days and notifies TDCC thereof in accordance with Section 4.06 (provided, that, in no case shall any failure to discover such continuation during such period affect any Dow responsibility for the period of noncompliance prior to the Distribution Date); and (f) any Actions based upon any pre-Distribution Date violation of or pre-Distribution Date Liability under any Environmental Law or Environmental Permit (whether such violation or Liability was first identified prior to, on or after the Distribution Date) brought with respect to the Business, any Tangible Property, Transferred Owned Real Property or Retained Site (or any Transferred Facility located on either such property) or, with respect to Dow’s operation of the Business, at any Transferred Leased Real Property, or any Transferred Facility located thereon.

“Dow JV Interests” means the equity interests in the JV Entity owned, directly or indirectly, by TDCC as of the date hereof.

“Encumbrance” shall have the meaning set forth in the Merger Agreement.

“Employee Matters Agreement” means the Employee Matters Agreement, dated as of the date hereof, among TDCC, Spinco and Parent.

“Employee Records” means copies of all records relating to the employment of the Business Employees, except to the extent such records are prohibited from being transferred to the DCP Group or a Parent Entity by applicable Law.

“Environmental Law” means any Law, consent decree or judgment, in each case, relating to (a) pollution or the protection of the environment; or (b) human exposure to any Hazardous Material.

“Environmental Permit” means any permit, approval, identification number, registration, exemption or license that the Business is required to possess pursuant to any applicable Environmental Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning set forth in the Merger Agreement.

“Excluded Assets” means Dow’s right, title and interest to any assets of Dow that are not Transferred Assets (other than, for the avoidance of doubt, the Transferred JV Interests and any rights of a Transferred Subsidiary under a Transaction Document), including the assets identified on Schedule 1.01(d).

“Excluded Claim” means all claims related to any Action that Dow has or may have against third parties in respect of the Business or any of the Transferred Assets, in each case to the extent such claim is arising from, or relating to, the conduct of the Business prior to the Distribution Date, including all Liabilities arising out of and in connection with the Actions identified on Annex I to Schedule 1.01(d).

“Excluded Liabilities” means all of the Liabilities of Dow that are not Assumed Liabilities, including all Dow Environmental Liabilities and any Taxes for which Dow is liable under the Tax Matters Agreement.

“Final Working Capital Statement” means the final and binding statement prepared pursuant to Schedule 5.01 setting forth the Working Capital Amount.

“Goodwill” means the goodwill of Dow associated with, or attributable to, the Business.

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency, commission or any court of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Ground Lease” means a Ground Lease (or jurisdictional equivalent) relating to a Retained Site, to be entered into by a Retained Dow Entity and a Transferred Subsidiary in substantially the form attached hereto as Exhibit I.

“Group” means the Retained Dow Entities or the DCP Group, as the context requires.

“Hazardous Material” means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls; and (b) any other chemicals, materials or substances defined or regulated as toxic or hazardous or as a contaminant under any applicable Environmental Law.

“Indemnified Party” means a Dow Indemnified Party or a Spinco Indemnified Party, as the case may be.

“Indemnifying Party” means TDCC pursuant to Section 4.02 or Spinco pursuant to Section 4.03, as the case may be.

“Initial Working Capital Statement” means a statement prepared pursuant to Schedule 5.01 setting forth TDCC’s determination of the Working Capital Amount.

“Intellectual Property” means all rights in the following in any jurisdiction throughout the world: (a) patents and patent applications; (b) trademarks, service marks, trade names, trade dress and Internet domain names, together with the goodwill associated therewith; (c) copyrights, including copyrights in computer software; (d) registrations and applications for registration of any of the foregoing under clauses (a) – (c) of this definition; (e) trade secrets, including, to the extent the following constitute trade secrets under applicable Law, know-how, formulae, methods, techniques, processes, and confidential and proprietary information; and (f) intellectual property rights in inventions.

“Intellectual Property License Agreement” means the license agreement to be executed by TDCC, Dow Global Technologies LLC, Union Carbide Corporation, Union Carbide Chemicals & Plastics Technology LLC and a Transferred Subsidiary, pursuant to which Retained Dow Entities grant a license to use certain Intellectual Property of Dow, in substantially the form attached hereto as Exhibit D.

“Interest Rate” means an interest rate equal to one (1) month LIBOR interest for the currency invoiced, as fixed by the ICE Benchmark Administration on the last Business Day of the month preceding the date on which payment was due, plus five percentage (5%) points, but in no case higher than the maximum rate permitted by applicable Law.

“JV Business” means the business of the JV Entity.

“JV Entity” means Dow-Mitsui Chlor-Alkali LLC, a Delaware limited liability company.

“JV LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Dow-Mitsui Chlor-Alkali LLC, dated as of March 29, 2011, between TDCC and the JV Partner.

“JV Partner” means Mitsui & Co. Texas Chlor-Alkali, Inc., a Delaware corporation.

“JV Real Property” means the real property owned or leased by the JV Entity.

“JV Transfer Requirement” means, (a) with respect to the Transferred JV Interests, all consents of or approvals or waivers by all applicable third parties and Governmental Authorities (including the expiry or termination of any applicable waiting period, and any extension thereof) and any similar requirements for the transfer of the Transferred JV Interests to a Transferred Subsidiary or a Parent Entity; and (b) (i) the JV Guarantee Release (as defined in the Merger Agreement); or (ii) the waiver by TDCC (in its sole and absolute discretion) of the JV Guarantee Release.

“Law” means any federal, national, foreign, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Leased Rail Cars” means the rail cars leased by Dow and identified on Schedule 1.01(e).

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or unaccrued, fixed or variable, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action or Governmental Order and those arising under any contract, lease, agreement, arrangement, commitment or undertaking.

“Local Conveyances” means the asset transfer agreements, share transfer agreements, bills of sale, deeds, assignment and assumption agreements and other documents between a Retained Dow Entity, on the one hand, and one or more Transferred Subsidiaries, on the other hand, pursuant to which (i) Transferred Assets, Transferred JV Interests and Assumed Liabilities will be transferred to, or assumed by, the relevant Transferred Subsidiary; and (ii) Excluded Assets and Excluded Liabilities will be retained, transferred to, or assumed by, the relevant Retained Dow Entity.

“Neutral Accountant” means Grant Thornton LLP (or another recognized firm with expertise in accounting matters reasonably acceptable to TDCC and Parent).

“Objection Deadline Date” means the date that is 45 days after delivery by TDCC to Spinco of the Initial Working Capital Statement.

“Owned Rail Cars” means the rail cars identified on Schedule 1.01(f).

“Parent Entity” means any of Parent or any of its Affiliates, and at or after the Distribution, the DCP Group, or any Affiliate of a member of the DCP Group.

“Partially Transferred Contracts” means, to the extent they relate to the Business, all contracts, commitments and other agreements (other than the Excluded Assets identified on Schedule 1.01(d)) (a) to which a Dow Entity is a party; and (b) that relate both to the Business and to one or more other businesses of Dow, including the contracts, commitments and other agreements identified on Schedule 1.01(g).

“Partner JV Interests” means the equity interests in the JV Entity owned, directly or indirectly, by the JV Partner as of immediately prior to the date hereof.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Post-Distribution Product Liabilities” means any Liability relating to, or arising out of, the products or inventory of the Business or the Parent Entities, including such products’ and inventories’ manufacture, design, development, testing, importation, distribution, delivery, transport, storage, ownership, possession, marketing, labeling, packaging, sale, purchase, consignment or leasing, in each case, to the extent manufactured, sold or distributed on or after the Distribution Date.

“Pre-Distribution Date Period” means any taxable period ending prior to the Distribution Date.

“Record Date” means the time and date to be determined by the TDCC Board as the record date for determining TDCC Stockholders entitled to receive shares of Spinco Common Stock in the Distribution, to the extent the Distribution is effected through a One-Step Spin-Off, or in connection with any Clean-Up Spin-Off.

“Record Holders” means the TDCC Stockholders of record on the Record Date (excluding treasury shares held by TDCC and any shares of TDCC Common Stock otherwise held by a Dow Entity).

“Registered” means issued by, registered or filed with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon, from, or migrating through, within or into, the air or any soil, sediment, subsurface strata, surface water or groundwater, natural resources or structure.

“Remedial Action” means any action required to investigate, clean up, remove or remediate, or conduct remedial, responsive, monitoring or corrective actions with respect to, any presence or Release of Hazardous Materials.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, agents and advisors.

“Retained Dow Entity” means any Dow Entity that is neither a JV Entity nor a Transferred Subsidiary.

“Retained Sites” means the land underlying certain of the Transferred Facilities and identified on Schedule 1.01(h), which land will, from and after the Distribution, be leased by a Retained Dow Entity to a Parent Entity pursuant to a Ground Lease or jurisdictional equivalent.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Separation” means, together, the Contribution, the receipt of the Spinco Consideration, and the Distribution.

“Special Payment” means an amount equal to the Below Basis Amount.

“Spinco Commitment Letter” shall have the meaning set forth in the Merger Agreement.

“Spinco Environmental Liabilities” means any Liability to the extent relating to, or arising out of, (a) any Releases of Hazardous Materials first occurring on or after the Distribution Date (i) at, in, on or from any

Transferred Owned Real Property (or any Transferred Facility located thereon) or (ii) by a Parent Entity (or any of its successors or assigns) at, in, on or from any Retained Site or Transferred Owned Real Property (or any Transferred Facility located thereon) or Owned Rail Car; (b) any Releases of Hazardous Materials first occurring on or after the Distribution Date (i) by a Parent Entity or, during the period of any lease by a Parent Entity after the Distribution Date, by any third party, in each case at, in, on or from any Transferred Leased Real Property, Transferred Facility located thereon, Transferred Appurtenant Real Property or Leased Rail Car or (ii) by the JV Entity at, in, on or from the JV Real Property; (c) any Releases of Hazardous Materials on or after the Distribution Date at any third-party site to which such Hazardous Materials were sent for treatment or disposal on or after the Distribution Date (i) by a Parent Entity (or any of its successors or assigns) from any Transferred Leased Real Property, Transferred Owned Real Property, any Retained Site (or any Transferred Facility located on any such property), or Transferred Appurtenant Real Property or (ii) by the JV Entity from any JV Real Property; (d) any human exposure to Hazardous Materials first occurring on or after the Distribution Date, but only to the extent such Hazardous Materials were first Released on or after the Distribution Date, at any Transferred Owned Real Property, or any Transferred Facility located thereon or, in connection with a Parent Entity’s (or any of its successors or assigns) operations thereon, at any Retained Site or any Transferred Facility located thereon, any Transferred Leased Real Property or any Transferred Appurtenant Real Property or, in connection with the JV Entity’s operation thereon, at the JV Real Property, and any human exposure to any Hazardous Material included in any product manufactured at, or material sent or distributed from, on or after the Distribution Date, (i) any Transferred Leased Real Property or Transferred Owned Real Property, or any Transferred Facility located on either such property; or (ii) by a Parent Entity (or any of its successors or assigns) from any Retained Site or any Transferred Facility located thereon, or any Transferred Appurtenant Real Property; (e) any violation of or noncompliance with Environmental Laws or Environmental Permits occurring on or after the Distribution Date (i) in connection with the Business or any Tangible Property or Transferred Owned Real Property (or any Transferred Facility located thereon), (ii) by a Parent Entity (or any of its successors or assigns) at any Retained Site or any Transferred Facility located thereon, any Transferred Leased Real Property or any Transferred Appurtenant Real Property or (iii) by a Parent Entity (or any of its successors or assigns) in connection with any Leased Rail Car or Owned Rail Car; and (f) any Actions based upon any post-Distribution Date violation of or post-Distribution Date Liability under any Environmental Law or Environmental Permit brought with respect to any Transferred Owned Real Property, or any Transferred Facility located on either such property, or, with respect to a Parent Entity’s (or any of such entity’s successors or assigns) operations thereon, at any Retained Site or any Transferred Facility located thereon, any Transferred Leased Real Property or any Transferred Appurtenant Real Property, in each of clauses (a) through (e), except for any Dow Environmental Liabilities or any post-Distribution Date environmental obligation specifically imposed on Dow in any of the Transaction Documents; provided, that notwithstanding anything to the contrary in this Agreement, under no circumstances shall the Spinco Environmental Liabilities include, or shall any Parent Entity otherwise have any obligation hereunder with respect to, any Liability relating to, or arising out of, any Releases of Hazardous Materials, human exposure to Hazardous Materials, or violation or noncompliance with Environmental Laws or Environmental Permits, in each case, at, in, on or from any Retained Site, or any Transferred Facility located thereon, and first occurring after the date that any Parent Entity’s right to use and occupy the Transferred Facility, including under the terms and conditions of any Ground Lease, terminates and after such Parent Entity has ceased using or occupying such Transferred Facility.

“Spinco Financial Statements” shall have the meaning set forth in the Merger Agreement.

“Spinco Securities” means notes or, at the option of TDCC, loans issued by (or incurred by, as the case may be) Spinco to TDCC in a principal face amount equal to the Above Basis Amount (subject to gross up to account for applicable underwriting or other fees that are customary for similar transactions), in accordance with Section 2.03(c)(ii), which notes or loans, as the case may be, shall (unless otherwise agreed by TDCC and Parent): (a) be unconditionally guaranteed, after consummation of the Merger, by Parent; (b) have a maturity date of at least eight (8) years and be non-callable and not prepayable for a period of five (5) years and thereafter shall be callable or prepayable on terms customary for the applicable instrument (including, for the avoidance of doubt, at declining premium above principal face amount); (c) have an interest rate (payable only in cash and not in kind) and commensurate with the then-prevailing market interest rate for companies of comparable creditworthiness, but in any event the total per annum interest rate on the Spinco Securities shall not exceed the Total Cap; (d) have customary covenants and other terms for comparable debt securities (or loans, as the case may be) in light of then-prevailing market conditions for issuers and borrowers of comparable creditworthiness; (e) include a basket permitting Parent to continue to declare and pay its regular quarterly dividend; and (f) otherwise be (x) in the case of notes, in form and substance, and subject to an indenture, customary for senior unsecured debt offerings made under Rule 144A under the Securities Act; or (y) in the case of loans, in form and substance, and subject to a credit agreement, customary for senior unsecured term loan facilities, as the case may be.

“Subsidiary” of any Person means any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, which is controlled by such Person.

“Tag Event” means the exercise by the JV Partner of its right to accept the Dow Offer (as defined in the JV LLC Agreement) pursuant to Section 7.10(c) of the JV LLC Agreement.

“Tangible Property” means (i) the tangible machinery, equipment, infrastructure, vehicles, wires and other tangible property that is owned, leased or licensed by Dow and primarily related to the Business and, in the case of tangible property owned, leased or licensed by Dow and primarily used by the Business at the Transferred Leased Real Property, at the Transferred Owned Real Property or at the Transferred Facilities, fixtures, in each case, excluding real property (other than fixtures); and (ii) the assets identified on Schedule 1.01(i).

“Target Working Capital Amount” means $203,900,000.

“Tax” or “Taxes” means all income, capital gain, gross receipts, windfall profits, severance, property, production, license, excise, net worth, franchise, capital, employment, withholding, social security contributions and other taxes, duties, fees, charges or imposts, however denominated, together with any interest, additions or penalties in respect thereof, imposed by any Taxing Authority (but excluding any Conveyance Taxes).

“Tax Matters Agreement” means the Tax Matters Agreement, dated as of the date hereof, among TDCC, Spinco and Parent.

“Taxing Authority” means any Governmental Authority that is responsible for the administration or imposition of any Tax or Conveyance Tax, including any federal, national, international, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission and any court, tribunal or judicial or arbitral body empowered to issue binding decisions.

“TDCC Board” means the Board of Directors of TDCC.

“Trademark License Agreement” means the license agreement to be executed by TDCC and a Transferred Subsidiary, pursuant to which TDCC grants a license to use certain trademarks of Dow, in substantially the form attached hereto as Exhibit G.

“Transaction Documents” means this Agreement, the Merger Agreement, the Local Conveyances and each of the documents identified on Schedule 1.01(j).

“Transferred Accounts Receivable” means all accounts receivable arising in connection with the conduct of the Business, that are transferred to a Transferred Subsidiary or Parent Entity on or prior to the Distribution Date.

“Transferred Appurtenant Real Property” means, with respect to the Transferred Leased Real Property, the Transferred Owned Real Property or the Transferred Facilities, all of the easements, rights-of-way, servitudes and similar rights (or any applicable portion thereof) including with respect to facilities, equipment and other infrastructure used in the production, processing or movement of brine, in each case that are primarily related to, or material to, the operation of the Business and related to such Transferred Leased Real Property, Transferred Owned Real Property or Transferred Facilities.

“Transferred Assets” means, subject to Section 2.01(d), all of Dow’s right, title and interest in and to the following assets: (a) the Transferred Leased Real Property, the Transferred Owned Real Property, the Transferred Facilities, the Transferred Appurtenant Real Property and the leasehold estate in and to the Retained Sites; (b) the Transferred Intellectual Property; (c) the Tangible Property; (d) the Owned Rail Cars; (e) the Transferred Inventory; (f) the Transferred Contracts and the Partially Transferred Contracts; (g) the Transferred Accounts Receivable; (h) the Transferred Permits; (i) the Transferred Records; (j) the Transferred Information; (k) the Goodwill; (l) any assets that transfer to the Parent, the Transferred Subsidiaries or any of their Affiliates pursuant to the Employee Matters Agreement; and (m) all other assets and properties reflected on the Final Working Capital Statement, in the case of each of clauses (a) – (l) above, excluding the Excluded Assets identified on Schedule 1.01(d).

“Transferred CAV Business” means the chlor-alkali and chlor-vinyl business as operated at or in respect of the Transferred Facilities located at Freeport, Texas; Plaquemine, Louisiana; and Russellville, Arkansas (which business produces chlorine, caustic soda, ethylene dichloride, vinyl chloride monomer and, solely to the extent they are byproducts from the production of the foregoing products, hydrochloric acid and hydrogen), and the development, production, distribution, marketing, research into, and sale of such products, in each case, as conducted by a Dow Entity and excluding any Excluded Assets identified on Schedule 1.01(d).

“Transferred Contracts” means all contracts, commitments, leases and other agreements (other than the Excluded Assets identified on Schedule 1.01(d)) to which a Dow Entity is a party and that relate primarily to the Business, including the contracts, commitments, leases and other agreements identified on Schedule 1.01(k).

“Transferred Epoxy Business” means the epoxy business as operated at, or in respect of, the Transferred Facilities located at Baltringen, Germany; Freeport, Texas; Gumi, South Korea; Guarujá, Brazil; Pisticci, Italy; Roberta, Georgia; Rheinmünster, Germany; Stade, Germany; Terneuzen, the Netherlands; and Zhangjiagang, China (which business produces acetone, cumene, phenol, allyl chloride, epichlorohydrin, bisphenol A, novolac resins, liquid epoxy resins, advanced epoxy resins, epoxy novolac resins, and amine and polyphenolic hardeners for epoxy resins), and the development, production, distribution, marketing, research into, and sale of such products, in each case, as conducted by a Dow Entity and excluding any Excluded Assets identified on Schedule 1.01(d).

“Transferred Facilities” means the facilities, buildings, structures and other improvements that are (a) located at the Transferred Sites and at the Retained Sites; and (b) identified on Schedule 1.01(l).

“Transferred GCO Business” means the chlorinated organics business as operated at, or in respect of, the Transferred Facilities located at Freeport, Texas; Plaquemine, Louisiana; and Stade, Germany (which business produces perchloroethylene, trichloroethylene, vinylidene chloride, methyl chloride, methylene chloride, carbon tetrachloride, 1,1,2-trichloroethane, trichloromethane, 1,1,2,3-tetrachloropropylene, 1,1,3,3-tetrachloropropylene and other chlorinated propanes and propylenes used as hydrofluoro-olefins (4th generation) refrigerant feedstocks, in each case, with or without stabilizers added), and the development, production, distribution, marketing, research into, and sale of such products, in each case, as conducted by a Dow Entity and excluding any Excluded Assets identified on Schedule 1.01(d).

“Transferred Information” means sales and promotional literature, customer lists and other sales-related materials, in each case, to the extent used or held for use in the Business and in the possession of Dow; provided, that TDCC may redact any information not related to the Business and, subject to Section 7.14 of the Merger Agreement, may retain a copy of any Transferred Information.

“Transferred Intellectual Property” means all Intellectual Property owned by Dow that is exclusively related to the Business, including the Registered Intellectual Property identified on Schedule 1.01(m).

“Transferred Inventory” means the inventories of raw materials, packaging materials, semi-finished and finished goods, purchased supplies, other supplies and spare parts and materials used for maintaining production machinery and equipment, in each case, (a) to the extent such inventories are held by Dow for use in the Business; and (b) other than with respect to spare parts and materials used for maintaining production machinery and equipment, to the extent such inventories are transferred to a Transferred Subsidiary on or prior to the Distribution Date.

“Transferred JV Interests” means the Dow JV Interests; provided, that if there is a Tag Event prior to the Distribution Date, “Transferred JV Interests” means, collectively, the Dow JV Interests and the Partner JV Interests.

“Transferred Leased Real Property” means the real property leased by a Dow Entity, as tenant, under the agreements identified on Schedule 1.01(n).

“Transferred Owned Real Property” means the real property identified on Schedule 1.01(o).

“Transferred Permits” means the Environmental Permits and all other permits, licenses, agreements and authorizations issued or granted by any Governmental Authority, including any pending applications therefor, to the extent used or held for use exclusively in connection with the Business.

“Transferred Records” means all books of account, financial records, invoices, shipping records, supplier lists, Tax records or copies thereof to the extent they relate exclusively to the Transferred Subsidiaries or the JV Entity, minute books, stock ledgers, correspondence and other documents, records and files, to the extent related to the Business, the Transferred Subsidiaries or the JV Entity, and the Employee Records; provided, that TDCC may redact information not related to the Business from the Transferred Records prior to the delivery of the Transferred Records to a Transferred Subsidiary and, subject to Section 7.14 of the Merger Agreement, may retain a copy of any Transferred Records.

“Transferred Sites” means the Transferred Owned Real Property and Transferred Leased Real Property that are identified on Schedule 1.01(p).

“Transferred Subsidiaries” means each of Spinco, the limited liability companies that TDCC will contribute to Spinco pursuant to this Agreement and their respective Subsidiaries, excluding the JV Entity.

“Unresolved Objections” means the objections set forth in the Notice of Disagreement delivered to TDCC pursuant to Section 5.01(d) that remain unresolved pursuant to Section 5.01(e)(iii).

“Working Capital Amount” means the amount determined in accordance with Schedule 5.01 as of close of business on the day immediately prior to the Distribution Date.

Section 1.02 Other Defined Terms. The following terms have the meanings set forth in the Sections set forth below:

Defined Term	Location of Definition
Clean-Up Spin-Off	§ 3.02(c)
Contribution	Recitals
Delayed JV Closing	§ 2.01(e)
Delayed JV Closing Date	§ 2.01(e)
Disputed Items	§ 5.01(d)
Distribution	Recitals
Dow Indemnified Party	§ 4.03
Environmental Deminimis	§ 4.09(e)
Environmental Losses	§ 4.09(d)
Estimated Working Capital Amount	§ 5.01(a)
Exchange Offer	Recitals
Existing Stock	§ 6.05(b)
Internal Separation	Recitals
Losses	§ 4.02
Merger	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
New Debt	§ 2.03(a)
Notice of Acceptance	§ 5.01(d)
Notice of Disagreement	§ 5.01(d)
One-Step Spin-Off	Recitals
Overpayment	§ 5.01(f)(ii)
Parent	Recitals
Rail Car Marks	§ 6.05(f)
Releasees	§ 4.01(a)
Retained Accounts Payable	Schedule 5.01
Retained Names and Marks	§ 6.05(a)
Spinco	Preamble
Spinco Common Stock	Recitals
Spinco Consideration	§ 2.03(c)
Spinco Indemnified Party	§ 4.02
Spinco Registration Statement	§ 3.04(a)
TDCC	Preamble
TDCC Common Stock	Recitals
TDCC Stockholders	Recitals
Third-Party Claim	§ 4.06(b)
Total Cap	Schedule 1.01(q)
Underpayment	§ 5.01(f)(i)

Section 1.03 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) (i) when a reference is made in this Agreement to an Article, Section, or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement; and (ii) when a reference is made in this Agreement to a Schedule, such reference is to a Schedule included in the Dow Disclosure Letter;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document delivered or made available pursuant hereto, unless otherwise defined therein;

(f) where used with respect to information, the phrases “delivered” or “made available” shall mean that the information referred to has been physically or electronically delivered to the relevant parties or their respective Representatives, including, in the case of “made available” to Parent or Merger Sub, material that has been posted in a “data room” (virtual or otherwise) established by or on behalf of TDCC or Spinco; including further, in the case of “made available” to TDCC or Spinco, material that has been posted in a “data room” (virtual or otherwise) established by or on behalf of Parent or Merger Sub;

(g) references to “day” or “days” are to calendar days;

(h) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(i) references to a Person are also to its successors and permitted assigns;

(j) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day; and

(k) references to sums of money are expressed in lawful currency of the United States of America, and “$” refers to U.S. dollars.

ARTICLE II

SEPARATION AND CONTRIBUTION

Section 2.01 Transfer of Assets; Assumption of Liabilities.

(a) Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, on or prior to the Distribution Date, TDCC shall, and shall cause the applicable Retained Dow Entities to, assign, transfer, convey and deliver to a Transferred Subsidiary, (i) all of the Retained Dow Entities’ respective rights, title and interest in and to the Transferred Assets; and (ii) subject to Section 2.01(e) and free and clear of all Encumbrances, the Transferred JV Interests.

(b) Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, on or prior to the Distribution Date, TDCC shall, and shall cause the applicable Retained Dow Entities to, transfer to a Transferred Subsidiary, and Spinco shall, and shall cause the appropriate Transferred Subsidiary to, assume, perform, discharge and fulfill, in accordance with their respective terms, all of the Assumed Liabilities.

(c) Local Conveyances. In furtherance of the assignment, transfer, conveyance and delivery of the Transferred Assets and, subject to Section 2.01(e), the Transferred JV Interests and the assumption of the Assumed Liabilities, TDCC shall, and shall cause the applicable Retained Dow Entities and Transferred

Subsidiaries to, execute and deliver Local Conveyances as and to the extent necessary to evidence (i) the assignment, transfer, conveyance and delivery of all of TDCC’s and the Retained Dow Entities’ right, title and interest in and to the Transferred Assets and the Transferred JV Interests to the Transferred Subsidiaries; (ii) the valid and effective assumption of the Assumed Liabilities by the applicable Transferred Subsidiary; and (iii) the retention or, to the extent applicable, the assignment, transfer, conveyance and delivery of the Excluded Assets to, and the retention or, to the extent applicable, assumption of the Excluded Liabilities by, the applicable Retained Dow Entity.

(d) Assets and Liabilities Not Transferred.

(i) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign, directly or indirectly, any asset or to assume any Liability if an attempted direct or indirect assignment or assumption thereof, without the consent of a third party or approval of a Governmental Authority, would constitute a breach, default, violation or other contravention of the rights of such third party or Governmental Authority or of applicable Law until such time as the necessary consent or approval is obtained.

(ii) If any direct or indirect transfer or assignment by any Retained Dow Entity to any Transferred Subsidiary, or any direct or indirect acquisition or assumption by any Transferred Subsidiary, of any interest in, or Liability, obligation or commitment under, any Transferred Asset or Assumed Liability as contemplated by this Agreement requires the consent of a third party or approval of a Governmental Authority (other than consents or approvals that are JV Transfer Requirements, which are addressed in Section 2.01(e)), then such transfer or assignment or assumption shall be made subject to such consent of a third party or approval of a Governmental Authority being obtained. The parties hereto shall use their reasonable best efforts to obtain any third-party consent or approval of a Governmental Authority that is required in order to effect the transactions contemplated herein as soon as reasonably practicable. The obligations set forth in the preceding sentence will terminate on the date that is two (2) years after the Distribution Date.

(iii) If any third-party consent or approval of a Governmental Authority referred to in Section 2.01(d)(ii) is not obtained prior to the Distribution Date, the Distribution shall, subject to the satisfaction of the conditions set forth in Article III, nevertheless take place on the terms set forth herein, and the parties hereto shall use their reasonable best efforts to establish arrangements under which, on or prior to the Distribution Date, (A) the Transferred Subsidiaries shall obtain the economic claims, rights and benefits associated with the Transferred Asset or Assumed Liability with respect to which the third-party consent or approval of a Governmental Authority has not been obtained; (B) the Transferred Subsidiaries shall have dominion and control over the Transferred Assets and TDCC shall operate such Transferred Assets only as directed by the applicable Transferred Subsidiaries; and (C) from and after the Distribution Date, the Transferred Subsidiaries shall assume the economic burden with respect to the Transferred Asset or Assumed Liability with respect to which the third-party consent or approval of a Governmental Authority has not been obtained in accordance with this Agreement.

(iv) If and when any such third-party consent or approval of a Governmental Authority is obtained after the Distribution, the assignment of the applicable Transferred Asset or assumption of the applicable Assumed Liability shall be promptly effected in accordance with the terms of this Agreement without the payment of additional consideration.

(v) In the event that at any time prior to the date that is two (2) years after the Distribution Date, a party hereto becomes aware that a Retained Dow Entity possesses any Transferred Asset or is subject to an Assumed Liability, the parties hereto shall cause the prompt transfer of such Transferred Assets to a Transferred Subsidiary or the assumption of such Assumed Liability by a Transferred Subsidiary, in each case, without further consideration.

(vi) In the event that at any time prior to the date that is two (2) years after the Distribution Date, a party hereto becomes aware that a Transferred Subsidiary possesses any Excluded Assets or is subject to an Excluded Liability, the parties hereto shall cause the prompt transfer of such Excluded Assets to a Retained Dow Entity or the assumption of such Excluded Liability by a Retained Dow Entity, in each case, without further consideration.

(e) JV Transfer.

(i) Notwithstanding anything to the contrary contained in this Agreement, in the event that the conditions set forth in Section 3.01 (other than conditions that by their nature are to be satisfied at the time of the Distribution, and other than conditions relating to any JV Transfer Requirements) have been satisfied, but a JV Transfer Requirement has not been satisfied, the Distribution and the Internal Separation shall occur other than with respect to the Transferred JV Interests and the Delayed JV Closing Assets. The Transferred JV Interests and the Delayed JV Closing Assets shall not be transferred to a Transferred Subsidiary at or prior to the time of the Distribution unless subsequently transferred to a Parent Entity at a closing pursuant to Section 2.01(e)(iii) (a “Delayed JV Closing”, and the date of a Delayed JV Closing, the “Delayed JV Closing Date”). Prior to the occurrence of the Delayed JV Closing, TDCC shall hold the Transferred JV Interests and the Delayed JV Closing Assets in trust for Spinco, and Spinco shall be entitled to all of the economic benefits, and shall bear all of the economic burdens, associated with the ownership of the Transferred JV Interests and the Delayed JV Closing Assets, including the right to receive distributions and dividends of cash, property or securities received and retained by Dow in its capacity as a holder of the Transferred JV Interests; provided, however, that Spinco shall have no right to vote, or direct the voting of, the Transferred JV Interests; provided, further, that nothing herein shall be deemed or interpreted to constitute a transfer of legal ownership in the JV Entity prior to the satisfaction of the JV Transfer Requirements.

(ii) The parties hereto shall, and shall cause their respective Affiliates to, cooperate fully and use their reasonable best efforts to take such actions with respect to the JV Transfer Requirements as may be reasonably requested by a party hereto in order to permit the transfer of the Transferred JV Interests and the Delayed JV Closing Assets. The obligations set forth in this Section 2.01(e)(ii) shall survive the Distribution.

(iii) If, after the Distribution, all of the JV Transfer Requirements become satisfied, then the transfer of the Transferred JV Interests and the Delayed JV Closing Assets shall be effected and the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such documents and other instruments as may be reasonably necessary to transfer the Transferred JV Interests and the Delayed JV Closing Assets to a Transferred Subsidiary.

(iv) TDCC shall, and shall cause its Affiliates to, comply with its obligations under the JV LLC Agreement, including Section 7.10 thereof (including with respect to the notice required to be sent under Section 7.10 of the JV LLC Agreement, which shall be sent as soon as reasonably practicable after the date hereof), in connection with the Internal Separation, the Separation, the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents.

Section 2.02 Partially Transferred Contracts; Permits.

(a) The parties hereto shall use their reasonable best efforts to separate the Partially Transferred Contracts into separate contracts so that the Transferred Subsidiaries will be entitled to rights and benefits and shall be subject to the portion of Liabilities with respect to each Partially Transferred Contract to the extent related to the Business, and the Retained Dow Entities will have the rights and benefits and shall be subject to the portion of Liabilities with respect to each Partially Transferred Contract to the extent not related to the Business. If the counterparty to any Partially Transferred Contract that is entitled under the terms of the Partially Transferred Contract to consent to the separation of the Partially Transferred Contract has not provided such consent or if the separation of a Partially Transferred Contract has not been completed as of the Distribution Date for any other reason, then the parties hereto shall use their reasonable best efforts to develop and implement arrangements to make the portion of the Partially Transferred Contract related to the Business available for use by, and for the benefit of, the Transferred Subsidiaries and to make the portion of the Partially Transferred Contract not related to the Business available for use by, and for the benefit of, the Retained Dow Entities. If and when any such consent is obtained, the Partially Transferred Contract will be separated in accordance with this Section 2.02(a). The obligations set forth in this Section 2.02(a) will terminate on the date that is two (2) years after the Distribution Date. Spinco and TDCC shall share equally any costs related to separating the Partially Transferred Contracts.

(b) Without limiting Section 2.01(d), TDCC shall use its reasonable best efforts to obtain or cause to be obtained, prior to the Distribution Date, on behalf of the Transferred Subsidiaries any Environmental Permits or other permits, licenses, approvals and authorizations issued or granted by any Governmental Authority and, with respect to any Transferred Sites (and any Transferred Facility located thereon) any emissions credits, allowances or rights that (i) are necessary to own or operate the Business from and after the Distribution Date; and (ii) are not Transferred Permits. In the event that any such Environmental Permits or other permits, licenses, approvals and authorizations have not been obtained prior to the Distribution Date, TDCC and Spinco shall use their reasonable best efforts to develop and implement lawful arrangements under which Spinco shall obtain the benefit of any Environmental Permits held by Dow in connection with the ownership and operation of the Business following the Distribution. The obligations set forth in this Section 2.02(b) will terminate on the date that is two (2) years after the Distribution Date.

Section 2.03 Financing Arrangements; Contribution.

(a) On or prior to the Distribution Date, subject to Parent complying with its obligations under Section 7.08 of the Merger Agreement, Spinco shall enter into a definitive agreement or agreements providing for indebtedness in an aggregate principal amount of not less than the Below Basis Amount consisting of (i) debt securities on terms and conditions reasonably satisfactory to Parent after consultation with TDCC; or (ii) if and to the extent such debt securities are not issued for any reason in the Below Basis Amount, a credit facility on the terms and conditions set forth in the Spinco Commitment Letter or otherwise in accordance with Section 7.08 of the Merger Agreement (the “New Debt”).

(b) Immediately prior to the Distribution, subject to Parent complying with its obligations under Section 7.08 of the Merger Agreement and the availability of the Financing or the Alternative Financing (each as defined in the Merger Agreement), as applicable, Spinco shall incur the New Debt and receive the net proceeds thereof.

(c) Immediately prior to the Distribution, TDCC shall effect the Contribution. In consideration for the Contribution, Spinco shall (i) issue to TDCC an additional 99,999,500 shares of Spinco Common Stock; (ii) as further described in Section 7.08(e) of the Merger Agreement, (A) issue to TDCC the Spinco Securities; or (B) pay to TDCC as a dividend the Above Basis Amount, in immediately available funds to one or more accounts designated by TDCC; and (iii) pay to TDCC as a dividend the Special Payment, in immediately available funds to one or more accounts designated by TDCC (together, the “Spinco Consideration”).

Section 2.04 Certain Resignations. TDCC shall deliver, or cause to be delivered, (a) on or prior to the Distribution Date, resignations of each of the individuals who serves as a director of any of the Transferred Subsidiaries; and (b) on the later of the Distribution Date and the date on which the Transferred JV Interests are transferred to a Parent Entity, resignations of each of the individuals who serves as a director of the JV Entity and was appointed by Dow, in each case if requested by a Parent Entity prior to the applicable date referred to above.

ARTICLE III

THE DISTRIBUTION

Section 3.01 Conditions to the Distribution. The obligations of TDCC pursuant to this Agreement to effect the Distribution shall be subject to the substantially simultaneous consummation of the transactions contemplated by Section 2.03 and the satisfaction or waiver by (a) TDCC and Parent, in the case of the conditions set forth in Section 8.01 of the Merger Agreement (other than the Distribution); and (b) TDCC, in the case of the conditions set forth in Section 8.03 of the Merger Agreement, in each case, on or prior to the Distribution Date (other than those conditions that, by their nature, are to be satisfied contemporaneously with the Distribution, but subject to the satisfaction or waiver by (i) TDCC and Parent, in the case of the conditions set forth in Section 8.01 of the Merger Agreement; and (ii) TDCC, in the case of the conditions set forth in Section 8.03 of the Merger Agreement); provided, that notwithstanding anything set forth in this Article III to the contrary, the parties hereto agree that the Distribution Date shall occur on the same date as the Closing Date.

Section 3.02 Form of the Distribution.

(a) TDCC may elect, in its sole discretion, to effect the Distribution in the form of (i) a One-Step Spin-Off; (ii) an Exchange Offer (including any Clean-Up Spin-Off); or (iii) any combination of a One-Step Spin-Off and an Exchange Offer (including any Clean-Up Spin-Off). All shares of Spinco Common Stock held by TDCC on the Distribution Date will be distributed to TDCC Stockholders in the manner determined by TDCC and in accordance with Section 3.02(e).

(b) If TDCC elects to effect all or any portion of the Distribution in the form of a One-Step Spin-Off, the TDCC Board, in accordance with applicable Law, will establish (or designate Persons to establish) a Record Date and the Distribution Date and TDCC will establish appropriate procedures in connection with, and to effectuate in accordance with applicable Law, the Distribution.

(c) If TDCC elects to effect all or any portion of the Distribution as an Exchange Offer, TDCC will determine the terms of such Exchange Offer, including the number of shares of Spinco Common Stock that will be offered for each validly tendered share of TDCC Common Stock, the period during which such Exchange Offer will remain open, the procedures for the tender and exchange of shares and all other terms and conditions of such Exchange Offer, in accordance with applicable Law. In the event that the Exchange Offer is not fully subscribed, all shares of Spinco Common Stock held by TDCC on the Distribution Date that are not exchanged pursuant to the Exchange Offer (other than with respect to any shares of Spinco Common Stock comprising any portion of the Distribution effected as a One-Step Spin-Off) will be distributed as a dividend to TDCC Stockholders on a pro rata basis on the Distribution Date immediately following the consummation of the Exchange Offer and the Record Date for the Clean-Up Spin-Off shall be established as of such date in the same manner provided in Section 3.02(b) (the “Clean-Up Spin-Off”), so that, together with any shares of Spinco Common Stock comprising any portion of the Distribution effected as a One-Step Spin-Off, TDCC will be treated for U.S. federal income Tax purposes as having distributed all of the shares of Spinco Common Stock to the TDCC Stockholders. The terms and conditions of any Clean-Up Spin-Off shall be as determined by TDCC in accordance with applicable Law.

(d) TDCC, Spinco, or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payments under the Code or any provision of local or foreign Tax Law. Any withheld amounts will be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled thereto.

(e) Upon the consummation of the Distribution, TDCC will deliver to the Exchange Agent, a global certificate representing the Spinco Common Stock being distributed in the One-Step Spin-Off or exchanged in the Exchange Offer, as the case may be, for the account of the TDCC Stockholders that are entitled thereto. Upon a Clean-Up Spin-Off, if any, TDCC will deliver to the Exchange Agent an additional global certificate representing the Spinco Common Stock being distributed in the Clean-Up Spin-Off for the account of the Record Holders that are entitled thereto. The Exchange Agent will hold such certificate or certificates, as the case may be, for the account of the TDCC Stockholders pending the Merger, as provided in the Merger Agreement. Immediately prior to, at and after the time of the Distribution, the shares of Spinco Common Stock will not be transferable and the Exchange Agent will not transfer any shares of Spinco Common Stock. The Distribution will be deemed to be effective upon written authorization from TDCC to the Exchange Agent.

Section 3.03 Manner of the Distribution.

(a) To the extent the Distribution is effected as a One-Step Spin-Off, subject to the terms thereof, in accordance with Section 3.02(e), each Record Holder will be entitled to receive for each share of TDCC Common Stock held by such Record Holder a number of shares of Spinco Common Stock equal to the total number of shares of Spinco Common Stock held by TDCC on the Distribution Date, multiplied by a fraction, the numerator of which is the number of shares of TDCC Common Stock held by such Record Holder and the denominator of which is the total number of shares of TDCC Common Stock outstanding on the Distribution Date (excluding treasury shares held by TDCC and any shares of TDCC Common Stock otherwise held by a Dow Entity).

(b) To the extent the Distribution is effected as an Exchange Offer, subject to the terms thereof, in accordance with Section 3.02(e), each TDCC Stockholder may elect in the Exchange Offer to exchange a number of shares of TDCC Common Stock held by such TDCC Stockholder for shares of Spinco Common Stock in such quantities, at such an exchange ratio and subject to such other terms and conditions as may be determined by TDCC and set forth in the Spinco Registration Statement. The terms and conditions of any Clean-Up Spin-Off will be as determined by TDCC, subject to the provisions of Section 3.03(a), mutatis mutandis.

(c) None of the parties hereto, nor any of their Representatives, will be liable to any Person in respect of any shares of Spinco Common Stock (or dividends or distributions with respect thereto) that are properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 3.04 Actions Prior to Distribution.

(a) Spinco will cooperate with TDCC to accomplish the Distribution, including in connection with the preparation of all documents and the making of all filings required in connection with the Distribution. TDCC will be permitted to reasonably direct and control the efforts of the parties hereto in connection with the Distribution (including the selection of any investment bank or manager in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and financial, legal, accounting and other advisors for TDCC), and Spinco will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary to facilitate the Distribution as reasonably directed by TDCC in good faith. Without limiting the generality of the foregoing, Spinco will, and will cause its Representatives to, as reasonably directed by TDCC in good faith, reasonably cooperate in and take the following actions: (i) preparing and filing the registration under the Securities Act or the Exchange Act of Spinco Common Stock on an appropriate registration form or forms to be designated by TDCC (the “Spinco Registration Statement”); (ii) participating in meetings, drafting sessions, due diligence sessions, management presentation sessions and “road shows” in connection with the Distribution (including any marketing efforts), which participation shall be subject to, and may be concurrent with, any such activities required with respect to the Exchange Offer; (iii) furnishing to any dealer manager or other similar agent participating in the Distribution (A) “cold comfort” letters from independent public accountants in customary form and covering such matters as are customary for an underwritten public offering (including with respect to events subsequent to the date of financial statements included in any offering document); and (B) opinions and negative assurance letters of counsel in customary form and covering such matters as may be reasonably requested; and (iv) furnishing all historical and forward-looking financial and other pertinent financial and other information that is available to Spinco and is reasonably required in connection with the Distribution.

(b) TDCC and Spinco will prepare and mail, prior to any Distribution Date, to the TDCC Stockholders, such information concerning Spinco, Parent, their respective businesses, operations and management, the Distribution and such other matters as TDCC will reasonably determine and as may be required by Law. TDCC and Spinco will prepare, and Spinco will, to the extent required under applicable Law, file with the SEC any such documentation and any requisite no-action letters that TDCC determines are necessary or desirable to effectuate the Distribution and TDCC and Spinco will each use their reasonable best efforts to obtain all necessary approvals from the SEC with respect thereto as soon as practicable.

(c) TDCC and Spinco will take all such action as may be necessary or appropriate under the securities or blue sky Laws of the United States (and any comparable Laws under any foreign jurisdiction) in connection with the Distribution.

(d) Upon satisfaction of the conditions set forth in Section 3.01, TDCC shall effect the Distribution on the Distribution Date.

ARTICLE IV

MUTUAL RELEASE; INDEMNIFICATION

Section 4.01 Mutual Release.

(a) Effective as of the time of the Distribution and except as otherwise specifically set forth in this Agreement (including Section 4.01(b)) or in any of the other Transaction Documents, each of TDCC, on behalf of itself and each of the Retained Dow Entities and their respective successors and assigns, on the one hand, and Spinco, on behalf of itself and each of the Transferred Subsidiaries and their respective successors and assigns, on the other hand, hereby irrevocably, unconditionally and completely waives and releases and forever discharges the other party hereto and its Subsidiaries, and its and their respective Representatives and their respective heirs, executors, administrators, successors and assigns (such released Persons, the “Releasees”), of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, claims and other Liabilities whatsoever of every name and nature, both in law and in equity, arising out of or related to events, circumstances or actions taken by such other party occurring or failing to occur, in each case, at or prior to the Distribution Date. Neither party hereto shall make, and each party hereto shall not permit any member of its Group or their respective Representatives to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against any member of the other party’s Group or any of other party’s Releasees with respect to any Liabilities released pursuant to this Section 4.01(a).

(b) No right of any Person to enforce any Transaction Document shall be waived, released or otherwise discharged pursuant to Section 4.01(a). Nothing contained in Section 4.01(a) shall waive, release or otherwise discharge any Person from:

(i) any Liability provided for in, or resulting from, any Transaction Document;

(ii) any Liability retained, assumed, transferred, assigned or allocated to the Group of which such Person is a member, in accordance with any Transaction Document;

(iii) any Liability that the parties hereto may have with respect to indemnification or contribution pursuant to this Agreement for Third-Party Claims, which Liability shall be governed by the provisions of this Article IV and, if applicable, the appropriate provisions of the other Transaction Documents; or

(iv) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 4.01.

Section 4.02 Indemnification by TDCC. Except as provided in this Article IV, Spinco and its Affiliates and each of their respective officers, directors, employees and agents (collectively, the “Spinco Indemnified Parties”) shall, from and after the Distribution Date, be indemnified and held harmless by TDCC from and against any and all Liabilities, claims, losses, damages, costs, expenses, interest, awards, judgments and penalties (including reasonable attorneys’ and consultants’ fees and expenses) actually suffered or incurred by them (collectively, “Losses”), to the extent arising or resulting from any Excluded Liability.

Section 4.03 Indemnification by Spinco. Except as provided in this Article IV , TDCC and its Affiliates and each of their respective officers, directors, employees and agents (collectively, the “Dow Indemnified Parties”) shall, from and after the Distribution Date, be indemnified and held harmless by Spinco from and against any and all Losses, to the extent arising or resulting from any Assumed Liability.

Section 4.04 Limitations on Indemnification.

(a) For all purposes of this Article IV, “Losses” shall be net of (i) any recovery or benefit (including insurance and indemnification) actually received by the Indemnified Party or any of its Affiliates in connection with the facts giving rise to the right of indemnification and, if the Indemnified Party or any of its Affiliates receives such recovery or benefit after receipt of payment from the Indemnifying Party, then the amount of such recovery or benefit, net of reasonable expenses incurred in obtaining such recovery or benefit, shall be paid to the Indemnifying Party; (ii) any Tax benefit actually realized (on a “with” and “without” basis) by the Indemnified Party or any of its Affiliates arising as a result of the accrual, incurrence or payment of any such Losses; and (iii) any amount included in the Final Working Capital Statement specifically with respect to any such Loss.

(b) Each party hereto shall, and shall cause its respective Representatives to, take all reasonable steps to mitigate its Losses upon and after becoming aware of any event that could reasonably be expected to give rise to any Losses, and indemnification shall not be available with respect to any Loss to the extent such Loss is attributable to a failure by a party to take (or cause its Representatives to take) reasonable steps to mitigate such Loss. No party hereto shall be entitled to any payment, adjustment or indemnification more than once with respect to the same matter.

Section 4.05 No Right to Set-Off. No party hereto shall have any right to set off any Losses under this Article IV against any payments to be made by such party pursuant to this Agreement or any other agreement between the parties hereto, including any Transaction Document.

Section 4.06 Notice of Loss; Third-Party Claims.

(a) An Indemnified Party shall promptly give the Indemnifying Party written notice in reasonable detail of any matter which an Indemnified Party has determined has given, or could give, rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

(b) If an Indemnified Party shall receive notice of any Action, audit, demand or assessment against it (each, a “Third-Party Claim”) that could give rise to a claim for Loss under this Agreement, the Indemnified Party shall promptly give the Indemnifying Party written notice in reasonable detail of such Third-Party Claim, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises, together with copies of all notices and documents served on or received by the Indemnified Party and its Representatives in respect thereof. A failure by the Indemnified Party to give notice in a timely manner pursuant to this Section 4.06(b) shall not limit the obligation of the Indemnifying Party under this Agreement, except (i) to the extent such Indemnifying Party is materially prejudiced thereby; (ii) to the extent expenses are incurred during the period in which notice was not provided; and (iii) as provided by Section 4.04. The Indemnifying Party shall be entitled to assume and control the defense of such Third-Party Claim at its expense and through counsel of its choice, if it gives notice of its intention to do so to the Indemnified Party within 30 days of the receipt of such notice from the Indemnified Party, it being understood that such election shall be without prejudice to the rights of the Indemnifying Party to dispute whether such claim involves recoverable or indemnifiable Losses under this Agreement. If the Indemnifying Party elects to undertake any such defense against a Third-Party Claim, the Indemnified Party shall be kept apprised of all material developments and may participate in such defense at its own expense, and the Indemnifying Party shall not withdraw from the defense of such claim without providing advance notice to the Indemnified Party reasonably sufficient to allow the Indemnified Party to prepare to reassume the defense of such claim. The Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto (or in the possession or control of any of its Representatives) as is reasonably requested by the Indemnifying Party or its counsel. If the Indemnifying Party elects to direct the defense of any such Third-Party Claim, the Indemnified Party shall not pay, or permit to be paid, any part of such Third-Party Claim unless (i) the Indemnifying Party consents in writing to such payment; (ii) the Indemnifying Party withdraws from the defense of such Third-Party Claim; or (iii) a final judgment from which no appeal may be taken by or on behalf of the Indemnifying Party is entered against the Indemnified Party for such Third-Party Claim. If the Indemnifying Party has not assumed the defense of any such Third-Party Claim pursuant to this Section 4.06 and the Indemnified Party proposes to settle such Third-Party Claim prior to a final judgment thereon or to forgo any appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement, or assume the defense of such Third-Party Claim at its expense. The Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge any Third-Party Claim without the Indemnifying Party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). The Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge, any Third-Party Claim without the Indemnified Party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 4.07 Remedies. Each of the parties hereto acknowledges and agrees that, following the Distribution Date, (a) (i) except with respect to breaches of any covenants or agreements set forth in this Agreement; (ii) except with respect to matters covered by Section 5.01; and (iii) other than as provided in Section 8.11, (A) the indemnification provisions set forth in Article IV and in the Tax Matters Agreement and the covenants set forth in this Agreement and the Merger Agreement shall be the sole and exclusive remedies of the parties hereto and the parties to the Local Conveyances, as applicable, for any breach of any Local Conveyance and for any failure to perform and comply with any covenant or agreement in any Local Conveyance; (B) none of the parties hereto, their respective Representatives or any other Person may bring a claim under any Local Conveyance; and (C) any and all claims arising out of, or in connection with, the Transferred Subsidiaries, the Transferred Assets, the Assumed Liabilities, the Business or the transactions contemplated in this Agreement, but only to the extent arising out of events, circumstances or conditions occurring or failing to occur, or actions or omissions by such other party, in each case, at or prior to the Distribution Date, must be brought under and in accordance with the terms of this Agreement or, to the extent provided in the Merger Agreement, the Merger Agreement; and (b) notwithstanding anything herein to the contrary, no breach of this Agreement or any Local Conveyance shall give rise to any right on the part of any party hereto or thereto, after the consummation of the transactions contemplated by this Agreement, to rescind this Agreement, any Local Conveyance or any of the transactions contemplated hereby or thereby. Each party hereto shall cause its Representatives to comply with this Section 4.07.

Section 4.08 Tax Matters.

(a) Notwithstanding anything in this Article IV to the contrary, the rights and obligations of the parties hereto with respect to indemnification for any and all Tax matters shall be solely governed by the Tax Matters Agreement and shall not be subject to the provisions of this Article IV.

(b) Any amount (other than interest attributable to a period beginning after the Distribution Date) payable hereunder by TDCC to Spinco shall be treated as a contribution by TDCC to the capital of Spinco, and any amount (other than interest attributable to a period beginning after the Distribution Date) payable hereunder by Spinco to TDCC shall be treated as a distribution by Spinco to TDCC.

Section 4.09 Further Environmental Provisions.

(a) With respect to any Remedial Action that is required to satisfy TDCC’s indemnification obligations under Section 4.02 for any Dow Environmental Liabilities:

(i) TDCC shall have the right, but not the obligation, to conduct and control the Remedial Action; provided, however, that, if TDCC opts to conduct such Remedial Action, TDCC shall do so without unreasonably or materially interfering with any Parent Entity’s operations. With respect to any Remedial Action at any Transferred Leased Real Property, Transferred Owned Real Property, Transferred Appurtenant Real Property or Transferred Facility, the party that conducts the Remedial Action (A) shall consult with the other party in all material respects in connection with undertaking the Remedial Action, (B) shall provide the other party with copies of all material correspondence submitted to and received from any Governmental Authority relating to the Remedial Action or to the associated presence or Release of Hazardous Materials, and shall provide the other party with reasonable opportunity to suggest comments to any material submissions to any Governmental Authority with respect thereto, including to any Remedial Action plans or proposals and (C) shall, and shall cause its Representatives to, provide the other party with reasonable notice of all material planned meetings and telephone conferences with the applicable Governmental Authority, and Spinco and its Representatives shall have the right to attend and reasonably participate in such meetings and telephone conferences;

(ii) In the event TDCC opts to conduct the Remedial Action, Spinco shall, and shall cause its Representatives to, cooperate with TDCC, including by providing access to the subject site, including access to install, maintain, replace and operate wells and remove impacted soil and/or groundwater; provided, that neither such access, nor such installation, maintenance, replacement, operation or removal, shall unreasonably or materially interfere with any Parent Entity’s operations; and

(iii) TDCC shall not be obligated to indemnify any Spinco Indemnified Party for the costs to conduct such Remedial Action to the extent such costs are in excess of the costs to conduct such Remedial Action in the most reasonably cost-effective manner, which manner shall incorporate (A) the least stringent clean-up standards that, based upon the use classification (industrial, commercial or residential) of a subject site as of the Distribution Date, are allowed under applicable Environmental Law and any applicable Environmental Permit and those standards that are required under the terms of an applicable Ground Lease; and (B) the least costly methods that are allowed under applicable Environmental Law and any applicable Environmental Permit and those standards that are required under the terms of an applicable Ground Lease, and are approved by, or otherwise acceptable to, applicable Governmental Authorities to achieve such standards, including the use of engineering and institutional controls to eliminate or minimize exposure pathways; provided, that, at any Transferred Site or Transferred Facility thereon, and, during the term of the Ground Lease underlying any Retained Site or Transferred Facility thereon, TDCC shall not be responsible for any operation and maintenance with respect to any such institutional or engineering controls, including any cap, impermeable barrier or, with respect to soil vapor, venting system, after completion of their initial installation, and such post-installation costs shall not be subject to indemnification; provided, however, that TDCC shall remain responsible for the operation and maintenance of any such control that entails removing, monitoring, containing and treating groundwater or soil vapor contaminated with Hazardous Materials, until and so long as such removal, monitoring, containment and treatment is no longer required under Environmental Law or any applicable Environmental Permit.

(b) With respect to any action (other than any such action that is a Remedial Action), to correct a violation of or a noncompliance with any Environmental Law or Environmental Permit that is required to satisfy TDCC’s indemnification obligations under Section 4.02 for any Dow Environmental Liabilities:

(i) Spinco shall control the conduct of such corrective action; provided, however, that Spinco shall consult with TDCC in all material respects in connection with undertaking the corrective action, shall provide TDCC with copies of all material correspondence submitted to and received from any Governmental Authority relating to the corrective action or to any associated violation or noncompliance, and shall provide TDCC with reasonable opportunity to provide comments to any material submissions to any Governmental Authority with respect thereto, including to any corrective action plans or proposals;

(ii) Spinco shall, and shall cause its Representatives to, provide TDCC with reasonable notice of all planned meetings and telephone conferences with the applicable Governmental Authority, and TDCC and its Representatives shall have the right to attend and participate in such meetings and telephone conferences;

(iii) TDCC shall not be obligated to indemnify any Spinco Indemnified Party for capital costs incurred in connection with the implementation of a corrective action that are in excess of the minimum amount required to achieve compliance with any applicable Environmental Law or Environmental Permit in effect as of the Distribution Date, and, for the avoidance of doubt, the parties hereto acknowledge that TDCC shall under no circumstances be responsible for any corrective action that is required or recommended pursuant to any internal standards, policies or guidelines of TDCC or any of its Affiliates to the extent that such corrective action exceeds the minimum requirements of any such Environmental Law or Environmental Permit, except to the extent such corrective action is required to comply with the terms of an applicable Ground Lease; provided, however, that the corrective action shall be sufficient to allow Spinco to operate in a manner and at a level of production that is consistent with the subject facility’s operations conducted during the twelve (12)-month period prior to the date of this Agreement;

(iv) For the avoidance of doubt, to the extent required to address any violation or noncompliance existing or occurring prior to the Distribution Date by making any capital upgrade, TDCC shall be responsible for the costs of the capital upgrade (and any related fines or penalties) but shall not be responsible for any operating costs after the Distribution Date related to any such capital upgrade after the upgrade is completed;

(v) TDCC shall under no circumstances be responsible for any removal, abatement, encapsulation or maintenance of any Hazardous Materials included in any building material or equipment, including any such Hazardous Materials discovered, encountered or disturbed pursuant to any demolition, renovation or construction, whether such demolition, renovation or construction was commenced prior or after the Distribution Date; and

(vi) for the sake of clarity, the parties hereto acknowledge that this Section 4.09(b) does not in any way limit, condition or otherwise affect TDCC’s right to control the defense of any Third-Party Claim, including any Third-Party Claim seeking fines or penalties for any pre-Distribution violation of or noncompliance with any Environmental Law or Environmental Permit.

(c) With respect to TDCC’s indemnification obligations under Section 4.02 for any Dow Environmental Liability, TDCC shall not be responsible for Losses to the extent they are caused, triggered or increased by (i) any act or omission of any Parent Entity, Spinco or one of their respective Representatives after the Distribution Date, which act or omission is negligent or is in violation of any Environmental Law or Environmental Permit applicable to the Business after the Distribution Date, or is in breach of any covenant of Spinco contained in this Agreement that relates to Environmental Law or the Dow Environmental Liabilities and is to be performed in whole or part after the Distribution Date; (ii) any change in use classification of a subject

Transferred Leased Real Property, Transferred Owned Real Property or Transferred Facility, after the Distribution Date, from industrial to commercial or residential or from commercial to residential (it being understood that this Section 4.09(c)(ii) shall not affect the terms of any other Transaction Document with respect to changes in the use classification of real property); (iii) any voluntary disclosure after the Distribution Date by or on behalf of Parent, Spinco or any of their respective Representatives of any information, except for (A) any self-disclosure under any applicable U.S. Environmental Protection Agency Audit Policy, or any similar state, federal or foreign policy relating to audit and self-disclosure of noncompliance; or (B) any disclosure reasonably necessary to respond to any Third-Party Claim or to comply with any unsolicited request by any Governmental Authority or any applicable Environmental Law or Environmental Permit; (iv) any voluntary decommissioning, closure or shutdown of a facility or a unit, including a waste management unit (other than any such decommissioning, closure or shutdown of a facility or unit initiated by Dow); and (v) any sampling and analysis of any environmental media conducted after the Distribution Date by or on behalf of any Parent Entity, Spinco or one of their respective Representatives unless such sampling and analysis is (A) required by Environmental Law or by a Governmental Authority; (B) required to be conducted in response to a Third-Party Claim alleging that Hazardous Materials have been Released from, or migrated offsite from, a subject Transferred Leased Real Property, Transferred Owned Real Property or Transferred Facility; (C) reasonably conducted in connection with any construction of improvements and with respect to any Retained Site or any Transferred Facility located thereon, undertaken consistent with the terms of the applicable Ground Lease; or (D) the result of the discovery after the Distribution Date of a suspected Release of Hazardous Materials that poses an imminent endangerment to the environment or human health.

(d) Spinco acknowledges that its sole and exclusive remedy against TDCC or any Affiliate of TDCC for any Losses relating to any Environmental Laws, Environmental Permits or Hazardous Materials, or any environmental, health or safety matter, including natural resources to the extent arising out of events, circumstances or conditions occurring or failing to occur, or actions or omissions by TDCC, in each case, at or prior to the Distribution Date (“Environmental Losses”), is under Section 4.02. In furtherance of the foregoing, from and after the Distribution Date, except for any Losses for which TDCC is obligated to indemnify Spinco pursuant to Section 4.02, (i) Spinco hereby releases, on its behalf and on behalf of its Affiliates, predecessors, successors and assigns, officers, directors, employees, agents and partners, to the fullest extent permitted under applicable Law, each TDCC Indemnified Party from, but only to the extent arising out of events, circumstances or conditions occurring or failing to occur, or actions or omissions by TDCC, in each case, at or prior to the Distribution Date, (A) any Environmental Losses incurred by the Spinco Indemnified Parties; and (B) any other environmental, health or safety matter, including natural resources, related in any way to the Business, the Transferred Owned Real Property, the Transferred Leased Real Property or the Transferred Facilities or this Agreement or its subject matter; and (ii) Spinco hereby waives, on its behalf and on behalf of its Affiliates, predecessors, successors and assigns, officers, directors, employees, agents and partners, to the fullest extent permitted under applicable Law, but only to the extent arising out of events, circumstances or conditions occurring or failing to occur, or actions or omissions by TDCC, in each case, at or prior to the Distribution Date, any claim or remedy against TDCC Indemnified Parties now or hereafter available under any applicable Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act or any similar Law, whether or not in existence on the date hereof.

(e) Notwithstanding anything to the contrary contained in this Agreement: (i) (A) none of TDCC or any of its Representatives shall be liable for any claim for indemnification for any Dow Environmental Liability that relates to a Transferred Leased Real Property or Transferred Owned Real Property, or any Transferred Facility located on either such property, that is made after the tenth anniversary of the Distribution Date; provided, however, that any claim made with reasonable specificity by Spinco prior to the tenth anniversary of the Distribution Date shall survive until such claim is finally and fully resolved; and (B) the maximum amount of indemnifiable Losses which may be recovered from TDCC arising out of, or resulting from, any Dow Environmental Liability that relates to a Transferred Leased Real Property or Transferred Owned Real Property, or any Transferred Facility located on either such property, shall be an amount equal to $1,040,000,000; and (ii) no Losses resulting from a pre-Distribution Date violation by Dow of any Environmental Law or

Environmental Permit may be claimed under Section 4.02 as a Dow Environmental Liability other than Losses in excess of $150,000 resulting from any single claim or series of related claims arising out of the same facts, events or circumstances (the “Environmental Deminimis”); provided, however, for the avoidance of doubt, the Environmental Deminimis shall not apply to any claim or series of claims related to a Remedial Action or an exposure or alleged exposure to Hazardous Materials.

ARTICLE V

CERTAIN ADJUSTMENTS

Section 5.01 Certain Adjustments.

(a) Not less than four (4) Business Days prior to the earlier of (i) the date on which the Debt Exchange is expected to commence; and (ii) the anticipated Distribution Date, TDCC shall deliver to Spinco (with a copy to Parent) a notice that sets forth TDCC’s good faith estimate of the Working Capital Amount (the “Estimated Working Capital Amount”).

(b) Within ninety (90) days after the Distribution Date, TDCC shall prepare and deliver to Spinco the Initial Working Capital Statement. Spinco shall provide TDCC and its Representatives with reasonable access to the books, records and personnel of the Business necessary for TDCC to prepare the Initial Working Capital Statement.

(c) At all reasonable times during the forty-five (45)-day period immediately following Spinco’s receipt of the Initial Working Capital Statement, Spinco and its Representatives shall be permitted to review the records of TDCC relating to the Initial Working Capital Statement that are reasonably requested by Spinco, and TDCC shall make reasonably available to Spinco and its Representatives the individuals employed by TDCC and responsible for the preparation of the Initial Working Capital Statement in order to respond to the inquiries of Spinco related thereto.

(d) Spinco shall deliver to TDCC by the Objection Deadline Date either a notice indicating that Spinco accepts the Initial Working Capital Statement (“Notice of Acceptance”) or a detailed statement describing each objection (with reference to the applicable account description and item number as set forth on Schedule 5.01) to the Initial Working Capital Statement and specifying the amount that Spinco reasonably believes is the correct amount for each applicable account description and item number (“Notice of Disagreement”); provided, that any objections must be on the basis that the amounts set forth in the Initial Working Capital Statement (i) were not determined in accordance with Schedule 5.01; or (ii) were arrived at based on mathematical or clerical error. If Spinco delivers to TDCC a Notice of Acceptance, or if Spinco does not deliver a Notice of Disagreement in accordance with this Section 5.01(d) on or before the Objection Deadline Date, then, effective as of the earlier of the date of delivery of such Notice of Acceptance and the Objection Deadline Date, the Initial Working Capital Statement shall be deemed to be the Final Working Capital Statement. If Spinco timely delivers a Notice of Disagreement in accordance with this Section 5.01(d), only those matters specified in accordance with this Section 5.01(d) in such Notice of Disagreement shall be deemed to be in dispute (the “Disputed Items”), and all other matters included in the Initial Working Capital Statement shall be final, binding and conclusive upon the parties hereto.

(e) The Disputed Items shall be resolved as follows:

(i) TDCC and Spinco shall first use their reasonable best efforts to resolve such Disputed Items.

(ii) Any resolution by TDCC and Spinco as to such Disputed Items shall be final and binding on the parties hereto.

(iii) If TDCC and Spinco do not reach a resolution of all Disputed Items within 60 days after delivery of the Notice of Disagreement, TDCC and Spinco shall, within 60 days following the expiration of such 60-day period, engage the Neutral Accountant, pursuant to an engagement agreement executed by TDCC, Spinco and the Neutral Accountant, to resolve any Unresolved Objections. Unless the parties hereto agree otherwise, all communications between TDCC and Spinco or any of their respective Representatives, on the one hand, and the Neutral Accountant, on the other hand, shall be in writing with copies simultaneously delivered to the non-communicating party.

(iv) The Neutral Accountant shall be instructed to resolve the Unresolved Objections in accordance with Schedule 5.01 and shall be instructed not to independently investigate any other matters. TDCC and Spinco shall request that the Neutral Accountant make a final determination (which determination shall set forth the reasons for such determination) of the Working Capital Amount within 30 days from the date the Unresolved Objections were submitted to the Neutral Accountant, and such final determination shall be deemed the Final Working Capital Statement. During the 30-day review by the Neutral Accountant, TDCC and Spinco shall each make available to the Neutral Accountant such individuals and such information, books and records as may be reasonably required by the Neutral Accountant to make its final determination.

(v) The resolution by the Neutral Accountant of the Unresolved Objections shall be conclusive and binding upon the parties hereto. The parties hereto agree that the procedure set forth in this Section 5.01(e) for resolving disputes with respect to the Initial Working Capital Statement and the Working Capital Amount shall be the sole and exclusive method for resolving any such disputes.

(vi) The fees and expenses of the Neutral Accountant shall be allocated between TDCC and Spinco in the same proportion that the aggregate amount of such Unresolved Objections that is unsuccessfully disputed by each such party hereto (as finally determined by the Neutral Accountant) bears to the total amount of Unresolved Objections.

(f) The Initial Working Capital Statement, including any modifications resulting from the resolution of any Disputed Items set forth in the Notice of Disagreement, shall be deemed to be the Final Working Capital Statement and be binding on the parties hereto for the purposes of this Section 5.01 upon the earliest to occur of (i) the delivery by Spinco of the Notice of Acceptance or the failure of Spinco to deliver the Notice of Disagreement by the Objection Deadline Date pursuant to Section 5.01(d); (ii) the resolution of all Disputed Items by TDCC and Spinco pursuant to Section 5.01(e)(ii); and (iii) the resolution of all Disputed Items pursuant to Section 5.01(e)(iv) by the Neutral Accountant. Within five Business Days after the Final Working Capital Statement becomes or is deemed final and binding on the parties hereto, an adjustment to the Special Payment and a payment by wire transfer in respect thereof described below shall be made as follows:

(i) If the Working Capital Amount as shown on the Final Working Capital Statement exceeds the Estimated Working Capital Amount (such difference, the “Underpayment”) by an amount equal to at least $1,000,000, Spinco shall pay to TDCC within five Business Days of the final determination of the Working Capital Amount an amount equal to such Underpayment by wire transfer of immediately available funds to a bank account designated in writing by TDCC (such designation to be made at least three Business Days prior to the day on which such payment is due).

(ii) If the Working Capital Amount as shown on the Final Working Capital Statement is less than the Estimated Working Capital Amount (such difference, the “Overpayment”) by an amount equal to at least $1,000,000, TDCC shall pay to Spinco within five Business Days of the final determination of the Working Capital Amount an amount equal to such Overpayment by wire transfer of immediately available funds to a bank account designated in writing by Spinco (such designation to be made at least three Business Days prior to the day on which such payment is due).

(iii) For the avoidance of doubt, if the Underpayment or the Overpayment described in clauses (i) or (ii) above is less than $1,000,000, then the Special Payment shall not be adjusted and no payments shall be due under this Section 5.01.

(g) Any payment required to be made pursuant to this Section 5.01 shall bear interest from the Distribution Date through and including the date of payment at the Interest Rate.

(h) To the extent that any of the parties hereto or any of their respective Affiliates have any obligation under this Agreement or any of the other Transaction Documents to indemnify or to make any other payment, no amount with respect to a matter to which such obligation or payment relates shall be included in the calculation of the Working Capital Amount. No amount with respect to a matter shall be included more than once in the calculation of the Working Capital Amount.

ARTICLE VI

CERTAIN OTHER MATTERS

Section 6.01 Access to Information.

(a) In order to facilitate the resolution of any claims made against, or incurred by, Dow relating to the Business and for purposes of compliance with securities, environmental, employment and other Laws, until the later of the seventh anniversary of the Distribution or the expiration of the relevant period of the applicable statute of limitations (including any extension thereof), Spinco shall, and shall cause the Parent Entities to, (i) retain the books and records and financial and operational data relating to the Business, the Transferred Assets and the Retained Sites for periods prior to the Distribution; and (ii) upon reasonable notice, afford the Representatives of Dow reasonable access (including the right to make, at Dow’s expense, copies), during normal business hours, to such books and records. After the expiration of such period, Spinco shall offer to turn over possession of such books and records to Dow at least 60 days prior to disposing of or destroying any of such books and records.

(b) In order to facilitate the resolution of any claims made against, or incurred by, any of the Parent Entities relating to the Business and for purposes of compliance with securities, environmental, employment and other Laws, until the later of the seventh anniversary of the Distribution or the expiration of the relevant period of the applicable statute of limitations (including any extension thereof), TDCC shall (i) retain the books and records and financial and operational data relating to the Business, the Transferred Assets and the Retained Sites relating to periods prior to the Distribution, which shall not otherwise have been made available to any of the Parent Entities; and (ii) upon reasonable notice, afford the Representatives of Spinco reasonable access (including the right to make, at Spinco’s expense, copies), during normal business hours, to such books and records. After the expiration of such period, TDCC shall offer to turn over possession of such books and records to Spinco at least 60 days prior to disposing of or destroying any of such books and records.

(c) Each of TDCC and Spinco acknowledges and agrees that any information made available to a party or its Representatives pursuant to this Section 6.01 shall be treated as confidential, in accordance with the terms of the Confidentiality Agreement, for a period of three (3) years following the date on which such information was provided or made available pursuant to this Section 6.01.

Section 6.02 Privileged Matters.

(a) The parties hereto acknowledge and agree that the Transferred Subsidiaries’ attorney-client privilege, attorney work-product protection and expectation of client confidence with respect to any communications concerning any proposed sale of the Business or any other transaction contemplated by this Agreement or any of the other Transaction Documents, and all information and documents covered by such privilege, protection or expectation shall be retained and controlled by Dow, and may be waived only by Dow. TDCC and Spinco acknowledge and agree that (i) the foregoing attorney-client privilege, work product protection and expectation of client confidence shall not be controlled, owned, used, waived or claimed by the Transferred Subsidiaries upon consummation of the Distribution; and (ii) in the event of a dispute between a Parent Entity and a third party or any other circumstance in which a third party requests or demands that the Parent Entity produce privileged materials or attorney work-product of a Dow Entity (including the privileged communications and attorney work-product covered by this Section 6.02(a)), Spinco shall cause such Parent Entity to assert such attorney-client privilege on behalf of the applicable Dow Entity to prevent disclosure of privileged communications or attorney work-product to such third party.

(b) The parties hereto acknowledge and agree that the attorney-client privilege, attorney work-product protection and expectation of client confidence with respect to any communications concerning general business matters related to the Business and the Transferred Subsidiaries and arising prior to the Distribution for the benefit of both Dow and the Transferred Subsidiaries shall be subject to a joint privilege and protection between Dow, on the one hand, and the Transferred Subsidiaries, on the other hand, and Dow and the Transferred Subsidiaries shall have equal right to assert such joint privilege and protection and no such joint privilege or protection may be waived by (i) Dow without the prior written consent of such Transferred Subsidiary; or (ii) by any Transferred Subsidiary without the prior written consent of Dow; provided, however, that any such privileged communications or attorney-work product, whether arising prior to, or after the Distribution Date, with respect to any matter for which a party hereto has an indemnification obligation hereunder, shall be subject to the sole control of such party, which shall be solely entitled to control the assertion or waiver of the privilege or protection, whether or not such communications or work product is in the possession of or under the control of such party. Notwithstanding the foregoing, the parties hereto acknowledge and agree that Shearman & Sterling LLP and in-house counsel of Dow represent only Dow and not the Transferred Subsidiaries and that (x) any advice given by or communications with Shearman & Sterling LLP shall not be subject to any joint privilege and shall be owned solely by Dow; and (y) any advice given by or communications with in-house counsel of Dow (to the extent it relates to any proposed sale of the Business or any other transaction contemplated by this Agreement or any of the other Transaction Documents) shall not be subject to any joint privilege and shall be owned solely by Dow.

Section 6.03 Conduct of Excluded Claims.

(a) With respect to each Excluded Claim, the parties hereto hereby agree that, (i) from and after the Distribution, Spinco shall, and shall cause the other Parent Entities to, take such action, provide such reasonable co-operation, information and assistance, and make available such personnel upon reasonable notice (including to prepare for, and appear as witnesses at, any proceedings), as TDCC may request in order for TDCC to (x) prosecute, join, dispute, resist, appeal, compromise, settle, defend, remedy or mitigate the Excluded Claim; or (y) enforce against any Person all or any rights of TDCC, or the Parent Entities, in relation to the Excluded Claim; and (ii) in connection with proceedings related to any Excluded Claim set forth on Annex I to Schedule 1.01(d), use advisers chosen by TDCC and, if TDCC requests, allow TDCC or an Affiliate of TDCC to control the exclusive conduct of the proceedings; provided, that TDCC shall, or shall procure that one of its Affiliates shall, reimburse Spinco or the relevant Parent Entity for all reasonable, documented out-of-pocket-costs incurred by it in relation to its actions taken pursuant to this Section 6.03.

(b) TDCC shall be entitled to, and from and after the Distribution, Spinco shall, and shall cause the other Parent Entities to, pay to TDCC (or another Dow Entity designated by TDCC), any amounts, consideration or other benefits received by the Parent Entities in respect of each Excluded Claim, including interest actually received that is attributable thereto, net of any fees, costs and expenses which Spinco or the Parent Entities have actually incurred in connection with each such Excluded Claim from and after the Distribution Date.

Section 6.04 Financial Information. On or prior to the fifteenth (15th) day following the close of the fiscal quarter of TDCC in which the Distribution occurs (or, if the Distribution occurs less than thirty (30) days before the close of such fiscal quarter, within forty-five (45) days after the Distribution Date), each of Spinco and TDCC shall cause to be prepared and delivered to the other party financial information with respect to the Business as may be reasonably requested by such other party for the preparation of any reports that are required to be filed by such party or its Affiliates with the SEC.

Section 6.05 Retained Names and Marks; Rail Car Marks.

(a) Spinco hereby acknowledges that all right, title and interest in and to the “DOW”, “DOW CHEMICAL”, “THE DOW CHEMICAL COMPANY”, “ROHM AND HAAS”, “UNION CARBIDE” and “UNION CARBIDE CORPORATION” names, together with all variations and acronyms thereof and all trademarks, service marks, Internet domain names, trade names, trade dress, company names and other identifiers of source or goodwill containing or incorporating any of the foregoing, including the Dow Diamond logo (i.e.,  ) (collectively, the “Retained Names and Marks”), are owned exclusively by TDCC or its Affiliates, and that, except as expressly provided below or in the Trademark License Agreement, any and all right of the Transferred Subsidiaries to use the Retained Names and Marks shall terminate as of the Distribution and shall immediately revert to TDCC, along with any and all goodwill associated therewith; provided, however, that any use by the Transferred Subsidiaries of the Retained Names and Marks consisting of “DOWPER” shall be governed by the terms of the Trademark License Agreement and nothing in clauses (b) – (f) of this Section 6.05 shall apply to the use of such marks. Spinco further acknowledges that none of the Transferred Subsidiaries shall have any rights, or is acquiring any rights, to use the Retained Names and Marks, except for the rights expressly provided herein and in the Trademark License Agreement.

(b) The Transferred Subsidiaries shall, for a period of 90 days after the Distribution Date, be entitled to use, solely in connection with the operation of the Business as operated immediately prior to the Distribution, all of the existing stocks of signs, letterheads, labels, office forms, packaging, invoice stock, advertisements and promotional materials, inventory and other documents and materials (“Existing Stock”) that are included in the Transferred Assets and contain the Retained Names and Marks, after which period Spinco shall, and shall cause each Transferred Subsidiary to, remove or obliterate all Retained Names and Marks from such Existing Stock or cease using such Existing Stock; provided, however, that Spinco shall, and shall cause each Transferred Subsidiary to, use commercially reasonable efforts to ensure that all such Existing Stock used by it hereunder following the Distribution Date shall, to the extent deemed practicable in Spinco’s reasonable judgment, display a notice, in a format reasonably acceptable to TDCC, indicating that the Business (i) was formerly owned by Dow; and (ii) is now owned and operated by the Transferred Subsidiaries.

(c) Except as expressly provided in this Section 6.05, no other right to use the Retained Names and Marks is granted hereunder by Dow to the Parent Entities whether by implication or otherwise, and nothing hereunder permits the Parent Entities to use the Retained Names and Marks in any manner other than in connection with Existing Stock. Spinco shall, and shall cause each Transferred Subsidiary to, ensure that all uses of the Retained Names and Marks as provided in this Section 6.05 shall be only with respect to goods and services of a level of quality equal to or greater than the quality of goods and services with respect to which the Retained Names and Marks were used in the Business prior to the Distribution. Any and all goodwill generated by the use of the Retained Names and Marks under this Section 6.05 shall inure solely to the benefit of Dow. Spinco shall not, and shall cause the other Transferred Subsidiaries not to, (i) use the Retained Names and Marks hereunder in any manner that may damage, impair or tarnish the reputation of Dow, the goodwill associated with the Retained Names and Marks or Dow’s ownership of the Retained Names and Marks; or (ii) contest the ownership or validity of any of the Retained Names and Marks.

(d) Spinco agrees that Dow shall have no responsibility for claims by third parties arising out of, or relating to, the use by the Transferred Subsidiaries of any Retained Names and Marks after the Distribution Date. In addition to any and all other available remedies, Spinco shall indemnify and hold harmless Dow and its Representatives, successors and assigns, from and against any and all such claims that may arise out of the use of the Retained Names and Marks by the Transferred Subsidiaries (i) in accordance with the terms and conditions of this Section 6.05, other than such claims that the Retained Names and Marks infringe the Intellectual Property rights of any third party; or (ii) in violation of or outside the scope permitted by this Section 6.05. Notwithstanding anything in this Agreement to the contrary, Spinco hereby acknowledges that in the event of any breach or threatened breach of this Section 6.05, TDCC, in addition to any other remedies available to it, shall be entitled to a preliminary injunction, temporary restraining order or other equivalent relief restraining the Transferred Subsidiaries from any such breach or threatened breach.

(e) Except as expressly provided in Section 6.05(b), Spinco shall not, and shall cause each Transferred Subsidiary not to, hold itself out as having any affiliation or association with Dow, other than as may be required by applicable Law or stock exchange requirement or in connection with describing the historical relationship of such entities with Dow. Spinco acknowledges that the use by the Transferred Subsidiaries of the Retained Names and Marks pursuant to Section 6.05(b) shall not be deemed an endorsement by Dow of their products or services, nor be deemed an affiliation between the parties hereto or their Affiliates.

(f) In connection with the use of any Leased Rail Cars or Owned Rail Cars, Spinco shall, and shall cause the other Transferred Subsidiaries to, as promptly as possible and, in any event, no later than nine (9) months after the Distribution Date, use their reasonable best efforts to (i) remove and cease use of all trademarks or other indicators of source or origin (“Rail Car Marks”) owned or controlled by Dow, including Retained Names and Marks, that are affixed to any such rail cars as of the Distribution Date; (ii) obtain new Rail Car Marks with RailInc, which process shall, in any event, be commenced no later than twenty (20) days after the later of the Distribution Date or the transfer of each such rail car to a Transferred Subsidiary; (iii) re-stencil all such rail cars and reprogram each Automatic Equipment Identification tag on such rail cars, in each case, after the new Rail Car Marks have been obtained and, in any event, prior to such rail cars being laden for subsequent trips; and (iv) provide Dow with a list of such new Rail Car Marks, which list shall include cross references to Dow’s former Rail Car Marks for each such rail car; provided, however, that if and to the extent TDCC elects, prior to the Distribution Date, to cause any Leased Rail Cars or Owned Rail Cars to have its Rail Car Marks changed to reflect operation by one or more of the Transferred Subsidiaries, then this Section 6.05(f) shall not apply.

Section 6.06 Insurance Matters. From and after the Distribution Date, the DCP Group and the Business shall cease to be insured by Dow’s insurance policies or by any of its self-insured programs. For the avoidance of doubt, Dow shall retain all rights to control its insurance policies and programs, including the right to exhaust, settle, release, commute, buy back or otherwise resolve disputes with respect to any of its insurance policies and programs notwithstanding whether any such policies or programs apply to any Liabilities of the Transferred Subsidiaries. Spinco agrees to arrange for its own insurance policies with respect to the Business and the DCP Group covering all periods and agrees not to seek, through any means, to benefit from any Dow Entity’s insurance policies that may provide coverage for claims relating in any way to the Business or the DCP Group prior to the Distribution.

Section 6.07 Intercompany Accounts and Arrangements. TDCC shall use commercially reasonable efforts to take, and to cause one or more of its Subsidiaries to take, to the extent permitted by Law, such action as is necessary and advisable to settle, or have assigned to or assumed by a Retained Dow Entity, effective as of or prior to the Distribution Date, all intercompany accounts between a Transferred Subsidiary, on the one hand, and a Retained Dow Entity, on the other hand. TDCC shall take, and cause one or more of its Subsidiaries to take, to the extent permitted by Law, such action as is necessary and advisable to terminate all intercompany arrangements and agreements (other than the Transaction Documents), whether written or oral, providing for the leasing or licensing of goods, services, tangible or intangible properties or joint activities among a Retained Dow Entity, on the one hand, and the Transferred Subsidiaries, on the other hand; provided, that the parties hereto agree that TDCC, in its sole and absolute discretion may, prior to the Distribution, settle or terminate intercompany accounts or intercompany agreements among the Transferred Subsidiaries; provided, further, that intercompany accounts not settled, assigned or assumed pursuant to this Section 6.07 shall be taken into account for the determination of the Working Capital Amount pursuant to Schedule 5.01.

Section 6.08 Apportionment of Periodic Payments and Receipts. All periodic cash payments and receipts of the Business or related to the Transferred Assets or Assumed Liabilities, including rents, royalties, refunds, commissions, expenses and other payments or receipts, shall be apportioned on a time basis, except with respect to (a) gas, electricity, telephone, water and other utilities charges, which shall be apportioned on a usage basis; and (b) rebates, which shall be apportioned based on sales quantities or other factors on which the value of the respective rebate is based, so that the part of the relevant payment or receipt that is attributable to the period ending on the Distribution Date shall be for the account of Dow and such part of the relevant amount attributable to the period commencing immediately following the Distribution Date shall be for the account of the applicable Parent Entity. No payment shall be made under this Section 6.08 to the extent the amount to which such payment relates (x) has been taken into account in the calculation of the Working Capital Amount under Section 5.01; or (y) is an amount payable or indemnifiable under any other provision of this Agreement, including Article IV or under any provision of the other Transaction Documents.

Section 6.09 Bulk Sales Laws. Each party hereto hereby waives compliance by each member of its Group with the requirements and provisions of the “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to any of the transactions contemplated in this Agreement.

Section 6.10 Further Actions.

(a) On the Distribution Date, each of TDCC and Spinco shall, or shall cause their applicable Subsidiaries to, execute and deliver each of the Transaction Documents identified on Schedule 1.01(j) in substantially the forms attached hereto as Exhibits C – EEE, respectively. Except as otherwise provided in this Agreement, the parties hereto shall, and shall cause their respective Affiliates to, use their reasonable best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable Law to execute and deliver the Transaction Documents and such other documents and other papers as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated by this Agreement. The parties hereto hereby acknowledge and agree that the Transaction Documents that are identified on Schedule 1.01(j) are in agreed form and shall not be the subject of further change or negotiation, except (i) to correct manifest errors or to ensure consistency of terms of Transaction Documents dealing with the same subject matter and the creation or completion of exhibits or schedules thereto; or (ii) as otherwise expressly provided in Schedule 1.01(j), in each case subject to Parent’s prior written approval, and none of such changes will alter fundamental economic terms, including the scope, consideration, liabilities or risk allocation. TDCC and Spinco agree that each Local Conveyance shall be in a form that reflects the terms and conditions of this Agreement with such provisions as are required by applicable Law in the jurisdiction in which the relevant assets or Liabilities are located and otherwise reasonably satisfactory to Parent; provided, that TDCC and Spinco may cause the Local Conveyances to be executed at the time of the Internal Separation, and if and to the extent that a Local Conveyance does not reflect the terms and conditions of this Agreement, TDCC and Parent shall cooperate in good faith to amend such Local Conveyance prior to the Distribution Date to reflect the terms and conditions of this Agreement.

(b) Subject to Section 2.01(d) and Section 2.01(e), from time to time after the Distribution Date, without additional consideration, each party hereto shall, and shall cause its Affiliates to, execute and deliver such further instruments and take such other action as may be necessary or is reasonably requested by another party hereto to make effective the transactions contemplated by this Agreement and the other Transaction Documents. Without limiting the foregoing, upon reasonable request of a party hereto, the other party shall, and shall cause its respective Affiliates to, execute, acknowledge and deliver all such further assurances, deeds, assignments, consequences, powers of attorney and other instruments and papers as may be required for the transfer to a Transferred Subsidiary of direct or indirect ownership of the Transferred Assets and the Transferred JV Interests and the assumption by the Transferred Subsidiaries of the Assumed Liabilities, as contemplated by this Agreement.

ARTICLE VII

DISCLAIMER

Section 7.01 Disclaimer. EXCEPT AS MAY EXPRESSLY BE SET FORTH IN ANY TRANSACTION DOCUMENT, ALL TRANSFERRED ASSETS ARE BEING TRANSFERRED ON AN “AS IS,” “WHERE IS”

BASIS AND THE PARTIES HERETO SHALL EACH BEAR THEIR RESPECTIVE ECONOMIC AND LEGAL RISKS TO THE EXTENT RESULTING FROM (A) ANY CONVEYANCE BEING INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD TITLE, FREE AND CLEAR OF ANY ENCUMBRANCE; (B) ANY FAILURE TO OBTAIN ANY NECESSARY CONSENTS OR APPROVALS OF ANY THIRD PARTIES OR GOVERNMENTAL AUTHORITIES; AND (C) ANY FAILURE TO COMPLY WITH THE REQUIREMENTS OF ANY LAW.

Section 7.02 Limitation of Liability. IN NO EVENT SHALL ANY PARTY OR ANY OTHER MEMBER OF ANY GROUP BE LIABLE TO ANY OTHER PARTY OR ANY MEMBER OF ANOTHER GROUP FOR PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, INCLUDING LOSS OF FUTURE PROFITS, REVENUE OR INCOME, DIMINUTION IN VALUE OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES EXCEPT TO THE EXTENT AWARDED BY A COURT OF COMPETENT JURISDICTION IN CONNECTION WITH A THIRD-PARTY CLAIM.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Survival of Covenants. None of the covenants or agreements contained in this Agreement shall survive the Distribution Date, other than those which by their terms contemplate performance after the Distribution Date and such surviving covenants and agreements shall survive the Distribution Date only until the expiration of the term of the undertaking set forth in such covenants and agreements; provided, however, that any claim made with reasonable specificity by the party seeking to be indemnified within the time periods set forth in this Section 8.01 shall survive until such claim is finally resolved.

Section 8.02 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial and other advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the party incurring such costs and expenses, whether or not the transactions contemplated herein shall have occurred.

Section 8.03 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, or by facsimile (with a confirmatory copy sent by an internationally recognized overnight courier service) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

(a) if to TDCC and, on or prior to the Distribution Date, to Spinco:

The Dow Chemical Company

2030 Dow Center

Midland, Michigan 48674

Facsimile: (989) 638-9397

Attention: Executive Vice President and General Counsel

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022-6069

Facsimile: (212) 848-7179

Attention:    George A. Casey, Esq.

Heiko Schiwek, Esq.

in the case of Spinco, with a copy to:

Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, Missouri 63105-3443

Facsimile: (314) 480-1484

Attention: Senior Vice President and General Counsel

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Facsimile: (212) 474-3700

Attention:    Robert I. Townsend, III, Esq.

George F. Schoen, Esq.

(b) if, following the Distribution Date, to Spinco:

Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, Missouri 63105-3443

Facsimile: (314) 480-1484

Attention: Senior Vice President and General Counsel

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Facsimile: (212) 474-3700

Attention:    Robert I. Townsend, III, Esq.

George F. Schoen, Esq.

Section 8.04 Public Announcements. None of the parties to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby or otherwise communicate with any news media regarding this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby without the prior written consent of the other parties hereto, unless such press release or public announcement is required by Law or applicable stock exchange regulation, in which case the parties to this Agreement shall, to the extent practicable, consult with each other as to the timing and contents of any such press release, public announcement or communication; provided, however, that the prior written consent of the other parties shall not be required hereunder with respect to any press release, public announcement or communication that is substantially similar to a press release, public announcement or communication previously issued with the prior written consent of the other parties.

Section 8.05 Severability. If any term or other provision of this Agreement is declared invalid, illegal or incapable of being enforced by any Governmental Authority, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 8.06 Entire Agreement. This Agreement, the Dow Disclosure Letter, the Merger Agreement, the Disclosure Letters, the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

Section 8.07 Assignment. This Agreement and the rights and obligations hereunder may not be assigned by operation of Law or otherwise without the express written consent of TDCC and Spinco, as the case may be (which consent may be granted or withheld in the sole discretion of TDCC or Spinco, subject to the prior written consent of Parent in accordance with Section 7.15 of the Merger Agreement), and any attempted assignment that is not in accordance with this Section 8.07 shall be null and void.

Section 8.08 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each party hereto that expressly references the Section of this Agreement to be amended; or (b) by a waiver in accordance with Section 8.09, in each case subject to the prior written consent of Parent in accordance with Section 7.15 of the Merger Agreement.

Section 8.09 Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant to this Agreement; or (c) waive compliance with any of the agreements of the other parties or conditions to such obligations contained herein. Any such extension or waiver, by either party, and any consent, approval, authorization or similar action to be taken by Spinco under this Agreement, shall be subject to the prior written consent of Parent in accordance with Section 7.15 of the Merger Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. Any waiver of any term or condition hereof shall not be construed as a waiver of any subsequent breach or as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

Section 8.10 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to, or shall confer upon, any other Person any right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement; provided, however, that Parent shall be a third-party beneficiary of this Agreement and shall have the right to enforce the terms and provisions hereof.

Section 8.11 Specific Performance. The parties hereto acknowledge and agree that the parties hereto would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance or breach of this Agreement by any party hereto could not be adequately compensated by monetary damages alone and that the parties hereto would not have any adequate remedy at law. Accordingly, in addition to any other right or remedy to which any party hereto may be entitled, at law or in equity (including monetary damages), such party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. The parties hereto agree that they will not contest the appropriateness of specific performance as a remedy.

Section 8.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. Except (a) as provided in Section 5.01; and (b) with respect to Actions arising under another Transaction Document that does not incorporate the dispute resolution provisions contained in this Agreement, all Actions that, directly or indirectly, arise out of or relate to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any Delaware state court or United States federal court sitting in the State of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action brought by any party hereto that, directly or indirectly, arises out of or relates to this Agreement; (ii) agrees that service of process in such Action will be validly effected by sending notice in accordance with Section 8.03; (iii) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such Action, any claim that (A) such Action is not subject to the subject matter jurisdiction of at least one of the above-named courts; (B) its property is exempt or immune from attachment or execution in the State of Delaware; (C) such Action is brought in an inconvenient forum; (D) the venue of such Action is improper; or (E) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts; and (iv) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

Section 8.13 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY, DIRECTLY OR INDIRECTLY, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR LIABILITY, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.

Section 8.14 Termination. Without any further action, this Agreement shall terminate simultaneously with the valid termination of the Merger Agreement prior to the Distribution, and if this Agreement is terminated, in no event shall any party hereto be liable to the other party hereto or any other Person under, or in respect of, this Agreement, except as provided in the Merger Agreement.

Section 8.15 Conflict with Another Transaction Document. If there is any conflict between this Agreement and another Transaction Document (other than the Merger Agreement), each of this Agreement and the other Transaction Document is to be interpreted and construed, if possible, so as to avoid or minimize such conflict, but, to the extent (and only to the extent) of such conflict, this Agreement shall prevail and control.

Section 8.16 Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by its respective officers thereunto duly authorized.

THE DOW CHEMICAL COMPANY

By:	/s/ James R. Fitterling
Name: James R. Fitterling Title: Vice Chairman, Business Operations

BLUE CUBE SPINCO INC.

By:	/s/ Stephen J. Doktycz
Name: Stephen J. Doktycz Title: Vice President

[Signature Page to the Separation Agreement]

ANNEX C

March 26, 2015

The Board of Directors

Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, Missouri 63105

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Olin Corporation (the “Company”) of the Exchange Ratio (as defined below) in the proposed merger (the “Merger”) of a wholly-owned subsidiary of the Company (“Merger Sub”) with Blue Cube Spinco Inc. (“Spinco”), a wholly-owned subsidiary of The Dow Chemical Company (“TDCC”), to occur following the separation (the “Separation”) of the Business (as defined in the Separation Agreement) pursuant to and in accordance with the Separation Agreement by and between TDCC and Spinco (the “Separation Agreement”). Pursuant to the Agreement and Plan of Merger by and among TDCC, Spinco, the Company and Merger Sub (the “Merger Agreement” and, together with the Separation Agreement, the “Agreements”), Spinco will become a wholly-owned subsidiary of the Company, and each share of common stock, par value $0.001 per share, of Spinco (the “Spinco Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than shares of Spinco Common Stock to be cancelled pursuant to the Merger Agreement) will be converted automatically into the right to receive a number of fully paid and non-assessable shares of the common stock, par value $1.00 per share, of the Company (the “Company Common Stock”) equal to (a) 0.80586207, if there is not a Tag Event (as defined in the Merger Agreement) by Mitsui & Co. Texas Chlor-Alkali, Inc., or (b) 0.87482759, if there is a Tag Event by Mitsui & Co. Texas Chlor-Alkali, Inc. (such number of shares of Company Common Stock, subject to adjustment pursuant to the Merger Agreement, the “Exchange Ratio”). The summaries of the Merger and of the Separation set forth above are qualified in their entirety by the terms of the Agreements.

In connection with preparing our opinion, we have (i) reviewed drafts dated March 26, 2015 of the Agreements; (ii) reviewed certain publicly available business and financial information concerning the Business and the Company and the industries in which they operate; (iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Business and the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the managements of TDCC and the Company relating to the Business and the Company’s business, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the “Synergies”); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of TDCC and the Company with respect to certain aspects of the Merger, and the past and current business operations of the Business and the Company, the financial condition and future prospects and operations of the Business and the Company, the effects of the Merger on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by TDCC and the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of TDCC, the Business or the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management of the Company as to the expected future results of operations and financial condition of the Business and the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Separation, the Merger and the other transactions contemplated by the Agreements will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the Agreements, and that the definitive Agreements will not differ in any material respects from the drafts thereof furnished to us. We have also assumed that the representations and warranties made by the Company, TDCC and Spinco in the Agreements and the related agreements are and will be true and correct in all respects material to our analysis, and that any adjustments to the Exchange Ratio pursuant to the Merger Agreement will not be material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Separation and the Merger will be obtained without any adverse effect on the Business or the Company or on the contemplated benefits of the Merger.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Exchange Ratio in the proposed Merger and we express no opinion as to the fairness of the Exchange Ratio to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Merger, or any class of such persons relative to the Exchange Ratio in the Merger or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Merger is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or TDCC. However, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of TDCC, for which it receives customary compensation or other financial benefits. We anticipate that we and our affiliates will arrange and/or provide financing to the Company in connection with the Merger for customary compensation. In addition, James Bell serves as a member of the Board of Directors of our parent company, JPMorgan Chase & Co. and also as a member of the Board of Directors of TDCC. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or TDCC for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Merger is fair, from a financial point of view, to the Company.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. Morgan Securities LLC
J.P. MORGAN SECURITIES LLC

ANNEX D

EXECUTION VERSION

EMPLOYEE MATTERS AGREEMENT

among

THE DOW CHEMICAL COMPANY,

BLUE CUBE SPINCO INC.

and

OLIN CORPORATION

Dated as of March 26, 2015

ii

ANNEX D

EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT, dated as of March 26, 2015, among THE DOW CHEMICAL COMPANY, a Delaware corporation (“TDCC”), BLUE CUBE SPINCO INC., a Delaware corporation (“Spinco”), and OLIN CORPORATION, a Virginia corporation (the “Parent”).

WHEREAS, TDCC, directly and indirectly, is engaged in the Business and its other businesses;

WHEREAS, Spinco is a newly-formed, wholly-owned direct subsidiary of TDCC;

WHEREAS, in connection with the transactions contemplated by the Separation Agreement, dated as of the date hereof, between TDCC and Spinco (the “Separation Agreement”), and the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, among TDCC, Spinco, Parent, and Blue Cube Acquisition Corp., a Delaware corporation (“Merger Sub”), TDCC will separate the Business from its other businesses and will cause the Separation (as defined in the Separation Agreement) to be consummated, and Merger Sub will merge with and into Spinco, upon the terms and subject to the conditions of the Separation Agreement and the Merger Agreement; and

WHEREAS, in connection with the transactions contemplated by the Separation Agreement and the Merger Agreement, the parties hereto shall hereby enter into this Agreement in respect of certain employee matters.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Terms used herein shall have the meanings set forth in the Merger Agreement and in Section 11.01 of this Agreement.

ARTICLE I

GENERAL PRINCIPLES

Except as set forth otherwise in this Agreement, the following general principles shall apply:

Section 1.01 List of Employees. Upon the execution of this Agreement, and subject to applicable Law, TDCC has provided to the Parent a preliminary version of Appendix I to this Agreement setting out a list of Business Employees with their job title, job grade, primary work location and whether such individual is a Business Employee pursuant to clause (y) of the following sentence. Each individual listed on Appendix I has been identified by TDCC as a Business Employee because he or she is (x) more than 50% dedicated to the Business; or (y) designated as integral to the operation of the Business on a post-closing basis (together, the “Identification Criteria”). TDCC shall update Appendix I to this Agreement prior to the Closing Date to reflect changes on account of: (a) new hires (including internal transfers from within TDCC and the other Dow Entities to fill open roles) who satisfy the Identification Criteria added in the ordinary course of business consistent with past practice prior to the Closing Date; provided that such Business Employee has the requisite background, training, experience and, if applicable, licenses to perform the duties and responsibilities associated with the applicable position; (b) voluntary attrition by the Business Employees; (c) non-material changes intended to correct good faith errors or omissions by TDCC in determining which Business Employees satisfy the Identification Criteria; (d) a Business Employee rejecting a transfer or offer of employment, where permitted by applicable Law, any applicable collective bargaining agreement or where otherwise permitted by this Agreement (a “Rejecting Employee”); (e) an individual being added as a Business Employee as a substitute for a Business Employee rejecting a transfer or offer of employment where permitted by applicable Law; provided that such Business Employee has the requisite background, training, experience and, if applicable, licenses to perform the duties and responsibilities associated with the applicable position; (f) Business Employees whose employment is terminated by Dow due to justifiable cause or other similar principle relevant under any applicable Law; and (g) other changes agreed in writing by the parties hereto. TDCC shall provide to the Parent an interim version of

Appendix I to this Agreement setting forth all of the Transferred Employees no later than 30 days prior to the Closing Date, with a final version of Appendix I to be provided no later than 30 days following the Closing Date. From and following the date 30 days prior to the Closing Date, TDCC shall be permitted to update Appendix I to this Agreement only to reflect changes on account of subsections (b), (d), (f) and (g) listed above in this Section 1.01. No later than 30 days following the date of this Agreement, TDCC shall provide Parent a preliminary schedule of Employee Data with respect to each Business Employee listed on Appendix I to this Agreement, and such schedule shall be updated by TDCC in connection with any update to Appendix I to this Agreement. Unless prohibited by applicable Law or any applicable collective bargaining agreement, and except as required to provide any necessary notice of termination, TDCC and the other TDCC Entities shall not continue to employ any Rejecting Employee following the Closing Date; provided that, Parent has complied with its obligations under Section 1.02 of this Agreement; provided further, for the avoidance of doubt, the Rejecting Employees shall remain Business Employees for purposes of Section 7.16 of the Merger Agreement. For all purposes of this Agreement, including, without limitation, Appendix I to this Agreement, to the extent (1) TDCC has reasonably determined in good faith that it is necessary or advisable in order to comply with data privacy rules and other applicable data protection Law (the “Data Protection Laws”) to exclude from any appendix and not make available to Parent any particular items of information and (2) the consent from each respective individual covered by any Data Protection Laws to provide the particular item of information has not otherwise been obtained in a manner that complies with the Data Protection Laws, then TDCC may exclude the portions of the information from any such appendix and not make such portions of information available to Parent unless and until TDCC determines that such information may be provided in accordance with the Data Protection Laws. For all purposes of the appendices to this Agreement, an individual will be deemed to be “listed” or included on a “list” on an appendix to this Agreement if the appendix includes sufficient data or codes on an anonymized basis so that the parties can reasonably and reliably identify the individual.

Section 1.02 Comparability. Except to the extent otherwise required by applicable Law or any applicable collective bargaining agreement, as soon as reasonably practicable, but in no event later than two (2) weeks prior to the Closing Date (or two (2) weeks following the identification of an individual as a Business Employee on Appendix I to this Agreement, if later), the Parent shall, and shall cause the other Parent Entities to, communicate in writing to the Business Employees (excluding the U.S. Union Employees) by any method determined by Parent and its Subsidiaries, including mass communications or otherwise (or, to the extent required by applicable Law, Parent or its applicable Subsidiary shall provide the Business Employees, but excluding the U.S. Union Employees with written notices of their continuing employment), which communications shall: (a) advise such Business Employees of the terms and conditions of their respective position with the Parent, which position shall be comparable, as of the Closing Date, to the position held, with respect to both job level and duties, by such Business Employee immediately prior to the Closing Date; (b) state, among other things, an annual base salary and annual incentive compensation opportunity (excluding any equity or equity-based compensation) during at least the Comparability Period that shall be not less than that provided by TDCC or one of its Affiliates, to the Business Employee immediately prior to the Closing Date; (c) include a summary of benefits and other compensation to be provided to such Business Employee, which benefits and other compensation, during the Comparability Period, shall be substantially comparable in value, when taken as a whole, to those to which such Business Employee was entitled prior to the Closing (including any equity or equity-based compensation other than pursuant to the ESPP or the PSPP); and (d) except as otherwise consented to in writing by the applicable Business Employee or in the event that Parent provides such Business Employee with severance pursuant to Section 1.11 (subject to the terms of such Section 1.11), not require a Geographic Relocation of the Business Employee. Except to the extent otherwise required by this Agreement, the Parent shall not, and shall cause its Affiliates not to, reduce the annual base salary or annual incentive compensation opportunity or benefits of any Transferred Employee in a manner that would violate the immediately preceding sentence, but excluding the Transferred U.S. Union Employees, during the Comparability Period. Nothing contained in this Agreement shall confer upon a Transferred Employee any right to continued employment with any Parent Entity, nor shall anything herein interfere with the right of any Parent Entity to terminate the employment of any of the Transferred Employees at any time after the Closing Date in accordance with applicable Law, provided, however, that (i) neither the Parent nor any other Parent Entity shall have any right of recourse against TDCC or any other Dow Entity resulting from any Loss or other Liability related to an employment termination of any of the Transferred Employees by the Parent or any other Parent Entity on or after the Closing Date, and (ii) the Parent shall, and shall cause each other Parent Entity to, jointly and severally, defend, indemnify, hold harmless and timely pay (by advancing the necessary funds) any Loss or other Liability incurred by TDCC or a TDCC Indemnified Party, or for which a TDCC Indemnified Party may become or be held liable, as a result of or in connection with such termination of any Transferred Employee by a Parent Entity. Notwithstanding anything in this Section 1.02 to the contrary, for purposes of satisfying the comparability requirements of this Section 1.02, such comparability (A) may be made on an aggregate basis for the Transferred Employees as a whole and not individually for each Transferred Employee and (B) shall not be interpreted to require the Parent to replicate or provide defined benefit, equity or equity-based compensation or retiree medical benefits or, in the U.S., nonqualified deferred compensation plans (but, for the avoidance of doubt, the value of such benefits, other than the ESPP and PSPP, must be taken into account for comparability purposes, which, with respect to defined benefit plans, shall be based on the aggregate annual service costs of TDCC or the applicable Dow Entity for the applicable defined benefit pension plan for the 2015 plan year), subject, in each case, to applicable Law and any applicable collective bargaining agreement.

Section 1.03 Employee Benefit Plans. Except as otherwise specifically provided in this Agreement, and except to the extent otherwise required by applicable Law, as of the Closing Date, TDCC shall cause each Transferred Employee to cease to be an active participant in the Dow Plans. Each Transferred Employee shall be entitled to participate in the employee benefit plans and arrangements maintained by the Parent or the relevant Parent Entity on and after the Closing Date. Each Transferred Employee shall receive credit for service with Dow and, to the extent recognized by Dow, its predecessors, under the employee benefit plans and arrangements of the Parent or the relevant Parent Entity for purposes of eligibility, vesting and benefit accrual; provided, however, that in no event shall such credit (a) be provided with respect to any defined benefit pension plan unless such plan assumed any assets and/or liabilities relating to benefits accrued by such Transferred Employee under a Dow Plan that is a defined benefit pension plan or (b) result in the duplication of benefits or the funding thereof. In addition, the Parent shall, and shall cause the relevant Parent Entity to, use commercially reasonable efforts to waive any limitations as to preexisting conditions, evidence of insurability, exclusions and waiting periods with respect to participation and coverage requirements for Transferred Employees under their respective plans and shall credit Transferred Employees for co-payments and deductibles paid prior to the Closing Date during the year in which the Closing occurs in satisfying any deductible or out-of-pocket requirements.

Section 1.04 Vacation. Except to the extent otherwise required by applicable Law or as expressly provided otherwise in this Agreement, the Parent shall, and shall cause the other Parent Entities to, effective as of the Closing Date, assume all Liabilities for all earned or accrued but unused vacation benefits of the Transferred Employees, including the Transferred U.S. Union Employees, with a Dow Entity (the “Assumed Vacation Liabilities”), which, for each Transferred Employee (including, for the avoidance of doubt, Transferred U.S. Union Employees), shall be set forth in Appendix II to this Agreement and provided to the Parent within 30 days following the Closing Date (and shall be updated, to the extent necessary, at the time that the final version of Appendix I is provided to the Parent). As of the Closing, Dow shall be relieved of all Assumed Vacation Liabilities, except to the extent otherwise required by applicable Law. Where required by applicable Law, TDCC shall, and shall cause its Affiliates to, pay out all earned or accrued but unused vacation benefits to the Transferred Employees as soon as administratively practicable following the Closing Date (irrespective of the fact that such Transferred Employees will not be employed by Dow after the Closing Date). The Parent shall, and shall cause each other Parent Entity to, permit such Transferred Employees who receive payment of their earned or accrued but unused vacation benefits to take vacations after the Closing that were scheduled before the Closing; provided, however, that all or a portion of any such scheduled vacation may be on an unpaid basis if and to the extent such vacation or portion thereof is attributable to the unused accrued vacation benefits paid by Dow in accordance with this Section 1.04. The Parent shall, and shall cause each other Parent Entity to, permit each Transferred Employee, during the balance of the calendar year in which the Closing occurs, to take vacation days in respect of the amount of unused vacation assumed by the Parent and the other Parent Entities with respect to each Transferred Employee. Except to the extent otherwise required by applicable Law or as expressly provided otherwise in this Agreement, the Transferred Union Employees shall receive vacation benefits under the terms of the applicable collective bargaining agreement covering Union Employees and, during the Comparability Period, the Transferred Employees (excluding, for the avoidance of doubt, the Transferred U.S. Union Employees) shall receive vacation benefits under the terms of the vacation benefit policies of the Parent or the relevant Parent Entity applicable to similarly situated employees of the Parent or another relevant Parent Entity, in each case after giving credit for each Transferred Employee’s service with Dow.

Section 1.05 HR Liabilities. Except as expressly provided otherwise in this Agreement or as required by applicable Law, TDCC or the relevant Dow Entity shall be responsible for and discharge the HR Liabilities in respect of (a) Transferred Employees (including, for the avoidance of doubt, Transferred U.S. Union Employees) arising as a result of any action, omission, failure to act or other matter or thing that occurred before the Closing Date and that remains outstanding as of the Closing Date (other than any HR Liabilities that are transferred to a Parent Entity pursuant to applicable Law) and (b) all employees and former employees of TDCC and the Dow Entities (including the Business Employees) who do not become Transferred Employees, whether arising prior to, on or after the Closing Date. Effective on and after the Closing Date, the Parent shall, and shall cause each other Parent Entity to, be responsible for and discharge, all HR Liabilities in respect of Transferred Employees (including, for the avoidance of doubt, Transferred U.S. Union Employees) (i) arising as a result of any action, omission, failure to act or other matter or thing that occurred on or following the Closing Date, (ii) related to HR Liabilities that are transferred to the Parent Entities pursuant to applicable Law or (iii) that the Parent, a Transferred Subsidiary or another Parent Entity explicitly agrees to assume pursuant to this Agreement (clauses (i), (ii) and (iii), collectively the “Assumed HR Liabilities”). The parties hereto shall, and shall cause each applicable Affiliate to, jointly and severally, defend, indemnify, hold harmless and timely pay (by advancing the necessary funds) any loss, Liability, damage, cost or expense incurred by any applicable Indemnified Party or for which an Indemnified Party may become or be held liable, as a result of or in connection with any and all HR Liabilities described in this Section 1.05, in each case, to the extent required by Article IV of the Separation Agreement.

Section 1.06 Transition Services. Except as expressly provided otherwise in this Agreement, neither TDCC nor any other Dow Entity shall provide, or cause to be provided, any transition services in respect of employee benefits or human resources services for the Parent Entities or the Transferred Employees. The Parent shall, and shall cause each other Parent Entity to, take all necessary action to ensure that the Transferred Subsidiaries are in a position to commence or continue the employment of and provide the applicable employee benefits to, the Transferred Employees effective on the Closing Date.

Section 1.07 Employee Records. Except to the extent otherwise prohibited by applicable Law, as of the Closing Date (or such earlier time as necessary for Parent to comply with the provisions of this Agreement), TDCC and the relevant Dow Entities shall transfer copies of all Employee Records to the Parent or another Parent Entity.

Section 1.08 Approvals and Delayed Transfer. The parties hereto shall use their reasonable best efforts to obtain the approval or consent of the applicable Governmental Authority, Employee Representative Body or any labor authority as may be advisable or required for the transfer of the Business Employees, if any, under applicable Law or any relevant collective bargaining or other similar agreement. In the event any such approval or consent (including agreement on any Reconciliation of Interests Agreement) is not obtained which may affect the transfer of Business Employees as of the Closing Date, TDCC shall identify with an asterisk any such Business Employees set forth on Appendix I to this Agreement who may be subject to transfer to the Parent following the Closing Date (the “Delayed Transfer Employees”). If there are any Delayed Transfer Employees, the parties hereto shall, subject to applicable Law and any applicable collective bargaining agreement, use their reasonable best efforts to enter into, or cause an applicable Subsidiary of such party to enter into, one or more agreements or arrangements pursuant to which the applicable Dow Entity provides the services of such Delayed Transfer Employees to the Business from and after the Closing Date, until the date on which each such Delayed Transfer Employee is transferred to the Business or such earlier date as may be mutually agreed by the parties hereto, so as to allow the parties hereto and their respective Affiliates to be in the same economic position as if the Delayed Transfer Employees had been transferred to a Parent Entity as of the Closing Date. The Parent shall, and shall cause the other Parent Entities to, be responsible for and compensate the applicable Dow Entity through a services fee or a similar arrangement, for all costs, including salaries, benefits and all other HR Liabilities, other than any such costs incurred due to the negligence, fraud or misconduct of a Delayed Transfer Employee or employee of TDCC or one of the Dow Entities (the “Covered Liabilities”) arising from the continued employment of such Delayed Transfer Employees by a Dow Entity from the Closing Date until the date on which each such Delayed Transfer Employee is transferred to a Parent Entity or such earlier date as may be mutually agreed by the parties hereto, and the Parent shall, and shall cause each other Parent Entity to, indemnify the TDCC Indemnified Parties for any and all such Covered Liabilities incurred by Dow in accordance with Article IV of the Separation Agreement. As of the time, if any, that the Delayed Transfer Employees transfer to a Parent Entity, the Parent shall, and shall cause each other Parent Entity to, treat the Delayed Transfer Employees as if they had been transferred as of the Closing Date, subject to applicable Law and any applicable collective bargaining agreement; provided that the Covered Liabilities for which the applicable Dow Entity has been compensated through a services fee or similar arrangement shall be retained by the applicable Dow Entity. For the avoidance of doubt, except to the extent otherwise required by applicable Law or applicable collective bargaining agreement, in no event shall the employment terms and conditions of the Delayed Transfer Employees during the period beginning upon commencement of employment with Parent and the Parent Entities and ending upon expiration of the Continuation Period be less favorable than the employment terms and conditions of similarly situated Business Employees.

Section 1.09 Work Permits. If any Business Employee requires a work permit or employment pass or other approval under applicable Law for his or her employment with any Transferred Subsidiary, the parties hereto shall, and shall cause the applicable Transferred Subsidiary to, use their commercially reasonable efforts to cause any such permit, pass or other approval under applicable Law to be obtained and in effect as of the Closing Date. In the event any such permit, pass or other approval under applicable Law is not obtained and in effect as of the Closing Date, the Parent shall, and shall cause each other applicable Parent Entity to, use their commercially reasonable efforts to cause any such permit, pass or other approval under applicable Law to be obtained as soon as reasonably practicable thereafter.

Section 1.10 Seconded Employees. (a) Notwithstanding anything in this Agreement to the contrary, the Business Employees identified on Appendix I to this Agreement as seconded employees (each, a “Seconded Employee” and collectively, the “Seconded Employees”), which Appendix I to this Agreement shall be provided by TDCC to the Parent upon the execution of this Agreement in accordance with Section 1.01, who otherwise would become Transferred Employees as of the Closing Date shall instead be seconded to the Parent or another Parent Entity in accordance with the terms of an applicable seconding agreement, in accordance with the form of Dow’s seconding agreement, which has been made available to Parent prior to the date of this Agreement (the “Seconding Agreement”), with such secondments to be effective from the Closing Date up to and including the respective dates set forth in the Seconding Agreement; provided, however, that no secondment period under the Seconding Agreement shall exceed six (6) full calendar months after the Closing Date. Effective upon the expiration of the Seconded Employee’s secondment period, such Seconded Employee shall transfer to the Parent or another designated Parent Entity in accordance with the transfer provisions of this Agreement and each such Seconded Employee who becomes an employee of the Parent or another Parent Entity after the Closing shall be a Transferred Employee as of the expiration of the Seconded Employee’s secondment period, and any obligations of the Parent and its Affiliates hereunder with respect to any such Seconded Employee shall not commence until such Seconded Employee becomes a Transferred Employee. Notwithstanding anything in this Agreement to the contrary, each U.S. Employee set forth on Appendix I to this Agreement who is a participant in any Dow Plan that provides for retiree health or welfare benefits as of the Closing Date but who has not satisfied the eligibility criteria to receive any retiree health or welfare benefits under any such plan as of the Closing Date and, subject to continued employment with Dow, would have satisfied such criteria during the six-month period immediately following the Closing Date (each, a “Retiree Welfare Employee”), shall be a Seconded Employee.

(b) In addition to the foregoing, to the extent Parent wishes to retain their services, TDCC shall temporarily second those employees of TDCC listed on Appendix VI to this Agreement, an initial version of which Appendix VI to this Agreement shall be provided by TDCC to the Parent in anonymized form upon the execution of this Agreement and shall be finalized 30 days prior to the Closing, for the periods set forth on Appendix VI to this Agreement pursuant to the Seconding Agreement; provided that, in no event shall Parent be responsible or have any Liability for any severance or continued welfare benefit obligations in respect of those employees of TDCC listed on Appendix VI to this Agreement, whether pursuant to the Seconding Agreement or otherwise, and TDCC shall, and shall cause each other TDCC Entity to, jointly and severally, defend, indemnify, hold harmless and timely pay (by advancing the necessary funds) any Loss or other Liability incurred by Parent or any other Parent Entity in connection with such obligations, unless such person is eventually employed by Parent or any other Parent Entity in compliance with the terms of the Merger Agreement or this Agreement.

Section 1.11 Severance. Unless otherwise required by applicable Law or expressly provided otherwise in this Agreement, the Parent shall bear the cost and expense of the termination of the employment of any Transferred Employee (a) on the Closing that results from a breach by Parent or any other Parent Entity of this Agreement or the termination of employment of any Transferred Employee by Parent or any other Parent Entity and (b) following the Closing Date. Unless otherwise required by applicable Law or expressly provided otherwise in this Agreement, Dow shall bear the cost and expense of the termination of the employment of any Transferred Employee that arises from such Transferred Employee’s transfer (automatic or otherwise) of employment to Parent of any of the Parent Entities. The Parent shall, and shall cause each other Parent Entity to, for each Transferred Employee who, within the Comparability Period, (i) is involuntarily terminated by the Parent or any of its Affiliates without Good Cause, (ii) has his or her annual base salary or annual incentive compensation opportunity (excluding any equity or equity-based compensation) reduced in a manner that would constitute a breach of Section 1.02 of this Agreement, and as a consequence Transferred Employee elects to terminate his or her employment with the Parent or its Affiliates, or (iii) elects to terminate his or her employment with the Parent or its Affiliates following a requirement that such Transferred Employee take a position that requires a Geographic Relocation (or otherwise requires such Transferred Employee to undergo a Geographic Relocation), and, in each case, executes (and does not revoke) a release of claims in a form reasonably acceptable to Parent in favor of Parent and the other Parent Entities, provide cash severance and continued welfare benefits to each such Transferred Employee that are at least equal to the greater of (A) the cash severance and continued welfare benefits such Transferred Employee would have received under the terms of the applicable severance plan of TDCC or the other Dow Entities as of immediately prior to the Closing and (B) the cash severance and continued welfare benefits such Transferred Employee would receive under the terms of the applicable severance plan of the Parent or its Affiliates as of the time of such termination; provided, however, that in no event shall any such Transferred Employee receive less than four (4) calendar weeks of cash severance and continued welfare benefits, in each case subject to the applicable Law. The Parent shall bear all Liability for any claims of any Transferred Employee arising out of the employment or termination of such Transferred Employee by the Parent or any of its Affiliates on and following the Closing.

Section 1.12 Annual Bonuses. Subject to applicable Law and any applicable collective bargaining agreement, TDCC shall retain the Liability for a prorated portion of any cash bonus payable to the Transferred Employees pursuant to the terms of TDCC Performance Award program (“TDCC Bonus Plan”), if any, applicable to such Transferred Employees for the calendar year in which the Closing occurs, and TDCC shall determine achievement of any applicable individual performance criteria in good faith based on performance through the Closing. At the same time that TDCC and the other Dow Entities generally make such payments, if any, to their employees, TDCC shall pay to the Transferred Employees who participated in the TDCC Bonus Plan immediately prior to the Closing prorated bonus payments in amounts equal to the applicable Transferred Employee’s annual bonus calculated pursuant to the terms of the TDCC Bonus Plan multiplied by a fraction, (a) the numerator of which is the number of days in the calendar year in which the Closing occurs that elapse prior to the Closing, and (b) the denominator of which is the total number of days in such year. To the extent that the TDCC Bonus Plan considers TDCC performance criteria in determining the bonus amount, those performance criteria shall be considered achieved at the level actually achieved at the end of the calendar year in which the Closing occurs. For the period beginning on the Closing Date through the calendar year in which the Closing occurs, Parent shall allow the Transferred Employees to participate in a bonus plan of Parent that satisfies the comparability requirements of Section 1.02 of this Agreement, and shall be responsible for any prorated bonus amounts based on the number of days in the calendar year in which the Closing occurs that elapse on and following the Closing. TDCC and the other Dow Entities shall be responsible for the Tax reporting and remitting the amounts of any Taxes required to be withheld to the appropriate Governmental Authority in connection with payment of their portion of the annual bonuses for the Transferred Employees who are participants in the TDCC Bonus Plan.

Section 1.13 Dow Stock Awards. Unless otherwise required by applicable Law, effective as of the Closing Date, TDCC shall take all necessary action to cause the outstanding, unvested Dow Stock Awards held by Transferred Employees immediately prior to the Closing to continue to vest and to otherwise be treated in accordance with their terms and conditions and those of the applicable Dow Stock Plan, except as otherwise modified below or as provided for in Appendix VII to this Agreement. Prior to the Closing, TDCC shall, to the extent permitted pursuant to applicable Law and the applicable terms of the Dow Stock Plans, take such actions as may be necessary or appropriate to amend the exercise period with respect to outstanding Dow Stock Options held by Transferred Employees to expire at the expiration of the Dow Stock Options’ terms. Furthermore, following the Closing, TDCC shall take all necessary action to cause the waiver of all clawback rights with respect to (i) any outstanding Dow Stock Options held by Transferred Employees and (ii) any Dow Stock Options exercised by Transferred Employees during the one year period prior to the Closing Date. TDCC and the other Dow Entities shall be responsible for the Tax reporting and remitting the amounts of any Taxes required to be withheld to the appropriate Governmental Authority in connection with the Dow Stock Awards held by the Transferred Employees.

Section 1.14 Restrictive Covenants. The parties hereto agree and acknowledge that the Transferred Assets include, to the extent they relate to the Business and to the extent permitted by applicable Law, all the rights of TDCC and any other Dow Entity under or with respect to all Restrictive Covenant Agreements with all Transferred Employees, and all of any such rights (but not obligations) under such agreements with Former Business Employees. No later than 30 days prior to the Closing Date, TDCC shall use its best efforts to deliver to Parent a copy of each Restrictive Covenant Agreement with each Business Employee. For purposes of this Section 1.14, a Restrictive Covenant Agreement for a Business Employee that is a Dow Stock Award shall be deemed delivered if a form of Dow Stock Award is delivered along with a schedule listing the applicable Business Employee for whom such form of Dow Stock Award applies.

Section 1.15 Employment of Business Employees. Except as otherwise contemplated in this Agreement, TDCC and the other TDCC Entities shall cause the employment of each active Business Employee to be transferred to Spinco or a Transferred Subsidiary, as applicable, no later than the date of the Closing Date.

ARTICLE II

UNITED STATES

Section 2.01 General. Subject to the foregoing, the Parent shall, and shall cause the Transferred Subsidiaries to, employ, effective as of and from the Closing, all of the U.S. Employees, excluding U.S. Union Employees, set forth on Appendix I to this Agreement upon employment terms and conditions in accordance with Section 1.02 to this Agreement. Each U.S. Employee, excluding U.S. Union Employees, who is or becomes a Transferred Employee shall be referred to as a “U.S. Transferred Employee”. To the extent the Parent or any Parent Entity does not comply with this Section 2.01 or with Section 1.02 of this Agreement and, as a result, any TDCC Indemnified Party incurs any severance, termination or similar cost in respect of any U.S. Employee (pursuant to a severance plan of Dow, or otherwise) in connection with the transactions contemplated by this Agreement (either alone or in combination with any subsequent event) on, prior to or following the Closing, the Parent shall indemnify such TDCC Indemnified Party for any and all such amounts. The Parent shall, and shall cause the Transferred Subsidiaries to be required to employ those U.S. Employees set forth on Appendix I to this Agreement who are on an approved leave of absence as of the date hereof and who return to active duty within six (6) months following the Closing Date.

Section 2.02 U.S. Labor Matters. (a) Certain of the U.S. Employees are represented by a union and are covered by a U.S. Union Contract.

(b) The parties hereto acknowledge and agree that the Parent shall, and shall cause the Transferred Subsidiaries to, be required to adopt and assume the U.S. Union Contracts and recognize the unions that are party to the U.S. Union Contracts with respect to the Transferred Employees. The Parent shall, and shall cause the Transferred Subsidiaries to, employ, effective as of and from the Closing, the Union Employees whose employment is subject to the terms and conditions of a U.S. Union Contract (the “U.S. Union Employees”) and shall employ the U.S. Union Employees on the terms and conditions of the applicable U.S. Union Contract. The Parent shall, or shall cause the Transferred Subsidiaries to not require a Geographic Relocation of any U.S. Union Employee. Each U.S. Union Employee who is or becomes a Transferred Employee shall be referred to as a “Transferred U.S. Union Employee.” As soon as reasonably practicable, but in no event later than two (2) weeks prior to the Closing Date (unless otherwise required by applicable Law or the U.S. Union Contracts), the Parent shall, and shall cause the Transferred Subsidiaries to, advise the U.S. Union Employees’ representatives in writing that the Parent and the Transferred Subsidiaries will adopt and assume the U.S. Union Contracts and recognize the unions that are party to the U.S. Union Contracts and communicate in writing to each employee of the terms and conditions of the employee’s position with the Parent or a Transferred Subsidiary. Except to the extent otherwise required by applicable Law or otherwise permitted by the U.S. Union Contracts, the Parent shall not, and shall cause its Affiliates and any successor to the Business not to reduce the hourly wage rates or annual incentive compensation opportunities or benefits of any Transferred U.S. Union Employee during the Comparability Period.

(c) To the extent the Parent or any Parent Entity does not comply with Section 2.02(b) and, as a result, any TDCC Indemnified Party incurs any severance, termination or similar cost in respect of any U.S. Union Employee (pursuant to a severance plan of Dow, or otherwise) in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents (either alone or in combination with any subsequent event) on or following the Closing, the Parent shall indemnify such TDCC Indemnified Party for any and all such amounts. The Parent shall, and shall cause the Transferred Subsidiaries to, employ those U.S. Union Employees set forth on Appendix I to this Agreement who are on an approved leave of absence as of the date hereof and who return to active duty within the longer of six (6) months or the period, if any, required by applicable Law or any collective bargaining agreement.

(d) The Parent shall, and shall cause the Transferred Subsidiaries to, comply with any notification, consent and consultation obligations arising following the Closing that the Parent or the Transferred Subsidiaries may have in connection with the U.S. Union Contracts in relation to the matters contemplated by this Agreement.

Section 2.03 U.S. Tax-Qualified Defined Benefit Plans. (a) Effective as of the Closing Date, the U.S. Transferred Employees and the Transferred U.S. Union Employees shall be considered terminated participants under the Dow Employees’ Pension Plan, the Union Carbide Employees’ Pension Plan, and the Rohm & Haas Company Retirement Plan (the “U.S. DB Plans”) and shall cease to accrue benefits thereunder.

(b) Within 120 days of the date of this Agreement, TDCC shall elect and notify Parent in writing whether or not to invoke its option to transfer pension assets and the related liabilities to the Olin Corporation Employees Pension Plan (“Parent’s DB Plan”) in accordance with the provisions outlined below (the “Pension Election”).

(c) Calculation of Transfer Amount. If TDCC exercises the Pension Election, then within 120 days following the date of this Agreement, Dow shall cause its actuary (“Dow’s Actuary”) to certify, in accordance with the requirements of ERISA and the Code, to an actuary designated by Parent (the “Parent’s Actuary”) an amount of assets to be transferred by TDCC and liabilities to be assumed by the Parent’s DB Plan in respect of the U.S. DB Plans with effect as of the Closing Date, which represents the assets and liabilities related to the accrued benefits pursuant to the written terms of the U.S. DB Plans of such U.S. Transferred Employees and the Transferred U.S. Union Employees, plus an additional amount related to the accrued benefits pursuant to the written terms of the U.S. DB Plans of certain former employees of the Business who are not in pay status as of the Closing Date (the “Former Employees”) (collectively, the “Assumed Pension Liability”). The amount of assets to be transferred to the Parent’s DB Plan (the “Transfer Amount”) shall be the amount determined under the plan spin-off allocation procedures of Section 414(l) of the Code using the actuarial assumptions and methodology deemed reasonable by Dow, subject to any requirements under such Section of the Code and ERISA. For purposes of this Section 2.03(c), the fair market value of the assets of the U.S. DB Plans shall be based on actual market values as of the Closing Date.

(d) Transfer of Assets. As soon as practicable following the final determination of the Transfer Amount but in no event later than 60 days thereafter, subject to the assumption of the Assumed Pension Liability by Parent’s DB Plan, Dow shall cause the trustee of the U.S. DB Plans to transfer to the trustee of the Parent’s DB Plan an amount in cash equal to: (i) the Transfer Amount; plus (ii) for the period between the Closing Date and the date the assets are transferred (the “Transfer Date”), an interest increment on the Transfer Amount at the rate equal to the yield on the three month US Treasury Bill rate as of the Closing Date; less (iii) any benefit payments that are made from the U.S. DB Plans to the Transferred Employees and the Former Employees for the period between the Closing Date and the Transfer Date. The Transfer Amount shall be made in cash (or, to the extent agreed to by Parent in writing, marketable securities).

(e) Information Sharing. The parties agree to promptly provide such pertinent data or information as each other may reasonably require to implement the requirements of this Agreement (including, without limitation, information required for purposes of the Parent’s Actuary verification process in subsection (i) below, and information needed for administration of the accrued benefits of the U.S. Transferred Employees, Transferred U.S. Union Employees and Former Employees underlying the Assumed Pension Liability that is transferred to Parent’s pension plans). Each party shall bear their own costs related to this section.

(f) Filings. Dow and Parent shall, in connection with the transfers described herein, cooperate in making all appropriate filings required under the Code or ERISA and such transfers shall not take place until after the expiration of the thirty (30) day period following the date of filing the required Forms 5310 with the Internal Revenue Service (the “IRS”).

(g) Representations and Warranties. Dow warrants and represents that the U.S. DB Plans are in receipt of a favorable IRS determination letter with respect to the qualification of the plans under Section 401(a) of the Code and, to the Knowledge of TDCC, no facts or circumstances exist that could lead to the disqualification of the U.S. DB Plans. Parent warrants and represents that the Parent’s DB Plan is in receipt of a favorable IRS determination letter with respect to the qualification of the plan under Section 401(a) of the Code and, to the Knowledge of Parent, no facts or circumstances exist that could lead to the disqualification of Parent’s DB Plan. Notwithstanding anything in this Section 2.03, the Transfer Date shall not occur until such time as Parent has been provided evidence reasonably satisfactory to Parent that (i) the U.S. DB Plans satisfy the requirements for a qualified plan under Section 401(a) of the Code and (ii) such trust is exempt from tax under Section 501(a) of the Code, and the parties have received all other approvals in respect of the Pension Election from all applicable Governmental Authorities.

(h) Calculation of the Assumed Pension Liability; Assumption of Liability. The amount of the Assumed Pension Liability shall be determined as of the Closing Date using the actuarial assumptions and calculation procedures used by TDCC in the determination of the most recent accumulated benefit obligation amount as disclosed by TDCC in its filings with the SEC in accordance with ASC 715-30, except for the discount rate, which shall be determined as of the Closing Date using such calculation procedures; provided, however, that in no event shall the amount of the Assumed Pension Liability less the Transfer Amount (the “Net Pension Liability”) exceed $400 million. Parent’s DB Plan shall assume the Assumed Pension Liability on the Transfer Date, but with effect from the Closing Date, and subject to receipt of the Transfer Amount.

(i) Dispute of Transfer Amount and Assumed Pension Liability. As soon as practicable, but in no event later than 60 days, following the certification of the Transfer Amount and the Assumed Pension Liability by Dow’s Actuary, Parent’s Actuary may object to the accuracy of the determination of the Transfer Amount and the Assumed Pension Liability. In such event, a third actuary shall be designated by Parent’s Actuary (the cost of which shall be borne equally by Dow and Parent), who shall make a final and binding determination of the Transfer Amount and the Assumed Pension Liability based upon the above described assumptions. The Transfer Amount and the Assumed Pension Liability shall be updated as of the Closing Date in accordance with the same assumptions, methodology and certification procedures set forth above.

(j) True Up. If the Net Pension Liability is less than $400 million, within five (5) days following the Transfer Date, Parent shall pay Dow an amount in cash equal to the product of (x) and (y), where (x) equals (1) $400 million minus (2) the Net Pension Liability and (y) equals 0.5. To the extent that TDCC does not make the Pension Election, then Parent shall pay Dow $200 million in cash within five days of the Closing Date.

Section 2.04 U.S. Tax-Qualified Defined Contribution Plans. (a) Effective as of the Closing Date, contributions under The Dow Chemical Company Employees’ Savings Plan, or any successor plan (the “TDCC Savings Plan”), in respect of the U.S. Transferred Employees and the Transferred U.S. Union Employees who participated in TDCC Savings Plan (the “Participants”) shall cease. TDCC shall, or shall cause the applicable Dow Entity to, effective as of the Closing Date, fully vest each Participant in his or her benefits under the TDCC Savings Plan.

(b) Effective as of the Closing Date, the Parent shall, and shall cause the Transferred Subsidiaries to, establish or designate a defined contribution retirement plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Parent Savings Plan”) for the benefit of U.S. Transferred Employees and Transferred U.S. Union Employees; provided, however, that the Parent Savings Plan shall not permit any contributions made after the Closing Date to be invested in common stock of TDCC and shall not permit any Participant in the Parent Savings Plan to invest any portion of the Participant’s transferred account in common stock of TDCC.

(c) The Parent shall, and shall cause the Transferred Subsidiaries to, take all actions necessary to allow the U.S. Transferred Employees and Transferred U.S. Union Employees to make eligible rollover contributions to the Parent Savings Plan of their account balances under the TDCC Savings Plan as soon as practicable following the Closing. The Parent shall, and shall cause the Transferred Subsidiaries to, ensure that the Parent Savings Plan shall permit U.S. Transferred Employees and Transferred U.S. Union Employees to continue in the Parent Savings Plan any plan loans they received under TDCC Savings Plan that are outstanding as of the Closing Date.

Section 2.05 U.S. Non-Retiree Welfare Benefits. (a) TDCC shall cause the U.S. Transferred Employees and the Transferred U.S. Union Employees to cease to participate in and accrue benefits under the welfare benefit plans sponsored by Dow as of the Closing Date.

(b) On or prior to the Closing Date, the Parent shall, and shall cause the Transferred Subsidiaries to, establish or designate welfare benefit plans in which U.S. Transferred Employees and Transferred U.S. Union Employees shall participate immediately following the Closing Date (the “Parent U.S. Welfare Plans”). Following the Closing, the Parent agrees to use commercially reasonable efforts to provide that the U.S. Transferred Employees and Transferred U.S. Union Employees shall be immediately eligible to commence participation in the Parent U.S. Welfare Plans without regard to any eligibility period, waiting period, elimination period, evidence of insurability requirements or pre-existing condition limitations. The Parent shall, and shall cause the Transferred Subsidiaries to, use commercially reasonable efforts to credit each U.S. Transferred Employee and Transferred U.S. Union Employee who participates in a Parent U.S. Welfare Plan with all deductibles, co-payments and co-insurance paid by, as well as any applicable outstanding flexible spending account balances with respect to, the U.S. Transferred Employee and Transferred U.S. Union Employee under the corresponding Dow welfare benefit plan prior to the Closing Date, and, with respect to the calendar year in which the Closing occurs, for the purpose of determining the extent to which any such U.S. Transferred Employee or Transferred U.S. Union Employee has satisfied his deductible and whether he has reached the out-of-pocket maximum limit under the corresponding Parent U.S. Welfare Plan for that year; provided, however, that, as soon as practicable following the Closing Date, TDCC shall, or shall cause its third-party benefits administrator to, provide to the Parent or the third-party benefits administrator of the Parent or the relevant Transferred Subsidiary, in writing, the deductible, co-payment and co-insurance amounts paid by each U.S. Transferred Employee and Transferred U.S. Union Employee as of the Closing Date.

(c) Notwithstanding anything herein to the contrary, Dow shall remain responsible for any incurred but not reported claims that arose prior to the Closing Date with respect to any U.S. Transferred Employee or Transferred U.S. Union Employee under any and all welfare benefit plans sponsored by Dow as of the Closing Date. Except in the event of any claim for workers’ compensation benefits, for purposes of this Section 2.05(c), the following claims and liabilities shall be deemed to be incurred as follows: (i) medical, dental and/or prescription drug benefits (including hospital expenses), upon provision of the services, materials or supplies comprising any such benefits, and (ii) short- and long-term disability, life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, illness, injury or accident giving rise to such benefits.

(d) TDCC shall be responsible for all claims for workers’ compensation benefits which are incurred prior to the Closing by Transferred Employees that are payable under the terms and conditions of the workers’ compensation programs of TDCC or the applicable Dow Entity. Parent’s workers’ compensation program shall be responsible for all claims for workers’ compensation benefits that are incurred from and after the Closing by Transferred Employees that are payable under the terms and conditions of the workers’ compensation program of Parent or the applicable Parent Entity. For purposes of this Section 2.05(d), a claim for workers’ compensation benefits shall be deemed to be incurred when the event giving rise to the claim occurs (the “Workers’ Compensation Event”). If the Workers’ Compensation Event occurs over a period both preceding and following the Closing, the claim shall be the joint responsibility and liability of TDCC and Parent and shall be equitably apportioned based upon the relative periods of time that the Workers’ Compensation Event transpired preceding and following the Closing.

(e) Parent shall, or shall cause one of the Parent Entities to, have in effect as of the Closing Date flexible spending reimbursement accounts under a cafeteria plan qualifying under Section 125 of the Code (the “Parent’s Cafeteria Plan”) that provide benefits to U.S. Transferred Employees and Transferred U.S. Union Employees. Parent shall, or shall cause one of the Parent Entities to, cause Parent’s Cafeteria Plan to accept a spin-off of the flexible spending reimbursement accounts from TDCC’s cafeteria plan qualifying under Section 125 of the Code (“TDCC’s Cafeteria Plan”) and shall honor and continue through the end of the calendar year in which the Closing Date occurs the elections made by each U.S. Transferred Employee and each Transferred U.S. Union Employee under TDCC’s Cafeteria Plan in respect of the flexible spending reimbursement accounts that are in effect immediately prior to the Closing Date. As soon as practicable following the Closing Date, TDCC shall, or shall cause the applicable other Dow Entity to, cause to be transferred from TDCC’s Cafeteria Plan to Parent’s Cafeteria Plan the excess, if any, of the aggregate accumulated contributions to the flexible spending reimbursement accounts made during the year in which the Closing Date occurs by U.S. Transferred Employees and Transferred U.S. Union Employees over the aggregate reimbursement payouts made for such year from such accounts to such employees. If the aggregate reimbursement payouts from the flexible spending reimbursement accounts under TDCC’s Cafeteria Plan made during the year in which the Closing Date occurs to U.S. Transferred Employees and Transferred U.S. Union Employees exceed the aggregate accumulated contributions to such accounts for such year by such employees, Parent shall, or shall cause the applicable Parent Entity to, cause such excess to be transferred to TDCC as soon as practicable following the Closing Date. On and after the Closing Date, Parent shall assume and be solely responsible for all claims by Transferred Employees and Transferred U.S. Union Employees under TDCC’s Cafeteria Plan, whether incurred prior to, on or after the Closing Date, that have not been paid in full as of the Closing Date.

Section 2.06 U.S. Retiree Welfare Benefits. Effective as of the Closing Date, the U.S. Transferred Employees and the Transferred U.S. Union Employees shall be considered terminated participants under the retiree health and welfare benefits plans sponsored by Dow as of the Closing Date and shall cease to accrue benefits thereunder; provided that, subject to the terms of such plans, TDCC and the other Dow Entities shall permit each U.S. Transferred Employee and each Transferred U.S. Union Employee to participate in, and receive benefits from, such plans to the extent such employee satisfies the eligibility criteria to receive benefits under such plans as of the Closing Date or is a Retiree Welfare Employee.

Section 2.07 U.S. Non-Qualified Retirement Plans. Effective as of the Closing Date, the U.S. Transferred Employees and the Transferred U.S. Union Employees who participate in the NQRPs (as defined below) (the “NQRP Employees”) shall be considered terminated participants under (i) The Dow Chemical Company Elective Deferral Plan, (ii) The Dow Chemical Company Executives’ Supplemental Retirement Plan, (iii) the Union Carbide Corporation Executives’ Supplemental Retirement Plan and (iv) the Rohm and Haas Company Non-Qualified Retirement Plan (together, the “NQRPs”) and shall cease to accrue benefits thereunder. Following the Closing, in the event that any NQRP Employee incurs a “separation from service” from the Parent for purposes of Section 409A of the Code, dies or has another payment event occur, the Parent shall, and shall cause the Transferred Subsidiaries to, as promptly as practicable, but in any event within ten (10) Business Days of the applicable date, notify TDCC in writing of such event to permit TDCC to continue to administer the NQRPs with respect to the NQRP Employees. The parties to this Agreement shall closely coordinate and cooperate (and the Parent shall cause the Transferred Subsidiaries to coordinate and cooperate) with respect to any employee communications or employee benefit plan participation information related to the NQRPs and provide other related access and information as may be reasonably required by TDCC to implement the provisions of this Section 2.07 and continue to administer the NQRPs with respect to the NQRP Employees. TDCC shall, or shall cause the applicable Dow Entity to, effective as of the Closing Date, fully vest each NQRP Employee in his or her benefits under the NQRPs.

ARTICLE III

GERMANY

Section 3.01 List of German Employees. The Germany section of Appendix I to this Agreement (as amended pursuant to Section 1.01) distinguishes between German Business Employees who are eligible for a transfer of their employment according to German Civil Code Section 613a to the applicable Transferred Subsidiary in Germany (the “Affected German Employees”) and German Business Employees who shall receive a contractual offer for employment with the applicable Transferred Subsidiary in Germany (the “Offered German Employees”).

Section 3.02 Transfer of Affected German Employees. (a) As promptly as practicable, TDCC shall, or shall cause one of its Affiliates to, draft information letters addressed to the Affected German Employees that comply with the requirements of German Civil Code Section 613a(5) (the “German Information Letters”). TDCC shall cause each of its relevant Subsidiaries that employs the Affected German Employees (a “German Employer Subsidiary”) to execute the German Information Letters, when finalized, and to deliver the German Information Letters to each respective Affected German Employee as soon as reasonably practicable; provided that TDCC and its Affiliates shall not make any commitments in the German Information Letters that are not mandated under German Civil Code Section 613a, and TDCC shall fully indemnify and hold harmless Parent and the Transferred Subsidiaries from all costs and expenses incurred by any such commitments. TDCC shall, or shall cause one of its Affiliates to, provide copies of the German Information Letters to the Parent along with an updated version of Appendix I to this Agreement in accordance with Section 3.02(c) of this Agreement.

(b) With respect to any Affected German Employees who object to being transferred to the applicable Transferred Subsidiary in Germany pursuant to German Civil Code Section 613a(6) (a “Rejecting Affected German Employee”), TDCC shall use commercially reasonable efforts to replace that Rejecting Affected

German Employee prior to the Closing Date with an employee of Dow based in Germany who has professional background, training and experience that is reasonably comparable to the professional background, training and experience of the Rejecting Affected German Employee who such employee is intended to replace (a “German Replacement Employee”). TDCC shall notify the Parent of any proposed German Replacement Employee in writing within 14 days of identifying such German Replacement Employee, and the Parent shall have 14 days from the date of the receipt of such notice to object to the proposed German Replacement Employee; provided, however, that the Parent shall provide TDCC with reasonable grounds for such objection. If that 14-day period expires without any objection from the Parent or the Parent agrees to the proposed German Replacement Employee, TDCC shall cause the applicable Transferred Subsidiary in Germany to make an offer of employment to the German Replacement Employee in accordance with Section 3.03 of this Agreement.

(c) Not later than five weeks after delivery of the German Information Letters to all Affected German Employees in accordance with Section 3.02(a) of this Agreement, TDCC shall update Appendix I to this Agreement to indicate any Rejecting Affected German Employees. TDCC shall further update Appendix I to this Agreement in due time before Closing to indicate any German Replacement Employees that TDCC and the Parent have agreed shall be offered employment with the applicable Transferred Subsidiary in Germany.

(d) The parties hereto acknowledge and agree that all Affected German Employees who do not object to being transferred to the applicable Transferred Subsidiary in Germany pursuant to German Civil Code Section 613a(6) (the “Non-Rejecting Affected German Employee”) shall transfer to the applicable Transferred Subsidiary in Germany pursuant to German Civil Code Section 613a prior to Closing. Pursuant to German Civil Code Section 613a(1), the transfer of the Non-Rejecting Affected German Employees to the applicable Transferred Subsidiary in Germany shall include the transfer of all rights and Liabilities to the applicable Transferred Subsidiary in Germany.

(e) Notwithstanding anything in this Agreement to the contrary, the Parent shall make a payment to TDCC in the amount of 50 percent of any severance payment due to any Rejecting Affected German Employee who provides notice of his rejection according to German Civil Code Section 613a(6), if such Rejecting Affected German Employee or another, comparable employee whose termination takes priority according to the selection procedure set forth in Section 1(3) German Protection Against Unfair Dismissal Act (Kündigungsschutzgesetz, KSchG) receives a notice of termination due to redundancy within 30 days from the date such Rejecting Affected German Employee provided notice of his rejection, provided, however, that the Parent shall not be obliged to make such payment to TDCC with respect to any Rejecting Affected German Employee who has been replaced by a German Replacement Employee. The payment shall be due within 60 days following the date that TDCC delivers an invoice to Parent setting forth the amount of the severance payment made by TDCC to such Rejecting Affected German Employee.

(f) In the event that a number of employees that is greater than the total number of German Business Employees set forth in the Germany section of Appendix I to this Agreement actually transfer to the applicable Transferred Subsidiary in Germany, TDCC shall fully indemnify and hold harmless Parent and the applicable Transferred Subsidiary in Germany from all costs and expenses related to any such employees and arising on or after the Closing Date, including but not limited to the costs of any such employees’ compensation and benefits (including Taxes, social security contributions and pension fund contributions) as well as any costs and expenses incurred in connection with the termination of the applicable employee or another, comparable employee whose termination takes priority according to the selection procedure set forth in Section 1(3) German Protection Against Unfair Dismissal Act (Kündigungsschutzgesetz, KSchG), if such employee receives a notice of termination due to redundancy within 30 days from the Closing Date, and such employee shall not be considered a Transferred Employee for purposes of this Agreement.

Section 3.03 Transfer of Offered German Employees. TDCC shall before Closing cause the applicable Transferred Subsidiary in Germany to offer the Offered German Employees employment on the same terms and conditions as applicable to their employment immediately prior to the date on which such offer is made, including the recognition of past pensionable service and employment service periods with Dow. TDCC shall cause the relevant German Employer Subsidiary, as well as the applicable Transferred Subsidiary in Germany, to use commercially reasonable efforts to ensure that each Offered German Employee enters into a tripartite agreement with the relevant German Employer Subsidiary and the applicable Transferred Subsidiary in Germany providing for the transfer of his employment relationship to the applicable Transferred Subsidiary in Germany and for the termination of his employment relationship with the German Employer Subsidiary and that is otherwise consistent with the terms of the offer of employment to such Offered German Employee. TDCC shall cause the relevant German Employer Subsidiary to provide information on the terms and conditions applicable to each Offered German Employee’s employment immediately prior to the date on which the offer of employment by the applicable Transferred Subsidiary in Germany was made, including information on each Offered German Employee’s past pensionable service and employment service periods with Dow, to the Parent as soon as reasonably practicable and, in any case, prior to the Closing Date. With respect to later changes of their terms and conditions of employment, the Parent shall, and shall cause the applicable Transferred Subsidiary in Germany to treat the Offered German Employees who become German Transferred Employees as if German Civil Code Section  613a(1) applied.

Section 3.04 German Works Council Consultation. TDCC shall cause its relevant German Employer Subsidiaries to inform or consult with any Employee Representative Body, to the extent required under German labor Law (including, but not limited to Sections 111-113 of the German Works Constitution Act (Betriebsverfassungsgesetz, BetrVG)). TDCC shall use its commercially reasonable efforts to complete any consultation prior to the Closing Date. TDCC shall provide the Parent with periodic updates regarding the status of any consultation with the relevant Employee Representative Bodies.

Section 3.05 German Pension and Benefits Arrangements. (a) To the extent permitted by applicable Law, and subject where required to the consent of the individual German Transferred Employees pursuant to Section 4 of the German Occupational Pension Act (Betriebsrentengestetz, BetrAVG), if applicable, TDCC shall before Closing cause the applicable Transferred Subsidiary in Germany to assume the accrued pension Liabilities (which, for the avoidance of doubt, shall include all deferred compensation (Entgeltumwandlung) payable on or in connection with retirement) with respect to the German Transferred Employees under the relevant existing pension schemes referred to in Appendix III to this Agreement (the “German Pension Schemes”), regardless of whether the pension entitlements (Versorgungsanwartschaften) of the German Transferred Employees are vested or not, and any jubilee benefits. The pension Liabilities addressed in this Section 3.05 and jubilee benefits shall be Assumed HR Liabilities.

(b) To the extent permitted by applicable Law and the terms of the applicable insurance contracts and subject to the consent of the relevant insurance provider, TDCC shall before Closing cause the applicable Transferred Subsidiary in Germany to assume all individual pension liability insurance (Rückdeckungsversicherung) and direct insurance (Direktversicherung) policies covering or relating to pension Liabilities under the German Pension Schemes. TDCC shall pay all insurance premiums with respect to the applicable insurance contracts due in respect of the period prior to and including the Closing Date and any insurance policy referred to in this Section 3.05(b).

(c) TDCC shall before Closing cause the applicable Transferred Subsidiary in Germany to enter into contractual arrangements with Generali Deutschland Pensor Pensionsfonds AG with respect to pension Liabilities under the plan “BVR 2005” applicable to the German Transferred Employees, which arrangements shall be similar to the existing contractual arrangements between the relevant German Employer Subsidiary and Generali Deutschland Pensor Pensionsfonds AG as listed in Appendix IV to this Agreement. TDCC shall ensure that all premiums in relation to the German Transferred Employees in respect of the Generali Deutschland Pensor Pensionsfonds AG due in respect of the period up to and including the Closing Date have been fully discharged.

ARTICLE IV

SWITZERLAND

Section 4.01 Information and Consultation. TDCC shall cause the relevant Dow Entity transferring the relevant Swiss part of the Business as provided for in the Separation Agreement (“Swiss Business”) and the relevant Transferred Subsidiary to make and complete, in compliance with the terms set by applicable Law and, in any case, prior to Closing, all required information and, if required, engage in the consultation process as provided for by Article 333a of the Swiss Code of Obligations, in respect of the transfer of the Swiss Business Employees (as defined below) in connection with the transfer of the Swiss Business. The Parent shall cooperate with TDCC, the relevant Dow Entity and the relevant Transferred Subsidiary and provide all information required by applicable Law and assistance reasonably requested by TDCC, the relevant Dow Entity or the relevant Transferred Subsidiary in order to complete the required communication and consultation process pursuant to this Section 4.01. The last sentence of Section 3.04 shall apply mutatis mutandis to any information and consultation process with any employee representative body or any employees in Switzerland.

Section 4.02 Transfer of Swiss Employees. (a) Subject to the foregoing, the Parent shall use commercially reasonable efforts, and shall use commercially reasonable efforts to cause the Transferred Subsidiaries to, employ, effective as of and from the Closing, all of the Swiss Business Employees set forth on Appendix I to this Agreement (the “Swiss Employees”) upon employment terms and conditions in accordance with Section 1.02 of this Agreement. Each Swiss Employee who is or becomes a Transferred Employee shall be referred to as a “Swiss Transferred Employee”. To the extent the Parent or any other Parent Entity does not comply with this Section 4.02 or with Section 1.02 or Section 4.03 of this Agreement and, as a result, any TDCC Indemnified Party incurs any severance, termination or similar cost in respect of any Swiss Employee (pursuant to a severance plan of Dow, or otherwise) in connection with the transactions contemplated by this Agreement (either alone or in combination with any subsequent event) on or following the Closing, the Parent shall, subject to Section 1.11 of this Agreement, indemnify such TDCC Indemnified Party for any and all such amounts. In particular, subject to Section 1.05 of this Agreement, the Parent shall indemnify the relevant TDCC Indemnified Party for any and all claims of any Swiss Transferred Employee against such TDCC Indemnified Party resulting from Article 333, Paragraph 3 of the Swiss Code of Obligations, to the extent such claim is related exclusively to the period after the Closing Date. The Parent shall use commercially reasonable efforts, and shall use commercially reasonable efforts to cause the Transferred Subsidiaries to, employ those Swiss Employees set forth on Appendix I to this Agreement who are on an approved leave of absence as of the date hereof and who return to active duty within six (6) months following the Closing Date.

(b) In the event that any employee other than the Swiss Employees set forth in the Swiss section of Appendix I to this Agreement actually transfers or is, be it by operation of Law or otherwise, transferred to the applicable Transferred Subsidiary in Switzerland, TDCC shall fully indemnify and hold harmless Parent and the applicable Transferred Subsidiary in Switzerland from all costs and expenses related to any such employees and arising on or after the Closing Date, including but not limited to the costs of any such employees’ compensation and benefits (including Taxes, social security contributions and pension fund contributions) as well as any costs and expenses incurred in connection with the termination of such employee, if such employee receives a notice of termination due to redundancy within 30 days from the Closing Date, and such employee shall not be considered a Transferred Employee for purposes of this Agreement.

Section 4.03 Rejecting Swiss Transferred Employees. In cases where any Swiss Transferred Employee objects to being transferred to the applicable Transferred Subsidiary in Switzerland pursuant to Article 333 Paragraph 2 of the Swiss Code of Obligations (the “Rejecting Swiss Transferred Employees”), after Closing and subject to Section 1.05 of this Agreement the Parent shall, and shall cause the Transferred Subsidiaries to honor, comply with and perform the respective employment agreements as in effect on the date hereof or employment agreements that are substantially comparable in the aggregate to the employment terms and conditions as set out in Section 4.02 of this Agreement until the end of the applicable statutory notice period according to Article 333, Paragraph 2 of the Swiss Code of Obligations, to the extent such agreement is not terminated earlier pursuant to applicable Law.

ARTICLE V

ITALY

Section 5.01 Notification and Consultation. TDCC shall cause the relevant Dow Entity transferring the relevant Italian Business (as defined below) and the relevant Transferred Subsidiary to make and complete, in any case, prior to Closing, all required notifications and engage in the consultation process with the unions provided for by Article 47 of Law no. 428, dated December 29, 1990, in respect of the transfer of the relevant Italian Business Employees (as defined below) in connection with the transfer of the Italian Business (as defined below), in compliance with the rules on the trade unions information and consultation procedure set forth under applicable Law and under applicable collective bargaining agreements. The Parent shall cooperate with TDCC, the relevant Dow Entity and the relevant Transferred Subsidiary and provide all relevant documentation that TDCC, the relevant Dow Entity and the relevant Transferred Subsidiary may reasonably require in connection with the consultation process.

Section 5.02 Transfer of Italian Employees. Without prejudice to the general principles set forth in Article I of this Agreement, notwithstanding, however, Section 1.05 above, in each case where applicable to transfer of the Italian businesses relating to the portion of the Business in Italy (the “Italian Business”), the transfer of the relevant Italian Business to the relevant Transferred Subsidiary will determine, pursuant to and in accordance with Article 2112 of the Italian Civil Code, the automatic transfer of all Italian Business Employees listed under Appendix I (the “Italian Business Employees”), together with the related employment agreements, including all rights and Liabilities (including HR Liabilities) relating thereto and deriving therefrom, with effect as of the date of effectiveness of the transfer of the relevant Italian Business. From the Closing, the Parent shall be fully responsible for all costs, expenses and Liabilities in relation to all past and current Liabilities and damages (including HR Liabilities), accrued, required to be accrued or contingent, in connection with or resulting from the Italian Business Employees that transfer pursuant to applicable Law; provided that, for the avoidance of doubt, TDCC and the other Dow Entities shall retain all Liabilities for, and assets in respect of, rights under the Italian pension plan, but only to the extent accrued or required to be accrued as of the Closing Date.

Section 5.03 Employee Benefit Plans. Effective as of the Closing Date, the Italian Transferred Employees shall be considered terminated participants under any applicable Dow Plan, including any applicable umbrella insurance coverage or TDCC stock option or other incentive plan and shall cease to accrue benefits thereunder, in each case, in accordance with Article I of this Agreement.

ARTICLE VI

CHINA

Section 6.01 General. Subject to the foregoing, the Parent shall, and shall cause the applicable Transferred Subsidiary to, employ, effective as of and from the Closing, all of the Chinese Business Employees employed by the applicable Transferred Subsidiary (each, a “China Transferred Employee”), as set forth on Appendix I to this Agreement, upon employment terms and conditions in accordance with Section 1.02 of this Agreement; provided, that for the avoidance of doubt the employee benefit plans and arrangements shall include, without limitation, the supplementary housing fund, supplementary pension and employee stock option plan. To the extent the Parent or the applicable Parent Entity does not comply with this Section 6.01 or with Section 1.02 of this Agreement and, as a result, any TDCC Indemnified Party incurs any severance, termination or similar cost in respect of any China Transferred Employee (pursuant to law or under and contractual arrangement) in connection with the transactions contemplated by this Agreement (either alone or in combination with any subsequent event) on, prior to or following the Closing, the Parent shall indemnify such TDCC Indemnified Party for any and all such amounts.

Section 6.02 Work Change Letter. The parties hereto acknowledge that (a) each of the China Transferred Employees was previously employed by a Subsidiary of TDCC (a “Previous China Employer

Entity”) and (b) (i) other than the Special China Employees (as specified in Appendix I to this Agreement) all of the China Transferred Employees had been transferred to the applicable Transferred Subsidiary on the China Cut-off Date and (ii) the Special China Employees will be transferred to the applicable Transferred Subsidiary on the Closing Date. The Previous China Employer Entity, the applicable Transferred Subsidiary in China and each of the China Transferred Employees shall enter into a Work Change Letter in connection with the settlement of the employment related issues. Each Work Change Letter entered into pursuant to the preceding sentence shall be substantially in the form of a Work Change Letter that is reasonably satisfactory to Parent, which TDCC shall provide to Parent as soon as practicable following the date of this Agreement, but in no event later than 30 days after the date of this Agreement. The Parent and each Parent Entity shall, and shall cause the applicable Transferred Subsidiary in China to, fully perform its obligations under each of such Work Change Letters on or following the Closing. To the extent the applicable Transferred Subsidiary in China fails to perform any obligation under a Work Change Letter and, as a result, any TDCC Indemnified Party incurs any severance, termination or similar cost in respect of any China Transferred Employee (pursuant to law or under any contractual arrangement) in connection with the transactions contemplated by this Agreement (either alone or in combination with any pre-transaction restructuring or any subsequent event) on or following the Closing, the Parent shall indemnify the relevant TDCC Indemnified Party for any and all such amounts.

Section 6.03 PRC Severance.

(a) TDCC shall cause the relevant Previous China Employer Entities to, on or before the Closing Date, settle with each of the China Transferred Employees their respective severance pay with respect to such China Transferred Employee’s service years with Dow (“Pre-Closing Service Years”). The Pre-Closing Service Years means (i) with respect to any China Transferred Employee who is not a Special China Employee, (A) his/her service years with the relevant Previous China Employer Entity which ended on the date immediately before the China Cut-off Date and (B) his/her pre-closing service years with the relevant Transferred Subsidiary in China which started on the China Cut-off Date and ends on the date immediately before the Closing Date, and (ii) with respect to a Special China Employee, such Shanghai Immigrant Employee’s service years with the Previous China Employer Entity which ends on the date immediately before the Closing Date.

(b) The parties hereto acknowledge and agree that the consummation of the transaction contemplated under this Agreement will not result in a change of employment relationship between the China Transferred Employees and the applicable Transferred Subsidiary in China. Notwithstanding Section 6.03(a)(i)(B) above, for each China Transferred Employee (exclusive of the Special China Employees), the Parent shall, and shall cause the applicable Transferred Subsidiary in China to recognize his/her pre-closing service years with the applicable Transferred Subsidiary in China on a continuous basis starting from the China Cut-off Date for the purpose of calculating the severance payable to such China Transferred Employee when his/her employment with the applicable Transferred Subsidiary in China terminates.

Section 6.04 PRC Accrued Benefits.

(a) No later than two weeks following the execution of this Agreement, and subject to applicable Data Protection Laws, TDCC has provided to the Parent a preliminary version of Appendix V to this Agreement setting out a list of accrued benefits (“Accrued Benefits”) of each China Transferred Employee, including (i) the accrued Dow Supplementary Housing Fund, (ii) accrued Dow Supplementary Pension, (iii) number of shares of stock held under the Dow Phantom Stock Purchase Plan (“Phantom ESPP Shares”), (iv) accrued overtime working hours, and (v) accrued but unused annual leave. TDCC shall update Appendix V to this Agreement immediately prior to the Closing Date to reflect any changes during the period from the date hereof to the Closing Date.

(b) For each China Transferred Employee, TDCC shall, and shall cause the relevant Previous China Employer Entity to, settle on the Closing Date all of the following Accrued Benefits that have accrued as of the Closing Date: (i) the accrued Dow Supplementary Housing Fund, (ii) accrued Dow Supplementary Pension,

(iii) Phantom ESPP Shares, (iv) accrued overtime working hours and (v) accrued but unused annual leave. As of the Closing Date, TDCC and the relevant Previous China Employer Entities shall be relieved of all obligations and liabilities in connection with the Accrued Benefits, except to the extent otherwise required by applicable Law.

ARTICLE VII

KOREA

Section 7.01 General. Subject to the foregoing, during the Comparability Period (or for such longer period as required by applicable Law or pursuant to the terms of any applicable labor or collective bargaining agreement),the Parent shall, or shall cause the applicable Transferred Subsidiary in Korea to, provide to each Transferred Employee in Korea, to the extent required by applicable Law, (a) a base salary or base wages no less favorable than those provided by Dow as in effect immediately prior to the Closing Date and (ii) other employee benefits (including variable pay and cash-based or equity-based incentive or bonus opportunities, retention awards, defined benefit retirement benefits and retiree life and retiree medical benefits) under plans, programs and arrangements that are substantially comparable in the aggregate to those provided to the Transferred Employee as in effect immediately prior to the Closing Date. For the avoidance of doubt, to the extent permitted by applicable Law and the terms of any applicable labor or collective bargaining agreement, the Parent shall, or shall cause the applicable Transferred Subsidiary in Korea to, be permitted to provide employee benefits to a Transferred Employee in Korea (i) that are not individually comparable to those provided to such Transferred Employee as in effect immediately prior to the Closing Date or (b) that are in a form that is different than the form of the employee benefits provided immediately prior to the Closing Date, so long as the employee benefits so provided comply with Section 1.02 of this Agreement.

Section 7.02 Transfer of Korean Employees. (a) The parties hereto intend that the transactions contemplated by this Agreement shall not constitute a separation, termination or severance of employment of any Transferred Employee in Korea prior to or upon the consummation of the transactions contemplated by this Agreement and that the Transferred Employees in Korea will have continuous and uninterrupted employment immediately before and immediately after the Closing Date, and Dow and the Parent shall, and shall cause the Transferred Subsidiaries to, comply with any requirements under applicable Law to ensure the same. The Parent shall bear any costs related to, and, to the extent required by Section 1.05 or Section 1.11 of this Agreement, shall indemnify and hold harmless TDCC Indemnified Parties from and against any claims made by any Transferred Employee in Korea for any statutory, contractual or common law severance or separation benefits and other similar legally mandated payment obligations (including the employer portion of any employment Taxes, together with any compensation payable during any mandatory termination notice period related thereto), in each case, arising out of or in connection with (i) any of the Assumed HR Liabilities, (ii) the failure of the Parent or the applicable Transferred Subsidiary to continue the employment of any Transferred Employee in Korea following the Closing Date in accordance with this Agreement and as required by applicable Law or labor or collective bargaining agreement, or (iii) the employment of any Transferred Employee in Korea on or after the Closing Date, including in respect of any act or omission relating to the employment of any Transferred Employee in Korea on or after the Closing Date.

(b) TDCC shall bear any costs related to, and shall indemnify and hold harmless the Parent and the applicable Transferred Subsidiary from and against any claims made by any Transferred Employee in Korea for any statutory, contractual or common law severance or separation benefits and other similar legally mandated payment obligations (including the employer portion of any employment Taxes, together with any compensation payable during any mandatory termination notice period related thereto), in each case, arising out of or in connection with any Transferred Employee in Korea in circumstances other than as described in Section 7.02(a)(i) or Section 7.02(a)(ii) of this Agreement.

ARTICLE VIII

BRAZIL

Section 8.01 General. (a) Subject to the foregoing, the Parent shall, and shall cause the applicable Transferred Subsidiary in Brazil to, employ, effective as of and from the Closing, all of the Brazilian Business Employees set forth on Appendix I to this Agreement (the “Brazilian Employees”) upon employment terms and conditions in accordance with Section 1.02 to this Agreement. Each Brazilian Employee who is or becomes a Transferred Employee shall be referred to as a “Brazilian Transferred Employee”. To the extent the Parent or any applicable Parent Entity in Brazil does not comply with this Section 8.01 or with Section 1.02 to this Agreement and, as a result, any TDCC Indemnified Party incurs any severance, termination or similar cost in respect of any Brazilian Employee (pursuant to a severance plan of Dow, or otherwise) in connection with the transactions contemplated by this Agreement (either alone or in combination with any subsequent event) on, prior to or following the Closing, the Parent shall indemnify such TDCC Indemnified Party for any and all such amounts. The Parent shall, and shall cause the applicable Transferred Subsidiary in Brazil to, employ those Brazilian Employees set forth on Appendix I to this Agreement who are on an approved leave of absence (“licença”) as of the Closing Date, to the extent required by applicable Law or who return to active duty within six (6) months following the Closing Date.

(b) The parties hereto acknowledge and agree that the Parent shall, and shall cause the applicable Transferred Subsidiary in Brazil to, adopt and assume the Brazilian Union Contracts and recognize the unions that are party to the Brazilian Union Contracts with respect to the Brazilian Transferred Employees. The Parent shall, and shall cause the applicable Transferred Subsidiary in Brazil to, employ, effective as of and from the Closing, Business Employees who are union officers and whose employment is protected by applicable Law or collective bargaining agreement (the “Brazilian Union Employees”) and shall employ the Brazilian Union Employees on the terms and conditions of the applicable Law, legislation and collective bargaining agreements.

Section 8.02 Brazilian Benefit Plans. (a) TDCC shall, and shall cause the Transferred Subsidiaries to adopt all required actions to become a sponsor of Dow Entity’s Employees’ Savings Plan, or any successor plan (the “TDCC’s Brazilian Savings Plan”), prior to the transfer of the Brazilian Transferred Employees who participated in TDCC’s Brazilian Savings Plan (the “Brazilian Participants”). The required actions include the preparation and submission of all the required documents for approval by the Brazilian National Superintendence for Pension Funds (Superintendência Nacional de Previdência Complementar – “PREVIC”), which approval shall be obtained prior to the transfer of the Brazilian Transferred Employees.

(b) Up to the Closing Date, TDCC and the other Retained Dow Entities shall be liable for the payment of the contributions required from the Transferred Subsidiaries as sponsors of TDCC’s Brazilian Savings Plan (“Sponsor’s Contribution”) which are made in respect of the Brazilian Participants.

(c) Effective as of the Closing Date, (i) the liability of TDCC or any other Retained Dow Entity for the payment of any Sponsor’s Contribution accrued on or after the Closing Date, in respect of the Brazilian Participants shall cease, and (ii) Parent shall be fully liable for any Sponsor’s Contribution under TDCC’s Brazilian Savings Plan accrued on or after the Closing Date, in respect of the Brazilian Participants and shall reimburse Dow for any costs or expenses related thereto, including management, funding and other actuarial costs.

(d) TDCC and any other Retained Dow Entity undertake to cooperate with Parent or the Transferred Subsidiary, including by providing any documents or information that might be required in order to comply with requests made by PREVIC or any Governmental Authority in connection with the TDCC’s Brazilian Savings Plan.

(e) TDCC and the Retained Dow Entities in Brazil, jointly and severally, shall bear any costs related to, and shall indemnify, hold harmless and timely pay (by advancing the necessary funds) Parent and the applicable Parent Entity for any amounts Parent and/or such Parent Entity become, or are held, liable for on or after the

Closing Date arising out of or in connection with a misrepresentation in connection with TDCC’s Brazilian Savings Plan, or any failure of TDCC or any of the Dow Entities to comply with its obligations as a sponsor of TDCC’s Brazilian Savings Plan, on, prior to or following the Closing Date, including the payment of any contributions required thereunder. In the event any of Parent or any Parent Entity incurs any Losses covered by this Section 8.02(d), the Parent or the applicable Parent Entity will hold full right of recourse against TDCC and its Affiliates in Brazil, subject to Article IV of the Separation Agreement.

(f) As promptly as practicable following the Closing Date, but in no event later than three (3) months following the Closing, the Parent shall, and shall cause the applicable Transferred Subsidiaries in Brazil to adopt the required actions to submit the transfer of management of its portion of TDCC’s Brazilian Savings Plan (“Management Transfer”) to another entity duly authorized for management of private pension plans in Brazil. The required actions include the preparation and submission of all the required documents and actuarial evaluations and reports for approval of PREVIC, which approval shall be procured and obtained by the Parent in good faith and upon all reasonable efforts promptly following the Closing.

ARTICLE IX

REMAINING EMPLOYEES IN OTHER JURISDICTIONS

Section 9.01 Transfer of Remaining Employees. The parties hereto agree to use their reasonable efforts to ensure that the Remaining Employees are transferred to the Parent or the relevant Transferred Subsidiary with effect from the Closing Date, whether the transfer is: (a) implemented through the operation of applicable Law; (b) through the relevant Transferred Subsidiary offering to employ, effective as of and from the Closing Date, the Remaining Employees; or (c) by any other applicable means. Each Remaining Employee who is or becomes a Transferred Employee shall be referred to as a “Remaining Transferred Employee”. Subject to applicable Law, the Parent shall cause the relevant Transferred Subsidiary to use reasonable efforts to ensure that the Remaining Transferred Employees shall be employed by the relevant Transferred Subsidiary upon terms and conditions, and provided with compensation and benefits, that are substantially comparable in the aggregate to their terms and conditions and compensation and benefits with Dow immediately prior to the Closing Date.

Section 9.02 Allocation of Liabilities. The HR Liabilities with respect to each Remaining Employee and each Remaining Transferred Employee shall be allocated in accordance with the allocation of HR Liabilities in Article I, and to the extent the Parent or a Transferred Subsidiary is responsible for an HR Liability under Article I, such HR Liability shall, with respect to each Remaining Employee and each Remaining Transferred Employee, be deemed an Assumed HR Liability.

Section 9.03 Netherlands Pension. TDCC guarantees that, on the Closing Date, it (or the relevant Dow Entity) has fully complied with and completely fulfilled all its obligations with respect to the pension arrangements of the Business Employees primarily employed in the Netherlands until the Closing Date (such as, but not limited to, the payment of all pension premiums and the payment of back service payments) and TDCC shall defend, indemnify, hold harmless and timely pay (by advancing the necessary funds) any Loss or other Liability incurred by the Parent and each Parent Entity (including the Transferred Subsidiaries), or for which a Parent Entity may become or be held liable, as a result of or in connection with such obligations, subject to Article IV of the Separation Agreement.

Section 9.04 French City Waiver. The parties to this Agreement acknowledge that, pursuant to Article L. 214-1 of the French town planning code (code de l’urbanisme) and regulations enacted thereunder, the city of Saint-Denis, France (the “City”) has a preemptive right to acquire the assets relating to the French Business (the “Preemptive Right”). TDCC shall use commercially reasonable efforts to take such steps as are necessary or desirable to provide any notification and related information required by Law to be provided to the City in connection with the Preemptive Right as promptly as reasonably practicable, and Parent shall, and shall cause the Parent Entities to, cooperate with TDCC in connection with the provision of such notification and information and any other matters relating to the Preemptive Right. TDCC shall keep Parent reasonably informed regarding the status of any discussions with the City regarding the Preemptive Right and TDCC shall notify Parent in writing if the City determines that it shall exercise the Preemptive Right and acquire the assets relating to the French Business.

ARTICLE X

WORKS COUNCILS AND OTHER REPRESENTATIVE BODIES

Section 10.01 Employee Representative Bodies. The parties hereto acknowledge and agree that any existing Employee Representative Bodies representing Transferred Employees in such Relevant Jurisdictions as are agreed between the parties hereto may, to the extent permitted by applicable Law and any relevant collective bargaining or other agreement, continue to represent those Transferred Employees (in addition to any newly hired employees engaged by the Parent, the relevant Transferred Subsidiary or the JV Entity following the Closing Date) for a transitional period following the Closing Date; provided, however, that the Parent shall, and shall cause the Transferred Subsidiaries to, cause new elections for Employee Representative Bodies to take place as soon as practicable following the Closing Date to the extent permitted by applicable Law and any relevant collective bargaining or other similar agreement. TDCC shall obtain the Parent’s written consent prior to discussing with any Employee Representative Bodies any potential post-Closing changes to the terms, conditions, compensation or benefits of any Business Employee provided by Parent or any of its Affiliates.

Section 10.02 Collective Bargaining Agreements. Except to the extent otherwise provided in this Agreement or required by applicable Law, the Parent shall, and shall cause the Transferred Subsidiaries to, effective as of the Closing Date, be bound by the prevailing collective bargaining agreements applicable to the Transferred Employees, shall continue to comply with the terms of such collective bargaining agreements, and any HR Liabilities that arise from the Parent or the relevant Parent Entities’ breach of a collective bargaining agreement shall be Assumed HR Liabilities.

ARTICLE XI

ADDITIONAL DEFINED TERMS

Section 11.01 Certain Defined Terms. Terms used herein shall have the meanings provided in Article I of the Merger Agreement or as defined below:

“Accrued Benefits” has the meaning ascribed to it in Section 6.04(a) of this Agreement;

“Affected German Employees” has the meaning ascribed to it in Section 3.01 of this Agreement;

“Agreement” means this Employee Matters Agreement among the parties hereto (including the Appendices and Exhibits hereto) and all amendments hereto made in accordance with the provisions of Section 12.08 of this Agreement;

“Assumed HR Liabilities” has the meaning ascribed to it in Section 1.05 of this Agreement;

“Assumed Pension Liability” has the meaning ascribed to it in Section 2.03(c) of this Agreement;

“Assumed Vacation Liabilities” has the meaning ascribed to it in Section 1.04 of this Agreement;

“Brazilian Employees” has the meaning ascribed to it in Section 8.01(a) of this Agreement;

“Brazilian Participants” has the meaning ascribed to it in Section 8.02(a) of this Agreement;

“Brazilian Transferred Employee” has the meaning ascribed to it in Section 8.01(a) of this Agreement;

“Brazilian Union Contracts” means the collective bargaining agreements between:

(i) Collective Bargaining Agreement executed between the Union of Chemical and Petrochemical Industries for Industrial Purposes in the State of São Paulo (Sindicato das Indústrias de Produtos Químicos para fins Industriais e Petroquímicos do Estado de São Paulo), representing the chemical and petrochemical companies in the State of São Paulo; and the Union of Workers in Chemical and Plastic industry in the City of São Paulo (Sindicato dos Trabalhadores na Indústria Química e Plástica de São Paulo) representing the employees working for chemical and petrochemical companies in the City of São Paulo and metropolitan area;

(ii) Collective Bargaining Agreement executed between the Union of Chemical and Petrochemical Industries for Industrial Purposes in the State of São Paulo (Sindicato das Indústrias de Produtos Químicos para fins Industriais e Petroquímicos do Estado de São Paulo), representing the chemical and petrochemical companies in the State of São Paulo; and the Union of Workers in Chemical, Pharmaceutical and Fertilizer industries in the cities of Cubatão, Santos, São Vicente, Praia Grande, Guarujá, Bertioga, Mongaguá and Itanhaém (Sindicato dos Trabalhadores nas Indústrias Químicas, Farmacêuticas e de Fertilizantes de São Paulo Cubatão, Santos, São Vicente, Praia Grande, Guarujá, Bertioga, Mongaguá e Itanhaém) representing the employees working for chemical and petrochemical companies in the Cities of Cubatão, Santos, São Vicente, Praia Grande, Guarujá, Bertioga, Mongaguá and Itanhaém;

(iii) Collective Bargaining Agreement setting a flexible working schedule, an Offsetting system of working hours, and a lack of regular working hours’ control (records only overtime), executed between Dow Brasil Sudeste Industrial Ltda and the Union of Workers in Chemical, Pharmaceutical and Fertilizer industries in the cities of Cubatão, Santos, São Vicente, Praia Grande, Guarujá, Bertioga, Mongaguá and Itanhaém (Sindicato dos Trabalhadores nas Indústrias Químicas, Farmacêuticas e de Fertilizantes de São Paulo Cubatão, Santos, São Vicente, Praia Grande, Guarujá, Bertioga, Mongaguá e Itanhaém);

(iv) Collective Bargaining Agreement setting the payment of overtime hours taken at the transport of employees between the company’s entrance and their workplace, executed between Dow Brasil Sudeste Industrial Ltda and the Union of Workers in Chemical, Pharmaceutical and Fertilizer industries in the cities of Cubatão, Santos, São Vicente, Praia Grande, Guarujá, Bertioga, Mongaguá and Itanhaém (Sindicato dos Trabalhadores nas Indústrias Químicas, Farmacêuticas e de Fertilizantes de São Paulo Cubatão, Santos, São Vicente, Praia Grande, Guarujá, Bertioga, Mongaguá e Itanhaém); and

(v) Collective Bargaining Agreement setting rules for employees working in rotating continuous shifts, executed between Dow Brasil Sudeste Industrial Ltda and the Union of Workers in Chemical, Pharmaceutical and Fertilizer industries in the cities of Cubatão, Santos, São Vicente, Praia Grande, Guarujá, Bertioga, Mongaguá and Itanhaém (Sindicato dos Trabalhadores nas Indústrias Químicas, Farmacêuticas e de Fertilizantes de São Paulo Cubatão, Santos, São Vicente, Praia Grande, Guarujá, Bertioga, Mongaguá e Itanhaém);

“Brazilian Union Employees” has the meaning ascribed to it in Section 8.01(b) of this Agreement;

“Business Employee” means each employee of Dow identified on Appendix I to this Agreement. For the avoidance of doubt, each employee of TDCC and the other Dow Entities that provides services to the JV Entity as of the Closing Date shall be a Business Employee;

“China Cut-off Date” means the date of the Internal Separation;

“Chinese Transferred Employee” has the meaning ascribed to it in Section 6.01 of this Agreement;

“City” has the meaning ascribed to it in Section 9.04 of this Agreement;

“Comparability Period” means the two year period following the Closing Date;

“Covered Liabilities” has the meaning ascribed to it in Section 1.08 of this Agreement;

“Data Protection Laws” has the meaning ascribed to it in Section 1.01 of this Agreement;

“Delayed Transfer Employees” has the meaning ascribed to it in Section 1.08 of this Agreement;

“Dow’s Actuary” has the meaning ascribed to it in Section 2.03(b) of this Agreement;

“Dow Stock Award” means Dow Stock Options, deferred TDCC Common Stock, performance deferred TDCC Common Stock, TDCC deferred stock units and any other equity or equity-based awards granted pursuant to the Dow Stock Plans;

“Dow Stock Options” means all stock options to acquire shares of TDCC Common Stock from TDCC;

“Dow Stock Plans” means TDCC’s Amended and Restated 2012 Stock Incentive Plan, TDCC’s 1988 Award and Option Plan, TDCC’s Dividend Unit Plan and each other Dow Plan providing for the grant of Dow Stock Awards;

“Employee Data” means a Business Employee’s (i) name, (ii) identification number, (iii) number of years of service with TDCC and its Subsidiaries, (iv) job title, (v) job grade, (vi) primary work location, (vii) base salary, current wages or annualized fixed or guaranteed remuneration, as applicable, (viii) target incentive pay information (including sales commissions), (ix) outstanding equity and equity-based awards, including number of shares of Dow Common Stock underlying the awards, grant date, exercise price and vesting schedule, as applicable, (x) employment status (i.e., active or inactive), (xi) Hay point level and (xii) all other information mutually agreed upon between Parent and TDCC to enable Parent and the other Parent Entities to comply with their obligations under this Agreement, any collective bargaining agreement and applicable Law;

“Employee Records” has the meaning ascribed to it in Section 1.01 of the Separation Agreement;

“Employee Representative Body” means any union, works council or other agency or representative body certified or otherwise recognized for the purposes of bargaining collectively on behalf of a Business Employee;

“ESPP” means the TDCC 2012 Employee Stock Purchase Plan, as amended;

“Former Business Employees” means each former employee of Dow who as of immediately prior to such former employee’s termination of employment with Dow would have been a Business Employee according to the Identification Criteria;

“Former Employees” has the meaning ascribed to it in Section 2.03(c) of this Agreement;

“German Employer Subsidiary” has the meaning ascribed to it in Section 3.02(a) of this Agreement;

“German Information Letters” has the meaning ascribed to it in Section 3.02(a) of this Agreement;

“German Pension Schemes” has the meaning ascribed to it in Section 3.05(a) of this Agreement;

“German Replacement Employee” has the meaning ascribed to it in Section 3.02(b) of this Agreement;

“Geographic Relocation” means, for any given Business Employee, that the location of an employment position offered by the Parent or its Subsidiaries would require, if the job were accepted, an increase in travel of 50 miles or more each way from such Business Employee’s current place of residence to the location of the new job compared to the distance to such Business Employee travels from his or her current residence to the location of his or her current job with TDCC or its Subsidiaries;

“Good Cause” means, with respect to any Transferred Employee, (a) unsatisfactory performance that, under the employment policies of the Parent or any of its Affiliates, permits the termination of such Transferred Employee’s employment, (b) dishonesty, (c) unethical conduct, (d) insubordination, or (e) violation of company work rules as established by the Parent or any of its Affiliates;

“HR Liabilities” means (a) all employment-, benefits-, or collective bargaining-related Liabilities, obligations, costs, claims and demands, including salaries, wages, bonuses, variable compensation and benefits under applicable plans (including retiree welfare benefits), severance pay, termination pay, vacation pay, notice of termination of employment or pay in lieu of such notice, thirteenth-month pay, damages payable in connection with a termination of employment, employment-related Taxes (including social security charges or pension fund contributions) and negotiation costs, or (b) claims made by any Business Employee or any Employee Representative Body in relation to any failure to comply with any obligations to obtain advice from or notify, inform and/or consult with any Business Employee or Employee Representative Body, or any fines or penalties imposed by any Government Authority in respect of such a failure;

“Identification Criteria” has the meaning ascribed to it in Section 1.01 of this Agreement;

“IRS” has the meaning ascribed to it in Section 2.03(f) of this Agreement;

“Italian Business” has the meaning ascribed to it in Section 5.02 of this Agreement;

“Italian Business Employees” has the meaning ascribed to it in Section 5.02 of this Agreement;

“Italian Civil Code” means the Italian civil code (codice civile), enacted by Royal Decree No. 262 of 16 March 1942, as subsequently amended and supplemented;

“Italian Transferred Employee” has the meaning ascribed to it in Section 5.02 of this Agreement;

“Management Transfer” has the meaning ascribed to it in Section 8.02(f) of this Agreement;

“Merger Agreement” has the meaning ascribed to it in the Preamble;

“Net Pension Liability” has the meaning ascribed to it in Section 2.03(h) of this Agreement;

“Non-Rejecting Affected German Employee” has the meaning ascribed to it in Section 3.02(d) of this Agreement;

“NQRP Employees” has the meaning ascribed to it in Section 2.07 of this Agreement;

“NQRPs” has the meaning ascribed to it in Section 2.07 of this Agreement;

“Offered German Employees” has the meaning ascribed to it in Section 3.01 of this Agreement;

“Parent” has the meaning ascribed to it in the Preamble;

“Parent’s DB Plan” has the meaning ascribed to it in Section 2.03(b) of this Agreement;

“Parent Savings Plan” has the meaning ascribed to it in Section 2.04(b) of this Agreement;

“Parent U.S. Welfare Plans” has the meaning ascribed to it in Section 2.05(b) of this Agreement;

“Parent’s Actuary” has the meaning ascribed to it in Section 2.03(c) of this Agreement;

“Parent’s Cafeteria Plan” has the meaning ascribed to it in Section 2.05(e) of this Agreement;

“Participants” has the meaning ascribed to it in Section 2.04(a) of this Agreement;

“Pension Election” has the meaning ascribed to it in Section 2.03(b) of this Agreement;

“Phantom ESPP Shares” has the meaning ascribed to it in Section 6.04(a) of this Agreement;

“Pre-Closing Service Years” has the meaning ascribed to it in Section 6.03(a) of this Agreement;

“Preemptive Right” has the meaning ascribed to it in Section 9.04 of this Agreement;

“Previous China Employer Entity” has the meaning ascribed to it in Section 6.02 of this Agreement;

“PSPP” means the 2006 Dow China Phantom Stock Purchase Plan, as amended;

“Rejecting Affected German Employee” has the meaning ascribed to it in Section 3.02(b) of this Agreement;

“Rejecting Employee” has the meaning ascribed to it in Section 1.01 of this Agreement;

“Rejecting Swiss Transferred Employees” has the meaning ascribed to it in Section 4.03 of this Agreement;

“Relevant Jurisdictions” means those jurisdictions in which Business Employees are employed immediately prior to the Closing Date;

“Remaining Employees” means those Business Employees not primarily employed in the United States, Germany, Switzerland, Italy, China, Korea or Brazil as of the Closing Date;

“Remaining Transferred Employee” has the meaning ascribed to it in Section 9.01 of this Agreement;

“Retiree Welfare Employee” has the meaning ascribed to it in Section 1.10 of this Agreement;

“Seconded Employees” has the meaning ascribed to it in Section 1.10 of this Agreement;

“Seconding Agreement” has the meaning ascribed to it in Section 1.10 of this Agreement;

“Separation Agreement” has the meaning ascribed to it in the Preamble;

“Special China Employee” means a China Transferred Employee who, for any reason, is still employed by the relevant Previous China Employer Entity after the China Cut-off Date and will be transferred to the applicable Transferred Subsidiary on the Closing Date. The Special China Employee will be distinguished in Appendix I to this Agreement.

“Spinco” has the meaning ascribed to it in the Preamble;

“Sponsor’s Contribution” has the meaning ascribed to it in Section 8.02(b) of this Agreement;

“Swiss Code of Obligations” means the Swiss Bundesgesetz vom 30. März 1911 betreffend die Engänzung des Schweizerischen Zivilgesetzbuches (Fünfter Teil; Obligationenrecht);

“Swiss Employees” has the meaning ascribed to it in Section 4.02 of this Agreement;

“Swiss Transferred Employee” has the meaning ascribed to it in Section 4.02 of this Agreement;

“TDCC” has the meaning ascribed to it in the Preamble;

“TDCC Bonus Plan” has the meaning ascribed to it in Section 1.12 of this Agreement;

“TDCC Indemnified Party” means TDCC and each other Retained Dow Entity and each of their respective officers, directors, employees and agents;

“TDCC Savings Plan” has the meaning ascribed to it in Section 2.04(a) of this Agreement;

“TDCC’s Brazilian Savings Plan” has the meaning ascribed to it in Section 8.02(a) of this Agreement;

“TDCC’s Cafeteria Plan” has the meaning ascribed to it in this Section 2.05(e) of this Agreement;

“Transfer Amount” has the meaning ascribed to it in Section 2.03(c) of this Agreement;

“Transfer Date” has the meaning ascribed to it in Section 2.03(d) of this Agreement;

“Transferred Employees” means (a) Business Employees whose employment transfers from a Retained Dow Entity to a Transferred Subsidiary as of or prior to the Closing pursuant to applicable Law as contemplated by this Agreement, the Merger Agreement and other Transaction Documents and who remain employed by a Transferred Subsidiary as of or prior to the Closing Date; (b) Business Employees who accept an offer of employment from a Transferred Subsidiary as of or prior to the Closing and who become employees of the Parent or its Subsidiaries as of the Closing Date (or upon return from an approved leave of absence within six months of the Closing Date as provided in this Agreement); and/or (c) Business Employees employed by a Transferred Subsidiary and who remain employed by a Transferred Subsidiary as of the Closing Date;

“Transferred U.S. Union Employee” has the meaning ascribed to it in Section 2.02(b) of this Agreement;

“Transferred Union Employee” means a Transferred Employee who is represented by a union and whose terms and conditions of employment are subject to a collective bargaining agreement;

“U.S. DB Plans” has the meaning ascribed to it in Section 2.03(a) of this Agreement;

“U.S. Transferred Employee” has the meaning ascribed to it in Section 2.01 of this Agreement;

“U.S. Union Contracts” means the collective bargaining agreement between the International Union of Operating Engineers and The Dow Chemical Company effective December 17, 2010 through May 12, 2016; the collective bargaining agreement between the International Association of Machinists and The Dow Chemical Company effective January 1, 2011 through May 12, 2016; the collective bargaining agreement between the International Brotherhood of Boilermakers, Iron Shipbuilders, Blacksmiths, Forgers and Helpers and The Dow Chemical Company effective January 1, 2011 through May 8, 2017; and the collective bargaining agreement between the United Association of Journeyman and Apprentices of the Plumbing and Piping Industry of the U.S. and Canada and The Dow Chemical Company effective January 1, 2011 through May 12, 2016;

“U.S. Union Employees” has the meaning ascribed to it in Section 2.02(b) of this Agreement;

“Union Employees” means an employee who is primarily dedicated to the Business, who is represented by a union and whose terms and conditions of employment are subject to a collective bargaining agreement;

“Work Change Letter” means the tripartite agreement to be entered into by and between the Previous China Employer Entity, the applicable Transferred Subsidiary in China and each of the China Transferred Employees, which shall set forth the methods for settlement of the China Transferred Employee’s severance and Accrued Benefits and shall be consistent with the terms of this Agreement, including Section 6.03 and Section 6.04 of this Agreement; and

“Workers’ Compensation Event” has the meaning ascribed to it in Section 2.05(d) of this Agreement.

ARTICLE XII

GENERAL PROVISIONS

Section 12.01 Survival of Covenants. All covenants and agreements contained in this Agreement shall survive the Closing Date, other than those which by their terms do not contemplate performance after the Closing Date, and such surviving covenants and agreements shall survive the Closing Date only until the expiration of the term of the undertaking set forth in such covenants and agreements; provided, however, that any claim made with reasonable specificity by the party seeking to be indemnified within the time periods set forth in this Section 12.01 shall survive until such claim is finally resolved.

Section 12.02 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial and other advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the party incurring such costs and expenses, whether or not the transactions contemplated herein shall have occurred.

Section 12.03 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, or by facsimile (with a confirmatory copy sent by an internationally recognized overnight courier service) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.03):

(a)	if to TDCC and, on or prior to the Closing, to Spinco:

The Dow Chemical Company

2030 Dow Center

Midland, Michigan 48674

Facsimile: (989) 638-9397

Attention: Executive Vice President and General Counsel

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022-6069

Facsimile: (212) 848-7179

Attention: George A. Casey, Esq.

Heiko Schiwek, Esq.

(b)	if to Parent, Merger Sub, and, following the Closing, to Spinco:

Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, Missouri 63105-3443

Facsimile: (314) 480-1484

Attention: Senior Vice President and General Counsel

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Facsimile: (212) 474 3700

Attention: Robert I. Townsend, III, Esq.

George F. Schoen, Esq.

Section 12.04 Public Announcements. None of the parties to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby or otherwise communicate with any news media regarding this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby without the prior written consent of the other parties hereto, unless such press release or public announcement is required by Law or applicable stock exchange regulation, in which case the parties to this Agreement shall, to the extent practicable, consult with each other as to the timing and contents of any such press release, public announcement or communication; provided, however, that the prior written consent of the other parties shall not be required hereunder with respect to any press release, public announcement or communication that is substantially similar to a press release, public announcement or communication previously issued with the prior written consent of the other parties.

Section 12.05 Severability. If any term or other provision of this Agreement is declared invalid, illegal or incapable of being enforced by any Governmental Authority, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 12.06 Entire Agreement. This Agreement, the Separation Agreement, the Dow Disclosure Letter (as defined in the Separation Agreement), the Merger Agreement, the Disclosure Letters (as defined in the Merger Agreement), the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

Section 12.07 Assignment . This Agreement and the rights and obligations hereunder may not be assigned by operation of Law or otherwise without the express written consent of TDCC and Parent (which consent may be granted or withheld in the sole discretion of TDCC or Parent), as the case may be, and any attempted assignment that is not in accordance with this Section 12.07 shall be null and void.

Section 12.08 Amendment . This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each party hereto that expressly references the Section of this Agreement to be amended; or (b) by a waiver in accordance with Section 12.09 of this Agreement.

Section 12.09 Waiver . Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant to this Agreement; or (c) waive compliance with any of the agreements of the other parties or conditions to such obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. Any waiver of any term or condition hereof shall not be construed as a waiver of any subsequent breach or as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

Section 12.10 No Third Party Beneficiaries . This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to, or shall confer upon, any other Person any right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Section 12.11 Specific Performance. The parties hereto acknowledge and agree that the parties hereto would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance or breach of this Agreement by any party hereto could not be adequately compensated by monetary damages alone and that the parties hereto would not have any adequate remedy at law. Accordingly, in addition to any other right or remedy to which any party hereto may be entitled, at law or in equity (including monetary damages), such party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. The parties hereto agree that they will not contest the appropriateness of specific performance as a remedy.

Section 12.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. Except with respect to Actions arising under another Transaction Document that does not incorporate the dispute resolution provisions contained in this Agreement, all Actions that, directly or indirectly, arise out of or relate to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any Delaware state court or United States federal court sitting in the State of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action brought by any party hereto that, directly or indirectly, arises out of or relates to this Agreement; (b) agrees that service of process in such Action will be validly effected by sending notice in accordance with Section 12.03 of this Agreement; (c) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such Action, any claim that (A) such Action is not subject to the subject matter jurisdiction of at least one of the above named courts; (B) its property is exempt or immune from attachment or execution in the State of Delaware; (C) such Action is brought in an inconvenient forum; (D) that the venue of such Action is improper; or (E) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts; and (d) agrees not to move to transfer any such Action to a court other than any of the above named courts.

Section 12.13 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY, DIRECTLY OR INDIRECTLY, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR LIABILITY, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.13.

Section 12.14 Termination. Without any further action, this Agreement shall terminate simultaneously with the valid termination of the Merger Agreement prior to the Distribution, and if this Agreement is terminated, in no event shall any party hereto be liable to the other party hereto or any other Person under, or in respect of, this Agreement, except as provided in the Merger Agreement.

Section 12.15 Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by its respective officers thereunto duly authorized.

THE DOW CHEMICAL COMPANY

By:	/s/ James R. Fitterling
Name: James R. Fitterling
Title: Vice Chairman, Business Operations

BLUE CUBE SPINCO INC.

By:	/s/ Stephen J. Doktycz
Name: Stephen J. Doktycz
Title: Vice President

OLIN CORPORATION

By:	/s/ Joseph D. Rupp
Name: Joseph D. Rupp
Title: Chairman and Chief Executive Officer

[Signature Page to the Employee Matters Agreement]

ANNEX E

EXECUTION VERSION

TAX MATTERS AGREEMENT

by and among

THE DOW CHEMICAL COMPANY,

BLUE CUBE SPINCO INC.,

and

OLIN CORPORATION

Dated as of March 26, 2015

TAX MATTERS AGREEMENT

THIS TAX MATTERS AGREEMENT, dated as of March 26, 2015, is by and among THE DOW CHEMICAL COMPANY, a Delaware corporation (“TDCC”), BLUE CUBE SPINCO INC., a Delaware corporation (“Spinco”), and OLIN CORPORATION, a Virginia corporation (“Parent”). Each of TDCC, Spinco and Parent is sometimes referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, TDCC is engaged, directly and indirectly, in the Dow Business and the Blue Cube Business;

WHEREAS, the TDCC Board has determined that it would be in the best interests of TDCC and its stockholders to separate the Blue Cube Business from the Dow Business;

WHEREAS, TDCC will separate the Blue Cube Business from the Dow Business prior to and in anticipation of the Contribution and Distribution by means of, among other actions, various internal restructuring transactions, involving foreign and domestic Subsidiaries of TDCC (the “Internal Restructuring”);

WHEREAS, TDCC and Spinco entered into the Separation Agreement, dated as of March 26, 2015 (the “Separation Agreement”), pursuant to which TDCC will, following the Internal Restructuring, contribute all of its ownership interests in a newly-formed Delaware limited liability company and Blue Cube Holding LLC, a Delaware limited liability company, and other related items to Spinco in exchange for additional Spinco Common Stock, the Spinco Securities (or the Above Basis Amount dividend contemplated by Section 2.03 of the Separation Agreement) and the Special Payment (the “Contribution”);

WHEREAS, pursuant to the Separation Agreement, TDCC will either (a) distribute all of the shares of Spinco Common Stock to holders of TDCC Common Stock without consideration on a pro rata basis (the “One-Step Spin-Off”) or (b) consummate an offer to exchange (the “Exchange Offer”) shares of Spinco Common Stock for currently outstanding shares of TDCC Common Stock and, in the event that TDCC’s stockholders subscribe for less than all of the Spinco Common Stock in the Exchange Offer, TDCC will distribute, pro rata to holders of TDCC Common Stock, any unsubscribed Spinco Common Stock on the Closing Date immediately following the consummation of the Exchange Offer so that TDCC will be treated for U.S. federal income tax purposes as having distributed all of the Spinco Common Stock to its shareholders (the “Clean-Up Spin-Off,” and the disposition by TDCC of 100% of the Spinco Common Stock by either the One-Step Spin-Off or the Exchange Offer (followed by any Clean-Up Spin-Off), the “Distribution”);

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of March 26, 2015 (the “Merger Agreement”), by and among TDCC, Spinco, Parent, and Blue Cube Acquisition Corp., a Delaware corporation (“Merger Sub”), immediately following the Distribution, Merger Sub will merge with and into Spinco, with Spinco surviving as the continuing corporation (the “Merger”);

WHEREAS, the Parties intend that, for U.S. federal income tax purposes, (i) the Contribution and the Distribution, taken together with any other integrally related transactions, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code; (ii) the Distribution will qualify for non-recognition of gain or loss under Sections 355 and 361 of the Code, and (iii) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

WHEREAS, prior to consummation of the Contribution and the Distribution, TDCC was the common parent of an affiliated group of corporations, including Spinco, within the meaning of Section 1504 of the Code;

WHEREAS, as a result of the Distribution, Spinco and its Subsidiaries will cease to be members of the affiliated group of corporations within the meaning of Section 1504 of the Code of which TDCC is the common parent; and

WHEREAS, the Parties desire to (a) provide for the payment of Tax liabilities and entitlement to refunds thereof, allocate responsibility for, and cooperation in, the filing of Tax Returns, and provide for certain other matters relating to Taxes and (b) set forth certain covenants and indemnities relating to the preservation of the tax-free status of certain steps of the Transactions.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Agreement, each of the Parties mutually covenants and agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.01 General. As used in this Agreement, the following terms shall have the following meanings:

“Accounting Firm” has the meaning set forth in Section 8.01.

“Adjustment” means an adjustment of any item of income, gain, loss, deduction, credit or any other item affecting Taxes of a taxpayer pursuant to a Final Determination.

“Agreement” means this Tax Matters Agreement among the Parties and all amendments hereto made in accordance with the provisions of Section 8.10.

“Benefited Party” has the meaning set forth in Section 4.01(b).

“Blue Cube Business” has the meaning ascribed to the term “Business” in the Separation Agreement.

“Carryback” has the meaning set forth in Section 4.02(b).

“Closing Date” means the date on which the Distribution is consummated.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Parent” means (a) for U.S. federal Income Tax purposes, the “common parent corporation” of an “affiliated group” (in each case, within the meaning of Section 1504 of the Code) filing a U.S. federal consolidated Income Tax Return, or (b) for state, local or foreign income Tax purposes, the common parent (or the equivalent thereof) of a Tax Group.

“Contribution” has the meaning set forth in the recitals to this Agreement.

“Counsel” means Shearman & Sterling LLP.

“Debt Exchange” has the meaning set forth in the Merger Agreement.

“Disqualifying Action” means a TDCC Disqualifying Action or a Spinco Disqualifying Action.

“Distribution” has the meaning set forth in the recitals to this Agreement.

“Dow Business” means the active trades or businesses engaged in by Dow, other than the Blue Cube Business.

“Dow Plan” has the meaning set forth in the Merger Agreement.

“Dow Stock Award” has the meaning set forth in the Employee Matters Agreement.

“Due Date” means (a) with respect to a Tax Return, the date (taking into account all valid extensions) on which such Tax Return is required to be filed under applicable Law and (b) with respect to a payment of Taxes, the date on which such payment is required to be made to avoid the incurrence of interest, penalties or additions to Tax.

“Effective Time” means the time at which the Distribution is consummated.

“External Transactions” means the Contribution, the Debt Exchange, the Distribution, and the Merger.

“Extraordinary Transaction” means any action that is not in the Ordinary Course of Business, but shall not include any action described in or contemplated by the Separation Agreement, the Merger Agreement or any other Transaction Agreement or that is undertaken pursuant to the Contribution or the Distribution.

“Fifty-Percent or Greater Interest” has the meaning ascribed to such term for purposes of Section 355(d) and (e) of the Code.

“Final Determination” means the final resolution of liability for any Tax for any taxable period, by or as a result of (a) a final decision, judgment, decree or other order by any court of competent jurisdiction that can no longer be appealed, (b) a final settlement with the IRS, a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or a comparable agreement under the Laws of other jurisdictions, which resolves the entire Tax liability for any taxable period, (c) any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund or credit may be recovered by the jurisdiction imposing the Tax, or (d) any other final resolution, including by reason of the expiration of the applicable statute of limitations or the execution of a pre-filing agreement with the IRS or other Taxing Authority.

“Income Tax Return” means any Tax Return in respect of Income Taxes.

“Income Taxes” means any Taxes based upon, measured by, or calculated with respect to: (a) net income or profits or net receipts (including, but not limited to, any capital gains, minimum Tax or any Tax on items of Tax preference, but not including sales, use, real or personal property, or transfer or similar Taxes) or (b) multiple bases (including corporate franchise, doing business and occupation Taxes) if one or more bases upon which such Tax may be based, measured, or calculated, is described in clause (a).

“Indemnified Party” means the Party which is entitled to seek indemnification from the other Party pursuant to the provisions of Article III.

“Indemnifying Party” means the Party from which the other Party is entitled to seek indemnification pursuant to the provisions of Article III.

“Information” has the meaning set forth in Section 7.01(a).

“Information Request” has the meaning set forth in Section 7.01(a).

“Internal Restructuring” shall have the meaning set forth in the recitals to this Agreement.

“IRS” means the U.S. Internal Revenue Service.

“IRS Ruling” has the meaning ascribed to the term “Private Letter Ruling” in the Merger Agreement.

“IRS Ruling Request” means the letter filed by TDCC with the IRS requesting the IRS Ruling and any amendment or supplement to such ruling request letter.

“Law” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, administrative pronouncement, order, requirement or rule of law (including common law).

“Merger” has the meaning set forth in the recitals to this Agreement; provided, however, that if Spinco merges with and into Parent following the Merger, then for purposes of this Agreement, “Merger” shall mean both the merger of Merger Sub with and into Spinco and the merger of Spinco with and into Parent.

“Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“Merger Effective Time” has the meaning ascribed to the term “Effective Time” in the Merger Agreement.

“Mixed Business Income Tax Return” means any Income Tax Return (other than a TDCC Consolidated Return), including any consolidated, combined or unitary Income Tax Return, that reflects or reports Income Taxes that relate to at least one asset or activity that is part of the Dow Business, on the one hand, and at least one asset or activity that is part of the Blue Cube Business, on the other hand.

“Mixed Business Income Taxes” means any U.S. federal, state or local, or foreign Income Taxes attributable to any Mixed Business Income Tax Return.

“Mixed Business Non-Income Tax Return” means any Non-Income Tax Return that reflects or reports Non-Income Taxes that relate to at least one asset or activity that is part of the Dow Business, on the one hand, and at least one asset or activity that is part of the Blue Cube Business, on the other hand.

“Mixed Business Non-Income Taxes” means any U.S. federal, state or local, or foreign Non-Income Taxes attributable to any Mixed Business Non-Income Tax Return.

“Mixed Business Tax Return” means any Mixed Business Income Tax Return or Mixed Business Non-Income Tax Return.

“Mixed Business Taxes” means any Mixed Business Income Taxes or Mixed Business Non-Income Taxes.

“Non-Income Tax Return” means any Tax Return in respect of Non-Income Taxes.

“Non-Income Taxes” means any Taxes other than Income Taxes.

“Notified Action” has the meaning set forth in Section 6.03(a).

“Ordinary Course of Business” means an action taken by a Person only if such action is taken in the ordinary course of the normal day-to-day operations of such Person.

“Parent” has the meaning set forth in the preamble to this Agreement.

“Parent Group” means Parent and each of its Subsidiaries.

“Parent Merger Tax Opinion” has the meaning given to such term in the Merger Agreement.

“Parent Stock Awards” has the meaning given to such term in the Merger Agreement.

“Party” and “Parties” have the meaning set forth in the preamble to this Agreement.

“Past Practice” means past general practices, accounting methods, elections and conventions.

“Person” has the meaning set forth in the Separation Agreement.

“Post-Closing Period” means any taxable period (or portion thereof) beginning after the Closing Date, including for the avoidance of doubt, the portion of any Straddle Period beginning after the Closing Date.

“Pre-Closing Period” means any taxable period (or portion thereof) ending on or before the Closing Date, including for the avoidance of doubt, the portion of any Straddle Period ending at the end of the day on the Closing Date.

“Preparing Party” means the Party that is required to prepare the applicable Tax Return under Sections 2.01, 2.02 or 2.03, as applicable.

“Proposed Acquisition Transaction” means a transaction or series of transactions (or any agreement, understanding or arrangement, within the meaning of Section 355(e) of the Code and Treasury Regulation Section 1.355-7, or any other regulations promulgated thereunder, to enter into a transaction or series of transactions), whether such transaction is supported by Spinco management or shareholders, is a hostile acquisition, or otherwise, as a result of which one or more Persons would (directly or indirectly) acquire, or have the right to acquire, from Spinco, and/or one or more direct or indirect holders of outstanding shares of Spinco capital stock, direct or indirect ownership of a number of shares of Spinco capital stock that would, when combined with any other direct or indirect changes in ownership of Spinco capital stock pertinent for purposes of Section 355(e) of the Code (including the Merger), comprise 50% or more of (a) the value of all outstanding shares of stock of Spinco as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series, or (b) the total combined voting power of all outstanding shares of voting stock of Spinco as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series. Notwithstanding the foregoing, a Proposed Acquisition Transaction shall not include (i) the adoption by Spinco or Parent of, or the issuance of stock pursuant to, a shareholder rights plan or (ii) issuances by Spinco that satisfy Safe Harbor VIII (relating to acquisitions in connection with a person’s performance of services) or Safe Harbor IX (relating to acquisitions by a retirement plan of an employer) of Treasury Regulation Section 1.355-7(d), including such issuances net of exercise price and/or tax withholding (provided, however, that any sale of such stock is not exempt under this clause (ii) unless it satisfies the requirements of Safe Harbor VII). For purposes of determining whether a transaction constitutes an indirect acquisition, any recapitalization resulting in a shift of voting power or any redemption of shares of stock shall be treated as an indirect acquisition of shares of stock by the non-exchanging shareholders (except to the extent provided otherwise in the IRS Ruling). This definition and the application thereof is intended to facilitate compliance with Section 355(e) of the Code and shall be interpreted accordingly. Any clarification of, or change in, the statute or regulations promulgated under Section 355(e) of the Code shall be incorporated in this definition and its interpretation.

“Refund” means any refund (or credit in lieu thereof) of Taxes (including any overpayment of Taxes that can be refunded or, alternatively, applied to other Taxes payable), including any interest paid on or with respect to such refund of Taxes; provided, however, that for purposes of this Agreement, the amount of any Refund required to be paid to another Party shall be reduced by the net amount of any Income Taxes imposed on, related to, or attributable to, the receipt or accrual of such Refund.

“Restriction Period” has the meaning set forth in Section 6.02(b).

“Reviewing Party” means, if TDCC is the Preparing Party, Spinco, and if Spinco is the Preparing Party, TDCC.

“Section 336(e) Election” has the meaning set forth in Section 4.06.

“Separation Agreement” has the meaning set forth in the recitals.

“Single Business Income Tax Return” means any Income Tax Return, including any consolidated, combined or unitary Tax Return, that reflects or reports Tax Items relating to the Dow Business, on the one hand, or the Blue Cube Business, on the other (but not both), whether or not the Person charged by Law to file such Tax Return is engaged in the business to which the Tax Return relates.

“Single Business Income Taxes” means any U.S. federal, state or local, or foreign Taxes attributable to any Single Business Income Tax Return.

“Single Business Non-Income Tax Return” means any Non-Income Tax Return, including any consolidated, combined or unitary Tax Return, that reflects or reports Tax Items relating to the Dow Business, on the one hand, or the Blue Cube Business, on the other (but not both), whether or not the Person charged by Law to file such Tax Return is engaged in the business to which the Tax Return relates.

“Single Business Non-Income Taxes” means any U.S. federal, state or local, or foreign Non-Income Taxes attributable to any Single Business Non-Income Tax Return.

“Single Business Tax Return” means any Single Business Income Tax Return or Single Business Non-Income Tax Return.

“Single Business Taxes” means any Single Business Income Taxes or Single Business Non-Income Taxes.

“Specified Transaction Taxes” means if the Spinco Financing and/or Spinco Securities are paid in whole or in part or repurchased by Spinco or one of its Affiliates (except for a refinancing by Spinco of the Spinco Financing) on or before the second anniversary of the date on which Spinco incurred the Spinco Financing, any Transaction Taxes attributable to, arising with respect to or as a result of the repayment of the Spinco Financing and/or Spinco Securities.

“Spinco” has the meaning set forth in the preamble to this Agreement.

“Spinco Assets” has the meaning ascribed to the term “Transferred Assets” in the Separation Agreement.

“Spinco Disqualifying Action” means (a) any action outside the Ordinary Course of Business by Parent or, after the Effective Time, Spinco or any Spinco Entity (including entering into any agreement, understanding or arrangement or any negotiations with respect to any transaction or series of transactions outside the Ordinary Course of Business), (b) any event (or series of events) after the Effective Time involving the capital stock of Spinco, any assets of Spinco or any assets of any Spinco Entity, or (c) any breach by Parent or, after the Effective Time, by Spinco or any Spinco Entity of any representation, warranty or covenant made by them in this Agreement that, in each case, causes the Tax-Free Status of the External Transactions to be lost (in whole or in part); provided, however, that (i) the term “Spinco Disqualifying Action” shall not include any action expressly required by the Separation Agreement, the Merger Agreement or any other Transaction Agreement, in each case, to the extent such action does not constitute a breach by Parent or, after the Effective Time, by Spinco or any Spinco Entity of any representation, warranty or covenant made by them in this Agreement, the Separation Agreement, the Merger Agreement or any other Transaction Agreement (but including this Agreement only to the extent of Article VI hereof other than Section 6.02(a) hereof); and (ii) in the event that TDCC shall have waived the condition set forth in Section 8.03(c) of the Merger Agreement, the term “Spinco Disqualifying Action” shall not include any action taken by Spinco, Parent or any Spinco Entity that causes the Tax-Free Status of the External Transactions to be lost on or after the date of such waiver by TDCC unless, prior to consummating the Distribution, TDCC shall have received an Unqualified Tax Opinion in form and substance reasonably satisfactory to Parent, confirming the Tax-Free Status of the External Transactions.

“Spinco Entity” means any Subsidiary of Spinco immediately after the Effective Time.

“Spinco Excluded Taxes” means (a) Transaction Taxes (other than any Specified Transaction Taxes), and (b) Taxes caused by a TDCC Disqualifying Action.

“Spinco Financing” has the meaning ascribed to the term “Financing” in the Merger Agreement.

“Spinco Group” means, individually or collectively, as applicable, Spinco and any Spinco Entity.

“Spinco Securities” has the meaning set forth in the Separation Agreement.

“Spinco Taxes” means, without duplication, the following Taxes (whether such Taxes are shown as due on a Tax Return as initially filed or result from an Adjustment):

(a) Income Taxes and Non-Income Taxes for the Post-Closing Period (i) of the Spinco Group or (ii) relating to any portion of the Blue Cube Business held by TDCC pending contribution to the Spinco Group (which Taxes in the case of clause (ii) shall be computed by including only the Tax Items attributable to the assets or activities of the Blue Cube Business and excluding any Tax Items attributable to the assets or activities of the Dow Business), in each case, other than Spinco Excluded Taxes;

(b) any Taxes caused by a Spinco Disqualifying Action;

(c) any Specified Transaction Taxes; and

(d) any Taxes to the extent such Taxes were included in the Working Capital Amount reflected in the Final Working Capital Statement.

“Straddle Period” means any taxable period that begins on or before and ends after the Closing Date.

“Subsidiary” has the meaning set forth in the Separation Agreement.

“Tax” means (a) all taxes, charges, fees, duties, levies, imposts, or other similar assessments, imposed by any U.S. federal, state or local or foreign governmental authority, including, but not limited to, net income, gross income, gross receipts, excise, real property, personal property, sales, use, service, service use, license, lease, capital stock, transfer, recording, franchise, business organization, occupation, premium, environmental, windfall profits, profits, customs, duties, payroll, wage, withholding, social security, employment, unemployment, insurance, severance, workers compensation, excise, stamp, alternative minimum, estimated, value added, ad valorem, escheat, and other taxes, charges, fees, duties, levies, imposts, or other similar assessments, (b) any interest, penalties or additions attributable thereto and (c) all liabilities in respect of any items described in clauses (a) or (b) payable by reason of assumption, transferee or successor liability, operation of Law or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law).

“Tax Advisor” means Ernst & Young LLP or other “Big Four” accounting firm selected by TDCC.

“Tax Attributes” means net operating losses, capital losses, investment tax credit carryovers, earnings and profits, foreign tax credit carryovers, overall foreign losses, previously taxed income, separate limitation losses, any other losses, deductions, credits or other comparable items, and asset basis, that could affect a Tax liability for a past or future taxable period.

“Tax Benefit” means any refund, credit, or other reduction in Tax payments otherwise required to be made to a Taxing Authority.

“Tax Cost” means any increase in Tax payments otherwise required to be made to a Taxing Authority (or any reduction in any refund otherwise receivable from any Taxing Authority).

“Tax-Free Status” or “Tax-Free Status of the External Transactions” has the meaning ascribed to the term “Tax-Free Status of the External Transactions” in the Merger Agreement.

“Tax Group” means any U.S. federal, state, local or foreign affiliated, consolidated, combined, unitary or similar group or fiscal unity that joins in the filing of a single Tax Return.

“Tax Item” means any item of income, gain, loss, deduction, credit, recapture of credit or any other item which increases or decreases Taxes paid or payable.

“Tax Materials” means (i) the IRS Ruling, (ii) the TDCC RMT Tax Opinion, (iii) each submission to the IRS in connection with the IRS Ruling, including the IRS Ruling Request, (iv) any Tax Representation Letters addressed to Counsel supporting the TDCC RMT Tax Opinion, and (v) any other materials delivered or deliverable by TDCC, Spinco or Parent in connection with the rendering by Counsel of the TDCC RMT Tax Opinion and the issuance by the IRS of the IRS Ruling.

“Tax Matter” has the meaning set forth in Section 7.01(a).

“Tax Package” means all relevant Tax-related information relating to the operations of the Dow Business or the Blue Cube Business, as applicable, that is reasonably necessary to prepare and file the applicable Tax Return.

“Tax Proceeding” means any audit, assessment of Taxes, pre-filing agreement, or other examination by any Taxing Authority, or proceeding, appeal of a proceeding, or litigation relating to Taxes, whether administrative or judicial, including proceedings relating to competent authority determinations.

“Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, or declaration of estimated Tax) required to be supplied to, or filed with, a Taxing Authority in connection with the payment, determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax and any amended Tax return or claim for refund.

“Taxing Authority” means any governmental authority or any subdivision, agency, commission or entity thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

“TDCC” has the meaning set forth in the preamble to this Agreement.

“TDCC Consolidated Return” means the U.S. federal Income Tax Return required to be filed by TDCC as the Common Parent.

“TDCC Consolidated Taxes” means any U.S. federal Income Taxes attributable to any TDCC Consolidated Return, including any Adjustments thereto.

“TDCC Disqualifying Action” means (a) any action outside the Ordinary Course of Business by TDCC or any TDCC Entity, or, prior to the Effective Time, by Spinco or a Spinco Entity (including entering into any agreement, understanding or arrangement or any negotiations with respect to any transaction or series of transactions outside the Ordinary Course of Business), (b) any event (or series of events) involving the capital stock of TDCC, any assets of TDCC immediately after the Effective Time or any assets of any TDCC Entity immediately after the Effective Time, or (c) any breach by TDCC or any TDCC Entity, or, prior to the Effective

Time, by Spinco or a Spinco Entity, of any representation, warranty or covenant made by them in this Agreement, in each case, that causes the Tax-Free Status of the External Transactions to be lost (in whole or in part); provided, however, the term “TDCC Disqualifying Action” shall not include any action expressly required by the Separation Agreement, the Merger Agreement or any other Transaction Agreement, in each case, to the extent such action does not constitute a breach by TDCC or any TDCC Entity of any representation, warranty or covenant made by them in this Agreement, the Separation Agreement, the Merger Agreement or any other Transaction Agreement.

“TDCC Entity” means any Subsidiary of TDCC immediately after the Effective Time.

“TDCC Group” means, individually or collectively, as the case may be, TDCC and any TDCC Entity.

“TDCC RMT Tax Opinion” has the meaning set forth in the Merger Agreement.

“TDCC Taxes” means, without duplication, the following Taxes (whether such Taxes are shown as due on a Tax Return as initially filed or result from an Adjustment):

(a) with respect to Income Taxes and Non-Income Taxes of TDCC or any Subsidiary (or former Subsidiary) of TDCC, (i) any TDCC Consolidated Taxes, and (ii) Mixed Business Taxes and Single Business Taxes for (I) any Pre-Closing Period (including such Taxes attributable to assets or activities of the Blue Cube Business) and (II) any Post-Closing Period attributable to assets or activities of the Dow Business;

(b) any Taxes caused by a TDCC Disqualifying Action; and

(c) any Transaction Taxes;

provided, however, “TDCC Taxes” shall not include any Spinco Taxes.

“Transaction Agreement” means this Agreement, the Merger Agreement, the Separation Agreement, the Employee Matters Agreement, and any other Transaction Document (as defined in the Separation Agreement).

“Transaction Taxes” means (i) any Taxes imposed on or by reason of the Internal Restructuring, the Contribution or the Distribution (including Transfer Taxes), other than any such Taxes caused by a Disqualifying Action, and (ii) any Taxes payable by reason of the distribution of cash or any other property from Spinco to TDCC. For the avoidance of doubt, Transaction Taxes include, without limitation, Taxes payable by reason of (1) deferred intercompany transactions or excess loss accounts triggered by the Contribution or the Distribution and (2) the settlement of intercompany receivables, payables, loans and other accounts between Spinco or any member of the Spinco Group, on the one hand, and TDCC and any member of the TDCC Group, on the other hand, as contemplated by Section 6.07 of the Separation Agreement.

“Transactions” means the Internal Restructuring, the External Transactions and the other transactions contemplated by the Separation Agreement, the Merger Agreement and any other Transaction Agreements.

“Transfer Taxes” means all sales, use, transfer, real property transfer, intangible, recordation, registration, documentary, stamp or similar Taxes imposed with respect to the Internal Restructuring, Contribution or the Distribution.

“Transferred Employees” has the meaning ascribed to that term in the Employee Matters Agreement.

“Treasury Regulations” means the final and temporary (but not proposed) income Tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Unqualified Tax Opinion” means an unqualified “will” opinion of a nationally recognized law firm or a Tax Advisor reasonably acceptable to TDCC to the effect that a transaction will not affect the Tax-Free Status of the External Transactions. Any such opinion shall assume that the External Transactions would have qualified for Tax-Free Status, if the transaction in question did not occur and may assume the accuracy of, and may rely upon, customary assumptions, representations and undertakings reasonably satisfactory to TDCC, as applicable, contained in a certificate delivered by an officer of TDCC, Parent or Spinco as the case may be.

“U.S.” means the United States of America.

“U.S. Income Taxes” means any Income Taxes imposed by or payable to the United States, any State or any political subdivision of the United States or any State.

Section 1.02 Additional Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the Separation Agreement.

ARTICLE II

PREPARATION, FILING AND PAYMENT OF TAXES SHOWN DUE ON TAX RETURNS

Section 2.01 TDCC Consolidated Returns. TDCC shall prepare and file all TDCC Consolidated Returns for a Pre-Closing Period or a Straddle Period, and shall pay all Taxes shown to be due and payable on such Tax Returns; provided that Spinco shall reimburse TDCC for any such Taxes that are Spinco Taxes.

Section 2.02 Mixed Business Tax Returns.

(a) TDCC shall prepare and file (or cause a TDCC Entity to prepare and file) any Mixed Business Tax Return for a Pre-Closing Period or a Straddle Period required to be filed by TDCC or a TDCC Entity and shall pay, or cause such TDCC Entity to pay, all Taxes shown to be due and payable on such Tax Return; provided that Spinco shall reimburse TDCC for any such Taxes that are Spinco Taxes.

(b) Spinco shall prepare and file (or cause to be prepared and filed) any Mixed Business Tax Return for a Pre-Closing Period or a Straddle Period required to be filed by Spinco or a Spinco Entity after the Closing Date, and Spinco shall pay, or cause such Spinco Entity to pay, all Taxes shown to be due and payable on such Tax Return; provided that TDCC shall reimburse Spinco for any such Taxes that are TDCC Taxes.

Section 2.03 Single Business Tax Returns.

(a) TDCC shall prepare and file (or cause a TDCC Entity to prepare and file) any Single Business Tax Return for a Pre-Closing Period or a Straddle Period required to be filed by TDCC or a TDCC Entity and shall pay, or cause such TDCC Entity to pay, all Taxes shown to be due and payable on such Tax Return; provided that Spinco shall reimburse TDCC for any such Taxes that are Spinco Taxes.

(b) Spinco shall prepare and file (or cause a Spinco Entity to prepare and file) any Single Business Tax Return for a Pre-Closing Period or a Straddle Period required to be filed by Spinco or a Spinco Entity and shall pay, or cause such Spinco Entity to pay, all Taxes shown to be due and payable on such Tax Return; provided that TDCC shall reimburse Spinco for any such Taxes that are TDCC Taxes.

Section 2.04 Tax Return Procedures.

(a) TDCC Consolidated Returns. With respect to all TDCC Consolidated Returns for the taxable year which includes the Closing Date, TDCC shall use the closing of the books method under Treasury Regulation

Section 1.1502-76, unless otherwise agreed by TDCC and Parent. TDCC shall prepare the portions of such TDCC Consolidated Returns that relate to the Blue Cube Business in a manner that is consistent with Past Practice unless a contrary position would not have a meaningful adverse effect on the Tax position of Spinco or any Spinco Entity for any period after the Closing or unless otherwise required by applicable Law. In the event that Past Practice is not applicable to a particular item or matter, TDCC shall determine the reporting of such item or matter in good faith. TDCC shall provide a draft of such portions of such TDCC Consolidated Return to Spinco for its review and comment at least thirty (30) days prior to the Due Date for such TDCC Consolidated Return, provided, however, that nothing herein shall prevent TDCC from timely filing any such TDCC Consolidated Return. The Parties shall negotiate in good faith to resolve all disputed issues. Any disputes that the Parties are unable to resolve shall be resolved by the Accounting Firm pursuant to Section 8.01. In the event that any dispute is not resolved (whether pursuant to good faith negotiations among the Parties or by the Accounting Firm) prior to the Due Date for the filing of any TDCC Consolidated Return, such TDCC Consolidated Return shall be timely filed by TDCC and the Parties agree to amend such TDCC Consolidated Return as necessary to reflect the resolution of such dispute in a manner consistent with such resolution.

(b) Mixed Business Tax Returns.

(i) With respect to any Mixed Business Income Tax Return, the Preparing Party shall prepare the portions of such Mixed Business Income Tax Return that relates to the business of the Reviewing Party (the Blue Cube Business or the Dow Business, as applicable) in a manner that is consistent with Past Practice unless a contrary position would not have a meaningful adverse effect on the Tax position (or liability under this Agreement) of the Reviewing Party for any Pre-Closing Period or Post-Closing Period or unless otherwise required by applicable Law. The Preparing Party shall, to the extent a Mixed Business Tax Return is not required to be filed more frequently than quarterly, provide a draft of such portion of such Mixed Business Income Tax Return to the Reviewing Party for its review and comment at least thirty (30) days prior to the Due Date for such Mixed Business Income Tax Return, provided, however, that nothing herein shall prevent the Preparing Party from timely filing any such Mixed Business Income Tax Return. In the event that Past Practice is not applicable to a particular item or matter, the Preparing Party shall determine the reporting of such item or matter in good faith. The Parties shall negotiate in good faith to resolve all disputed issues. Any disputes that the Parties are unable to resolve shall be resolved by the Accounting Firm pursuant to Section 8.01. In the event that any dispute is not resolved (whether pursuant to good faith negotiations among the Parties or by the Accounting Firm) prior to the Due Date for the filing of any Mixed Business Income Tax Return, such Mixed Business Income Tax Return shall be timely filed by the Preparing Party and the Parties agree to amend such Mixed Business Income Tax Return as necessary to reflect the resolution of such dispute in a manner consistent with such resolution.

(ii) With respect to any Mixed Business Non-Income Tax Return, the Preparing Party shall prepare any such Tax Returns consistent with Past Practice unless a contrary position would not have a meaningful adverse effect on the Tax position (or liability under this Agreement) of the Reviewing Party for any Pre-Closing Period or Post-Closing Period or unless otherwise required by Law. In the event that Past Practice is not applicable to a particular item or matter, the Preparing Party shall determine the reporting of such item or matter in good faith. The Preparing Party shall submit to the Reviewing Party a draft of any such Tax Return (or to the extent practicable the portion of such Tax Return that relates to Taxes for which the Reviewing Party is responsible pursuant to this Agreement) along with a statement setting forth the calculation of the Tax shown due and payable on such Tax Return reimbursable by the Reviewing Party under Section 2.02, such Tax Return to be provided, in the case of a Tax Return that is not required to be filed more frequently than quarterly, at least thirty (30) days prior to the Due Date for such Tax Return, provided, however, that nothing herein shall prevent the Preparing Party from timely filing any such Mixed Business Non-Income Tax Return. The Parties shall negotiate in good faith to resolve all disputed issues. Any disputes that the Parties are unable to resolve shall be resolved by the Accounting Firm pursuant to Section 8.01. In the event that any dispute is not resolved (whether pursuant to good faith negotiations among the Parties or by the Accounting Firm) prior to the Due Date for the filing of any Mixed Business Non-Income Tax Return, such Mixed Business Non-Income Tax Return, as applicable, shall be timely filed by the Preparing Party and the Parties agree to amend such Mixed Business Non-Income Tax Return, as applicable, as necessary to reflect the resolution of such dispute in a manner consistent with such resolution.

(c) Single Business Tax Returns. With respect to any Single Business Tax Return which reflects Taxes which are reimbursable by the Reviewing Party, in whole or in part, the Preparing Party shall (x) prepare such Tax Return in a manner consistent with Past Practice unless a contrary position would not have a meaningful adverse effect on the Tax Position (or liability under this Agreement) of the Reviewing Party for any Pre-Closing Period or Post-Closing Period or unless otherwise required by law, and (y) submit to the Reviewing Party a draft of any such Tax Return (or to the extent practicable the portion of such Tax Return that relates to Taxes for which the Reviewing Party is responsible pursuant to this Agreement) along with a statement setting forth the calculation of the Tax shown due and payable on such Tax Return reimbursable by the Reviewing Party under Section 2.03, such Tax Return to be provided, in the case of a Tax Return that is not required to be filed more frequently than quarterly, at least thirty (30) days prior to the Due Date for such Tax Return provided, however, that nothing herein shall prevent the Preparing Party from timely filing any such Single Business Tax Return. The Parties shall negotiate in good faith to resolve all disputed issues. Any disputes that the Parties are unable to resolve shall be resolved by the Accounting Firm pursuant to Section 8.01. In the event that any dispute is not resolved (whether pursuant to good faith negotiations among the Parties or by the Accounting Firm) prior to the Due Date for the filing of any Single Business Tax Return, such Single Business Tax Return shall be timely filed by the Preparing Party and the Parties agree to amend such Single Business Tax Return as necessary to reflect the resolution of such dispute in a manner consistent with such resolution.

(d) Tax Treatment of Transactions. The Tax treatment of the Transactions reported on any Tax Return shall be consistent with the treatment thereof in the IRS Ruling, the TDCC RMT Tax Opinion and the Parent Merger Tax Opinion, unless there is not a reasonable basis for such Tax treatment. To the extent there is a Tax treatment relating to the External Transactions which is not covered by the IRS Ruling Request, the IRS Ruling, the TDCC RMT Tax Opinion, or the Parent Merger Tax Opinion, each Party shall be permitted to determine such Tax treatment of the respective transaction reported on any Tax Return filed by such Party or its Affiliates provided that there is a reasonable basis for such Tax treatment, and provided further that Parent shall file its Tax Returns consistent with any “more likely than not” or better opinion (other than the TDCC RMT Tax Opinion and the Parent Merger Tax Opinion) of a nationally recognized law or accounting firm received by TDCC and reasonably acceptable to Parent unless Parent determines there is not a reasonable basis for such position or Parent receives a “should” or “would” opinion of a nationally recognized law or accounting firm that supports an alternative position. Any disputes regarding such Tax treatment that the Parties are unable to resolve shall be resolved by the Accounting Firm pursuant to Section 8.01.

(e) Certain Other Procedures.

(i) Notwithstanding anything to the contrary in this Article II, (A) with respect to any Tax Return required to be filed by TDCC or any TDCC Entity that relates to any Transaction Taxes or any Taxes caused by a TDCC Disqualifying Action for which Spinco has no liability under this Agreement, TDCC shall prepare or caused to be prepared the portion of such Tax Return that so relates in the manner determined by TDCC in its sole discretion; and (B) with respect to any Tax Return required to be filed by Spinco or any Spinco Entity that relates to any Transaction Taxes or any Taxes caused by a TDCC Disqualifying Action, if TDCC agrees in writing that, pursuant to Section 3.01 hereof, it is liable to pay Spinco for such Taxes caused by such TDCC Disqualifying Action, then, solely with respect to the portion of such Tax Return that relates to such Taxes caused by such TDCC Disqualifying Action, Spinco shall prepare or cause to be prepared such portion of the Tax Return that so relates in the manner determined by TDCC in its sole discretion and Spinco shall provide or cause to be provided a draft of such portion of such Tax Return to TDCC for its review, comment and approval at least thirty (30) days prior to the Due Date for such Tax Return.

(ii) Notwithstanding anything to the contrary in this Article II, (A) with respect to any Tax Return required to be filed by Spinco or any Spinco Entity that relates to any Taxes caused by a Spinco

Disqualifying Action or that relates to Specified Transaction Taxes, Spinco shall prepare the portion of such Tax Return that so relates in the manner determined by Spinco in its sole discretion; and (B) with respect to any Tax Return required to be filed by TDCC or any TDCC Entity that relates to any Taxes caused by a Spinco Disqualifying Action, if Spinco agrees in writing that, pursuant to Section 3.02 hereof, it is liable to pay TDCC for such Taxes caused by such Spinco Disqualifying Action, then, solely with respect to the portion of such Tax Return that relates to such Taxes caused by such Spinco Disqualifying Action, TDCC shall prepare or cause to be prepared such portion of the Tax Return that so relates in the manner determined by Spinco in its sole discretion and TDCC shall provide or cause to be provided a draft of such portion of such Tax Return to Spinco for its review, comment and approval at least thirty (30) days prior to the Due Date for such Tax Return

(iii) Notwithstanding anything to the contrary in this Article II, with respect to any Tax Return required to be filed by TDCC, any TDCC Entity, Spinco or any Spinco Entity where there is a dispute between TDCC and Parent as to which party would be liable for any Transaction Taxes (including Specified Transaction Taxes) shown on such Tax Return or whether either party engaged in a Disqualifying Action, the party required to file any particular Tax Return shall consult in good faith with the other affected parties regarding any significant tax positions to be taken on such Tax Return.

(iv) With respect to Sections 2.04(e)(i), (ii) and (iii), the Parties shall negotiate in good faith to resolve all disputed issues. Any disputes that the Parties are unable to resolve shall be resolved by the Accounting Firm pursuant to Section 8.01. In the event that any dispute is not resolved (whether pursuant to good faith negotiations among the Parties or by the Accounting Firm) prior to the Due Date for the filing of any such Tax Return, such Tax Return shall be timely filed by TDCC or any TDCC Entity (or Spinco or any Spinco Entity, as the case may be) and the Parties agree to amend such Tax Return as necessary to reflect the resolution of such dispute in a manner consistent with such resolution; provided, however, that TDCC shall make every reasonable commercial effort to file such Tax Returns in a manner consistent with the Tax Materials.

Section 2.05 Amended Returns. Except as expressly provided in Section 2.04 to reflect the resolution of any dispute by the Accounting Firm, (a) except with the prior written consent of TDCC, Spinco shall not, and shall not permit any Spinco Entity to amend any Tax Return of Spinco or any Spinco Entity for any Pre-Closing Period or Straddle Period and (b) except with the prior written consent of Spinco, TDCC shall not, and shall not permit any TDCC Entity, to amend any Tax Return for any Pre-Closing Period or Straddle Period if the result would be to unreasonably increase any liability of Spinco under this Agreement, or to unreasonably increase any liability of Spinco or a Spinco Entity for a Post-Closing Period, in any material way.

Section 2.06 Straddle Period Tax Allocation.

(a) General. TDCC and Spinco shall take all actions necessary or appropriate to close the taxable year of Spinco and each Spinco Entity for all Tax purposes as of the close of the Closing Date to the extent permitted by applicable Law. If applicable Law does not permit Spinco or a Spinco Entity, as the case may be, to close its taxable year on the Closing Date, then the allocation of income or deductions required to determine any Taxes or other amounts attributable to the portion of the Straddle Period ending on, or beginning after, the Closing Date shall be made by means of a closing of the books and records of Spinco or such Spinco Entity as of the close of the Closing Date; provided that exemptions, allowances or deductions that are calculated on an annual or periodic basis shall be allocated between such portions in proportion to the number of days in each such portion.

(b) Extraordinary Transactions. Notwithstanding anything to the contrary in this Agreement, for all Tax purposes, the Parties shall report any Extraordinary Transactions that are caused or permitted by Spinco or any Spinco Entity on the Closing Date after the Effective Time as occurring on the day after the Closing Date pursuant to Treasury Regulation Section 1.1502 76(b)(1)(ii)(B) or any similar or analogous provision of state, local or foreign Law.

Section 2.07 Timing of Payments. All Taxes required to be paid or caused to be paid pursuant to this Article II by either TDCC or a TDCC Entity or Spinco or a Spinco Entity, as the case may be, to an applicable Taxing Authority or reimbursed by TDCC or Spinco to Spinco or TDCC, as applicable, pursuant to this Agreement, shall, in the case of a payment to a Taxing Authority, be paid on or before the Due Date for the payment of such Taxes and, in the case of a reimbursement to the other Party, be paid at least two (2) business days before the Due Date for the payment of such Taxes by the other Party.

Section 2.08 Expenses. Except as provided in Section 8.01 in respect of the Accounting Firm, each Party shall bear its own expenses incurred in connection with this Article II.

Section 2.09 Apportionment of Spinco Taxes. For all purposes of this Agreement, but subject to Section 4.03, TDCC and Parent shall jointly determine in good faith which Taxes or Tax Items, as applicable, are attributable to assets or activities of the Blue Cube Business (and in the case of a Tax or Tax Item, as applicable, that is attributable to both the Blue Cube Business and the Dow Business, the allocation of such Tax or Tax Item, as applicable, between the Blue Cube Business and the Dow Business) in a manner consistent with the provisions of this Agreement and any disputes shall be resolved by the Accounting Firm in accordance with Section 8.01.

ARTICLE III

INDEMNIFICATION

Section 3.01 Indemnification by TDCC. TDCC shall pay, and shall indemnify and hold Spinco harmless from and against, without duplication, (a) all TDCC Taxes, (b) all Taxes incurred by Spinco or any Spinco Entity by reason of the incorrectness or breach by TDCC or, prior to the Effective Time, the incorrectness or breach by Spinco of any of its representations, warranties or covenants hereunder, and (c) any costs and expenses related to the foregoing (including reasonable attorneys’ fees and expenses).

Section 3.02 Indemnification by Spinco. Spinco shall pay, and shall indemnify and hold TDCC harmless from and against, without duplication, (a) all Spinco Taxes, (b) all Taxes incurred by TDCC or any TDCC Entity by reason of the incorrectness or breach by Parent or, after the Effective Time, the breach by Spinco of any of their representations, warranties or covenants hereunder, and (c) any costs and expenses related to the foregoing (including reasonable attorneys’ fees and expenses).

Section 3.03 Tax Treatment of Indemnity Payments; Tax Benefits and Costs.

(a) In the absence of a Final Determination to the contrary, for all Tax purposes, TDCC and Spinco shall treat or cause to be treated (i) any payment required by this Agreement (other than any payment of interest accruing after the Closing Date) to be made from one to the other as either a contribution by TDCC to Spinco or a distribution by Spinco to TDCC, as the case may be, occurring immediately prior to the Closing Date and (ii) any payment of non-federal Taxes by or to a Taxing Authority or any payment of interest as taxable or deductible, as the case may be, by the Party required under applicable Law to make such payment, in either case except as otherwise required by applicable Law.

(b) Notwithstanding the foregoing, the amount that any Indemnifying Party is or may be required to provide indemnification to or on behalf of any Indemnified Party pursuant to this Agreement will be (i) decreased to take into account the actual Tax Benefit to the Indemnified Party (or an Affiliate thereof) arising from the incurrence or payment of the relevant indemnified item (which Tax Benefit would not have arisen or been allowable but for such indemnified item), and (ii) increased to take into account any actual Tax Cost of the Indemnified Party (or an Affiliate thereof) arising from the receipt of the relevant indemnity payment (but taking into account any actual offsetting Tax Benefits resulting from the payment of such Tax Cost). The parties shall use their reasonable best efforts to agree on a one-time estimate of future Tax Costs and Tax Benefits under this paragraph and will make payment accordingly, and any such agreement will be final and conclusive.

Section 3.04 Timing of Indemnity Payments. Indemnity payments in respect of any liabilities for which an Indemnified Party is entitled to indemnification pursuant to this Article III shall be paid by the Indemnifying Party to the Indemnified Party within ten (10) days after written notification thereof by the Indemnified Party, including reasonably satisfactory documentation setting forth the basis for, and calculation of, the amount of such indemnity payment.

ARTICLE IV

REFUNDS, CARRYBACKS, TAX ATTRIBUTES AND TIMING DIFFERENCE

Section 4.01 Refunds.

(a) Except as provided in Section 4.02, TDCC shall be entitled to all Refunds of Taxes for which TDCC is responsible pursuant to Article III, and Spinco shall be entitled to all Refunds of Taxes for which Spinco is responsible pursuant to Article III. A Party receiving a Refund to which the other Party is entitled pursuant to this Agreement shall pay the amount to which such other Party is entitled within ten (10) days after the receipt of the Refund.

(b) In the event of an Adjustment relating to Taxes for which one Party is responsible pursuant to Article III which would have given rise to a Refund but for an offset against the Taxes for which the other Party is or may be responsible pursuant to Article III (the “Benefited Party”), then the Benefited Party shall pay to the other Party, within ten (10) days of the Final Determination of such Adjustment an amount equal to the amount of such reduction in the Taxes of the Benefited Party plus interest at the rate set forth in Section 6621(a)(1) of the Code on such amount for the period from the filing date of the Tax Return that would have given rise to such Refund to the payment date.

(c) Notwithstanding Section 4.01(a), to the extent that a Party applies or causes to be applied an overpayment of Taxes as a credit toward or a reduction in Taxes otherwise payable (or a Taxing Authority requires such application in lieu of a Refund) and such overpayment of Taxes, if received as a Refund, would have been payable by such Party to the other Party pursuant to this Section 4.01, such Party shall pay such amount to the other Party no later than the Due Date of the Tax Return for which such overpayment is applied to reduce Taxes otherwise payable.

(d) To the extent that the amount of any Refund under this Section 4.01 or Section 4.02(b), as applicable, is later reduced by a Taxing Authority or in a Tax Proceeding, such reduction shall be allocated to the Party to which such Refund was allocated pursuant to this Section 4.01 or Section 4.02(b), as applicable, and an appropriate adjusting payment shall be made.

Section 4.02 Carrybacks.

(a) The carryback of any loss, credit or other Tax Attribute from any Post-Closing Period shall be in accordance with the provisions of the Code and Treasury Regulations (and any applicable state, local or foreign Laws).

(b) Except to the extent otherwise consented to by TDCC or prohibited by applicable Law, Spinco shall elect to relinquish, waive or otherwise forgo the carryback of any loss, credit or other Tax Attribute of Spinco or any other member of the Spinco Group from any Post-Closing Period to any Pre-Closing Period or Straddle Period (a “Carryback”). In the event that Spinco (or the appropriate member of the Spinco Group) is prohibited by applicable Law to relinquish, waive or otherwise forgo a Carryback (or TDCC consents to a Carryback), TDCC shall cooperate with Spinco, at Spinco’s expense, in seeking from the appropriate Taxing Authority such

Refund as reasonably would result from such Carryback, to the extent that such Refund is directly attributable to such Carryback, and shall pay over to Spinco the amount of such Refund within ten (10) days after such Refund is received; provided, however, that Spinco shall indemnify and hold the members of the TDCC Group harmless from and against any and all collateral Tax consequences resulting from or caused by any such Carryback, including, without limitation, the loss or postponement of any benefit from the use of Tax Attributes generated by a member of the TDCC Group if (i) such Tax Attributes expire unutilized, but would have been utilized but for such Carryback, or (ii) the use of such Tax Attributes is postponed to a later taxable period than the taxable period in which such Tax Attributes would have been utilized but for such Carryback.

Section 4.03 Tax Attributes.

(a) TDCC shall determine, acting reasonably and in good faith, the allocation of Tax Attributes arising in a Pre-Closing Period to the TDCC Group and the Spinco Group in accordance with the Code and Treasury Regulations, including (i) in the case of Tax Attribute other than earnings and profits, Treasury Regulations Sections 1.1502-9(c), 1.1502-21, 1.1502-21T, 1.1502-22, 1.1502-79 and, if applicable, 1.1502-79A (and any applicable state, local and foreign Laws), and (ii) in the case of earnings and profits, in accordance with Code Section 312(h) and Treasury Regulations Section 1.312-10(a); provided that, with respect to the determination of Tax basis of Spinco Assets (other than equity interests in Spinco Entities), TDCC shall make such determination reasonably and in good faith and consistent with the books and records of TDCC and its Subsidiaries. TDCC shall consult in good faith with Parent regarding the allocation of Tax Attributes and shall consider in good faith any written comments received from Parent regarding such allocation of Tax Attributes.

(b) TDCC and Spinco shall compute all Taxes for Post-Closing Periods consistently with the determination of the allocation of Tax Attributes pursuant to Section 4.03(a) unless otherwise required by a Final Determination.

(c) To the extent that the amount of any Tax Attribute is later reduced or increased by a Taxing Authority or Tax Proceeding, such reduction or increase shall be allocated to the Party to which such Tax Attribute was allocated pursuant to Section 4.03(a).

Section 4.04 Treatment of Deductions Associated with Compensation. Unless otherwise prohibited by applicable Law, from and after the Closing Date, (i) solely a member of the Parent Group shall be entitled to claim any Tax deduction associated with any vesting, exercise, disqualifying disposition, payment or other relevant taxable event with respect to a Parent Plan (without regard to materiality) or a Parent Stock Award, and (ii) solely a member of the TDCC Group shall be entitled to claim any Tax deduction associated with any vesting, exercise, disqualifying disposition, payment or other relevant taxable event with respect to a Dow Plan (without regard to materiality) or a Dow Stock Award.

Section 4.05 Timing Differences. If pursuant to a Final Determination any Tax Benefit is made allowable to a member of the Spinco Group as a result of an Adjustment to any Taxes for which a member of the TDCC Group is responsible hereunder (or Tax Attribute of a member of the TDCC Group) and such Tax Benefit would not have arisen or been allowable but for such Adjustment, or if pursuant to a Final Determination any Tax Benefit is made allowable to a member of the TDCC Group as a result of an Adjustment to any Taxes for which a member of the Spinco Group is responsible hereunder (or Tax Attribute of a member of the Spinco Group) and such Tax Benefit would not have arisen or been allowable but for such Adjustment, Spinco or TDCC, as the case may be, shall make a payment to either TDCC or Spinco, as appropriate, within thirty (30) days of the date that such paying Party actually receives such Tax Benefit (determined by comparing its Tax liability with and without the Tax consequences of the Adjustment). The parties shall use their reasonable best efforts to agree on a one-time estimate of future Tax Benefits under this paragraph and will make payment accordingly, and any such agreement will be final and conclusive.

Section 4.06 Protective Section 336(e) Election. Pursuant to Treasury Regulation Sections 1.336-2(h)(1)(i) and 1.336-2(j), TDCC shall make a timely protective election under Section 336(e) of the Code and the

Regulations issued thereunder for Spinco and each Spinco Entity with respect to the Distribution (a “Section 336(e) Election”). It is intended that a Section 336(e) Election will have no effect unless the Distribution is a “qualified stock disposition,” as defined in Treasury Regulation Section 1.336-1(b)(6), either because (a) the Distribution is not a transaction described in Treasury Regulation Section 1.336-1(b)(5)(i)(B) or (b) Treasury Regulation Section 1.336-1(b)(5)(ii) applies to the Distribution. TDCC, Parent and Spinco shall cooperate in making the Section 336(e) Election, including filing any statements, amending any Tax Returns or such other action reasonably necessary to carry out the Section 336(e) Election. No member of the Parent Group or the Spinco Group shall take any position inconsistent with the Section 336(e) Election except as may be required by a Final Determination. If there is a failure of one or more of the Transactions to qualify (in whole or in part) for its intended tax treatment or for Tax-Free Status, as the case may be, and the resulting Taxes (including any Taxes attributable to the Section 336(e) Election) are borne by TDCC (rather than Spinco because of Spinco’s indemnification obligations under this Agreement or otherwise), then, to that extent, TDCC shall be entitled to quarterly payments from Spinco equal to 100 percent of the actual Tax savings if, as and when realized arising from the step up in Tax basis resulting from the Section 336(e) Election, determined on a “with and without” basis (treating any deductions or amortization attributable to the step up in tax basis resulting from the Section 336(e) Election as the last items claimed for any taxable year, including after the utilization of any available net operating loss carryforwards), and less a reasonable charge for administrative expenses and other reasonable out-of-pocket expenses necessary to secure the Tax savings.

ARTICLE V

TAX PROCEEDINGS

Section 5.01 Notification of Tax Proceedings. Within ten (10) days after an Indemnified Party becomes aware of the commencement of a Tax Proceeding that may give rise to Taxes for which an Indemnifying Party is responsible pursuant to Article III, such Indemnified Party shall notify the Indemnifying Party of such Tax Proceeding, and thereafter shall promptly forward or make available to the Indemnifying Party copies of notices and communications relating to such Tax Proceeding. The failure of the Indemnified Party to notify the Indemnifying Party of the commencement of any such Tax Proceeding within such ten (10) day period or promptly forward any further notices or communications shall not relieve the Indemnifying Party of any obligation which it may have to the Indemnified Party under this Agreement except to the extent that the Indemnifying Party is actually prejudiced by such failure.

Section 5.02 Tax Proceeding Procedures Generally.

(a) TDCC Consolidated Returns. Except as provided in Section 5.03, TDCC shall, acting in good faith, be entitled to contest, compromise and settle any Adjustment proposed, asserted or assessed pursuant to any Tax Proceeding with respect to any TDCC Consolidated Return; provided that to the extent that such Tax Proceeding could materially affect the amount of Taxes for which Spinco is responsible pursuant to Article III, TDCC shall (A) defend such Tax Proceeding diligently and in good faith, (B) keep Spinco informed in a timely manner of all actions proposed to be taken by TDCC with respect to such Tax Proceeding (or to the extent practicable the portion of such Tax Proceeding that relates to Taxes for which Spinco is responsible pursuant to Article III), (C) permit Spinco to participate in all proceedings with respect to such Tax Proceeding (or to the extent practicable the portion of such Tax Proceeding that relates to Taxes for which Spinco is responsible pursuant to Article III), and (D) not settle any such Tax Proceeding without the prior written consent of Spinco, which shall not be unreasonably withheld, conditioned or delayed.

(b) Mixed Business Tax Returns. Except as provided in Section 5.03, with respect to any Mixed Business Tax Return, the Preparing Party shall, acting in good faith, be entitled to contest, compromise and settle any Adjustment proposed, asserted or assessed pursuant to any Tax Proceeding; provided that to the extent such Tax Proceeding could materially affect the amount of Taxes for which the Reviewing Party is responsible pursuant to Article III, the Preparing Party shall (A) defend such Tax Proceeding diligently and in good faith, (B) keep the Reviewing Party informed in a timely manner of all actions proposed to be taken by the Preparing Party with respect to such Tax Proceeding, (C) permit the Reviewing Party to participate in all proceedings with respect to such Tax Proceeding (or to the extent practicable the portion of such Tax Proceeding that relates to Taxes for which the Reviewing Party is responsible pursuant to Article III), and (D) not settle any such Tax Proceeding without the prior written consent of the Reviewing Party, which shall not be unreasonably withheld, conditioned or delayed.

(c) Single Business Tax Returns. Except as provided in Section 5.03, the Indemnifying Party shall be entitled to contest, compromise and settle any Adjustment proposed, asserted or assessed pursuant to any Tax Proceeding with respect to any Single Business Tax Return for which the Indemnifying Party is responsible pursuant to Article III and any such defense shall be made diligently and in good faith; provided, that the Indemnifying Party shall keep the Indemnified Party informed in a timely manner of all actions proposed to be taken by the Indemnifying Party and shall permit the Indemnified Party to participate in all proceedings with respect to such Tax Proceeding.

Section 5.03 Tax Proceedings in respect of Transaction Taxes and Disqualifying Actions.

(a) Spinco shall have the sole right to make all decisions relating to the contest, compromise and settlement of any Adjustment proposed, asserted or assessed pursuant to any Tax Proceeding relating to any Taxes that Spinco acknowledges in writing would be (i) Specified Transaction Taxes, or (ii) attributable to a Spinco Disqualifying Action; provided that unless waived by the Parties in writing, or Parent provides assurance of payment reasonably satisfactory to TDCC, Spinco shall (A) defend such Tax Proceeding diligently and in good faith, (B) keep TDCC informed in a timely manner of all actions proposed to be taken by Spinco, (C) provide copies of all correspondence or filings to be submitted to any Taxing Authority or judicial authority to TDCC for its prior review and consent, and (D) provide TDCC with written notice reasonably in advance of, and Spinco shall have the right to attend, any formally scheduled meetings with any Taxing Authority or hearings or proceedings before any judicial authority.

(b) TDCC shall be exclusively entitled to contest, compromise and settle any Adjustment proposed, asserted or assessed pursuant to any Tax Proceeding relating to any Taxes that TDCC acknowledges in writing would be (i) Transaction Taxes (other than Specified Transaction Taxes) or (ii) attributable to a TDCC Disqualifying Action; provided that unless waived by the Parties in writing, TDCC shall (A) defend such Tax Proceeding diligently and in good faith, (B) keep Spinco informed in a timely manner of all actions taken or proposed to be taken by TDCC, (C) provide copies of all correspondence or filings to be submitted to any Taxing Authority or judicial authority to Spinco for its prior review and consent, which consent shall not be unreasonably withheld, conditioned or delayed, and (D) provide Spinco with written notice reasonably in advance of, and Spinco shall have the right to attend, any formally scheduled meetings with any Taxing Authority or hearings or proceedings before any judicial authority.

(c) In the case of any Tax Proceeding in which an Adjustment relating to Transaction Taxes or attributable to an alleged Disqualifying Action is proposed, asserted or assessed, and the Parties cannot agree as to which party would be liable for such Taxes under this Agreement, the Party that is statutorily liable to such Tax shall, acting reasonably and in good faith, determine all positions to be taken in such Tax Proceeding, provided that no settlement shall be agreed to without the consent of both Parties such consent not to be unreasonably withheld, delayed or conditioned; provided, however, that the Party refusing to consent shall, if so requested, provide the other party with an opinion of Shearman & Sterling LLP (in the case of TDCC) or Cravath, Swaine and Moore (in the case of Spinco) that there is at least a “more likely than not” position that is contrary to that being asserted in the Adjustment. The Parties shall negotiate in good faith to resolve all disputed issues.

ARTICLE VI

TAX-FREE STATUS OF THE DISTRIBUTION

Section 6.01 Representations and Warranties.

(a) Spinco and Parent. Spinco hereby represents and warrants or covenants and agrees, as appropriate, that the facts presented and the representations made in the Tax Materials, with the consent of Parent, to the extent they both (A) are descriptive of the Spinco Group (including the business purposes for the Distribution described in the IRS Ruling Request and the other Tax Materials to the extent that they relate to the Spinco Group and the plans, proposals, intentions and policies of the Spinco Group after the Effective Time), and (B) relate to the actions or non-actions of the Spinco Group to be taken (or not taken, as the case may be) after the Effective Time, are, or will be at the time presented or made (and, if applicable, through and including the Effective Time) true, correct and complete in all respects, provided that notwithstanding anything to the contrary in this Agreement, TDCC rather than Spinco shall be responsible for the accuracy of any such representation, warranty or covenant at the time presented or made (and, if applicable, through and including the Effective Time). Parent hereby represents and warrants or covenants and agrees, as appropriate, that the facts presented and the representations made in the Tax Materials, with the consent of Parent, to the extent descriptive of the Parent Group at any time (including the plans, proposals, intentions and policies of the Parent Group at any time), are, or will be at the time presented or made (and, if applicable, through and including the Effective Time) true, correct and complete in all respects.

(b) TDCC. TDCC hereby represents and warrants or covenants and agrees, as appropriate, that (i) it has delivered complete and accurate copies of the Tax Materials to Spinco and Parent and (ii) the facts presented and the representations made therein, to the extent descriptive of or that relate to the actions or non-actions of (A) the TDCC Group at any time or (B) the Spinco Group at any time at or prior to the Effective Time (including, in each case, (x) the business purposes for the Distribution described in the IRS Ruling Request and the other Tax Materials to the extent that they relate to the TDCC Group at any time or the Spinco Group at any time at or prior to the Effective Time, and (y) the plans, proposals, intentions and policies of the TDCC Group at any time or the Spinco Group at any time at or prior to the Effective Time), are, or will be at the time presented or made in the case of the TDCC Group, and at the time presented or made (and, if applicable, through and including the Effective Time) in the case of the Spinco Group, are true, correct and complete in all respects.

(c) No Contrary Knowledge. Each of TDCC, Spinco and Parent represents and warrants that it knows of no fact (after due inquiry) that may cause the Tax treatment of the External Transactions to be other than the Tax-Free Status.

(d) No Contrary Plan. Each of TDCC, Spinco, and Parent represents and warrants that neither it, nor any of its Affiliates, has any plan or intent to take any action which is inconsistent with any statements or representations made in the Tax Materials, with the consent of Parent, in the case of any such statements or representations with respect to Spinco.

(e) Parent Stock. Parent represents and warrants that any of its stock that may be issued after the Effective Time and that is described in clause (B) of Section 2.04(d) of the Merger Agreement “is not excessive by reference to the services performed” within the meaning of Treasury Regulation Section 1.355-7(d)(8)(i). In addition, Parent represents and warrants that no person acquiring stock referred to in the preceding sentence will be, at the Effective Time, a member of a “coordinating group” that is a “controlling shareholder” of Parent, all within the meaning of Treasury Regulation Sections 1.355-7(d)(8)(ii) and -7(h)(3)(i).

Section 6.02 Restrictions Relating to the Distribution.

(a) General. Spinco shall not, nor shall Spinco permit, any Spinco Entity to take or fail to take, as applicable, any action that constitutes Spinco Disqualifying Action. For the avoidance of doubt, as set forth in

Section 8.05, as of the Merger Effective Time the obligations and restrictions imposed on Spinco under this Section 6.02 shall apply with equal force and effect to Parent as if this Section 6.02 expressly obligated and restricted Parent in the same manner as it obligates and restricts Spinco.

(b) Restrictions. Prior to the first day following the second anniversary of the Distribution (the “Restriction Period”), Spinco:

(i) shall continue and cause to be continued the active conduct (as defined in Section 355(b)(2) of the Code and the Treasury Regulations) of the Blue Cube Business, taking into account Section 355(b)(3) of the Code;

(ii) shall not, and shall not permit any of its affiliates to, (1) enter into any Proposed Acquisition Transaction or, to the extent Spinco has the right to prohibit any Proposed Acquisition Transaction, permit any Proposed Acquisition Transaction to occur, (2) redeem or otherwise repurchase (directly or through an Affiliate) any stock, or rights to acquire stock, (3) amend its certificate of incorporation (or other organizational documents), or take any other action, whether through a stockholder vote or otherwise, affecting the relative voting rights of its capital stock (including through the conversion of any capital stock into another class of capital stock), (4) merge, consolidate or amalgamate with any other Person (other than pursuant to the Merger) or (5) take any other action or actions not specifically excluded from the definition of Proposed Acquisition Transaction (including any action or transaction that would be reasonably likely to be inconsistent with or cause to be untrue any information, statement, representation, undertaking or covenant made in the Tax Materials) which in the aggregate (and taking into account the Merger and any other transactions described in this Section 6.02(b)(ii)) would, when combined with any other direct or indirect changes in ownership of Spinco capital stock pertinent for purposes of Section 355(e) of the Code (including the Merger), have the effect of causing or permitting one or more Persons (whether or not acting in concert) to acquire directly or indirectly stock representing a Fifty-Percent or Greater Interest in Spinco or would reasonably be expected to result in a failure to preserve the Tax-Free Status of the External Transactions; and

(iii) shall not, and shall not permit any other member of the Spinco Group, to sell, transfer, or otherwise dispose of or agree to, sell, transfer or otherwise dispose (including in any transaction treated for federal income tax purposes as a sale, transfer or disposition) of assets (including, any shares of capital stock of a Subsidiary) that, in the aggregate, constitute more than 35% of the consolidated gross assets of Spinco, or the Spinco Group. The foregoing sentence shall not apply to (1) sales, transfers, or dispositions of assets in the Ordinary Course of Business, (2) any cash paid to acquire assets from an unrelated Person in an arm’s-length transaction, (3) any assets transferred to a Person that is disregarded as an entity separate from the transferor for U.S. federal income tax purposes, (4) any mandatory or optional repayment (or pre-payment) of any indebtedness of Spinco or any member of the Spinco Group, or (5) any transfer of assets to Parent or a direct or indirect wholly-owned member of the “qualified group” of which Parent or a successor is the parent corporation, within the meaning of Treasury Regulation Section 1.368-1(d)(4)(ii). The percentages of gross assets or consolidated gross assets of Spinco, or the Spinco Group, as applicable, sold, transferred, or otherwise disposed of, shall be based on the fair market value of the gross assets of Spinco, and the members of the Spinco Group as of the Closing Date. For purposes of this Section 6.02(b)(iii), a merger of Spinco or one of its Subsidiaries with and into any Person that is not a wholly owned Subsidiary of Spinco shall constitute a disposition of all of the assets of Spinco or such Subsidiary unless exception (5) of the second preceding sentence applies. For avoidance of doubt, where exception (5) of the third preceding sentence applies, references to Spinco shall be deemed to include the applicable transferee.

(c) Notwithstanding the restrictions imposed by Section 6.02(b), during the Restriction Period, Spinco may proceed with any of the actions or transactions described therein, if (i) Spinco shall first have requested TDCC to obtain a supplemental ruling in accordance with Section 6.03(a) to the effect that such action or transaction will not affect the Tax-Free Status of the External Transactions and TDCC shall have received such a supplemental ruling in form and substance satisfactory to TDCC (in its sole discretion), (ii) Spinco shall have provided to TDCC an Unqualified Tax Opinion in form and substance satisfactory to TDCC (and on which TDCC may rely), or (iii) TDCC shall have waived in writing the requirement to obtain such ruling or opinion. In determining whether a ruling or opinion is satisfactory, TDCC may consider, among other factors, the appropriateness of any underlying assumptions or representations used as a basis for the ruling or opinion and the views on the substantive merits. For the avoidance of doubt, notwithstanding anything in this Section 6.02(c), if Spinco takes any of the actions or transactions described in Section 6.02(b) during the Restriction Period, the presence of a supplemental ruling, an Unqualified Tax Opinion or a waiver from TDCC shall not prevent any such action or transaction from being treated as a Spinco Disqualifying Action for all purposes of this Agreement, and Spinco shall be liable for any Taxes caused by such Spinco Disqualifying Action for which it is otherwise liable under this Agreement, irrespective of the delivery of a supplemental ruling or Unqualified Tax Opinion or a waiver of such requirement by TDCC.

(d) Tax Reporting. Each of TDCC and Spinco covenants and agrees that it will not take, and will cause its respective Affiliates to refrain from taking, any position on any Income Tax Return that is inconsistent with the Tax-Free Status of the External Transactions.

(e) For the avoidance of doubt, notwithstanding the restrictions set forth in this Section 6.02(a), Spinco and Parent shall be permitted to (i) take any action expressly required by the Transaction Documents, and (ii) adopt or modify a shareholder rights plan (and issue stock in accordance therewith) that is described in or is similar to the shareholder rights plan described in Revenue Ruling 90-11, 1990-1 C.B. 10.

Section 6.03 Procedures Regarding Opinions and Rulings.

(a) If Spinco notifies TDCC that it desires to take one of the actions described in Section 6.02(b) (a “Notified Action”), TDCC shall cooperate with Spinco and use its reasonable best efforts to seek to obtain a supplemental ruling from the IRS or permit Spinco to obtain an Unqualified Tax Opinion (on which TDCC may rely) for the purpose of permitting Spinco to take the Notified Action unless TDCC shall have waived the requirement to obtain such ruling or opinion. If such a ruling is to be sought, TDCC shall apply for such ruling and TDCC and Spinco shall jointly control the process of obtaining such ruling. In no event shall TDCC be required to file any ruling request under this Section 6.03(a) unless Spinco represents that (i) it has read such ruling request, and (ii) all information and representations, if any, relating to any member of the Spinco Group, contained in such ruling request documents are (subject to any qualifications therein) true, correct and complete. Spinco shall reimburse TDCC for all reasonable costs and expenses incurred by the TDCC Group in obtaining a ruling or Unqualified Tax Opinion requested by Spinco within ten (10) days after receiving an invoice from TDCC therefor.

(b) TDCC shall have the right to obtain a supplemental ruling or an Unqualified Tax Opinion at any time in its sole and absolute discretion, unless the Tax position in question would have an adverse effect on Parent or Spinco. If such condition is satisfied and TDCC determines to obtain such ruling or opinion, Spinco shall (and shall cause each Spinco Entity to) cooperate with TDCC and take any and all actions reasonably requested by TDCC in connection with obtaining such ruling or opinion (including by making any representation or reasonable covenant or providing any materials requested by the IRS or the law firm issuing such opinion); provided, that Spinco shall not be required to make (or cause a Spinco Entity to make) any representation or covenant that is untrue or inconsistent with historical facts, or that could adversely affect or restrict Spinco as to future matters or events. In connection with obtaining such ruling, TDCC shall apply for such ruling and shall have sole and exclusive control over the process of obtaining such ruling. TDCC shall reimburse Spinco for all reasonable costs and expenses incurred by the Spinco Group in cooperating with TDCC’s efforts to obtain a supplemental ruling or Unqualified Tax Opinion within ten (10) days after receiving an invoice from Spinco therefor

(c) Except as provided in Sections 6.03(a) and (b), following the Effective Time, neither Spinco nor any Spinco Affiliate shall seek any guidance from the IRS or any other Taxing Authority (whether written, verbal or otherwise) at any time concerning the Contribution, the Distribution or the other Transactions (including the impact of any transaction on the Contribution, the Distribution or the other Transactions) without the prior approval of TDCC (such approval not to be unreasonably withheld, conditioned or delayed).

ARTICLE VII

COOPERATION

Section 7.01 General Cooperation.

(a) The Parties shall each cooperate fully (and each shall cause its respective Subsidiaries to cooperate fully) with all reasonable requests in writing (“Information Request”) from another Party hereto, or from an agent, representative or advisor to such Party, in connection with the preparation and filing of Tax Returns (including the preparation of Tax Packages), claims for Refunds, Tax Proceedings, and calculations of amounts required to be paid pursuant to this Agreement, in each case, related or attributable to or arising in connection with Taxes of any of the Parties or their respective Subsidiaries covered by this Agreement and the establishment of any reserve required in connection with any financial reporting (a “Tax Matter”). Such cooperation shall include the provision of any information reasonably necessary or helpful in connection with a Tax Matter (“Information”) and shall include, without limitation, at each Party’s own cost:

(i) the provision of any Tax Returns of the Parties and their respective Subsidiaries, books, records (including information regarding ownership and Tax basis of property), documentation and other information relating to such Tax Returns, including accompanying schedules, related work papers, and documents relating to rulings or other determinations by Taxing Authorities (or, in the case of any TDCC Consolidated Return or Mixed Business Income Tax Return to the extent practicable, the portion of such Tax Return that relates to Taxes for which Spinco is responsible pursuant to this Agreement);

(ii) the execution of any document (including any power of attorney) in connection with any Tax Proceedings of any of the Parties or their respective Subsidiaries, or the filing of a Tax Return or a Refund claim of the Parties or any of their respective Subsidiaries;

(iii) the use of the Party’s reasonable best efforts to obtain any documentation in connection with a Tax Matter; and

(iv) the use of the Party’s reasonable best efforts to obtain any Tax Returns (including accompanying schedules, related work papers, and documents), documents, books, records or other information in connection with the filing of any Tax Returns of any of the Parties or their Subsidiaries (or, in the case of any TDCC Consolidated Return or Mixed Business Income Tax Return to the extent practicable, the portion of such Tax Return, documents, books, records or other information that relates to Taxes for which Spinco is responsible pursuant to this Agreement). Each Party shall make its employees, advisors, and facilities available, without charge, on a reasonable and mutually convenient basis in connection with the foregoing matters.

(b) Spinco and Parent shall not, and shall not permit any of its Affiliates to, take any position on any Tax Return, or otherwise take any action, that is inconsistent with the Tax treatment of the distributions, transfers, assignments, exchanges and other transactions that effect the Internal Restructuring as determined by the TDCC RMT Tax Opinion or the IRS Ruling, unless there is no reasonable basis for such Tax treatment. Spinco and Parent shall not, and shall not permit any of its Affiliates to, take any other action or actions which in the aggregate (and taking into account the Merger and any other transactions engaged in by Spinco, Parent or an Affiliate) could reasonably be expected to disqualify any distribution, transfer, assignment, exchange or other transaction that effected the Internal Restructuring from achieving the Tax treatment determined in the TDCC RMT Tax Opinion or the IRS Ruling.

Section 7.02 Retention of Records. TDCC and Spinco shall retain or cause to be retained all Tax Returns, schedules and work papers, and all material records or other documents relating thereto in their possession, until sixty (60) days after the expiration of the applicable statute of limitations (including any waivers or extensions thereof) of the taxable periods to which such Tax Returns and other documents relate or until the expiration of any additional period that any Party reasonably requests, in writing, with respect to specific material records and documents. A Party intending to destroy any material records or documents shall provide the other Party with reasonable advance notice and the opportunity to copy or take possession of such records and documents. The Parties hereto will notify each other in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or other documents must be retained.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Dispute Resolution. In the event of (x) any dispute between the Parties specified in Section 2.04, 2.06 or 2.09 or (y) any other dispute between the Parties as to any matter covered by this Agreement with respect to which the Parties agree shall be governed by the procedures set forth in this Section 8.01, the Parties shall appoint a nationally recognized independent public accounting firm (the “Accounting Firm”) to resolve such dispute. In this regard, the Accounting Firm shall make determinations with respect to the disputed items based solely on representations made by TDCC and Spinco and their respective representatives, and not by independent review, and shall function only as an expert and not as an arbitrator and shall be required to make a determination in favor of one Party only. The Parties shall require the Accounting Firm to resolve all disputes no later than thirty (30) days after the submission of such dispute to the Accounting Firm, but in no event later than the Due Date for the payment of Taxes or the filing of the applicable Tax Return, if applicable, and agree that all decisions by the Accounting Firm with respect thereto shall be final and conclusive and binding on the Parties. The Accounting Firm shall resolve all disputes in a manner consistent with this Agreement and, to the extent not inconsistent with this Agreement, in a manner consistent with the Past Practices of TDCC and its Subsidiaries, except as otherwise required by applicable Law. The Parties shall require the Accounting Firm to render all determinations in writing and to set forth, in reasonable detail, the basis for such determination. The fees and expenses of the Accounting Firm shall be borne equally by the Parties.

Section 8.02 Termination of Tax Sharing Agreements. All Tax sharing, indemnification and similar agreements, written or unwritten, as between TDCC or a TDCC Entity, on the one hand, and Spinco or a Spinco Entity, on the other (other than this Agreement or any other Transaction Agreement), shall be or shall have been terminated no later than the Effective Time and, after the Effective Time, none of TDCC or a TDCC Entity, or Spinco or a Spinco Entity shall have any further rights or obligations under any such Tax sharing, indemnification or similar agreement.

Section 8.03 Interest on Late Payments. With respect to any payment between the Parties pursuant to this Agreement not made by the due date set forth in this Agreement for such payment, the outstanding amount will accrue interest at a rate per annum equal to the rate in effect for underpayments under Section 6621 of the Code from such due date to and including the payment date.

Section 8.04 Survival of Covenants. Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Effective Time and remain in full force and effect in accordance with their applicable terms.

Section 8.05 Successors. This Agreement shall be binding on and inure to the benefit of any successor by merger, acquisition of assets, or otherwise, to any of the Parties hereto (including without limitation any successor of TDCC or Spinco succeeding to the Tax Attributes of either under Section 381 of the Code), to the same extent as if such successor had been an original Party to this Agreement. As of the Merger Effective Time, this Agreement shall be binding on Parent and Parent shall be subject to the obligations and restrictions imposed on Spinco hereunder, including, without limitation, with respect to the indemnification obligations of Spinco under Section 3.02 and the restrictions imposed on Spinco under Section 6.02.

Section 8.06 Severability. If any term or other provision of this Agreement is declared invalid, illegal or incapable of being enforced by any governmental authority, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 8.07 Entire Agreement. Except as otherwise expressly provided in this Agreement, the Merger Agreement, the Disclosure Letters (as defined in the Merger Agreement), the Separation Agreement, the Dow Disclosure Letter (as defined in the Separation Agreement), the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement of the Parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parties hereto with respect to the subject matter of this Agreement.

Section 8.08 Assignment; No Third-Party Beneficiaries. This Agreement shall not be assigned by any Party without the prior written consent of the other Party hereto, except that each Party may assign (a) any or all of its rights and obligations under this Agreement to any of its Affiliates and (b) any or all of its rights and obligations under this Agreement in connection with a sale or disposition of any of its assets or entities or lines of business; provided, however, that, in each case, no such assignment shall release such Party from any liability or obligation under this Agreement nor change any of the steps set forth in the Separation Agreement. Except as provided in Article III with respect to Indemnified Parties, this Agreement is for the sole benefit of the Parties to this Agreement and their respective Subsidiaries and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09 Specific Performance. The Parties acknowledge and agree that the Parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance or breach of this Agreement by any Party could not be adequately compensated by monetary damages alone and that the Parties would not have any adequate remedy at law. Accordingly, in addition to any other right or remedy to which a Party may be entitled, at law or in equity (including monetary damages), such Party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement without posting any bond or other undertaking. The Parties agree that they will not contest the appropriateness of specific performance as a remedy.

Section 8.10 Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Parties that expressly references the Section of this Agreement to be amended. No waiver by any Party of any provision of this Agreement shall be valid unless set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition hereof shall not be construed as a waiver of any subsequent breach or as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

Section 8.11 Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires, the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article, Section, Exhibit, or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement have the defined meanings when used in any certificate or other document delivered or made available pursuant hereto, unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to a Person are also to its successors and permitted assigns. References to sums of money are expressed in lawful currency of the United States of America, and “$” refers to

U.S. dollars. If there is any conflict between the Separation Agreement and this Agreement, each of the Separation Agreement and this Agreement is to be interpreted and construed, if possible, so as to avoid or minimize such conflict, but, to the extent (and only to the extent) of such conflict, this Agreement shall prevail and control. References to “day” or “days” are to calendar days. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a business day, the period in question shall end on the next succeeding business day.

Section 8.12 Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 8.13 Coordination with Other Agreements. (a) To the extent any covenants or agreements between the Parties with respect to employee withholding Taxes are set forth in the Employee Matters Agreement, such Taxes shall be governed exclusively by the Employee Matters Agreement and not by this Agreement.

(b) The parties acknowledge that the treatment of “deferred tax assets” as an Excluded Asset for purposes of the Separation Agreement is intended solely to reflect the fact that deferred tax assets are an accounting concept and is not intended to affect the rights and obligations of the parties under this Agreement.

(c) If either Parent or TDCC determines, after the date of this Agreement, that any action permitted or required under any of the Transaction Agreements would cause the Tax-Free Status of the External Transaction to be lost (in whole or in part), the parties shall negotiate in good faith to modify the terms of the applicable Transaction Agreement, without adverse economic effect to either party, in order to prevent such loss and such breach.

Section 8.14 Confidentiality. The parties hereby agree that the provisions of the Confidentiality Agreement (as defined in the Merger Agreement) shall apply to all information and material furnished by any party or its representatives hereunder (including any Information and any Tax Returns).

Section 8.15 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, or by facsimile (with a confirmatory copy sent by an internationally recognized overnight courier service) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.15):

If to: TDCC, to:

The Dow Chemical Company

2030 Dow Center

Midland, Michigan 48674

Facsimile: (989) 638-9397

Attention: Executive Vice President and General Counsel

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022-6069

Facsimile: (212) 848-7179

Attention: George A. Casey, Esq.

If to: Parent or Spinco, to:

Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, Missouri 63105-3443

Facsimile: (314) 480-1484

Attention: Senior Vice President and General Counsel

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Facsimile: (212) 474 3700

Attention: Robert I. Townsend, III, Esq.

                   George F. Schoen, Esq.

Any notice to TDCC will be deemed notice to all members of the TDCC Group, and any notice to Spinco will be deemed notice to all members of the Spinco Group.

Section 8.16 Effective Date. This Agreement shall become effective only upon the occurrence of the Distribution.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

THE DOW CHEMICAL COMPANY

By	/s/ James R. Fitterling
Name:	James R. Fitterling
Title:	Vice Chairman, Business Operations

BLUE CUBE SPINCO INC.

By	/s/ Stephen J. Doktycz
Name:	Stephen J. Doktycz
Title:	Vice President

OLIN CORPORATION

By	/s/ Joseph D. Rupp
Name:	Joseph D. Rupp
Title:	Chairman and Chief Executive Officer

[Signature Page to the Tax Matters Agreement]

ANNEX G

ARTICLES OF AMENDMENT OF THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

OLIN CORPORATION

The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states as follows:

1.	The name of the corporation is Olin Corporation (the “Corporation”).

2.	The amendment (the “Amendment”) adopted is as follows:

The first sentence of Article FOURTH of the Corporation’s Amended and Restated Articles of Incorporation is deleted in its entirety and replaced with the following:

“The aggregate number of shares that the Corporation shall have authority to issue shall be 10,000,000 shares of Preferred Stock, par value $1 per share (hereinafter called Preferred Stock), and 240,000,000 shares of Common Stock, par value $1 per share (hereinafter called Common Stock).”

3.	The Amendment was adopted by the Corporation’s Board of Directors on March 26, 2015.

4.	The Amendment was proposed by the Corporation’s Board of Directors and submitted to and approved by the Corporation’s shareholders on [ ], 2015, in accordance with the provisions of Title 13.1, Chapter 9 of the Code of Virginia. The designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the Amendment was:

Designation	Number of Outstanding Shares		Number of Votes Entitled to be Cast
Common Stock, $1 par value per share	[	]	[	]

The total number of votes cast for and against the Amendment by each voting group entitled to vote separately on the Amendment was:

Voting Group	Votes “FOR”		Votes “AGAINST”
Common Stock, $1 par value per share	[	]	[	]

The total number of votes cast for the Amendment by each voting group was sufficient for approval of the Amendment by the voting group.

5.	Pursuant to Section 13.1-606 of the Virginia Stock Corporation Act, this Amendment shall become effective at [ ] [a][p].m., Eastern Time, on [ ], 2015.

[Signature Page Follows]

G-1

IN WITNESS WHEREOF, these Articles of Amendment are executed in the name of the Corporation as of this [                    ] day of [                    ], 2015.

OLIN CORPORATION, a Virginia corporation

By:

Name:
Title:

SCC ID #: 0014903-9

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